                                             Filed Pursuant to Rule 424(b)(5)
                                             Registration File No.: 333-111598


PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JANUARY 16, 2004)


[UBS INVESTMENT BANK LOGO]                               [LEHMAN BROTHERS LOGO]


                    LB-UBS COMMERCIAL MORTGAGE TRUST 2004-C1
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-C1
                  CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4,
                 CLASS B, CLASS C, CLASS D, CLASS E AND CLASS F


    APPROXIMATE TOTAL PRINCIPAL BALANCE AT INITIAL ISSUANCE: $1,305,039,000


     We, Structured Asset Securities Corporation II, have prepared this prospectus supplement in order to offer the classes of commercial mortgage pass-through certificates identified above. These certificates are the only securities offered by this prospectus supplement. This prospectus supplement specifically relates to, and is accompanied by, our prospectus dated January 16, 2004. We will not list the offered certificates on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

     The offered certificates will represent interests only in the trust identified above. They will not represent interests in or obligations of any other party. The assets of the trust will include a pool of multifamily and commercial mortgage loans. The initial mortgage pool balance that we expect to transfer to the trust will be approximately $1,424,327,015. No governmental agency or instrumentality or private insurer has insured or guaranteed the offered certificates or any of the mortgage loans that back them.

     Each class of offered certificates will receive, to the extent of available funds, monthly distributions of interest, principal or both, commencing in February 2004. The table on page S-5 of this prospectus supplement contains a list of the classes of offered certificates and states the principal balance, initial interest rate, interest rate description, and other select characteristics of each such class. That same table on page S-5 of this prospectus supplement also contains a list of the non-offered classes of the series 2004-C1 certificates.

     YOU SHOULD FULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-40 IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE 13 IN THE ACCOMPANYING PROSPECTUS PRIOR TO INVESTING IN THE OFFERED CERTIFICATES.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

     Lehman Brothers Inc. and UBS Securities LLC are the underwriters for this offering. They will purchase their respective allocations, in each case if any, of the offered certificates from us, subject to the satisfaction of specified conditions. Our proceeds from the sale of the offered certificates will equal approximately 100.2% of the total initial principal balance of the offered certificates, plus accrued interest, before deducting expenses payable by us. The underwriters currently intend to sell the offered certificates at varying prices to be determined at the time of sale. Not every underwriter will have an obligation to purchase offered certificates from us. See "Method of Distribution" in this prospectus supplement.

     With respect to this offering, Lehman Brothers Inc. is acting as lead manager and sole bookrunner and UBS Securities LLC is acting as co-lead manager.



UBS INVESTMENT BANK                                            LEHMAN BROTHERS


          The date of this prospectus supplement is January 23, 2004.

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2004-C1
         Commercial Mortgage Pass-Through Certificates, Series 2004-C1

                                 [MAP OMITTED]


  CALIFORNIA              17 properties      $ 245,238,346        17.2% of total
  CONNECTICUT              2 properties        243,217,771        17.1% of total
  ILLINOIS                 4 properties        164,167,838        11.5% of total
  TEXAS                   22 properties        138,930,313         9.8% of total
  PENNSYLVANIA            10 properties         94,622,985         6.6% of total
  NEW JERSEY               5 properties         62,044,676         4.4% of total
  NEW YORK                 6 properties         47,322,786         3.3% of total
  OHIO                     2 properties         44,806,635         3.1% of total
  TENNESSEE               13 properties         41,604,120         2.9% of total
  FLORIDA                 11 properties         40,993,255         2.9% of total
  WASHINGTON               4 properties         35,887,423         2.5% of total
  NEVADA                   3 properties         29,565,274         2.1% of total
  HAWAII                   1 property           29,000,000         2.0% of total
  SOUTH CAROLINA           7 properties         26,201,606         1.8% of total
  MICHIGAN                 2 properties         23,754,735         1.7% of total
  KANSAS                   1 property           22,157,730         1.6% of total
  VIRGINIA                 2 properties         19,178,029         1.3% of total
  ARIZONA                  4 properties         18,704,252         1.3% of total
  MARYLAND                 1 property           16,500,000         1.2% of total
  MONTANA                  1 property           14,412,539         1.0% of total
  WISCONSIN                2 properties         12,075,805         0.8% of total
  ALABAMA                  2 properties         12,026,697         0.8% of total
  OREGON                   1 property           10,334,473         0.7% of total
  GEORGIA                  2 properties          7,636,008         0.5% of total
  COLORADO                 1 property            6,762,743         0.5% of total
  NORTH CAROLINA           2 properties          5,291,921         0.4% of total
  VERMONT                  1 property            4,976,252         0.3% of total
  DISTRICT OF COLUMBIA     1 property            3,700,000         0.3% of total
  MISSOURI                 1 property            3,212,802         0.2% of total

                              [PIE CHART OMITTED]

                     MORTGAGED PROPERTIES BY PROPERTY TYPE

                     Mobile Home Parks                3.1%
                     Self Storage                     0.6%
                     Office                          54.8%
                     Retail                          29.9%
                     Multifamily                      6.1%
                     Industrial/Warehouse             5.6%

                                [GRAPHIC OMITTED]

                 [GREATER THAN]  10.0% of Initial Pool Balance
              [GREATER THAN]  5.0 - 10.0% of Initial Pool Balance
               [GREATER THAN]  1.0 - 5.0% of Initial Pool Balance
             [LESS THAN OR EQUAL TO]  1.0% of Initial Pool Balance

                      UBS Center - Stamford, Stamford, CT





                                [GRAPHIC OMITTED]






        [GRAPHIC OMITTED]                                [GRAPHIC OMITTED]

        GIC Office Portfolio, Various







              [GRAPHIC OMITTED]




                                        [GRAPHIC OMITTED]







        MGM Tower, Century City, CA






             [GRAPHIC OMITTED]





                                        [GRAPHIC OMITTED]

                               TABLE OF CONTENTS





                                                                PAGE
                                                               ------
                  PROSPECTUS SUPPLEMENT

Important Notice About the Information Contained in
  this Prospectus Supplement and the
  Accompanying Prospectus ....................................    S-3
Notice to Residents of the United Kingdom ....................    S-4
Summary of Prospectus Supplement .............................    S-5
Risk Factors .................................................   S-40
Capitalized Terms Used in this Prospectus Supplement .........   S-55
Forward-Looking Statements ...................................   S-55
Description of the Mortgage Pool .............................   S-56
Servicing of the Underlying Mortgage Loans ...................  S-102
Description of the Offered Certificates ......................  S-129
Yield and Maturity Considerations ............................  S-149
Use of Proceeds ..............................................  S-153
Federal Income Tax Consequences ..............................  S-153
ERISA Considerations .........................................  S-156
Legal Investment .............................................  S-159
Method of Distribution .......................................  S-160
Legal Matters ................................................  S-161
Ratings ......................................................  S-161
Glossary .....................................................  S-162
ANNEX A-1--Certain Characteristics of Individual
  Underlying Mortgage Loans ..................................    A-1
ANNEX A-2--Certain Characteristics of the Mortgage Pool ......    A-2
ANNEX A-3--Certain Monetary Terms of the Underlying
  Mortgage Loans .............................................    A-3
ANNEX A-4--Certain Information Regarding Reserves ............    A-4
ANNEX B--Certain Information Regarding Multifamily
  Properties .................................................      B
ANNEX C-1--Price/Yield Tables ................................    C-1
ANNEX C-2--Decrement Tables ..................................    C-2
ANNEX D--Form of Payment Date Statement ......................      D
ANNEX E--Reference Rate Schedule .............................      E
ANNEX F--Global Clearance and Tax Documentation
  Procedures .................................................      F

                       PROSPECTUS

Important Notice About the Information Presented in
  this Prospectus ............................................      3
Available Information; Incorporation by Reference ............      3
Summary of Prospectus ........................................      4
Risk Factors .................................................     13
Capitalized Terms Used in this Prospectus ....................     29
Description of the Trust Assets ..............................     30
Yield and Maturity Considerations ............................     52
Structured Asset Securities Corporation II ...................     57
Description of the Certificates ..............................     57
Description of the Governing Documents .......................     65
Description of Credit Support ................................     74
Legal Aspects of Mortgage Loans ..............................     76
Federal Income Tax Consequences ..............................     88
State and Other Tax Consequences .............................    124
ERISA Considerations .........................................    125
Legal Investment .............................................    128
Use of Proceeds ..............................................    130
Method of Distribution .......................................    130
Legal Matters ................................................    131
Financial Information ........................................    131
Rating .......................................................    131
Glossary .....................................................    133


IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT
                        AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents:

     o this prospectus supplement, which describes the specific terms of the offered certificates; and

     o the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates.

     You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates. If the description of the terms of the offered certificates contained in this prospectus supplement varies from the information contained in the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement and the accompanying prospectus.

                   NOTICE TO RESIDENTS OF THE UNITED KINGDOM

     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

     The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO Persons"), and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (1) are outside the United Kingdom, or (2) have professional experience in participating in unregulated collective investment schemes, or (3) are persons falling within Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS Persons" and, together with the FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                       SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should read carefully this prospectus supplement and the accompanying prospectus in full.


                        INTRODUCTION TO THE TRANSACTION

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the series 2004-C1 commercial mortgage pass-through certificates and consisting of multiple classes. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this prospectus supplement and which are not.


                    SERIES 2004-C1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                                  APPROX. %
                 TOTAL             APPROX. %    TOTAL CREDIT                    INITIAL      WEIGHTED
           PRINCIPAL BALANCE      OF INITIAL     SUPPORT AT    PASS-THROUGH      PASS-       AVERAGE
           OR NOTIONAL AMOUNT      MORTGAGE        INITIAL         RATE         THROUGH        LIFE       PRINCIPAL      RATINGS
 CLASS    AT INITIAL ISSUANCE    POOL BALANCE     ISSUANCE      DESCRIPTION      RATE        (YEARS)        WINDOW     S&P/MOODY'S
------- ----------------------- -------------- -------------- -------------- ------------ ------------- ------------- ------------
Offered Certificates
A-1        $  153,000,000             10.7%         13.625%        Fixed        2.964%          3.40     02/04-09/08     AAA/Aaa
A-2        $  213,000,000             15.0%         13.625%        Fixed        3.624%          5.26     09/08-10/10     AAA/Aaa
A-3        $  113,000,000              7.9%         13.625%        Fixed        4.361%          8.48     10/10-05/13     AAA/Aaa
A-4        $  751,262,000             52.7%         13.625%        Fixed        4.568%          9.83     05/13-09/15     AAA/Aaa
B          $   12,463,000              0.9%         12.750%      Fixed(2)       4.810%         11.67     09/15-10/15     AA+/Aa1
C          $   12,463,000              0.9%         11.875%      Fixed(2)       4.846%         11.83     10/15-05/16     AA/Aa2
D          $   16,023,000              1.1%         10.750%      Fixed(2)       4.945%         12.64     05/16-10/16     AA-/Aa3
E          $   21,365,000              1.5%          9.250%      Fixed(2)       4.979%         12.70     10/16-10/16      A+/A1
F          $   12,463,000              0.9%          8.375%      Fixed(2)       4.999%         12.70     10/16-10/16      A/A2

Non-Offered Certificates
X-CL       $1,424,327,014(1)          N/A             N/A       Variable IO     0.253%(4)        N/A         N/A           N/A
X-CP       $1,233,063,000(1)          N/A             N/A       Variable IO     1.054%(4)        N/A         N/A           N/A
X-ST       $  229,674,914(1)          N/A             N/A        Fixed IO       1.000%           N/A         N/A           N/A
G          $   24,926,000              1.8%           N/A        Fixed(2)       5.077%           N/A         N/A           N/A
H          $   19,584,000              1.4%           N/A         WAC(3)        5.219%(4)        N/A         N/A           N/A
J          $   14,244,000              1.0%           N/A         WAC(3)        5.319%(4)        N/A         N/A           N/A
K          $   16,023,000              1.1%           N/A           WAC         5.469%(4)        N/A         N/A           N/A
L          $    7,122,000              0.5%           N/A        Fixed(2)       4.917%           N/A         N/A           N/A
M          $    5,341,000              0.4%           N/A        Fixed(2)       4.917%           N/A         N/A           N/A
N          $    3,561,000              0.3%           N/A        Fixed(2)       4.917%           N/A         N/A           N/A
P          $    7,122,000              0.5%           N/A        Fixed(2)       4.917%           N/A         N/A           N/A
Q          $    3,560,000              0.2%           N/A        Fixed(2)       4.917%           N/A         N/A           N/A
S          $    1,781,000              0.1%           N/A        Fixed(2)       4.917%           N/A         N/A           N/A
T          $   16,024,014              1.1%           N/A        Fixed(2)       4.917%           N/A         N/A           N/A
R-I              N/A                  N/A             N/A           N/A           N/A            N/A         N/A           N/A
R-II             N/A                  N/A             N/A           N/A           N/A            N/A         N/A           N/A
R-III            N/A                  N/A             N/A           N/A           N/A            N/A         N/A           N/A
V                N/A                  N/A             N/A           N/A           N/A            N/A         N/A           N/A

(1)   Notional amount.

(2) If, with respect to any interest accrual period, the weighted average of certain net interest rates on the underlying mortgage loans is below the identified initial pass-through rate for the class B, C, D, E, F, G, L, M, N, P, Q, S or T certificates, as applicable, then the pass-through rate for the subject class of series 2004-C1 certificates for that interest accrual period will be that weighted average rate.

(3) The applicable pass-through rate is a specified number of basis points (which will vary on a class-by-class basis between the H and J classes) below the weighted average of certain net interest rates on the underlying mortgage loans.

(4)   Approximate.

     The series 2004-C1 certificates will evidence beneficial ownership interests in a common law trust designated as the LB-UBS Commercial Mortgage Trust 2004-C1. We will form the trust at or prior to the time of initial issuance of the offered certificates. The assets of the trust, which we sometimes collectively refer to as the trust fund, will include a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement.

     The governing document for purposes of issuing the series 2004-C1 certificates and forming the trust will be a pooling and servicing agreement to be dated as of January 12, 2004. The series 2004-C1 pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and other assets that back the series 2004-C1 certificates.

     The parties to the series 2004-C1 pooling and servicing agreement will include us, a trustee, a fiscal agent, a master servicer and a special servicer. A copy of the series 2004-C1 pooling and servicing agreement will be filed with the SEC as an exhibit to a current report on Form 8-K, within 15 days after the initial issuance of the offered certificates. The SEC will make that current report on Form 8-K and its exhibits available to the public for inspection. See "Available Information; Incorporation by Reference" in the accompanying prospectus.

A. TOTAL PRINCIPAL BALANCE
   OR NOTIONAL AMOUNT AT
   INITIAL ISSUANCE.......  The class A-1, A-2, A-3, A-4, B, C, D, E, F, G, H,
                            J, K, L, M, N, P, Q, S and T certificates will be the series 2004-C1 certificates with principal balances and are sometimes referred to as the series 2004-C1 principal balance certificates. The table on page S-5 of this prospectus supplement identifies for each of those classes of series 2004-C1 principal balance certificates the approximate total principal balance of that class at initial issuance. The actual total principal balance of any class of series 2004-C1 principal balance certificates at initial issuance may be larger or smaller than the amount shown above, depending on, among other things, the actual size of the initial mortgage pool balance. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

                            The class X-CL, X-CP and X-ST certificates will not have principal balances and are sometimes referred to as the series 2004-C1 interest-only certificates. For purposes of calculating the amount of accrued interest, each of those classes of series 2004-C1 interest-only certificates will have a notional amount.

                            The total notional amount of the class X-CL certificates will equal the total principal balance of the class A-1, A-2, A-3, A-4, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates outstanding from time to time. The total initial notional amount of the class X-CL certificates will be approximately $1,424,327,014, although it may be as much as 5% larger or smaller.

                            The total notional amount of the class X-CP certificates will equal:

                            o during the period from the date of initial issuance of the series 2004-C1 certificates through and including the payment date in January 2006, the sum of (a) the lesser of $56,098,000 and the total principal balance of the class A-1 certificates outstanding from time to time and
                               (b) the total principal balance
                               of the class A-2, A-3, A-4, B, C, D, E, F and G certificates outstanding from time to time;

                            o during the period following the payment date in January 2006 through and including the payment date in January 2007, the sum of (a) the lesser of $208,861,000 and the total principal balance of the class A-2 certificates outstanding from time to time and (b) the total principal balance of the class A-3, A-4, B, C, D, E, F and G certificates outstanding from time to time;

                            o during the period following the payment date in January 2007 through and including the payment date in January 2008, the sum of (a) the lesser of $141,356,000 and the total principal balance of the class A-2 certificates outstanding from time to time and (b) the total principal balance of the class A-3, A-4, B, C, D, E, F and G certificates outstanding from time to time;

                            o during the period following the payment date in January 2008 through and including the payment date in January 2009, the sum of (a) the lesser of $32,116,000 and the total principal balance of the class A-3 certificates outstanding from time to time, (b) the total principal balance of the class A-4, B, C, D, E and F certificates outstanding from time to time and (c) the lesser of $17,322,000 and the total principal balance of the class G certificates outstanding from time to time;

                            o during the period following the payment date in January 2009 through and including the payment date in January 2010, the sum of (a) the lesser of $724,365,000 and the total principal balance of the class A-4 certificates outstanding from time to time and (b) the total principal balance of the class B, C, D, E and F certificates outstanding from time to time;

                            o during the period following the payment date in January 2010 through and including the payment date in January 2011, the sum of (a) the lesser of $639,593,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the total principal balance of the class B, C and D certificates outstanding from time to time and (c) the lesser of $18,000,000 and the total principal balance of the class E certificates outstanding from time to time; and

                            o  following the payment date in January 2011, $0.

                            The total initial notional amount of the class X-CP certificates will be approximately $1,233,063,000, although it may be as much as 10% larger or smaller.

                            The class X-ST certificates will have a total notional amount generally equal to the unpaid principal balance, net of related principal advances, outstanding from time to time of the underlying mortgage loan secured by the mortgaged real property that we identify on Annex A-1 to this prospectus supplement as UBS Center - Stamford. The initial notional amount of the class X-ST certificates will be approximately $229,674,914.

                            The class R-I, R-II and R-III certificates will not have principal balances or notional amounts. They will be residual interest certificates. The holders of the class R-I, R-II and R-III certificates are not expected to receive any material payments.

                            The class V certificates will not have principal balances or notional amounts. They will entitle holders to certain additional interest that may accrue with respect to the underlying mortgage loans that have anticipated repayment dates.

B. TOTAL CREDIT SUPPORT
   AT INITIAL ISSUANCE...   The respective classes of the series 2004-C1
                            certificates, other than the class R-I, R-II, R-III and V certificates, will entitle their holders to varying degrees of seniority for purposes of--

                            o receiving payments of interest and, if and when applicable, payments of principal, and

                            o bearing the effects of losses on the underlying mortgage loans, as well as default-related and other unanticipated expenses of the trust.

                            The class A-1, A-2, A-3, A-4, X-CL, X-CP and X-ST certificates will be the most senior of the series 2004-C1 certificates.

                            The class B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates will, in the case of each such class, be senior to each other such class, if any, with a later alphabetic class designation.

                            The class R-I, R-II and R-III certificates will be residual interest certificates and will not provide any credit support to the other series 2004-C1 certificates. The class V certificates will be neither senior nor subordinate to any other series 2004-C1 certificates, but rather entitle holders to collections of additional interest on the underlying mortgage loans with anticipated repayment dates.

                            The table on page S-5 of this prospectus supplement shows the approximate total credit support provided to each class of the offered certificates through the subordination of other classes of the series 2004-C1 principal balance certificates. In the case of each class of offered certificates, the credit support shown in the table on page S-5 of this prospectus supplement represents the total initial principal balance, expressed as a percentage of the initial mortgage pool balance, of all classes of the series 2004-C1 principal balance certificates that are subordinate to the indicated class.

C. PASS-THROUGH RATE.....   Each class of the series 2004-C1 certificates,
                            other than the class R-I, R-II, R-III and V certificates, will bear interest. The table on page
                            S-5 of this prospectus supplement provides the indicated information regarding the pass-through rate at which each of those classes of the series
                            2004-C1 certificates will accrue interest.

                            The pass-through rates for the class A-1, A-2, A-3, A-4 and X-ST certificates will, in the case of each of those classes, be fixed at the rate per annum identified in the table on page S-5 of this prospectus supplement as the initial pass-through rate for the subject class.

                            The pass-through rates for the class B, C, D, E, F, G, L, M, N, P, Q, S and T certificates will, in the case of each of those classes, generally be fixed at the rate per annum identified in the table on page S-5 of this prospectus supplement as the initial pass-through rate for that class. However, with respect to any interest accrual period, if the weighted average of certain net interest rates on the underlying mortgage loans is below the fixed pass-through rate for the subject class of series 2004-C1 certificates, then the pass-through rate that will be in effect for the subject class of series 2004-C1 certificates during that interest accrual period will be that weighted average rate.

                            The pass-through rates for the class H and J certificates will, in the case of each of those classes, with respect to any interest accrual period, equal a weighted average of certain net interest rates on the underlying mortgage loans, minus a specified class margin. That class margin will be:

                            o  0.25% in the case of the class H certificates;
                               and

                            o  0.15% in the case of the class J certificates.

                            The pass-through rate for the class K certificates will, with respect to any interest accrual period, equal the weighted average of certain net interest rates on the underlying mortgage loans.

                            The pass-through rate for the class X-CP certificates, for each interest accrual period from and including the initial interest accrual period through and including the interest accrual period that ends in January 2011, will equal the weighted average of the respective strip rates, which we refer to as class X-CP strip rates, at which interest accrues during the subject interest accrual period on the respective components of the total notional amount of the class X-CP certificates outstanding immediately prior to the related payment date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2004-C1 principal balance certificates. If all or a designated portion of the total principal balance of any class of series 2004-C1 principal balance certificates is identified under "--Total Principal Balance or Notional Amount at Initial Issuance" above as being part of the total notional amount of the class X-CP certificates immediately prior to any payment date, then that total principal balance, or designated portion thereof, will represent a separate component of the total notional amount of the class X-CP certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period from and including the initial interest accrual period through and including the interest accrual period that ends in January 2011, on any particular component of the total notional amount of the class X-CP certificates immediately prior to the related payment date, the applicable class X-CP strip rate will equal the excess, if any, of:

                            (1)   the lesser of--

                                  (a)    the reference rate specified on
                                         Annex E to this prospectus
                                         supplement for such interest accrual
                                         period, and

                                  (b)    the weighted average of certain net
                                         interest rates on the underlying
                                         mortgage loans for such interest
                                         accrual period, over

                            (2) the pass-through rate in effect during such interest accrual period for the class of series 2004-C1 principal balance certificates whose total principal balance, or a designated portion thereof, comprises such component.

                            Following the interest accrual period that ends in January 2011, the class X-CP certificates will cease to accrue interest. In connection therewith, the class X-CP certificates will have a 0% pass-through rate for the interest accrual period beginning in January 2011 and for each interest accrual period thereafter.

                            The pass-through rate for the class X-CL certificates will, with respect to any interest accrual period, equal a weighted average of the respective strip rates, which we refer to as class X-CL strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class X-CL certificates outstanding immediately prior to the related payment date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2004-C1 principal balance certificates. In general, the total principal balance of each class of series 2004-C1 principal balance certificates will constitute a separate component of the total notional amount of the class X-CL certificates. However, if a portion, but not all, of the total principal balance of any particular class of series 2004-C1 principal balance certificates is identified under "--Total Principal Balance or Notional Amount at Initial Issuance" above as being part of the total notional amount of the class X-CP certificates immediately prior to any payment date, then that identified portion of such total principal balance will also represent a separate component of the total notional amount of the class X-CL certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such total principal balance will represent another separate component of the class X-CL certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period from and including the initial interest accrual period through and including the interest accrual period that ends in January 2011, on any particular component of the total notional amount of the class X-CL certificates immediately prior to the related payment date, the applicable class X-CL strip rate will be calculated as follows:

                            (1) if such particular component consists of the entire total principal balance of any class of series 2004-C1 principal balance certificates, and if such total principal balance also constitutes, in its entirety, a component of the total notional amount of the class X-CP certificates immediately prior to the related payment date, then the applicable class X-CL strip rate will equal the excess, if any, of (a) the weighted average of certain net interest rates on the underlying mortgage loans, over (b) the greater of (i) the reference rate specified on Annex E to this prospectus supplement for such interest accrual period and (ii) the pass-through rate in effect during such interest accrual period for such class of series 2004-C1 principal balance certificates;

                            (2) if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2004-C1 principal balance certificates, and if such designated portion of such total principal balance also constitutes a component of the total notional amount of the class X-CP certificates immediately prior to the related payment date, then the applicable class X-CL strip rate will equal the excess, if any, of (a) the weighted average of certain net interest rates on the underlying mortgage loans, over (b) the greater of (i) the reference rate specified on Annex E to this prospectus supplement for such interest accrual period and (ii) the pass-through rate in effect during such interest accrual period for such class of series 2004-C1 principal balance certificates;

                            (3) if such particular component consists of the entire total principal balance of any class of series 2004-C1 principal balance certificates, and if such total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class X-CP certificates immediately prior to the related payment date, then the applicable class X-CL strip rate will equal the excess, if any, of (a) the weighted average of certain net interest rates on the underlying mortgage loans, over
                                  (b) the pass-through
                                  rate in effect during such interest accrual period for such class of series 2004-C1 principal balance certificates; and

                            (4) if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2004-C1 principal balance certificates, and if such designated portion of such total principal balance does not also constitute a component of the total notional amount of the class X-CP certificates immediately prior to the related payment date, then the applicable class X-CL strip rate will equal the excess, if any, of (a) the weighted average of certain net interest rates on the underlying mortgage loans, over (b) the pass-through rate in effect during such interest accrual period for such class of series 2004-C1 principal balance certificates.

                            Notwithstanding the foregoing, for purposes of accruing interest on the class X-CL certificates during each interest accrual period subsequent to the interest accrual period that ends in January 2011, the total principal balance of each class of series 2004-C1 principal balance certificates will constitute a single separate component of the total notional amount of the class X-CL certificates, and the applicable class X-CL strip rate with respect to each such component for each of those interest accrual periods will equal the excess, if any, of
                            (a) the weighted average of certain net interest rates on the underlying mortgage loans, over (b) the pass-through rate in effect during such interest accrual period for the class of series 2004-C1 principal balance certificates whose principal balance makes up such component.

                            The references to "certain net interest rates on the underlying mortgage loans" above in this "--Pass-Through Rate" subsection, in connection with the description of the respective pass-through rates for the class B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S, T, X-CL and X-CP certificates, mean, as to any particular mortgage loan in the trust, an interest rate that is generally equal to (a) the related mortgage interest rate in effect as of the date of initial issuance of the offered certificates, minus (b) the sum of:

                            o the annual rate at which the related master servicing fee, including any related primary servicing fee payable by the master servicer to its sub-servicers, is calculated;

                            o the annual rate at which the trustee fee is calculated; and

                            o in the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as UBS Center - Stamford, the fixed pass-through rate for the class X-ST certificates;

                            provided that, if the subject underlying mortgage loan--

                            (x)    accrues interest on the basis of the
                                   actual number of days elapsed during any one-month interest accrual period in a year assumed to consist of 360 days, or

                            (y)    accrues interest on the basis of the
                                   actual number of days elapsed during any one-month interest accrual period in an actual calendar year,

                            then, in some months, the "related mortgage interest rate" referred to above in clause (a) of this sentence will be converted to an annual rate that would generally produce an equivalent amount of interest accrued during the same one-month interest accrual period on the basis of an assumed 360-day year consisting of twelve 30-day months.

D. WEIGHTED AVERAGE LIFE
   AND PRINCIPAL
   WINDOW................   The weighted average life of any class of offered
                            certificates refers to the average amount of time that will elapse from the date of their issuance until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. The principal window for any class of offered certificates is the period during which the holders of that class of offered certificates will receive payments of principal. The weighted average life and principal window shown in the table on page S-5 of this prospectus supplement for each class of offered certificates were calculated based on the following assumptions with respect to each underlying mortgage loan--

                            o the related borrower timely makes all payments on the mortgage loan,

                            o if the mortgage loan has an anticipated repayment date, as described under "--The Underlying Mortgage Loans and the Mortgaged Real Properties" below, the mortgage loan will be paid in full on that date, and

                            o that mortgage loan will not otherwise be prepaid prior to stated maturity.

                            The weighted average life and principal window shown in the table on page S-5 of this prospectus supplement for each class of offered certificates were further calculated based on the other modeling assumptions referred to under "Yield and Maturity Considerations" in, and set forth in the glossary to, this prospectus supplement.

E. RATINGS...............   The ratings shown in the table on page S-5 of this
                            prospectus supplement for the offered certificates are those of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and
                            Moody's Investors Service, Inc., respectively. It is a condition to their issuance that the respective classes of the offered certificates receive credit ratings no lower than those shown in the table on page S-5 of this prospectus supplement.

                            The ratings assigned to the respective classes of the offered certificates address the timely payment of interest and the ultimate payment of principal on or before the applicable rated final payment date described under "--Relevant Dates and Periods--Rated Final Payment Date" below.

                            A security rating is not a recommendation to buy, sell or hold securities and the assigning rating agency may revise or withdraw its rating at any time.

                            For a description of the limitations of the ratings of the offered certificates, see "Ratings" in this prospectus supplement.


                               RELEVANT PARTIES

WHO WE ARE...............   Our name is Structured Asset Securities
                            Corporation II. We are a special purpose Delaware corporation. Our address is 745 Seventh Avenue, New
                            York, New York 10019, and our telephone number is
                            (212) 526-7000. See "Structured Asset Securities
                            Corporation II" in the accompanying prospectus.

INITIAL TRUSTEE..........   LaSalle Bank National Association, a national
                            banking association, will act as the initial trustee on behalf of all the series 2004-C1 certificateholders. See "Description of the Offered
                            Certificates--The Trustee" in this prospectus supplement. The trustee will also have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration. Following the transfer of the underlying mortgage loans into the trust, the trustee, on behalf of the trust, will become the mortgagee of record under each underlying mortgage loan.

INITIAL FISCAL AGENT.....   ABN AMRO Bank N.V., a Netherlands banking
                            corporation, will act as the initial fiscal agent with respect to the trustee. See "Description of the Offered Certificates--The Fiscal Agent" in this prospectus supplement.

INITIAL MASTER SERVICER..   Wachovia Bank, National Association, a national
                            banking association, will act as the initial master servicer with respect to the underlying mortgage loans. See "Servicing of the Underlying Mortgage
                            Loans--The Initial Master Servicer and the Initial
                            Special Servicer" in this prospectus supplement.

INITIAL SPECIAL
 SERVICER................   Lennar Partners, Inc., a Florida corporation, will
                            act as the initial special servicer with respect to the underlying mortgage loans. See "Servicing of the Underlying Mortgage Loans--The Initial Master
                            Servicer and the Initial Special Servicer" in this prospectus supplement.


THE GIC OFFICE PORTFOLIO
 NON-TRUST LOAN
 NOTEHOLDERS.............   The underlying mortgage loan secured by the
                            mortgaged real properties identified on Annex A-1 to this prospectus supplement as the GIC Office
                            Portfolio, which mortgage loan has a cut-off date principal balance of $200,000,000 and represents
                            14.0% of the initial mortgage pool balance, is part of a split loan structure comprised of seven (7) mortgage loans, whereby the subject underlying mortgage loan and the GIC Office Portfolio mortgage loans that are not included in the trust are together secured by the same mortgage instrument(s) encumbering the subject mortgaged real properties.
                            The underlying mortgage loan secured by the GIC
                            Office Portfolio is: (a) pari passu in right of payment with one (1) of those GIC Office Portfolio non-trust mortgage loans, which non-trust mortgage loan has an aggregate unpaid principal balance of $150,000,000, is currently held by one of our affiliates, and is expected to be included in a separate commercial mortgage securitization; (b) pari passu in right of payment with four (4) other
                            GIC Office Portfolio non-trust mortgage loans, which non-trust mortgage loans collectively have an aggregate unpaid principal balance of $350,000,000, are each currently held by Morgan Stanley Mortgage
                            Capital, Inc. and are each expected to be included in separate commercial mortgage securitizations; and
                            (c) generally senior (as described below in this paragraph) in right of payment to one (1) other GIC
                            Office Portfolio non-trust mortgage loan, which other mortgage loan has an aggregate unpaid principal balance of $125,000,000 and is held by an institutional third-party noteholder. The GIC Office
                            Portfolio underlying mortgage loan and the GIC
                            Office Portfolio pari passu non-trust mortgage loans are all pari passu in right of payment with each other. The payment priority between the GIC Office
                            Portfolio pari passu mortgage loans (including the underlying mortgage loan) and the GIC Office
                            Portfolio subordinate non-trust mortgage loan is such that, other than during the continuance of certain specified uncured events of default with respect to, and acceleration of, the GIC Office
                            Portfolio pari passu mortgage loans (including the GIC Office Portfolio underlying mortgage loan), the holder of the GIC Office Portfolio subordinate non-trust mortgage loan is entitled to payments of principal and interest on a pari passu basis with the holders of all of the GIC Office Portfolio pari passu mortgage loans (including the underlying mortgage loan). During the continuance of certain specified uncured events of default with respect to, and acceleration of, the GIC Office Portfolio pari passu mortgage loans (including the GIC Office
                            Portfolio underlying mortgage loan), all of the GIC
                            Office Portfolio pari passu mortgage loans
                            (including the underlying mortgage loan) will be senior in right of payment to the GIC Office
                            Portfolio subordinate non-trust mortgage loan, i.e., no payments of principal or interest will be paid with respect to the subordinate non-trust mortgage loan until all interest (other than default interest) on and principal of the GIC Office
                            Portfolio
                            pari passu mortgage loans have been paid in full.
                            See "Description of the Mortgage Pool--Split Loan
                            Structures" in this prospectus supplement.

                            In connection with the foregoing, the respective noteholders for the GIC Office Portfolio mortgage loans have executed one or more related co-lender or similar agreements, which generally include the following provisions--

                            o all of the six (6) non-trust mortgage loans secured by the GIC Office Portfolio will be serviced under the series 2004-C1 pooling and servicing agreement by the master servicer and the special servicer, in general, as if each such non-trust mortgage loan were a mortgage loan in the trust;

                            o for so long as the unpaid principal balance of the subordinate non-trust mortgage loan secured by the GIC Office Portfolio, net of any appraisal reduction amount allocable to such non-trust mortgage loan (as described in the paragraph following these bullets), is equal to or greater than 27.5% of an amount equal to (a) the original principal balance of such non-trust mortgage loan, less (b) any borrower principal payments received on and allocated to such non-trust mortgage loan, the holder of the GIC Office Portfolio subordinate non-trust mortgage loan has the ability, directly or through a representative, to advise and direct the master servicer and/or the special servicer with respect to various servicing matters affecting all of the mortgage loans in the GIC Office Portfolio split loan structure, including the corresponding mortgage loan in the trust;

                            o  if the unpaid principal balance of the
                               subordinate non-trust mortgage loan secured by the GIC Office Portfolio mortgaged real properties, net of any appraisal reduction amount allocable to such non-trust mortgage loan (as described in the paragraph following these bullets), is less than 27.5% of an amount equal to (a) the original principal balance of such non-trust mortgage loan, less (b) any borrower principal payments received on and allocated to such non-trust mortgage loan, the ability to advise and direct the master servicer and/or the special servicer as described in the preceding bullet will belong to the holder of the GIC Office Portfolio underlying mortgage loan or its designee (which designee, in accordance with the series 2004-C1 pooling and servicing agreement, will be (a) the series 2004-C1 controlling class representative, if and for so long as the designated controlling class of series 2004-C1 certificateholders is class L or a class of series 2004-C1 certificates with a later alphabetic designation, or (b) the holder of a pari passu non-trust mortgage loan secured by the GIC Office Portfolio mortgaged real properties or a representative of that holder, on and after the date that the designated controlling class of series 2004-C1 certificateholders is class K or a class of series 2004-C1 certificates with an earlier alphabetic designation);

                            o in addition to the rights of the holders of the mortgage loans secured by the GIC Office Portfolio mortgaged real properties to advise and direct the master servicer and/or the special servicer, as described in the preceding two bullets, the respective holders of all of the senior pari passu non-trust mortgage loans secured by the GIC Office Portfolio will each have the ongoing right, directly or through a representative, to consult with the master servicer and/or the special servicer with respect to various servicing matters affecting all of the mortgage loans in the subject split loan structure, including the GIC Office Portfolio mortgage loan in the trust;

                            o if and for so long as the mortgage loans comprising the GIC Office Portfolio loan group remain specially serviced mortgage loans, then, upon the earlier to occur of: (a) any monthly payment is delinquent for at least 60 days, and
                               (b)
                              the subordinate GIC Office Portfolio non-trust mortgage loan noteholder is about to lose its rights to advise and direct the master servicer and the special servicer described in the third preceding bullet (provided that an event of default has occurred or is reasonably foreseeable), the holder of the subordinate non-trust mortgage loan secured by the GIC Office Portfolio mortgaged real properties has an assignable right to purchase all six (6) of the senior mortgage loans in the GIC Office Portfolio loan group, including the GIC Office Portfolio mortgage loan in the trust, at the aggregate purchase price set forth in the related co-lender agreement; and

                            o the holder of the subordinate non-trust mortgage loan secured by the GIC Office Portfolio mortgaged real properties has certain limited cure rights with respect to the six (6) senior mortgage loans in the GIC Office Portfolio loan group, including the GIC Office Portfolio mortgage loan in the trust.

                            An appraisal reduction amount is generally an assessment of undercollateralization with respect to the subject mortgage loan or group of mortgage loans, calculated based on, among other things, 90% of the appraised or estimated value of the related mortgaged real property or properties. See the definition of "Appraisal Reduction Amount" in the glossary to this prospectus supplement. Any appraisal reduction amount with respect to the GIC Office Portfolio loan group will first be allocable to the GIC Office Portfolio subordinate non-trust mortgage loan.

                            See "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The GIC Office Portfolio Mortgage Loan" and "Servicing of the Underlying Mortgage Loans--The Series 2004-C1 Controlling Class Representative and the Non-Trust Loan Noteholders" in this prospectus supplement.


THE MGM TOWER NON-TRUST
LOAN NOTEHOLDER..........   The underlying mortgage loan secured by the
                            mortgaged real property identified on Annex A-1 to this prospectus supplement as MGM Tower, which has an unpaid principal balance of $130,000,000, representing 9.1% of the initial mortgage pool balance, is part of a split loan structure comprised of two (2) mortgage loans, whereby the subject underlying mortgage loan and a mortgage loan that is not included in the trust fund and is held by an institutional third-party noteholder, are together secured by a single mortgage instrument on the related mortgaged real property. The MGM Tower non-trust mortgage loan has an unpaid principal balance of $90,000,000. The payment priority between the MGM Tower underlying mortgage loan and the MGM
                            Tower non-trust mortgage loan is such that, other than during the continuance of certain specified uncured events of default with respect to the MGM
                            Tower underlying mortgage loan, the holder of the non-trust mortgage loan is entitled to payments of principal and interest on a pari passu basis with the holder of the underlying mortgage loan and, during the continuance of certain specified uncured events of default with respect to the MGM Tower underlying mortgage loan, the underlying mortgage loan will be senior in right of payment to the non-trust mortgage loan, i.e., no payments of principal or interest will be paid with respect to the non-trust mortgage loan until all interest
                            (other than default interest) on and principal of the underlying mortgage loan has been paid in full.
                            See "Description of the Mortgage Pool--Split Loan
                            Structures" in this prospectus supplement.

                            In connection with the foregoing, the respective noteholders for the MGM Tower loan pair have executed a co-lender agreement, which generally includes the following provisions--

                            o the MGM Tower non-trust mortgage loan will be serviced under the series 2004-C1 pooling and servicing agreement by the master servicer and the special servicer, in general, as if such non-trust mortgage loan were a mortgage loan in the trust;

                            o for so long as the unpaid principal balance of the MGM Tower non-trust mortgage loan, net of any appraisal reduction amount allocable to such non-trust mortgage loan (as described immediately following these bullets), is equal to or greater than 27.5% of an amount equal to (a) the original principal balance of such non-trust mortgage loan, less (b) any borrower principal payments received on and allocated to such non-trust mortgage loan, the holder of the MGM Tower non-trust mortgage loan has the ability, directly or through a representative, to advise and direct the master servicer and/or the special servicer with respect to various servicing matters affecting the entire MGM Tower loan pair, including the corresponding mortgage loan in the trust;

                            o if and for so long as the MGM Tower loan pair remain specially serviced mortgage loans, then, upon the earlier to occur of: (a) any monthly payment is delinquent for at least 60 days, and
                               (b) the MGM Tower non-trust noteholder is about to lose its rights to advise and direct the master servicer and the special servicer described in the preceding bullet, the holder of the MGM Tower non-trust mortgage loan has the assignable right to purchase the subject underlying mortgage loan from the trust at the purchase price set forth in the related co-lender agreement; and

                            o the holder of the MGM Tower non-trust mortgage loan has limited cure rights with respect to the MGM Tower mortgage loan in the trust.

                            An appraisal reduction amount is generally an assessment of undercollateralization with respect to the subject mortgage loans or group of mortgage loans, calculated based on, among other things, 90% of the appraised or estimated value of the related mortgaged real property or properties. See the definition of "Appraisal Reduction Amount" in the glossary to this prospectus supplement. Any appraisal reduction amount with respect to the MGM Tower loan pair will first be allocable to the MGM Tower non-trust mortgage loan.

                            See "Description of the Mortgage Pool--Significant
                            Underlying Mortgage Loans--The MGM Tower Mortgage
                            Loan" and "Servicing of the Underlying Mortgage
                            Loans--The Series 2004-C1 Controlling Class
                            Representative and the Non-Trust Loan Noteholders"
                            in this prospectus supplement.
CONTROLLING CLASS
 OF CERTIFICATEHOLDERS...   The holders or beneficial owners of certificates
                            representing a majority interest in a designated controlling class of the series 2004-C1 certificates will have the right, subject to the conditions described under "Servicing of the Underlying
                            Mortgage Loans--The Series 2004-C1 Controlling Class
                            Representative and the Non-Trust Loan Noteholders" and "--Replacement of the Special Servicer By the Series 2004-C1 Controlling Class" in this prospectus supplement, to--

                            o replace the existing special servicer, with or without cause, or any special servicer that has resigned, been terminated or otherwise ceased to serve as special servicer, and

                            o select a representative that may direct and advise the master servicer and/or the special servicer, as applicable, on various servicing matters with respect to the underlying mortgage loans under the series 2004-C1 pooling and servicing agreement, except to the extent that
                               (a) a GIC Office Portfolio non-trust mortgage loan noteholder or its representative may otherwise do so with respect to the GIC Office Portfolio loan group and/or (b) the MGM Tower non-trust mortgage loan noteholder or its representative may otherwise do so with respect to the MGM Tower loan pair.

                            Unless there are significant losses on the underlying mortgage loans, the controlling class of series 2004-C1 certificateholders will be the holders of a non-offered class of series 2004-C1 certificates.

UNDERWRITERS.............   Lehman Brothers Inc. and UBS Securities LLC are
                            the underwriters of this offering. With respect to this offering--

                            o Lehman Brothers Inc. is acting as lead manager and sole bookrunner, and

                            o  UBS Securities LLC is acting as co-lead manager.

                            Lehman Brothers Inc. is our affiliate and an affiliate of one or more of the mortgage loan sellers. UBS Securities LLC is an affiliate of another mortgage loan seller. See "Method of Distribution" in this prospectus supplement.


                          RELEVANT DATES AND PERIODS

CUT-OFF DATE.............   Except as described in the next sentence, all of
                            the underlying mortgage loans will be considered part of the trust as of the cut-off date of January
                            12, 2004. One (1) mortgage loan that we intend to include in the trust, representing 16.1% of the initial mortgage pool balance, was originated on January 14, 2004. Accordingly, the cut-off date for the mortgage pool will collectively consist of January 14, 2004, in the case of that underlying mortgage loan, and January 12, 2004, in the case of every other mortgage loan that we intend to include in the trust. All payments and collections received on the underlying mortgage loans after that cut-off date, excluding any payments or collections that represent amounts due on or before that cut-off date, will belong to the trust.

                            With respect to the underlying mortgage loan, representing 16.1% of the initial mortgage pool balance, that was originated on January 14, 2004, as well as one (1) underlying mortgage loan, representing 1.0% of the initial mortgage pool balance, that was originated on January 12, 2004, the related mortgage loan seller will supplement any amounts payable by the related borrowers in February 2004, such that the trust will receive, in February 2004, a full month's interest with respect to each of those mortgage loans, and a full month's principal with respect to the underlying mortgage loan originated on January 14, 2004. For purposes of determining distributions on the series 2004-C1 certificates, each of those supplemental interest and/or principal payments should be considered a payment by the related borrower.

ISSUE DATE...............   The date of initial issuance for the offered
                            certificates will be on or about February 4, 2004.

PAYMENT DATE.............   Payments on the offered certificates are scheduled
                            to occur monthly, commencing in February 2004.
                            During any given month, the payment date will be the fourth business day following the 11th calendar day of that month or, if that 11th calendar day is not a business day, then the fifth business day following that 11th calendar day.

RECORD DATE..............   The record date for each monthly payment on an
                            offered certificate will be the last business day of the prior calendar month, except that the record date for the first payment date will be the date of initial issuance of the offered certificates. The registered holders of the series 2004-C1 certificates at the close of business on each record date will be entitled to receive, on the following payment date, any payments on those certificates, except that the last payment on any offered certificate will be made only upon presentation and surrender of the certificate.

COLLECTION PERIOD........   Amounts available for payment on the offered
                            certificates on any payment date will depend on the payments and other collections received, and any advances of payments due, on the underlying mortgage loans during the related collection period. In general, each collection period--

                            o  will relate to a particular payment date,

                            o  will be approximately one month long,

                            o will begin immediately after the prior collection period ends or, in the case of the first collection period, will begin on the day following the cut-off date, and

                            o will end on the 11th day of the same calendar month as the related payment date or, if that 11th day is not a business day, the following business day.

                            However, because the collection period for any payment date for the GIC Office Portfolio underlying mortgage loan may differ from the collection period with respect to the rest of the mortgage pool for that payment date, there will be two collection periods with respect to each payment date--

                            o one with respect to the GIC Office Portfolio underlying mortgage loan, and

                            o one with respect to the rest of the mortgage pool,

                            which two collection periods will not necessarily coincide with each other. Unless the context clearly indicates otherwise, references in any other portion of this prospectus supplement to "collection period" will mean, individually and collectively, as applicable, the foregoing two collection periods, for the subject payment date.

INTEREST ACCRUAL PERIOD...  The amount of interest payable with respect to the offered certificates on any payment date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for any payment date will be the period commencing on the 11th day of the month preceding the month in which that payment date occurs and ending on the 10th day of the month in which that payment date occurs.

RATED FINAL
 PAYMENT DATE.............  The rated final payment dates for the respective classes of the offered certificates are as follows:

                            o for the class A-1, A-2 and A-3 certificates, the payment date in January 2029;

                            o for the class A-4 certificates, the payment date in January 2031; and

                            o for the class B, C, D, E and F certificates, the payment date in January 2036.

                            As discussed in this prospectus supplement, the ratings assigned to the respective classes of offered certificates will represent the likelihood of--

                            o timely receipt by the holders of all interest to which they are entitled on each payment date, and

                            o the ultimate receipt by the holders of all principal to which they are entitled by the related rated final payment date.

ASSUMED FINAL
 PAYMENT DATE............   With respect to any class of offered certificates,
                            the assumed final payment date is the payment date on which the holders of those certificates would be expected to receive their last payment and the total principal balance of those certificates would be expected to be reduced to zero, based upon--

                            o the assumption that each borrower timely makes all payments on its underlying mortgage loan;

                            o the assumption that each underlying mortgage loan with an anticipated repayment date is paid in full on that date;

                            o the assumption that no borrower otherwise prepays its underlying mortgage loan prior to stated maturity; and

                            o the other modeling assumptions referred to under "Yield and Maturity Considerations" in, and set forth in the glossary to, this prospectus supplement.

                            Accordingly, the assumed final payment date for each class of offered certificates is the payment date in the calendar month and year set forth below for that class:

                                                           MONTH AND YEAR OF
                                                             ASSUMED FINAL
                            CLASS                            PAYMENT DATE
                            ---------------------------   ------------------
                            A-1 .......................     September 2008
                            A-2 .......................      October 2010
                            A-3 .......................        May 2013
                            A-4 .......................     September 2015
                            B .........................      October 2015
                            C .........................        May 2016
                            D .........................      October 2016
                            E .........................      October 2016
                            F .........................      October 2016

                    DESCRIPTION OF THE OFFERED CERTIFICATES

REGISTRATION AND
 DENOMINATIONS...........   We intend to deliver the offered certificates in
                            book-entry form in original denominations of $10,000 initial principal balance and in any greater whole dollar denominations.

                            You will initially hold your offered certificates, directly or indirectly, through The Depository Trust Company, in the United States, or Clearstream Banking Luxembourg or The Euroclear System, in Europe. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under "Description of the Offered Certificates-- Registration and Denominations" in this prospectus supplement and under "Description of the Certificates--Book-Entry Registration" in the accompanying prospectus. We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of offered certificates.

PAYMENTS

A. GENERAL...............   The trustee will make payments of interest and
                            principal to the following classes of series 2004-C1 certificateholders, sequentially as follows:

                                     PAYMENT ORDER               CLASS
                            ----------------------------- --------------------
                                                           A-1, A-2, A-3, A-4,
                            1st .........................  X-CL, X-CP and X-ST
                            2nd .........................           B
                            3rd .........................           C
                            4th .........................           D
                            5th .........................           E
                            6th .........................           F
                            7th .........................           G
                            8th .........................           H
                            9th .........................           J
                            10th ........................           K
                            11th ........................           L
                            12th ........................           M
                            13th ........................           N
                            14th ........................           P
                            15th ........................           Q
                            16th ........................           S
                            17th ........................           T

                            Allocation of interest payments among the class A-1, A-2, A-3, A-4, X-CL, X-CP and X-ST certificates is pro rata based on the respective interest entitlements evidenced by those classes of certificates. The class R-I, R-II, R-III and V certificates do not bear, and do not entitle their respective holders to, payments of interest.

                            Allocation of principal payments among the class A-1, A-2, A-3 and A-4 certificates is described under "--Payments of Principal" below. The class X-CL, X-CP, X-ST, R-I, R-II, R-III and V certificates do not have principal balances and do not entitle their respective holders to payments of principal.

                            See "Description of the Offered Certificates-- Payments--Priority of Payments" in this prospectus supplement.

B. PAYMENTS OF INTEREST..   Each class of series 2004-C1 certificates, other
                            than the class R-I, R-II, R-III and V certificates, will bear interest. In each case, that interest will accrue during each interest accrual period based upon--

                            o the pass-through rate applicable for the particular class for that interest accrual period,

                            o the total principal balance or notional amount, as the case may be, of the particular class outstanding immediately prior to the related payment date, and

                            o the assumption that each year consists of twelve 30-day months.

                            The borrowers under the underlying mortgage loans are generally prohibited from making whole or partial prepayments that are not accompanied by a full month's interest on the prepayment. If, however, a whole or partial voluntary prepayment (or, to the extent it results from the receipt of insurance proceeds or a condemnation award, a whole or partial involuntary prepayment) on an underlying mortgage loan is not accompanied by the amount of one full month's interest on the prepayment, then, as and to the extent described under "Description of the Offered Certificates--Payments--Payments of Interest" in this prospectus supplement, the resulting shortfall, less--

                            o the amount of the master servicing fee that would have been payable from that uncollected interest, and

                            o in the case of a voluntary prepayment on a non-specially serviced mortgage loan, the applicable portion of the payment made by the master servicer to cover prepayment interest shortfalls resulting from voluntary prepayments on non-specially serviced mortgage loans during the related collection period, may be allocated to reduce the amount of accrued interest otherwise payable to the holders of all of the interest-bearing classes of the series 2004-C1 certificates, including the offered certificates, on a pro rata basis in accordance with the respective amounts of interest actually accrued on those classes during the corresponding interest accrual period.

                            On each payment date, subject to available funds and the payment priorities described under "--Payments--General" above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

                            See "Description of the Offered
                            Certificates--Payments--Payments of Interest" and "--Payments--Priority of Payments" in this prospectus supplement.

C. PAYMENTS OF
   PRINCIPAL.............   Subject to available funds and the payment
                            priorities described under "--Payments--General" above, the holders of each class of offered certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class.

                            The total payments of principal to be made on the series 2004-C1 certificates on any payment date will be a function of--

                            o the amount of scheduled payments of principal due or, in some cases, deemed due on the underlying mortgage loans during the related collection period, which payments are either received as of the end of that collection period or advanced by the master servicer, the trustee or the fiscal agent; and

                            o  the amount of any prepayments and other
                               unscheduled collections of previously unadvanced principal with respect to the underlying mortgage loans that are received during the related collection period.

                            However, if the master servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal otherwise distributable on the series 2004-C1 principal balance certificates, prior to being deemed reimbursed out of payments and other collections of interest otherwise distributable on the series 2004-C1 certificates.

                            The trustee must make payments of principal in a specified sequential order, such that:

                            o no payments of principal will be made to the holders of any non-offered class of series 2004-C1 certificates until the total principal balance of the offered certificates is reduced to zero;

                            o no payments of principal will be made to the holders of the class B, C, D, E or F certificates until, in the case of each of those classes, the total principal balance of all more senior classes of offered certificates is reduced to zero;

                            o except as described in the paragraph following these bullets, no payments of principal will be made to the holders of the class A-4 certificates until the total principal balance of the class A-1, A-2 and A-3 certificates is reduced to zero;

                            o except as described in the paragraph following these bullets, no payments of principal will be made to the holders of the class A-3 certificates until the total principal balance of the class A-1 and A-2 certificates is reduced to zero; and

                            o except as described in the paragraph following these bullets, no payments of principal will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero.

                            Because of losses on the underlying mortgage loans and/or default-related or other unanticipated expenses of the trust, the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates could be reduced to zero at a time when the class A-1, A-2, A-3 and A-4 certificates, or any two or more of those classes, remain outstanding. Under those circumstances, any payments of principal on the class A-1, A-2, A-3 and/or A-4 certificates will be made on a pro rata basis in accordance with their respective total principal balances.

                            The class X-CL, X-CP, X-ST, R-I, R-II, R-III and V certificates do not have principal balances and do not entitle their holders to payments of principal.


                            See "Description of the Offered Certificates-- Payments--Payments of Principal" and "--Payments-- Priority of Payments" in this prospectus supplement.


D. PAYMENTS OF PREPAYMENT
   PREMIUMS AND YIELD
   MAINTENANCE CHARGES...   If any prepayment premium or yield maintenance
                            charge is collected on any of the underlying mortgage loans, then the trustee will pay that amount, net of any liquidation fee or workout fee payable therefrom, in the proportions described under "Description of the Offered
                            Certificates--Payments--Payments of Prepayment
                            Premiums and Yield Maintenance Charges" in this prospectus supplement, to--

                            o the holders of the class X-ST certificates, but only if the prepayment premium or yield maintenance charge is collected on the UBS Center
                               - Stamford underlying mortgage loan,

                            o the holders of the class X-CL certificates, and/or

                            o the holders of any of the class A-1, A-2, A-3, A-4, B, C, D, E, F, G, H, J and/or K certificates that are then entitled to receive any principal payments.

REDUCTIONS OF CERTIFICATE
 PRINCIPAL  BALANCES IN
 CONNECTION WITH LOSSES
 ON THE UNDERLYING
 MORTGAGE LOANS AND
 DEFAULT-RELATED AND OTHER
 UNANTICIPATED EXPENSES..   Because of losses on the underlying mortgage loans
                            (including, for this purpose, advances that are reimbursed out of general collections on the mortgage pool because collections on the related underlying mortgage loan are determined to be insufficient to make such reimbursement) and/or default-related and other unanticipated expenses of the trust, the total principal balance of the mortgage pool, net of outstanding advances of principal, may fall below the total principal balance of the series 2004-C1 principal balance certificates. If and to the extent that those losses on the underlying mortgage loans and/or expenses of the trust cause such a deficit to exist following the payments made on the series 2004-C1 certificates on any payment date, the total principal balances of the following classes of series 2004-C1 principal balance certificates will be sequentially reduced, in the following order, until that deficit is eliminated:

                                REDUCTION ORDER              CLASS
                            ----------------------- ----------------------
                            1st ...................            T
                            2nd ...................            S
                            3rd ...................            Q
                            4th ...................            P
                            5th ...................            N
                            6th ...................            M
                            7th ...................            L
                            8th ...................            K
                            9th ...................            J
                            10th ..................            H
                            11th ..................            G
                            12th ..................            F
                            13th ..................            E
                            14th ..................            D
                            15th ..................            C
                            16th ..................            B
                            17th ..................  A-1, A-2, A-3 and A-4

                            Any reduction to the respective total principal balances of the class A-1, A-2, A-3 and A-4 certificates will be made on a pro rata basis in accordance with the relative sizes of those principal balances.

                            See "Description of the Offered Certificates-- Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

ADVANCES OF DELINQUENT
 MONTHLY DEBT
 SERVICE PAYMENTS........   Except as described below in this "--Advances of
                            Delinquent Monthly Debt Service Payments" subsection, the master servicer will be required to make advances with respect to any delinquent scheduled debt service payments, other than balloon payments, due on the underlying mortgage loans, in each case net of related master servicing fees and workout fees. In addition, the trustee must make any of those advances that the master servicer is required, but fails, to make, and the fiscal agent must make any of those advances that the trustee is required, but fails, to make. As described under "Description of the Offered

                            Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at the prime rate described in that section of this prospectus supplement.

                            Notwithstanding the foregoing, none of the master servicer, the trustee or the fiscal agent will be required to make any advance that it determines (or that the special servicer, with the consent of the series 2004-C1 controlling class representative, determines) will not be recoverable from proceeds of the related underlying mortgage loan.

                            If any of the adverse events or circumstances that we refer to under "Servicing of the Underlying Mortgage Loans--Required Appraisals" in, and identify in the glossary to, this prospectus supplement, occurs or exists with respect to any underlying mortgage loan or the mortgaged real property for that mortgage loan, then a new appraisal (or, in cases involving underlying mortgage loans or mortgaged real properties with principal balances or allocated loan amounts, as the case may be, of less than $2,000,000, a valuation estimate of that property) must be obtained or conducted. If, based on that appraisal or other valuation, it is determined that--

                            o the principal balance of, and other delinquent amounts due under, the subject underlying mortgage loan, exceed

                            o  an amount equal to--

                               1. 90% of the new appraised or estimated value of
                                  that real property (which value may be subject to reduction by the special servicer based on its review of the related appraisal and other relevant information), minus

                               2. the amount of any obligations secured by liens
                                  on the property, which liens are prior to the lien of the mortgage loan, plus

                               3. certain escrows and reserves and any letters
                                  of credit constituting additional security for the mortgage loan,

                            then the amount otherwise required to be advanced with respect to interest on that mortgage loan will be reduced. The reduction will be in generally the same proportion that the excess, sometimes referred to as an appraisal reduction amount, bears to the principal balance of the mortgage loan, net of related advances of principal. Due to the payment priorities, any reduction in advances of interest will, in general, reduce the funds available to pay interest on the most subordinate interest-bearing class of series 2004-C1 certificates then outstanding.

                            The calculation of any appraisal reduction amount, as described in the preceding paragraph, in respect of the GIC Office Portfolio underlying mortgage loan or the MGM Tower underlying mortgage loan will take into account all of the mortgage loans comprising the subject loan group or loan pair, as applicable. The special servicer will determine whether an appraisal reduction amount exists with respect to the entire subject loan group or loan pair, as applicable, based on a calculation that generally treats the subject loan group or loan pair, as applicable, as if it was a single underlying mortgage loan. Any resulting appraisal reduction amount with respect to the GIC Office Portfolio loan group will be allocated, first, to the GIC Office Portfolio subordinate non-trust mortgage loan (up to the amount of the outstanding principal balance of, and all accrued and unpaid interest (other than default interest) on, that mortgage loan), and then, on a pari passu basis, to all of the GIC Office Portfolio pari passu mortgage loans (including the underlying mortgage loan). Any resulting appraisal reduction amount with respect to the MGM Tower loan pair will be allocated, first, to the MGM Tower non-trust mortgage loan (up to the amount of the outstanding principal balance of, and all accrued and unpaid interest (other than default interest) on, that mortgage loan), and then, to the MGM Tower underlying mortgage loan. The amount of advances of interest on the GIC Office Portfolio underlying mortgage loan and the MGM Tower underlying mortgage loan will, in each such case, reflect any appraisal reduction amount allocable thereto.

                            See "Description of the Offered Certificates-- Advances of Delinquent Monthly Debt Service Payments" and "Servicing of the Underlying Mortgage Loans--Required Appraisals" in this prospectus supplement. See also "Description of the Certificates--Advances" in the accompanying prospectus.

REPORTS TO
 CERTIFICATEHOLDERS......   On each payment date, the trustee will provide or
                            make available to the registered holders of the series 2004-C1 certificates a monthly report substantially in the form of Annex D to this prospectus supplement. The trustee's report will detail among other things, the payments made to the series 2004-C1 certificateholders on that payment date and the performance of the underlying mortgage loans and the mortgaged real properties.

                            Upon reasonable prior notice, you may also review at the trustee's offices during normal business hours a variety of information and documents that pertain to the underlying mortgage loans and the mortgaged real properties for those loans. We expect that the available information and documents will include loan documents, borrower operating statements, rent rolls and property inspection reports, to the extent received by the trustee.

                            See "Description of the Offered Certificates-- Reports to Certificateholders; Available Information" in this prospectus supplement.

OPTIONAL TERMINATION.....   Specified parties to the transaction may terminate
                            the trust when the total principal balance of the related mortgage pool, net of outstanding advances of principal, is less than 1.0% of the initial mortgage pool balance.

                            In addition, following the date on which the total principal balances of the class A-1, A-2, A-3, A-4, B, C, D, E, F and G certificates are reduced to zero, the trust fund may also be terminated, with the consent of 100% of the remaining 2004-C1 certificateholders and the master servicer and subject to such additional conditions as may be set forth in the series 2004-C1 pooling and servicing agreement, in connection with an exchange of all the remaining series 2004-C1 certificates for all the mortgage loans and foreclosure properties remaining in the trust fund at the time of exchange.

                            See "Description of the Offered Certificates-- Termination" in this prospectus supplement.


        THE UNDERLYING MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

GENERAL..................   In this section, "--The Underlying Mortgage Loans
                            and the Mortgaged Real Properties," we provide summary information with respect to the mortgage loans that we intend to include in the trust. For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

                            o  "Description of the Mortgage Pool;"

                            o "Risk Factors--Risks Related to the Underlying Mortgage Loans;"

                            o Annex A-1--Certain Characteristics of Individual Underlying Mortgage Loans;

                            o Annex A-2--Certain Characteristics of the Mortgage Pool;

                            o  Annex A-3--Certain Monetary Terms of the
                               Underlying Mortgage Loans;

                            o  Annex A-4--Certain Information Regarding
                               Reserves; and

                            o  Annex B--Certain Information Regarding
                               Multifamily Properties.

                            When reviewing the information that we have included in this prospectus supplement, including the Annexes hereto, with respect to the mortgage loans that are to back the offered certificates, please note that--

                            o All numerical information provided with respect to the underlying mortgage loans is provided on an approximate basis.

                            o References to initial mortgage pool balance mean the aggregate cut-off date principal balance of the underlying mortgage loans. We will transfer each of the underlying mortgage loans, at its respective cut-off date principal balance, to the trust. We show the cut-off date principal balance for each of the underlying mortgage loans on Annex A-1 to this prospectus supplement.

                            o All weighted average information provided with respect to the mortgage loans reflects a weighting based on their respective cut-off date principal balances.

                            o When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans or allocated portions of those balances.

                            o The GIC Office Portfolio underlying mortgage loan, representing 14.0% of the initial mortgage pool balance, is one of seven (7) mortgage loans secured by the same mortgage instrument(s) on the mortgaged real properties identified on Annex A-1 as the GIC Office Portfolio. Regarding the six
                               (6) non-trust mortgage loans that are secured by a mortgage lien on the GIC Office Portfolio mortgaged real properties, five (5) of those non-trust mortgage loans are pari passu in right of payment with the GIC Office Portfolio mortgage loan in the trust, and the other non-trust mortgage loan is generally subordinate in right of payment (during the continuance of certain uncured events of default that result in acceleration) to the GIC Office Portfolio mortgage loan in the trust. Certain statistical information (in particular, information relating to debt service coverage and loan-to-value ratios) in this prospectus supplement regarding the GIC Office Portfolio mortgage loan in the trust takes into account the five (5) corresponding pari passu non-trust mortgage loans, but is presented without regard to the corresponding subordinate non-trust mortgage loan. All of the mortgage loans comprising the GIC Office Portfolio loan group are, however, cross-defaulted. For more information regarding these loans, see "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The GIC Office Portfolio Mortgage Loan" in this prospectus supplement.

                            o In the case of the MGM Tower underlying mortgage loan, representing 9.1% of the initial mortgage pool balance, which is one of two (2) mortgage loans secured by the same mortgage instrument on the MGM Tower mortgaged real property, the MGM Tower mortgage loan that is not included in the trust is subordinate in right of payment (during the continuance of certain uncured events of default) to the MGM Tower underlying mortgage loan. None of the statistical information regarding that underlying mortgage loan provided in this prospectus supplement includes any numerical information with respect to the corresponding non-trust mortgage loan. The two (2) mortgage loans comprising the MGM Tower loan pair are, however, cross-defaulted. For more information regarding this loan, see "Description of the Mortgage Pool--Split Loan Structures" and "--Significant Underlying Mortgage Loans--The MGM Tower Mortgage Loan" in this prospectus supplement.

                            o If any of the mortgage loans is secured by multiple real properties located in more than one state or representing more than one property type, a portion of that mortgage loan has been allocated to each of those properties.

                            o Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

                            o Whenever we refer to a particular mortgaged real property by name, we mean the mortgaged real property identified by that name on Annex A-1 to this prospectus supplement. Whenever we refer to a particular mortgage loan by name, we mean the mortgage loan secured by the mortgaged real property identified by that name on Annex A-1 to this prospectus supplement.

                            It has been confirmed to us by S&P and Moody's that five (5) of the mortgage loans that we intend to include in the trust, representing 44.3% of the initial mortgage pool balance, each has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with investment grade-rated obligations. Three (3) of those mortgage loans are described under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans" in this prospectus supplement.


SOURCE OF THE UNDERLYING
 MORTGAGE LOANS..........   We are not the originator of any of the mortgage
                            loans that we intend to include in the trust. We will acquire those mortgage loans from two or more parties. Except in one (1) case, representing 1.0% of the initial mortgage pool balance, each of those mortgage loans was originated by--

                            o the related mortgage loan seller from whom we acquired the mortgage loan,

                            o an affiliate of the related mortgage loan seller, or

                            o a correspondent in the related mortgage loan seller's or its affiliate's conduit lending program.

                            Lehman Brothers Inc. is our affiliate and an affiliate of one or more of the mortgage loan sellers. UBS Securities LLC is an affiliate of another mortgage loan seller.

PAYMENT AND OTHER TERMS..   Each of the mortgage loans that we intend to
                            include in the trust is the obligation of a borrower to repay a specified sum with interest.

                            Repayment of each of the mortgage loans that we intend to include in the trust is secured by a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. Except for limited permitted encumbrances, which we identify in the glossary to this prospectus supplement, that mortgage lien will be a first priority lien.

                            All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse. None of those mortgage loans is insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

                            Each of the mortgage loans that we intend to include in the trust currently accrues interest at the annual rate specified with respect to that loan on Annex A-1 to this prospectus supplement. Except with respect to mortgage loans that have anticipated repayment dates, as described below, the mortgage interest rate for each underlying mortgage loan is, in the absence of default, fixed for the entire term of the loan.

                            Subject, in some cases, to a next business day convention--

                            o two (2) of the mortgage loans that we intend to include in the trust fund, representing 2.4% of the initial mortgage pool balance, provide for scheduled payments of principal and/or interest to be due on the first day of each month,

                            o one (1) of the mortgage loans that we intend to include in the trust fund, representing 14.0% of the initial mortgage pool balance, provides for scheduled payments of principal and/or interest to be due on the eighth day of each month, and

                            o one hundred (100) of the mortgage loans that we intend to include in the trust fund, representing 83.6% of the initial mortgage pool balance, provide for scheduled payments of principal and/or interest to be due on the eleventh day of each month.

                            Ninety-nine (99) of the mortgage loans that we intend to include in the trust, representing 98.3% of the initial mortgage pool balance, provide for:

                            o amortization schedules that are significantly longer than their respective remaining terms to stated maturity or for no amortization prior to stated maturity; and

                            o a substantial balloon payment of principal on each of their respective maturity dates.

                            One (1) of the 99 balloon mortgage loans identified in the prior paragraph, representing 4.2% of the initial mortgage pool balance, requires payments of interest only to be due on each due date until the stated maturity date. Another six (6) of the 99 balloon mortgage loans identified in the prior paragraph, representing 28.2% of the initial mortgage pool balance, require payments of interest only to be due until the expiration of a designated interest-only period that ends prior to the stated maturity date.

                            Three (3) of the mortgage loans that we intend to include in the trust, representing 0.7% of the initial mortgage pool balance, provide material incentives to the related borrower to pay the mortgage loan in full by a specified date prior to the related maturity date. We consider that date to be the anticipated repayment date for the mortgage loan. There can be no assurance, however, that these incentives will result in any of these mortgage loans being paid in full on or before its anticipated repayment date. The incentives, which in each case will become effective as of the related anticipated repayment date, include:

                            o The calculation of interest at a rate per annum in excess of the initial mortgage interest rate.

                            o The additional interest in excess of interest at the initial mortgage interest rate will be deferred, may be compounded and will be payable only after the outstanding principal balance of the mortgage loan is paid in full.

                            o The application of excess cash flow from the mortgaged real property, after debt service payments and any specified reserves or expenses have been funded or paid, to pay the principal amount of the mortgage loan. The payment of principal from excess cash flow will be in addition to the principal portion, if any, of the normal monthly debt service payment.

                            o The deposit of all cash flow from the related mortgaged real property into a lockbox account under the control of the lender.

                            One (1) of the mortgage loans, representing 1.0% of the initial mortgage pool balance, has a payment schedule that provides for the payment of the subject mortgage loan in full or substantially in full by its maturity date. That mortgage loan does not provide for any of the repayment incentives associated with mortgage loans with anticipated repayment dates.

DELINQUENCY STATUS.......   None of the mortgage loans that we intend to
                            include in the trust were 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date or at any time during the 12-month period preceding that date.

LOCKBOX TERMS............   Ninety-four (94) of the mortgage loans that we
                            intend to include in the trust, representing 97.7% of the initial mortgage pool balance, generally contain provisions for the payment of all rents, credit card receipts, accounts receivable payments and/or other income derived from the related mortgaged real properties into a lockbox account.

                            The above-referenced mortgage loans provide for the following types of lockbox accounts:

                                                                % OF INITIAL
                                                  NUMBER OF       MORTGAGE
                            TYPE OF LOCKBOX    MORTGAGE LOANS   POOL BALANCE
                            ---------------    --------------   ------------
                            Hard ...........         16             60.6%
                            Springing ......         78             37.1%


                            With respect to one (1) underlying mortgage loan, representing 0.2% of the initial mortgage pool balance, subsidized rents paid pursuant to a United States Department of Housing and Urban Development Housing Assistance Program are deposited directly into a lockbox account controlled by the mortgagee. The rents actually paid by the tenants are not paid directly into the lockbox. That underlying mortgage loan is reflected in the foregoing table as having a hard lockbox.

                            A description of "springing" and "hard" lockbox accounts with respect to the above referenced mortgage loans is set forth under "Description of the Mortgage Pool--Additional Loan and Property Information--Lockboxes" in this prospectus supplement.

PREPAYMENT LOCK-OUT,
 DEFEASANCE, PREPAYMENT
 PREMIUM AND YIELD
 MAINTENANCE PERIODS.....   An initial prepayment lock-out period is currently
                            in effect for 102 of the mortgage loans that we intend to include in the trust, representing 99.0% of the initial mortgage pool balance. A prepayment lock-out period is a period during which the principal balance of a mortgage loan may not be voluntarily prepaid in whole or in part. In most cases, as described in the following paragraph, the initial prepayment lock-out period is followed by a defeasance period.

                            Ninety-nine (99) of the mortgage loans referred to in the preceding paragraph, representing 95.5% of the initial mortgage pool balance, provide for a defeasance period, following the initial prepayment lock-out period, when voluntary prepayments are still prohibited but the related borrower may obtain a full or partial release of the mortgaged real property from the related mortgage lien by defeasing the mortgage loan through the delivery of non-callable U.S. Treasury securities or other non-callable government securities, within the meaning of section 2(a)(16) of the Investment Company Act of 1940, which are acceptable to the applicable rating agencies, as substitute collateral. None of these 99 mortgage loans permits defeasance prior to the second anniversary of the date of initial issuance of the offered certificates. See "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement.

                            One (1) of the mortgage loans referred to in the preceding paragraph, representing 1.2% of the initial mortgage pool balance, provides for a period, following the initial prepayment lock-out/defeasance period, when the loan is prepayable together with a declining percentage prepayment premium.

                            In addition, three (3) other mortgage loans that we intend to include in the trust, representing 3.5% of the initial mortgage pool balance, each provides for a period, following the initial prepayment lock-out period, when the loan is prepayable together with a yield maintenance charge (which may in no event be less than 1% of the prepaid amount), but does not provide for defeasance.

                            Set forth below is information regarding the remaining terms of the prepayment lock-out or prepayment lock-out/defeasance periods, as applicable, for the 102 underlying mortgage loans referred to in the first paragraph of this "--Prepayment Lock-Out, Defeasance, Prepayment Premium and Yield Maintenance Periods" subsection:

                            Maximum remaining prepayment
                             lock-out or prepayment
                             lock-out/defeasance period ...........   175 months
                            Minimum remaining prepayment
                             lock-out or prepayment
                             lock-out/defeasance period ...........    25 months
                            Weighted average remaining
                             prepayment lock-out
                             or prepayment
                             lock-out/defeasance period ...........   109 months

                            In addition, one (1) other mortgage loan that we intend to include in the trust, representing 1.0% of the initial mortgage pool balance, does not provide for a prepayment lock-out period as of the cut-off date, but provides that the loan is currently prepayable with the payment of a prepayment consideration in an amount equal to the greater of (a) a yield maintenance charge and (b) 1.0% of the prepaid amount, to be followed by a period when the loan is prepayable together with the payment of a prepayment consideration in an amount equal to the lesser of (x) a yield maintenance charge and (y) a declining percentage prepayment premium.

                            See "Description of the Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans-- Prepayment Provisions--Prepayment Consideration
                            Periods."

ADDITIONAL STATISTICAL INFORMATION

A. GENERAL
   CHARACTERISTICS.......   The mortgage pool will have the following general
                            characteristics as of the cut-off date:

                            Initial mortgage pool balance ....... $1,424,327,015
                            Number of mortgage loans ............            103
                            Number of mortgaged
                             real properties ....................            131
                            Maximum cut-off date
                             principal balance ..................   $229,674,914
                            Minimum cut-off date
                             principal balance ..................     $1,390,553
                            Average cut-off date
                             principal balance ..................    $13,828,418
                            Maximum mortgage interest rate ......         7.250%
                            Minimum mortgage interest rate ......         4.575%
                            Weighted average mortgage
                             interest rate ......................         5.671%
                            Maximum original term to maturity
                             or anticipated repayment date ......     240 months
                            Minimum original term to maturity
                             or anticipated repayment date ......      60 months
                            Weighted average original term to
                             maturity or anticipated
                             repayment date .....................     118 months
                            Maximum remaining term to maturity
                             or anticipated repayment date ......     177 months
                            Minimum remaining term to maturity
                             or anticipated repayment date ......      55 months
                            Weighted average remaining term to
                             maturity or anticipated
                             repayment date .....................     115 months
                            Weighted average underwritten debt
                             service coverage ratio .............          1.63x
                            Weighted average cut-off date
                             loan-to-value ratio ................          68.5%

                            In reviewing the foregoing table, please note that:

                            o The initial mortgage pool balance is equal to the total cut-off date principal balance of the mortgage pool and is subject to a permitted variance of plus or minus 5%.

                            o  Except as described below in the second
                               succeeding bullet, the underwritten debt service coverage ratio for any mortgage loan that is to be included in the trust is equal to the underwritten annual net cash flow for the related mortgaged real property, divided by the product of 12 times the monthly debt service payment due in respect of that underlying mortgage loan on the first due date following the cut-off date or, if that mortgage loan is currently in an interest-only period, on the first due date after the commencement of the scheduled amortization.

                            o Except as described in the following bullet, the cut-off date loan-to-value ratio for any mortgage loan to be included in the trust is equal to its cut-off date principal balance, divided by the estimated value of the related mortgaged real property as set forth in a related third-party appraisal dated as specified on Annex A-1 to this prospectus supplement.

                            o The exceptions to the foregoing calculations of underwritten debt service coverage ratio and cut-off date loan-to-value ratio are as follows:

                            (1) with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Penn Mutual, which provides for payments of interest only until the related stated maturity date, the calculation of underwritten debt service coverage ratio is based upon the actual interest-only payments (calculated in accordance with the related loan documents) that will be due in respect of the subject mortgage loan during the 12-month period following the cut-off date (without regard to the extra day in February 2004 for a leap year);

                            (2) with respect to the GIC Office Portfolio underlying mortgage loan, which is part of a split loan structure (see "Description of the Mortgage Pool--Split Loan Structure" in this prospectus supplement), the underwritten debt service coverage ratio is calculated based on 12 times the average of the monthly debt service payments that will be due in respect of the subject underlying mortgage loan and the five (5) pari passu non-trust mortgage loans secured by the GIC Office Portfolio mortgaged real properties, on all due dates over the term of those mortgage loans, commencing with the due date in February 2009; the cut-off date loan-to-value ratio is calculated based on the total cut-off date principal balance of the subject underlying mortgage loan and the five (5) pari passu non-trust mortgage loans secured by the GIC Office Portfolio mortgaged real properties; and neither the underwritten debt service coverage ratio calculation nor the cut-off date loan-to-appraised value calculation takes into account the subordinate non-trust mortgage loan secured by the GIC Office Portfolio mortgaged real properties; and

                            (3)   with respect to the MGM Tower underlying
                                  mortgage loan, which is part of a split loan
                                  structure (see "Description of the Mortgage
                                  Pool--Split Loan Structure" in this
                                  prospectus supplement), the underwritten debt service coverage ratio is calculated based on 12 times the average of the monthly debt service payments that will be due in respect of the subject underlying mortgage loan on all due dates over the term of the MGM Tower underlying mortgage loan, commencing with the due date in February 2004; and neither the underwritten debt service coverage ratio calculation nor the cut-off date loan-to-appraised value calculation takes into account the non-trust mortgage loan secured by the MGM Tower mortgaged real property.
B. GEOGRAPHIC
 CONCENTRATION...........   The table below shows the number of, and percentage
                            of the initial mortgage pool balance secured by, mortgaged real properties located in the indicated state:

                                                              % OF INITIAL
                                                NUMBER OF       MORTGAGE
                                    STATE      PROPERTIES     POOL BALANCE
                                    -----      ----------     ------------
                            California ......      17             17.2%
                            Connecticut .....       2             17.1%
                            Illinois ........       4             11.5%
                            Texas ...........      22              9.8%
                            Pennsylvania ....      10              6.6%
                            New Jersey ......       5              4.4%
                            New York ........       6              3.3%
                            Ohio ............       2              3.1%

                            The remaining mortgaged real properties with respect to the mortgage pool are located throughout 20 other states and the District of Columbia. No more than 3.0% of the initial mortgage pool balance is secured by mortgaged real properties located in any of these other states or the District of Columbia.

C. PROPERTY TYPES........   The table below shows the number of, and
                            percentage of the initial mortgage pool balance secured by, mortgaged real properties predominantly operated for each indicated purpose:


                                                   % OF INITIAL
                                     NUMBER OF       MORTGAGE
          PROPERTY TYPE             PROPERTIES     POOL BALANCE
--------------------------------   ------------   -------------
  Office .......................        38             54.8%
  Retail .......................        55             29.9%
     Regional Mall .............         3              6.4%
     Anchored Retail ...........        34             18.3%
     Unanchored Retail .........        18              5.2%
  Multifamily ..................        22              6.1%
  Industrial/Warehouse .........         8              5.6%
  Mobile Home Park .............         4              3.1%
  Self Storage .................         4              0.6%

D. ENCUMBERED INTERESTS..   The table below shows the number of mortgage loans
                            and the percentage of the initial mortgage pool balance represented thereby, that are secured by mortgaged real properties for which the whole or predominant encumbered interest is as indicated:


       ENCUMBERED INTEREST                             % OF INITIAL
        IN THE MORTGAGED               NUMBER OF         MORTGAGE
          REAL PROPERTY             MORTGAGE LOANS     POOL BALANCE
--------------------------------   ----------------   -------------
  Fee Simple ...................          99               82.1%
  Leasehold ....................           3               16.9%
  Fee Simple/Leasehold .........           1                1.0%

                            It should be noted that each mortgage loan secured by overlapping fee and leasehold interests or by a predominant fee interest and a relatively minor leasehold interest, is presented as being secured by a fee simple interest in this prospectus supplement and is therefore included within the category referred to as "fee simple" in the chart above.


E. SIGNIFICANT UNDERLYING
   MORTGAGE LOANS........   The mortgage pool will include three (3) mortgage
                            loans that have, in each such case, a cut-off date principal balance that is equal to or greater than 5.0% of the initial mortgage pool balance. See
                            "Description of the Mortgage Pool--Significant
                            Underlying Mortgage Loans" in this prospectus supplement. The following contains summary information regarding those mortgage loans.

THE UBS CENTER - STAMFORD
 MORTGAGE LOAN...........   Set forth below is loan and property information
                            with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex
                            A-1 to this prospectus supplement as UBS Center -
                            Stamford.


Cut-off date principal balance ....................             $229,674,914
Percentage of initial mortgage pool balance .......                    16.1%
Cut-off date mortgage interest rate ...............           6.0% per annum
Maturity date .....................................         October 11, 2016
Lock-out/defeasance expiration date ...............       September 10, 2016
Original amortization term ........................ Approximately 285 months
Cut-off date loan-to-value ratio ..................                    87.7%
Underwritten debt service coverage ratio ..........                    1.00x
Lockbox ...........................................                     Hard
Sponsor ...........................................   Eaton Vance Management
Major tenant ......................................   UBS AG, acting through
                                                         its Stamford Branch
Property type .....................................                   Office
Property size (approximate net rentable area) .....      682,327 square feet
Property location .................................    Stamford, Connecticut
Appraised value ...................................             $262,000,000

                         In reviewing the foregoing table, please note that:

                            o A hard lockbox means, with respect to the subject underlying mortgage loan, that the borrower is required to cause all rents from the related mortgaged real property to be deposited by the tenants into an account controlled by the mortgagee, with such funds to be applied in accordance with the related loan documents to satisfy the borrower's obligation to pay debt service payments.

                            o The cut-off date loan-to-value ratio and the appraised value are based on an appraisal of the UBS Center - Stamford mortgaged real property as of November 1, 2003.

                            S&P and Moody's have each confirmed to us that the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as UBS Center - Stamford has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated A-/A3 by S&P and Moody's, respectively.

                            See "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The UBS Center - Stamford Mortgage Loan" in this prospectus supplement.

THE GIC OFFICE PORTFOLIO
 MORTGAGE LOAN...........   Set forth below is loan and property information
                            with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex
                            A-1 to this prospectus supplement as GIC Office
                            Portfolio.

Cut-off date principal balance ...................               $  200,000,000
Percentage of initial mortgage pool balance ......                        14.0%
Cut-off date mortgage interest rate ..............           5.24679% per annum
Maturity date ....................................              January 8, 2014
Lock-out/defeasance expiration date ..............                 July 7, 2013
Original amortization term .......................                     30 years
Cut-off date loan-to-value ratio .................                        48.8%
Underwritten debt service coverage ratio .........                        2.40x
Lockbox ..........................................                         Hard
Sponsor .......................................... Prime Plus Investments, Inc.
Major tenants ....................................   AT&T Corp.; William Blair;
                                                    USG Corporation; McDermott,
                                                         Will & Emery; JPMorgan
                                                      Chase; AT Kearney; Credit
                                                            Suisse First Boston
Property type ....................................                       Office
Property size (approximate net rentable area) ....        6,389,871 square feet
Property location ................................           Chicago, Illinois;
                                                     Bala Cynwyd, Pennsylvania;
                                                     San Francisco, California;
                                                        Greenwich, Connecticut;
                                                            New York, New York;
                                                           Seattle, Washington;
                                                           Milwaukee, Wisconsin
Appraised value ..................................               $1,435,450,000

                            In reviewing the foregoing table, please note that:

                            o The subject underlying mortgage loan requires payments of interest only through the due date in January 2009.

                            o The original amortization term is based on the original amortization term of the subject underlying mortgage loan and the six (6) related non-trust mortgage loans that are collectively secured by the GIC Office Portfolio mortgaged real properties, together with a $75,000,000 mezzanine loan secured by direct or indirect equity interests in the related borrower.

                            o  The cut-off date loan-to-value ratio is
                               calculated based on the total cut-off date principal balance of the subject underlying mortgage loan and the five (5) pari passu non-trust mortgage loans secured by the GIC Office Portfolio mortgaged real properties.

                            o The underwritten debt service coverage ratio is calculated based on 12 times the average of the monthly debt service payments that will be due in respect of the subject underlying mortgage loan and the five (5) pari passu non-trust mortgage loans, on all due dates over the term of those mortgage loans, commencing with the due date in February 2009.

                            o The JPMorgan Chase space at the GIC Office Portfolio mortgaged real property known as AT&T Corporate Center is leased to JPMorgan Chase Bank and the JPMorgan Chase space at the GIC Office Portfolio mortgaged real property known as One Bush Plaza is leased to J.P. Morgan Securities Inc.

                            o A hard lockbox means, with respect to the subject underlying mortgage loan, that the borrower is required to cause all income from the related mortgaged real property to be deposited directly into a segregated lockbox account controlled by the mortgagee, which funds will be allocated as follows: (1) monthly ground rent, if any, to the ground rent reserve account; (2) tax and insurance amounts to the tax and insurance reserve accounts account; (3) monthly debt service payment amount to the debt service reserve account; (4) if an immaterial non-monetary event of default exists, monthly operating expenses to the operating expense reserve account; (5) monthly rollover expense deposit to the rollover reserve account; (6) default interest to the debt service reserve account; (7) cash management fees to the lockbox bank; and (8) monthly debt service on the related mezzanine loan to the mezzanine loan reserve account, with the remainder to be released to the borrower unless an event of default with respect to the GIC Office Portfolio loan group or a mezzanine loan event of default exists.

                            o USG Corporation filed a bankruptcy proceeding under Chapter 11 of the United States Bankruptcy Code in June 2001.

                            o The cut-off date loan-to-value ratio and the appraised value are based on the aggregate appraised values of the GIC Office Portfolio mortgaged real properties as of December 31, 2003.

                            S&P and Moody's have each confirmed to us that the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as GIC Office Portfolio has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated AA-/A2 by S&P and Moody's, respectively.

                            See "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The GIC Office Portfolio Mortgage Loan" in this prospectus supplement.

THE MGM TOWER
 MORTGAGE LOAN............  Set forth below is loan and property information with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as MGM Tower.


Cut-off date principal balance .................                    $130,000,000
Percentage of initial mortgage pool balance ....                            9.1%
Cut-off date mortgage interest rate ............                4.650% per annum
Maturity date ..................................                    May 11, 2013
Lock-out/defeasance expiration date ............               February 10, 2013
Original amortization term .....................                        28 years
Cut-off date loan-to-value ratio ...............                           39.4%
Underwritten debt service coverage ratio .......                           2.76x
Lockbox ........................................                            Hard
Sponsor ........................................          JMB Realty Corporation
Major tenants ..................................             Metro-Goldwyn-Mayer
                                                     Studios Inc.; International
                                                      Lease Finance Corporation;
                                                      Christensen, Miller, Fink,
                                                 Jacobs, Glaser, Weil & Shapiro,
                                                     LLP; Pillsbury Winthrop LLP
Property type ..................................                          Office
Property size (approximate net rentable area) ..             776,801 square feet
Property location ..............................        Century City, California
Appraised value ................................                    $330,000,000

                            In reviewing the foregoing table, please note that:

                            o The subject underlying mortgage loan required payments of interest only through the due date in January 2004.

                            o The original amortization term is based on the original amortization term of the subject underlying mortgage loan and the related non-trust mortgage loan that are jointly secured by the MGM Tower mortgaged real property.

                            o The underwritten debt service coverage ratio is calculated based on 12 times the average of the monthly debt service payments that will be due in respect of the subject underlying mortgage loan on all due dates over the term of that mortgage loan, commencing with the due date in February 2004.

                            o A hard lockbox means, with respect to the subject underlying mortgage loan, that the borrower is required to cause all rents from the related mortgaged real property to be deposited directly into an account controlled by the mortgagee, provided that the borrower shall have the right to have the funds disbursed on a daily basis to an account controlled by the borrower without the lender's consent. Upon the occurrence and during the continuation of certain lockbox-triggering events, those funds will be swept to a mortgagee-controlled account, and the mortgagee will be authorized to disburse those funds in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance premiums and reserve account deposits.

                            o The mortgaged real property also includes a seven-level parking structure with 2,311 parking spaces.

                            o The cut-off date loan-to-value ratio and the appraised value are based on an appraisal of the MGM Tower mortgaged real property as of June 1, 2003.

                            S&P and Moody's have each confirmed to us that the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as MGM Tower has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated AAA/Aa2 by S&P and Moody's, respectively.

                            See "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The MGM Tower Mortgage Loan" in this prospectus supplement.


                      LEGAL AND INVESTMENT CONSIDERATIONS
FEDERAL INCOME
 TAX CONSEQUENCES.........  The trustee or its agent will make elections to treat designated portions of the assets of the trust as multiple real estate mortgage investment conduits, or REMICs, under sections 860A through 860G of the Internal Revenue Code of 1986, as amended. Those multiple REMICs are as follows:

                            o REMIC I, which will consist of, among other things, the underlying mortgage loans, but will exclude collections of additional interest accrued and deferred as to payment with respect to each mortgage loan in REMIC I with an anticipated repayment date that remains outstanding past that date;

                            o REMIC II, which will hold the regular interests in REMIC I; and

                            o REMIC III, which will hold the regular interests in REMIC II.

                            Any assets of the trust not included in a REMIC will constitute a grantor trust for federal income tax purposes.

                            The offered certificates will be treated as regular interests in REMIC III. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The offered certificates will not represent any interest in the grantor trust referred to above.

                            None of the offered certificates will be issued with more than a de minimis amount of original issue discount.

                            When determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

                            o the underlying mortgage loans with anticipated repayment dates will be paid in full on those dates,

                            o no mortgage loan in the trust will otherwise be prepaid prior to maturity, and

                            o there will be no extension of maturity for any mortgage loan in the trust.

                            For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Federal Income Tax Consequences" in each of this prospectus supplement and the accompanying prospectus.

ERISA....................   We anticipate that, subject to satisfaction of the
                            conditions referred to under "ERISA Considerations" in this prospectus supplement, retirement plans and other employee benefit plans and arrangements subject to--

                            o  Title I of the Employee Retirement Income
                               Security Act of 1974, as amended, or

                            o section 4975 of the Internal Revenue Code of 1986, as amended,

                            will be able to invest in the offered certificates without giving rise to a prohibited transaction. This is based upon an individual prohibited transaction exemption granted to a predecessor to Lehman Brothers Inc. by the U.S. Department of Labor.

                            If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or section 4975 of the Internal Revenue Code of 1986, as amended, you should review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or section 4975 of the Internal Revenue Code of 1986, as amended. See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

LEGAL INVESTMENT.........   None of the offered certificates will be mortgage
                            related securities within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

                            If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors to determine whether and to what extent the offered certificates will be legal investments for you. See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

INVESTMENT
 CONSIDERATIONS...........  The rate and timing of payments and other collections of principal on or with respect to the underlying mortgage loans will affect the yield to maturity on each offered certificate. In the case of any offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of any offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield.

                            The yield on any offered certificate with a variable or capped pass-through rate could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.

                            See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying prospectus.

                                 RISK FACTORS

     The offered certificates are not suitable investments for all investors. You should not purchase any offered certificates unless you understand and are able to bear the risks associated with those certificates.

     The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

     You should consider the following factors, as well as those set forth under "Risk Factors" in the accompanying prospectus, in deciding whether to purchase any offered certificates. The "Risk Factors" section in the accompanying prospectus includes a number of general risks associated with making an investment in the offered certificates.


RISKS RELATED TO THE OFFERED CERTIFICATES

     The Class B, C, D, E and F Certificates Are Subordinate to, and Are Therefore Riskier than, the Class A-1, A-2, A-3 and A-4 Certificates. If you purchase class B, C, D, E or F certificates, then your offered certificates will provide credit support to other classes of series 2004-C1 certificates, including the A-1, A-2, A-3, A-4, X-CL, X-CP and X-ST classes. As a result, you will receive payments after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of series 2004-C1 certificates.

     When making an investment decision, you should consider, among other things--

   o the payment priorities of the respective classes of the series 2004-C1 certificates,

   o the order in which the principal balances of the respective classes of the series 2004-C1 certificates with balances will be reduced in connection with losses and default-related shortfalls, and

   o the characteristics and quality of the mortgage loans in the trust.

See "Description of the Mortgage Pool" and "Description of the Offered Certificates--Payments" and "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable," "--Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses" and "--Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates" in the accompanying prospectus.

     The Offered Certificates Have Uncertain Yields to Maturity. The yields on your offered certificates will depend on--

   o the price you paid for your offered certificates, and

   o the rate, timing and amount of payments on your offered certificates.

     The rate, timing and amount of payments on your offered certificates will depend on:

   o the pass-through rate for, and other payment terms of, your offered certificates;

   o the rate and timing of payments and other collections of principal on the underlying mortgage loans;

   o the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans;

   o the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

   o the collection and payment of prepayment premiums and yield maintenance charges with respect to the underlying mortgage loans; and

   o servicing decisions with respect to the underlying mortgage loans.

In general, these factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

     See "Description of the Mortgage Pool," "Servicing of the Underlying Mortgage Loans," "Description of the Offered Certificates--Payments" and "--Reductions of Certificate Principal Balances in Connection with Realized Losses and

Additional Trust Fund Expenses" and "Yield and Maturity Considerations" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable" and "Yield and Maturity Considerations" in the accompanying prospectus.

     The Investment Performance of Your Offered Certificates May Vary Materially and Adversely from Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans Is Faster or Slower than You Anticipated. If you purchase your offered certificates at a premium, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.

     You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates resulting from the corresponding prepayment.

     The yield on any offered certificate with a variable or capped pass-through rate could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.

     With Respect to the Second and Third Largest Mortgage Loans That We Intend to Include in the Trust, the Mortgaged Real Properties that Secure the Subject Mortgage Loan in the Trust also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Mortgage Loans That Comprise Each Such Split Loan Structure Are Cross-Collateralized and Cross-Defaulted; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests. The underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as the GIC Office Portfolio, which underlying mortgage loan has a cut-off date principal balance of $200,000,000 and represents 14.0% of the initial mortgage pool balance, is part of a split loan structure comprised of seven (7) mortgage loans, whereby the subject underlying mortgage loan and the six (6) mortgage loans that are not included in the trust are together secured by a single mortgage instrument encumbering the subject mortgaged real properties. Five (5) of those non-trust mortgage loans are pari passu in right of payment with the subject underlying mortgage loan, and the remaining such non-trust mortgage loan is subordinate in right of payment during the continuance of certain uncured events of default and acceleration of the GIC Office Portfolio loan group. The mortgage loans comprising the GIC Office Portfolio loan group and the payment priority between those mortgage loans are more fully described under "Description of the Mortgage Pool--Split Loan Structures" in this prospectus supplement.

     In connection with the foregoing, the respective noteholders for the GIC Office Portfolio mortgage loans have executed one or more related co-lender or similar agreements, which generally provide that: (a) all of the six (6) non-trust mortgage loans secured by the GIC Office Portfolio will be serviced under the series 2004-C1 pooling and servicing agreement by the master servicer and the special servicer, in general, as if each such non-trust mortgage loan were a mortgage loan in the trust; (b) for so long as the unpaid principal balance of the subordinate non-trust mortgage loan secured by the GIC Office Portfolio, net of any appraisal reduction amount allocable to such non-trust mortgage loan, is equal to or greater than 27.5% of an amount equal to (i) the original principal balance of such non-trust mortgage loan, less (ii) any borrower principal payments received on and allocated to such non-trust mortgage loan, the holder of the GIC Office Portfolio subordinate non-trust mortgage loan has the ability, directly or through a representative, to advise and direct the master servicer and/or the special servicer with respect to various servicing matters affecting all of the mortgage loans in the GIC Office Portfolio split loan structure, including the corresponding mortgage loan in the trust; (c) if the unpaid principal balance of the subordinate non-trust mortgage loan secured by the GIC Office Portfolio mortgaged real properties, net of any appraisal reduction amount allocable to that non-trust mortgage loan, is less than 27.5% of an amount equal to (i) the original principal balance of such non-trust mortgage loan, less (ii) any borrower principal payments received on and allocated to such non-trust mortgage loan, the ability to advise and direct the master servicer and/or the special servicer as described in the preceding clause (b) will belong to the holder of the GIC Office Portfolio underlying mortgage loan or its designee (which designee, in accordance with the series 2004-C1 pooling and servicing agreement, will be (x) the series 2004-C1 controlling class representative, if and for so long as the designated controlling class of series 2004-C1 certificateholders is class L or a class of series 2004-C1 certificates with a later alphabetic designation, or
(y) the holder of a pari passu non-trust mortgage loan secured by the GIC Office Portfolio mortgaged real properties or a representative of that holder, on and after the date that the designated controlling class of series 2004-C1 certificateholders is class K or a class of series 2004-C1 certificates with an earlier alphabetic designation); (d) in addition to the rights of the holders of the mortgage loans secured by the GIC Office Portfolio mortgaged real properties to advise and direct the special servicer, as described in the preceding clauses (b) and (c), the respective holders of all of the pari passu non-trust mortgage loans secured by the GIC Office Portfolio mortgaged real properties will each have the ongoing right, directly or through a representative, to consult with the master servicer and/or the special servicer with respect to various servicing matters affecting all of the mortgage loans in the subject split loan structure, including the GIC Office Portfolio mortgage loan in the trust; (e) if and for so long as the mortgage loans comprising the GIC Office Portfolio loan group remain specially serviced mortgage loans, then, upon the earlier to occur of: (i) any monthly payment is delinquent for at least 60 days, and (ii) the subordinate GIC Office Portfolio non-trust mortgage loan noteholder is about to lose its rights to advise and direct the master servicer and the special servicer referred to in clause (b) of this paragraph (provided that an event of default has occurred or is reasonably foreseeable), the holder of the subordinate non-trust mortgage loan secured by the GIC Office Portfolio has an assignable right to purchase all six (6) of the senior mortgage loans in the GIC Office Portfolio loan group, including the GIC Office Portfolio mortgage loan in the trust, at a price generally equal to the unpaid principal balance of the subject mortgage loans, plus accrued unpaid interest thereon at the mortgage interest rate, plus any servicing compensation, unreimbursed servicing advances and interest on all such related advances payable thereon as set forth in the related co-lender agreement; and (f) the holder of the subordinate GIC Office Portfolio non-trust mortgage loan has the limited right to cure certain events of default that are susceptible of cure by the payment of money, with respect to the six (6) other mortgage loans in the GIC Office Portfolio loan group, including the corresponding mortgage loan in the trust, within 10 business days of the later of (i) receipt by such subordinate non-trust mortgage loan noteholder of notice of the mortgage event of default or (ii) the expiration of the applicable grace period for the subject event of default. See "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The GIC Office Portfolio Mortgage Loan" and "Servicing of the Underlying Mortgage Loans--The Series 2004-C1 Controlling Class Representative and the Non-Trust Loan Noteholders" in this prospectus supplement.

     Further, the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as MGM Tower, which has an unpaid principal balance of $130,000,000, representing 9.1% of the initial mortgage pool balance, is part of a split loan structure comprised of two (2) mortgage loans, whereby the subject underlying mortgage loan and a mortgage loan that is not included in the trust fund and is held by a third-party noteholder, are together secured by a single mortgage instrument on the related mortgaged real property. The MGM Tower non-trust mortgage loan is subordinate in right of payment (during the continuance of certain uncured events of default). The payment priority between the MGM Tower underlying mortgage loan and the MGM Tower non-trust mortgage loan is more fully described under "Description of the Mortgage Pool--Split Loan Structures" in this prospectus supplement.

     In connection with the foregoing, the respective noteholders for the MGM Tower loan pair have executed a co-lender agreement, which generally provides that: (a) the MGM Tower non-trust mortgage loan will be serviced under the series 2004-C1 pooling and servicing agreement by the master servicer and the special servicer, in general, as if such non-trust mortgage loan were an underlying mortgage loan; (b) for so long as the unpaid principal balance of the MGM Tower non-trust mortgage loan, net of any appraisal reduction amount allocable to such non-trust mortgage loan, is equal to or greater than 27.5% of an amount equal to (i) the original principal balance of such non-trust mortgage loan, less (ii) any borrower principal payments received on and allocated to such non-trust mortgage loan, the holder of the MGM Tower non-trust mortgage loan has the ability, directly or through a representative, to advise and direct the master servicer and/or the special servicer with respect to various servicing matters affecting the entire MGM Tower loan pair, including the corresponding underlying mortgage loan; (c) if and for so long as the mortgage loans comprising the MGM Tower loan pair remain specially serviced mortgage loans, then, upon the earlier to occur of: (i) any monthly payment is delinquent for at least 60 days, and (ii) the subordinate MGM Tower non-trust noteholder is about to lose its rights to advise and direct the master servicer and special servicer referred to in clause (b) of this paragraph, the holder of the MGM Tower non-trust mortgage loan has the assignable right to purchase the subject underlying mortgage loan from the trust, at a price generally equal to the unpaid principal balance of the subject underlying mortgage loan, plus accrued unpaid interest thereon at the mortgage interest rate, plus any servicing compensation, unreimbursed servicing advances and interest on all such related advances payable thereon as set forth in the related co-lender agreement; and (d) the holder of the MGM Tower non-trust mortgage loan has the limited right to cure certain events of default that are susceptible of cure by the payment of money, within 10 business days of the later of (i) receipt by such non-trust mortgage loan noteholder of notice of the mortgage event of default or (ii) the expiration of the applicable grace period for the subject event of default. See "Description of the Mortgage

Pool--Significant Underlying Mortgage Loans--The MGM Tower Mortgage Loan" and "Servicing of the Underlying Mortgage Loans--The Series 2004-C1 Controlling Class Representative and the Non-Trust Loan Noteholders" in this prospectus supplement.

     In connection with exercising any of the foregoing rights afforded to it, the holder of any of the above-described non-trust mortgage loans (or, if applicable, any designee or assignee thereof with respect to the particular right) may have interests that conflict with your interests. If any such non-trust mortgage loan is included in a securitization, then the designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor or other comparable party or a servicer from that securitization.

     The Interests of the Series 2004-C1 Controlling Class Certificateholders May Be in Conflict with the Interests of the Offered Certificateholders. The holders of certificates representing a majority interest in the controlling class of series 2004-C1 certificates will be entitled to: (a) appoint a representative having the rights and powers described under "Servicing of the Underlying Mortgage Loans--The Series 2004-C1 Controlling Class Representative and the Non-Trust Loan Noteholders" in this prospectus supplement; and (b) replace the special servicer, subject to satisfaction of the conditions described under "Servicing of the Underlying Mortgage Loans--Replacement of the Special Servicer by the Series 2004-C1 Controlling Class" in this prospectus supplement. Among other things, the series 2004-C1 controlling class representative may direct the special servicer to take, or to refrain from taking, certain actions with respect to the servicing and/or administration of any specially serviced mortgage loans and foreclosure properties in the trust fund that the series 2004-C1 controlling class representative may consider advisable, except to the extent that the MGM Tower non-trust mortgage loan noteholder, a GIC Office Portfolio non-trust mortgage loan noteholder or a designee or representative of the foregoing may otherwise do so.

     In the absence of significant losses on the underlying mortgage loans, the series 2004-C1 controlling class will be a non-offered class of series 2004-C1 certificates. The series 2004-C1 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates. You should expect that the series 2004-C1 controlling class certificateholder will exercise its rights and powers on behalf of the series 2004-C1 controlling class certificateholders, and it will not be liable to any other class of series 2004-C1 certificateholders for so doing.


RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

     The Absence of or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates. After the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In an attempt to redress this situation, President George W. Bush signed into law the Terrorism Risk Insurance Act of 2002, which establishes a three-year federal back-stop program under which the federal government and the insurance industry will share in the risk of loss associated with certain future terrorist attacks. Pursuant to the provisions of the act, (a) qualifying insurers must offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses, (b) the federal government will reimburse insurers 90% of amounts paid on claims, in excess of a specified deductible, provided that aggregate property and casualty insurance losses resulting from an act of terrorism exceed $5,000,000, (c) the federal government's aggregate insured losses are limited to $100 billion per program year, (d) reimbursement to insurers will require a claim based on a loss from a terrorist act, (e) to qualify for reimbursement, an insurer must have previously disclosed to the policyholder the premium charged for terrorism coverage and its share of anticipated recovery for insured losses under the federal program, and (f) the federal program by its terms will terminate December 31, 2005 (or on December 31, 2004 if not extended through December
2005). With regard to policies in existence on November 26, 2002, the act provides that any terrorism exclusion in a property and casualty insurance contract in force on such date is void if such exclusion exempts losses that would otherwise be subject to the act, provided, that an insurer may reinstate such a terrorism exclusion if the insured either (x) authorizes such reinstatement in writing or (y) fails to pay the premium increase related to the terrorism coverage within thirty days of receiving notice of such premium increase and of its rights in connection with such coverage.

     The Terrorism Risk Insurance Act of 2002 only applies to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism" by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the act. Moreover, the act's deductible and copayment provisions still leaves insurers with high potential exposure for terrorism-related claims. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such insurance terrorism coverage is still expected to be high. Finally, upon expiration of the federal program established by the act, there is no assurance that subsequent terrorism legislation would be passed.

     With respect to substantially all of the mortgage loans that we intend to include in the trust, the related loan documents generally provide that either
(a) the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged real property against certain acts of terrorism (except that the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located), (b) the borrowers are required to provide such additional insurance coverage as lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties, (c) a credit-rated tenant is obligated to restore the mortgaged real property in the event of a casualty, or (d) a principal of the borrower has agreed to be responsible for losses resulting from terrorist acts which are not otherwise covered by insurance.

     Repayment of the Underlying Mortgage Loans Depends on the Operation of the Mortgaged Real Properties. The underlying mortgage loans are secured by mortgage liens on fee and/or leasehold interests in the following types of real property:

   o office

   o anchored retail,

   o unanchored retail,

   o regional malls,

   o multifamily rental,

   o industrial/warehouse,

   o mobile home parks; and

   o self-storage.

     The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on--

   o the successful operation and value of the related mortgaged real property, and

   o the related borrower's ability to refinance the mortgage loan or sell the related mortgaged real property.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance" and "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates" in the accompanying prospectus.

     Risks Associated with Commercial Condominium Ownership. The underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as UBS Center - Stamford, representing 16.1% of the initial mortgage pool balance, is secured by the related borrower's interest in certain commercial condominium units and planned unit development units. See "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The UBS Center - Stamford Mortgage Loan." The underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as GIC Office Portfolio, representing 14.0% of the initial mortgage pool balance, is secured by the related borrower's interest in the commercial condominium unit located in one of the buildings at the subject mortgaged real properties. See "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The GIC Office Portfolio Mortgage Loan."

     In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may have an adverse impact on the underlying mortgage loans that are secured by mortgaged real properties consisting of such condominium interests.

     There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject mortgaged real property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged real property, there could be a delay in the restoration of the mortgaged real property and/or the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the series 2004-C1 certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

     The Underlying Mortgage Loans Have a Variety of Characteristics Which May Expose Investors to Greater Risk of Default and Loss. When making an investment decision, you should consider, among other things, the following characteristics of the underlying mortgage loans and/or the mortgaged real properties for those loans. Any or all of these characteristics can affect, perhaps materially and adversely, the investment performance of your offered certificates. Several of the items below include a cross-reference to where the associated risks are further discussed in this prospectus supplement or in the accompanying prospectus. In addition, several of those items may include a cross reference to where further information about the particular characteristic may be found in this prospectus supplement.

   o The Mortgaged Real Property Will Be the Sole Asset Available to Satisfy the Amounts Owing Under an Underlying Mortgage Loan in the Event of Default. All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse loans. You should anticipate that, if the related borrower defaults on any of the underlying mortgage loans, only the mortgaged real property and any additional collateral for the relevant loan, such as escrows or letters of credit, but none of the other assets of the borrower, is available to satisfy the debt. Even if the related loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under a defaulted mortgage loan or under a guaranty. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse" in the accompanying prospectus.

   o In Some Cases, a Mortgaged Real Property Is Dependent on a Single Tenant or on One or a Few Major Tenants. In the case of 52 mortgaged real properties, securing 55.5% of the initial mortgage pool balance, the related borrower has leased the property to at least one tenant that occupies 25% or more of the particular property. In the case of 14 of those properties, securing 19.9% of the initial mortgage pool balance, the related borrower has leased the particular property to a single tenant that occupies all or substantially all of the property. Accordingly, the full and timely payment of each of the related underlying mortgage loans is highly dependent on the continued operation of the major tenant or tenants, which, in some cases, is the sole tenant at the mortgaged real property. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--The Successful Operation of a Multifamily or Commercial Property Depends on Tenants," "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral" and "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--Tenant Bankruptcy Adversely Affects Property Performance" in the accompanying prospectus.

   o Ten Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on the Respective Borrower's Interests in Each of the Following Property Types--Office and Retail. Thirty-eight (38) of the mortgaged real properties, securing 54.8% of the initial mortgage pool balance, are primarily used for office purposes. Some of those office properties are heavily dependent on one or a few major tenants that lease a substantial portion of or the entire property.

     A number of factors may adversely affect the value and successful operation of an office property. Some of these factors include:

     1. the strength, stability, number and quality of the tenants;

     2. accessibility from surrounding highways/streets;

     3. the physical condition and amenities of the subject building in relation to competing buildings, including the condition of the HVAC system, parking and the subject building's compatibility with current business wiring requirements;

     4. whether the area is a desirable business location, including local labor cost and quality, access to transportation, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities; and

     5. the financial condition of the owner of the subject property.

     See "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates--Office Properties" in the accompanying prospectus.

     Fifty-five (55) of the mortgaged real properties, securing 29.9% of the initial mortgage pool balance, are primarily used for retail purposes. A number of factors may adversely affect the value and successful operation of a retail property. Some of these factors include:

     1. the strength, stability, number and quality of the tenants;

     2. tenants' sales;

     3. tenant mix;

     4. whether the subject property is in a desirable location;

     5. the physical condition and amenities of the subject building in relation to competing buildings;

     6. competition from nontraditional sources such as catalog retailers, home shopping networks, electronic media shopping, telemarketing and outlet centers;

     7. whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

     8. the financial condition of the owner of the subject property.

     We consider 37 of the subject retail properties, securing 24.6% of the initial mortgage pool balance, to be anchored, including shadow anchored; and 18 of the subject retail properties, securing 5.2% of the initial mortgage pool balance, to be unanchored. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the subject property and is important in attracting customers to the subject property. A shadow anchor is a store or business that satisfies the criteria for an anchor tenant, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

     At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant (or a shadow anchor tenant) may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant or a shadow anchor tenant ceases operations at a retail property or if their sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     See "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates--Retail Properties" in the accompanying prospectus.

     The inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. See "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties That May Secure Mortgage Loans Underlying a Series of Offered Certificates" in the accompanying prospectus.

   o Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Property Located in Each of the Following States--California, Connecticut, Illinois, Texas and Pennsylvania. The mortgaged real properties located in each of the following states secure mortgage loans or allocated portions of mortgage loans that represent 5.0% or more of the initial mortgage pool balance:


                                                    % OF INITIAL
                                      NUMBER OF       MORTGAGE
STATE                                PROPERTIES     POOL BALANCE
---------------------------------   ------------   -------------
  California ....................        17             17.2%
  Connecticut ...................         2             17.1%
  Illinois ......................         4             11.5%
  Texas .........................        22              9.8%
  Pennsylvania ..................        10              6.6%

     The inclusion of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that state. See "Risk Factors--Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus. The mortgaged real properties located in any given state may be concentrated in one or more areas within that state. Annex A-1 to this prospectus supplement contains the address for each mortgaged real property.

   o The Mortgage Pool Will Include Material Concentrations of Balloon Loans and Loans with Anticipated Repayment Dates. Ninety-nine (99) mortgage loans, representing 98.3% of the initial mortgage pool balance, are balloon loans. One (1) of those balloon mortgage loans, representing 4.2% of the initial mortgage pool balance, is an interest-only balloon loan. In addition, three (3) mortgage loans, representing 0.7% of the initial mortgage pool balance, provide material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. The ability of a borrower to make the required balloon payment on a balloon loan, or payment of the entire principal balance of an interest-only balloon loan, at maturity, and the ability of a borrower to repay a mortgage loan on or before any related anticipated repayment date, in each case depends upon the borrower's ability either to refinance the loan or to sell the mortgaged real property. Although a mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan. See "Description of the Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans" in this prospectus supplement and "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable--There Is an Increased Risk of Default Associated with Balloon Payments" in the accompanying prospectus.

   o The Mortgage Pool Will Include Some Disproportionately Large Mortgage Loans. The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in that pool can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. The five (5) largest mortgage loans to be included in the trust represent 47.5% of the initial mortgage pool balance, and the 10 largest mortgage loans to be included in the trust represent 59.3% of the initial mortgage pool balance. It has been confirmed to us by S&P and Moody's, however, that four (4) of the 10 largest mortgage loans to be included in the trust, including the three (3) largest mortgage loans to be included in the trust, each has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with investment grade-rated obligations. See "Description of the Mortgage Pool--General," "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" and "--Significant Underlying Mortgage Loans" in this prospectus supplement and "Risk Factors--Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus.

   o The Mortgage Pool Will Include Leasehold Mortgage Loans. Four (4) mortgage loans, representing 17.9% of the initial mortgage pool balance, are secured by a mortgage lien on the related borrower's leasehold interest in a material portion of the related mortgaged real property, but not by the corresponding fee interest in the portion of the property that is subject to the ground lease. Because of possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on an actual ownership interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the trust, generally will have the right to cure defaults under the related ground lease. In addition, the terms of certain ground leases may require that insurance proceeds or condemnation awards be applied to restore the property or be paid, in whole or in part, to the ground lessor rather than be applied against the outstanding principal balance of the related mortgage loan. See "Description of the Mortgage Pool--Additional Loan and Property Information--Ground Leases" in this prospectus supplement. See also "Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the accompanying prospectus.

   o Some of the Mortgaged Real Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures.
     Some of the mortgage loans are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty. See "Description of the Mortgage Pool--Additional Loan and Property Information--Zoning and Building Code Compliance" in this prospectus supplement and "Risk Factors--Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property" in the accompanying prospectus.

   o Some of the Mortgaged Real Properties May Not Comply with the Americans with Disabilities Act of 1990. Some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may not comply with the Americans with Disabilities Act of 1990. Compliance, if required, can be expensive. See "Risk Factors--Compliance with the Americans with Disabilities Act of 1990 May Be Expensive" and "Legal Aspects of Mortgage Loans--Americans with Disabilities Act" in the accompanying prospectus.

   o Multiple Mortgaged Real Properties Are Owned by the Same Borrower, Affiliated Borrowers or Borrowers with Related Principals or Are Occupied, in Whole or in Part, by the Same Tenant or Affiliated Tenants. Eight (8) separate groups of mortgage loans that we intend to include in the trust have borrowers that, in the case of each of those groups, are the same or under common control. The five (5) largest of these separate groups represent 2.6%, 2.0%, 1.4%, 1.0% and 0.8%, respectively, of the initial mortgage pool balance. See "Description of the Mortgage Pool--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

     In addition, there are tenants who lease space at more than one mortgaged real property securing mortgage loans that we intend to include in the trust. Furthermore, there may be tenants that are related to or affiliated with a borrower. See Annex A-1 to this prospectus supplement for a list of the three most significant tenants at each of the mortgaged real properties used for retail, office and/or industrial/warehouse purposes.

     The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties securing the underlying mortgage loans could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans in the trust. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--Tenant Bankruptcy Adversely Affects Property Performance," "--Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" and "--Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

   o Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt. The second and third largest mortgage loans in the trust, which are described under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The GIC Office Portfolio Mortgage Loan" and "--Significant Underlying Mortgage Loans--The MGM Tower Mortgage Loan," respectively, in this prospectus supplement, and which represent 14.0% and 9.1%, respectively, of the initial mortgage pool balance, are each part of a split loan structure comprised of one or more additional mortgage loans (not included in the trust) that are secured by the same mortgaged real property or properties, as applicable, as is the subject underlying mortgage loan. In that regard--

      (a) the mortgaged real properties identified on Annex A-1 to this prospectus supplement as the GIC Office Portfolio are encumbered by a mortgage instrument that secures or by mortgage instruments that collectively secure:

            (i) the related underlying mortgage loan, which mortgage loan is expected to have a cut-off date principal balance of $200,000,000, representing approximately 14.0% of the initial mortgage pool balance;

            (ii) five (5) other mortgage loans that will not be part of the trust fund, which mortgage loans are expected to have an aggregate principal balance as of the cut-off date of approximately $500,000,000, and which are pari passu in right of payment with the subject underlying mortgage loan; and

            (iii) one (1) other mortgage loan that will not be part of the trust fund, which mortgage loan is expected to have an aggregate principal balance as of the cut-off date of approximately $125,000,000, and which is subordinate in right of payment (during the continuance of certain uncured events of default and acceleration of the GIC Office Portfolio loan group) to the mortgage loans referred to in the preceding clauses (i) and (ii); and

      (b) the mortgaged real property identified on Annex A-1 to this prospectus supplement as MGM Tower is encumbered by a mortgage instrument that secures:

            (i) the related underlying mortgage loan, which mortgage loan has a cut-off date principal balance of $130,000,000, representing 9.1% of the initial mortgage pool balance; and

            (ii) another mortgage loan that will not be part of the trust fund, which other mortgage loan has a principal balance as of the cut-off date of approximately $90,000,000, and which is subordinate in right of payment (during the continuance of certain uncured events of default) to the related underlying mortgage loan.

     Further, with respect to the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Southgate Mall, which represents 1.0% of the initial mortgage pool balance, the related borrower has the right to incur up to $3,000,000 in future loans secured by a lien on the related mortgaged real property; provided that, among other conditions, (a) those loans are from a lender meeting certain financial requirements, (b) such lender has executed a subordination and intercreditor agreement acceptable to the mortgagee with respect to the subject underlying mortgage loan, and (c) the debt service coverage ratio of the subject underlying mortgage loan and any such future secured subordinate financing is at least 1.30x.

     The existence of additional secured indebtedness may adversely affect the borrower's financial viability and/or the trust's security interest in the mortgaged real property. Any or all of the following may result from the existence of additional secured indebtedness on a mortgaged real property:


     1. refinancing the related underlying mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;

     2. reduced cash flow could result in deferred maintenance at the particular real property;

     3. if the holder of the additional secured debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the particular real property could be delayed; and

     4. if the mortgaged real property depreciates for whatever reason, the related borrower's equity is more likely to be extinguished, thereby eliminating the related borrower's incentive to continue making payments on its mortgage loan in the trust.

     With respect to the underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as the GIC Office Portfolio, which mortgage loan represents 14.0% of the initial mortgage pool balance, 100% of the direct or indirect equity interest in the related borrower has been pledged to secure a related mezzanine loan in the original principal amount of $75,000,000, as described under "Description of the Mortgage Pool--Additional Loan and Property Information--Other Financing" and "--Significant Underlying Mortgage Loans--The GIC Office Portfolio Mortgage Loan--Mezzanine Financing" in this prospectus supplement.

     Further, with respect to the following 11 mortgage loans that we intend to include in the trust, the equity holders of each of the related borrower have a right to obtain mezzanine financing from an approved lender, secured by a pledge of the direct or indirect ownership interests in that borrower, provided that certain requirements are satisfied, as described under "Description of the Mortgage Pool--Additional Loan and Property Information--Other Financing" in this prospectus supplement:

     1. the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Penn Mutual, which mortgage loan represents 4.2% of the initial mortgage pool balance;

     2. the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Metro Executive Park I & II, which mortgage loan represents 1.2% of the initial mortgage pool balance;

     3. the five (5) cross-collateralized and cross-defaulted underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Clover Plaza, South Square, St. George Plaza, Waterway Plaza and Westland Square, which mortgage loans collectively represent 1.0% of the initial mortgage pool balance;

     4. the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Centre at River Oaks, which mortgage loan represents 1.0% of the initial mortgage pool balance;

     5. the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Willowchase Shopping Center, which mortgage loan represents 1.0% of the initial mortgage pool balance;

     6. the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Arbor Plaza, which mortgage loan represents 0.5% of the initial mortgage pool balance; and

     7. the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Landen Square Shopping Center, which mortgage loan represents 0.3% of the initial mortgage pool balance.

     In addition, in the case of some of the other mortgage loans that we intend to include in the trust, one or more of the principals of the related borrower may have incurred or may in the future also incur mezzanine debt.

     Mezzanine debt is secured by the principal's direct ownership interest in the related borrower. While the mezzanine debt lender has no security interest in or rights to the related mortgaged real properties, a default under the subject mezzanine loan could cause a change in control of the related borrower. Mezzanine financing reduces the indirect equity of some or all of the principals of the related borrower in the subject mortgaged real property.

     See "Description of the Mortgage Pool--Additional Loan and Property Information--Other Financing" in this prospectus supplement and "Risk Factors--Subordinate Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

     Tenancies in Common May Hinder Recovery. Certain of the mortgage loans that we intend to include in the trust fund have borrowers that own the related mortgaged real properties as tenants-in-common. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common mortgagors, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans are special purpose entities. Each of the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Edwards Cinema, Three Fountains Apartments, Westgate North Shopping Center, Arbor Plaza, Westland Square, St. George Plaza, Waterway Plaza, South Square, Jackson Business Center and Clover Plaza, respectively, which secure mortgage loans that collectively represent 4.2% of the initial mortgage pool balance, are owned by individuals or entities as tenants-in-common.

     Changes in Mortgage Pool Composition Can Change the Nature of Your Investment. If you purchase any of the class A-2, A-3, A-4, B, C, D, E or F certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own class A-1 certificates, which have the shortest weighted average life of the offered certificates. See "Risk Factors--Changes in Pool Composition Will Change the Nature of Your Investment" in the accompanying prospectus.

     Lending on Income-Producing Real Properties Entails Environmental
Risks. The trust could become liable for a material adverse environmental condition at any of the mortgaged real properties securing the mortgage loans in the trust. Any potential environmental liability could reduce or delay payments on the offered certificates.

     With respect to each of the mortgaged real properties securing mortgage loans that we intend to include in the trust, a third-party consultant conducted a Phase I environmental site assessment, updated a previously conducted Phase I environmental site assessment or, in the case of 18 mortgaged real properties, securing 2.5% of the initial mortgage pool balance, conducted a transaction screen. All of the environmental assessments, updates or transaction screens referred to in the first sentence of this paragraph were completed during the 12-month period ending on the cut-off date. To the extent that any Phase I environmental site assessment recommended a Phase II environmental site assessment or other material follow-up measures, such Phase II environmental site assessment or other follow-up was performed or, alternatively, environmental insurance or an indemnity was obtained.

     The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged real properties. If the particular condition is significant, it could result in a claim for damages by any party injured by that condition.

     In many cases, the environmental assessments described above identified the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where a material amount of asbestos-containing materials or lead-based paint was present above actionable levels, the environmental consultant generally recommended, and the related loan documents generally required--

   o the continuation or the establishment of an operation and maintenance plan to address the issue, or

   o the implementation of a remediation or mitigation program to address the issue;

provided that, in lieu of the actions contemplated by the preceding two bullets, an indemnity or a guaranty from an individual or an entity for, or an environmental insurance policy against, losses, costs and damages resulting from the required remediation or abatement of asbestos-containing materials and/or lead-based paint, may have been required to be delivered.

     An exception to the preceding paragraph exists with respect to 10 of the 12 GIC Office Portfolio mortgaged real properties, as to which there was no specific mechanism in the loan documents requiring implementation of the operation and maintenance plan recommended by the environmental consultant to address suspected or confirmed asbestos-containing materials or lead-based paint and no specific guaranty, indemnity or environmental insurance with respect to those conditions was obtained. There can be no assurances that there are no other exceptions to the provisions stated above.

     In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged real property, then:

   o an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

   o a responsible third party was identified as being responsible for the remediation; or

   o the related originator of the subject underlying mortgage loan generally required the related borrower to:

      (a)   to take investigative and/or remedial action; or

      (b) to carry out an operation and maintenance plan or other specific remedial measures post-closing and/or to establish an escrow reserve in an amount generally equal to 125% of the estimated cost of obtaining that plan and/or the remediation; or

      (c) to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents; or

      (d) to obtain or seek a letter from the applicable regulatory authority stating that no further action was required; or

      (e) to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of environmental insurance) or provide an indemnity from an individual or an entity.

     Some borrowers under the subject underlying mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

     In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged real property because a responsible party, other than the related borrower, had been identified with respect to that condition. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

     In certain cases, the environmental assessments described above identified potential and, in some cases, serious environmental problems, at properties adjacent or otherwise near to the related mortgaged real properties. Such assessment generally indicated, however, that:

   o the mortgaged real property had not been affected or had been minimally affected,

   o the potential for the problem to affect the mortgaged real property was limited, or

   o a person responsible for remediation had been identified, or where such problems posed a material adverse impact to a related mortgaged real property, the related borrower was generally required to monitor or further mitigate the environmental condition and/or to carry out additional testing, a responsible third party was identified, an indemnity was obtained, environmental insurance was obtained and/or some confirmation was sought that a responsible party was undertaking appropriate measures at the problem site.

     In the case of the mortgaged real property identified on Annex A-1 to this prospectus supplement as UBS Center - Stamford, securing 16.1% of the initial mortgage pool balance, perchloroethylene was detected in the groundwater at an adjacent property in quantities above the applicable standards. According to the Phase I environmental site assessment, the consultant indicated that based upon the geographic location of the contamination, no further action was recommended. According to the Phase I environmental site assessment, ongoing environmental monitoring for the entire mortgaged real property is estimated to cost approximately $30,000 per year.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Centre at River Oaks, securing 1.0% of the initial mortgage pool balance, the underlying environmental assessments reported that the shallow groundwater beneath the property has over time been impacted by petroleum and chlorinated constituents which, in some cases, are above state actionable levels. The environmental consultant reported that adjacent properties were the likely source of such impacts. The environmental consultant recommended no further action. The environmental consultant further stated that because such impacts are likely from adjacent properties, a state sponsored cleanup program is available where the borrower as an innocent owner/operator would not be liable for the costs, if any, of remedial or other response actions regarding the impact originating from the adjacent sources.

     The mortgaged real property identified on Annex A-1 to this prospectus supplement as Passaic Street Industrial Park, which mortgaged real property secures 3.2% of the initial mortgage pool balance, is subject to the New Jersey Industrial Site Recovery Act. Curtiss-Wright Corporation has been designated the responsible party to comply with that act and is actively remediating the ground water at the mortgaged real property. According to the Phase I environmental site assessment, Curtiss-Wright Corporation's environmental consultant estimated the cost to perform the remaining remedial activities is approximately $8,300,000, which remediation may take as much as another 25 years to complete. In addition, environmental impairment was identified due to a fuel oil discharge by the New Jersey Transit Authority. According to the Phase I environmental site assessment, the New Jersey Transit Authority is responsible for this discharge and any resulting remediation. Lastly, additional miscellaneous environmental impairments were identified. An AIG Secured Creditor Impaired Property insurance policy for the benefit of the lender is in place, which policy has a policy period through 2018 and provides coverage for actual losses incurred, subject to policy terms and a policy limit of $20,000,000. In addition, Curtiss-Wright Corporation has provided an indemnity which runs to the benefit of the lender, and two principals of the borrower executed an environmental indemnification agreement at the origination of the related mortgage loan. There can be no assurance that the responsible parties will remediate any of the environmental impairments set forth above, that the scope of coverage under the environmental policy or environmental indemnities are sufficient or that additional environmental insurance will be available to the trust or any other lender.

     A particular environmental assessment may not have conducted a review for all potentially adverse conditions. For example, an analysis for lead-based paint, lead in drinking water, mold, and/or radon was done only if the originating lender determined or the environmental consultant recommended that the use, age, location and condition of the subject property warranted that analysis. There can be no assurance that--

   o the environmental assessments referred to above identified all material adverse environmental conditions and circumstances at the subject properties;

   o the results of the environmental testing were accurately evaluated in all cases;

   o the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take;

   o the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by the related environmental consultant;

   o the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks;

   o any environmental insurance or indemnities will be sufficient or will cover the recommended remediation or other action; and/or

   o any environmental escrows that may have been established will be sufficient to cover the recommended remediation or other action.

     See "Description of the Mortgage Pool--Assessments of Property Condition-- Environmental Assessments" in this prospectus supplement and "Risk Factors-- Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing" and "Legal Aspects of Mortgage Loans--Environmental Considerations" in the accompanying prospectus.

     Lending on Income-Producing Properties Entails Risks Related to Property Condition. Engineering firms inspected all of the mortgaged real properties during the 12-month period preceding the cut-off date, to assess--

   o the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

   o the general condition of the site, buildings and other improvements located at each property.

     In some cases, the inspections identified, at origination of the related mortgage loan, conditions requiring escrows to be established for repairs or replacements estimated to cost in excess of $100,000. In those cases, the originator generally required the related borrower or a sponsor of the borrower to fund reserves, or deliver letters of credit, guaranties or other instruments, to cover these costs.

     Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple Properties. In the case of many of the mortgage loans that we intend to include in the trust fund, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related mortgaged real properties because:

   o the property managers also may manage additional properties, including properties that may compete with those mortgaged real properties; or

   o affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those mortgaged real properties.

     Other Conflicts of Interest. With respect to the UBS Center - Stamford underlying mortgage loan, the tenant at the related mortgaged real property, UBS AG, acting through its Stamford Branch, is the indirect equity holder of UBS Real Estate Investments Inc., the originator of the UBS Center - Stamford Mortgage Loan, and of the fee owner of the related mortgaged real property, and is an affiliate of UBS Securities LLC, one of the underwriters. The affiliates of UBS Real Estate Investments Inc. may have different interests in connection with the transactions involving the UBS Center - Stamford underlying mortgage loan than those of a lender. For example, the interests of a tenant (who is also responsible for major property expenses) may differ in some respects from those of a lender.

     Limitations on Enforceability of Cross-Collateralization. The mortgage pool will include mortgage loans that are secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties. These mortgage loans are identified in the tables contained in Annex A-1 to this prospectus supplement. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, some of these mortgage loans may permit--

   o the release of one or more of the mortgaged real properties from the related mortgage lien, and/or

   o a full or partial termination of the applicable cross-collateralization,

in each case, upon the satisfaction of the conditions described under "Description of the Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans" and "--Cross Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans With Affiliated Borrowers" in this prospectus supplement.

     If the borrower under any mortgage loan that is cross-collateralized with the mortgage loans of other borrowers, were to become a debtor in a bankruptcy case, the creditors of that borrower or the representative of that borrower's bankruptcy estate could challenge that borrower's pledging of the underlying mortgaged real property as a fraudulent conveyance. See "Risk Factors--Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable--Cross-Collateralization Arrangements" in the accompanying prospectus.

     In addition, when multiple real properties secure an individual mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of that individual mortgage loan or group of cross-collateralized mortgage loans, generally to avoid recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     Two (2) individual multi-property mortgage loans that we intend to include in the trust, collectively representing 16.1% of the initial mortgage pool balance, are each secured by mortgaged real properties located in two or more states. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously because foreclosure actions are brought in state or local court and the courts of one state cannot exercise jurisdiction over property in another state.

     Limited Information Causes Uncertainty. Some of the mortgage loans that we intend to include in the trust are loans that were made to enable the related borrower to acquire the related mortgaged real property. Accordingly, for certain of these loans limited or no historical operating information is available with respect to the related mortgaged real properties. As a result, you may find it difficult to analyze the historical performance of those properties.

     Tax Considerations Related to Foreclosure. If the trust were to acquire an underlying real property through foreclosure or similar action, the special servicer may be required to retain an independent contractor to operate and manage the property. Any net income from that operation and management, other than qualifying rents from real property within the meaning of section 856(d) of the Internal Revenue Code of 1986, as amended, as well as any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the trust to federal, and possibly state or local, tax as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality properties. Those taxes, and the cost of retaining an independent contractor, would reduce net proceeds available for distribution with respect to the series 2004-C1 certificates.

     In addition, in connection with the trust's acquisition of an underlying real property, through foreclosure or similar action, and/or its liquidation of such property, the trust may in certain jurisdictions, particularly in New York and California, be required to pay state or local transfer or excise taxes. Such state or local taxes may reduce net proceeds available for distribution to the series 2004-C1 certificates.

     Prior Bankruptcies. We are aware of one (1) mortgage loan that we intend to include in the trust, representing 0.3% of the initial mortgage pool balance, where the related borrower or a controlling principal in the related borrower has been a party to prior bankruptcy proceedings within the last 10 years. There is no assurance that principals or affiliates of other borrowers have not been a party to bankruptcy proceedings. See "Risk Factors--Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus. In addition, certain tenants at some of the underlying mortgaged real properties are a party to a bankruptcy proceeding (see, for example, "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The GIC Office Portfolio Mortgage Loan--Tenant Related Issues and Reserves"). Other tenants may, in the future, be a party to a bankruptcy proceeding.

     Refinancing Risks. With respect to the UBS Center - Stamford Mortgage Loan, the lease between the borrower and the sole tenant of the related mortgaged real property provides for free rent for a period of approximately 14 months after the maturity date of such mortgage loan, which free rent period may affect the ability of the borrower to refinance the mortgaged real property.

     In the case of one (1) mortgaged real property, securing 2.0% of the initial mortgage pool balance, which mortgage loan is considered for all purposes in this prospectus supplement to be secured by a fee interest, a mortgage dated December 31, 1976, encumbering a ground leasehold interest in the mortgaged real property continues to appear as a matter of record due to the failure of the mortgagee under such leasehold mortgage to record a release document. In addition, such failure has prevented the ground leasehold interest in the mortgaged real property from being merged into the fee simple interest in the mortgaged real property as a matter of law. In connection with the origination of the related underlying mortgage loan, the borrower received an opinion of Hawaii counsel to the effect that the deed conveying title to the subject mortgaged real property to the borrower is legally sufficient, without additional documentation, to convey and assign to the borrower any and all interest in and to the lessee's interest under the ground lease. The borrower acquired the mortgaged real property from The State Teachers' Retirement System on the closing date of the mortgage loan. The prior owner has certified to the borrower's title insurance company that, to its actual knowledge, during its approximately 15-year period of ownership, the prior owner did not receive any notice under the leasehold mortgage or from any party purporting to be a tenant under the ground lease or any rental or payments of any kind under or in connection with the ground lease. Further, the borrower has represented to the lender that the leasehold mortgage was paid in full and has agreed to diligently and promptly use its good faith efforts to cause the leasehold mortgage to be released and the leasehold interest to be terminated and/or merged into the fee simple interest in the mortgaged real property. In addition, the guarantor under the subject underlying mortgage loan is personally liable to the extent of actual loss, cost or damage incurred by the lender arising out of the existence of the ground lease or the leasehold mortgage. Finally, the lender's title insurance policy does not show the leasehold mortgage or the ground lease as an exception to title and includes an endorsement affirmatively insuring the lender against any loss, damage, cost and expense, including consequential damages and costs of litigation and attorneys' fees, that the lender sustains as a result of the existence of the leasehold mortgage and the ground lease. The title company has agreed to provide the same title insurance coverage to any future lender refinancing the mortgage loan or any purchaser upon a foreclosure of the subject underlying mortgage loan. Notwithstanding the foregoing, there can be no assurance that the existence of the leasehold mortgage or the ground lease will not affect the ability of the borrower to refinance the mortgaged real property or the ability to sell the mortgaged real property upon foreclosure of the subject underlying mortgage loan.

     Future Terrorist Attacks and Military Actions May Adversely Affect the Value of the Offered Certificates and Payments on the Underlying Mortgage Loans. It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States or with respect to U.S. interests around the world. It is uncertain what effects any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, will have on: (a) U.S. and world financial markets; (b) local, regional and national economies; (c) real estate markets across the U.S.; (d) particular business segments, including those that are important to the performance of the mortgaged real properties that secure the underlying mortgage loans; and/or (e) insurance costs and the availability of insurance coverage for terrorist acts in the future. Any such negative financial impact could adversely affect the cash flow at the related mortgaged real properties and ultimately the ability of borrowers to pay interest and/or principal on the underlying mortgage loans. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

     As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the underlying mortgage loans, the liquidity and market value of the offered certificates may be impaired. See "Risk Factors--Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates," "--The Market Value of Your Offered Certificates May Be Adversely Affected by Factors Unrelated to the Performance of Your Offered Certificates and the Underlying Mortgage Assets, Such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally" and "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance" in the accompanying prospectus.


             CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement, including in Annexes A-1, A-2, A-3, A-4 and B to this prospectus supplement. Each of those capitalized terms will have the meaning assigned to it in the glossary attached to this prospectus supplement.


                          FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus include the words "expects," "intends," "anticipates," "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                       DESCRIPTION OF THE MORTGAGE POOL
GENERAL

     We intend to include the 103 mortgage loans identified on Annex A-1 to this prospectus supplement in the trust. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $1,424,327,015. However, the actual initial mortgage pool balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

     The initial mortgage pool balance will equal the total cut-off date principal balance of the mortgage loans included in the trust. The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust is shown on Annex A-1 to this prospectus supplement. Those cut-off date principal balances range from $1,390,553 to $229,674,914, and the average of those cut-off date principal balances is $13,828,418.

     Except in the case of one (1) mortgage loan, representing 1.0% of the initial mortgage pool balance, each of the mortgage loans that we intend to include in the trust was originated by the related mortgage loan seller from whom we acquired the mortgage loan, by an affiliate of the related mortgage loan seller or by a correspondent in the related mortgage loan seller's or one of its affiliates' conduit lending program.

     The Lehman Mortgage Loan Seller is our affiliate and an affiliate of Lehman Brothers Inc. The UBS Mortgage Loan Seller is an affiliate of UBS Securities LLC.

     Each of the mortgage loans that we intend to include in the trust is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. Subject to the discussion under "--Split Loan Structures" below, that mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

     You should consider each of the underlying mortgage loans to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

     It has been confirmed to us by S&P and Moody's that five (5) of the mortgage loans that we intend to include in the trust, representing 44.3% of the initial mortgage pool balance, each has, in the context of its inclusion in the trust, credit characteristics consistent with investment grade-rated obligations.

     We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust. When reviewing this information, please note that--

   o All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

   o All weighted average information provided with respect to the mortgage loans reflects a weighting by their respective cut-off date principal balances.

   o If a mortgage loan is secured by multiple mortgaged real properties located in more than one state or representing more than one property type, a portion of that mortgage loan has been allocated to each of those properties.

   o When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans or allocated portions of those balances.

   o Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

     The mortgage pool will include 13 mortgage loans, representing 19.8% of the initial mortgage pool balance, that are, in each case, individually or through cross-collateralization with other underlying mortgage loans, secured by two or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize the amount of mortgage recording tax due in connection with the transaction. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     The table below identifies, by name of the property or property group set forth on Annex A-1 to this prospectus supplement, each group of cross-collateralized mortgage loans that represent at least 1.0% of the initial mortgage pool balance.

                                                                                                          % OF INITIAL
                                                                                          NUMBER OF         MORTGAGE
                     CROSS-COLLATERALIZED GROUPS/PROPERTY NAMES                        MORTGAGE LOANS     POOL BALANCE
-----------------------------------------------------------------------------------   ----------------   -------------
South Square, St. George Plaza, Clover Plaza, Waterway Plaza and Westland Square ..            5               1.0%

     The following table identifies, by the name of the property or property group set forth on Annex A-1 to this prospectus supplement, each multi-property mortgage loan that represents at least 1.0% of the initial mortgage pool balance.


                                                                                                       % OF INITIAL
                                                                                         NUMBER OF       MORTGAGE
                     MULTI-PROPERTY MORTGAGE LOAN/PROPERTY NAME                         PROPERTIES     POOL BALANCE
------------------------------------------------------------------------------------   ------------   -------------
GIC Office Portfolio (AT&T Corporate Center, USG Building, One Bush Plaza,
 Greenwich American Center, CitySpire Center, 520 Pike Tower, 595 Market Street,
 Three Bala Plaza, Plaza East, One Bala Plaza, 40 Broad Street and Two Bala Plaza) .        12             14.0%

Kurtell Office Portfolio (Bellevue Medical Center, Lebanon Medical Center, Mallory
 Lane Medical Building, Harpeth Medical Center, Cool Springs Surgery Center and
 Orlando Surgery Center) ...........................................................         6              2.1%

Crye-Leike Portfolio (4631 North Lee Highway, 1510 Gun Barrel Road, 1201 Market
 Street, 206 Cool Springs Boulevard, 5111 Peter Taylor Park, 5109 Peter Taylor Park,
 599 Sam Ridley Parkway and 383 Johnny Cash Parkway) ...............................         8              1.0%

     The following table identifies three (3) separate groups of mortgaged real properties that are under common ownership and/or control and that secure two or more non-cross-collateralized mortgage loans or groups of mortgage loans that represent at least 1.0% of the initial mortgage pool balance.

                                                                                                         % OF INITIAL
                                                                                         NUMBER OF         MORTGAGE
                                  PROPERTY NAMES                                      MORTGAGE LOANS     POOL BALANCE
----------------------------------------------------------------------------------   ----------------   -------------
Green River and The Highlands ....................................................           2                2.6%

South Square, St. George Plaza, Clover Plaza, Waterway Plaza, Willowchase Shopping
 Center and Westland Square ......................................................           6                2.0%

The Shoppes at Wilton and Lowe's Retail Outparcel ................................           2                1.4%

     Except in five (5) cases, collectively representing 3.7% of the initial mortgage pool balance, each group of cross-collateralized mortgage loans, and each individual multi-property mortgage loan, that we intend to include in the trust entitles the related borrower(s) to a release of one or more of the corresponding mortgaged real properties through partial defeasance and includes one of the following (subject to the satisfaction of specified additional conditions): (a) delivery of an amount sufficient to purchase government securities that provide payments equal to 100% to 125% of the scheduled principal and interest payments for the mortgage loan (or portion thereof) being defeased; or (b) delivery of an amount sufficient to purchase government securities that provide payments equal to the lesser of (i) 100% to 125% of the scheduled principal and interest payments for the mortgage loan (or portion thereof) being defeased or (ii) the total of all remaining scheduled payments on, as applicable, all of the subject cross-collateralized mortgage loans or the entire individual multi-property mortgage loan (assuming no defeasance shall have occurred), less all scheduled defeasance payments to be made under substitute notes delivered in connection with the defeasance. All of the cross-collateralized mortgage loan groups that allow for the defeasance of fewer than all of the mortgaged real properties securing the subject cross-collateralized mortgage loan group, and individual multi-property mortgage loans that allow for partial defeasance, that we intend to include in the trust, provide that in the event of the defeasance of one or more cross-collateralized mortgage loans, or a partial defeasance of individual multi-property loans, the defeased mortgaged real property or properties would be released and the cross-collateralization would terminate as to that property or properties. See "--Terms and Conditions of the Underlying Mortgage Loans--Defeasance Loans" below.

     The GIC Office Portfolio Mortgage Loan, representing 14.0% of the initial mortgage pool balance, permits the applicable borrower to substitute other properties for certain GIC Office Portfolio Mortgaged Properties, as set forth under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The GIC Office Portfolio Mortgage Loan--Property Substitution" in this prospectus supplement, and to obtain the release of certain GIC Office Portfolio Mortgaged Properties, as set forth under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The GIC Office Portfolio Mortgage Loan--Property Release," in this prospectus supplement.


ADDITIONAL PARTIAL RELEASES

     With respect to one (1) mortgage loan that we intend to include in the trust, representing 0.5% of the initial mortgage pool balance and secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Arbor Plaza, in connection with the purchase option described under "Description of the Mortgage Pool--Additional Loan and Property Information--Purchase Options," the related borrower has the right to obtain the release of a parcel of approximately 12,180 square feet from the lien of the mortgage upon the satisfaction of the following conditions, among others:
(a) a re-platting of the related property showing the remaining parcel and the released parcel as separate lots; (b) delivery of evidence reasonably acceptable to mortgagee that the released property will be a separate subdivided parcel and a separate tax parcel from the remaining property; (c) delivery of evidence reasonably satisfactory to mortgagee that the partial release will not be a default under any leases at the property or otherwise alter the obligations of any such tenants under their leases; (d) delivery of evidence that the remaining property will continue to have access to a public street, be a lawfully subdivided parcel, and be in compliance with zoning laws and ordinances; and (e) payment of mortgagee's costs and expenses in connection with the release.

     With respect to one (1) mortgage loan that we intend to include in the trust, representing 3.2% of the initial mortgage pool balance and secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Passaic Street Industrial Park, the related loan documents permit the release of certain parcels upon satisfaction of the following conditions, among others: the borrower must pay to the lender the sum of $4,000,000 in connection with the release of one certain parcel and/or $1,500,000 in connection with the release of a second certain parcel and/or $4,500,000 in connection with the release of a third certain parcel. After the date which is two years following the origination of the subject underlying mortgage loan, and with respect to a release of the first and second parcel, (a) if such release occurs after two years from the origination of the subject underlying mortgage loan, but prior to five years after the date of origination of the subject underlying mortgage loan, the borrower must pay to the lender a yield maintenance premium, and (b) if such release occurs on or after that date, the borrower must pay the lender a prepayment fee of 2% of the release amount. After the date which is five years following the origination of the subject underlying mortgage loan, the third parcel may be released subject to a payment of a yield maintenance premium. Furthermore, (a) with respect to a release of the first and second parcel, the debt service coverage ratio for the subject underlying mortgage loan both immediately prior to and after the release must not be less than 1.28x; or (b) with respect to a release of the third parcel, the debt service coverage ratio for the subject underlying mortgage loan both immediately prior to and after the release must not be less than 1.31x and the loan-to-value ratio for that mortgage loan following any such release shall be equal to or less than 75%.

     In addition, some of the other mortgage loans that we intend to include in the trust may permit the release of one or more undeveloped parcels or outparcels that, in each such case, do not represent a significant portion of the appraised value of the related mortgaged real property or of such other parcels that have been excluded from the appraised value of the related mortgaged real property shown on Annex A-1 to this prospectus supplement.


TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

     Due Dates. Subject, in some cases, to a next business day convention--

   o two (2) of the mortgage loans that we intend to include in the trust, representing 2.4% of the initial mortgage pool balance, provide for scheduled debt service payments to be due on the first day of each month,

   o one (1) of the mortgage loans that we intend to include in the trust, representing 14.0% of the initial mortgage pool balance, provides for scheduled debt service payments to be due on the eighth day of each month, and

   o one hundred (100) of the mortgage loans that we intend to include in the trust, representing 83.6% of the initial mortgage pool balance, provide for scheduled debt service payments to be due on the eleventh day of each month.

     Each mortgage loan that we intend to include in the trust provides for one or both of the following--

   o a grace period for the payment of each monthly debt service payment that does not go beyond the 11th day of the month or, if that 11th day is not a business day, then beyond the next business day, and/or

   o that either Default Interest will commence accruing or late payment charges will be due in the event that a monthly debt service payment has not been made as of the 11th day of the month or, if that 11th day is not a business day, then as of the next business day.

     Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans that we intend to include in the trust bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described below under "--ARD Loans," each ARD Loan that remains outstanding past its anticipated repayment date will accrue interest after that date at a rate that is in excess of its mortgage interest rate prior to that date, but the additional interest will not be payable until the entire principal balance of the mortgage loan has been paid in full.

     The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust is shown on Annex A-1 to this prospectus supplement. As of the cut-off date, those mortgage interest rates ranged from 4.575% per annum to 7.250% per annum, and the weighted average of those mortgage interest rates was 5.671% per annum.

     Except in the case of ARD Loans, none of the mortgage loans that we intend to include in the trust provides for negative amortization or for the deferral of interest.

     Each of the underlying mortgage loans will accrue interest on an Actual/360 Basis or, in the case of one (1) underlying mortgage loan, representing 1.0% of the initial mortgage pool balance, an Actual/Actual Basis.

     Balloon Loans. Ninety-nine (99) of the mortgage loans that we intend to include in the trust, representing 98.3% of the initial mortgage pool balance, are Balloon Loans and are characterized by--

   o an amortization schedule that is significantly longer than the actual term of the mortgage loan or for no amortization prior to stated maturity, and

   o a substantial balloon payment being due with respect to the mortgage loan on its stated maturity date.

     One (1) of the Balloon Loans identified in the prior paragraph, representing 4.2% of the initial mortgage pool balance, requires payments of interest only to be due on each due date until the stated maturity date. Another six (6) of the Balloon Loans identified in the prior paragraph, representing 28.2% of the initial mortgage pool balance, require payments of interest only to be due until the expiration of a designated interest-only period that ends prior to the stated maturity date.

     ARD Loans. Three (3) of the mortgage loans that we intend to include in the trust, representing 0.7% of the initial mortgage pool balance, are ARD Loans and are characterized by the following features:

   o A maturity date that is at least 25 years following origination.

   o The designation of an anticipated repayment date that is generally five to ten years following origination. The anticipated repayment date for each of the ARD Loans is listed on Annex A-1 to this prospectus supplement.

   o The ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is generally not more than twelve months prior to the related anticipated repayment date.

   o Until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate.

   o From and after its anticipated repayment date, the accrual of interest at a revised annual rate that will be at least two percentage points in excess of its initial mortgage interest rate.

   o The deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This Post-ARD Additional Interest may, in some cases, compound at the new revised mortgage interest rate. Any Post-ARD Additional Interest accrued with respect to the mortgage loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full.

   o From and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payment, permitted operating expenses, capital expenditures and/or specified reserves, as the case may be. These accelerated amortization payments and the Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

     The ratings on the respective classes of offered certificates do not represent any assessment of whether any ARD Loan will be paid in full by its anticipated repayment date or whether and to what extent Post-ARD Additional Interest will be received.

     In the case of the ARD Loans that we intend to include in the trust, the related borrower has agreed to enter into a cash management agreement no later than the related anticipated repayment date, if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under the ARD Loan.

     Fully Amortizing Loans. One (1) of the mortgage loans that we intend to include in the trust, representing 1.0% of the initial mortgage pool balance, is characterized by--

   o constant scheduled debt service payments throughout the substantial term of the mortgage loan, and

   o an amortization schedule that is approximately equal to the actual term of the mortgage loan.

     This fully amortizing mortgage loan does not have either--

   o an anticipated repayment date, or

   o the associated repayment incentives.

     Amortization of Principal. The table below shows, in months, the original and, as of the cut-off date, the remaining amortization schedules and terms to maturity for the mortgage loans that we expect to back the offered certificates or the specified sub-groups of those mortgage loans. For purposes of the following table, the ARD Loans are assumed to mature on their respective anticipated repayment dates.

                                                                           FULLY         ALL
                                                                        AMORTIZING     MORTGAGE
                                        BALLOON LOANS     ARD LOANS        LOANS        LOANS
                                       ---------------   -----------   ------------   ---------
  ORIGINAL TERM TO MATURITY (MOS.)
  Maximum ..........................         180             120           240           240
  Minimum ..........................          60              60           240            60
  Weighted Average .................         117              92           240           118

  REMAINING TERM TO MATURITY (MOS.)
  Maximum ..........................         177             118           144           177
  Minimum ..........................          55              60           144            55
  Weighted Average .................         115              91           144           115

  ORIGINAL AMORTIZATION TERM (MOS.)
  Maximum ..........................         360             300           240           360
  Minimum ..........................         285             300           240           240
  Weighted Average .................         342             300           240           340

  REMAINING AMORTIZATION TERM (MOS.)
  Maximum ..........................         360             300           144           360
  Minimum ..........................         285             298           144           144
  Weighted Average .................         341             299           144           338

     The calculation of original and remaining amortization terms in the foregoing table does not take into account the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Penn Mutual, which provides for payments of interest only until the related stated maturity date. In addition, with respect to six (6) other mortgage loans that we intend to include in the trust, representing 28.2% of the initial mortgage pool balance, payments of interest only are made during a specified interest-only period following origination of that mortgage loan. The original and remaining amortization terms in the table above for the mortgage loans referred to in the prior sentence are, in each case, calculated assuming the amortization term commences as of the end of the interest-only period.

     Some of the underlying mortgage loans will, in each case, provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

     Prepayment Provisions. One hundred two (102) of the mortgage loans that we intend to include in the trust, representing 99.0% of the initial mortgage pool balance, generally provide for a prepayment lock-out period, during which voluntary principal prepayments are prohibited, followed by one or more of the following--

   o a defeasance period, during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related mortgaged real property through defeasance,

   o a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium, a premium calculated as a percentage (which can decline over time) of the amount prepaid, or other additional consideration for the prepayment, and

   o an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration.

     None of the defeasance periods with respect to any of the underlying mortgage loans begin prior to the second anniversary of the initial issuance of the offered certificates.

     One (1) of the mortgage loans that we intend to include in the trust, representing 1.0% of the initial mortgage pool balance, does not provide for a prepayment lockout or prepayment lockout defeasance period and is currently in a prepayment consideration period.

     Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the underlying mortgage loans may occur under the circumstances described under "--Terms and Conditions of the Underlying Mortgage Loans-- Prepayment Provisions--Other Prepayment Provisions" below. The prepayment terms of each of the mortgage loans that we intend to include in the trust are more particularly described in Annex A-1 to this prospectus supplement.

     Prepayment Lock-Out/Defeasance Periods. As of the cut-off date, 102 of the mortgage loans that we intend to include in the trust provide for prepayment lock-out. Except with respect to three (3) of those underlying mortgage loans, representing 3.5% of the initial mortgage pool balance, the initial prepayment lock-out period for each such underlying mortgage loan is followed by a defeasance period during which principal prepayments are still prohibited. Set forth below is information regarding the remaining terms of the prepayment lock-out and prepayment lock-out/defeasance periods, as applicable, for the 102 underlying mortgage loans referred to in the first sentence of this paragraph--

   o the maximum remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 175 months,

   o the minimum remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 25 months, and

   o the weighted average remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 109 months.

     Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the underlying mortgage loans may occur under the circumstances described under "--Terms and Conditions of the Underlying Mortgage Loans-- Prepayment Provisions--Other Prepayment Provisions" below.

     Prepayment Consideration Periods. Three (3) of the mortgage loans that we intend to include in the trust, representing 3.5% of the initial mortgage pool balance, each provides for a period following the initial prepayment lock-out period, when the loan is voluntarily prepayable with the payment of an additional amount equal to the greater of (a) an amount calculated based on a yield maintenance formula, and (b) 1.0% of the amount prepaid. Those three (3) underlying mortgage loans do not provide for defeasance.

     One (1) of the mortgage loans that we intend to include in the trust, representing 1.2% of the initial mortgage pool balance, provides for a period, following the initial prepayment lock-out/defeasance period, when the loan is prepayable together with the payment of a declining percentage prepayment premium.

     In addition, one (1) other mortgage loan that we intend to include in the trust, representing 1.0% of the initial mortgage pool balance, does not provide for a prepayment lock-out period as of the cut-off date, but provides that the loan is currently prepayable with the payment of prepayment consideration in an amount equal to the greater of (a) a yield maintenance charge and (b) 1% of the prepaid amount, to be followed by a period when the loan is prepayable with the payment of prepayment consideration in an amount equal to the lesser of (x) a yield maintenance charge and (y) (i) 5% on or after November 10, 2010 and before November 10, 2011, (ii) 4% on or after November 10, 2011 and before November 10, 2012, (iii) 3% on or after November 10, 2012 and before November 10, 2013, (iv) 2% on or after November 10, 2013 and before November 10, 2014 or
(v) 1% on or after November 10, 2014 and before the maturity date of the mortgage loan.

     The yield maintenance charge for mortgage loans that we intend to include in the trust, which represent 1.0% or more of the initial pool balance are as follows:

     With respect to one (1) such mortgage loan that we intend to include in the trust, representing 3.2% of the initial mortgage pool balance, the yield maintenance charge is an amount equal to the greater of (A) 1% of the amount of the principal balance of such mortgage loan being prepaid, or (B) the excess, if any, of (1) the amount of the monthly interest that would otherwise be payable on the principal balance being prepaid from the date of the first day of the calendar month immediately following the date of prepayment to and including the payment date that is three months immediately preceding the maturity date of the mortgage loan; over (2) the amount of the monthly interest the borrower would earn if the principal balance being prepaid were reinvested for the period from the first day of the calendar month immediately following the date of prepayment (unless prepayment is tendered on the first day of any calendar month during the term of the mortgage loan, in which case from the date of prepayment) to and including the payment date that is three months immediately preceding the maturity date of the mortgage loan at the annualized yield on securities issued by the United States Treasury having a maturity corresponding to the remaining term to the payment date that is three months immediately preceding the maturity date of the mortgage loan, converted to a monthly equivalent yield, such difference discounted to present value at the annualized yield on securities issued by the United States Treasury having a maturity corresponding to the remaining term to the payment date that is three months immediately preceding the maturity date of the mortgage loan, converted to a monthly equivalent yield.

     With respect to one (1) such mortgage loan that we intend to include in the trust, representing 1.0% of the initial mortgage pool balance, the yield maintenance charge is the amount, if any, by which (1) the present value of the payments that would have been payable pursuant to the related loan documents subsequent to the date of such prepayment calculated using a periodic discount rate (corresponding to the payment frequency under the related note) which, when compounded for such number of payment periods in a year, equals the per annum effective yield of the most recently auctioned United States treasury obligations (with maturities of 30 years, 10 years, 5 years, 3 years, 2 years and 1 year) having a maturity date equal to the maturity date of the mortgage loan (or, if there is no such equal maturity date, then the linearly interpolated per annum effective yield of the two most recently auctioned United States Treasury obligations (with maturities of 30 years, 10 years, 5 years, 3 years, 2 years and 1 year) having maturity dates most nearly equivalent to the maturity date of the mortgage loan); exceeds (2) the outstanding principal balance of the mortgage loan (exclusive of all accrued interest).

     Prepayment premiums and yield maintenance charges received on the underlying mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the persons, in the amounts and in accordance with the priorities described under "Description of the Offered Certificates--Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. However, limitations may exist under applicable state law on the enforceability of the provisions of the underlying mortgage loans that require payment of prepayment premiums or yield maintenance charges. In addition, in the event of a liquidation of a defaulted mortgage loan in the trust, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. Neither we nor the underwriters make any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the mortgage loans included in the trust. See "Risk Factors--Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable--Prepayment Premiums, Fees and Charges" and "Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the accompanying prospectus.

     Open Prepayment Periods. Sixty-seven (67) of the mortgage loans that we intend to include in the trust, representing 85.5% of the initial mortgage pool balance, provide for an open prepayment period. That open prepayment period generally begins not more than six months prior to stated maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date.

     Other Prepayment Provisions. Generally, the mortgage loans that we intend to include in the trust provide that condemnation proceeds and insurance proceeds may be applied to reduce the mortgage loan's principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged real property or given to the related borrower, in many or all cases without prepayment consideration. With respect to certain mortgage loans, particularly those secured in whole or in part by a ground lease, single tenant mortgage loans and other mortgage loans which require that insurance and/or condemnation proceeds be used to repair or restore the mortgaged real property, such proceeds may be required to be used to restore the related mortgaged real property rather than to prepay that mortgage loan or, where a ground lease is involved, may be payable in whole or in part to the ground lessor. In addition, some of the mortgage loans that we intend to include in the trust may also in certain cases permit, in connection with the lender's application of insurance or condemnation proceeds to a partial prepayment of the related mortgage loan, the related borrower to prepay the entire remaining principal balance of the mortgage loan, in many or all cases without prepayment consideration. Investors should not expect any prepayment consideration to be paid in connection with any partial or full prepayment described in this paragraph.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Passaic Street Industrial Park, representing 3.2% of the initial mortgage pool balance, the related loan documents allow for the release of certain parcels comprising the related mortgaged real property, subject to, among other conditions, prepayment of the subject underlying mortgage loan as set forth in "Description of the Mortgage Pool--Additional Partial Releases" in this prospectus supplement.

     Defeasance Loans. Ninety-nine (99) of the mortgage loans that we intend to include in the trust, representing 95.5% of the initial mortgage pool balance, permit the respective borrowers to defease the subject mortgage loan in whole or, in some cases, in part, during a period that voluntary prepayments are prohibited. Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to defease the mortgage loan, in whole or, in certain cases, in part, by pledging to the holder of the mortgage loan the requisite amount of Government Securities and obtaining a release of the related mortgaged real property or, if applicable, one or more of the related mortgaged real properties.

     In general, the Government Securities that are to be delivered in connection with the defeasance of any underlying mortgage loan, must provide for a series of payments that:

   o will be made prior, but as closely as possible, to all successive due dates through and including the maturity date or, if applicable, the related anticipated repayment date or, in some instances, the expiration of the prepayment lock-out period; and

   o will, in the case of each due date, be in a total amount equal to or greater than the scheduled debt service payment, including any applicable balloon payment, scheduled to be due or deemed due on that date, with any excess to be returned to the related borrower.

     Except for the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Kurtell Office Portfolio, Hollywood Apartments, Berkshire Boulevard, Kenneth Court and Johnson Court and 801 South 47th Street and 425 South Carlisle Street, respectively, which underlying mortgage loans collectively represent 3.7% of the initial mortgage pool balance, all of the cross-collateralized mortgage loan groups and individual multi-property mortgage loans that we intend to include in the trust may be partially defeased during some portion of the related loan term. All of the cross-collateralized mortgage loan groups that allow for the defeasance of fewer than all of the mortgaged real properties securing the subject cross-collateralized mortgage loan group, and individual multi-property mortgage loans that allow for partial defeasance, that we intend to include in the trust, provide that in the event of the defeasance of one or more cross-collateralized mortgage loans, or a partial defeasance of individual multi-property loans, the defeased mortgaged real property or properties would be released and the cross-collateralization would terminate as to that property or properties.

     If fewer than all of the mortgaged real properties securing any particular multi-property mortgage loan or group of cross-collateralized mortgage loans are permitted by the related loan documents to be released in connection with any defeasance, then the borrower must deliver one of the following: (a) an amount sufficient to purchase government securities that provide payments equal to 100% to 125% of the scheduled principal and interest payments for the mortgage loan (or portion thereof) being defeased; or (b) an amount sufficient to purchase government securities that provide payments equal to the lesser of
(i) 100% to 125% of the scheduled principal and interest payments for the mortgage loan (or portion thereof) being defeased or (ii) the total of all remaining scheduled payments on, as applicable, all of the subject cross-collateralized mortgage loans or the entire individual multi-property mortgage loan (assuming no defeasance shall have occurred), less all scheduled defeasance payments to be made under substitute notes delivered in connection with the defeasance.

     In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest. Also, a borrower will generally be required to deliver a certification from an independent accounting firm to the effect that the defeasance collateral is sufficient to make all scheduled debt service payments under the related mortgage loan through maturity or, if applicable, the related anticipated repayment date.

     None of the mortgage loans that we intend to include in the trust may be defeased prior to the second anniversary of the date of initial issuance of the series 2004-C1 certificates.

     In general, the defeasance collateral will consist of U.S. Treasury securities. However, subject to obtaining ratings confirmations from the related rating agencies, some borrowers may be entitled to defease their respective mortgage loans with other types of obligations that constitute Government Securities.

     Due-on-Sale and Due-on-Encumbrance Provisions. All of the mortgage loans that we intend to include in the trust contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed below in this "--Due-on-Sale and Due-on-Encumbrance Provisions" subsection, these clauses either:

   o permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property, or

   o prohibit the borrower from transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.


     See, however, "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable--Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, Are Highly Unpredictable" and "--Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable--Due-on-Sale and Debt Acceleration Clauses" and "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance Provisions" in the accompanying prospectus.

     All of the mortgage loans that we intend to include in the trust permit one or more of the following types of transfers:

   o transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include one or both of the following--

     1. confirmation by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the certificates, or

     2. the reasonable acceptability of the transferee to the lender;

   o a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower;

   o transfers by the borrower of the corresponding mortgaged real property to specified entities or types of entities;

   o issuance by the borrower of new partnership or membership interests;

   o changes in ownership between existing shareholders, partners or members, as applicable, of the related borrower;

   o a transfer of non-controlling ownership interests in the related borrower;

   o a transfer of controlling ownership interests in the related borrower to specified persons, entities or types of entities and/or subject to the satisfaction of certain gross asset tests or other conditions specified in the related mortgage loan documents;

   o transfers of interests in the related borrower for estate planning purposes or otherwise upon the death of a principal; or

   o other transfers similar in nature to the foregoing.

     In addition, with respect to two (2) mortgage loans that we intend to include in the trust, representing 2.6% of the initial mortgage pool balance and secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Green River and The Highlands, respectively, the following transfers, among others, are not a violation of the due-on-sale provisions in the mortgage: transfers of interests in Hometown America, L.L.C., a Delaware limited liability company (guarantor) and the sole member of the general partner of Hometown Communities Limited Partnership, a Maryland limited partnership. Hometown Communities Limited Partnership holds directly or indirectly 100% of the ownership interests in the related borrower for each of those mortgage loans.


MORTGAGE POOL CHARACTERISTICS

     A detailed presentation of various characteristics of the mortgage loans that we intend to include in the trust, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Annex A-1, Annex A-2, Annex A-3, Annex A-4 and Annex B to this prospectus supplement. The statistics in the tables and schedules on Annex A-1, Annex A-2, Annex A-3, Annex A-4 and Annex B to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters.


SPLIT LOAN STRUCTURES

     The mortgage pool will include two (2) mortgage loans that are each part of a separate split loan structure. Each of those split loan structures consists of the particular mortgage loan that we intend to include in the trust and one or more other mortgage loans that we will not include in the trust. Each mortgage loan comprising a particular split loan structure is evidenced by a separate promissory note. The aggregate debt, however, represented by the entire split loan structure is secured by a single mortgage or deed of trust on the related mortgaged real property. The mortgage loans constituting a particular split loan structure are cross-collateralized and cross-defaulted. The allocation of payments to the respective mortgage loans comprising a split loan structure, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either reflected in the subject promissory notes and/or a common loan agreement and/or may be effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a split loan structure.

     The following two (2) underlying mortgage loans are each part of a separate split loan structure:

  1. The GIC Office Portfolio Mortgage Loan, which has an unpaid principal balance of $200,000,000 and represents 14.0% of the initial mortgage pool balance, is part of a split loan structure comprised of seven (7) mortgage loans that are all secured by the GIC Office Portfolio Mortgaged Properties. The GIC Office Portfolio Mortgage Loan is: (a) pari passu in right of payment with one (1) of those GIC Office Portfolio Non-Trust Loans, which non-trust mortgage loan has an aggregate unpaid principal balance of $150,000,000, is currently held by one of our affiliates, and is expected to be included in a separate commercial mortgage securitization; (b) pari passu in right of payment with four (4) other GIC Office Portfolio Non-Trust Loans, which non-trust mortgage loans collectively have an aggregate unpaid principal balance of $350,000,000, are each currently held by Morgan Stanley Mortgage Capital, Inc. and are each expected to be included in separate commercial mortgage securitizations; and (c) senior in right of payment (during the continuance of certain uncured events of default and acceleration of the GIC Office Portfolio Loan Group) to the GIC Office Portfolio Subordinate Non-Trust Loan, which has an aggregate unpaid principal balance of $125,000,000 and is currently held by an institutional third-party noteholder. The GIC Office Portfolio Mortgage Loan and the GIC Office Portfolio Pari Passu Non-Trust Mortgage Loans are all pari passu in right of payment with each other. The payment priority between the GIC Office Portfolio Pari Passu Loans (which include the GIC Office Portfolio Mortgage Loan) and the GIC Office Portfolio Subordinate Non-Trust Loan is such that, other than during the continuance of certain specified uncured events of default with respect to the GIC Office Portfolio Pari Passu Loans and acceleration of the GIC Office Portfolio Loan Group, the holders of the GIC Office Portfolio Subordinate Non-Trust Loan is entitled to payments of principal and interest on a pari passu basis with the holders of all of the GIC Office Portfolio Pari Passu Loans. During the continuance of certain specified uncured events of default with respect to the GIC Office Portfolio Pari Passu Loans and acceleration of the GIC Office Portfolio Loan Group, all of the GIC Office Portfolio Pari Passu Loans will be senior in right of payment to the GIC Office Portfolio Subordinate Non-Trust Loan, i.e., no payments of principal or interest will be paid with respect to the GIC Office Portfolio Subordinate Non-Trust Loan until all interest (other than Default Interest) on and principal of the GIC Office Portfolio Pari Passu Loans have been paid in full. See "--Significant Underlying Mortgage Loans--The GIC Office Portfolio Mortgage Loan" below in this prospectus supplement.

  2. The MGM Tower Mortgage Loan, with an unpaid principal balance of $130,000,000, representing 9.1% of the initial mortgage pool balance, is part of a split loan structure comprised of two (2) mortgage loans that are both secured by the MGM Tower Mortgaged Property. The MGM Tower Non-Trust Loan has an unpaid principal balance of $90,000,000. The payment priority between the MGM Tower Mortgage Loan and the MGM Tower Non-Trust Loan is such that, other than during the continuance of certain specified uncured events of default with respect to the MGM Tower Mortgage Loan, the holder of the MGM Tower Non-Trust Loan is entitled to payments of principal and interest on a pari passu basis with the holder of the MGM Tower Mortgage Loan and, during the continuance of an uncured event of default with respect to the MGM Tower Mortgage Loan, the MGM Tower Mortgage Loan will be senior in right of payment to the MGM Tower Non-Trust Loan, i.e., no payments of principal or interest will be paid with respect to the MGM Tower Non-Trust Loan until all interest (other than Default Interest) on and principal of the MGM Tower Mortgage Loan has been paid in full. See "--Significant Underlying Mortgage Loans--The MGM Tower Mortgage Loan" below in this prospectus supplement.


SIGNIFICANT UNDERLYING MORTGAGE LOANS

     General. The mortgage pool will include three (3) mortgage loans that have, in each such case, a cut-off date principal balance in excess of 5.0% of the initial mortgage pool balance.

THE UBS CENTER - STAMFORD MORTGAGE LOAN

     General. The UBS Center - Stamford Mortgage Loan has a cut-off date principal balance of $229,674,914, representing 16.1% of the initial mortgage pool balance. The UBS Center - Stamford Mortgage Loan is secured by a first priority mortgage lien on the leasehold interest of the UBS Center - Stamford Borrower in the UBS Center - Stamford Mortgaged Property. The UBS Center - Stamford Mortgaged Property, aggregating approximately 682,327 square feet, which includes approximately 579,327 square feet of office space and a trading floor consisting of approximately 103,000 square feet, is located in Stamford, Connecticut. See "--The UBS Center - Stamford Mortgaged Property" below.

     S&P and Moody's have each confirmed to us that the UBS Center - Stamford Mortgage Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated A-/A3 by S&P and Moody's, respectively.

     The Borrower and Sponsor. The UBS Center - Stamford Borrower is BEL Stamford LLC, a Delaware single member limited liability company, which is owned by an investment fund managed by Eaton Vance Management, which acquired a leasehold interest in the UBS Center - Stamford Mortgaged Property on January 14, 2004 for approximately $243,000,000. The UBS Center - Stamford Mortgage Loan is not recourse to UBS AG or any of its affiliates.

     Interest Rate; Application of Payments; Prepayments; Defeasance. The UBS Center - Stamford Mortgage Loan has a stated maturity date of October 11, 2016. The UBS Center - Stamford Mortgage Loan will accrue interest on an Actual/360 Basis. In the absence of an event of default, the UBS Center - Stamford Mortgage Loan will accrue interest at 6.0% per annum.

     On the eleventh day of each month prior to the stated maturity date, the UBS Center - Stamford Borrower is required to make payments of principal and interest on the UBS Center - Stamford Mortgage Loan.

     The UBS Center - Stamford Borrower is prohibited from voluntarily prepaying the UBS Center -Stamford Mortgage Loan, in whole or in part, prior to September 11, 2016, other than in connection with a casualty or condemnation. From and after September 11, 2016, the UBS Center - Stamford Borrower may prepay the UBS Center - Stamford Mortgage Loan, in whole only, without payment of any prepayment consideration.

     The UBS Center - Stamford Borrower may defease the UBS Center - Stamford Mortgage Loan, in whole only, at any time after the expiration of two years following the date of initial issuance of the series 2004-C1 certificates and prior to September 11, 2016 (the date on which it may voluntarily prepay without payment of any consideration), and by doing so obtain the release of the UBS Center - Stamford Mortgaged Property. A defeasance will be effected by the UBS Center - Stamford Borrower's pledging substitute collateral that consists of non-callable "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 that produce payments which replicate the payment obligations of the UBS Center - Stamford Borrower under the UBS Center - Stamford Mortgage Loan and that are sufficient to pay off the UBS Center - Stamford Mortgage Loan in its entirety on its optional prepayment date. The UBS Center - Stamford Borrower's right to defease the UBS Center - Stamford Mortgage Loan is subject to, among other things, S&P and Moody's each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2004-C1 certificates by such rating agency.

     The UBS Center - Stamford Mortgaged Property. The UBS Center - Stamford Mortgaged Property is a Class A office complex which consists of a thirteen story office tower, an eight story center building and a three story building containing daycare and fitness facilities, comprising a total of approximately 682,327 rentable square feet, which includes approximately 579,327 square feet of office space and a trading floor consisting of approximately 103,000 square feet, located in Stamford, Connecticut. The thirteen story office tower, the eight story center building and the three story building containing daycare and fitness facilities were originally built in 1997. The eight story center building was expanded in 2001. As of January 14, 2004, the UBS Center - Stamford Mortgaged Property was 100% leased to UBS AG, acting through its Stamford Branch ("UBS AG, Stamford Branch").

     The UBS Center - Stamford Mortgaged Property is part of an approximately 12 acre site that is owned by Gateway Land Corp., a subsidiary of UBS AG, Stamford Branch, which site has been master planned by UBS AG, Stamford Branch. Gateway Land Corp. leased the entire site to UBS AG, Stamford Branch pursuant to the terms of a ground lease which expires in 2068 (the "UBS Center - Stamford Master Ground Lease"). Rent due under the UBS Center - Stamford Master Ground Lease has been prepaid through the initial term of the UBS AG Lease (as defined below).

     UBS AG, Stamford Branch has declared a land level planned unit development (the "UBS Center - Stamford PUD") under Connecticut's Common Interest Ownership Act creating eight separate land areas, four of which are part of the UBS

Center - Stamford Mortgaged Property (the "UBS Center - Stamford PUD Units"). A separate condominium (the "UBS Center - Stamford Condominium") created under Connecticut's Common Interest Ownership Act has been declared by UBS AG creating four condominium units which encompass the completed buildings on the UBS Center - Stamford Mortgaged Property (the "UBS Center - Stamford Condominium Units"), each of which four UBS Center - Stamford Condominium Units is part of the UBS Center - Stamford Mortgaged Property. Each of the UBS Center
- Stamford PUD and UBS Center - Stamford Condominium are declared as leasehold Common Interest Communities under Connecticut's Common Interest Ownership Act, the terms of which are coterminous with the UBS Center - Stamford Master Ground Lease. The UBS Center - Stamford PUD Units have been leased to the UBS Center - Stamford Borrower pursuant to a land lease (the "UBS Center - Stamford Land Lease") and the UBS Center - Stamford Condominium Units have been leased to the UBS Center - Stamford Borrower pursuant to the terms of an improvements lease (the "UBS Center - Stamford Improvements Lease"), each of which expires in 2067. The UBS Center - Stamford Borrower's leasehold estates created pursuant to the UBS Center - Stamford Land Lease and the UBS Center - Stamford Improvements Lease collectively constitute the UBS Center - Stamford Mortgaged Property. The UBS Center - Stamford Borrower has leased the UBS Center - Stamford Mortgaged Property to UBS AG, Stamford Branch pursuant to the terms of a triple net space lease which expires on December 1, 2017 (subject to options to renew through 2057 in favor of the Tenant). Rents due under the UBS Center - Stamford Land Lease have been prepaid through the initial term of the UBS AG Lease, and rents due under the UBS Center - Stamford Improvements Lease have been prepaid through the initial term of the UBS Center - Stamford Improvements Lease.

     Future improvements may be developed on other UBS Center - Stamford PUD Units, which future improvements will have rights to connect to and use certain common facilities within the existing completed improvements (i.e., parking, access, utilities, etc.), subject, however, to certain conditions set forth in the UBS Center - Stamford PUD and UBS Center - Stamford Condominium declarations, including, without limitation, that such connections and/or uses will not interfere with the reasonable use of the UBS Center - Stamford Mortgaged Property. The exercise of any such right by the owners of the other UBS Center - Stamford PUD Units will not give rise to any rent abatement or offset right under the UBS AG Lease (as described below).

     UBS AG Lease. The UBS Center - Stamford Mortgaged Property is 100% leased to UBS AG, Stamford Branch pursuant to a triple net lease which expires December 1, 2017 (the "UBS AG Lease"). Pursuant to the terms of the UBS AG Lease, UBS AG, Stamford Branch is obligated to pay all property related expenses, including taxes, insurance premiums and all maintenance and capital repair expenses. The UBS AG Lease provides for a free rent period during the last 14 months of the initial term.

     UBS AG, Stamford Branch has the right to renew the UBS AG Lease for consecutive five year periods up to a final expiration date of December 1, 2057 (except that the first renewal period may be five to seven years at the option of UBS AG, Stamford Branch). UBS AG, Stamford Branch has the right to renew the UBS AG Lease with respect to all of the UBS Center - Stamford Mortgaged Property or with respect to (a) the center building (in which the trading floor is located) plus 50% or more of the office tower or (b) two or fewer floors of the office tower. With respect to the first renewal term, UBS AG, Stamford Branch is required to give the UBS Center - Stamford Borrower notice at least 26 months prior to the end of the initial term of its election to renew the UBS AG Lease. The base rent during any renewal period will be the fair rental value of the space with respect to which the UBS AG Lease is being renewed as determined by arbitration.

     Under the UBS AG Lease, UBS AG, Stamford Branch has an obligation to restore the UBS Center - Stamford Mortgaged Property after any casualty or condemnation provided that (a) if the UBS Center - Stamford Mortgaged Property cannot be restored to substantially its former value, utility and useful life, UBS AG, Stamford Branch is required to offer to purchase the UBS Center - Stamford Mortgaged Property (or with respect to a total condemnation, UBS AG, Stamford Branch is required to offer to purchase the condemnation award) for a scheduled purchase price which in all instances exceeds the outstanding principal balance of the UBS Center - Stamford Mortgage Loan (plus accrued rent under the UBS AG Lease but without a yield maintenance or prepayment penalty under the UBS Center - Stamford Mortgage Loan) (the "UBS Center - Stamford Purchase Price") and (b) if all or substantially all of the office tower and/or the center building (in which the trading floor is located) are damaged by casualty or condemnation, UBS AG, Stamford Branch may offer to purchase the UBS Center - Stamford Mortgaged Property for the UBS-Center Stamford Purchase Price and the UBS Center - Stamford Borrower may not reject such offer without the prior consent of the lender (or the holder of any subsequent mortgage loan). If the UBS Center - Stamford Borrower rejects such offer with the prior consent of the lender, then (x) the UBS AG Lease shall terminate, (y) subject to the UBS Center - Stamford Mortgage Loan documents, the UBS

Center - Stamford Borrower shall receive all insurance proceeds or condemnation awards, as the case may be, and (z) the lender has the right, in certain circumstances, to apply the insurance proceeds or condemnation award to the UBS Center - Stamford Mortgage Loan.

     The table below provides the lease information with respect to the UBS AG Lease of January 14, 2004.


         LARGEST TENANT AT THE UBS CENTER - STAMFORD MORTGAGED PROPERTY

                                       APPROX.        % OF TOTAL       % OF TOTAL                    LEASE
TENANT                               SQUARE FEET     SQUARE FEET     BASE REVENUES     RATINGS     EXPIRATION
---------------------------------   -------------   -------------   ---------------   ---------   -----------
UBS AG, Stamford Branch .........   682,327         100%            100%              AA+/Aa2     12/1/2017

                                    -------         ---             ---
TOTAL ...........................   682,327         100%            100%

     The following should be noted with respect to the table above--

   o Credit ratings are by S&P and Moody's, respectively, and reflect the ratings of UBS AG. UBS AG reported total shareholders' equity of 44,139,000,000 Swiss francs in its annual report on Form 20-F filed with the SEC for the year ending December 31, 2002. A more detailed discussion of this and other financial information concerning UBS AG is available in the annual report on Form 20-F filed with the SEC for the year ending December 31, 2002.

     Cut-off Date Loan-to-Value Ratio. Based on an appraisal conducted in November 2003 by a third-party appraiser, the appraised value of the UBS Center
- Stamford Mortgaged Property is $262,000,000. Based upon that appraised value, the UBS Center - Stamford Mortgage Loan has a Cut-off Date Loan-to-Value Ratio of 87.7%.

     Underwritten Debt Service Coverage Ratio. The U/W Net Cash Flow of the UBS Center - Stamford Mortgaged Property was calculated to be $18,161,031, which is the annual base rent under the UBS AG Lease. Based on that U/W Net Cash Flow, the UBS Center - Stamford Mortgage Loan has an Underwritten Debt Service Coverage Ratio of 1.00x.

     Lockbox. The UBS Center - Stamford Borrower is required to cause all income from the UBS Center - Stamford Mortgaged Property to be deposited into a lockbox account controlled by the mortgagee and the mortgagee will be authorized to apply those funds in accordance with the related loan documents to satisfy the UBS Center - Stamford Borrower's obligation to pay debt service payments.

     Reserves and Escrows. The UBS Center - Stamford Borrower is not required to fund any reserves so long as the UBS AG Lease is in effect. If the UBS AG Lease is terminated for any reason, the UBS Center - Stamford Borrower will be required to make on each monthly payment date, escrow payments to a tax and insurance reserve account, ground rent reserve account, tenant improvement and leasing expense reserve account and capital expense reserve account in amounts reasonably determined by the lender.

     Insurance. All insurance, including, without limitation, terrorism insurance, is required to be maintained under the UBS AG Lease by UBS AG, Stamford Branch. UBS AG, Stamford Branch is required to carry terrorism insurance with coverage equal to 100% of the replacement cost of the UBS Center
- Stamford Mortgaged Property; provided, however, that UBS AG, Stamford Branch is not required to spend more than $200,000 on the annual premium to obtain such insurance. As long as the senior, long-term unsecured debt of UBS AG, Stamford Branch has a rating of "A-" (or "BBB stable" with respect to terrorism insurance only) or higher from S&P, UBS AG, Stamford Branch has the right to self-insure.

THE GIC OFFICE PORTFOLIO MORTGAGE LOAN

     General. The GIC Office Portfolio Mortgage Loan has a cut-off date principal balance of $200,000,000 representing 14.0% of the initial mortgage pool balance. The GIC Office Portfolio Mortgage Loan is one of seven (7) mortgage loans (the "GIC Office Portfolio Loan Group") that are all secured by first priority mortgage liens on the fee simple interests in the GIC Office Portfolio Mortgaged Properties. The GIC Office Portfolio Mortgaged Properties consist of 12 office buildings with an aggregate of 6,389,871 square feet of net rentable area located in several central business districts and other major office markets across the country, namely Chicago, Illinois, Bala Cynwyd (Philadelphia), Pennsylvania, San Francisco, California, New York, New York, Greenwich, Connecticut, Seattle, Washington, and Milwaukee, Wisconsin. See "--GIC Office Portfolio" below.

     The GIC Office Portfolio Loan Group is comprised of: (a) the GIC Office Portfolio Mortgage Loan; (b) five (5) other pari passu mortgage loans in the aggregate principal amount of $500,000,000, which will not be included in the trust and which are identified in this prospectus supplement as the GIC Office Portfolio Pari Passu Non-Trust Loans; and (c) one (1) other generally subordinate mortgage loan in the principal amount of $125,000,000, which will not be included in the trust and which is identified in this prospectus supplement as the GIC Office Portfolio Subordinate Non-Trust Loan. The GIC Office Portfolio Pari Passu Non-Trust Loans and the GIC Office Portfolio Subordinate Non-Trust Loan are collectively identified in this prospectus supplement as the GIC Office Portfolio Non-Trust Loans. The GIC Office Portfolio Mortgage Loan and the GIC Office Portfolio Pari Passu Non-Trust Loans are together referred to in this prospectus supplement as the GIC Office Portfolio Pari Passu Loans. The mortgage loans in the GIC Office Portfolio Loan Group are all obligations of the GIC Office Portfolio Borrowers and are cross-collateralized and cross-defaulted.

     S&P and Moody's have each confirmed to us that the GIC Office Portfolio Mortgage Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated AA-/A2 by S&P and Moody's, respectively.

     The Borrowers and Sponsor. The borrowers under the GIC Office Portfolio Loan Group (the "GIC Office Portfolio Borrowers") are 40 Broad Street, Inc., Bala Plaza Property, Inc., 595 Market Street, Inc., 227 Monroe Street, Inc., 520 Pike Street, Inc., Plaza East, Inc., One Bush, Inc., Greenwich American, Inc. and CitySpire, Inc., each a single-purpose Delaware corporation. All nine of the GIC Office Portfolio Borrowers are fully owned and sponsored by Prime Plus Investments, Inc., a private real estate investment trust that is wholly owned by Government of Singapore Investment Corporation (Realty) Pte Ltd. ("GIC RE"). Established in 1982, GIC RE is the real estate investment arm of the Government of Singapore Investment Corporation which is wholly owned by the Republic of Singapore (sovereignty rating of AAA/Aaa/AAA from S&P, Moody's and Fitch, respectively). GIC RE actively manages a multi-billion dollar global portfolio, including more than 120 investments in 25 countries.

     Interest Rate; Application of Payments; Prepayments; Defeasance. The GIC Office Portfolio Mortgage Loan (as well as each GIC Office Portfolio Non-Trust
Loan) is a ten-year loan with the first five years being interest only and the last five years having scheduled amortization payments. The GIC Office Portfolio Mortgage Loan Group has a stated maturity date of January 8, 2014, and will accrue interest on an Actual/360 Basis. Up to the stated maturity date, in the absence of default, the GIC Office Portfolio Mortgage Loan and the GIC Office Portfolio Pari Passu Non-Trust Loans will each accrue interest at a rate of 5.24679% per annum. Up to the stated maturity date, in the absence of default, the GIC Office Portfolio Subordinate Non-Trust Loan will accrue interest at a rate of 7.03% per annum. The loan documents provide that interest payments are applied, in the absence of default and acceleration of the GIC Office Portfolio Loan Group, pro rata based on the respective interest rates on the GIC Office Portfolio Pari Passu Loans and GIC Office Portfolio Non-Trust Loan.

     On the eighth day of each month through the due date in January 2009, the GIC Office Portfolio Mortgage Loan Borrowers are required to make an interest-only payment in arrears on the GIC Office Portfolio Loan Group. On the eighth day of each month commencing with the due date in February 2009, up to but excluding the stated maturity date, the GIC Office Portfolio Borrowers are required to make a monthly scheduled amortization payment with respect to the GIC Office Portfolio Loan Group (based on a 30-year amortization schedule which takes into account the amortization of the GIC Office Portfolio Mezzanine Loan (as defined below)). The amortization payment with respect to the GIC Office Portfolio Loan Group will be applied, pursuant to the related loan documents in the absence of default and acceleration of the GIC Office Portfolio Loan Group, to payments of principal on the respective mortgage loans comprising the GIC Office Portfolio Loan Group pro rata based on the respective outstanding principal balances of those mortgage loans.

     Pursuant to the GIC Office Portfolio Co-Lender Agreement: (a) prior to the occurrence and continuance of certain monetary events of default with respect to the GIC Office Portfolio Loan Group or (b) if a mortgage loan in the GIC Office

Portfolio Loan Group has become a corrected mortgage loan after having been specially serviced or (c) if a mortgage loan in the GIC Office Portfolio Loan Group is not a specially serviced mortgage loan at a time when a non-monetary event of default has occurred and is continuing or (d) during a monetary event of default in which the GIC Office Portfolio Subordinate Non-Trust Loan Noteholder has exercised its cure rights as described under "--GIC Office Portfolio Co-Lender Agreement" below, or (e) the GIC Office Portfolio Loan Group has not been accelerated, collections on the GIC Office Portfolio Loan Group will be allocated (after application to certain unreimbursed costs and expenses) generally in the following manner:

   o first, pro rata, (a) to the GIC Office Portfolio Pari Passu Loans, on a pro rata and pari passu basis, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the principal balance thereof (net of related master servicing fees), and (b) to the GIC Office Portfolio Subordinate Non-Trust Loan in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees);

   o second, pro rata, (a) to the GIC Office Portfolio Pari Passu Loans, on a pro rata and pari passu basis, in an amount equal to (i) scheduled principal payments (as set forth on the amortization schedule attached to the related loan agreement from time to time), (ii) all voluntary principal prepayments attributable to the GIC Office Portfolio Pari Passu Loans in accordance with the related loan agreement and (iii) unscheduled principal payments on account of the application of insurance or condemnation proceeds, in each case until the GIC Office Portfolio Pari Passu Loans have been paid in full, and (b) to the GIC Office Portfolio Subordinate Non-Trust Loan in an amount equal to (i) scheduled principal payments (as set forth on the amortization schedule attached to the related loan agreement from time to time), (ii) all voluntary principal prepayments attributable to the GIC Office Portfolio Subordinate Non-Trust Loan in accordance with the related loan agreement and (iii) after the GIC Office Portfolio Pari Passu Loans have been paid in full, unscheduled principal payments on account of the application of insurance or condemnation proceeds, in each case until the GIC Office Portfolio Subordinate Non-Trust Loan has been paid in full;

   o third, to the GIC Office Portfolio Pari Passu Loans, on a pro rata and pari passu basis, any prepayment premium attributable to the GIC Office Portfolio Pari Passu Loans and, to the GIC Office Portfolio Subordinate Non-Trust Loan, any prepayment premium attributable to the GIC Office Portfolio Subordinate Non-Trust Loan;

   o fourth, pro rata, to the GIC Office Portfolio Pari Passu Loans, on a pro rata and pari passu basis among those mortgage loans, and the GIC Office Portfolio Subordinate Non-Trust Loan (based upon the initial balances of those mortgage loans and taking into account the differing interest rates on those mortgage loans) any late payment charges and Default Interest in respect of those mortgage loans (after application as provided in the applicable servicing agreement);

   o fifth, to the to the GIC Office Portfolio Subordinate Non-Trust Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the GIC Office Portfolio Subordinate Non-Trust Loan Noteholder with respect to the GIC Office Portfolio Loan Group pursuant to the GIC Office Portfolio Co-Lender Agreement or the applicable servicing agreement; and

   o sixth, for such remaining purposes as are provided in the GIC Office Portfolio Co-Lender Agreement.

     Notwithstanding the foregoing, if the GIC Office Portfolio Subordinate Non-Trust Loan Noteholder or its designee has previously made a cure payment in respect of an event of default as to the GIC Office Portfolio Loan Group, then the GIC Office Portfolio Subordinate Non-Trust Loan Noteholder or its designee will be entitled to reimbursement for that cure payment, after all amounts which are payable at such time in accordance with clauses first through fifth of the prior paragraph (and prior to any amounts which are payable at such time in accordance with clause sixth of the prior paragraph) have been paid; provided that payments are not required to be applied as described in the next paragraph.

     Pursuant to the GIC Office Portfolio Co-Lender Agreement, subsequent to the occurrence and continuance of a monetary event of default with respect to the GIC Office Portfolio Loan Group and provided that the GIC Office Portfolio Non-Trust Loan Noteholder has not exercised its cure rights as described under "--GIC Office Portfolio Co-Lender Agreement" below and that the GIC Office Portfolio Loan Group has been accelerated, or if a mortgage loan in the GIC Office Portfolio Loan Group has become a specially serviced mortgage loan at a time when a non-monetary event of default has occurred and is continuing and provided that the GIC Office Portfolio Loan Group has been accelerated, collections on the GIC Office Portfolio Loan Group will be allocated (after application to certain unreimbursed costs and expenses) generally in the following manner:

   o first, to the GIC Office Portfolio Pari Passu Loans, on a pro rata and pari passu basis, in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

   o second, to the GIC Office Portfolio Pari Passu Loans, on a pro rata and pari passu basis, in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

   o third, to the GIC Office Portfolio Subordinate Non-Trust Loan in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

   o fourth, to the GIC Office Portfolio Subordinate Non-Trust Loan in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

   o fifth, to the GIC Office Portfolio Pari Passu Loans, on a pro rata and pari passu basis, any Default Interest in respect of those mortgage loans (after application as provided in the applicable servicing agreement);

   o sixth, to the GIC Office Portfolio Subordinate Non-Trust Loan, any Default Interest in respect of that mortgage loan (after application as provided in the applicable servicing agreement);

   o seventh, to the GIC Office Portfolio Pari Passu Loans, on a pro rata and pari passu basis, any late payment charges in respect of those mortgage loans (after application as provided in the applicable servicing agreement);

   o eighth, to the GIC Office Portfolio Subordinate Non-Trust Loan, any late payment charges in respect of that mortgage loan (after application as provided in the applicable servicing agreement);

   o ninth, to the GIC Office Portfolio Pari Passu Loans, on a pro rata and pari passu basis, in an amount equal to any prepayment premiums allocable to the GIC Office Portfolio Pari Passu Loan;

   o tenth, to the GIC Office Portfolio Subordinate Non-Trust Loan in an amount equal to any prepayment premiums allocable to the GIC Office Portfolio Subordinate Non-Trust Loan;

   o eleventh, to the GIC Office Portfolio Pari Passu Loans, on a pro rata and pari passu basis, any other amounts paid by the GIC Office Portfolio Borrower and due in respect of the GIC Office Portfolio Pari Passu Loans;

   o twelfth, to the GIC Office Portfolio Subordinate Non-Trust Loan, any other amounts paid by the GIC Office Portfolio Borrower and due in respect of the GIC Office Portfolio Subordinate Non-Trust Loan;

   o thirteenth, to the GIC Office Portfolio Subordinate Non-Trust Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the GIC Office Portfolio Subordinate Non-Trust Loan Noteholder with respect to the GIC Office Portfolio Loan Group pursuant to the GIC Office Portfolio Co-Lender Agreement or the applicable servicing agreement; and

   o fourteenth, for such remaining purposes as are provided in the GIC Office Portfolio Co-Lender Agreement.

     The GIC Office Portfolio Borrowers are also required to make the reserve and escrow payments described under "--Other Reserves and Escrows" below.

     The GIC Office Portfolio Borrowers are prohibited from voluntarily prepaying any of the mortgage loans in the GIC Office Portfolio Loan Group, in whole or in part, prior to July 8, 2013 (except as permitted under the related loan documents). From and after July 8, 2013, the GIC Office Portfolio Borrowers may prepay all mortgage loans in the GIC Office Portfolio Loan Group, in whole only, without payment of any prepayment consideration.

     The GIC Office Portfolio Pari Passu Loans, together only, may be defeased in whole on any due date after the earlier of: (a) two years from the last securitization of any GIC Office Portfolio Pari Passu Loan and (b) December 10, 2006, and prior to July 8, 2013, provided that the GIC Office Portfolio Borrowers simultaneously with such defeasance prepay in full both the GIC Office Portfolio Subordinate Non-Trust Loan and the GIC Office Portfolio Mezzanine Loan. The prepayment of the GIC Office Portfolio Subordinate Non-Trust Loan and the GIC Office Portfolio Mezzanine Loan must be accompanied by a specified prepayment premium. A defeasance of the GIC Office Portfolio Pari Passu Loans will be effected by the GIC Office Portfolio Borrowers' pledging substitute collateral that consists of non-callable United States Treasury obligations that produce payments which replicate the payment obligations of the GIC Office Portfolio Borrowers under the GIC Office Portfolio Pari Passu Loans and that are sufficient to pay off the GIC Office Portfolio Pari Passu Loans in their entirety on July 8, 2013.

     If and for so long as no event of default exists, the GIC Office Portfolio Borrowers may partially defease all of the GIC Office Portfolio Pari Passu Loans (including the GIC Office Portfolio Mortgage Loan), together only, and thereby obtain the release of a GIC Office Portfolio Mortgaged Property (other than the USG Building and the AT&T Corporate Center) from the lien of the loan documents, provided that, among other things: (a) the GIC Office Portfolio Borrowers partially defease each of the GIC Office Portfolio Mortgage Loan and the GIC Office Portfolio Pari Passu Non-Trust Loans in an amount (the "GIC Partial Defeasance Amount") equal to 125% of the allocated loan amount for the GIC Office Portfolio Mortgaged Property to be released and allocable to each such GIC Office Portfolio Pari Passu Loan, (b) the GIC Office Portfolio Borrowers prepay the GIC Office Portfolio Subordinate Non-Trust Loan in an amount equal to 125% of the allocated loan amount for the GIC Office Portfolio Mortgaged Property to be released and allocable to the GIC Office Portfolio Subordinate Non-Trust Loan and pay a specified prepayment premium, (c) the GIC Office Portfolio Borrowers pay all accrued and unpaid interest and any other amounts due under the GIC Office Portfolio Loan Group, (d) the GIC Office Portfolio Mezzanine Loan is prepaid in accordance with the GIC Office Portfolio Mezzanine Loan documents, and such prepayment is accompanied by a specified prepayment premium and (e) after giving effect to the release, the debt service coverage ratio for the remaining GIC Office Portfolio Mortgaged Properties shall at least be equal to the debt service coverage ratio for all of the GIC Office Portfolio Mortgaged Properties, including the property to be released, immediately before the release. Such partial defeasance may occur only during the time period specified in the preceding paragraph for defeasance in whole of the GIC Office Portfolio Pari Passu Loans. A partial defeasance will be effected by the GIC Office Portfolio Borrowers' pledging substitute collateral that consists of non-callable United States Treasury obligations that produce payments which are sufficient to pay off the GIC Partial Defeasance Amount in its entirety on July 8, 2013.

     The GIC Office Portfolio Borrowers' right to defease the GIC Office Portfolio Pari Passu Loans, in whole or in part, is subject to S&P and Moody's each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2004-C1 certificates by such rating agency.

     The GIC Office Portfolio Co-Lender Agreement. The GIC Office Portfolio Co-Lender Agreement, executed as of December 10, 2003, between the respective holders of the GIC Office Portfolio Pari Passu Loans and the GIC Office Portfolio Subordinate Non-Trust Loan, generally provides that:

   o the master servicer and special servicer will service and administer all of the mortgage loans in the GIC Office Portfolio Loan Group pursuant to the series 2004-C1 pooling and servicing agreement for so long as the GIC Office Portfolio Mortgage Loan is part of the trust;
   o if and for so long as the GIC Office Portfolio Loan Group is specially serviced, then, upon the earlier to occur of (a) a scheduled payment on the GIC Office Portfolio Loan Group is at least 60 days delinquent and (b) immediately prior to the GIC Office Portfolio Non-Trust Loan Noteholder losing its rights to advise and direct the master servicer and special servicer with respect to certain specified actions regarding the GIC Office Portfolio Loan Group as set forth below (provided that an event of default has occurred or is reasonably foreseeable), the GIC Office Portfolio Subordinate Non-Trust Loan Noteholder (or its assignee) has the option to purchase all of the GIC Office Portfolio Pari Passu Loans (together only) at a price generally equal to the aggregate unpaid principal balance of the GIC Office Portfolio Pari Passu Loans, together with all accrued unpaid interest on those loans (other than Default Interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2004-C1 pooling and servicing agreement pursuant thereto (no prepayment consideration will be payable in connection with such a purchase of the GIC Office Portfolio Pari Passu Loans);
   o for so long as the unpaid principal balance of the GIC Office Portfolio Subordinate Non-Trust Loan, net of that portion of any existing Appraisal Reduction Amount with respect to the GIC Office Portfolio Loan Group that is allocable to the GIC Office Portfolio Subordinate Non-Trust Loan, is equal to or greater than 27.5% of an amount equal to (a) the original principal balance of the GIC Office Portfolio Subordinate Non-Trust Loan, less (b) any principal payments made by the GIC Office Portfolio Borrower and received on and allocated to the GIC Office Portfolio Subordinate Non-Trust Loan, the GIC Office Portfolio Subordinate Non-Trust Loan Noteholder will have the ability to advise and direct the master servicer and/or the special servicer with respect to certain specified servicing actions regarding the GIC Office Portfolio Loan Group, including those involving foreclosure or material modification of the GIC Office Portfolio Pari Passu Loans and the GIC Office Portfolio Subordinate Non-Trust Loan (however, the master servicer and the special servicer are each to ignore any such advice or direction that may cause such servicer to violate applicable law, the related loan documents or any provision of the series 2004-C1 pooling and servicing agreement, including such servicer's obligation to act in accordance with the Servicing Standard, or the GIC Office Portfolio Co-Lender Agreement);

   o if the unpaid principal balance of the GIC Office Portfolio Subordinate Non-Trust Loan, net of that portion of any existing Appraisal Reduction Amount with respect to the GIC Office Portfolio Loan Group that is allocable to the GIC Office Portfolio Subordinate Non-Trust Loan, is less than 27.5% of an amount equal to (a) the original principal balance of the GIC Office Portfolio Subordinate Non-Trust Loan, less (b) any principal payments made by the GIC Office Portfolio Borrower and received on and allocated to the GIC Office Portfolio Subordinate Non-Trust Loan, the ability to advise and direct the master servicer and/or the special servicer as described in the preceding bullet will belong to the holder of the GIC Office Portfolio Mortgage Loan or its designee (which designee, in accordance with the series 2004-C1 pooling and servicing agreement, will be (x) the series 2004-C1 controlling class representative, if and for so long as the designated controlling class of series 2004-C1 certificateholders is class L or a class of series 2004-C1 certificates with a later alphabetic designation, or (y) the holder of a specified GIC Office Portfolio Pari Passu Non-Trust Loan or a representative of that holder, on and after the date that the designated controlling class of series 2004-C1 certificateholders is class K or a class of series 2004-C1 certificates with an earlier alphabetic designation); and

   o the GIC Office Portfolio Subordinate Non-Trust Loan Noteholder has the assignable right to cure a monetary default or a default susceptible to cure by the payment of money within 10 business days of the later of (a) receipt by the GIC Office Portfolio Subordinate Non-Trust Loan Noteholder of notice of the subject event of default; and (b) the expiration of the applicable grace period for the subject event of default; provided that
     (i) no more than nine such cure events are permitted during the term of the GIC Office Portfolio Loan Group, (ii) no more than four consecutive cure events are permitted and (iii) no more than five cure events are permitted within any 12-month period.

     Mezzanine Financing. Prime Mezz, Inc., a Delaware corporation (the "GIC Office Portfolio Mezzanine Borrower") has incurred mezzanine financing (the "GIC Office Portfolio Mezzanine Loan") in the initial principal amount of $75,000,000, which accrues interest at a fixed rate per annum of 9.78%. The GIC Office Portfolio Mezzanine Loan is secured by a pledge of 100% of the GIC Office Portfolio Mezzanine Borrower's capital stock in each of the GIC Office Portfolio Borrowers (the "GIC Office Portfolio Mezzanine Collateral"). As of the date of this prospectus supplement, the GIC Office Portfolio Mezzanine Lender is also the GIC Office Portfolio Subordinate Non-Trust Loan Noteholder. The GIC Office Portfolio Mezzanine Loan matures in January 2014. On the eighth day of each month through the due date in January 2009, the GIC Office Portfolio Mezzanine Loan Borrower is required to make an interest-only payment in arrears on the GIC Office Portfolio Mezzanine Loan. On the eighth day of each month, commencing with the due date in February 2009, up to but excluding the maturity date, the GIC Office Portfolio Mezzanine Borrower is required to make a monthly scheduled amortization payment with respect to the GIC Office Portfolio Mezzanine Loan based on a 30-year amortization schedule (which takes into account the amortization of the GIC Office Portfolio Loan Group).

     The GIC Office Portfolio Loan Group lender and the GIC Office Portfolio Mezzanine Lender have entered into an intercreditor agreement (the "GIC Office Portfolio Intercreditor Agreement"), that sets forth the relative priorities between the GIC Office Portfolio Loan Group and the GIC Office Portfolio Mezzanine Loan. The GIC Office Portfolio Intercreditor Agreement provides that, among other things:

   o The GIC Office Portfolio Mezzanine Lender may not foreclose on the GIC Office Portfolio Mezzanine Collateral unless certain conditions are satisfied, including that any transferee must generally be an institutional investor that meets specified tests as of the date of transfer or it has first obtained written confirmation from the rating agencies that such transfer will not in itself result in the downgrade, withdrawal or qualification of the then-current ratings assigned to the series 2004-C1 certificates.

   o Upon an "event of default" under the GIC Office Portfolio Mezzanine Loan, the GIC Office Portfolio Mezzanine Lender will have the right to select a replacement manager (including any asset manager) or leasing agent for the GIC Office Portfolio Mortgaged Properties, which replacement manager, asset manager and/or leasing agent must be (a) Tishman Speyer Properties or an affiliate thereof, (b) a reputable and experienced manager of assets similar to the GIC Office Portfolio Mortgaged Properties and consisting of not less than a specified number of square feet or (c) subject to a ratings confirmation with respect to the ratings on the series 2004-C1 certificates.

   o The GIC Office Portfolio Mezzanine Lender has the right pursuant to the GIC Office Portfolio Intercreditor Agreement to receive notice of any event of default under the GIC Office Portfolio Loan Group and the right to cure any monetary default within a period ending five business days after receipt of such notice; provided, however, that the GIC Office Portfolio Mezzanine Lender shall not have the right to cure with respect to monthly scheduled debt service payments for a period of more than six consecutive months unless the GIC Office Portfolio Mezzanine

     Lender has commenced and is continuing to diligently pursue its rights against the GIC Office Portfolio Mezzanine Collateral. In addition, if the default is of a non-monetary nature, the GIC Office Portfolio Mezzanine Lender will have the same period of time as the GIC Office Portfolio Borrower under the GIC Office Portfolio Mortgage Loan documents to cure such non-monetary default; provided, however, that, if such non-monetary default is susceptible of cure but cannot reasonably be cured within such period then, subject to certain conditions, the GIC Office Portfolio Mezzanine Lender will be given an additional period of time as is reasonably necessary in the exercise of due diligence to cure such non-monetary default.

   o If the GIC Office Portfolio Loan Group has been accelerated, or any proceeding to foreclose or otherwise enforce the mortgages or other security for the GIC Office Portfolio Loan Group has been commenced, the GIC Office Portfolio Mezzanine Lender has the right to purchase the GIC Office Portfolio Loan Group in whole for a price equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon (but not including any prepayment charges), any protective advances made by the mortgagee and any interest charged by the mortgagee on any advances for monthly payments of principal and/or interest on the GIC Office Portfolio Mortgage Loan and/or on any protective advances, and all costs and expenses (including legal fees and expenses) actually incurred by the GIC Office Portfolio Loan Group lender in enforcing the terms of the GIC Office Portfolio Loan Group documents and certain special servicer fees in connection therewith. Such purchase option will expire upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure of the GIC Office Portfolio Loan Group or the GIC Office Portfolio Mortgaged Properties.

   o The GIC Office Portfolio Mezzanine Loan documents generally may be modified without the GIC Office Portfolio Loan Group mortgagee's consent, although certain provisions of the GIC Office Portfolio Mezzanine Loan documents may not be modified without the GIC Office Portfolio Loan Group lender's consent, including, without limitation, increasing in any material respect any monetary obligations of the GIC Office Portfolio Mezzanine Loan Borrower. Notwithstanding the foregoing, in addressing an event of default that has occurred under the GIC Office Portfolio Mezzanine Loan documents, the GIC Office Portfolio Mezzanine Lender will be permitted, subject to the satisfaction of certain conditions, to amend or modify the GIC Office Portfolio Mezzanine Loan in a manner that increases the monetary obligations of GIC Office Portfolio Mezzanine Borrower under the GIC Office Portfolio Mezzanine Loan documents.

     Lockbox. The GIC Office Portfolio Borrowers are required to cause all income from the GIC Office Portfolio Mortgaged Properties to be deposited into a segregated lockbox account under the control of the GIC Office Portfolio Loan Group lender, which funds will be allocated as follows: (1) monthly ground rent, if any, to the ground rent reserve account; (2) tax and insurance amounts, to the tax and insurance reserve accounts account; (3) monthly debt service payment amount to the debt service reserve account; (4) if an immaterial non-monetary event of default exists, monthly operating expenses to the operating expense reserve account; (5) monthly rollover expense deposit, if any, to the rollover reserve account; (6) default interest and late payment charges to the debt service reserve account; (7) cash management fees to the lockbox bank; and (8) monthly debt service on the GIC Office Portfolio Mezzanine Loan to the mezzanine loan reserve account. Any and all excess cash in that lockbox account will be applied as follows: (x) if a GIC Office Portfolio Loan Group event of default exists, to the excess cash reserve account; (y) if no GIC Office Portfolio Loan Group event of default exists but a GIC Office Portfolio Mezzanine Loan event of default exists, to the mezzanine loan reserve account; and (z) if no GIC Office Portfolio Loan Group event of default or GIC Office Portfolio Mezzanine Loan event of default exists, to the GIC Office Portfolio Borrowers. Upon the earliest to occur of (a) defeasance in full of the GIC Office Portfolio Pari Passu Loans and payment in full of the GIC Office Portfolio Subordinate Non-Trust Loan, (b) payment in full of the GIC Office Portfolio Loan Group in accordance with the related loan documents, and
(c) the cure of the GIC Office Portfolio Loan Group event of default, funds in the excess cash reserve account are to be disbursed to the GIC Office Portfolio Borrowers, in the event the GIC Office Portfolio Mezzanine Loan has been paid in full or, to the GIC Office Portfolio Mezzanine Lender if the GIC Office Portfolio Mezzanine Loan has not been paid in full. After an event of default and acceleration of the debt, the GIC Office Portfolio Loan Group mortgagee may apply any sums in any reserve account to the payment of the debt in any order in its sole discretion.

     Terrorism Insurance. To the extent commercially available, the GIC Office Portfolio Borrowers are required to maintain insurance against terrorism (as defined under the Federal Terrorism Risk Insurance Act of 2002) with coverage amounts of not less than $500,000,000 (the "GIC Terrorism Insurance Required Amount"). The GIC Office Portfolio Borrowers are not be obligated to expend an amount (the "GIC Terrorism Premium Amount") in excess of $2,120,000, and if the cost of the GIC Terrorism Insurance Required Amount exceeds the Terrorism Premium Amount, the GIC Office Portfolio Borrowers are required to purchase the maximum amount of terrorism insurance available with funds equal to the

GIC Terrorism Premium Amount. The insurance companies providing the terrorism insurance must have a claims paying ability/financial strength rating of "BBB-" (or its equivalent) or better from S&P. Such coverage may be subject to a combined deductible no greater than the greater of (a) 2% of the required terrorism insurance coverage and (b) $5,000,000 per occurrence.

     Property Substitution. Commencing on a date after December 10, 2005, the GIC Office Portfolio Borrowers have the right to obtain the release of one or more of the GIC Office Portfolio Mortgaged Properties by substituting one or more other office buildings of like kind and quality acquired by a GIC Office Portfolio Borrower or an affiliate thereof upon satisfaction of certain conditions contained in the related loan documents, including the following:
(a) if the substitute mortgaged real property is owned by an affiliate of the GIC Office Portfolio Borrowers, such affiliate must be wholly owned by the GIC Office Portfolio Mezzanine Borrower, must assume the obligations of the GIC Office Portfolio Borrowers and become a party to and be bound by the related loan documents, (b) if the GIC Office Portfolio Borrower requesting the substitution continues to own a GIC Office Portfolio Mortgaged Property, the GIC Office Portfolio Loan Group mortgagee must receive a copy of a deed evidencing the conveyance of the property to be released to a person or entity other than the GIC Office Portfolio Borrowers or any general partner or managing member thereof, (c) the GIC Office Portfolio Loan Group mortgagee must receive evidence that the GIC Office Portfolio Mezzanine Borrower has complied with the terms of the GIC Office Portfolio Mezzanine Loan documents pertaining to the corresponding substitution and release, (d) the GIC Office Portfolio Borrowers must deliver a current appraisal showing an appraised value of the substitute mortgaged real property being equal to or greater than the appraised value (as of the closing date of the GIC Office Portfolio Mortgage Loan) of the mortgaged real property being released, (e) the debt service coverage ratio for the 12 full calendar months immediately preceding the date of substitution with respect to all mortgaged real properties remaining after the substitution is equal to or greater than the debt service coverage ratio for the 12 full calendar months immediately preceding the closing of the loan and the debt service coverage ratio for the 12 full calendar months immediately preceding the substitution with respect to the mortgaged real properties (including the mortgaged real property to be released and excluding the substitute property),
(f) the GIC Office Portfolio Loan Group must at all times be secured by eight or more mortgaged real properties, (g) the combined allocated loan amounts of all substituted mortgaged real properties may not be more than 30% of the original principal balance of the GIC Office Portfolio Loan Group, (h) neither the AT&T Corporate Center nor the USG Building may be subject to substitution,
(i) S&P and Moody's each confirms that the substitution would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2004-C1 certificates by such rating agency and (j) certain geographical concentration requirements are satisfied.

     Property Release. At any time during the term of the GIC Office Portfolio Mortgage Loan, if after a casualty or condemnation, the lender does not make any insurance proceeds or condemnation awards available for restoration pursuant to the terms of the loan documents, the GIC Office Portfolio Borrowers may obtain a release of the affected GIC Office Portfolio Mortgaged Property (other than the AT&T Corporate Center and the USG Building) from the lien of the loan documents, provided that, among other things, (a) the GIC Office Portfolio Borrowers prepay the GIC Office Portfolio Mortgage Loan, the GIC Office Portfolio Pari Passu Non-Trust Loans and the GIC Office Portfolio Subordinate Non-Trust Loan in an amount equal to 125% of the allocated loan amount for the GIC Office Portfolio Mortgaged Property to be released, (b) the GIC Office Portfolio Borrowers pay all accrued and unpaid interest and any other amounts due under the loan documents, (c) the GIC Office Portfolio Mezzanine Loan is prepaid in accordance with the GIC Office Portfolio Mezzanine Loan documents, and (d) after giving effect to the release, the debt service coverage ratio for the remaining mortgaged real properties shall at least be equal to the debt service coverage ratio for all of the properties, including the mortgaged real property to be released, immediately before the release. In the event that the GIC Office Portfolio Borrowers exercise their right to obtain a release described in this paragraph, the lender shall apply the insurance proceeds or condemnation award to the payment described in clause (a) of the preceding sentence. Any portion of the insurance proceeds or condemnation award remaining after this application will be remitted to the GIC Office Portfolio Mezzanine Lender, but only to the extent necessary to make the payments for corresponding release required under the GIC Office Portfolio Mezzanine Loan documents, and the balance to the GIC Office Portfolio Borrowers.

     CitySpire Condominium. One of the GIC Office Portfolio Mortgaged Properties, the CitySpire Center, is a condominium consisting of (a) a commercial unit located on portions of the sub-cellar, cellar, ground floor and floors 2 through 24 of the subject building, (b) 340 residential units located on floors 28 through 73 of the building, (c) a garage unit located on portions of the sub-cellar and cellar of the subject building and (d) a unit adjacent to and forming a part of the City Center Theater, which is owned by The City of New York and located on portions of the sub-cellar, cellar, ground floor and portions of floors numbered 2 through 4 of the subject building. The applicable GIC Office Portfolio Borrower owns the commercial unit in the CitySpire Center condominium and 38.7% interest in the common elements of the condominium. The relative rights and obligations of the condominium unit owners are set forth in the condominium declaration and by-laws.

     The GIC Office Portfolio Mortgaged Properties. The GIC Office Portfolio Mortgaged Properties, with an aggregate of 6,389,871 square feet of net rentable area, are comprised of primarily Class A office buildings that range in size from approximately 284,183 square feet to approximately 1,547,337 square feet of net rentable area. The properties are located in several central business districts and other major office markets around the country with two located in Chicago, Illinois, three in suburban Philadelphia, Pennsylvania, two in San Francisco, California, two in New York, New York, and one each in Greenwich, Connecticut, Seattle, Washington, and Milwaukee, Wisconsin. Over half of the properties (by number) were built in the 1980s or early 1990s while the remainder were developed between the late 1950s and late 1970s. The GIC Office Portfolio Borrower reports that it has undertaken various capital improvement programs for several of the properties as part of its on-going program of improving and maintaining the buildings. The two largest properties in the portfolio are the adjoining trophy 60-story AT&T Corporate Center and the 35-story USG Building located in downtown Chicago's West Loop. Together these buildings, which are connected by a 16-story atrium, total approximately
2.5 million square feet (38.7% of aggregate portfolio square feet) and report occupancy levels, based on square footage leased, of 97.7% and 100%, respectively. Other properties include three office properties totaling approximately 1.1 million square feet (17.2% of aggregate portfolio square feet) in the suburban Philadelphia office campus known as Bala Plaza Complex and the approximately 342,811 square foot (5.4% of aggregate portfolio square feet) office condominium portion of the 75-story CitySpire Center in midtown Manhattan.


                 THE GIC OFFICE PORTFOLIO MORTGAGED PROPERTIES

                                                              YEAR        SQUARE                   APPRAISED        ALLOCATED
PROPERTY                                    LOCATION          BUILT        FEET     OCCUPANCY        VALUE         LOAN AMOUNT
------------------------------------- ------------------- ------------ ----------- ----------- ----------------- ---------------
 AT&T Corporate Center ..............     Chicago, IL        1989       1,547,337      97.7%    $  487,500,000    $281,100,000
 USG Building .......................     Chicago, IL        1992         928,141     100.0        260,400,000     150,100,000
                                                                        ---------               --------------    ------------
 SUB-TOTAL ..........................                                   2,475,478                  747,900,000     431,200,000
 One Bala Plaza .....................   Bala Cynwyd, PA      1967         365,282      99.4         38,700,000      22,300,000
 Two Bala Plaza .....................   Bala Cynwyd, PA      1969         358,669      88.5         31,600,000      18,200,000
 Three Bala Plaza ...................   Bala Cynwyd, PA      1982         373,745      93.6         62,800,000      36,100,000
                                                                        ---------               --------------    ------------
 SUB-TOTAL ..........................                                   1,097,696                  133,100,000      76,600,000
 One Bush Plaza .....................  San Francisco, CA     1959         327,254      96.5        100,750,000      58,100,000
 Greenwich American Center ..........    Greenwich, CT       1970         595,648      80.6        101,000,000      55,900,000
 CitySpire Center ...................     New York, NY       1987         342,811      93.9         96,000,000      55,300,000
 520 Pike Tower .....................     Seattle, WA        1983         376,295      77.6         92,000,000      53,000,000
 595 Market Street ..................  San Francisco, CA     1979         416,909      81.1         80,000,000      46,100,000
 Plaza East .........................    Milwaukee, WI    1982, 1984      473,597      79.1         51,500,000      29,700,000
 40 Broad Street ....................     New York, NY       1984         284,183      79.4         33,200,000      19,100,000
                                                                        ---------     -----     --------------    ------------
 TOTAL/WEIGHTED AVERAGE .............                                   6,389,871      93.0%    $1,435,450,000    $825,000,000

     The following should be noted with respect to the table above--

   o The first two categories of properties are grouped according to the two major sub-market locations of Illinois and Pennsylvania, respectively, and the third category constitutes the remaining properties which are ranked by allocated loan amount.

   o The allocated loan amount is based on the entire aggregate of the GIC Office Portfolio Loan Group.

   o Weighted average occupancy, as of December 1, 2003, is weighted based on allocated loan amount.

   o Two Bala Plaza square feet includes a 100,500 square foot freestanding Saks Fifth Avenue that is connected to the property.

     The GIC Office Portfolio Mortgaged Properties are occupied by more than 350 tenants that represent a diverse range of companies and industries including firms in financial services, insurance, legal, telecommunications and technology, construction and building and other professional services fields. The 10 largest tenants occupy approximately 2.5 million square feet (39.3% of aggregate portfolio square feet) and represent approximately 43.5% of the aggregated portfolio's total base rent. In addition, approximately 40% of the total base rent of the GIC Office Portfolio Mortgaged Properties is derived from investment grade tenants (or tenants that are owned by investment grade companies) rated BBB-/Baa3 or better by S&P and Moody's, respectively, including AT&T Corp. (rated BBB/Baa2), subsidiaries of J.P. Morgan Chase & Co. (rated A+/A1), Credit Suisse First Boston (rated A+/Aa3), AT Kearney (a subsidiary of Electronic Data Systems, Inc., which is rated BBB/Baa3) and Mellon Capital Management (a subsidiary of Mellon Financial Corporation, which is rated A+/A1). The average base rent of the GIC Office Portfolio Mortgaged Properties is approximately $26.50 per square foot. As of December 1, 2003, based on square footage leased, the weighted average occupancy of the GIC Office Portfolio Mortgaged Properties was 93.0%.


                TEN LARGEST TENANTS IN THE GIC OFFICE PORTFOLIO

                                                                                             % OF TOTAL
                                                                    SQUARE      % OF TOTAL      BASE                   LEASE
TENANT                                       PROPERTY                FEET      SQUARE FEET    REVENUES    RATINGS    EXPIRATION
--------------------------------- ------------------------------ ------------ ------------- ----------- ---------- -------------
 AT&T Corp. .....................    AT&T Corporate Center/
                                  USG Building; One Bush Plaza      845,744        13.2%        11.0%    BBB/Baa2    3/31/2009
 William Blair ..................    AT&T Corporate Center/
                                          USG Building              355,210         5.6          5.3        NR       7/31/2011
 USG Corporation ................         USG Building              263,290         4.1          6.3        NR       6/30/2007
 McDermott, Will & Emery ........     AT&T Corporate Center         237,321         3.7          4.4        NR       4/30/2017
 JPMorgan Chase .................    AT&T Corporate Center;
                                         One Bush Plaza             215,530         3.4          4.6       A+/A1    12/31/2005
 AT Kearney .....................         USG Building              157,792         2.5          2.5     BBB/Baa3    8/31/2007
 Credit Suisse First Boston .....     AT&T Corporate Center         154,900         2.4          3.3      A+/Aa3     9/30/2013
 Amaranth .......................   Greenwich American Center       123,570         1.9          2.1        NR      12/31/2015
 Primavera Systems ..............   Two and Three Bala Plaza        107,041         1.7          2.2        NR       7/31/2007
 Mellon Capital Management.......       595 Market Street            48,189         0.8          1.7      A+/ A1    11/30/2007
                                                                  ---------        ----         ----
 TOTAL ..........................                                 2,508,587        39.3%        43.5%

     The following should be noted with respect to the table above--

   o Ten largest tenants are ranked by aggregate square footage within the twelve properties.

   o The percentages of total square feet and of total base revenues presented above are based on the combined total square footage and total base revenues of the twelve properties.

   o The total percentages may not reflect the exact sum of the information in the related columns due to rounding.

   o USG Corporation, a manufacturer of residential and commercial building materials, filed Chapter 11 bankruptcy proceedings in June 2001. A rollover reserve of $11,850,000 was funded at closing for re-leasing of the USG space in the event the USG lease is rejected pursuant to bankruptcy reorganization proceedings.

   o AT&T Corp.'s space and lease expiration consists of: (a) 712,467 square feet in AT&T Corporate Center of which 710,580 square feet expires March 31, 2009 and 1,887 square feet of retail space expires June 30, 2007, (b) 120,654 square feet in the USG Building that expires December 31, 2005; and (c) 12,623 square feet of storage space in One Bush Plaza, leased by its subsidiary entity TCG San Francisco, that expires October 31, 2004.

   o AT&T Corp. which occupies 174,878 square feet of its aggregate space, subleases 519,029 square feet of its space to various companies and has vacated 151,837 square feet. AT&T Corp. remains fully obligated for all its space.

   o William Blair's space and lease expiration consists of: (a) 71,381 square feet in AT&T Corporate Center of which 25,758 square feet expires April 29, 2006, 35,728 square feet expires March 31, 2009 and 9,895 square feet expires July 31, 2011; and (b) 283,829 square feet in the USG Building of which 243,566 square feet expires July 31, 2011, 33,439 square feet expires December 31, 2005 and 6,824 square feet of storage space on a month-to-month basis.

   o 1,850 square feet of McDermott, Will & Emery's space expires May 31,
     2004.

   o JPMorgan Chase's space and lease expiration consists of: (a) 85,900 square feet in AT&T Corporate Center leased to JPMorgan Chase Bank (rated AA-/Aa3) that expires October 31, 2012; and (b) 129,630 square feet in One Bush Plaza leased to J.P. Morgan Securities Inc., of which 1,828 square feet of storage space expires December 30, 2005, 122,558 square feet expires December 31, 2005, 4,573 square feet expires August 31, 2008, and 671 square feet of storage space is leased on a month-to-month basis.

   o William Blair, JPMorgan Chase, Credit Suisse First Boston and Primavera Systems sublease approximately 9.4%, 23.0%, 26.9% and 17.7%, respectively, of their leased space.

   o AT Kearney has two options to terminate its lease effective as of August 31, 2005 and August 31, 2006, upon 18 months' prior notice, accompanied by a letter of credit in the amount of the lease termination fee.

   o Credit ratings are by S&P and Moody's, respectively, and may reflect the parent company rating (regardless of whether or not it is obligated under the related lease) if tenant company is not rated.


             LEASE EXPIRATION SCHEDULE FOR THE GIC OFFICE PORTFOLIO

                                              APPROXIMATE         AS % OF TOTAL
YEAR                                     EXPIRING SQUARE FEET      SQUARE FEET     CUMULATIVE %
-------------------------------------   ----------------------   --------------   -------------
    2004 ............................            442,378                6.9%            6.9%
    2005 ............................            700,904               11.0            17.9%
    2006 ............................            363,687                5.7            23.6%
    2007 ............................          1,001,963               15.7            39.3%
    2008 ............................            480,690                7.5            46.8%
    2009 ............................            948,369               14.8            61.6%
    2010 ............................            129,199                2.0            63.7%
    2011 ............................            395,305                6.2            69.8%
    2012 ............................            354,569                5.5            75.4%
    2013 ............................            338,368                5.3            80.7%
    2014 and beyond .................            662,197               10.4            91.0%
    Vacant ..........................            572,242                9.0           100.0%
                                               ---------              -----
    TOTAL ...........................          6,389,871              100.0%
    5 year average rollover .........            597,924                9.4%
    7 year average rollover .........            581,027                9.1%

     The following should be noted with respect to the table above--

   o 2004 includes any month-to-month tenants.

   o The total square foot percentage presented may not reflect the exact sum of the information in the related column due to rounding.

   o The percent of vacant square feet is based on aggregate square feet, without any weighting by allocated loan amount.

   o The average rollover information shown at the bottom of the table reflects actual leased rollover based on total square feet.

     Tenant-Related Issues and Reserves. Two tenants, USG Corporation ("USG") and MCI Telecommunications ("MCI"), occupying space at the GIC Office Portfolio Mortgaged Properties known as the USG Building and Three Bala Plaza, respectively, are each currently debtors in a bankruptcy proceeding under Chapter 11 of the United States Bankruptcy Code. In accordance with the requirements of the United States Bankruptcy Code, tenants in bankruptcy may elect to assume their lease obligations or reject such obligations and terminate the lease. Neither USG nor MCI has yet assumed or rejected its respective lease.

     In connection with the bankruptcy proceeding for the USG tenant, the GIC Office Portfolio Borrowers deposited, at closing, $11,850,000 into a rollover reserve account for leasing costs associated with the re-leasing of all or any portion of the space covered by this lease in the event of USG's rejection of its lease. The GIC Office Portfolio Borrower is entitled to the release of such monies upon the assumption by USG of its lease in accordance with the United States Bankruptcy Code. Further, as of the cut-off date, the GIC Office Portfolio Borrowers have deposited the sum of $1,491,120 into a rollover reserve account for leasing costs associated with the re-leasing of all or any portion of MCI's space in the event of MCI's rejection of its lease.

     Other Reserves and Escrows. The GIC Office Portfolio Borrowers are required to make monthly escrow payments for the payment of taxes and insurance premiums. If, however, the insurance policy is an approved blanket policy, the GIC Office Portfolio Borrowers are only required to make monthly escrow payments for insurance premiums which are allocable to the

GIC Office Portfolio Mortgaged Properties covered by the blanket policy. In the event an event of default exists and that event of default is not a monetary event of default or a material non-monetary event of default, the GIC Office Portfolio Borrowers will also be required to deposit into a reserve account for operating expenses on each payment date sufficient funds to pay all operating expenses required to be incurred during the following month in accordance with the annual budget. Such operating reserves will be disbursed so long as no material nonmonetary or monetary default shall have occurred and be continuing.

     At the closing of the GIC Office Portfolio Loan Group, the GIC Office Portfolio Borrowers deposited $528,125 for the cost of work relating to the obtaining of a "no further action" letter by the Pennsylvania Department of Environmental Protection (or alternatively an opinion from a licensed environmental professional that no further action is required) in connection with the existing contamination from a former 20,000-gallon leaking underground storage tank at the GIC Office Portfolio Mortgaged Property known as One Bala Plaza. The GIC Office Portfolio Borrowers also deposited at closing the sum of $210,347.28 for the cost of certain disputed expenses which purportedly are owed to the CitySpire Center condominium board by one of the GIC Office Portfolio Borrowers. In addition, at closing, the GIC Office Portfolio Borrowers deposited $6,300,286 into a rollover reserve account (for specified tenants' reserves) for the cost of tenant improvements, leasing commissions and other similar obligations with respect to certain specified tenants. The GIC Office Portfolio Borrowers must deposit an additional $2,156,320 into the foregoing rollover reserve account upon the earlier to occur of: (a) receipt of notice from Credit Suisse First Boston that Credit Suisse First Boston has entered into significant negotiations regarding the sublease of its specified tenant space and (b) the GIC Office Portfolio Borrowers have become obligated to pay any leasing costs in connection with Credit Suisse First Boston's specified tenant space.

     The GIC Office Portfolio Borrowers are also required to fund reserves for tenant improvement and leasing costs for the space leased by the following tenants: (a) if AT&T Corp. at the USG Building does not renew its lease at least six months prior to its expiration, then the GIC Office Portfolio Borrowers shall deposit $867,135 per month for six months into a reserve for such tenant's space; (b) if JPMorgan Chase at One Bush Plaza does not renew its lease at least six months prior to its expiration, then the GIC Office Portfolio Borrowers shall deposit $875,000 per month for six months into a reserve for such tenant's space; and (c) with respect to Amazon.com at 520 Pike Tower, upon the earlier to occur of notification from Amazon.com that it is not renewing its lease or upon the expiration or earlier termination of its lease, the GIC Office Portfolio Borrowers shall deposit $2,261,115 into a reserve for such tenant's space. In each of the foregoing cases, portions of the reserve may be used to fund leasing costs in connection with re-leasing the related tenant's space. The remaining reserve amount will be released to the GIC Office Portfolio Borrowers upon the satisfaction of specified conditions, including that a satisfactory replacement tenant (that complies with the terms of the loan agreement) is in occupancy with no unfunded tenant costs.

     The GIC Office Portfolio Borrowers are also required to make additional deposits into a rollover reserve in the event of the receipt of termination payments that are in excess of $2,000,000 in connection with the termination, surrender or other disposition of leases at the GIC Office Portfolio Mortgaged Properties. Such rollover reserve is to cover the cost of expenses incurred in connection with the re-leasing of the applicable vacated space. The remaining funds in the foregoing rollover reserve will be released to the GIC Office Portfolio Borrowers upon the satisfaction of certain conditions specified in the loan documents, including the re-leasing of the applicable vacated space.

     Property Management. The GIC Office Portfolio Mortgaged Properties are managed by Tower Realty Management Corporation, an affiliate of the GIC Office Portfolio Borrowers.

     Cut-off Date Loan-to-Value Ratio. Based on appraisals conducted in October and November 2003 by a third-party appraiser, the aggregate appraised value, as of December 31, 2003, of the GIC Office Portfolio Mortgaged Properties is $1,435,450,000. Based upon that aggregate appraised value, the GIC Office Portfolio Mortgage Loan has a Cut-off Date Loan-to-Value Ratio of 48.8% (taking into account the GIC Office Portfolio Pari Passu Non-Trust Loans, but without regard to the GIC Office Portfolio Subordinate Non-Trust Loan). The Cut-off Date Loan-to-Value Ratio for the entire GIC Office Portfolio Loan Group (calculated as if it is a single underlying mortgage loan) is 57.5%.

     Underwritten Debt Service Coverage Ratio. The U/W Net Cash Flow of the GIC Office Portfolio Mortgaged Properties was calculated to be $108,812,818. Based on that U/W Net Cash Flow, the GIC Office Mortgage Loan has an Underwritten Debt Service Coverage Ratio of 2.40x based on the average debt service payment beginning in February 2009 (and taking into account the GIC Office Portfolio Pari Passu Non-Trust Loans, but without regard to the GIC Office Portfolio Subordinate Non-Trust Loan). The Underwritten Debt Service Coverage Ratio for the entire GIC Office Portfolio Loan Group (calculated as if it is a single underlying mortgage loan) is 1.95x based on the average debt service payment beginning in February 2009.

     Seismic Assessment. Seismic risk assessments were performed on the GIC Office Portfolio Mortgaged Properties located at 520 Pike Street, Seattle, Washington, One Bush Street, San Francisco, California and 595 Market Street, San Francisco, California, in October and November 2003. The resulting seismic reports, dated November 10, 2003 for 520 Pike Street and November 13, 2003 for One Bush Street and 595 Market Street, concluded that the expected probable maximum loss estimate (expressed as a percentage of the replacement cost of the subject improvements) for each property was 18%, 20% and 22%, respectively. These GIC Office Portfolio Mortgaged Properties are covered under earthquake insurance.

THE MGM TOWER MORTGAGE LOAN

     General. The MGM Tower Mortgage Loan, which has a cut-off date principal balance of $130,000,000, and represents 9.1% of the initial mortgage pool balance, is one of two (2) mortgage loans secured by the same mortgage instrument on the MGM Tower Mortgaged Property. The mortgage loan which will not be included in the trust is identified in this prospectus supplement as the MGM Tower Non-Trust Loan. The MGM Tower Non-Trust Loan has a principal balance as of the cut-off date of $90,000,000. The MGM Tower Mortgage Loan and the MGM Tower Non-Trust Loan, which together constitute the MGM Tower Loan Pair, are both secured, pursuant to a single mortgage instrument, by a first priority mortgage lien on the fee simple interest of the MGM Tower Borrower in the MGM Tower Mortgaged Property. The mortgage loans in the MGM Tower Loan Pair are both obligations of the MGM Tower Borrower and are cross-defaulted.

     The MGM Tower Mortgaged Property is a 35-story class A office building (which was newly developed and substantially completed in June 2003) with 776,801 square feet of net rentable area located in Century City, California, which is part of the city of Los Angeles. The property also includes an attached parking structure with 2,311 parking spaces. See "--MGM Tower" below.

     S&P and Moody's have each confirmed to us that the MGM Tower Mortgage Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated AAA/Aa2 by S&P and Moody's, respectively.

     The Borrower and Sponsor. The borrower under the MGM Tower Loan Pair (the "MGM Tower Borrower") is Constellation Place, LLC, a Delaware limited liability company. The MGM Tower Borrower is ultimately controlled and sponsored by JMB Realty Corporation. JMB Realty Corporation, with headquarters in Chicago, Illinois, is a privately held commercial real estate investment firm that owns, develops and manages real estate projects throughout North America. JMB Realty was founded in 1968 and its current principals are Neil Bluhm and Judd Malkin. JMB Realty's portfolio of real estate holdings is comprised of regional malls, hotels, planned communities and office complexes, including numerous well-known properties such as 900 North Michigan (a Chicago office building), Westin Copley Place in Boston, and two luxury hotels- the Ritz-Carlton Chicago and The Four Seasons Chicago.

     Interest Rate; Application of Payments; Prepayments; Defeasance. Each of the mortgage loans in the MGM Tower Loan Pair is a ten-year mortgage loan, with a stated maturity date of May 11, 2013, and accrues interest on an Actual/360 Basis. Up to its stated maturity date, in the absence of default, the MGM Tower Mortgage Loan will accrue interest at a rate of 4.650% per annum. Up to the stated maturity date, in the absence of default, the MGM Tower Non-Trust Loan will accrue interest at a rate of 7.300% per annum. An initial advance on the MGM Tower Non-Trust Loan, in the amount of $41,527,852, was made on the closing date of the MGM Tower Non-Trust Loan, and subsequent advances on the MGM Tower Non-Trust Loan were made in an aggregate amount of $48,472,148. The cut-off date principal balance of the MGM Tower Non-Trust Loan is $90,000,000.

     On the eleventh day of each month through and including the due date in January 2004, the MGM Tower Borrower was required to make monthly payments of interest only. On the eleventh day of each month thereafter, up to but excluding the stated maturity date, the MGM Tower Borrower is required to make a constant monthly debt service payment on the MGM Tower Loan Pair equal to $1,316,612.15 (based on a 28-year amortization schedule), which payment will be applied, in the absence of default, to (a) interest pro rata based on the respective interest rates of the MGM Tower Mortgage Loan and the MGM Tower Non-Trust Loan, and (b) principal pro rata based on the respective outstanding principal balances of the MGM Tower Mortgage Loan and the MGM Tower Non-Trust Loan.

     Pursuant to the MGM Tower Co-Lender Agreement: (a) prior to the occurrence and continuance of certain monetary events of default with respect to the MGM Tower Loan Pair or (b) if a mortgage loan in the MGM Tower Loan Pair has become a corrected mortgage loan following its having been specially serviced or (c) if a mortgage loan in the MGM Tower Loan Pair is not a specially serviced mortgage loan at a time when a non-monetary event of default has occurred and is continuing or (d) during a monetary event of default in which the MGM Tower Non-Trust Loan Noteholder has exercised its cure rights as described under "--MGM Tower Co-Lender Agreement" below, collections on the MGM Tower Loan Pair will be allocated (after application to certain unreimbursed costs and expenses) generally in the following manner:

   o first, pro rata, (x) to the MGM Tower Mortgage Loan in an amount equal to all accrued and unpaid interest (other than Default Interest) on the principal balance thereof (net of related master servicing fees), and (y) to the MGM Tower Non-Trust Loan in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof;

   o second, pro rata, to the MGM Tower Mortgage Loan in an amount equal to
     (x) scheduled principal payments (as set forth on the amortization schedule attached to the related loan agreement from time to time), (y) all voluntary principal prepayments attributable to the MGM Tower Mortgage Loan in accordance with the related loan agreement and (z) unscheduled principal payments on account of the application of insurance or condemnation proceeds, in each case until the MGM Tower Mortgage Loan has been paid in full, and to the MGM Tower Non-Trust Loan in an amount equal to (x) scheduled principal payments (as set forth on the amortization schedule attached to the related loan agreement from time to time), (y) all voluntary principal prepayments attributable to the MGM Tower Non-Trust in accordance with the related loan agreement and (z) after the MGM Tower Mortgage Loan has been paid in full, unscheduled principal payments on account of the application of insurance or condemnation proceeds, in each case until the MGM Tower Non-Trust Loan has been paid in full;

   o third, to the MGM Tower Mortgage Loan, any prepayment premium attributable to the MGM Tower Mortgage Loan and, to the MGM Tower Non-Trust Loan, any prepayment premium attributable to the MGM Tower Mortgage Loan;

   o fourth, pro rata, to the MGM Tower Mortgage Loan and the MGM Tower Non-Trust Loan (based upon the initial balances of those mortgage loans and taking into account the differing interest rates on those mortgage loans) any late payment charges and Default Interest in respect of those mortgage loans (after application as provided in the applicable servicing agreement);

   o fifth, to the MGM Tower Non-Trust Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the MGM Tower Non-Trust Loan Noteholder with respect to the MGM Tower Loan Pair pursuant to the MGM Tower Co-Lender Agreement or the applicable servicing agreement; and

   o sixth, for such remaining purposes as are provided in the MGM Tower Co-Lender Agreement.

     Notwithstanding the foregoing, if the MGM Tower Non-Trust Loan Noteholder or its designee has previously made a cure payment in respect of an event of default as to the MGM Tower Loan Pair, then the MGM Tower Non-Trust Loan Noteholder or its designee will be entitled to reimbursement for that cure payment from collections on the MGM Tower Loan Pair, after all amounts which are payable at such time in accordance with clauses first through fifth of the prior paragraph (and prior to any amounts which are payable at such time in accordance with clause sixth of the prior paragraph) have been paid; provided that payments are not required to be applied as described in the next paragraph.

     Pursuant to the MGM Tower Co-Lender Agreement, subsequent to the occurrence and continuance of a monetary event of default with respect to the MGM Tower Loan Pair and provided that the MGM Tower Non-Trust Loan Noteholder has not exercised its cure rights as described under "--MGM Tower Co-Lender Agreement" below, or if a mortgage loan in the MGM Tower Loan Pair has become a specially serviced mortgage loan at a time when a non-monetary event of default has occurred and is continuing, collections on MGM Tower Loan Pair will be allocated (after application to certain unreimbursed costs and expenses) generally in the following manner:

   o first, to the MGM Tower Mortgage Loan in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

   o second, to the MGM Tower Mortgage Loan in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

   o third, to the MGM Tower Non-Trust Loan in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof;

   o fourth, to the MGM Tower Non-Trust Loan in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

   o fifth, to the MGM Tower Mortgage Loan, any Default Interest in respect of that mortgage loan (after application as provided in the applicable servicing agreement);

   o sixth, to the MGM Tower Non-Trust Loan, any Default Interest in respect of that mortgage loan (after application as provided in the applicable servicing agreement);

   o seventh, to the MGM Tower Mortgage Loan, any late payment charges in respect of that mortgage loan (after application as provided in the applicable servicing agreement);

   o eighth, to the MGM Tower Non-Trust Loan, any late payment charges in respect of that mortgage loan (after application as provided in the applicable servicing agreement);

   o ninth, to the MGM Tower Mortgage Loan in an amount equal to any prepayment premiums allocable to the MGM Tower Mortgage Loan;

   o tenth, to the MGM Tower Non-Trust Loan in an amount equal to any prepayment premiums allocable to the MGM Tower Non-Trust Loan;

   o eleventh, to the MGM Tower Mortgage Loan, any other amount paid by the MGM Tower Borrower and due in respect of the MGM Tower Mortgage Loan;

   o twelfth, to the MGM Tower Non-Trust Loan, any other amount paid by the MGM Tower Borrower and due in respect of the MGM Tower Non-Trust Loan;

   o thirteenth, to the MGM Tower Non-Trust Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the MGM Tower Non-Trust Loan Noteholder with respect to the MGM Tower Loan Pair pursuant to the MGM Tower Co-Lender Agreement or the applicable servicing agreement; and

   o fourteenth, for such remaining purposes as are provided in the MGM Tower Co-Lender Agreement.

     The MGM Tower Borrower is also required to make the reserve and escrow payments described under "--Reserves and Escrows" below.

     The MGM Tower Borrower is prohibited from voluntarily prepaying the MGM Tower Mortgage Loan, in whole or in part, prior to February 11, 2013. The MGM Tower Non-Trust Loan may be voluntarily prepaid, in whole only, on any due date after the expiration of two years following the initial issuance of the series 2004-C1 certificates and prior to February 11, 2013, but only if the MGM Tower Borrower pays a prepayment consideration and defeases the MGM Tower Mortgage Loan in full. From and after February 11, 2013, the MGM Tower Borrower may prepay the MGM Tower Loan Pair, in whole only, without payment of any prepayment consideration.

     The MGM Tower Borrower may defease the MGM Tower Mortgage Loan, in whole only, at any time after the expiration of two years following the date of initial issuance of the series 2004-C1 certificates, but only together with the simultaneous full prepayment of the MGM Tower Non-Trust Loan (and payment of a specified prepayment premium) and, by doing so, obtain the release of the MGM Tower Mortgaged Property. Such a defeasance will be effected by the MGM Tower Borrower's pledging substitute collateral that consists of direct, non-callable United States Treasury obligations that produce payments which replicate the payment obligations of the MGM Tower Borrower under the MGM Tower Mortgage Loan and that are sufficient to pay off the MGM Tower Mortgage Loan in its entirety on its maturity date.

     The MGM Tower Borrower's right to defease the MGM Tower Mortgage Loan is subject to (a) S&P and Moody's each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2004-C1 certificates by such rating agency and (b) the concurrent prepayment in full of the MGM Tower Non-Trust Loan.

     The MGM Tower Co-Lender Agreement. The MGM Tower Co-Lender Agreement, executed as of May 6, 2003, between the respective holders of the MGM Tower Mortgage Loan and the MGM Tower Non-Trust Loan, generally provides that:

   o the master servicer and special servicer will service and administer both mortgage loans in the MGM Tower Loan Pair pursuant to the series 2004-C1 pooling and servicing agreement for so long as the MGM Tower Mortgage Loan is part of the trust fund;

   o if and for so long as the MGM Tower Loan Pair is specially serviced, then, upon the earlier of (a) a scheduled payment on the MGM Tower Loan Pair is at least 60 days delinquent and (b) immediately prior to the MGM Tower Non-Trust Loan Noteholder losing its rights to advise and direct the master servicer and the special servicer with respect to certain specified servicing actions regarding the MGM Tower Loan Pair, as set forth below, the MGM Tower Non-Trust Loan Noteholder (or its assignee) has the option to purchase the MGM Tower Mortgage Loan from the trust at a price generally equal to the unpaid principal balance of the MGM Tower Mortgage Loan, together with all accrued unpaid interest on that loan (other than Default Interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2004-C1 pooling and servicing agreement pursuant thereto (no prepayment consideration will be payable in connection with such a purchase of the MGM Tower Mortgage Loan);

   o for so long as the unpaid principal balance of the MGM Tower Non-Trust Loan, net of that portion of any Appraisal Reduction Amount with respect to the MGM Tower Loan Pair that is allocable to the MGM Tower Non-Trust Loan, is equal to or greater than 27.5% of an amount equal to (a) the original principal balance of the MGM Tower Non-Trust Loan, less (b) any principal payments made by the MGM Tower Borrower and received on and allocated to the MGM Tower Non-Trust Loan, the MGM Tower Non-Trust Loan Noteholder will have the ability to advise and direct the master servicer and the special servicer with respect to certain specified servicing actions regarding the MGM Tower Loan Pair, including those involving foreclosure or material modification of the MGM Tower Mortgage Loan and the MGM Tower Non-Trust Loan (however, the master servicer and the special servicer are each to ignore any such advice or direction that may cause such servicer to violate applicable law, the related loan documents or any provision of the series 2004-C1 pooling and servicing agreement, including such servicer's obligation to act in accordance with the Servicing Standard, and the MGM Tower Co-Lender Agreement); and

   o the MGM Tower Non-Trust Loan Noteholder has the assignable right to cure a monetary default or a default susceptible to cure by the payment of money within 10 business days of the later of (a) receipt by the MGM Tower Non-Trust Loan Noteholder of notice of the monetary mortgage event and (b) the expiration of the applicable grace period for the subject event of default; provided that (i) no more than nine such cure events are permitted during the term of the MGM Tower Loan Pair, (ii) no more than four consecutive cure events are permitted and (iii) no more than five cure events are permitted within any 12-month period.

     MGM Tower Mortgaged Property. MGM Tower is a newly developed 35-story class A office building (completed approximately June 2003), located in Century City, California, approximately 10 miles west of downtown Los Angeles. MGM Tower consists of 776,801 square feet of net rentable area and is situated on approximately six acres. The property includes a seven-level parking structure with 2,311 parking spaces which is connected to the office building via a landscaped courtyard that is improved with art, trees and fountains. MGM Tower offers its tenants such features as a landscaped entrance court, valet parking and drop-off service, and a lobby detailed with marble, wood and stainless steel. MGM Tower is located within walking distance of the Century City area hotels, the Westfield Shoppingtown Century City and over 2,000 luxury apartment and condominium residences. MGM Tower is the new headquarters of namesake tenant Metro-Goldwyn-Mayer Studios Inc. ("MGM"). MGM, the single largest tenant in the building, leases 341,633 square feet, or 44.0% of the building's total net rentable square feet, under a long- term lease through May 2018. The MGM tenant accounts for 54.4% of the building's total base rental revenues. Other major tenants include International Lease Finance Corporation (rated AA-/A1, by S&P and Moody's, respectively), a subsidiary of American International Group, Inc., with 127,520 square feet (constituting 16.4% of total net rentable square feet), and several prominent law firms including the firm of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP, with 65,007 square feet (constituting 8.4% of total net rentable square feet), and the global law firm of Pillsbury Winthrop LLP with 21,669 square feet (constituting 2.8% of total net rentable square feet). As noted below, these four largest tenants represent 71.6% of MGM Tower's total net rentable square footage. Reflecting its recent completion and opening, MGM Tower's occupancy, based on square footage leased as of December 18, 2003, was 76.7%.


                          LARGEST TENANTS AT MGM TOWER

                                                                       % OF TOTAL       % OF TOTAL                     LEASE
TENANT                                                SQUARE FEET     SQUARE FEET     BASE REVENUES     RATINGS      EXPIRATION
--------------------------------------------------   -------------   -------------   ---------------   ---------   -------------
MGM ..............................................      341,633           44.0%            54.4%       NR/NR         5/31/2018
International Lease Finance Corporation ..........      127,520           16.4             27.5        AA-/A1        8/27/2015
Christensen, Miller, Fink, Jacobs, Glaser, Weil &
 Shapiro, LLP ....................................       65,007            8.4             10.0        NR/NR         7/31/2018
Pillsbury Winthrop LLP ...........................       21,669            2.8              3.0        NR/NR        12/14/2010
                                                        -------           ----             ----
TOTAL ............................................      555,829           71.6%            94.9%

     The following should be noted with respect to the table above--

   o The percentages of total base revenues presented above are based on current leases in-place.

   o The total percentage may not reflect the exact sum of the information in the related columns due to rounding.

   o MGM has a one-time termination right at the beginning of the eleventh lease year, subject to 18 months' prior notice and payment of a termination fee in an amount equal to two years' rent. MGM also has the right to reduce the size of its leased premises by up to four full floors (commencing at the end of the fifth lease year), subject to 12 months' prior notice and upon payment of a specified reduction fee.

   o Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP has a one-time right to terminate all or a specified portion of its lease effective as of April 1, 2015, subject to no less than 18 months' prior notice and payment of a specified termination fee.

   o Credit ratings are by S&P and Moody's, respectively.


                    LEASE EXPIRATION SCHEDULE FOR MGM TOWER

                                        APPROXIMATE       AS % OF TOTAL
YEAR                               EXPIRING SQUARE FEET    SQUARE FEET   CUMULATIVE %
--------------------------------- ---------------------- -------------- -------------
2004 ............................           3,710               0.5%          0.5%
2005 ............................               0               0.0           0.5%
2006 ............................               0               0.0           0.5%
2007 ............................               0               0.0           0.5%
2008 ............................           4,902               0.6           1.1%
2009 ............................          18,457               2.4           3.5%
2010 ............................          21,669               2.8           6.3%
2011 ............................               0               0.0           6.3%
2012 ............................               0               0.0           6.3%
2013 ............................           4,529               0.6           6.9%
2014 and beyond .................         542,758              69.9          76.7%
Vacant ..........................         180,776              23.3         100.0%
                                          -------             -----
TOTAL ...........................         776,801             100.0%
5 year average rollover .........           1,722               0.2%
7 year average rollover .........           6,963               0.9%

     The following should be noted with respect to the table above--

   o The total square foot percentage presented may not reflect the exact sum of the information in the related column due to rounding.

   o 2004 includes management office space.

   o The average rollover information shown at the bottom of the table reflects actual leased rollover based on total square feet.

     Property Management. The MGM Tower Mortgaged Property is managed by JMB Real Estate Services, Inc., an affiliate of the MGM Tower Borrower.

     MGM Lease. The MGM Tower Borrower's predecessor-in-interest, AP Properties Ltd., an Illinois limited partnership, as landlord, and MGM, as tenant, entered into that certain office lease dated as of November 15, 2000, as amended by Amendment No. 1 between the MGM Tower Borrower and MGM, dated as of November 29, 2001 (such office lease, as amended, the "MGM Lease").

     Pursuant to the terms of the MGM Lease, the tenant is required to deliver an irrevocable letter of credit (or, from time to time, as the tenant may elect, one or more certificates of deposit) (such letter of credit and/or certificates of deposit, and any renewals or replacements thereof, are collectively referred to herein as the "MGM LC"), in an amount equal to $19,552,841.59, provided that such amount is subject to reduction in connection with "MGM Reduction Space" as described below. The MGM LC is delivered to secure the tenant's faithful performance under the MGM Lease and may be drawn upon in the event of the tenant's default under the MGM Lease, the failure of the MGM LC to be renewed or replaced at least 30 days prior to the date of its expiration and/or in the event of the tenant's failure to cooperate in the transfer of the MGM LC to the mortgagee or subsequent purchasers of the MGM Tower Mortgaged Property. The MGM LC has been transferred to the MGM Tower Loan Pair mortgagee, entitling the mortgagee to draw upon the MGM LC and apply the proceeds thereof as permitted under the MGM Lease.

     MGM (and/or its affiliates or approved assignees) has a one-time right to terminate the MGM Lease, effective as of the beginning of the eleventh lease year (such eleventh year to commence as of June 1, 2013), upon 18 months' prior written notice to the landlord thereunder, which notice must be accompanied by payment of (or delivery of a letter of credit in the amount of) an amount equal to the total amount of rent (with additional rent to be reasonably estimated by landlord) that would have been payable under the MGM Lease during the 24-month period following the termination date.

     MGM (and/or its affiliates or approved assignees) has the right on two occasions (as of May 31, 2008, and as of May 31, 2013) (each, an "MGM Reduction Date") to reduce the size of the premises demised under the MGM Lease by up to four full floors (the "MGM Reduction Space") in the aggregate; provided that the premises may not be reduced by more than two full floors on either occasion. In each instance, MGM (and/or its affiliates or approved assignees) must notify the landlord of its decision to reduce not less than 12 months prior to the applicable MGM Reduction Date, and as of the applicable MGM Reduction Date, pay an amount equal to the sum of (a) the unamortized value of the lease concessions (i.e., tenant improvement allowance and brokers commissions) allocable to the applicable Reduction Space as of the applicable Reduction Date, plus (b) the total amount of rent that would have been payable with respect to the applicable MGM Reduction Space during the three months following the applicable MGM Reduction Date. In the event of any such reduction, the amount of rent and the allocable share of building expenses will be reduced to reflect the reduced size of the premises. In connection therewith, the amount of the MGM LC will be reduced in proportion to the reduction in base rent. MGM currently leases 13 floors at the MGM Tower Mortgaged Property in addition to 13,971 rentable square feet on the ground floor and basement level of the MGM Tower Mortgaged Property.

     The MGM Lease further grants to MGM the right to name the MGM Tower as well as a private street located upon the MGM Tower Mortgaged Property. Subject to certain restrictions, including restrictions related to business reputation and character, MGM has the right, not more than once in any five year period,
(a) to assign its naming rights to an affiliate in the event of merger, consolidation, or sale of substantially all of its assets, and (b) to change the name of the building upon any change in its name. MGM (or its permitted successor) will cease to have such naming rights at such time as (i) it occupies less than 175,000 square feet in the MGM Tower and (ii) another tenant of the building is leasing and occupying 25% more space than MGM (or its successor) is then leasing and occupying.

     Additionally, the MGM Lease grants to MGM and its "affiliates" (as such term is defined in the MGM Lease) a right of first negotiation for the purchase of the MGM Tower Mortgaged Property. If at any time during the term of the MGM Lease the landlord elects to market the MGM Tower Mortgaged Property for sale to third parties and MGM is then leasing and occupying over 50% of the rentable square footage of the MGM Tower, the landlord must first notify MGM of its intentions and, if within five business days following the date of such notice, MGM advises the landlord of its interest in purchasing the property, the landlord must meet exclusively with the tenant and discuss in good faith the terms and conditions of a potential sale of the property for a period of up to 60 days. If the parties do not reach agreement as to the individual terms of such a sale within 60 days, or if tenant sooner indicates that it is not interested in further discussions, the landlord may terminate its exclusive negotiations with tenant and sell the property to a third party.

     Cut-off Date Loan-to-Value Ratio. Based on an appraisal conducted in April 2003 by a third-party appraiser, the appraised value of the MGM Tower Mortgaged Property, as of June 1, 2003, is $330,000,000. Based upon that appraised value, the MGM Tower Mortgage Loan has a Cut-off Date Loan-to-Value Ratio of 39.4%, and the combined Cut-off Date Loan-to-Value Ratio for the MGM Tower Loan Pair (treated as if they were a single underlying mortgage loan) is 66.7%.

     Underwritten Debt Service Coverage Ratio. The U/W Net Cash Flow of the MGM Tower Mortgaged Property was calculated to be $22,092,360. Based on that U/W Net Cash Flow, the MGM Tower Mortgage Loan has an Underwritten Debt Service Coverage Ratio of 2.76x (based on the annual average of the debt service payment related to the MGM Tower Mortgage Loan). Based on the U/W Net Cash Flow, the MGM Tower Loan Pair (treated as if they were a single underlying mortgage Loan) have a combined Underwritten Debt Service Coverage Ratio of 1.40x (based on the aggregate annual constant debt service payment).

     Lockbox. The MGM Tower Borrower is required to cause all income from the MGM Tower Mortgaged Property to be deposited into a property account established by the MGM Tower Borrower and under the control of the MGM Tower Loan Pair mortgagee; and, provided that no MGM Tower Trigger Event (as defined below) has occurred and is continuing, the MGM Tower Borrower will have the right to have the funds disbursed from the property account on a daily basis to an account controlled by the MGM Tower Borrower without the lender's consent. Upon the occurrence and continuance of either one or both of the following events (each, an "MGM Tower Trigger Event"):

      (a)   an event of default under the MGM Tower Loan Pair; or

      (b) the debt service coverage ratio for the MGM Tower Loan Pair (calculated in accordance with the related loan agreement) is less than or equal to 1.15x;

those funds in the property account will be swept to a lockbox account under the sole control of the mortgagee, until such time as the subject MGM Tower Trigger Event terminates in accordance with the related loan agreement. An MGM Tower

Trigger Event may only be terminated twice during the term of the MGM Tower Loan Pair, in each case upon the earlier to occur of: (i) if the most recent MGM Tower Trigger Event was an event of default, the expiration of two consecutive calendar quarters since the MGM Tower Borrower cured such event of default (subject to the mortgagee's acceptance of such cure), but only in the event the mortgagee has not yet accelerated the MGM Tower Loan Pair or exercised remedies in connection with such event of default, and (ii) if the most recent MGM Tower Trigger Event was a decline in the debt service coverage ratio for the MGM Tower Loan Pair as provided above, that debt service coverage ratio (calculated in accordance with the related loan documents) was 1.25x or higher for the two consecutive quarters immediately preceding the date of such calculation.

     Upon the occurrence and during the continuance of an MGM Tower Trigger Event, funds on deposit in the lockbox account are to be allocated as follows:
(a) monthly tax deposit to the tax account, (b) monthly insurance deposit, if any, to the insurance account; (c) monthly debt service payment amount to the debt service reserve account; (d) monthly replacement reserve deposit to the replacement reserve account; (e) monthly rollover deposit to the rollover reserve account; (f) the amount of any default rate interest and late charges to the debt service account; (g) reasonable fees and expenses of the lockbox bank to the lockbox bank; and (h) provided no event of default shall exist, the remainder to the MGM Tower Borrower.

     Reserves and Escrows. The MGM Tower Borrower is required to make monthly escrow payments for taxes and, unless liability and casualty insurance is maintained under approved blanket or umbrella policies, for the payment of insurance premiums. In addition, upon the occurrence and continuance of an MGM Tower Trigger Event, as discussed above, the MGM Tower will be required to make: (a) monthly escrow payments for replacement costs in the amount of $16,146, or such other greater amount as the mortgagee may from time to time reasonably determine, and (b) monthly escrow payments for tenant improvements and leasing commissions in the amount of $64,586. In addition: (i) at closing of the subject mortgage loans, the MGM Tower Borrower deposited $2,500,000 into a cash flow reserve account for debt service shortfalls; and (ii) as of December 30, 2003, $12,223,105 of the remaining amount of the MGM Tower Non-Trust Loan (which represented the final funding of that non-trust mortgage loan) was deposited into the rollover reserve account for tenant improvements and leasing commissions. The MGM Tower Borrower is also required to deposit into the rollover reserve account any Lease Termination Payments with respect to leases at the MGM Tower Mortgaged Property that are made to the MGM Tower Borrower.

     The related loan agreement permits the MGM Tower Borrower to obtain the release from the rollover reserve account of a percentage of unused Lease Termination Payments (other than such payments in respect of the MGM Lease), as long as no MGM Tower Trigger Event shall have occurred and be continuing, at such time as the MGM Tower Borrower has re-leased at least 85% of the vacated space as to which such Lease Termination Payment applies. Further, such portions of the Lease Termination Payments in respect of the MGM Lease in excess of $11,957,155 may be transferred to the cash flow reserve fund at the request of the MGM Tower Borrower. In addition, any remaining portion of the amount deposited into the cash flow reserve account (referred to in the preceding paragraph) will be released to the MGM Tower Borrower upon the satisfaction of certain conditions with respect to specified major tenants, including no MGM Tower Loan Pair event of default exists, the satisfactory completion of required tenant improvements, the occupancy of such tenants on a rent-paying basis and the full-force and effect of such tenants' respective leases.

     Terrorism Insurance. The MGM Tower Borrower is required, in accordance with the related loan documents, to maintain all-risk property insurance policy which does not exclude liability for acts of terrorism or obtain a separate insurance policy insuring against acts of terrorism in an amount equal to the full replacement cost of the property, provided, the MGM Tower Borrower shall not be required to maintain such coverage in amounts in excess of what would be available for an annual premium of no greater than $500,000.

     Seismic Assessment. A seismic risk assessment was performed on the MGM Tower Mortgaged Property in April 2003. The resulting seismic report, dated April 15, 2003, concluded that the expected probable maximum loss estimate (expressed as a percentage of the replacement cost of the subject improvements) for the MGM Tower Mortgaged Property is 12% for the office tower and 9% for the parking structure. The MGM Tower Mortgaged Property is covered by earthquake insurance.


ADDITIONAL LOAN AND PROPERTY INFORMATION

     Delinquencies. None of the mortgage loans that we intend to include in the trust were, as of the cut-off date, or have been at any time during the 12-month period preceding that date, 30 days or more delinquent with respect to any monthly debt service payment.

     Tenant Matters. Described and listed below are special considerations regarding tenants at the mortgaged real properties for the mortgage loans that we intend to include in the trust--

   o Fifty-two (52) of the mortgaged real properties, securing 55.5% of the initial mortgage pool balance, are, in each case, a retail property, an office property or an industrial/warehouse property that is leased to one or more major tenants that each occupies at least 25% of the net rentable area of the particular property.

   o Fourteen (14) of the mortgaged real properties, securing 19.9% of the initial mortgage pool balance, are entirely or substantially leased to a single tenant.

   o A number of companies are major tenants at more than one of the mortgaged real properties.

   o There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

   o Two (2) of the mortgaged real properties, securing 0.7% of the initial mortgage pool balance, are, in each case, a multifamily rental property that has a material tenant concentration of students. Those mortgaged real properties may experience more fluctuations in occupancy rate than other types of properties.

   o Two (2) of the mortgaged real properties, securing 1.1% of the initial mortgage pool balance, are, in each case, a multifamily rental property that has a material tenant concentration of military personnel. Each of those mortgaged real properties could be adversely affected by the closing of the local military base.

   o Certain tenants occupying space at the GIC Office Portfolio Mortgaged Properties are currently debtors in a bankruptcy proceeding under Chapter 11 of the United States Bankruptcy Code, as described under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The GIC Office Portfolio Mortgage Loan--Tenant-Related Issues; Tenant Related Reserves."

   o Certain tenant leases at the mortgaged real properties have terms that are shorter than the terms of the related mortgage loans and, in some cases, significantly shorter.

   o Several anchors at the retail properties do not have operating covenants or those covenants have lapsed.

   o Certain of the mortgaged real properties used for multifamily rental purposes are located in states and/or municipalities where laws or ordinances impose limitations on increases in rent on the rental units of such mortgaged real properties.

   o Five (5) of the mortgaged real properties, securing 1.1% of the initial mortgage pool balance, are multifamily rental properties that receive rent subsidies from the United States Department of Housing and Urban Development under its Section 8 Housing Assistance Program or otherwise. These mortgaged real properties are subject to Housing Assistance Payment Contracts (which may expire during the term of the applicable mortgage loan), which may create additional risks to the trust, including delays in foreclosing upon a subject property.

     Ground Leases. Four (4) of the mortgage loans that we intend to include in the trust, representing 17.9% of the initial mortgage pool balance, are secured by a mortgage lien on the related borrower's leasehold interest in all or a material portion of the corresponding mortgaged real property, but not by a mortgage lien on the fee interest in the portion of that property subject to the related ground lease. In each of those cases, the related ground lease, taking into account all exercised extension options and all options that may be exercised by the lender (if not already exercised by the borrower), expires more than 10 years after the stated maturity of the related mortgage loan and the related lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, any default or breach by the lessee.

     Other Financing. In the case of each of the GIC Office Portfolio Mortgage Loan, which represents 14.0% of the initial mortgage pool balance, and the MGM Tower Mortgage Loan, which represents 9.1% of the initial mortgage pool balance, the mortgaged real property or properties that secures such underlying mortgage loan also secures one or more related mortgage loans that are not included in the trust, as discussed under "Risk Factors--Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt" and "Description of the Mortgage Pool--Split Loan Structures," "--Significant Underlying Mortgage Loans--The GIC Office Portfolio Mortgage Loan" and "--Significant Underlying Mortgage Loans--The MGM Tower Mortgage Loan" in this prospectus supplement.

     With respect to the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Southgate Mall, which represents 1.0% of the initial mortgage pool balance, the related borrower has the right to incur up to $3,000,000 in future secured loans secured by a lien on the related mortgaged real property; provided that, without limitation, (a) those loans are from lenders meeting certain financial requirements, (b) such lender has executed a subordination and intercreditor agreement acceptable to the mortgagee in all respects, and (c) the debt service coverage ratio of the mortgage loan and any subsequent lien on the mortgaged real property is at least 1.30x.

     Except as disclosed under this "--Other Financing" subsection, we are not aware of any other borrowers under the mortgage loans that we intend to include in the trust, that have any additional secured debt encumbering the related mortgaged real property. However, the direct or indirect equity interests in borrowers under some of the underlying mortgage loans have been pledged to secure mezzanine debt. "Mezzanine debt" is debt secured by the principal's direct or indirect ownership interest in a related borrower.

     In the case of the GIC Office Portfolio Mortgage Loan, the equity holders of the GIC Office Portfolio Borrowers have pledged 100% of the equity interests in those borrowers to secure a mezzanine loan in the original principal amount of $75,000,000. See "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The GIC Office Portfolio Mortgage Loan--Mezzanine Financing" in this prospectus supplement.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Landen Square Shopping Center, which represents 0.3% of the initial mortgage pool balance, the equity holders of the related borrower have the right to obtain mezzanine financing from an approved lender, secured by ownership interests in the borrower, provided that the following requirements, among others, are satisfied: (a) achievement of a combined 1.15x debt service coverage ratio and a combined 85% loan-to-value ratio; and (b) delivery of a subordination and intercreditor agreement acceptable to the mortgagee for the subject underlying mortgage loan. If the mezzanine loan is floating rate, the mortgagee may determine the debt service coverage ratio on the basis of a market constant reasonably determined by the mortgagee. The mezzanine lender will be permitted to foreclose upon the pledged equity interests in the related mortgage borrower without payment of the assumption fee otherwise due in accordance with the related loan documents for the subject underlying mortgage loan. No other transfer of the pledged interests in the related borrower or transfer of the mezzanine lender's interest in the subject mezzanine financing shall be permitted without the mortgagee's consent.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Willowchase Shopping Center, which represents 1.0% of the initial mortgage pool balance, the equity holders of the related borrower have the right to obtain mezzanine financing from an approved lender, secured by ownership interests in the related borrower, provided that the following requirements, among others, are satisfied: (a) achievement of a combined 1.25x debt service coverage ratio and a combined 80% loan-to-value ratio; (b) delivery of a subordination and intercreditor agreement acceptable to the mortgagee for the subject underlying mortgage loan; and (c) the mezzanine loan does not mature prior to the scheduled maturity date of the mortgage loan. If the mezzanine loan is floating rate, the mortgagee may determine the debt service coverage ratio on the basis of a market constant reasonably determined by the mortgagee. The mezzanine lender will be permitted to foreclose upon the pledged equity interests in the related mortgage borrower without payment of the assumption fee otherwise due in accordance with the related loan documents for the subject underlying mortgage loan. Further, the related borrower has a one-time right to request the mortgagee's approval of a mezzanine financing for the construction of an additional building in the parking lot of the Willowchase Shopping Center mortgaged real property. Such construction mezzanine financing shall be subject to all of the provisions set forth above respecting mezzanine financing, except that the mortgagee is to determine the loan-to-value ratio based upon the fair market value of the related mortgaged real property following the completion of the proposed addition, and the mortgagee is to determine the combined debt service coverage ratio based upon the assumption that each approved lease for the proposed addition will have commenced and each subject tenant will have taken occupancy and commenced paying rent.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Centre at River Oaks, which represents 1.0% of the initial mortgage pool balance, the equity holders of the related borrower have a right to obtain mezzanine financing from an approved lender, secured by ownership interests in the borrower, provided that the following requirements, among others, are satisfied: (a) achievement of a combined 1.15x debt service coverage ratio and a combined 90% loan-to-value ratio; and (b) delivery of a subordination and intercreditor agreement acceptable to the mortgagee for the subject underlying mortgage loan in all respects. If the mezzanine loan is floating rate, the mortgagee may determine the debt service coverage ratio on the basis of a market constant reasonably determined by the mortgagee. The mezzanine lender will be permitted to foreclose upon the pledged equity interests in the related mortgage borrower upon a default under the mezzanine financing without payment of the assumption fee otherwise due in accordance with the related loan documents for the subject underlying mortgage loan.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Arbor Plaza, which represents 0.5% of the initial mortgage pool balance, the equity holders of the related borrower have a right to obtain mezzanine financing from an approved lender, secured by ownership interests in the borrower, provided that the following requirements, among others, are satisfied: (a) achievement of a combined 1.15x debt service coverage ratio and a combined 85% loan-to-value ratio; and (b) delivery of a subordination and intercreditor agreement acceptable to the mortgagee for the subject underlying mortgage loan in all respects. If the mezzanine loan is floating rate, the mortgagee may determine the debt service coverage ratio on the basis of a market constant reasonably determined by the mortgagee. The mezzanine lender will be permitted to foreclose upon the pledged equity interests in the related mortgage borrower upon a default under the mezzanine financing without payment of the assumption fee otherwise due in accordance with the related loan documents for the subject underlying mortgage loan.

     With respect to five (5) cross-collateralized and cross-defaulted underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Clover Plaza, South Square, St. George Plaza, Waterway Plaza and Westland Square, respectively, which mortgage loans collectively represent 1.0% of the initial mortgage pool balance, the equity holders of each of the related borrowers have a right to obtain mezzanine financing from an approved lender, secured by ownership interests in the respective borrowers, provided that the following requirements, among others, are satisfied: (a) achievement of a combined 1.15x debt service coverage ratio and a combined 85% loan-to-value ratio; and (b) delivery of a subordination and intercreditor agreement acceptable to the mortgagee for the subject underlying mortgage loan in all respects. If the mezzanine loan is floating rate, the mortgagee may determine the debt service coverage ratio on the basis of a market constant reasonably determined by the mortgagee. The mezzanine lender will be permitted to foreclose upon the pledged equity interests in the related mortgage borrower without payment of the assumption fee otherwise due in accordance with the related loan documents for the subject underlying mortgage loan.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Penn Mutual, which represents 4.2% of the initial mortgage pool balance, the equity holders of the related borrower have a right to obtain mezzanine financing from an approved lender, secured by ownership interests in the borrower, provided that the following requirements, among others, are satisfied: (a) a combined 82% loan-to-value ratio; (b) delivery of a subordination and intercreditor agreement acceptable to the mortgagee for the subject underlying mortgage loan in all respects; (c) a combined loan amount not to exceed $67,000,000; and (d) receipt of rating agency confirmation. If the mezzanine loan is floating rate, the mortgagee may determine the debt service coverage ratio on the basis of a market constant reasonably determined by the mortgagee. The mezzanine lender will be permitted to foreclose upon the pledged equity interests in the related mortgage borrower upon a default under the mezzanine financing without payment of the assumption fee otherwise due in accordance with the related loan documents for the subject underlying mortgage loan.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Metro Executive Park I & II, which represents 1.2% of the initial mortgage pool balance, in connection with the transfer of the related mortgaged real property to a third party transferee, such transferee will be permitted to pledge the equity interests to secure mezzanine financing from an approved lender in an amount that when aggregated with the then outstanding mortgage loan balance is equal to the lesser of (a) 80% of the purchase price of the mortgaged real property paid by such third party transferee; and (b) 80% of the current as-is value of the mortgaged real property; provided that the following requirements, among others, are satisfied: (a) delivery of rating agency confirmation; and
(b) delivery of an intercreditor agreement acceptable to the mortgagee for the subject underlying mortgage loan in all respects. The mezzanine lender will be permitted to foreclose upon the pledged equity interests in the borrowing entity without payment of the assumption fee otherwise due in accordance with the related loan documents for the subject underlying mortgage loan.

     In addition, in the case of some of the other mortgage loans that we intend to include in the trust, one or more of the principals of the related borrower may have incurred or may in the future also incur mezzanine debt.

     Except as disclosed under this "--Other Financing" subsection, we are not aware of any other mezzanine debt affecting borrowers under the mortgage loans that we intend to include in the trust.

     In addition, some of the borrowers under the mortgage loans that we intend to include in the trust have incurred or may, in the future, be permitted to incur unsecured debt in addition to customary trade debt and equipment financing.

     Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding. See "Risk Factors--Subordinate Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates" and "Legal Aspects of Mortgage Loans--Subordinate Financing" in the accompanying prospectus.

     Purchase Options. With respect to one (1) mortgage loan that we intend to include in the trust, representing 1.0% of the initial mortgage pool balance and secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Centre at River Oaks, the related borrower has a ground lease interest in approximately 3.75 acres of the mortgaged real property, and a fee interest in approximately 0.4 acres of the mortgaged real property. Upon the expiration of the ground lease or the termination of the ground lease by reason of an event of default thereunder, the ground lessor is entitled to purchase the fee property from the borrower free of liens for the "Fair Market Value" of such property (as defined in the ground lease and the document entitled "Easement and Declaration of Protective Covenants between the ground lessor and the related borrower). In the event the purchase option becomes effective due to termination based on a default by the borrower, the ground lessor may elect to pay the purchase price at the purchase closing, or to pay 10% of the price at closing and deliver to the related borrower a note for the remainder of the purchase price. Such note shall contain terms and conditions further described in the ground lease, bear an interest rate equal to the lesser of the prime interest rate or 10% per annum, and be secured by a deed of trust against the subject property. In the event the ground lease is terminated due to a borrower default thereunder, the granting of a new lease to mortgagee or mortgagee's nominee, pursuant to the terms of the ground lease and ground lease estoppel, will not be considered a termination of the ground lease triggering this purchase option.

     In addition, with respect to one (1) mortgage loan that we intend to include in the trust, representing 0.5% of the initial mortgage pool balance and secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Arbor Plaza, there is a purchase option pertaining to approximately 12,180 square feet of the mortgaged real property in favor of another party owning land in the same shopping center. The property subject to the purchase option comprises approximately 3.5% of the total mortgaged real property, is presently used for parking and, further, is subject to a non-exclusive easement for ingress, egress and parking in favor of the holder of the purchase option. The foregoing purchase option may be exercised in the event that the parking stalls located on the subject purchase option property are unavailable for use by the owner, employees or customers of the option holder's property, but only to the extent that the option holder believes in good faith that the unavailability of such parking stalls is adversely impacting the business conducted on the option holder's property. The option property must be conveyed free of liens. No purchase price is specified in connection with the exercise of the foregoing purchase option.

     Zoning and Building Code Compliance. In connection with the origination of each mortgage loan that we intend to include in the trust, the related originator generally examined whether the use and occupancy of the mortgaged real property were in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may have been in the form of legal opinions, surveys, recorded documents, certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. Where the property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, the related originator--

   o determined that any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

   o determined that casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by the originator to be sufficient to pay off the related mortgage loan in full;

   o determined that the mortgaged real property, if permitted to be repaired or restored in conformity with current law, would in the originator's judgment constitute adequate security for the related mortgage loan; and/or

   o required law and ordinance insurance.

     With respect to two (2) mortgage loans that we intend to include in the trust, collectively representing 0.4% of the initial mortgage pool balance and secured by the mortgaged real properties identified on Annex A-1 as Johnson Court and Kenneth Court, respectively, those mortgaged real properties as currently operated are each a permitted nonconforming use. The related loan documents require law and ordinance insurance, but such law and ordinance insurance was not obtained at closing. As of the cut-off date, the related originator has requested each related borrower to obtain law and ordinance insurance covering the related mortgaged real property.

     Lockboxes. Ninety-four (94) mortgage loans that we intend to include in the trust fund, representing approximately 97.7% of the initial mortgage pool balance, generally provide that all rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes:


   o HARD LOCKBOX. Tenants are directed to pay rents directly to a lockbox account controlled by the lender, except that with respect to multifamily properties (including mobile home parks), income is collected and deposited in the lockbox account by the manager of the mortgaged real property or, in some cases, the borrower, and with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager. In the case of a hard lockbox, funds deposited into the lockbox account either--

     1. are disbursed in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, current debt service payments, taxes and insurance, reserve account deposits and operating expenses, with the remainder disbursed to the borrower; or

     2. are disbursed to or at the direction of the borrower on a daily or other periodic basis, until the occurrence of a triggering event, following which the funds will be disbursed to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits.

     In addition, with respect to one (1) mortgage loan, secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Burt Farms Apartments and representing 0.2% of the initial mortgage pool balance, subsidized rents paid pursuant to a United States
     Department of Housing and Urban Development Housing Assistance Program are deposited directly into a lockbox account controlled by the mortgagee. The rents actually paid by the tenants are not paid directly into the lockbox.
     For the purposes of this prospectus supplement, the lockbox account for this mortgage loan is a "hard" lockbox account.

   o SPRINGING LOCKBOX. Income is collected by or otherwise accessible to the borrower until the occurrence of a triggering event, following which a hard lockbox as described above is put in place (or, alternatively, an existing account becomes a hard lockbox as described above), from which funds are disbursed to a lender controlled account and used to pay, among other things, debt service payments, taxes and insurance and reserve account deposits, with the remainder disbursed to the borrower. Examples of triggering events may include:

     1. a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or

     2. a decline, by more than a specified amount, in the net operating income of the related mortgaged real property; or

     3. a failure to meet a specified debt service coverage ratio; or

     4. an event of default under the mortgage.

For purposes of this prospectus supplement, a springing lockbox can be either an account that is currently under the control of both the lender and the borrower, but which comes under the sole control of the lender upon the occurrence of the trigger event, or an account that is required to be established by the borrower upon the occurrence of the trigger event.

     All of the 94 mortgage loans referred to above provide for lockbox accounts as follows:


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
                                                     % OF INITIAL
                                     NUMBER OF         MORTGAGE
TYPE OF LOCKBOX                   MORTGAGE LOANS     POOL BALANCE
----------------------------     ----------------   -------------
Hard .......................           16               60.6%
Springing ..................           78               37.1%

     Property, Liability and Other Insurance. Although exceptions exist, such as in cases where tenants maintain insurance or are permitted to self-insure, the loan documents for each of the mortgage loans that we intend to include in the trust generally require the related borrower to maintain or cause to be maintained with respect to the corresponding mortgaged real property the following insurance coverage:

   o property insurance in an amount that generally is, subject to a customary deductible, at least equal to the lesser of--

     1. the outstanding principal balance of the subject underlying mortgage loan (and, in the case of an underlying mortgage loan that is part of a Loan Combination, the Non-Trust Loan(s) that are part of that Loan Combination), and

     2. the full insurable replacement cost of the improvements located on the insured property;

   o if any portion of the improvements at the property was in an area identified in the federal register by the Federal Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, if available, in an amount that is equal to the least of--

     1. the outstanding principal balance of the subject underlying mortgage loan (and, in the case of an underlying mortgage loan that is part of a Loan Combination, the Non-Trust Loan(s) that are part of that Loan Combination),

     2. the full insurable value of the improvements on the insured property that are located in the area identified as having specific flood hazards,

     3. the maximum amount of insurance available under the National Flood Insurance Act of 1968, and

     4. the full insurable replacement cost of the improvements located on the mortgaged real property;

   o comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in such an amount as is generally required by reasonably prudent commercial lenders with respect to properties similar to the mortgaged real properties in similar locales; and

   o business interruption or rent loss insurance in an amount not less than the projected rental income or revenue from the insured property for at least 12 months.

     With respect to substantially all of the mortgage loans that we intend to include in the trust, the related loan documents generally provide for at least one of the following: (a) the related borrower is required to maintain full or partial insurance coverage for property damage to the related mortgaged real property against certain acts of terrorism (except that the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located); (b) the related borrower is required to provide such additional insurance coverage as the lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties; (c) a credit-rated tenant is obligated to restore the related mortgaged real property in the event of a casualty; or (d) a principal of the related borrower is responsible for losses resulting from terrorist acts which are not otherwise covered by insurance. Such policies generally do not provide coverage for biological, chemical or nuclear events or domestic terrorism.

     The mortgaged real properties for the mortgage loans that we intend to include in the trust, including certain of those properties located in California, are generally not insured against earthquake risks. However, if a mortgaged real property was located in California or in seismic zones 3 or 4 and seismic reports concluded that the mortgaged real property was likely to experience a probable maximum or bounded loss in excess of 20% of the estimated replacement cost of the improvements as a result of an earthquake, the borrower or a tenant occupying the entire mortgaged real property was required to obtain earthquake insurance. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the mortgaged real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

     Thirty-three (33) of the mortgaged real properties, securing 12.6% of the initial mortgage pool balance, are located in Florida, Texas or Louisiana, states that have historically been at greater risk than other states regarding other acts of nature, such as hurricanes and tornadoes. The related mortgage loan documents with respect to most of those mortgaged real properties, together with the related mortgage loan documents with respect to a significant number of mortgaged real properties located in various other states, require the related borrower to maintain windstorm insurance.

     Various forms of insurance maintained with respect to any of the mortgaged real properties for the underlying mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust. See "Risk Factors--Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses" in the accompanying prospectus.

     The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan that we intend to include in the trust. Each title insurer may enter into such co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to standard exceptions and/or exclusions, including those regarding claims made in the context of insolvency proceedings, and except for a purchase option with respect to a portion of the mortgaged real property identified on Annex A-1 to this prospectus supplement as Centre at River Oaks and a purchase option with respect to a portion of the mortgaged real property identified on Annex A-1 to this prospectus supplement as Arbor Plaza, each as described under Description of the Mortgage Pool--Additional Loan and Property Information--Purchase Options," each title insurance policy will provide coverage to the trustee for the benefit of the series 2004-C1 certificateholders for claims made against the trustee regarding the priority and validity of the borrowers' title to the subject mortgaged real property.


ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust was inspected in connection with the origination or acquisition of that mortgage loan to assess its general condition.

     Appraisals. Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust was appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute. Those appraisals were conducted in accordance with the Appraisal Foundation's Uniform Standards of Professional Appraisal Practices. Each of those appraisals was conducted within approximately 12 months of the origination of the related mortgage loan that we intend to include in the trust and generally have not been updated. Each of the resulting appraisal reports or a separate letter contains a statement by the appraiser stating that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. We have not independently verified the accuracy of that statement with respect to any of those properties. The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged real property. There can be no assurance that another appraiser would have arrived at the same opinion of value. The dates of the subject appraisals, or appraisal updates, and the resulting appraised values are shown on Annex A-1 to this prospectus supplement.

     Environmental Assessments. A third-party consultant conducted a Phase I environmental assessment, updated a previously conducted Phase I environmental site assessment or, in the case of 18 mortgaged real properties, securing 2.5% of the initial mortgage pool balance, conducted a transaction screen, with respect to each of the mortgaged real properties underlying the pooled mortgage loans. All of the environmental site assessments, updates and transaction screens referred to in the previous sentence were completed during the 12-month period ending on the cut-off date.

     The environmental assessment conducted at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water was conducted in most instances only when the originator of the related mortgage loan or the environmental consultant involved believed that such an analysis was warranted under the circumstances.

     The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged real properties. If the particular condition is significant, then this could result in a claim for damages by any party injured by the condition.


     In many cases, the environmental assessments described above identified the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where a material amount of asbestos-containing materials or lead-based paint was present above actionable levels, the environmental consultant generally recommended, and the related loan documents generally required--

   o the continuation or the establishment of an operation and maintenance plan to address the issue, or

   o the implementation of a remediation or mitigation program to address the issue;

provided that, in lieu of the actions contemplated by the preceding two bullets, an indemnity or a guaranty from an individual or an entity for, or an environmental insurance policy against, losses, costs and damages resulting from the required remediation or abatement of asbestos-containing materials and/or lead-based paint, may have been required to be delivered.

     An exception to the preceding paragraph exists with respect to 10 of the 12 GIC Office Portfolio Mortgaged Properties, as to which there was no specific mechanism in the loan documents requiring implementation of the operation and maintenance plan recommended by the environmental consultant to address suspected or confirmed asbestos-containing materials or lead-based paint and no specific guaranty, indemnity or environmental insurance with respect to those conditions was obtained. There can be no assurances that other exceptions do not exist.

     In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged real property, then:

   o an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

   o a responsible third party was identified as being responsible for the remediation; or

   o the related originator of the subject underlying mortgage loan generally required the related borrower to:

      (a)   to take investigative and/or remedial action; or

      (b) to carry out an operation and maintenance plan or other specific remedial measures post-closing and/or to establish an escrow reserve in an amount generally equal to 125% of the estimated cost of obtaining that plan and/or the remediation; or

      (c) to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents; or

      (d) to obtain or seek a letter from the applicable regulatory authority stating that no further action was required; or

      (e) to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of environmental insurance) or provide an indemnity from an individual or an entity.

     Some borrowers under the subject underlying mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

     In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged real property because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

     In certain cases, the environmental assessments described above identified potential and, in some cases, serious environmental problems, at properties adjacent or otherwise near to the related mortgaged real properties. Such assessment generally indicated, however, that:

   o the mortgaged real property had not been affected or had been minimally affected,

   o the potential for the problem to affect the mortgaged real property was limited, or

   o a person responsible for remediation had been identified, or where such problems posed a material adverse impact to a related mortgaged real property, the related borrower was generally required to monitor or further mitigate the environmental condition and/or to carry out additional testing, a responsible third party was identified, an indemnity was obtained, environmental insurance was obtained and/or some confirmation was sought that a responsible party was undertaking appropriate measures at the problem site.

     In the case of the mortgaged real property identified on Annex A-1 to this prospectus supplement as UBS Center - Stamford, securing 16.1% of the initial mortgage pool balance, perchloroethylene was detected in the groundwater at an adjacent property in quantities above the applicable standards. According to the Phase I environmental site assessment, the consultant indicated that based upon the geographic location of the contamination, no further action was recommended. According to the Phase I environmental site assessment, ongoing environmental monitoring for the entire mortgaged real property is estimated to cost approximately $30,000 per year.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Centre at River Oaks, securing 1.0% of the initial mortgage pool balance, the underlying environmental assessments reported that the shallow groundwater beneath the property has over time been impacted by petroleum and chlorinated constituents which, in some cases, are above state actionable levels. The environmental consultant reported that adjacent properties were the likely source of such impacts. The environmental consultant recommended no further action. The environmental consultant further stated that because such impacts are likely from adjacent properties, a state sponsored cleanup program is available where the borrower as an innocent owner/operator would not be liable for the costs, if any, of remedial or other response actions regarding the impact originating from the adjacent sources.

     The mortgaged real property identified on Annex A-1 to this prospectus supplement as Passaic Street Industrial Park, which mortgaged real property secures 3.2% of the initial mortgage pool balance, is subject to the New Jersey Industrial Site Recovery Act. Curtiss-Wright Corporation has been designated the responsible party to comply with that act and is actively remediating the ground water at the mortgaged real property. According to the Phase I environmental site assessment,

Curtiss-Wright Corporation's environmental consultant estimated the cost to perform the remaining remedial activities is approximately $8,300,000, which remediation may take as much as another 25 years to complete. In addition, environmental impairment was identified due to a fuel oil discharge by the New Jersey Transit Authority. According to the Phase I environmental site assessment, the New Jersey Transit Authority is responsible for this discharge and any resulting remediation. Lastly, additional miscellaneous environmental impairments were identified. An AIG Secured Creditor Impaired Property insurance policy for the benefit of the lender is in place, which policy has a policy period through 2018 and provides coverage for actual losses incurred, subject to policy terms and a policy limit of $20,000,000. In addition, Curtiss-Wright Corporation has provided an indemnity which runs to the benefit of the lender, and two principals of the borrower executed an environmental indemnification agreement at the origination of the related underlying mortgage loan. There can be no assurance that the responsible parties will remediate any of the environmental impairments set forth above, that the scope of coverage under the environmental policy or environmental indemnities are sufficient or that additional environmental insurance will be available to the trust or any other lender.

     The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the results of the environmental assessments referred to in this "--Assessments of Property Condition--Environmental Assessments" subsection and has not been independently verified by us, the underwriters or any of our or their respective affiliates.

     There can be no assurance that the environmental assessments referred to above identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties securing the underlying mortgage loans.

     Environmental Insurance. As discussed above, certain mortgaged real properties securing the underlying mortgage loans are, in each case, covered by a secured creditor impaired property policy. Each of these policies provides coverage for the following losses, subject to the applicable deductible, policy terms and exclusions, individual and policy aggregate limits, and further subject to the conditions and limitations set forth below:

  1. With respect to secured creditor impaired property policies which provide full loan balance coverage, if during the term of the policy there is an event of default under the subject mortgage loan and a pollution condition that was discovered prior to or during the default, or that was disclosed to the insurer prior to the effective date of the policy, and the holder of the note has not foreclosed on the collateral, the insurer will (if the pollution condition exists at the time of default) indemnify the trust for the outstanding balance on the date of default, including interest from the date of default until the date that the outstanding balance is paid, interest on any advances of scheduled payments made by the trust after the date of default as well as advances and interest on advances for property protection for up to 10% of the outstanding balance on the date of default. Under the policy, a "pollution condition" is the presence of hazardous substances on, under or emanating from the property in concentrations or amounts exceeding the maximum levels allowed by applicable environmental laws or a government order or directive. With respect to certain other secured creditor impaired property policies, policy terms may limit the coverage under such policies to the lesser of actual losses resulting from such pollution condition or the amount of the related mortgage loan.

  2. If the trust becomes legally obligated to pay for claims for bodily injury, property damage or clean-up costs resulting from pollution conditions on, under or emanating from the property that are made against the insured and reported to the insurer during the policy period, the insurer will defend against and pay such claims.

  3. If the trust incurs clean-up costs after enforcing the related mortgage, the insurer will pay for clean-up costs sustained as a result of pollution conditions on, under or emanating from the property provided that the trust reports the pollution conditions to the appropriate governmental agency in accordance with applicable environmental laws in effect at the time of the discovery of the pollution conditions.

     The secured creditor impaired property policies described above require that the insured or the party having direct responsibility for administering or servicing the trust provide the insurer with written notice of a claim as soon as possible but no later than 45 days after first learning of the default and pollution condition or loss. In addition to other excluded matters, the policy does not cover claims arising out of the presence of lead-based paint or asbestos, penalties arising out of violations of law or clean-up costs that are voluntarily incurred. The environmental insurance may be provided under a blanket insurance policy covering other real properties, some of which may not secure loans in the trust. See "--Property, Liability and Other Insurance" above.

     The premium for the secured creditor impaired property policies described above has been paid in full as of the date of the initial issuance of the offered certificates.

     Engineering Assessments. In connection with the origination process, various engineering firms inspected the respective mortgaged real properties securing the mortgage loans that we intend to include in the trust, to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements with respect to some of those mortgaged real properties. In cases where the cost of repair was deemed material, the related borrowers were generally required to deposit with the lender an amount generally equal to 125% of the engineering firm's estimated cost of the recommended repairs, corrections or replacements to assure their completion.


ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

     On or before the date of initial issuance of the offered certificates, we will acquire--

   o seventy-three (73) mortgage loans, totaling $857,902,167, from the Lehman Mortgage Loan Seller, and

   o thirty (30) mortgage loans, totaling $566,424,848, from the UBS Mortgage Loan Seller.

     We will transfer all of the underlying mortgage loans to the trust.

     In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee. In connection with the foregoing transfers, the UBS Mortgage Loan Seller will be required to deliver to the trustee, with respect to each UBS Mortgage Loan, and we will be required to deliver to the trustee, with respect to each Lehman Mortgage Loan, the following documents, among others:

   o either--

     1. the original promissory note evidencing that mortgage loan, or

     2. if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

   o the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of the mortgage instrument;

   o the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that assignment of leases and rents;

   o either--

     1. an executed assignment of the mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to that mortgage instrument, or

     2. a certified copy of that assignment as sent for recording;

   o either--

     1. an executed assignment of any separate assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to that assignment of leases and rents, or

     2. a certified copy of that assignment as sent for recording; and

   o an original or copy of the related lender's title insurance policy, or if a title insurance policy has not yet been issued, a "marked-up" commitment for title insurance or a pro forma policy.

     The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the underlying mortgage loans, in trust for the benefit of the series 2004-C1 certificateholders. Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the underlying mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

     If, as provided in the series 2004-C1 pooling and servicing agreement--

   o any of the above-described documents required to be delivered by us or the UBS Mortgage Loan Seller to the trustee is not delivered or is otherwise defective, and

   o that omission or defect materially and adversely affects the interests of the series 2004-C1 certificateholders in the subject loan,

then the omission or defect will constitute a material document defect as to which the trust will have the rights against us or the UBS Mortgage Loan Seller, as applicable, that are described under "--Cures and Repurchases" below.

     Within a specified period following the later of--

   o the date on which the offered certificates are initially issued, and

   o the date on which all recording information necessary to complete the subject document is received by the trustee,

one or more independent third party contractors, retained at the expense of the Lehman Mortgage Loan Seller and the UBS Mortgage Loan Seller, must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in favor of the trustee described above. Because most of the mortgage loans that we intend to include in the trust are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.


REPRESENTATIONS AND WARRANTIES

     As of the date of initial issuance of the offered certificates, we will make with respect to each Lehman Mortgage Loan that we include in the trust, and the UBS Mortgage Loan Seller will make with respect to each UBS Mortgage Loan that we include in the trust, representations and warranties generally to the effect described below, together with any other representations and warranties as may be required by the applicable rating agencies:

   o The information pertaining to the mortgage loan set forth in the loan schedule attached to the series 2004-C1 pooling and servicing agreement, regarding, among other things, its cut-off date principal balance, its mortgage interest rate and the amount of the next monthly payment, will be true and correct in all material respects as of the related due date in January 2004.

   o The representing party is the owner of the mortgage loan, has good title to it, has full right, power and authority to sell, assign and transfer the mortgage loan and is transferring the mortgage loan free and clear of any and all liens, pledges, charges and security interests of any nature encumbering the mortgage loan, other than servicing rights.

   o To the knowledge of the representing party, as of the date of its origination, the mortgage loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of the mortgage loan, including applicable usury laws.

   o The proceeds of the mortgage loan have been fully disbursed (except in those cases where the full amount of the mortgage loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related mortgaged real property), and there is no requirement for future advances thereunder.

   o The promissory note, each mortgage instrument and each assignment of leases and rents, if separate from the related mortgage instrument, with respect to the mortgage loan is the legal, valid and binding obligation of the maker thereof, subject to any nonrecourse provisions in the particular document and any state anti-deficiency legislation, and is enforceable in accordance with its terms, except that (1) such enforcement may be limited by (a) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and/or other similar laws affecting the enforcement of creditors' rights generally and (b) by general principles of equity, regardless of whether that enforcement is considered in a proceeding in equity or at law, and
     (2) certain provisions in the subject agreement or instrument may be further limited or rendered unenforceable by applicable law, but subject to the limitations set forth in clause (1) of this bullet, those limitations will not render the subject agreement or instrument invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided by the subject agreement or instrument.

   o Each related mortgage instrument is a valid and, subject to the exceptions and limitations in the preceding bullet, enforceable first lien on the related mortgaged real property, which mortgaged real property is free and clear of all encumbrances and liens having priority over or on a parity with the first lien of the mortgage instrument, except for Permitted Encumbrances, and except that the mortgage instrument relating to each underlying mortgage loan that is part of a Loan Combination also secures one or more related non-trust mortgage loans that will not be included in the trust. The Permitted Encumbrances do not, individually or in the aggregate, materially and adversely interfere with the benefits of the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged real property or the current ability of the related mortgaged real property to generate sufficient cashflow to enable the related borrower to timely pay in full the principal and interest on the subject mortgage loan (other than a balloon payment, which would require a refinancing).

   o To the actual knowledge of the representing party, subject to the exceptions and limitations on enforceability in the second preceding bullet, there is no valid offset, defense, counterclaim or right of rescission with respect to the promissory note or any related mortgage instrument or other agreement executed by the related borrower in connection with the mortgage loan.

   o The assignment of each related mortgage instrument in favor of the trustee constitutes the legal, valid, binding and, subject to the limitations and exceptions in the third preceding bullet, enforceable assignment of that mortgage instrument to the trustee.

   o To the actual knowledge of the representing party, all taxes and governmental assessments which, in all such cases, were directly related to the subject mortgaged real property and could constitute liens on the subject mortgaged real property prior to the lien of the related mortgage, and that prior to the related due date in January 2004 became due and payable in respect of, and materially affect, any related mortgaged real property, have been paid or are not yet delinquent, or an escrow of funds in an amount sufficient to cover those payments has been established.

   o To the actual knowledge of the representing party, there is no proceeding pending for total or partial condemnation of any related mortgaged real property that materially affects its value, and such related mortgaged real property was free of material damage.

   o To the actual knowledge of the representing party, as of the date of origination of the mortgage loan, except where a tenant with an investment grade rating is permitted under a lease to insure or self-insure, all insurance required under the mortgage loan was in full force and effect with respect to each related mortgaged real property.

   o As of the date of initial issuance of the offered certificates, the mortgage loan is not 30 days or more past due in respect of any scheduled payment of principal and/or interest.

   o To the actual knowledge of the representing party, as of the date of origination of the mortgage loan, the related borrower is not a debtor in any bankruptcy, reorganization, insolvency or comparable proceeding.

     If, as provided in the series 2004-C1 pooling and servicing agreement--

   o there exists a breach of any of the above-described representations and warranties made by us or the UBS Mortgage Loan Seller, and

   o that breach materially and adversely affects the interests of the series 2004-C1 certificateholders in the subject mortgage loan,

then that breach will be a material breach as to which the trust will have the rights against us or the UBS Mortgage Loan Seller, as applicable, that are described under "--Cures and Repurchases" below.


CURES AND REPURCHASES

     If there exists a material breach of any of the representations and warranties made by us with respect to any of the Lehman Mortgage Loans or by the UBS Mortgage Loan Seller with respect to any of the UBS Mortgage Loans, as discussed under "--Representations and Warranties" above, or if there exists a material document defect with respect to any Lehman Mortgage Loan or UBS Mortgage Loan, as discussed under "--Assignment of the Underlying Mortgage Loans" above, then we, in the case of a Lehman Mortgage Loan, and the UBS Mortgage Loan Seller, in the case of a UBS Mortgage Loan, will be required either:

   o to remedy that material breach or material document defect, as the case may be, in all material respects, or

   o to repurchase the affected mortgage loan at a price generally equal to the sum of--

     1. the unpaid principal balance of that mortgage loan at the time of purchase, plus

     2. all unpaid interest, other than Post-ARD Additional Interest and Default Interest, due with respect to that mortgage loan pursuant to the related loan documents through the due date in the collection period of purchase, plus

     3. all unreimbursed servicing advances made under the series 2004-C1 pooling and servicing agreement with respect to that mortgage loan, plus

     4. all unpaid interest accrued on advances made under the series 2004-C1 pooling and servicing agreement with respect to that mortgage loan, plus

     5. to the extent not otherwise covered by clause 4. of this bullet, all unpaid special servicing fees and other Additional Trust Fund Expenses related to that mortgage loan.

     The time period within which we or the UBS Mortgage Loan Seller must complete that remedy or repurchase will generally be limited to 90 days following the responsible party's receipt of notice of the subject material breach or material document defect, as the case may be, and a request to effect that remedy or repurchase. However, if the responsible party is diligently attempting to correct the problem, then, with limited exception, it will be entitled to as much as an additional 90 days (or more in the case of a material document defect resulting from the failure of the responsible party to have received the recorded documents) to complete that remedy or repurchase.

     If a material breach or a material document defect exists with respect to any underlying mortgage loan that is cross-collateralized with one or more other mortgage loans in the trust, if the cross-collateralization can be terminated without any adverse tax consequence for the trust, and if the series 2004-C1 controlling class representative so consents, then we or the UBS Mortgage Loan Seller, as applicable, will be permitted, subject to specified conditions, to repurchase only the affected mortgage loan. Otherwise, the entire cross-collateralized group will be treated as a single mortgage loan for purposes of--

   o determining the materiality of the subject breach or document defect, and

   o the repurchase remedy.

     The cure/repurchase obligations of us and the UBS Mortgage Loan Seller described above will constitute the sole remedy available to the series 2004-C1 certificateholders in connection with a material breach of any representations or warranties or a material document defect with respect to any mortgage loan in the trust.

     No other person will be obligated to repurchase any affected mortgage loan in connection with a material breach of any of the representations and warranties or a material document defect, if we or the UBS Mortgage Loan Seller, as the case may be, default on our obligations to do so. There can be no assurance that we or the UBS Mortgage Loan Seller will have sufficient assets to repurchase a mortgage loan if required to do so.


CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the underlying mortgage loans on or before the cut-off date. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the underlying mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

     A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. We will file that current report on Form 8-K, together with the series 2004-C1 pooling and servicing agreement as an exhibit, with the SEC within 15 days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                  SERVICING OF THE UNDERLYING MORTGAGE LOANS

GENERAL

     The series 2004-C1 pooling and servicing agreement will govern the servicing and administration of the mortgage loans in the trust, as well as the servicing and administration of (a) the Non-Trust Loans and (b) any REO Properties acquired by the special servicer on behalf of the trust and, if and when applicable, the related Non-Trust Loan Noteholder(s) as a result of foreclosure or other similar action. The following summaries describe some of the provisions of the series 2004-C1 pooling and servicing agreement relating to the servicing and administration of those mortgage loans and REO Properties. You should also refer to the accompanying prospectus, in particular the section captioned "Description of the Governing Documents" for additional important information regarding provisions of the series 2004-C1 pooling and servicing agreement that relate to the rights and obligations of the master servicer and the special servicer.

     The series 2004-C1 pooling and servicing agreement provides that the master servicer and the special servicer must each service and administer the mortgage loans and any REO Properties in the trust for which it is responsible, together with, when appropriate, the Non-Trust Loans, directly or through sub-servicers, in accordance with--

   o any and all applicable laws,

   o the express terms of the series 2004-C1 pooling and servicing agreement,

   o the express terms of the subject mortgage loans and any and all related intercreditor, co-lender and/or similar agreements, and

   o to the extent consistent with the foregoing, the Servicing Standard.

     In general, the master servicer will be responsible for the servicing and administration of each underlying mortgage loan and Non-Trust Loan--

   o as to which no Servicing Transfer Event has occurred, or

   o that is a worked-out mortgage loan as to which no new Servicing Transfer Event has occurred.

     The special servicer, on the other hand, will be responsible for the servicing and administration of each underlying mortgage loan and Non-Trust Loan as to which a Servicing Transfer Event has occurred and which has not yet become a worked-out mortgage loan with respect to that Servicing Transfer Event. The special servicer will also be responsible for the administration of each REO Property acquired by the trust.

     Despite the foregoing, the series 2004-C1 pooling and servicing agreement will require the master servicer to continue to receive information and prepare all reports to the trustee required to be received or prepared with respect to any specially serviced mortgage loans and, otherwise, to render other incidental services with respect to any specially serviced mortgage loans. In addition, the special servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-specially serviced mortgage loans. Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the series 2004-C1 pooling and servicing agreement.

     The master servicer will transfer servicing of a mortgage loan for which it is responsible under the series 2004-C1 pooling and servicing agreement to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist.

     The occurrence of a Servicing Transfer Event with respect to any mortgage loan in a Loan Combination will automatically result in the occurrence of a Servicing Transfer Event with respect to the other mortgage loan(s) in that Loan Combination; provided, that if a Subordinate Non-Trust Loan Noteholder prevents the occurrence of a Servicing Transfer Event with respect to the senior mortgage loan(s) comprising the subject Loan Combination (including or consisting of the related underlying mortgage loan) through the exercise of cure rights as set forth in the related co-lender agreement, then the existence of that Servicing Transfer Event with respect to the related Subordinate Non-Trust Loan will not, in and of itself, result in the existence of a Servicing Transfer Event with respect to the senior mortgage loan(s) in the subject Loan Combination (including or consisting of the related underlying mortgage loan), unless a separate Servicing Transfer Event has occurred with respect thereto. In addition, a Servicing Transfer Event will not exist with respect to any defeased mortgage loan in the GIC Office Portfolio Loan Group upon of the occurrence of a Servicing Transfer Event with respect to a non-defeased mortgage loan in the GIC Office Portfolio Loan Group solely by reason of the operation of the cross-default provisions of such defeased mortgage loan in connection with a default under a non-defeased mortgage loan in the GIC Office Portfolio Loan Group.

     Some of the mortgage loans that we intend to include in the trust are currently being serviced by third-party servicers that are entitled to and will become sub-servicers of these loans on behalf of the master servicer. Neither the trustee nor any other successor master servicer may terminate the sub-servicing agreement for any of those sub-servicers without cause.

     For so long as an underlying mortgage loan that is part of a Loan Combination is included in the trust, the related Non-Trust Loan(s) will be serviced and administered under the series 2004-C1 pooling and servicing agreement in generally the same manner as are the underlying mortgage loans.


THE INITIAL MASTER SERVICER AND THE INITIAL SPECIAL SERVICER

     The Master Servicer. Wachovia Bank, National Association will act as master servicer under the series 2004-C1 pooling and servicing agreement. Wachovia is a wholly owned subsidiary of Wachovia Corporation. Its principal servicing offices are located at 8739 Research Drive-URP 4, Charlotte, North Carolina 28262-1075.

     As of September 30, 2003, Wachovia and its affiliates were responsible for master or primary servicing approximately 9,536 commercial and multifamily loans, totaling approximately $83.2 billion in aggregate outstanding principal amount, including loans securitized in mortgage-backed securitization transactions. Wachovia will make no representations as to the validity or sufficiency of the series 2004-C1 pooling and servicing agreement, the series 2004-C1 certificates, the underlying mortgage loans or this prospectus supplement.

     The information set forth in this prospectus supplement concerning Wachovia has been provided by it. Neither we nor either of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

     The Special Servicer. Lennar Partners, Inc., a Florida corporation and a subsidiary of LNR Property Corporation, will initially be appointed as special servicer of the mortgage pool. The principal executive offices of Lennar are located at 1601 Washington Avenue, Miami Beach, Florida 33139, and its telephone number is (305) 695-5600.

     LNR, its subsidiaries and affiliates, are involved in the real estate investment, finance and management business and engage principally in:

   o acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

   o investing in high-yielding real estate loans, and

   o investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage-backed securities.

     Lennar and its affiliates have regional offices located across the country in Florida, Georgia, Oregon and California and in Europe in London, England and Paris, France. As of August 31, 2003, Lennar and its affiliates were managing a portfolio which included an original count of 15,100 assets in most states across the country and in Europe with an original face value of $99 billion, most of which are commercial real estate assets. Included in this managed portfolio are $97 billion of commercial real estate assets representing 111 securitization transactions, for which Lennar acts as special servicer. Lennar and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust. Accordingly, the assets of Lennar and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth.

     The information set forth in this prospectus supplement concerning Lennar and LNR has been provided by them. Neither we nor either of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.


SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicing Fee. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

     The master servicing fee will be earned with respect to each and every mortgage loan in the trust and each GIC Office Portfolio Non-Trust Loan, including each such mortgage loan--

   o that is being specially serviced;

   o as to which the corresponding mortgaged real property has become an REO Property; or

   o that has been defeased.

     In the case of each mortgage loan in the trust, the master servicing fee will--

   o be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

   o accrue at the related master servicing fee rate,

   o accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

   o be payable monthly from amounts received with respect to, or allocable as recoveries of, interest on that mortgage loan or, following liquidation of that mortgage loan and any related REO Property, from general collections on the other mortgage loans and REO Properties in the trust.

     The master servicing fee rate with respect to the underlying mortgage loans will vary on a loan-by-loan basis and ranges from 0.0300% per annum to 0.1150% per annum. The weighted average master servicing fee rate for the mortgage pool was 0.0379% as of the cut-off date. The master servicing fee rate includes any servicing fee rate payable to any third-party servicers that sub-service or primary service the loans on behalf of the master servicer.

     Additional Master Servicing Compensation. As additional master servicing compensation, the master servicer will be entitled to receive any and all Prepayment Interest Excesses collected with respect to the entire mortgage pool.

     In addition, the master servicer will generally be authorized to invest or direct the investment of funds held in its custodial account, and in any and all escrow and/or reserve accounts maintained by the master servicer, in Permitted Investments. See "--Custodial Account" below. In general, the master servicer will be entitled to retain any interest or other income earned on those funds that is not otherwise payable to the borrowers and, to the extent the investments are made for its benefit, will be required to cover any losses of principal from its own funds. The master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

     All modification fees, assumption fees, assumption application fees, defeasance fees, extension fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the underlying mortgage loans will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, in accordance with the series 2004-C1 pooling and servicing agreement. Similarly, any late payment charges and Default Interest actually collected with respect to any underlying mortgage loan during any collection period will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2004-C1 pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable--

   o to pay the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, any unpaid interest on advances reimbursed to that party, during that collection period, with respect to the subject mortgage loan or the related mortgaged real property,

   o to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to the subject mortgage loan or the related mortgaged real property, and that, if paid from collections on the mortgage pool other than late payment charges and Default Interest collected with respect to the subject mortgage loan, would be an Additional Trust Fund Expense, or

   o to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances, but excluding special servicing fees, liquidation fees and workout fees, that were previously paid with respect to the subject mortgage loan or the related mortgaged real property from collections on the mortgage pool other than late payment charges and Default Interest collected with respect to the subject mortgage loan and that were not previously reimbursed in accordance with this bullet.

     Some or all of the items referred to in the prior paragraph (exclusive of Default Interest and late payment charges) that are collected in respect of the Non-Trust Loans may also be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2004-C1 pooling and servicing agreement.

     Prepayment Interest Shortfalls. The series 2004-C1 pooling and servicing agreement generally provides that if any Prepayment Interest Shortfalls are incurred in connection with the voluntary prepayment by borrowers of non-specially serviced mortgage loans in the mortgage pool during any collection period, the master servicer must make a non-reimbursable payment with respect to the related payment date in an amount equal to the lesser of:

   o the total amount of those Prepayment Interest Shortfalls, and

   o the sum of the following components of the master servicer's total servicing compensation for that same collection period--

     1. all Prepayment Interest Excesses, if any, collected with respect to the entire mortgage pool during that collection period, and

     2. with respect to each and every mortgage loan in the trust for which the master servicer receives master servicing fees during that collection period, the portion of those fees calculated, in each case, at an annual rate of 0.015% per annum.

     No other master servicing compensation will be available to cover Prepayment Interest Shortfalls.

     Any payments made by the master servicer with respect to any payment date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the series 2004-C1 certificates on that payment date as described under "Description of the Offered Certificates--Payments" in this prospectus supplement. If the amount of the payments made by the master servicer with respect to any payment date to cover Prepayment Interest Shortfalls is less than the total of all the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the series 2004-C1 certificates, in reduction of the interest payable on those certificates, as and to the extent described under "Description of the Offered Certificates--Payments--Payments of Interest" in this prospectus supplement.

     Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities in respect of the mortgage pool and the Non-Trust Loans will be--

   o the special servicing fee,

   o the workout fee, and

   o the liquidation fee.

     The Special Servicing Fee. The special servicing fee will be earned with respect to each underlying mortgage loan and each Non-Trust Loan--

   o that is being specially serviced, or

   o as to which the corresponding mortgaged real property has become an REO Property.

     In the case of each underlying mortgage loan that satisfies the criteria described in the prior paragraph, the special servicing fee will--

   o be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

   o accrue at a special servicing fee rate of 0.25% per annum,

   o accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

   o generally be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust.

     The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each underlying mortgage loan and Non-Trust Loan that is a worked-out mortgage loan. The workout fee will generally be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of--

   o interest, other than Default Interest and Post-ARD Additional Interest,

   o principal, and

   o prepayment consideration,

   o received on the subject mortgage loan for so long as it remains a worked-out mortgage loan; provided that any workout fees in respect of a Loan Combination will be payable out of and based on collections on the entire such Loan Combination.

     The workout fee with respect to any worked-out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan. However, a new workout fee would become payable if that mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

     If the special servicer is terminated or replaced (other than for cause) or resigns, then it will retain the right to receive any and all workout fees payable with respect to each mortgage loan serviced under the series 2004-C1 pooling and servicing agreement that became a worked-out mortgage loan during the period that it acted as special servicer and remained a worked-out mortgage loan at the time of its termination, replacement or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

     Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the series 2004-C1 certificateholders.

     The Liquidation Fee. The special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan for which it obtains a full, partial or discounted payoff from the related borrower, except as described in the next paragraph. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property as to which it receives any Liquidation Proceeds, except as described in the next paragraph. As to each such specially serviced mortgage loan and REO Property, the liquidation fee will generally be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest or Post-ARD Additional Interest; provided that any liquidation fees in respect of a Loan Combination will be payable out of and based on collections on the entire such Loan Combination.

     Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, amounts received in connection with:

   o the repurchase of any mortgage loan in the trust by us or the UBS
     Mortgage Loan Seller, due to a breach of representation or warranty or for defective or deficient mortgage loan documentation, within the applicable cure period (as that cure period may be extended), as described under "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement;

   o the purchase of any specially serviced mortgage loan out of the trust by any holder of the fair value purchase option, as described under "--Fair Value Option" below;

   o the purchase of any defaulted mortgage loan in the trust by a related mezzanine lender in connection with repurchase rights set forth in the applicable intercreditor agreement;

   o the purchase of all of the mortgage loans and REO Properties in the trust by us, Lehman Brothers Inc., the special servicer, any certificateholder(s) of the series 2004-C1 controlling class or the master servicer in connection with the termination of the trust, as described under "Description of the Offered Certificates--Termination" in this prospectus supplement;

   o following the date on which the total principal balances of the class A-1, A-2, A-3, A-4, B, C, D, E, F and G certificates are reduced to zero, the exchange of all the remaining series 2004-C1 certificates for all the mortgage loans and foreclosure properties in the trust at the time of exchange, subject to the conditions set forth in the series 2004-C1 pooling and servicing agreement;

   o the purchase of an underlying mortgage loan that is part of a Loan Combination by the related Subordinate Non-Trust Loan Noteholder or its designee in accordance with the related co-lender agreement.

     Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2004-C1 certificateholders.

     Additional Special Servicing Compensation. As additional special servicing compensation, the special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--REO Properties" below. In general, the special servicer will be entitled to retain any interest or other income earned on those funds and will be required to cover any losses of principal from its own funds without any right to reimbursement. The special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the special servicer's REO account.

     All modification fees, assumption fees, assumption application fees, extension fees, defeasance fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the underlying mortgage loans will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, in accordance with the series 2004-C1 pooling and servicing agreement. Similarly, any late payment charges and Default Interest actually collected with respect to any underlying mortgage loan during any collection period will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2004-C1 pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable--

   o to pay the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, any unpaid interest on advances reimbursed to that party, during that collection period, with respect to the subject mortgage loan or the related mortgaged real property,

   o to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to the subject mortgage loan or the related mortgaged real property, and that, if paid from collections on the mortgage pool other than late payment charges and Default Interest collected with respect to the subject mortgage loan, would be an Additional Trust Fund Expense, or

   o to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances, but excluding special servicing fees, liquidation fees and workout fees, that were previously paid with respect to the subject mortgage loan or the related mortgaged real property from collections on the mortgage pool other than late payment charges and Default Interest collected with respect to the subject mortgage loan and that were not previously reimbursed in accordance with this bullet.

     Some or all of the items referred to in the prior paragraph (exclusive of Default Interest and late payment charges) that are collected in respect of the Non-Trust Loans may also be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2004-C1 pooling and servicing agreement.

     Payment of Expenses; Servicing Advances. Each of the master servicer and the special servicer will be required to pay its overhead costs and any general and administrative expenses incurred by it in connection with its servicing activities under the series 2004-C1 pooling and servicing agreement. The master servicer and the special servicer will not be entitled to reimbursement for these expenses except as expressly provided in the series 2004-C1 pooling and servicing agreement.

     Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by the master servicer or the special servicer in connection with the servicing of a mortgage loan under the series 2004-C1 pooling and servicing agreement, if a default is imminent or after a default, delinquency or other unanticipated event has occurred with respect to that loan, or in connection with the administration of any REO Property, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, in connection with the related mortgage loan or REO Property.

     The special servicer may request that the master servicer make servicing advances with respect to a specially serviced mortgage loan or REO Property under the series 2004-C1 pooling and servicing agreement, in lieu of the special servicer's making that advance itself. The special servicer must make the request a specified number of days in advance of when the servicing advance is required to be made under the series 2004-C1 pooling and servicing agreement. The master servicer, in turn, must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request. If the request is timely and properly made, the special servicer will be relieved of any obligations with respect to a servicing advance that it requests that the master servicer make, regardless of whether or not the master servicer actually makes that advance.

     If the master servicer or the special servicer is required under the series 2004-C1 pooling and servicing agreement to make a servicing advance, but it does not do so within 15 days after the servicing advance is required to be made, then the trustee will be required:

   o if it has actual knowledge of the failure, to give the master servicer or the special servicer, as applicable, notice of its failure; and

   o if the failure continues for three more business days, to make the servicing advance.

     The series 2004-C1 pooling and servicing agreement will obligate the fiscal agent to make any servicing advances that the trustee was obligated, but failed, to make.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer, the trustee or the fiscal agent will be obligated to make servicing advances that, in the judgment of the party making the advance, or in the judgment of the special servicer (with the consent of the series 2004-C1 controlling class representative with regard to advances by parties other than the special servicer), would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the master servicer, the special servicer, the trustee or the fiscal agent makes any servicing advance that it subsequently determines is not recoverable from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on the advance, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer's custodial account from time to time.

     Notwithstanding the foregoing, upon a determination that a previously made servicing advance is not recoverable from expected collections on the related mortgage loan or REO Property in the trust, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, any of the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, elect to obtain reimbursement for such non-recoverable servicing advance over a period of time (not to exceed 12 months without the consent of the series 2004-C1 controlling class representative), with interest thereon at the prime rate described below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, decide to obtain reimbursement from general collections on the mortgage pool immediately. The fact that a decision to recover a non-recoverable servicing advance over time, or not to do so, benefits some classes of series 2004-C1 certificateholders to the detriment of other classes of series 2004-C1 certificateholders will not constitute a violation of the Servicing Standard by the master servicer or the special servicer or a breach of the terms of the series 2004-C1 pooling and servicing agreement by any party thereto or a violation of any fiduciary duty owed by any party thereto to the series 2004-C1 certificateholders.

     The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses out of general pool-wide collections on deposit in the master servicer's custodial account. Servicing expenses that may be so paid include the cost to remediate any adverse environmental circumstance or condition at any of the mortgaged real properties securing an underlying mortgage loan. In addition, the series 2004-C1 pooling and servicing agreement will require the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the master servicer's custodial account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2004-C1 certificateholders (or, if the subject specially serviced asset is a Loan Combination or any related REO Property, the best interests of the series 2004-C1 certificateholders and the related Non-Trust Loan Noteholder(s)), as a collective whole.

     The master servicer, the special servicer, the trustee and the fiscal agent will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance, and compound annually, for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will generally be payable--

   o first, out of Default Interest and late payment charges on deposit in the master servicer's collection account that were collected on the related underlying mortgage loan in the collection period in which that servicing advance was reimbursed, and

   o then, after or at the same time that advance is reimbursed, but only if and to the extent that the Default Interest and late payment charges referred to in the preceding bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer's custodial account.


THE SERIES 2004-C1 CONTROLLING CLASS REPRESENTATIVE AND THE NON-TRUST LOAN NOTEHOLDERS

     Series 2004-C1 Controlling Class. As of any date of determination, the controlling class of series 2004-C1 certificateholders will be the holders of the most subordinate class of series 2004-C1 principal balance certificates then outstanding that has a total principal balance that is not less than 25% of that class's original total principal balance. However, if no class of series 2004-C1 principal balance certificates has a total principal balance that satisfies this requirement, then the controlling class of series 2004-C1 certificateholders will be the holders of the most subordinate class of series 2004-C1 principal balance certificates then outstanding that has a total principal balance greater than zero. The class A-1, A-2, A-3 and A-4 certificates will be treated as one class for purposes of determining, and exercising the rights of, the controlling class of series 2004-C1 certificates.

     Selection of the Series 2004-C1 Controlling Class Representative. The series 2004-C1 pooling and servicing agreement permits the holder or holders of series 2004-C1 certificates representing a majority of the voting rights allocated to the series 2004-C1 controlling class to select a representative with the rights and powers described below in this "--The Series 2004-C1 Controlling Class Representative and the Non-Trust Loan Noteholders" section and elsewhere in this prospectus supplement. In addition, if the series 2004-C1 controlling class is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, those beneficial owners entitled to a majority of the voting rights allocated to the series 2004-C1 controlling class will be entitled to directly select a controlling class representative. Notwithstanding the foregoing, until a series 2004-C1 controlling class representative is so selected in accordance with the preceding two sentences, or after receipt of a notice from the holders of a majority of the voting rights allocated to the series 2004-C1 controlling class that a series 2004-C1 controlling class representative is no longer designated, the series 2004-C1 controlling class certificateholder, if any, that beneficially owns more than 50% of the aggregate principal balance of the series 2004-C1 controlling class certificates will be the series 2004-C1 controlling class representative.

     If the series 2004-C1 controlling class of certificates is held in book-entry form, then costs incurred in determining the identity of the series 2004-C1 controlling class representative may be an expense of the trust.

     Designation of the Loan Combination Controlling Parties. The co-lender agreement for each Loan Combination provides for a particular holder of one of the mortgage loans comprising such Loan Combination or such holder's designee (as to that Loan Combination, the "Loan Combination Controlling Party") to provide advice and direction to the master servicer and the special servicer with respect to various servicing actions regarding that Loan Combination, as described below in this "--The Series 2004-C1 Controlling Class Representative and the Non-Trust Loan Noteholders" section.

     With respect to the GIC Office Portfolio Loan Group, the applicable Loan Combination Controlling Party will be:

   o the GIC Office Portfolio Subordinate Non-Trust Loan Noteholder or its designee, but only if and for so long as the unpaid principal amount of the GIC Office Portfolio Subordinate Non-Trust Loan, net of that portion of any existing Appraisal Reduction Amount with respect to the GIC Office Portfolio Loan Group that is allocable to the GIC Office Portfolio Subordinate Non-Trust Loan, is equal to or greater than 27.5% of an amount equal to (a) the original unpaid principal amount of the GIC Office Portfolio Subordinate Non-Trust Loan, less (b) any borrower principal payments received on and allocated to the GIC Office Portfolio Subordinate Non-Trust Loan;

   o the series 2004-C1 controlling class representative (as the designee of the trust as holder of the GIC Office Portfolio Mortgage Loan), but only if and for so long as (a) the unpaid principal amount of the GIC Office Portfolio Subordinate Non-Trust Loan, net of that portion of any existing Appraisal Reduction Amount with respect to the GIC Office Portfolio Loan Group that is allocable to the GIC Office Portfolio Subordinate Non-Trust Loan, is less than 27.5% of an amount equal to (i) the original unpaid principal amount of the GIC Office Portfolio Subordinate Non-Trust Loan, less (ii) any borrower principal payments received on and allocated to the GIC Office Portfolio Subordinate Non-Trust Loan, and (b) the designated series 2004-C1 controlling class is class L or a class of series 2004-C1 certificates with a later alphabetic class designation; and

   o a specified GIC Office Portfolio Pari Passu Non-Trust Loan Noteholder or a representative thereof (in any event, as the designee of the trust as holder of the GIC Office Portfolio Mortgage Loan), but only if and for so long as (a) the unpaid principal amount of the GIC Office Portfolio Subordinate Non-Trust Loan, net of that portion of any existing Appraisal Reduction Amount with respect to the GIC Office Portfolio Loan Group that is allocable to the GIC Office Portfolio Subordinate Non-Trust Loan, is less than 27.5% of an amount equal to (i) the original unpaid principal amount of the GIC Office Portfolio Subordinate Non-Trust Loan, less (ii) any borrower principal payments received on and allocated to the GIC Office Portfolio Subordinate Non-Trust Loan, and (b) the designated series 2004-C1 controlling class is class K or a class of series 2004-C1 certificates with an earlier alphabetic class designation.

     With respect to the MGM Tower Loan Pair, the applicable Loan Combination Controlling Party will be:

   o the MGM Tower Non-Trust Loan Noteholder or its designee, but only if and for so long as the unpaid principal amount of the MGM Tower Non-Trust Loan, net of that portion of any existing Appraisal Reduction Amount with respect to the MGM Tower Loan Pair that is allocable to the MGM Tower Non-Trust Loan, is equal to or greater than 27.5% of an amount equal to
     (a) the original unpaid principal amount of the MGM Tower Non-Trust Loan, less (b) any borrower principal payments received on and allocated to the MGM Tower Non-Trust Loan; and

   o the series 2004-C1 controlling class representative (as the designee of the trust as holder of the MGM Tower Mortgage Loan), but only if and for so long as the unpaid principal amount of the MGM Tower Non-Trust Loan, net of that portion of any existing Appraisal Reduction Amount with respect to the MGM Tower Loan Pair that is allocable to the MGM Tower Non-Trust Loan, is less than 27.5% of an amount equal to (a) the original unpaid principal amount of the MGM Tower Non-Trust Loan, less (b) any borrower principal payments received on and allocated to the MGM Tower Non-Trust Loan.

     Rights and Powers of the Series 2004-C1 Controlling Class Representative and the Non-Trust Loan Noteholders. The special servicer or master servicer, as applicable, will, in general, not be permitted to take any of the following actions with respect to the mortgage pool (exclusive of the GIC Office Portfolio Mortgage Loan and the MGM Tower Mortgage Loan) as to which the series 2004-C1 controlling class representative has objected in writing within 10 business days of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action--

   o any proposed or actual foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the ownership of properties securing those specially serviced mortgage loans in the trust as come into and continue in default;

   o any modification, extension, amendment or waiver of a monetary term (including the timing of payments, but excluding the waiver of Default Interest and late charges) or any material non-monetary term (including any material term relating to insurance) of a mortgage loan in the trust;

   o any proposed sale of an REO Property in the trust, other than in connection with the termination of the trust as described under "Description of the Offered Certificates--Termination" in this prospectus supplement, for less than the unpaid principal balance of the related mortgage loan, plus accrued interest (other than Default Interest and Post-ARD Additional Interest) thereon, plus any related unreimbursed servicing advances thereon;

   o any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the trust;

   o any determination to bring an REO Property, or the mortgaged real property securing a defaulted mortgage loan, held by the trust into compliance with applicable environmental laws or to otherwise address hazardous materials located at that property;

   o any release of collateral for a mortgage loan in the trust, other than as required by the terms of, or upon satisfaction of, that mortgage loan (with no material discretion by the mortgagee);

   o any acceptance of substitute or additional collateral for a mortgage loan in the trust, other than as required by the terms of that mortgage loan (with no material discretion by the mortgagee);

   o any waiver of a due-on-sale or due-on-encumbrance clause with respect to an underlying mortgage loan;

   o any determination by the special servicer that a Servicing Transfer Event, of the type described in clause 2. of the definition of "Servicing Transfer Event," has occurred;

   o any determination by the special servicer not to maintain or cause a borrower to maintain for a mortgaged real property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the related underlying mortgage loan;

   o any acceptance of an assumption agreement releasing a borrower from liability under an underlying mortgage loan;

   o any acceptance of a change in the property management company or, if applicable, hotel franchise for any mortgaged real property securing any mortgage loan in the trust, subject to certain thresholds set forth in the series 2004-C1 pooling and servicing agreement;

   o any release of a letter of credit posted in lieu of an earnout reserve with respect to a mortgaged real property, other than as required by the terms of the related mortgage loan, subject to certain thresholds set forth in the series 2004-C1 pooling and servicing agreement;

   o any extension of the maturity date of a mortgage loan, which results in the remaining term of any related ground lease (together with extensions at the sole option of the lender) being less than 10 years beyond the amortization term of such mortgage loan; and

   o any extension by the master servicer of the maturity date of an underlying mortgage loan that is not a specially serviced mortgage loan and that has an original term of approximately five years;

provided that, if the special servicer or the master servicer, as applicable, determines that failure to take an action will violate the Servicing Standard, the special servicer or the master servicer, as applicable, may take any such action (other than an action contemplated by the ninth bullet above) without waiting for the series 2004-C1 controlling class representative's or any other party's response.

     Similarly, the special servicer or the master servicer, as applicable, will, in general, not be permitted to take any of the following actions with respect to any Loan Combination as to which the related Loan Combination Controlling Party has objected within 10 business days of having been notified thereof in writing and having been provided with all reasonably requested information with respect thereto:

   o any proposed foreclosure upon or comparable conversion, which may include acquisitions of an REO property, of the related mortgaged real property and the other collateral securing the subject Loan Combination if it comes into and continues in default;

   o any modification, extension, amendment or waiver of a monetary term (including the timing of payments) or any material non-monetary term (including a material term relating to insurance) of a mortgage loan that is part of the subject Loan Combination;

   o any proposed sale of a related REO Property;

   o any acceptance of a discounted payoff of a mortgage loan that is part of the subject Loan Combination;

   o any determination to bring the related mortgaged real property (including if it is an REO Property) into compliance with applicable environmental laws or to otherwise address hazardous materials located at the related mortgaged real property;

   o any release of collateral for the subject Loan Combination, other than in accordance with the terms of, or upon satisfaction of, the subject Loan Combination;

   o any acceptance of substitute or additional collateral for the subject Loan Combination, other than in accordance with the terms thereof;

   o any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to the subject Loan Combination;

   o any acceptance of an assumption agreement releasing the related borrower from liability under the subject Loan Combination;

   o any renewal or replacement of the then existing insurance policies to the extent that the renewal or replacement policy does not comply with the terms of the related loan documents or any waiver, modification or amendment of any insurance requirements under the related loan documents, in each case if approval is required by the related loan documents;

   o any approval of a material capital expenditure, if approval is required by the related loan documents;

   o any replacement of the property manager, if approval is required by the related loan documents;

   o any approval of the incurrence of additional indebtedness secured by the related mortgaged real property, if approval is required by the related loan documents; and

   o any adoption or approval of a plan in bankruptcy of the related borrower;

provided that, in the event that the special servicer or master servicer, as applicable, determines that immediate action is necessary to protect the interests of the trust and the related Non-Trust Loan Noteholder(s), as a collective whole, then that servicer may take any such action without waiting for the related Loan Combination Controlling Party's response.

     In addition, the series 2004-C1 controlling class representative may direct the special servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of any specially serviced mortgage loans and REO Properties in the trust fund that the series 2004-C1 controlling class representative may consider advisable or as to which provision is otherwise made in the series 2004-C1 pooling and servicing agreement. Similarly, the related Loan Combination Controlling Party may direct the master servicer or special servicer, as applicable, to take, or refrain from taking, such actions with respect to a Loan Combination as the related Loan Combination Controlling Party may deem consistent with the related co-lender agreement or as to which provision is otherwise made in the related co-lender agreement.

     Notwithstanding the foregoing, no advice, direction or objection given or made by the series 2004-C1 controlling class representative or Loan Combination Controlling Party, as contemplated by any of the three preceding paragraphs, may require or cause the special servicer or master servicer, as applicable, to violate any other provision of the series 2004-C1 pooling and servicing agreement described in this prospectus supplement or the accompanying prospectus (including such servicer's obligation to act in accordance with the Servicing Standard), the related mortgage loan documents (including any applicable co-lender and/or intercreditor agreements) or applicable law, and each of the special servicer and the master servicer is to ignore any such advice, direction or objection that would cause such a violation.

     Furthermore, the special servicer will not be obligated to seek approval from the series 2004-C1 controlling class representative (or, in the case of a Loan Combination, from the related Loan Combination Controlling Party) for any actions to be taken by such servicer with respect to the workout or liquidation of any particular specially serviced mortgage loan in the trust fund (or specially serviced Loan Combination) if--

   o the special servicer has, as described above, notified the series 2004-C1 controlling class representative (or, in the case of a Loan Combination, the related Loan Combination Controlling Party) in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of that mortgage loan (or that Loan Combination), and

   o for 60 days following the first of those notices, the series 2004-C1 controlling class representative (or, in the case of a Loan Combination, the related Loan Combination Controlling Party) has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

     In addition to the foregoing, the special servicer will be required to consult with the GIC Office Portfolio Pari Passu Non-Trust Noteholders or their representative regarding special servicing functions affecting any of the mortgage loans in the GIC Office Portfolio Loan Group for a period of up to 10 business days, to ascertain such GIC Office Portfolio Pari Passu Non-Trust Noteholders' views as to the proposed action (but may reject any advice, objection or direction from such other noteholder or representative).

     Furthermore, during the time that the series 2004-C1 controlling class representative is not the related Loan Combination Controlling Party with respect to a particular Loan Combination, the series 2004-C1 controlling class representative will have certain consultation rights with respect thereto.

     Limitation on Liability of the Series 2004-C1 Controlling Class Representative and the Non-Trust Loan Noteholders. The series 2004-C1 controlling class representative will not be liable to the trust or the series 2004-C1 certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; except that the series 2004-C1 controlling class representative will not be protected against any liability to a series 2004-C1 controlling class certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each series 2004-C1 certificateholder acknowledges and agrees, by its acceptance of its series 2004-C1 certificates, that:

   o the series 2004-C1 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the series 2004-C1 certificates;

   o the series 2004-C1 controlling class representative may act solely in the interests of the holders of the series 2004-C1 controlling class;

   o the series 2004-C1 controlling class representative does not have any duties or liability to the holders of any class of series 2004-C1 certificates other than the series 2004-C1 controlling class;

   o the series 2004-C1 controlling class representative may take actions that favor the interests of the holders of the series 2004-C1 controlling class over the interests of the holders of one or more other classes of series 2004-C1 certificates;

   o the series 2004-C1 controlling class representative will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the holders of the series 2004-C1 controlling class; and

   o the series 2004-C1 controlling class representative will have no liability whatsoever for having acted solely in the interests of the holders of the series 2004-C1 controlling class, and no series 2004-C1 certificateholder may take any action whatsoever against the series 2004-C1 controlling class representative for having so acted.

     A Non-Trust Loan Noteholder or its designee, in connection with exercising the rights and powers of the related Loan Combination Controlling Party described under "--The Series 2004-C1 Controlling Class Representative and the Non-Trust

Loan Noteholders--Rights and Powers of the Series 2004-C1 Controlling Class Representative and the Non-Trust Loan Noteholders" above with respect to a Loan Combination will be entitled to substantially the same limitations on liability to which the series 2004-C1 controlling class representative is entitled.

     Additional Rights of the Non-Trust Noteholders; Right to Purchase and Right to Cure Defaults. If and for so long as the mortgage loans comprising a Loan Combination remain specially serviced mortgage loans, then, upon the earlier to occur of: (a) any monthly payment with respect to such Loan Combination is delinquent for at least 60 days, and (b) the related Subordinate Non-Trust Loan Noteholder is about to lose its rights as Loan Combination Controlling Party with respect to such Loan Combination as set forth under "--The Series 2004-C1 Controlling Class Representative and the Non-Trust Loan Noteholders--Rights and Powers of the Series 2004-C1 Controlling Class Representative and the Non-Trust Loan Noteholders" above (and, in the case of the GIC Office Portfolio Loan Group, provided that a default has occurred or is reasonably foreseeable), the related Subordinate Non-Trust Loan Noteholder has the right to purchase the senior mortgage loan(s) in such Loan Combination, which includes or consists of the corresponding mortgage loan in the trust, at a price generally equal to the unpaid principal balance of the subject mortgage loan, plus accrued unpaid interest thereon at the related net mortgage interest rate, plus any servicing compensation, unreimbursed servicing advances and interest on all such related advances payable thereon, as set forth in the related co-lender agreement; provided that, in the case of the GIC Office Portfolio Loan Group, the GIC Office Portfolio Subordinate Non-Trust Loan Noteholder must simultaneously purchase all six (6) of the GIC Office Portfolio Pari Passu Non-Trust Loans.

     Further, each Subordinate Non-Trust Loan Noteholder has an assignable right to cure certain events of default with respect to the senior mortgage loan(s) in the related Loan Combination, that are either monetary in nature or otherwise susceptible of cure by the payment of money, within 10 business days of the later of (a) receipt by such Subordinate Non-Trust Loan Noteholder of notice of the subject event of default or (b) the expiration of the applicable grace period for the subject event of default; provided that there can be no more than: (i) nine cure events over the life of any Loan Combination, (ii) four consecutive cure events for any Loan Combination, and (iii) five cure events for any Loan Combination, whether or not consecutive, in any 12-month period.

     See "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The GIC Office Portfolio Mortgage Loan" and "--Significant Underlying Mortgage Loans--The MGM Tower Mortgage Loan" in this prospectus supplement.


REPLACEMENT OF THE SPECIAL SERVICER BY THE SERIES 2004-C1 CONTROLLING CLASS

     Series 2004-C1 certificateholders entitled to a majority of the voting rights allocated to the series 2004-C1 controlling class may--

   o terminate an existing special servicer without cause, and

   o appoint a successor to any special servicer that has resigned or been terminated.

     Any termination of an existing special servicer and/or appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

  1. written confirmation from each of S&P and Moody's that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to any class of the series 2004-C1 certificates or any class of securities backed by a GIC Office Portfolio Pari Passu Non-Trust Loan, and

  2. the written agreement of the proposed special servicer to be bound by the terms and conditions of the series 2004-C1 pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the series 2004-C1 pooling and servicing agreement against the proposed special servicer.

     In connection with the foregoing right of the series 2004-C1 certificateholders entitled to a majority of the voting rights allocated to the series 2004-C1 controlling class to replace the special servicer, such certificateholders are required to consult with the related Subordinate Non-Trust Loan Noteholder with respect to the GIC Office Portfolio Loan Group and the MGM Tower Loan Pair prior to appointing a replacement special servicer; provided that such certificateholders may, in their sole discretion, reject any advice or consultation provided by the related Non-Trust Loan Noteholder.

     If the controlling class of series 2004-C1 certificates is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, then the beneficial owners entitled to a majority of the voting rights allocated to the series 2004-C1 controlling class will be entitled to directly replace an existing special servicer and appoint a successor, in the manner described above.

     Any costs and expenses incurred in connection with the removal of a special servicer (without cause) that are not paid by the replacement special servicer will be paid by the holders or beneficial owners entitled to a majority of the voting rights allocated to the series 2004-C1 controlling class.


ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Subject to the discussion under "--The Series 2004-C1 Controlling Class Representative and the Non-Trust Loan Noteholders" above, the master servicer or the special servicer, as applicable in accordance with the series 2004-C1 pooling and servicing agreement, will be required to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender under any underlying mortgage loan may have under either a due-on-sale or due-on-encumbrance clause to accelerate payment of that mortgage loan. However, subject to the related loan documents and applicable law, neither the master servicer nor the special servicer may waive its rights or grant its consent under any such due-on-sale or due-on-encumbrance clause, unless either
(a) it has received written confirmation from each of S&P and Moody's that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to any class of series 2004-C1 certificates and, if the GIC Office Portfolio Loan Group is involved, any class of securities backed by a GIC Office Portfolio Pari Passu Non-Trust Loan or (b) it has confirmed satisfaction of such criteria, including the size of the subject mortgage loan being below any minimum threshold, as may be established by those rating agencies and set forth in the series 2004-C1 pooling and servicing agreement. Furthermore, the master servicer may not waive its rights or grant its consent under any such due-on-sale or due-on-encumbrance clause without the consent of the special servicer, who will have a limited time period to grant or deny that consent.


MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     In the case of any mortgage loan serviced under the series 2004-C1 pooling and servicing agreement (other than a specially serviced mortgage loan), and subject to the rights of the special servicer described below in this "--Modifications, Waivers, Amendments and Consents" section, the master servicer will be responsible for responding to any request by a borrower for the consent or approval of the mortgagee with respect to a modification, waiver or amendment which would not, except in limited circumstances generally involving the waiver of Default Interest, late payment charges and/or Post-ARD Additional Interest, the granting of a six-month or less extension of the maturity date of certain non-specially serviced mortgage loans as described below or the waiver of a due-on-sale or due-on-encumbrance clause as described under "--Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions" above--

   o affect the amount or timing of any of the payment terms of the mortgage loan,

   o result in the release of the related borrower from any material terms of the mortgage loan,

   o waive any rights under the mortgage loan with respect to any guarantor of the mortgage loan,

   o relate to the release, addition or substitution of any material collateral for the mortgage loan, or

   o relate to any waiver of or granting of consent under a due-on-sale or due-on-encumbrance clause.

     To the extent consistent with the foregoing, the master servicer will also be responsible for providing or withholding mortgagee consent with respect to certain routine matters, although it must obtain the special servicer's approval before approving the change of a management company in a case where the successor property manager is affiliated with the related borrower or is not a nationally or regionally recognized manager of similar properties or the related mortgage loan represents 2% or more of the then aggregate principal balance of the mortgage pool. Furthermore, none of the trustee, the master servicer or the special servicer, as applicable, may give any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager or, if the related mortgaged real property is hospitality property, give any consent, approval or direction regarding the termination of the franchise or the designation of a new franchise, with respect to any mortgaged real property that secures the GIC Office Portfolio Loan Group or a mortgage loan in the trust with an unpaid principal balance that is at least equal to the lesser of $20,000,000 and 2% of the then aggregate principal balance of the mortgage pool, unless: (1) the mortgagee is not given discretion under the terms of the related mortgage loan to withhold its consent; or (2) it has received prior written confirmation from each of S&P and Moody's that such action will not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to any class of the series 2004-C1 certificates and, if the GIC Office Portfolio Loan Group is involved, any class of securities backed by a GIC Office Portfolio Pari Passu Non-Trust Loan.

     Notwithstanding the foregoing, the master servicer may, subject to the Servicing Standard, and further subject to the discussion under "--The Series 2004-C1 Controlling Class Representative and the Non-Trust Loan Noteholders," extend the

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maturity date of certain underlying mortgage loans with an original term of not more than approximately five years that are not, at the time of such extension, specially serviced mortgage loans, in each case for up to six months (subject to a limit of two such six-month extensions); provided that a default with respect to the subject mortgage loan is reasonably foreseeable.

     Except as described above and in other limited matters, the master servicer may not agree to waive, modify or amend any term of any mortgage loan. Furthermore, the master servicer may not agree to any modification, extension, waiver or amendment of any term of any mortgage loan that would cause any REMIC or grantor trust created under the series 2004-C1 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup day under the REMIC provisions of the Internal Revenue Code.

     The series 2004-C1 pooling and servicing agreement will permit the special servicer to modify, extend, waive or amend any term of any mortgage loan serviced thereunder if that modification, extension, waiver or amendment:

   o is consistent with the Servicing Standard, and

   o except under the circumstances described below or as otherwise described under "--Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions" above and/or "--Maintenance of Insurance" below, will not--

     1. affect the amount or timing of any scheduled payments of principal, interest or other amounts, including prepayment premiums and yield maintenance charges, but excluding Default Interest and other amounts constituting additional servicing compensation, payable under the mortgage loan,

     2. affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during the applicable prepayment lock-out period,

     3. except as expressly provided by the related mortgage instrument or in connection with a material adverse environmental condition at the related mortgaged real property, result in a release of the lien of the related mortgage instrument on any material portion of that property without a corresponding principal prepayment, or

     4. in the special servicer's judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan.

     Notwithstanding the second bullet of the preceding paragraph, but subject to the following paragraph and the discussion under "--The Series 2004-C1 Controlling Class Representative and the Non-Trust Loan Noteholders" above, the special servicer may--

   o reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest, including Post-ARD Additional Interest, and/or any prepayment premium or yield maintenance charge,

   o reduce the amount of the monthly debt service payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate,

   o forbear in the enforcement of any right granted under any mortgage note, mortgage instrument or other loan document relating to a specially serviced mortgage loan,

   o accept a principal prepayment on a specially serviced mortgage loan during any prepayment lock-out period, or

   o subject to the limitations described in the following paragraph, extend the maturity date of a specially serviced mortgage loan;

     provided that--

     1. the related borrower is in monetary default or material non-monetary default with respect to the specially serviced mortgage loan or, in the judgment of the special servicer, that default is reasonably foreseeable,

     2. in the judgment of the special servicer, that modification, extension, waiver or amendment would increase the recovery to the series 2004-C1 certificateholders (or, if a Loan Combination is involved, to the series 2004-C1 certificateholders and the related Non-Trust Loan Noteholder(s)), as a collective whole, on a present value basis, and

     3. that modification, extension, waiver or amendment does not result in a tax on "prohibited transactions" or "contributions" being imposed on the trust after the startup day under the REMIC provisions of the Internal

        Revenue Code or cause any REMIC or grantor trust created pursuant to the series 2004-C1 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code.

     In no event, however, will the master servicer or the special servicer be permitted to:

   o extend the maturity date of a mortgage loan beyond a date that is two years prior to the last rated final payment date;

   o extend the maturity date of a mortgage loan for more than five years beyond its original maturity date; or

   o if the mortgage loan is secured solely or primarily by a lien on a ground lease, but not by the related fee interest, extend the maturity date of that mortgage loan beyond the date that is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the term of that ground lease.

     The master servicer will be permitted, with the special servicer's consent, to waive any or all Post-ARD Additional Interest accrued on an ARD Loan, if--

   o that ARD Loan is not being specially serviced,

   o prior to the related maturity date, the related borrower has requested the right to prepay the mortgage loan in full, together with all payments required by the related loan documents in connection with the prepayment except for all or a portion of that Post-ARD Additional Interest, and

   o the master servicer reasonably believes that it is waiving an amount of the Post-ARD Additional Interest in excess of the amount of such interest that the related borrower is likely to pay and has determined that the waiver of all or a portion of Post-ARD Additional Interest would result in a greater recovery to the series 2004-C1 certificateholders, as a collective whole, on a present value basis, than not waiving it.

     The master servicer will not have any liability to the trust, the series 2004-C1 certificateholders or any other person for the determination referred to in the third bullet of the preceding sentence if it is made in accordance with the Servicing Standard. The series 2004-C1 pooling and servicing agreement will also limit the master servicer's and the special servicer's ability to institute an enforcement action solely for the collection of Post-ARD Additional Interest.

     Any modification, extension, waiver or amendment of the payment terms of a Loan Combination will be required to be structured so as to be reasonably consistent with the allocation and payment priorities in the related loan documents and the related co-lender agreement, such that neither the trust as holder of the subject underlying mortgage loan, on the one hand, nor any related Non-Trust Loan Noteholder, on the other hand, gains a priority over the other that is not reflected in the related loan documents and the related co-lender agreement.

     Further, to the extent consistent with the Servicing Standard, with respect to each Loan Combination, taking into account the subordinate position of the related Subordinate Non-Trust Loan:

   o no waiver, reduction or deferral of any amounts due on the underlying mortgage loan in such Loan Combination will be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the related Subordinate Non-Trust Loan; and

   o no reduction of the mortgage interest rate of the underlying mortgage loan in such Loan Combination may be effected prior to the reduction of the mortgage interest rate of the related Subordinate Non-Trust Loan, to the fullest extent possible.

     The special servicer and master servicer will each be required to notify the trustee of any modification, waiver or amendment of any term of any underlying mortgage loan agreed to by it, and to deliver to the trustee, for deposit in the related mortgage file, an original counterpart of the agreement relating to that modification, waiver or amendment promptly following its execution. Upon reasonable prior written notice to the trustee, copies of each agreement by which any modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the trustee. See "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement.


REQUIRED APPRAISALS

     Within a specified number of days after the date on which any Appraisal Trigger Event has occurred with respect to any of the underlying mortgage loans, the special servicer must obtain, and deliver to the trustee a copy of, an appraisal of the related mortgaged real property, from an independent appraiser meeting the qualifications imposed in the series 2004-C1 pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer believes, in accordance with the Servicing Standard, there has been no subsequent material change in the circumstances surrounding that property that would draw into question the applicability of that appraisal. Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, the special servicer may perform an internal valuation of the mortgaged real property instead of obtaining an appraisal. Also notwithstanding the foregoing, if the portion of the Stated Principal Balance of the subject mortgage loan that has been allocated to any particular mortgaged real property, assuming there is more than one mortgaged real property securing the related mortgage loan, is less than $2,000,000, the special servicer may perform an internal valuation of the particular mortgaged real property instead of obtaining an appraisal.

     As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan or, if applicable, the subject Loan Combination. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan and, in the case of a Loan Combination, the determination of the identity of the related Loan Combination Controlling Party. The Appraisal Reduction Amount for any mortgage loan or Loan Combination will be determined following either--

   o the occurrence of the Appraisal Trigger Event, if no new appraisal or estimate is required or obtained, or

   o the receipt of a new appraisal or estimate, if one is required and obtained,

and on a monthly basis thereafter until the Appraisal Reduction Amount ceases to exist.

     See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

     If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust, then the special servicer will have an ongoing obligation to obtain or perform, as applicable, on or about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine and report to the trustee and the master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease, except in the case of a mortgage loan as to which the Appraisal Trigger Event was the expiration of five years following the initial extension of its maturity, if and when--

   o if the subject mortgage loan had become a specially serviced mortgage loan, it has become a worked-out mortgage loan as contemplated under "--General" above,

   o the subject mortgage loan has remained current for at least three consecutive monthly debt service payments, and

   o no other Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding three months.

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer, at the request of the special servicer and will be reimbursable to the master servicer as a servicing advance.

     At any time that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust or, if applicable, any Loan Combination, the series 2004-C1 controlling class representative or, when a Loan Combination is involved, the related Loan Combination Controlling Party will be entitled, at its own expense, to obtain and deliver to the master servicer, the special servicer and the trustee an appraisal that satisfies the criteria for a required appraisal. Upon request of the series 2004-C1 controlling class representative or, when a Loan Combination is involved, the related Loan Combination Controlling Party, the special servicer will be required to recalculate the Appraisal Reduction Amount with respect to the subject mortgage loan(s) based on that appraisal and to report the recalculated Appraisal Reduction Amount to the master servicer.

     Subject to the Servicing Standard, the special servicer will be permitted to adjust downward (but not upward) the value of any mortgaged real property as reflected in an appraisal obtained by it.

CUSTODIAL ACCOUNT

     General. The master servicer will be required to establish and maintain a custodial account for purposes of holding payments and other collections that it receives with respect to the underlying mortgage loans. That custodial account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Payments and collections received in respect of the Non-Trust Loans will not be deposited in the custodial account.

     The funds held in the master servicer's custodial account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the master servicer's custodial account will be paid to the master servicer as additional compensation subject to the limitations set forth in the series 2004-C1 pooling and servicing agreement.

     Deposits. Under the series 2004-C1 pooling and servicing agreement, the master servicer is required to deposit or cause to be deposited in its custodial account within one business day following receipt, in the case of payments and other collections on the underlying mortgage loans, or as otherwise required under the series 2004-C1 pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage pool subsequent to the date of initial issuance of the offered certificates, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

   o all payments on account of principal on the underlying mortgage loans, including principal prepayments;

   o all payments on account of interest on the underlying mortgage loans, including Default Interest and Post-ARD Additional Interest;

   o all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the underlying mortgage loans;

   o all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds collected on the underlying mortgage loans, except to the extent that any of those proceeds are to be deposited in the special servicer's REO account;

   o any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the custodial account;

   o all payments required to be paid by the master servicer or the special servicer with respect to any deductible clause in any blanket insurance policy maintained by it as described under "--Maintenance of Insurance" below;

   o any amount required to be transferred from the special servicer's REO account; and

   o any amounts required to be transferred from any debt service reserve accounts with respect to the mortgage loans.

     Upon its receipt of any of the amounts described in the first four bullets of the prior paragraph with respect to any specially serviced mortgage loan in the trust, the special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer's custodial account.

     Notwithstanding the foregoing, amounts received on each underlying mortgage loan that is part of a Loan Combination will be deposited into a separate account maintained by the master servicer before being transferred to the master servicer's custodial account.

     Withdrawals. The master servicer may make withdrawals from its custodial account for any of the following purposes, which are not listed in any order of priority:

  1. to remit to the trustee for deposit in the trustee's collection account described under "Description of the Offered Certificates--Collection Account" in this prospectus supplement, on the business day preceding each payment date, all payments and other collections on the mortgage loans and any REO Properties in the trust that are then on deposit in the custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following--

     (a) monthly debt service payments due on a due date subsequent to the end of the related collection period,

     (b) payments and other collections received after the end of the related collection period, and

     (c) amounts that are payable or reimbursable from the custodial account to any person other than the series 2004-C1 certificateholders in accordance with any of clauses 3. through 22. below;

  2. to apply amounts held for future distribution on the series 2004-C1 certificates to make advances to cover delinquent scheduled debt service payments, other than balloon payments, as and to the extent described under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement;

  3. to reimburse the fiscal agent, the trustee, itself or the special servicer, as applicable, for any unreimbursed advances made by that party under the series 2004-C1 pooling and servicing agreement, which reimbursement is to be made out of collections on the underlying mortgage loan or REO Property as to which the advance was made;

  4. to pay itself earned and unpaid master servicing fees in respect of each mortgage loan in the trust, which payment is first to be made out of amounts received on or with respect to that mortgage loan that are allocable as a recovery of interest and then, if the subject underlying mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the custodial account;

  5. to pay the special servicer, out of general collections on deposit in the custodial account, earned and unpaid special servicing fees with respect to each mortgage loan in the trust, that is either--

     (a)  a specially serviced mortgage loan, or

     (b) a mortgage loan as to which the related mortgaged real property has become an REO Property;

  6. to pay the special servicer earned and unpaid workout fees and liquidation fees to which it is entitled with respect to any mortgage loan in the trust, which payment is to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;


  7. to reimburse the fiscal agent, the trustee, itself or the special servicer, as applicable, out of general collections on deposit in the custodial account, for any unreimbursed advance made by that party under the series 2004-C1 pooling and servicing agreement that has been determined not to be ultimately recoverable as described in clause 3. above or otherwise out of collections on the subject mortgage loan or any related REO Property;

  8. to pay the fiscal agent, the trustee, itself or the special servicer, as applicable, unpaid interest on any advance made by and then being reimbursed to that party under the series 2004-C1 pooling and servicing agreement, which payment is to be made out of Default Interest and late payment charges on deposit in the custodial account that were received, during the collection period in which the advance is reimbursed, with respect to the underlying mortgage loan as to which that advance was made;

  9. to pay unpaid expenses (other than interest on advances which is covered by clause 8. above and 10. below, and other than special servicing fees, workout fees and liquidation fees) that were incurred with respect to any underlying mortgage loan or related REO Property and that, if paid from collections on the mortgage pool other than the late payment charges and Default Interest received with respect to that mortgage loan, would constitute Additional Trust Fund Expenses, which payment is to be made out of Default Interest and late payment charges on deposit in the custodial account that were received with respect to the mortgage loan with respect to which the expense was incurred, to the extent such amounts have not been otherwise applied according to clause 8. above;

  10. in connection with the reimbursement of advances as described in clause
      3. or 7. above or out of the trustee's collection account, to pay the fiscal agent, the trustee, itself or the special servicer, as the case may be, out of general collections on deposit in the custodial account, any interest accrued and payable on that advance and not otherwise payable under clause 8. above;

  11. to pay itself any items of additional master servicing compensation on deposit in the custodial account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Master Servicing Compensation" above;

  12. to pay the special servicer any items of additional special servicing compensation on deposit in the custodial account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Special Servicing Compensation" above;

  13. to pay, out of general collections on deposit in the custodial account, certain servicing expenses that, if advanced, would not be recoverable under clause 3. above, as discussed under "--Servicing and Other Compensation and Payment of Expenses--Payment of Expenses; Servicing Advances" above;

  14. to pay, out of general collections on deposit in the custodial account, for costs and expenses incurred by the trust in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan in the trust;

  15. to pay the fiscal agent, the trustee, itself, the special servicer, us or any of their or our respective members, managers, directors, officers, employees and agents, as the case may be, out of general collections on deposit in the custodial account, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" and "--Matters Regarding the Trustee" in the accompanying prospectus;

  16. to pay, out of general collections on deposit in the custodial account, for the cost of an independent appraiser or other expert in real estate matters retained by the trustee as discussed under "--Fair Value Option" below or otherwise retained under the series 2004-C1 pooling and servicing agreement;

  17. to pay, out of general collections on deposit in the custodial account, for the cost of certain advice of counsel and tax accountants, the cost of various opinions of counsel, the cost of recording the series 2004-C1 pooling and servicing agreement and the cost of the trustee's transferring mortgage files to a successor after having been terminated by series 2004-C1 certificateholders without cause, all as set forth in the series 2004-C1 pooling and servicing agreement;

  18. with respect to each mortgage loan purchased out of the trust, to pay to the purchaser all amounts received on that mortgage loan following the purchase that have been deposited in the custodial account;

  19. to make any required payments (other than normal monthly remittances) due under the related co-lender agreement from the trust, as holder of an underlying mortgage loan that is part of a Loan Combination;

  20. to reimburse, on a subordinated basis, out of related collections, cure payments made by the related Subordinate Non-Trust Loan Noteholder with respect to any underlying mortgage loan that is part of a Loan Combination, all in accordance with the related co-lender agreement;

  21. to pay any other items described in this prospectus supplement as being payable from the custodial account;

  22. to withdraw amounts deposited in the custodial account in error; and

  23. to clear and terminate the custodial account upon the termination of the series 2004-C1 pooling and servicing agreement.

     The series 2004-C1 pooling and servicing agreement will prohibit the application of amounts received on a Non-Trust Loan to cover expenses payable or reimbursable out of general collections with respect to mortgage loans and REO Properties in the trust that are not related to such Non-Trust Loan.


MAINTENANCE OF INSURANCE

     The series 2004-C1 pooling and servicing agreement will require the master servicer, consistent with the Servicing Standard, to cause to be maintained for each mortgaged real property that is not an REO Property all insurance coverage as is required under the related underlying mortgage loan. However, the master servicer will generally be required to cause to be maintained any such insurance that the related borrower is required (but fails) to maintain only to the extent that (a) the trust has an insurable interest and (b) the subject insurance is available at a commercially reasonable rate.

     Notwithstanding the foregoing, neither the master servicer nor the special servicer, as applicable, will be required to maintain or cause a borrower to maintain for a mortgaged real property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the related underlying mortgage loan, in the event that the special servicer determines (with the concurrence of the series 2004-C1 controlling class representative or the related Loan Combination Controlling Party, as applicable) that such insurance (a) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (b) is not available at any rate.

     The related Loan Combination Controlling Party, in the case of a mortgaged real property that secures a Loan Combination, or the series 2004-C1 controlling class representative, otherwise, may request that earthquake insurance be secured for one or more mortgaged real properties by the related borrower, to the extent that insurance may reasonably be obtained and to the extent the related mortgage loan requires the borrower to obtain earthquake insurance at the mortgagee's request.

     The series 2004-C1 pooling and servicing agreement will require the special servicer, consistent with the Servicing Standard, to cause to be maintained for each REO Property no less insurance coverage than was previously required of the applicable borrower under the related mortgage loan, but only if and to the extent that (a) such insurance is available at a commercially reasonable rate and (b) the subject hazards are at the time commonly insured against for properties similar to the subject REO Property and located in or around the region in which such REO Property is located, except that in the case of insurance coverage for acts of terrorism, the special servicer may be required to obtain that insurance at rates that may not be considered commercially reasonable.

     If either the master servicer or the special servicer obtains and maintains a blanket policy insuring against hazard losses on all the mortgage loans and/or REO Properties that it is required to service and administer under the series 2004-C1 pooling and servicing agreement, then, to the extent such policy--

   o is obtained from an insurer having a claims-paying ability or financial strength rating that meets, or whose obligations are guaranteed or backed in writing by an entity having a claims-paying ability or financial strength rating that meets, the requirements of the series 2004-C1 pooling and servicing agreement, and

   o provides protection equivalent to the individual policies otherwise required,

the master servicer or the special servicer, as the case may be, will be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged real properties and/or REO Properties. That blanket policy may contain a customary deductible clause, except that if there has not been maintained on the related mortgaged real property or REO Property an individual hazard insurance policy complying with the requirements described above in this "--Maintenance of Insurance" section, and there occur one or more losses that would have been covered by an individual policy, then the master servicer or special servicer, as appropriate, must promptly deposit into the master servicer's custodial account from its own funds the amount of those losses that would have been covered by an individual policy, taking account of any applicable (or, to the extent consistent with the Servicing Standard, deemed) deductible clause, but are not covered under the blanket policy because of the deductible clause in the blanket policy.


FAIR VALUE OPTION

     Any single certificateholder or group of certificateholders with a majority interest in the series 2004-C1 controlling class, the special servicer and any assignees thereof, will have the option to purchase any specially serviced mortgage loan in the trust as to which a material default exists, at a price generally equal to the sum of--

   o the outstanding principal balance of that mortgage loan,

   o all accrued and unpaid interest on that mortgage loan, other than Default Interest and Post-ARD Additional Interest,

   o all unreimbursed servicing advances with respect to that mortgage loan,

   o all unpaid interest accrued on advances made by the master servicer, the special servicer, the trustee and/or the fiscal agent with respect to that mortgage loan, and

   o any other amounts payable under the series 2004-C1 pooling and servicing agreement.

     The special servicer is required to accept the first offer by a holder of the purchase option above that is at least equal to that purchase price.

     If none of the purchase option holders exercises its option to purchase any specially serviced mortgage loan in the trust as to which a material default exists, as described in the second preceding paragraph, then each holder of the purchase option will also have the option to purchase that specially serviced mortgage loan at a price equal to the fair value of that loan. Upon receipt of a written request from any holder of the purchase option to determine the fair value price in contemplation of its intention to exercise its option to purchase that specially serviced mortgage loan at a price that is below the purchase price set forth in the first paragraph of this "--Fair Value Option" section, the special servicer is required to promptly obtain an appraisal of the related mortgaged real property by an independent appraiser (unless such an appraisal was obtained within one year of such date and the special servicer has no knowledge of any circumstances that would materially affect the validity of that appraisal). Promptly after obtaining that appraisal, the special servicer must determine the fair value price in accordance with the Servicing Standard and the discussion in the eighth paragraph of this "--Fair Value Option" section. Promptly after determining the fair value price, the special servicer is required to report such fair value price to the trustee and each holder of the purchase option.

     In the event that the special servicer determines that it is willing, or another holder of the purchase option notifies the special servicer that it is willing, to purchase any specially serviced mortgage loan at a price equal to or above the fair value price, the special servicer will notify all other holders of the purchase option that it has made or received, as the case may be, such a bid (without disclosing the amount of that bid). All other holders of the purchase option may submit competing bids within the ten business day period following such notice. At the conclusion of the above-described ten business day period, the special servicer is required to accept the highest bid received from any holder of the purchase option that is at least equal to the fair value price. If the special servicer accepts the bid of any holder of the purchase option, such holder of the purchase option will be required to purchase the subject specially serviced mortgage loan within ten business days of receipt of notice of such acceptance.

     If the special servicer has not accepted a bid at the fair value price prior to the expiration of 120 days from its determination of the fair value price and thereafter receives a bid at the fair value price or a request from a holder of the purchase option for an updated fair value price, the special servicer is required to, within 45 days, recalculate the fair value price and repeat the notice and bidding procedure described above until the purchase option terminates.

     If the party exercising the purchase option at the fair value price for any specially serviced mortgage loan is the special servicer or an affiliate thereof, the trustee is required to verify that the fair value price is at least equal to the fair value of such mortgage loan. In determining whether the fair value price is at least equal to the fair value of such mortgage loan the trustee is permitted to conclusively rely on an appraisal obtained by the trustee from an independent appraiser at the time it is required to verify the fair value price, and/or the opinion of an independent expert in real estate matters (including the master servicer) with at least five years' experience in valuing or investing in loans, similar to such mortgage loan, that has been selected by the trustee with reasonable care at the expense of the trust.

     Any holder of the purchase option may, once such option is exercisable, assign its purchase option with respect to any specially serviced mortgage loan to a third party other than another holder of the purchase option; and, upon such assignment, that third party will have all of the rights that had been granted to the assignor in respect of the purchase option. Such assignment will only be effective after written notice (together with a copy of the executed assignment and assumption agreement) has been delivered to the trustee, the master servicer and the special servicer.

     In determining the fair value price for any specially serviced mortgage loan, the special servicer may take into account and rely upon, among other factors, the results of any appraisal or updated appraisal that it or the master servicer may have obtained in accordance with the series 2004-C1 pooling and servicing agreement within the prior 12 months; the opinions on fair value expressed by independent investors in mortgage loans comparable to the subject specially serviced mortgage loan; the period and amount of any delinquency on the subject specially serviced mortgage loan; the physical condition of the related mortgaged real property; the state of the local economy; and the expected recoveries from the subject specially serviced mortgage loan if the special servicer were to pursue a workout or foreclosure strategy instead of selling such mortgage loan to a holder of the purchase option.

     The purchase option for any specially serviced mortgage loan will terminate, and will not be exercisable (or if exercised, but the purchase of the subject mortgage loan has not yet occurred, will terminate and be of no further force or effect) if (a) the special servicer has accepted a bid at the fair value price, (b) such specially serviced mortgage loan has ceased to be a specially serviced mortgage loan, (c) the related mortgaged real property has become an REO Property, (d) a final recovery determination has been made with respect to such specially serviced mortgage loan or (e) such specially serviced mortgage loan has been removed from the trust fund. Until a bid at the fair value price is accepted, the special servicer is required to continue to pursue all of the other resolution options available to it with respect to the specially serviced mortgage loan in accordance with the series 2004-C1 pooling and servicing agreement and the Servicing Standard.

     Notwithstanding the foregoing, if mortgage loans comprising the GIC Office Portfolio Loan Group become specially serviced mortgage loans as to which a material default exists, then no holder of a purchase option with respect to the GIC Office Portfolio Mortgage Loan may exercise its purchase option unless it also agrees to purchase all of the GIC Office Portfolio Pari Passu Non-Trust Loans, at the relevant option purchase price described in this "--Fair Value Purchase Option" section.


REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on an underlying mortgage loan, has occurred or, in the special servicer's judgment, a payment default is imminent, then, subject to the discussion under "--The Series 2004-C1 Controlling Class Representative and the Non-Trust Loan Noteholders" above, the special servicer may, on behalf of the trust and, if applicable, the related Non-Trust Loan Noteholder(s), take any of the following actions:

   o institute foreclosure proceedings;

   o exercise any power of sale contained in the related mortgage instrument;

   o obtain a deed in lieu of foreclosure; or

   o otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

     Notwithstanding the foregoing, the special servicer may not, on behalf of the trust and, if applicable, the related Non-Trust Loan Noteholder(s), obtain title to a mortgaged real property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any mortgaged real property, if, as a result of that action, the trustee, on behalf of the series 2004-C1 certificateholders and, if applicable, the Non-Trust Loan Noteholders, could, in the judgment of the special servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of, that mortgaged real property within the meaning of CERCLA or any comparable law, unless:

   o the special servicer has previously determined in accordance with the Servicing Standard, based on a report prepared by a person who regularly conducts environmental audits, that the mortgaged real property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the mortgaged real property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

   o in the event that the determination described in the preceding bullet cannot be made, the special servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in the preceding bullet, that it would maximize the recovery to the series 2004-C1 certificateholders and, if the subject mortgaged real property secures a Loan Combination, the affected Non-Trust Loan Noteholder(s), as a collective whole, on a present value basis, to acquire title to or possession of the mortgaged real property and to take such remedial, corrective and/or other further actions as are necessary to bring the mortgaged real property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in the preceding bullet.

     See, however, "--The Series 2004-C1 Controlling Class Representative and the Non-Trust Loan Noteholders--Rights and Powers of the Series 2004-C1 Controlling Class Representative and the Non-Trust Loan Noteholders" above.

     The cost of any environmental testing will be covered by, and reimbursable as, a servicing advance, and the cost of any remedial, corrective or other further action contemplated by the second bullet of the second paragraph of this "--Realization Upon Defaulted Mortgage Loans" section will generally be payable directly out of the master servicer's custodial account.

     If neither of the conditions set forth in the two bullets of the second paragraph of this "--Realization Upon Defaulted Mortgage Loans" section has been satisfied with respect to any mortgaged real property securing a defaulted mortgage loan serviced under the series 2004-C1 pooling and servicing agreement, the special servicer will be required to take such action as is in accordance with the Servicing Standard, other than proceeding against the subject mortgaged real property. In connection with the foregoing, the special servicer may, on behalf of the trust and, if applicable, the related Non-Trust Loan Noteholder(s), but subject to the discussion under "--The Series 2004-C1 Controlling Class Representative and the Non-Trust Loan Noteholders--Rights and Powers of the Series 2004-C1 Controlling Class Representative and the Non-Trust Loan Noteholders" above, release all or a portion of the subject mortgaged real property from the lien of the related mortgage.

     If Liquidation Proceeds collected with respect to a defaulted mortgage loan in the trust are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer, the master servicer and/or any other applicable party in connection with that mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the payment of the Liquidation Proceeds to the series 2004-C1 certificateholders, for--

   o any and all amounts that represent unpaid servicing compensation with respect to the mortgage loan,

   o any unreimbursed servicing expenses incurred with respect to the mortgage loan, and

   o any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     In addition, amounts otherwise payable on the series 2004-C1 certificates may be further reduced by interest payable to the master servicer and/or special servicer on the servicing expenses and advances.


REO PROPERTIES

     If title to any mortgaged real property is acquired by the special servicer on behalf of the trust and, if applicable, the related Non-Trust Loan Noteholder(s), then the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

   o the IRS grants an extension of time to sell the property, or

   o the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause any REMIC created under the series 2004-C1 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code.

     Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property held by the trust in a manner that will be reasonably likely to realize a fair price for the property. The special servicer may retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO Property. Regardless of whether the special servicer applies for or is granted an extension of time to sell the property, the special servicer must act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion, as the case may be.

     Neither the trustee, in its individual capacity, nor any of its affiliates may bid for or purchase from the trust any REO Property.

     In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust will be obligated to operate and manage any REO Property held by the trust in a manner that:

   o maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code, and

   o would, to the extent commercially reasonable and consistent with the preceding bullet, maximize net after-tax proceeds received from that property without materially impairing the special servicer's ability to sell the REO Property promptly at a fair price.

     The special servicer must review the operation of each REO Property held by the trust and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be commercially reasonable to manage and operate the property in a manner that would avoid the imposition of--

   o a tax on net income from foreclosure property, within the meaning of section 860G(c) of the Internal Revenue Code, or

   o a tax on prohibited transactions under section 860F of the Internal Revenue Code.

     To the extent that income the trust receives from an REO Property is subject to--

   o a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%, or

   o a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

     The determination as to whether income from an REO Property held by the trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and healthcare properties. Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the series 2004-C1 certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's custodial account.

     The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust separate and apart from its own funds and general assets. If an REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, upon receipt, all net income,

Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received by it with respect to each REO Property held by the trust. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the series 2004-C1 pooling and servicing agreement.

     The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's custodial account the total of all amounts received with respect to each REO Property held by the trust during that collection period, net of--

   o any withdrawals made out of those amounts as described in the preceding sentence, and

   o any portion of those amounts that may be retained as reserves as described in the next paragraph.

     The special servicer may, subject to the limitations described in the series 2004-C1 pooling and servicing agreement, retain in its REO account that portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

     The special servicer must keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.


SECURITIES BACKED BY THE GIC OFFICE PORTFOLIO NON-TRUST LOANS

     Because the respective GIC Office Portfolio Pari Passu Non-Trust Loans are to be securitized, some servicing actions with respect to the GIC Office Portfolio Loan Group may be subject to confirmation that those actions will not result in a qualification, downgrade or withdrawal of any ratings assigned to the securities backed by the GIC Office Portfolio Pari Passu Non-Trust Loans.


INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The special servicer will be required to perform or cause to be performed a physical inspection of a mortgaged real property as soon as practicable after the related underlying mortgage loan becomes a specially serviced mortgage loan and annually thereafter for so long as the related underlying mortgage loan remains a specially serviced mortgage loan, provided that the cost of each of those inspections will be borne by the trust and payable out of the master servicer's custodial account. In addition, the special servicer must perform or cause to be performed a physical inspection of each of the REO Properties held by the trust at least once per calendar year, provided that the cost of each of those inspections will be borne by the trust and payable out of the master servicer's custodial account. Beginning in 2004, the master servicer will be required at its expense to perform or cause to be performed a physical inspection of each mortgaged real property securing a non-specially serviced mortgage loan--

   o at least once every two calendar years in the case of mortgaged real properties securing underlying mortgage loans that have outstanding principal balances, or with allocated loan amounts, of $2,000,000 or less, and

   o at least once every calendar year in the case of all other mortgaged real properties;

provided that the master servicer will not be required to perform or cause to be performed an inspection on a mortgaged real property if such property has been inspected by the master servicer or the special servicer in the preceding six months.

     The master servicer and the special servicer will each be required to prepare or cause to be prepared and deliver to the trustee a written report of each of the inspections performed by it that generally describes the condition of the subject mortgaged real property and that specifies the existence of any sale, transfer or abandonment of the subject mortgaged real property or any material change in its condition or value.

     The special servicer, in the case of any specially serviced mortgage loans for which it is responsible, and the master servicer, in the case of all other mortgage loans serviced under the series 2004-C1 pooling and servicing agreement, will also be required, consistent with the Servicing Standard, to use reasonable efforts to collect from the related borrowers required to deliver them and review the quarterly and annual operating statements and related rent rolls with respect to each of the related mortgaged real properties. The special servicer will also be required to obtain operating statements and rent rolls with respect to any REO Properties. The special servicer will be required to deliver to the master servicer copies of the operating statements and rent rolls it collects, and the master servicer will be required to deliver to the trustee copies of the operating statements and rent rolls it collects or receives, in each case upon request. The master servicer will be required to prepare, based on reports generated by itself and the special servicer, and deliver to the trustee, upon request, an operating statement analysis report with respect to each mortgaged real property and REO Property for the applicable period. See "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement. Each of the mortgage loans requires the related borrower to deliver an annual property operating statement or other annual financial information. The foregoing notwithstanding, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor are the master servicer and the special servicer likely to have any practical means of compelling their delivery in the case of an otherwise performing mortgage loan.


EVIDENCE AS TO COMPLIANCE

     No later than April 30 of each year, beginning in 2005, each of the master servicer and the special servicer must:

   o at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to furnish a statement to the trustee and the Non-Trust Loan Noteholders, among others, to the effect that--

     1. the firm has obtained a letter of representation regarding certain matters from the management of the master servicer or special servicer, as applicable, which includes an assertion that the master servicer or special servicer, as applicable, has complied with minimum mortgage loan servicing standards, to the extent applicable to commercial and multifamily mortgage loans, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year, and

     2. on the basis of an examination conducted by the firm in accordance with standards established by the American Institute of Certified Public Accountants, that representation is fairly stated in all material respects, subject to those exceptions and other qualifications that may be appropriate;

     except that, in rendering its report the firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, rendered within one year of such report, with respect to those sub-servicers and, further, except that the special servicer will not be required to cause such a report to be delivered if there were no specially serviced mortgage loans during the most recently ended calendar year; and

   o deliver to the trustee and the Non-Trust Loan Noteholders, among others, a statement signed by an officer of the master servicer or the special servicer, as the case may be, to the effect that, to the knowledge of that officer, the master servicer or special servicer, as the case may be, has fulfilled its material obligations under the series 2004-C1 pooling and servicing agreement in all material respects throughout the preceding calendar year or the portion of that year during which the series 2004-C1 certificates were outstanding.

     Copies of the above-mentioned annual accountants' statement and officer's certificate of each of the master servicer and the special servicer will be made available to series 2004-C1 certificateholders, at their expense, upon written request to the trustee.


EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions will be considered events of default under the series 2004-C1 pooling and servicing agreement:

   o the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer's custodial account or the special servicer's REO account, as applicable, any amount required to be so deposited, which failure is not remedied within one business day following the date on which the deposit or remittance was required to be made;

   o the master servicer fails to remit to the trustee for deposit in the trustee's collection account any amount required to be so remitted, or the master servicer fails to make in a timely manner any payments required to be made to a Non-Trust Loan Noteholder, and, in either case, that failure continues unremedied until 11:00 a.m., New York City time, on the next business day;

   o the master servicer or the special servicer fails to timely make any servicing advance required to be made by it under the series 2004-C1 pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the series 2004-C1 pooling and servicing agreement;

   o the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the series 2004-C1 pooling and servicing agreement, and that failure continues unremedied for 30 days or, if the responsible party is diligently attempting to remedy the failure, 60 days after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2004-C1 pooling and servicing agreement, by series 2004-C1 certificateholders entitled to not less than 25% of the voting rights for the series 2004-C1 certificates or by any affected Non-Trust Loan Noteholder;

   o it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the series 2004-C1 pooling and servicing agreement that materially and adversely affects the interests of any class of series 2004-C1 certificateholders or the Non-Trust Loan Noteholders, and that breach continues unremedied for 30 days or, if the responsible party is diligently attempting to cure the breach, 60 days after written notice of the breach has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2004-C1 pooling and servicing agreement, by series 2004-C1 certificateholders entitled to not less than 25% of the voting rights for the series 2004-C1 certificates or by any affected Non-Trust Loan Noteholder;

   o various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the master servicer or the special servicer, or the master servicer or the special servicer takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

   o a servicing officer of the master servicer or the special servicer, as the case may be, obtains actual knowledge that Moody's has (a) qualified, downgraded or withdrawn its rating or ratings of one or more classes of the series 2004-C1 certificates or any securities backed by a GIC Office Portfolio Pari Passu Non-Trust Mortgage Loan, or (b) placed one or more classes of the series 2004-C1 certificates or any securities backed by a GIC Office Portfolio Pari Passu Non-Trust Mortgage Loan on "watch status" (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date the servicing officer of the master servicer or the special servicer obtained such actual knowledge) and, in the case of either clauses (a) or (b), cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or material factor in such rating action; and

   o the master servicer or the special servicer is removed from S&P's approved master servicer list or special servicer list, as the case may be, and the ratings assigned by S&P to one or more of the series 2004-C1 certificates or any securities backed by a GIC Office Portfolio Pari Passu Non-Trust Mortgage Loan are qualified, downgraded or withdrawn in connection with that removal.


RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "--Events of Default" occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of the series 2004-C1 certificateholders entitled to not less than 25% of the voting rights for the series 2004-C1 certificates, the trustee will be required, to terminate all of the future rights and obligations of the defaulting party under the series 2004-C1 pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a series 2004-C1 certificateholder. Upon any termination, the trustee must either:

   o succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the series 2004-C1 pooling and servicing agreement; or

   o appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series 2004-C1 pooling and servicing agreement.

     The holders of series 2004-C1 certificates entitled to a majority of the voting rights for the series may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series 2004-C1 pooling and servicing agreement, rather than have the trustee act as that successor.

     Notwithstanding the foregoing discussion in this "--Rights Upon Event of Default" section, if the master servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in the last two bullets under "--Events of Default" above, the master servicer will have the right for a period of 45 days, at its expense, to sell its master servicing rights with respect to the mortgage pool to a master servicer whose appointment Moody's and S&P have each confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the series 2004-C1 certificates.

     In general, series 2004-C1 certificateholders entitled to at least 66 2/3% of the voting rights allocated to each class of series 2004-C1 certificates affected by any event of default may waive the event of default. However, the events of default described in the first two and last two bullets under "--Events of Default" above may only be waived by all of the holders of the affected classes of the series 2004-C1 certificates. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the series 2004-C1 pooling and servicing agreement.

     Notwithstanding the foregoing in this "--Rights Upon Event of Default" section, (a) if an event of default on the part of the master servicer affects a Non-Trust Loan or any securities backed thereby and the master servicer is not otherwise terminated as provided above, then the master servicer may not be terminated by or at the direction of the related Non-Trust Loan Noteholder, and
(b) furthermore, if an event of default affects solely a Non-Trust Loan or the securities backed thereby, then the master servicer may not be terminated by the trustee; however, in the case of each of (a) and (b), at the request of the related Non-Trust Loan Noteholder, the master servicer must appoint a sub-servicer that will be responsible for servicing the subject Loan Combination.

     Also notwithstanding the foregoing in this "--Rights Upon Event of Default" section, if an event of default on the part of the special servicer affects a Non-Trust Loan and the special servicer is not otherwise terminated as provided above, then the related Non-Trust Loan Noteholder may, subject to certain conditions, require the termination of the duties and obligations of the special servicer with respect to the subject Loan Combination only, but no other mortgage loan, in accordance with the terms of the series 2004-C1 pooling and servicing agreement. If the special servicer for a Loan Combination is different from the special servicer for the rest of the mortgage pool, then all references to the special servicer in this prospectus supplement are intended to mean the applicable special servicer or both special servicers together, as the context may require.

     No series 2004-C1 certificateholder will have the right under the series 2004-C1 pooling and servicing agreement to institute any suit, action or proceeding with respect to that agreement or any underlying mortgage loan unless--

   o that holder previously has given to the trustee written notice of default,

   o except in the case of a default by the trustee, series 2004-C1 certificateholders entitled to not less than 25% of the voting rights for the 2004-C1 series have made written request to the trustee to institute that suit, action or proceeding in its own name as trustee under the series 2004-C1 pooling and servicing agreement and have offered to the trustee such reasonable indemnity as it may require, and

   o except in the case of a default by the trustee, the trustee for 60 days has neglected or refused to institute that suit, action or proceeding.

     The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the series 2004-C1 pooling and servicing agreement or to make any investigation of matters arising under that agreement or to institute, conduct or defend any litigation under that agreement or in relation to that agreement at the request, order or direction of any of the series 2004-C1 certificateholders, unless in the trustee's opinion, those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred as a result of any investigation or litigation.

                    DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The series 2004-C1 certificates will be issued, on or about February 4, 2004, under the series 2004-C1 pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

   o the underlying mortgage loans;

   o any and all payments under and proceeds of the underlying mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

   o the loan documents for the underlying mortgage loans;

   o our rights under our mortgage loan purchase agreement with the UBS Mortgage Loan Seller;

   o any REO Properties acquired by the special servicer on behalf of the trust with respect to defaulted mortgage loans; and

   o those funds or assets as from time to time are deposited in the master servicer's custodial account described under "Servicing of the Underlying Mortgage Loans--Custodial Account," the special servicer's REO account described under "Servicing of the Underlying Mortgage Loans--REO Properties," the trustee's collection account described under "--Collection Account" below or the trustee's interest reserve account described under "--Interest Reserve Account" below.

     The series 2004-C1 certificates will include the following classes:

   o the A-1, A-2, A-3, A-4, B, C, D, E and F classes, which are the classes of series 2004-C1 certificates that are offered by this prospectus supplement, and

   o the X-CL, X-CP, X-ST, G, H, J, K, L, M, N, P, Q, S, T, R-I, R-II, R-III and V classes, which are the classes of series 2004-C1 certificates that--

      1. will be retained or privately placed by us, and

      2. are not offered by this prospectus supplement.

     The class A-1, A-2, A-3, A-4, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates are the series 2004-C1 certificates that will have principal balances and are sometimes referred to as the series 2004-C1 principal balance certificates. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each payment date, the principal balance of each of these certificates will be reduced by any payments of principal actually made with respect to the certificate on that payment date. See "--Payments" below. On any particular payment date, the principal balance of each of these certificates may also be reduced, without any corresponding payment, in connection with Realized Losses on the underlying mortgage loans and Additional Trust Fund Expenses. However, in limited circumstances, if and to the extent the total Stated Principal Balance of the mortgage pool exceeds the total principal balance of the series 2004-C1 principal balance certificates immediately following the distributions to be made with respect to those certificates on any payment date, the total principal balance of a class of series 2004-C1 principal balance certificates that was previously so reduced without a corresponding payment of principal, may be reinstated (up to the amount of that prior reduction), with past due interest. See "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

     The class X-CL, X-CP and X-ST certificates will not have principal balances and are sometimes referred to as the series 2004-C1 interest-only certificates. For purposes of calculating the amount of accrued interest, however, each of those classes will have a notional amount.

     The total notional amount of the class X-CL certificates will equal the total principal balance of the series 2004-C1 principal balance certificates outstanding from time to time. The total initial notional amount of the class X-CL certificates will be approximately $1,424,327,014, although it may be as much as 5% larger or smaller.

     The total notional amount of the class X-CP certificates will equal:

   o during the period from the date of initial issuance of the series 2004-C1 certificates through and including the payment date in January 2006, the sum of (a) the lesser of $56,098,000 and the total principal balance of the class A-1 certificates outstanding from time to time and (b) the total principal balance of the class A-2, A-3, A-4, B, C, D, E, F and G certificates outstanding from time to time;

   o during the period following the payment date in January 2006 through and including the payment date in January 2007, the sum of (a) the lesser of $208,861,000 and the total principal balance of the class A-2 certificates outstanding from time to time and (b) the total principal balance of the class A-3, A-4, B, C, D, E, F and G certificates outstanding from time to time;

   o during the period following the payment date in January 2007 through and including the payment date in January 2008, the sum of (a) the lesser of $141,356,000 and the total principal balance of the class A-2 certificates outstanding from time to time and (b) the total principal balance of the class A-3, A-4, B, C, D, E, F and G certificates outstanding from time to time;

   o during the period following the payment date in January 2008 through and including the payment date in January 2009, the sum of (a) the lesser of $32,116,000 and the total principal balance of the class A-3 certificates outstanding from time to time, (b) the total principal balance of the class A-4, B, C, D, E and F certificates outstanding from time to time and
     (c) the lesser of $17,322,000 and the total principal balance of the class G certificates outstanding from time to time;

   o during the period following the payment date in January 2009 through and including the payment date in January 2010, the sum of (a) the lesser of $724,365,000 and the total principal balance of the class A-4 certificates outstanding from time to time and (b) the total principal balance of the class B, C, D, E and F certificates outstanding from time to time;

   o during the period following the payment date in January 2010 through and including the payment date in January 2011, the sum of (a) the lesser of $639,593,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the total principal balance of the class B, C and D certificates outstanding from time to time and (c) the lesser of $18,000,000 and the total principal balance of the class E certificates outstanding from time to time; and

   o following the payment date in January 2011, $0.

     The total initial notional amount of the class X-CP certificates will be approximately $1,233,063,000, although it may be as much as 10% larger or smaller.

     The class X-ST certificates will have a total notional amount equal to the Stated Principal Balance outstanding from time to time of the UBS Center - Stamford Mortgage Loan. The initial notional amount of the class X-ST certificates will be approximately $229,674,914.

     The class R-I, R-II, R-III and V certificates will not have principal balances or notional amounts.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the date of initial issuance of the offered certificates, as specified on the face of that certificate, by the then applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee's payment date statement.


REGISTRATION AND DENOMINATIONS

     General. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance and in any additional whole dollar denominations.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying prospectus under

"Description of the Certificates--Book-Entry Registration." For so long as any class of offered certificates is held in book-entry form--

   o all references to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

   o all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC's procedures.

     The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC, Euroclear and Clearstream. You will hold your certificates through DTC, in the United States, or Clearstream Banking Luxembourg or The Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, see "Description of the Certificates--Book-Entry Registration--DTC, Euroclear and Clearstream" in the accompanying prospectus.

     Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants in Clearstream or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex F hereto.


COLLECTION ACCOUNT

     General. The trustee must establish and maintain an account in which it will hold funds pending their payment on the series 2004-C1 certificates and from which it will make those payments. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's collection account will remain uninvested.

     Deposits. On the business day prior to each payment date, the master servicer will be required to remit to the trustee for deposit in the collection account the following funds:

   o All payments and other collections on the mortgage loans and any REO Properties in the trust that are then on deposit in the master servicer's custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following:

     1. monthly debt service payments due on a due date subsequent to the end of the related collection period;

     2. payments and other collections received after the end of the related collection period;

     3. amounts that are payable or reimbursable from the master servicer's custodial account to any person other than the series 2004-C1 certificateholders, including--

          (a) amounts payable to the master servicer or the special servicer as compensation, as described under "Servicing of the Underlying Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement,

          (b) amounts payable in reimbursement of outstanding advances, together with interest on those advances, as permitted under the series 2004-C1 pooling and servicing agreement, and

          (c)  amounts payable with respect to other expenses of the trust; and

     4. amounts deposited in the master servicer's custodial account in error.

   o Any advances of delinquent monthly debt service payments made by the master servicer on the underlying mortgage loans with respect to that payment date.

   o Any payments made by the master servicer to cover Prepayment Interest Shortfalls incurred during the related collection period.

     See "--Advances of Delinquent Monthly Debt Service Payments" below and "Servicing of the Underlying Mortgage Loans--Custodial Account" and "--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     With respect to each payment date that occurs during March, commencing in 2004, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its collection account the interest reserve amounts that are then being held in that interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis or an Actual/Actual Basis.

     Withdrawals. The trustee may from time to time make withdrawals from its collection account for any of the following purposes:

   o to pay itself a monthly fee which is described under "--The Trustee" below;

   o to indemnify itself and various related persons as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus, and to make comparable indemnifications with respect to the fiscal agent;

   o to pay for various opinions of counsel required to be obtained in connection with any amendments to the series 2004-C1 pooling and servicing agreement and the administration of the trust;

   o to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus and "Servicing of the Underlying Mortgage Loans--REO Properties" in this prospectus supplement;

   o to pay the cost of transferring mortgage files to a successor trustee where the trustee has been terminated without cause and that cost is not otherwise covered;

   o with respect to each payment date during January of 2005 or any year thereafter that is not a leap year or during February of 2004 or any year thereafter, to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis or an Actual/Actual Basis; and

   o to pay to the person entitled thereto any amounts deposited in the collection account in error.

     On each payment date, all amounts on deposit in the trustee's collection account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will be withdrawn and applied to make payments on the series 2004-C1 certificates. For any payment date, those funds will consist of the following separate components--

   o the portion of those funds that represent prepayment consideration collected on the underlying mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of the class A-1, A-2, A-3, A-4, B, C, D, E, F, G, H, J, K, X-CL and/or X-ST certificates, as described under "--Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" below,

   o the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the trust during the related collection period, which will be paid to the holders of the class V certificates as described under "--Payments--Payments of Post-ARD Additional Interest" below, and

   o the remaining portion of those funds, which--

     1. we refer to as the Available P&I Funds, and

     2. will be paid to the holders of all the series 2004-C1 certificates, other than the class V certificates, as described under "--Payments--Priority of Payments" below.

INTEREST RESERVE ACCOUNT

     The trustee must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis or an Actual/Actual Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. Funds held in the trustee's interest reserve account will remain uninvested.

     During January, except in a leap year, and February of each calendar year, beginning with February 2004, the trustee will, on or before the payment date in that month, withdraw from its collection account and deposit in its interest reserve account the interest reserve amounts with respect to those underlying mortgage loans that accrue interest on an Actual/360 Basis or an Actual/Actual Basis, and for which the monthly debt service payment due in that month was either received or advanced. That interest reserve amount for each of those mortgage loans will, in general, equal one day's interest accrued at the related mortgage interest rate on the Stated Principal Balance of that loan as of the end of the related collection period, exclusive, however, of Post-ARD Additional Interest.

     During March of each calendar year, beginning with March 2004, the trustee will, on or before the payment date in that month, withdraw from its interest reserve account and deposit in its collection account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis or an Actual/Actual Basis. All interest reserve amounts that are so transferred from the interest reserve account to the collection account will be included in the Available P&I Funds for the payment date during the month of transfer.


PAYMENTS

     General. On each payment date, the trustee will, subject to the available funds, make all payments required to be made on the series 2004-C1 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur (or, in the case of the initial payment date, to the holders of record as of the close of business on the date of initial issuance of the offered certificates). The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

     In order for a series 2004-C1 certificateholder to receive payments by wire transfer on and after any particular payment date, that certificateholder must provide the trustee with written wiring instructions no less than five business days prior to (or, in the case of the initial payment date, no later than) the record date for that payment date. Otherwise, that certificateholder will receive its payments by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See "--Registration and Denominations" above.

     Payments of Interest. All of the classes of the series 2004-C1 certificates will bear interest, except for the R-I, R-II, R-III and V classes.


     With respect to each interest-bearing class of the series 2004-C1 certificates, that interest will accrue during each interest accrual period based upon--

   o the pass-through rate applicable for that class for that interest accrual period,

   o the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related payment date, and

   o the assumption that each year consists of twelve 30-day months.

     On each payment date, subject to the Available P&I Funds for that date and the priorities of payment described under "--Payments--Priority of Payments" below, the holders of each interest-bearing class of the series 2004-C1 certificates will be entitled to receive--

   o the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, reduced by

   o the portion of any Net Aggregate Prepayment Interest Shortfall for that payment date that is allocable to that class of certificates.

     If the holders of any interest-bearing class of the series 2004-C1 certificates do not receive all of the interest to which they are entitled on any payment date, then they will continue to be entitled to receive the unpaid portion of that interest on future payment dates, without further interest accrued on the unpaid portion, subject to the Available P&I Funds, for those future payment dates and the priorities of payment described under "--Payments--Priority of Payments" below.

     The Net Aggregate Prepayment Interest Shortfall for any payment date will be allocated among the respective interest-bearing classes of the series 2004-C1 certificates on a pro rata basis in accordance with the respective amounts of accrued interest in respect of those classes of series 2004-C1 certificates for the related interest accrual period.

     Calculation of Pass-Through Rates. The pass-through rate for the class A-1, A-2, A-3, A-4 and X-ST certificates will, in the case of each of these classes, be fixed at the rate per annum identified in the table on page S-5 of this prospectus supplement as the initial pass-through rate for the subject class.

     The pass-through rates for the class B, C, D, E, F, G, L, M, N, P, Q, S and T certificates will, in the case of each of these classes, generally be fixed at the rate per annum identified in the table on page S-5 of this prospectus supplement as the initial pass-through rate for that class. However, with respect to any interest accrual period, if the Weighted Average Pool Pass-Through Rate is below the fixed pass-through rate for the subject class of series 2004-C1 certificates, then the pass-through rate that will be in effect for the subject class of series 2004-C1 certificates during that interest accrual period will be that Weighted Average Pool Pass-Through Rate.

     The pass-through rates for the class H and J certificates will, in the case of each of these classes, with respect to any interest accrual period, equal the Weighted Average Pool Pass-Through Rate for that interest accrual period, minus a specified class margin. That class margin will be:

   o 0.25% in the case of the class H certificates; and

   o 0.15% in the case of the class J certificates.

     The pass-through rate for the class K certificates will, with respect to any interest accrual period, equal the Weighted Average Pool Pass-Through Rate for that interest accrual period.

     The pass-through rate for the class X-CP certificates, for each interest accrual period from and including the initial interest accrual period through and including the interest accrual period that ends in January 2011, will equal the weighted average of the respective strip rates, which we refer to as class X-CP strip rates, at which interest accrues during the subject interest accrual period on the respective components of the total notional amount of the class X-CP certificates outstanding immediately prior to the related payment date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2004-C1 principal balance certificates. If all or a designated portion of the total principal balance of any class of series 2004-C1 principal balance certificates is identified under "--General" above as being part of the total notional amount of the class X-CP certificates immediately prior to any payment date, then that total principal balance (or designated portion thereof) will represent a separate component of the total notional amount of the class X-CP certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, from and including the initial interest accrual period through and including the interest accrual period that ends in January 2011, on any particular component of the total notional amount of the class X-CP certificates immediately prior to the related payment date, the applicable class X-CP strip rate will equal the excess, if any, of:

  (1) the lesser of (a) the reference rate specified on Annex E to this prospectus supplement for such interest accrual period and (b) the Weighted Average Pool Pass-Through Rate for such interest accrual period, over

  (2) the pass-through rate in effect during such interest accrual period for the class of series 2004-C1 principal balance certificates whose total principal balance, or a designated portion thereof, comprises such component.

     Following the interest accrual period that ends in January 2011, the class X-CP certificates will cease to accrue interest. In connection therewith, the class X-CP certificates will have a 0% pass-through rate for the interest accrual period beginning in January 2011 and for each interest accrual period thereafter.

     The pass-through rate for the class X-CL certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class X-CL strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class X-CL certificates outstanding immediately prior to the related payment date, with the relevant weighting to be done based upon the relative sizes of those components.

Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2004-C1 principal balance certificates.

     In general, the total principal balance of each class of series 2004-C1 principal balance certificates will constitute a separate component of the total notional amount of the class X-CL certificates; provided that, if a portion, but not all, of the total principal balance of any particular class of series 2004-C1 principal balance certificates is identified under "--General" above as being part of the total notional amount of the class X-CP certificates immediately prior to any payment date, then that identified portion of such total principal balance will also represent a separate component of the total notional amount of the class X-CL certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such total principal balance will represent another separate component of the class X-CL certificates for purposes of calculating the accrual of interest during the related interest accrual period.

     For purposes of accruing interest during any interest accrual period, from and including the initial interest accrual period through and including the interest accrual period that ends in January 2011, on any particular component of the total notional amount of the class X-CL certificates immediately prior to the related payment date, the applicable class X-CL strip rate will be calculated as follows:

  (1) if such particular component consists of the entire total principal balance of any class of series 2004-C1 principal balance certificates, and if such total principal balance also constitutes, in its entirety, a component of the total notional amount of the class X-CP certificates immediately prior to the related payment date, then the applicable class X-CL strip rate will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for such interest accrual period, over (b) the greater of (i) the reference rate specified on Annex E to this prospectus supplement for such interest accrual period and (ii) the pass-through rate in effect during such interest accrual period for such class of series 2004-C1 principal balance certificates;


  (2) if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2004-C1 principal balance certificates, and if such designated portion of such total principal balance also constitutes a component of the total notional amount of the class X-CP certificates immediately prior to the related payment date, then the applicable class X-CL strip rate will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for such interest accrual period, over (b) the greater of (i) the reference rate specified on Annex E to this prospectus supplement for such interest accrual period and (ii) the pass-through rate in effect during such interest accrual period for such class of series 2004-C1 principal balance certificates;

  (3) if such particular component consists of the entire total principal balance of any class of series 2004-C1 principal balance certificates, and if such total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class X-CP certificates immediately prior to the related payment date, then the applicable class X-CL strip rate will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for such interest accrual period, over (b) the pass-through rate in effect during such interest accrual period for such class of series 2004-C1 principal balance certificates; and

  (4) if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2004-C1 principal balance certificates, and if such designated portion of such total principal balance does not also constitute a component of the total notional amount of the class X-CP certificates immediately prior to the related payment date, then the applicable class X-CL strip rate will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for such interest accrual period, over (b) the pass-through rate in effect during such interest accrual period for such class of series 2004-C1 principal balance certificates.

     Notwithstanding the foregoing, for purposes of accruing interest on the class X-CL certificates during each interest accrual period subsequent to the interest accrual period that ends in January 2011, the total principal balance of each class of series 2004-C1 principal balance certificates will constitute a single separate component of the total notional amount of the class X-CL certificates, and the applicable class X-CL strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for such interest accrual period, over (b) the pass-through rate in effect during such interest accrual period for the class of series 2004-C1 principal balance certificates whose principal balance makes up such component.

     The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan from what it was on the date of initial issuance of the offered certificates, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

     The class R-I, R-II, R-III and V certificates will not be interest-bearing and, therefore, will not have pass-through rates.

     Payments of Principal. Subject to the Available P&I Funds and the priority of payments described under "--Payments--
Priority of Payments" below, the total amount of principal payable with respect to each class of the series 2004-C1 principal balance certificates on each payment date will equal the portion of the Total Principal Payment Amount for that payment date allocable to that class.

     In general, subject to the Available P&I Funds and the priority of payments described under "--Payments--Priority of Payments" below, the total amount of principal to which the holders of the class A-1, A-2, A-3 and A-4 certificates will be entitled on each payment date will, in the case of each of those classes, generally equal:

   o in the case of the class A-1 certificates, an amount (not to exceed the total principal balance of the class A-1 certificates outstanding immediately prior to the subject payment date) equal to the Total Principal Payment Amount for the subject payment date;

   o in the case of the class A-2 certificates, an amount (not to exceed the total principal balance of the class A-2 certificates outstanding immediately prior to the subject payment date) equal to the Total Principal Payment Amount for the subject payment date (exclusive of any payments of principal to which the holders of the class A-1 certificates are entitled on the subject payment date as described in the immediately preceding bullet);

   o in the case of the class A-3 certificates, an amount (not to exceed the total principal balance of the class A-3 certificates outstanding immediately prior to the subject payment date) equal to the Total Principal Payment Amount for the subject payment date (exclusive of any payments of principal to which the holders of the class A-1 and/or A-2 certificates are entitled on the subject payment date as described in the immediately preceding two bullets); and

   o in the case of the class A-4 certificates, an amount (not to exceed the total principal balance of the class A-4 certificates outstanding immediately prior to the subject payment date) equal to the Total Principal Payment Amount for the subject payment date (exclusive of any payments of principal to which the holders of the class A-1, A-2 and/or A-3 certificates are entitled on the subject payment date as described in the immediately preceding three bullets).

     Notwithstanding the foregoing, on each payment date coinciding with or following the Class A Principal Payment Cross-Over Date, and in any event on the final payment date in connection with the termination of the trust, assuming that any two or more of the A-1, A-2, A-3 and A-4 classes are outstanding at that time, payments of principal on the A-1, A-2, A-3 and/or A-4 classes, as applicable, will be made on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding, generally up to the Total Principal Payment Amount for the subject payment date.

     In general, subject to the Available P&I Funds and the priority of payments described under "--Payments--Priority of Payments" below, the total amount of principal to which the holders of the class B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates will be entitled on each payment date will, in the case of each of those classes, generally equal the lesser of:

   o the total principal balance of the subject class of series 2004-C1 principal balance certificates outstanding immediately prior to the subject payment date; and

   o the excess, if any, of (a) the Total Principal Payment Amount for the subject payment date, over (b) the total principal balance of all other classes of series 2004-C1 principal balance certificates that, as described under "--Payments--Priority of Payments" below, are senior in right of payment to the subject class of series 2004-C1 principal balance certificates.

     IN NO EVENT WILL THE HOLDERS OF THE CLASS B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S AND T CERTIFICATES BE ENTITLED TO RECEIVE ANY PAYMENTS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF THE CLASS A-1, A-2, A-3 AND A-4 CERTIFICATES IS REDUCED TO ZERO. FURTHERMORE, IN NO EVENT WILL THE HOLDERS OF ANY CLASS OF SERIES 2004-C1 PRINCIPAL BALANCE CERTIFICATES (EXCLUSIVE OF THE CLASS A-1, A-2, A-3 AND A-4 CERTIFICATES) BE ENTITLED TO RECEIVE ANY PAYMENTS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF ALL OTHER MORE SENIOR CLASSES OF SERIES 2004-C1 PRINCIPAL BALANCE CERTIFICATES IS REDUCED TO ZERO.

     Notwithstanding the foregoing, on the final payment date in connection with a termination of the trust, subject to the Available P&I Funds for that final payment date and the priority of payments described under "--Payments--Priority of Payments" below, the holders of each class of series 2004-C1 principal balance certificates will be entitled to payments of principal up to the total principal balance of that class of series 2004-C1 principal balance certificates outstanding immediately prior to that final payment date.

     If the master servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance

(together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2004-C1 principal balance certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2004-C1 certificates), thereby reducing the payments of principal on the series 2004-C1 principal balance certificates.

     If any advance is considered to be nonrecoverable from collections on the related underlying mortgage loan and is, therefore, reimbursed out of payments and other collections of principal with respect to the entire mortgage pool as described in the preceding paragraph, and if there is a subsequent recovery of that item, that subsequent recovery would generally be included as part of the amounts payable as principal with respect to the series 2004-C1 principal balance certificates. In addition, if any advance is determined to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, interest on that advance is paid out of general principal collections on the mortgage pool, and if interest on that advance is subsequently reimbursed to the trust out of Default Interest, late payment charges or any other amounts collected on the underlying mortgage loan as to which that advance was made, then the portion of such Default Interest, late payment charge or other amount that was applied to reimburse the trust for interest on that advance would also generally be included as amounts payable as principal with respect to the series 2004-C1 principal balance certificates.

     Reimbursement Amounts. As discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below, the total principal balance of any class of series 2004-C1 principal balance certificates may be reduced without a corresponding payment of principal. If that occurs with respect to any class of series 2004-C1 principal balance certificates, then, subject to Available P&I Funds and the priority of payments described under "--Payments--Priority of Payments" below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest. References to the "loss reimbursement amount" under "--Payments--Priority of Payments" below mean, in the case of any class of series 2004-C1 principal balance certificates for any payment date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior payment dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

     In limited circumstances, if and to the extent the total Stated Principal Balance of the mortgage pool exceeds the total principal balance of the series 2004-C1 principal balance certificates immediately following the distributions to be made with respect to those certificates on any payment date, the total principal balance of a class of series 2004-C1 principal balance certificates that was previously reduced as described in the preceding paragraph without a corresponding payment of principal, may be reinstated (up to the amount of the prior reduction), with past due interest. Any such reinstatement of principal balance would result in a corresponding reduction in the loss reimbursement amount otherwise payable to the holders of the subject class of series 2004-C1 principal balance certificates. See "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

     Priority of Payments. On each payment date, the trustee will apply the Available P&I Funds for that date for the following purposes and in the following order of priority, in each case to the extent of the remaining Available P&I Funds:

 ORDER OF
 PAYMENT     RECIPIENT CLASS OR CLASSES                              TYPE AND AMOUNT OF PAYMENT
-------------------------------------------------------------------------------------------------------------------------
     1          A-1, A-2, A-3, A-4,        Interest up to the total interest payable on those classes, pro rata based on
                X-CL, X-CP and X-ST        the respective amounts of that interest payable on each of those classes

     2                 A-1*                Principal up to the total principal payable on that class

     3                 A-2*                Principal up to the total principal payable on that class

     4                 A-3*                Principal up to the total principal payable on that class

     5                 A-4*                Principal up to the total principal payable on that class

     6         A-1, A-2, A-3 and A-4       Reimbursement up to the total loss reimbursement amount for those classes, pro rata based on the loss reimbursement amount for each of those classes
-------------------------------------------------------------------------------------------------------------------------

     7                   B                 Interest up to the total interest payable on that class

     8                   B                 Principal up to the total principal payable on that class

 ORDER OF
 PAYMENT     RECIPIENT CLASS OR CLASSES                        TYPE AND AMOUNT OF PAYMENT
-----------------------------------------------------------------------------------------------------------------
     9                    B                Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------

    10                    C                Interest up to the total interest payable on that class

    11                    C                Principal up to the total principal payable on that class

    12                    C                Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------

    13                    D                Interest up to the total interest payable on that class

    14                    D                Principal up to the total principal payable on that class

    15                    D                Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------

    16                    E                Interest up to the total interest payable on that class

    17                    E                Principal up to the total principal payable on that class

    18                    E                Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------

    19                    F                Interest up to the total interest payable on that class

    20                    F                Principal up to the total principal payable on that class

    21                    F                Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------

    22                    G                Interest up to the total interest payable on that class

    23                    G                Principal up to the total principal payable on that class

    24                    G                Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------

    25                    H                Interest up to the total interest payable on that class

    26                    H                Principal up to the total principal payable on that class

    27                    H                Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------

    28                    J                Interest up to the total interest payable on that class

    29                    J                Principal up to the total principal payable on that class

    30                    J                Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------

    31                    K                Interest up to the total interest payable on that class

    32                    K                Principal up to the total principal payable on that class

    33                    K                Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------

    34                    L                Interest up to the total interest payable on that class

    35                    L                Principal up to the total principal payable on that class

    36                    L                Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------

    37                    M                Interest up to the total interest payable on that class

    38                    M                Principal up to the total principal payable on that class

    39                    M                Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------

    40                    N                Interest up to the total interest payable on that class

    41                    N                Principal up to the total principal payable on that class

    42                    N                Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------

    43                    P                Interest up to the total interest payable on that class

    44                    P                Principal up to the total principal payable on that class

    45                    P                Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------

 ORDER OF
 PAYMENT     RECIPIENT CLASS OR CLASSES                        TYPE AND AMOUNT OF PAYMENT
-----------------------------------------------------------------------------------------------------------------
    46                    Q                Interest up to the total interest payable on that class

    47                    Q                Principal up to the total principal payable on that class

    48                    Q                Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------

    49                    S                Interest up to the total interest payable on that class

    50                    S                Principal up to the total principal payable on that class

    51                    S                Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------

    52                    T                Interest up to the total interest payable on that class

    53                    T                Principal up to the total principal payable on that class

    54                    T                Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------

    55           R-I, R-II and R-III       Any remaining Available P&I Funds
-----------------------------------------------------------------------------------------------------------------

* In general, no payments of principal will be made with respect to the class A-4 certificates until the total principal balance of the class A-1, A-2 and A-3 certificates is reduced to zero; no payments of principal will be made with respect to the class A-3 certificates until the total principal balance of the class A-1 and A-2 certificates is reduced to zero; and no payments of principal will be made with respect to the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero. However, on each payment date coinciding with or following the Class A Principal Payment Cross-Over Date, and in any event on the final payment date, assuming any two or more of the A-1, A-2, A-3 and A-4 classes are outstanding at that time, payments of principal on the A-1, A-2, A-3 and/or A-4 classes will be made on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding.

     Payments of Prepayment Premiums and Yield Maintenance Charges. If any prepayment consideration is collected during any particular collection period with respect to any mortgage loan in the trust, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the payment date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of any class A-1, A-2, A-3, A-4, B, C, D, E, F, G, H, J or K certificates that are then entitled to payments of principal on that payment date, up to an amount equal to, in the case of any particular class of those certificates, the product of--

   o the amount of that prepayment consideration, net of workout fees and liquidation fees payable from it, multiplied by

   o a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of certificates over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant Discount Rate, and further multiplied by

   o a fraction, the numerator of which is equal to the amount of principal payable to the holders of that class of series 2004-C1 certificates on that payment date, and the denominator of which is the Total Principal Payment Amount for that payment date.

     The trustee will thereafter pay any remaining portion of that prepayment consideration, net of workout fees and liquidation fees payable from it--

   o to the holders of the class X-CL certificates, if the prepayment consideration is received with respect to any underlying mortgage loan other than the UBS Center -- Stamford Mortgage Loan; and

   o to the holders of the class X-ST certificates, if the prepayment consideration is received with respect to the UBS Center -- Stamford Mortgage Loan.

     Neither we nor the underwriters make any representation as to--

   o the enforceability of the provision of any promissory note evidencing one of the mortgage loans requiring the payment of a prepayment premium or yield maintenance charge, or

   o the collectability of any prepayment premium or yield maintenance charge.

     See "Description of the Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

     Payments of Post-ARD Additional Interest. The holders of the class V certificates will be entitled to all amounts, if any, applied as Post-ARD Additional Interest collected on the ARD Loans in the trust.


TREATMENT OF REO PROPERTIES

     Notwithstanding that any mortgaged real property securing an underlying mortgage loan may become an REO Property through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan(s) will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

   o payments on the series 2004-C1 certificates,

   o allocations of Realized Losses and Additional Trust Fund Expenses to the series 2004-C1 certificates, and

   o the amount of all fees payable to the master servicer, the special servicer and the trustee under the series 2004-C1 pooling and servicing agreement.

     In connection with the foregoing, the related underlying mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the Total Principal Payment Amount for each payment date.

     Operating revenues and other proceeds derived from an REO Property will be applied--

   o first, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, some of the costs and expenses incurred in connection with the operation and disposition of the REO Property, and

   o thereafter, as collections of principal, interest and other amounts due on the related mortgage loan(s).

     To the extent described under "--Advances of Delinquent Monthly Debt Service Payments" below, the master servicer, the trustee and then the fiscal agent will be required to advance delinquent monthly debt service payments with respect to each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.


REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2004-C1 principal balance certificates. If this occurs following the payments made to the series 2004-C1 certificateholders on any payment date, then the respective total principal balances of the following classes of the series 2004-C1 principal balance certificates are to be successively reduced in the following order, until the total principal balance of those classes of certificates equals the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that payment date.

                ORDER OF ALLOCATION                CLASS
               --------------------   -------------------------------
                         1st                         T
                         2nd                         S
                         3rd                         Q
                         4th                         P
                         5th                         N
                         6th                         M
                         7th                         L
                         8th                         K
                         9th                         J
                        10th                         H
                        11th                         G
                        12th                         F
                        13th                         E
                        14th                         D
                        15th                         C
                        16th                         B
                        17th               A-1, A-2, A-3 and A-4,
                                          pro rata based on total
                                       outstanding principal balances

     The reductions in the total principal balances of the respective classes of series 2004-C1 principal balance certificates, as described above, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in principal balances between the underlying mortgage loans and those classes of series 2004-C1 certificates.

     The Realized Loss with respect to a liquidated mortgage loan, or related REO Property, is an amount generally equal to the excess, if any, of:

   o the outstanding principal balance of the mortgage loan as of the date of liquidation, together with all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred (exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest), over

   o the total amount of Liquidation Proceeds, if any, recovered in connection with the subject liquidation that are available to pay principal of, and interest (other than Default Interest and/or Post-ARD Additional Interest) on, that mortgage loan.

     If any portion of the debt due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven (other than Default Interest and Post-ARD Additional Interest) also will be treated as a Realized Loss.

     Realized Losses will include advances that are determined to be non-recoverable from collections on the related underlying mortgage loan and are therefore recovered out of general collections on the Mortgage Pool

     Some examples of Additional Trust Fund Expenses are:

   o any special servicing fees, workout fees and liquidation fees paid to the special servicer;

   o any interest paid to the master servicer, the special servicer, the trustee and/or the fiscal agent with respect to unreimbursed advances, which interest payment, in any particular case, is not covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan;

   o the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the underlying mortgage loans and the administration of the other trust assets that, in any particular case, is not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the related mortgage loan;

   o any unanticipated, non-mortgage loan specific expense of the trust, including--

     1. any reimbursements and indemnifications to the trustee and the fiscal agent described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus, the fiscal agent having the same rights to indemnity and reimbursement as described with respect to the trustee,

     2. any reimbursements and indemnification to the master servicer, the special servicer and us described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus, and

     3. any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus;

   o rating agency fees, other than on-going surveillance fees, that, in any particular case, cannot be recovered from the related borrower and are not otherwise covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan; and

   o any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under "Servicing of the Underlying Mortgage Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and that are not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan.

     The Total Principal Payment Amount may from time to time include Recovered Amounts. In such circumstances, it is possible that the total Stated Principal Balance of the mortgage pool may exceed the total principal balance of the series 2004-C1 principal balance certificates. If and to the extent that any such excess exists as a result of the payment of Recovered Amounts as principal on the series 2004-C1 principal balance certificates, the total principal balances of one or more classes of series 2004-C1 principal balance certificates that had previously been reduced as described above in this "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" section may be increased (in each case, up to the amount of any such prior reduction). Any such increases would be made among the respective classes of series 2004-C1 principal balance certificates in the reverse order that such reductions had been made (i.e., such increases would be made in descending order of seniority); provided that such increases may not result in the total principal balance of the series 2004-C1 principal balance certificates being in excess of the Stated Principal Balance of the mortgage pool. Any such increases will also be accompanied by a reinstatement of the past due interest that would otherwise have accrued if the reinstated principal amounts had never been written off.


ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

     The master servicer will be required to make, for each payment date, a total amount of advances of principal and/or interest generally equal to all monthly and assumed monthly debt service payments, in each case net of related master servicing fees and workout fees, that--

   o were due or deemed due, as the case may be, with respect to the underlying mortgage loans during the related collection period, and

   o were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

     Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust, then the master servicer will reduce the interest portion (but not the principal portion) of each P&I advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any P&I advance required to be made with respect to any such mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of:

   o the amount of the interest portion of that P&I advance that would otherwise be required to be made for the subject payment date without regard to this sentence and the prior sentence, multiplied by

   o a fraction, the numerator of which is equal to the Stated Principal Balance of the mortgage loan, net of the Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of the mortgage loan.

     In the case of any underlying mortgage loan that is part of a Loan Combination, any reduction in the interest portion of P&I advances to be made with respect to that underlying mortgage loan, as contemplated by the prior paragraph, will be based on that portion of any Appraisal Reduction Amount with respect to the subject Loan Combination that is allocable to that underlying mortgage loan. Each Loan Combination will be treated as a single underlying mortgage loan for purposes of calculating an Appraisal Reduction Amount. Any Appraisal Reduction Amount with respect to a Loan Combination will be allocated first to the related Subordinate Non-Trust Loan, up to the outstanding principal balance thereof, together with all accrued and unpaid interest (other than Default Interest) thereon, and then to the underlying mortgage loan in that Loan Combination and, in the case of the GIC Office Portfolio Loan Group, also to the GIC Office Portfolio Pari Passu Non-Trust Loans, on a pro rata basis.

     With respect to any payment date, the master servicer will be required to make P&I advances either out of its own funds or, subject to replacement as and to the extent provided in the series 2004-C1 pooling and servicing agreement, funds held in the master servicer's custodial account that are not required to be paid on the series 2004-C1 certificates on that payment date.

     The trustee will be required to make any P&I advance that the master servicer is required, but fails, to make. If the trustee fails to make a required P&I advance, then the fiscal agent will be required to make the advance. If the fiscal agent makes a P&I advance on behalf of the trustee, the trustee will not be in default. See "--The Trustee" and "--The Fiscal Agent" below. None of the master servicer, the trustee or the fiscal agent will be required to make any P&I advance with respect to any of the Non-Trust Loans.

     The master servicer, the trustee and the fiscal agent will each be entitled to recover any P&I advance made by it out of its own funds from collections on the mortgage loan as to which the advance was made. None of the master servicer, the trustee or the fiscal agent will be obligated to make any P&I advance that, in its judgment (or in the judgment of the special servicer, with the consent of the series 2004-C1 controlling class representative), would not ultimately be recoverable out of collections on the related mortgage loan. If the master servicer, the trustee or the fiscal agent makes any P&I advance that it subsequently determines will not be recoverable out of collections on the related mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the third succeeding paragraph, out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the master servicer's custodial account from time to time. The master servicer will be entitled to rely on the special servicer's determination, and the trustee and the fiscal agent will be entitled to rely on the master servicer's and/or the special servicer's determination, that an advance, if made, would not be ultimately recoverable from collections on the related mortgage loan. See "Description of the Certificates--Advances" in the accompanying prospectus and "Servicing of the Underlying Mortgage Loans--Custodial Account" in this prospectus supplement.

     Notwithstanding the foregoing, upon a determination that a previously made P&I advance is not recoverable out of collections on the related underlying mortgage loan, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, any of the master servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, elect to obtain reimbursement for such non-recoverable P&I advance over a period of time (not to exceed 12 months without the consent of the series 2004-C1 controlling class representative), with interest thereon at the prime rate described in the following paragraph. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the mortgage pool immediately. The fact that a decision to recover a non-recoverable P&I advance over time, or not to do so, benefits some classes of series 2004-C1 certificateholders to the detriment of other classes of series 2004-C1 certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the series 2004-C1 pooling and servicing agreement by any party thereto, or a violation of any fiduciary duty owed by any party thereto to the series 2004-C1 certificateholders.

     Further notwithstanding the foregoing, with respect to the GIC Office Portfolio Mortgage Loan, the master servicer, trustee and fiscal agent may, in certain circumstances, be required to rely on the determination of any servicer, trustee or fiscal agent for the securitization of a GIC Office Portfolio Pari Passu Non-Trust Loan as to the determination that a particular P&I advance is, or would if made be, ultimately nonrecoverable from collections on the GIC Office Portfolio Loan Group. None of the GIC Office Portfolio Pari Passu Non-Trust Loans has yet been securitized, although securitization of each such Non-Trust Loan is expected. The securitization documents for a GIC Office Portfolio Pari Passu Non-Trust Loan may provide for a nonrecoverability determination that differs (perhaps, in some respects, materially so) from the basis for determining nonrecoverability of P&I advances on the mortgage loans backing the series 2004-C1 certificates. Because of the foregoing, P&I advances with respect to the GIC Office Portfolio Mortgage Loan could terminate earlier (and, perhaps, materially earlier) than would otherwise have been the case if no reference was made to the securitization documents for the GIC Office Portfolio Pari Passu Non-Trust Loans.

     The master servicer, the trustee and the fiscal agent will each be entitled to receive interest on P&I advances made thereby out of its own funds. Subject to the following sentence, that interest will commence accruing upon the date the applicable advance was made and will continue to accrue on the amount of each P&I advance, and compound annually, for so long as that advance is outstanding at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. With respect to any underlying mortgage loan that provides for a grace period for monthly debt service payments that extends beyond the payment date for the series 2004-C1 certificates, then, until the expiration of the applicable grace period, the interest accrued on any P&I advance made with respect to any such mortgage loan will be limited to the amount of Default Interest and/or late payment charges, if any, collected in connection with the late payment with respect to which such P&I advance was made.

     Interest accrued with respect to any P&I advance made with respect to any underlying mortgage loan will be payable--

   o first, out of any Default Interest and late payment charges collected by the trust on that mortgage loan during the collection period in which that advance is reimbursed, and

   o then, after or at the same time that advance is reimbursed, but only if and to the extent that the Default Interest and late payment charges referred to in the prior bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer's custodial account.

     Any delay between a sub-servicer's receipt of a late collection of a monthly debt service payment as to which a P&I advance was made and the forwarding of that late collection to the master servicer, will increase the amount of interest accrued and payable to the master servicer, the trustee or the fiscal agent, as the case may be, on that P&I advance. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related underlying mortgage loan, interest accrued on any outstanding P&I advance will result in a reduction in amounts payable on one or more classes of the certificates.

     A monthly debt service payment will be assumed to be due with respect to:

   o each underlying mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

   o each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

     The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will generally equal, for each due date that the REO Property remains part of the trust, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for ARD Loans do not include Post-ARD Additional Interest or accelerated amortization payments.


REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Certificateholder Reports. Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will be required to provide or otherwise make available as described under "--Information Available Electronically" below, on each payment date, to each registered holder of an offered certificate and, upon request, to each beneficial owner of an offered certificate held in book-entry form that is identified to the reasonable satisfaction of the trustee:

   o A payment date statement containing substantially the information contained in Annex D to this prospectus supplement.

   o A CMSA bond level file, together with a CMSA collateral summary file setting forth information with respect to the underlying mortgage loans and the corresponding mortgaged real properties, respectively.

   o A mortgage pool data update report, which is to contain substantially the categories of information regarding the underlying mortgage loans set forth on Annexes A-1 through A-6 to this prospectus supplement, with that information to be presented in tabular format substantially similar to the format utilized on those annexes. The mortgage pool data update report may be included as part of the payment date statement.

     The master servicer or the special servicer, as specified in the series 2004-C1 pooling and servicing agreement, is required to deliver to the trustee monthly, and the trustee is required to make available as described below under "--Information Available Electronically," a copy of each of the following reports with respect to the underlying mortgage loans and the corresponding mortgaged real properties:

   o a CMSA delinquent loan status report;

   o a CMSA historical loan modification and corrected mortgage loan report;

   o a CMSA historical liquidation report;

   o a CMSA REO status report;

   o a CMSA servicer watch list;

   o a loan payoff notification report;

   o a CMSA comparative financial status report;

   o a CMSA loan level reserve/LOC report;

   o a CMSA loan periodic update file;

   o a CMSA property file; and

   o a CMSA financial file.

     In addition, upon the request of any holder or, to the extent identified to the reasonable satisfaction of the trustee, beneficial owner of an offered certificate, the trustee will be required to request from the master servicer, and, upon receipt, make available to the requesting party, during normal business hours at the offices of the trustee, copies of the following reports required to be prepared and maintained by the master servicer and/or the special servicer:

   o with respect to any mortgaged real property or REO Property, a CMSA operating statement analysis report; and

   o with respect to any mortgaged real property or REO Property, a CMSA NOI adjustment worksheet.

     The reports identified in the preceding three paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities Association investor reporting package. Forms of these reports are available at the CMSA's internet website, located at www.cmbs.org.

     Recipients of the reports described above in this "--Reports to Certificateholders; Available Information" section will be deemed to have agreed to keep the information therein confidential in accordance with applicable securities laws.

     Within a reasonable period of time after the end of each calendar year, upon request, the trustee is required to send to each person who at any time during the calendar year was a series 2004-C1 certificateholder of record, a report summarizing on an annual basis, if appropriate, certain items of the monthly payment date statements relating to amounts distributed to the certificateholder and such other information as may be required to enable the certificateholder to prepare its federal income tax returns. The foregoing requirements will be deemed to have been satisfied to the extent that the information is provided from time to time pursuant to the applicable requirements of the Internal Revenue Code.

     Absent manifest error of which it is aware, none of the master servicer, the special servicer or the trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or any other third party that is included in any reports, statements, materials or information prepared or provided by the master servicer, the special servicer or the trustee, as applicable.

     Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may, at your expense, obtain direct access to the monthly reports of the trustee as if you were a certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website.

     Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee, the fiscal agent and the series 2004-C1 certificate registrar are required to recognize as certificateholders only those persons in whose names the series 2004-C1 certificates are registered on the books and records of the certificate registrar.

     Information Available Electronically. The trustee will make available each month, for the relevant reporting periods, to the series 2004-C1 certificateholders and beneficial owners of series 2004-C1 certificates identified to the reasonable satisfaction of the trustee, the payment date statement, any mortgage pool data update report, any loan payoff notification report, and the mortgage loan information presented in the standard Commercial Mortgage Securities Association investor reporting package formats via the trustee's internet website. All the foregoing reports will be accessible only with a password provided by the trustee after its receipt from the person(s) seeking access of a certification in the form attached to the series 2004-C1 pooling and servicing agreement. The trustee's internet website will initially be located at www.etrustee.net.

     The master servicer also may make some or all of the reports identified in the preceding paragraph available via its internet website, www.wachovia.com, which will initially be accessible via password and user name.

     None of the trustee, the master servicer or the special servicer will make any representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee, the master servicer or the special servicer, as the case may be, for which it is not the original source.

     The trustee and the master servicer may require the acceptance of a disclaimer and an agreement of confidentiality in connection with providing access to their respective internet websites. Neither the trustee nor the master servicer will be liable for the dissemination of information made in accordance with the series 2004-C1 pooling and servicing agreement.

     At the request of the underwriters, as provided in the series 2004-C1 pooling and servicing agreement, the trustee will be required to make available electronically, on each payment date, to the Trepp Group, Intex Solutions, Inc., Charter Research Corporation and any other similar third party information provider, a copy of the reports made available to the series 2004-C1 certificateholders.

     Other Information. The series 2004-C1 pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

   o this prospectus supplement, the accompanying prospectus and any other disclosure documents relating to the non-offered classes of the series 2004-C1 certificates, in the form most recently provided by us or on our behalf to the trustee;

   o the series 2004-C1 pooling and servicing agreement, each sub-servicing agreement delivered to the trustee since the date of initial issuance of the offered certificates, and any amendments to those agreements;

   o all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2004-C1 certificateholders since the date of initial issuance of the offered certificates;

   o all officer's certificates delivered to the trustee by the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "Servicing of the Underlying Mortgage Loans--Evidence as to Compliance" in this prospectus supplement;

   o all accountant's reports delivered to the trustee with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "Servicing of the Underlying Mortgage Loans--Evidence as to Compliance" in this prospectus supplement;

   o the most recent appraisal, if any, with respect to each mortgaged real property for an underlying mortgage loan obtained by the master servicer or the special servicer and delivered to the trustee;

   o the mortgage files for the underlying mortgage loans, including all documents, such as modifications, waivers and amendments of those underlying mortgage loans, that are to be added to the mortgage files from time to time;

   o upon request, the most recent inspection report with respect to each mortgaged real property with respect to an underlying mortgage loan prepared by or on behalf of the master servicer or the special servicer and delivered to the trustee as described under "Servicing of the Underlying Mortgage Loans--Inspections; Collection of Operating Information" in this prospectus supplement; and

   o upon request, the most recent quarterly and annual operating statement and rent roll for each mortgaged real property for an underlying mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the trustee as described under "Servicing of the Underlying Mortgage Loans--Inspections; Collection of Operating Information" in this prospectus supplement.

     Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above, the trustee (or the master servicer, if applicable) may require:

   o in the case of a registered holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential; and

   o in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.


VOTING RIGHTS

     The voting rights for the series 2004-C1 certificates will be allocated among the respective classes of those certificates as follows:

   o 99% of the voting rights will be allocated among the holders of the various classes of series 2004-C1 certificates that have principal balances, pro rata in accordance with those principal balances;

   o 1% of the voting rights will be allocated among the holders of the class X-CL, X-CP and X-ST certificates, pro rata in accordance with their respective notional amounts; and

   o 0% of the voting rights will be allocated among the holders of the class R-I, R-II, R-III and V certificates.

     Voting rights allocated to a class of series 2004-C1 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.


TERMINATION

     The obligations created by the series 2004-C1 pooling and servicing agreement will terminate following the earliest of--

  1. the final payment or advance on, other liquidation of, the last mortgage loan or related REO Property remaining in the trust, and

  2. the purchase of all of the mortgage loans and REO Properties remaining in the trust by us, Lehman Brothers Inc., the special servicer, any single certificateholder or group of certificateholders of the series 2004-C1 controlling class or the master servicer, in that order of preference.

     Written notice of termination of the series 2004-C1 pooling and servicing agreement will be given to each series 2004-C1 certificateholder. The final payment with respect to each series 2004-C1 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2004-C1 certificate registrar or at any other location specified in the notice of termination.

     Any purchase by us, Lehman Brothers Inc., the special servicer, any single holder or group of holders of the controlling class or the master servicer of all the mortgage loans and REO Properties remaining in the trust is required to be made at a price equal to:

   o the sum of--

     1. the total principal balance of all the mortgage loans then included in the trust, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with (a) interest, other than Default Interest and Post-ARD Additional Interest, on those mortgage loans, (b) unreimbursed servicing advances for those mortgage loans and (c) unpaid interest on advances made with respect to those mortgage loans, and

     2. the appraised value of all REO Properties then included in the trust,

     minus

   o solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the series 2004-C1 pooling and servicing agreement.

     The purchase will result in early retirement of the outstanding series 2004-C1 certificates. However, our right, and the rights of Lehman Brothers Inc., the special servicer, any single holder or group of holders of the series 2004-C1 controlling class or the master servicer, to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the initial mortgage pool balance. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2004-C1 certificateholders, will constitute part of the Available P&I Funds for the final payment date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series 2004-C1 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

     In addition, following the date on which the total principal balances of the class A-1, A-2, A-3, A-4, B, C, D, E, F and G certificates are reduced to zero, the trust fund may also be terminated, with the consent of 100% of the remaining 2004-C1 certificateholders and the master servicer and subject to such additional conditions as may be set forth in the series 2004-C1 pooling and servicing agreement, in connection with an exchange of all the remaining series 2004-C1 certificates for all the mortgage loans and REO Properties remaining in the trust fund at the time of exchange.


THE TRUSTEE

     LaSalle Bank National Association, a national banking association, will act as trustee on behalf of the series 2004-C1 certificateholders. As of the date of initial issuance of the offered certificates, the office of the trustee primarily responsible for administration of the trust assets, its corporate trust office, is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services--LB-UBS Commercial Mortgage Trust Series 2004-C1.

     The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times--

   o be authorized under those laws to exercise trust powers,

   o have a combined capital and surplus of at least $50,000,000, and

   o be subject to supervision or examination by federal or state banking authority.

     If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or to the requirements of the supervising or examining authority, then the combined capital and surplus of the corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2004-C1 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee will be entitled to a monthly fee for its services, which fee will--

   o accrue at the annual rate stated in the series 2004-C1 pooling and servicing agreement,

   o accrue on the total Stated Principal Balance of the mortgage pool outstanding from time to time, and

   o be calculated on a 30/360 Basis.

     The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust.

     See also "Description of the Governing Documents--The Trustee," "--Duties of the Trustee," "--Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the accompanying prospectus.

THE FISCAL AGENT

     ABN AMRO Bank N.V., a Netherlands banking corporation, will act as fiscal agent pursuant to the series 2004-C1 pooling and servicing agreement. The fiscal agent's office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603. The duties and obligations of the fiscal agent consist only of making P&I advances as described under "--Advances of Delinquent Monthly Debt Service Payments" above and servicing advances as described under "Servicing of the Underlying Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement. The fiscal agent will not be liable except for the performance of those duties and obligations. The fiscal agent will be entitled to reimbursement for each advance made by it, with interest, in the same manner and to the same extent as the trustee and the master servicer. The fiscal agent will be entitled to various rights, protections and indemnities similar to those afforded to the trustee. The trustee will be responsible for payment of the compensation of the fiscal agent.


                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any offered certificate will depend on:

   o the price at which the certificate is purchased by an investor, and

   o the rate, timing and amount of payments on the certificate.

     The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things,

   o the pass-through rate for the certificate, which will be fixed or variable, as described in this prospectus supplement,

   o the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied in reduction of the principal balance of the certificate,

   o the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of, or the total payments on, the certificate, and

   o the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

     See "Description of the Offered Certificates--Payments--Calculation of Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by the rate and timing of principal payments made in a reduction of the principal balances of those certificates. In turn, the rate and timing of principal payments that are applied in reduction of the principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust.

     Prepayments and other early liquidations of the underlying mortgage loans will result in payments on the series 2004-C1 certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the underlying mortgage loans and, accordingly, on the series 2004-C1 certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "Servicing of the Underlying Mortgage Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower under an ARD Loan may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the trust will be paid in full on its anticipated repayment date.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid and result in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificate at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     In the event that prepayments and other early liquidations occur with respect to underlying mortgage loans that have relatively high net mortgage interest rates, the Weighted Average Pool Pass-Through Rate would decline, which could, in turn, adversely affect the yield on any offered certificate with a variable or capped pass-through rate.

     Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of real estate loans comparable to those in the mortgage pool.

     Even if they are collected and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the underlying mortgage loans.

     Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates and the rate of principal payments on your offered certificates and the weighted average life of your offered certificates. Delinquencies on the underlying mortgage loans, unless covered by monthly debt service advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month.

     If--

   o you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

   o the additional losses result in a reduction of the total payments on or the principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the principal balance of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and yield to maturity of, your offered certificates.

     In addition, if the master servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2004-C1 principal balance certificates, prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2004-C1 certificates. As a result, the Total Principal Payment Amount for the corresponding payment date would be reduced, to not less than zero, by the amount of any such reimbursement. Accordingly, any such reimbursement would have the effect of reducing current payments of principal on the offered certificates.

     Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans in the trust:

   o prevailing interest rates;

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   o the terms of the mortgage loans, including--

     1. provisions that require the payment of prepayment premiums and yield maintenance charges,

     2.   provisions that impose prepayment lock-out periods, and

     3.   amortization terms that require balloon payments;

   o the demographics and relative economic vitality of the areas in which the related mortgaged real properties are located;

   o the general supply and demand for commercial and multifamily rental space of the type available at the related mortgaged real properties in the areas in which those properties are located;

   o the quality of management of the mortgaged real properties;

   o the servicing of the mortgage loans;

   o possible changes in tax laws; and

   o other opportunities for investment.

     See "Risk Factors--Risks Related to the Underlying Mortgage Loans," "Description of the Mortgage Pool" and "Servicing of the Underlying Mortgage Loans" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the mortgage loans in the trust is likely to be affected by prevailing market interest rates for real estate loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

   o the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

   o the relative importance of those factors;

   o the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

   o the overall rate of prepayment or default on the underlying mortgage loans.

     Unpaid Interest. If the portion of the Available P&I Funds payable with respect to interest on any class of offered certificates on any payment date is less than the total amount of interest then payable for the class, the shortfall will be payable to the holders of those certificates on subsequent payment dates, subject to the Available P&I Funds on those subsequent payment dates and the priority of payments described under "Description of the Offered Certificates--Payments--Priority of Payments" in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

     Delay in Payments. Because monthly payments will not be made on the offered certificates until several days after the due dates for the mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.


YIELD SENSITIVITY

     The tables on Annex C-1 hereto show the pre-tax corporate bond equivalent, the yield to maturity, the weighted average life, the modified duration and the first and final payment dates on which principal is to be paid with respect to each class of offered certificates. We prepared those tables using the Modeling Assumptions. Where applicable, they also show the assumed purchase prices, which prices do not include accrued interest. Assumed purchase prices are expressed in 32nds as a percentage of the initial total principal balance of each class of offered certificates. For example, 99-24 means 9924/32%.

     We calculated the yields set forth in the tables on Annex C-1 by--

   o determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each class of offered certificates, would cause the discounted present value of that assumed stream of cash flows to equal the assumed purchase prices, plus accrued interest from and including the cut-off date to but excluding the assumed settlement date specified as part of the offered certificates, and

   o converting those monthly rates to semi-annual corporate bond equivalent rates.

     That calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments on the offered certificates and, consequently, does not purport to reflect the return on any investment in the offered certificates when those reinvestment rates are considered.

     For purposes of the tables on Annex C-1, modified duration has been calculated using the modified Macaulay Duration as specified in the "PSA Standard Formulas." The Macaulay Duration is calculated as the present value weighted average time to receive future payments of principal and interest, and the PSA Standard Formula modified duration is calculated by dividing the Macaulay Duration by the appropriate semi-annual compounding factor. The duration of a security may be calculated according to various methodologies. Accordingly, no representation is made by us or any other person that the modified duration approach used in this prospectus supplement is appropriate. Duration, like yield, will be affected by the prepayment rate of the underlying mortgage loans and extensions with respect to balloon payments that actually occur during the life of the offered certificates and by the actual performance of the underlying mortgage loans, all of which may differ, and may differ significantly, from the assumptions used in preparing the tables on Annex C-1.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then outstanding principal balance of the subject mortgage loan(s).

     The characteristics of the mortgage loans in the trust will differ in some respects from those assumed in preparing the tables on Annex C-1. Those tables are presented for illustrative purposes only. Neither the mortgage pool nor any particular underlying mortgage loan will prepay at any constant rate, and it is unlikely that the underlying mortgage loans will prepay in a manner consistent with any designated scenario for the tables on Annex C-1. In addition, there can be no assurance that--

   o the underlying mortgage loans will prepay at any particular rate,

   o the underlying mortgage loans will not prepay, involuntarily or otherwise, during lock-out/defeasance periods, yield maintenance periods and/or declining premium periods,

   o the ARD Loans in the trust will be paid in full on their respective anticipated repayment dates,

   o the actual pre-tax yields on, or any other payment characteristics of, any class of offered certificates will correspond to any of the information shown in the tables on Annex C-1, or

   o the total purchase prices of the offered certificates will be as assumed.

     You must make your own decision as to the appropriate assumptions, including prepayment assumptions, to be used in deciding whether to purchase the offered certificates.


WEIGHTED AVERAGE LIVES

     The weighted average life of any offered certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of that certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any offered certificate is determined as follows:

   o multiply the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related payment date;

   o sum the results; and

   o divide the sum by the total amount of the reductions in the principal balance of the certificate.

     Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of the class of offered certificates to which the subject certificate belongs.

     As described in this prospectus supplement, the Total Principal Payment Amount for each payment date will be payable first with respect to the class A-1, A-2, A-3 and/or A-4 certificates (allocated among those classes as described under "Description of the Offered Certificates--Payments--Payments of Principal" in this prospectus supplement), until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of offered certificates, sequentially based upon their relative seniority, in each case until the related principal balance is reduced to zero. Because of the order in which the Total Principal Payment Amount is applied, the weighted average lives of the class A-1, A-2 and A-3 certificates may be shorter, and the weighted average lives of the other classes of offered certificates may be longer, than would otherwise be the case if the principal payment amount for each payment date was being paid on a pro rata basis among the respective classes of certificates with principal balances.

     The tables set forth in Annex C-2 show with respect to each class of offered certificates--

   o the weighted average life of that class, and

   o the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Modeling Assumptions.

     We make no representation that--

   o the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the CPRs shown or at any other particular prepayment rate,

   o all the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

   o mortgage loans in the trust that are in a lock-out/defeasance period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise.


                                USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the offered certificates will be used by us to--

   o purchase the mortgage loans that we will include in the trust, and

   o pay expenses incurred in connection with the issuance of the series 2004-C1 certificates.


                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Upon the issuance of the offered certificates, Sidley Austin Brown & Wood LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the series 2004-C1 pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Internal Revenue Code.

  The assets of REMIC I will generally include--

   o the underlying mortgage loans,

   o any REO Properties acquired on behalf of the series 2004-C1 certificateholders,

   o the master servicer's custodial account,

   o the special servicer's REO account, and

   o the trustee's collection account and interest reserve account.

     However, REMIC I will exclude any collections of Post-ARD Additional Interest on the ARD Loans.

     For federal income tax purposes,

   o the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

   o the class R-I certificates will evidence the sole class of residual interests in REMIC I,

   o the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

   o the class R-II certificates will evidence the sole class of residual interests in REMIC II,

   o the class A-1, A-2, A-3, A-4, X-CL, X-CP, X-ST, B, C, D, E, F, G, H, J,
     K, L, M, N, P, Q, S and T certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC III, and

   o the class R-III certificates will evidence the sole class of residual interests in REMIC III.

     For federal income tax purposes, each of the X-CL and X-CP classes will evidence multiple regular interests in REMIC III.


DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     For federal income tax reporting purposes, none of the offered certificates will be issued with more than a de minimis amount of original issue discount.

     Some classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

     When determining the rate of accrual of original issue discount, market discount and premium, if any, with respect to the series 2004-C1 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

   o the mortgage loans with anticipated repayment dates will be paid in full on those dates,

   o no mortgage loan in the trust will otherwise be prepaid prior to maturity, and

   o there will be no extension of maturity for any mortgage loan in the trust.

     Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that the taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.


CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

     Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in section 7701(a)(19)(C) of the Internal Revenue Code. Consequently, in general, it appears that the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as "qualified mortgages" for another REMIC under section 860G(a)(3)(C) of the Internal Revenue Code and "permitted assets" for a "financial asset securitization investment trust" under section 860L(c) of the Internal Revenue Code.

     To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Therefore:

   o a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

   o a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Internal Revenue Code; and

   o the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

     In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

  (1) the borrower pledges substitute collateral that consist solely of Government Securities;

  (2)   the mortgage loan documents allow that substitution;

  (3) the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

  (4)   the release is not within two years of the startup day of the REMIC.

     Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and 856(c)(3)(B) of the Internal Revenue Code, respectively.

     See "Description of the Mortgage Pool" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

     In the case of REO Properties directly operated by the special servicer, a tax may be imposed on any of the REMICs should the REO Properties consist primarily of hotels and income from the REO Property would be apportioned and classified as "service" or "non-service" income. The "service" portion of the income could be treated as net income from foreclosure property or net income from a prohibited transaction subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate, respectively. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the series 2004-C1 certificateholders.

     See "--REO Properties" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax Consequences-- REMICs" in the accompanying prospectus.


                             ERISA CONSIDERATIONS

CONSIDERATIONS FOR INVESTING PLANS

     If you are--

   o a fiduciary of a Plan, or

   o any other person investing "plan assets" of any Plan,

you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or section 4975 of the Internal Revenue Code. See "ERISA Considerations" in the accompanying prospectus.

     If a Plan acquires a series 2004-C1 certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "ERISA Considerations--Plan Asset Regulations" in the accompanying prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans, but this exception will be tested immediately after each acquisition of a series 2004-C1 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2004-C1 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2004-C1 certificates.

     If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving the trust's underlying assets. However, if the trust or any of the Exemption-Favored Parties is a Party in Interest with respect to the Plan, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

     The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of Lehman Brothers Inc., which exemption is identified as Prohibited Transaction Exemption 91-14, as amended by Prohibited Transaction Exemptions 2000-58 and 2002-41. Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of sections 406(a) and
(b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Internal Revenue Code, specified transactions relating to, among other things--

   o the servicing and operation of pools of real estate loans, such as the mortgage pool, and

   o the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

     The Underwriter Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the exemption. The conditions are as follows:

   o first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

   o second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by S&P, Fitch or Moody's;

   o third, the trustee cannot be an affiliate of any other member of the Restricted Group (other than an underwriter);

   o fourth, the following must be true--

      1. the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

      2. the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the obligations, and

      3. the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the series 2004-C1 pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

   o fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     It is a condition of their issuance that the each class of offered certificates receive an investment grade rating from each of S&P and Moody's. In addition, the initial trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

     The Underwriter Exemption also requires that the trust meet the following requirements:

   o the trust assets must consist solely of assets of the type that have been included in other investment pools;

   o certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of S&P, Fitch or Moody's for at least one year prior to the Plan's acquisition of an offered certificate; and

   o certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

We believe that these requirements have been satisfied as of the date of this prospectus supplement.

     If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and
(b) of the Internal Revenue Code by reason of sections 4975(c)(1)(A) through
(D) of the Internal Revenue Code, in connection with--

   o the direct or indirect sale, exchange or transfer of an offered certificate acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the master servicer, the special servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or mortgagor is, a Party in Interest with respect to the investing Plan,

   o the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan, and

   o the continued holding of an offered certificate by a Plan.

     However, no exemption is provided from the restrictions of sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

     Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption, are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by section 4975(c)(1)(E) of the Internal Revenue Code in connection with:

   o the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is a borrower, or an affiliate of a borrower, with respect to 5.0% or less of the fair market value of the underlying mortgage loans;

   o the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan; and

   o the continued holding of offered certificates by a Plan.

     Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code by reason of section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the trust assets.

     Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code, by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

   o providing services to the Plan, or

   o having a specified relationship to this person,

solely as a result of the Plan's ownership of offered certificates.

     Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in the Underwriter Exemption, would be satisfied at the time of the purchase.

     A governmental plan as defined in section 3(32) of ERISA is not subject to ERISA or section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

     The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that--

   o the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

   o the investment is appropriate for Plans generally or for any particular
     Plan.


CONSIDERATIONS FOR ALL INVESTORS

     The assets of the borrower with respect to the Jackson Business Center Mortgage Loan are considered to be assets of the Howard L. Melamed Profit Sharing Plan. Although the Jackson Business Center Mortgage Loan was originated prior to its being included in the trust and prior to the issuance of the series 2004-C1 certificates, the possibility exists that the trust's acquisition and holding of the Jackson Business Center Mortgage Loan or a purchaser's acquisition and holding of any of the series 2004-C1 certificates could be viewed as an indirect extension of credit to the Howard L. Melamed Profit Sharing Plan. Such an indirect extension of credit could be a prohibited transaction if a "party in interest" acquired or held any of the series 2004-C1 certificates. Each "party in interest" with respect to the Howard L. Melamed Profit Sharing Plan is listed in the paragraph below as an "Ineligible Purchaser" and the acquisition and holding of series 2004-C1 certificates by an Ineligible Purchaser is prohibited. Furthermore, any transfer or acquisition of any series 2004-C1 certificate or any interest therein by an Ineligible Purchaser shall be void ab initio and of no force and effect.

     No transfer of a Certificate or any interest therein may be made to any of the following (each, an "Ineligible Purchaser") and no such Ineligible Purchaser may hold a series 2004-C1 certificate at any time -- (a) Howard L. Melamed or any other fiduciary with respect to the Howard L. Melamed Profit Sharing Plan; (b) a person providing services to the Howard L. Melamed Profit Sharing Plan (c) employers who have any employees covered by the Howard L. Melamed Profit Sharing Plan; (d) any employee organization who has members covered by the Howard L. Melamed Profit Sharing Plan; (e) an owner of 50% or more of an employer listed in (c) or an organization listed in (d); (f) spouses, ancestors, lineal descendants, or spouses of lineal descendants of any of the persons listed above, except persons who are employee organizations; (g) corporations, partnerships, trusts or estates of which 50% is owned directly or indirectly by persons listed above, except persons who are relatives; (h) employees, officers, directors or 10% or more shareholders of any of the persons mentioned above, except persons who are fiduciaries or relatives; or
(i) 10% or more partners or joint venturers of any person listed above, except persons who are fiduciaries or relatives.


     Subject to the considerations described under the caption "--Considerations for Investing Plans" above, a Plan may acquire series 2004-C1 certificates unless the Plan itself is an Ineligible Purchaser.


                               LEGAL INVESTMENT

     None of the offered certificates will be mortgage related securities for purposes of SMMEA. As a result, the appropriate characterization of the offered certificates under various legal investment restrictions, and therefore the ability of investors subject to those restrictions to purchase offered certificates, is subject to significant interpretive uncertainties. Neither we nor any of the underwriters makes any representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

   o are legal investments for them, or

   o are subject to investment, capital or other restrictions.

     See "Legal Investment" in the accompanying prospectus.

                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions of an underwriting agreement between us and the underwriters, the underwriters have agreed, severally and not jointly, to purchase from us, and we have agreed to sell to them, their respective allotments, in each case if any, of the offered certificates as set forth on the table below. As set forth in the table below, not every underwriter is obligated to acquire offered certificates. Proceeds to us from the sale of the offered certificates, before deducting expenses payable by us, will be approximately 100.2% of the total principal balance of the offered certificates, plus accrued interest on all the offered certificates from January 11, 2004. It is expected that delivery of the offered certificates will be made to the underwriters in book-entry form through the same day funds settlement system of DTC on or about February 4, 2004, against payment for them in immediately available funds.


UNDERWRITER                          CLASS A-1         CLASS A-2         CLASS A-3         CLASS A-4          CLASS B
-----------                          ---------         ---------         ---------         ---------          -------
Lehman Brothers Inc. ..........    $153,000,000      $213,000,000      $113,000,000      $751,262,000      $12,463,000
UBS Securities LLC ............    $          0      $          0      $          0      $          0      $         0
                                   ------------      ------------      ------------      ------------      -----------
Total .........................    $153,000,000      $213,000,000      $113,000,000      $751,262,000      $12,463,000
                                   ============      ============      ============      ============      ===========


UNDERWRITER                          CLASS C          CLASS D          CLASS E          CLASS F
-----------                          -------          -------          -------          -------
Lehman Brothers Inc ..........    $12,463,000      $16,023,000      $21,365,000      $12,463,000
UBS Securities LLC ...........    $         0      $         0      $         0      $         0
                                  -----------      -----------      -----------      -----------
Total ........................    $12,463,000      $16,023,000      $21,365,000      $12,463,000
                                  ===========      ===========      ===========      ===========

     The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the offered certificates is subject to, among other things:

   o the receipt of various legal opinions; and

   o the satisfaction of various conditions, including that--

     1. no stop order suspending the effectiveness of our registration statement is in effect, and

     2. no proceedings for the purpose of obtaining a stop order are pending before or threatened by the SEC.

     The underwriters currently intend to sell the offered certificates from time to time in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may accomplish these transactions by selling the offered certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. The underwriters may be deemed to have received compensation from us, in connection with the sale of the offered certificates, in the form of underwriting compensation. The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be statutory underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     The underwriting agreement provides that we will indemnify the underwriters, and that under limited circumstances the underwriters will indemnify us, against various civil liabilities under the Securities Act of 1933, as amended, relating to the disclosure in this prospectus supplement, the accompanying prospectus or our registration statement.

     We have also been advised by the underwriters that they presently intend to make a market in the offered certificates. The underwriters have no obligation to do so, however, and any market making may be discontinued at any time. There can be no assurance that an active public market for the offered certificates will develop. See "Risk Factors--Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates" in the accompanying prospectus.

     With respect to this offering--

   o Lehman Brothers Inc., one of our affiliates, is acting as lead manager and sole bookrunner, and

   o UBS Securities LLC is acting as co-lead manager.

     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved, by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public. This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons. Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.


                                 LEGAL MATTERS

     Particular legal matters relating to the certificates will be passed upon for us and the underwriters by Sidley Austin Brown & Wood LLP, New York, New York.


                                    RATINGS

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows:


                        CLASS        S&P        MOODY'S
                       -------      -----      --------
                          A-1        AAA          Aaa
                          A-2        AAA          Aaa
                          A-3        AAA          Aaa
                          A-4        AAA          Aaa
                           B         AA+          Aa1
                           C          AA          Aa2
                           D         AA-          Aa3
                           E          A+          A1
                           F          A           A2

     The ratings on the offered certificates address the likelihood of the timely receipt by the holders of all payments of interest to which they are entitled on each payment date and the ultimate receipt by the holders of all payments of principal to which those holders are entitled on or before the related rated final payment date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

   o the tax attributes of the offered certificates or of the trust,

   o whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

   o the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

   o the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

   o whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls,

   o whether and to what extent prepayment premiums, yield maintenance charges, Default Interest or Post-ARD Additional Interest will be received, and

   o the yield to maturity that investors may experience.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P or Moody's.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

                                   GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in Annexes A-1, A-2, A-3, A-4 and B to this prospectus supplement.

     "30/360 BASIS" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

     "ACTUAL/360 BASIS" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

     "ACTUAL/ACTUAL BASIS" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in an actual calendar year.

     "ADDITIONAL TRUST FUND EXPENSE" means an expense of the trust that--

     o arises out of a default on a mortgage loan or an otherwise unanticipated event,

     o is not required to be paid by any party to the series 2004-C1 pooling and servicing agreement,

     o is not included in the calculation of a Realized Loss in respect of any particular underlying mortgage loan,

     o is not covered by a servicing advance or a corresponding collection from the related borrower and is not offset by late payment charges and/or Default Interest on the related mortgage loan, and

     o causes a shortfall in the payments of interest (other than Post-ARD Additional Interest) or principal on any class of series 2004-C1 certificates.

     We provide some examples of Additional Trust Fund Expenses under "Description of the Offered Certificates--
Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "ADMINISTRATIVE COST RATE" means, with respect to each mortgage loan in the trust, the sum of the per annum rates at which the related master servicing fee (including any related primary servicing fee payable by the master servicer to any related sub-servicer) and the monthly trustee fee is calculated.

     "APPRAISAL REDUCTION AMOUNT" means, for any mortgage loan in the trust as to which an Appraisal Trigger Event has occurred, an amount that will equal the excess, if any, of "x" over "y" where--

   o "x" is equal to the sum of:

     1. the Stated Principal Balance of the mortgage loan;

     2. to the extent not previously advanced by or on behalf of the master servicer, the trustee or the fiscal agent, all unpaid interest, other than any Default Interest and Post-ARD Additional Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

     3. all accrued but unpaid special servicing fees, liquidation fees and workout fees with respect to the mortgage loan;

     4. all related unreimbursed advances made by or on behalf of the master servicer, the special servicer, the trustee or the fiscal agent with respect to the mortgage loan, together with interest on those advances as permitted under the series 2004-C1 pooling and servicing agreement;

     5. any other unpaid Additional Trust Fund Expenses in respect of the mortgage loan; and

     6. all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and any unfunded improvement and other applicable reserves, with respect to the related mortgaged real property, net of any escrow reserves held by the master servicer or the special servicer that cover any such item; and

   o "y" is equal to the sum of:

     1. the excess, if any, of--

          (a) 90% of the resulting appraised or estimated value of the related mortgaged real property or REO Property (which value may be subject to reduction by the special servicer (acting in accordance with the Servicing Standard) based on its review of the related appraisal and other relevant information), over

          (b) the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan;

     2. the amount of escrow payments and reserve funds held by the master servicer with respect to the mortgage loan that--

          (a) are not required to be applied to pay real estate taxes and assessments, insurance premiums or ground rents,

          (b) are not otherwise scheduled to be applied (except to pay debt service on the mortgage loan) within the next 12 months, and

          (c) may be used to reduce the principal balance of the mortgage loan; and

     3. the amount of any letter of credit that constitutes additional security for the mortgage loan that may be drawn upon for purposes of paying down the principal balance of the mortgage loan.

     If, however--

     o an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust,

     o no appraisal or other valuation estimate, as described under "Servicing of the Underlying Mortgage Loans--Required Appraisals," is obtained or performed within 60 days after the occurrence of that Appraisal Trigger Event, and

     o  either--

     1. no comparable appraisal or other valuation, or update of a comparable appraisal or other valuation, had been obtained or performed during the 12-month period prior to that Appraisal Trigger Event, or

     2. there has been a material change in the circumstances surrounding the related mortgaged real property subsequent to any earlier appraisal or other valuation, or any earlier update of an appraisal or other valuation, that, in the special servicer's judgment, materially affects the value of the property, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition. For purposes of this definition, each mortgage loan that is part of a group of cross-collateralized mortgage loans will be treated separately for purposes of calculating any Appraisal Reduction Amount.

     Each Appraisal Reduction Amount shall be reduced to zero as of the date the related mortgage loan becomes a corrected mortgage loan, it has remained current for at least three consecutive monthly payments and no other Appraisal Trigger Event has occurred during the preceding three-month period; and no Appraisal Reduction Amount shall exist as to any mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of.

     Notwithstanding the foregoing, each Loan Combination will be treated as a single underlying mortgage loan for purposes of calculating an Appraisal Reduction Amount. Any Appraisal Reduction Amount with respect to a Loan Combination will be allocated first to the related Subordinate Non-Trust Loan, up to the outstanding principal balance thereof, together with all accrued and unpaid interest (other than Default Interest) thereon, and then to the underlying mortgage loan in that Loan Combination and, in the case of GIC Office Portfolio Loan Group, also to the GIC Office Portfolio Pari Passu Non-Trust Loans, on a pro rata basis.

     "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan in the trust, any of the following events:

   o the mortgage loan has been modified by the special servicer in a manner that--

     1. affects that amount or timing of any payment of principal or interest due on it, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan,

     2. except as expressly contemplated by the related loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged real property without a corresponding principal prepayment in an amount, or the delivery by the related borrower of substitute real property collateral with a fair market value, that is not less than the fair market value of the property to be released, or

     3. in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or reduces the likelihood of timely payment of amounts due on the mortgage loan;

   o the mortgage loan is 60 days or more delinquent in respect of a monthly debt service payment (other that a balloon payment);

   o solely in the case of a Balloon Loan, the mortgage loan is delinquent in respect of its balloon payment (1) for one day beyond the related maturity date (in the event that neither clause (2) nor clause (3) of this bullet is applicable), (2) for 30 days beyond the related maturity date (with the consent of the related Loan Combination Controlling Party, if the mortgage loan is part of a Loan Combination, or the series 2004-C1 controlling class representative, otherwise, for such 30-day grace period), or (3) if clause (2) of this bullet otherwise applies and the related borrower (a) delivers a refinancing commitment within 30 days of the maturity date of the mortgage loan and (b) continues to make monthly payments equivalent to the monthly payments previously due under the mortgage loan prior to its maturity date, for such period (not to exceed 120 days) beyond the maturity date, ending on the date on which it is determined that the refinancing could not reasonably be expected to occur;

   o a receiver or similar official is appointed and continues for 60 days in that capacity in respect of the mortgaged real property securing the mortgage loan;

   o the related borrower becomes the subject of (1) voluntary bankruptcy, insolvency or similar proceedings or (2) involuntary bankruptcy, insolvency or similar proceedings that remain undismissed for 60 days;

   o the mortgaged real property securing the mortgage loan becomes an REO Property; or

   o the mortgage loan remains outstanding five years after any extension of its maturity.

     "ARD LOAN" means any mortgage loan in the trust having the characteristics described in the first paragraph under "Description of the Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans--ARD Loans" in this prospectus supplement.

     "AVAILABLE P&I FUNDS" means the total amount available to make payments of interest and principal on the series 2004-C1 certificates on each payment date. The Available P&I Funds are more particularly described under "Description of the Offered Certificates--Collection Account--Withdrawals" in this prospectus supplement.

     "BALLOON LOAN" means any mortgage loan in the trust fund that by its original terms or by virtue of any modification entered into as of the issue date for the series 2004-C1 certificates provides for an amortization schedule extending beyond its stated maturity date and as to which, in accordance with such terms, the scheduled payment due on its stated maturity date is significantly larger than the scheduled payment due on the due date next preceding its stated maturity date.

     "CAPITAL IMP. RESERVE" means, with respect to any mortgage loan in the trust, funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

     "CBE" means corporate bond equivalent.

     "CERCLA" means the Federal Comprehensive Environmental, Response, Compensation and Liability Act of 1980, as amended.

     "CLASS A PRINCIPAL PAYMENT CROSS-OVER DATE" means the first payment date as of the commencement of business on which--

   o the class A-1, A-2, A-3 and A-4 certificates, or any two or more of those classes, remain outstanding, and

   o the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates have previously been reduced to zero as described under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "CLEARSTREAM" means Clearstream Banking Luxembourg.

     "CONDEMNATION PROCEEDS" means all proceeds and other amounts received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property or an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

  "CUT-OFF DATE LOAN-TO-VALUE RATIO," "CUT-OFF DATE LTV RATIO" and "CUT-OFF
     DATE LTV" each means:

   o with respect to any mortgage loan in the trust (other than the GIC Office Portfolio Mortgage Loan), the ratio, expressed as a percentage, of--

     1. the cut-off date principal balance of the subject mortgage loan, as shown on Annex A-1 to this prospectus supplement, to

     2. the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this prospectus supplement; and

   o with respect to the GIC Office Portfolio Mortgage Loan, the ratio, expressed as a percentage, of--

     1. the cut-off date principal balance of the GIC Office Portfolio Mortgage Loan, as shown on Annex A-1 to this prospectus supplement, together with the cut-off date principal balances of the five (5) GIC Office Portfolio Pari Passu Non-Trust Loans, to

     2. the appraised value of the GIC Office Portfolio Mortgaged Properties, as shown on Annex A-1 to this prospectus supplement.

     "D(x)" means, with respect to any mortgage loan in the trust, a period of x months during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that mortgage loan in order to obtain a release of one or more of the related mortgaged real properties.

     "DEFAULT INTEREST" means any interest that--

      o accrues on a defaulted mortgage loan solely by reason of the subject default, and

      o is in excess of all interest at the related mortgage interest rate and any Post-ARD Additional Interest accrued on the mortgage loan.

     "DISCOUNT RATE" means, with respect to any prepaid mortgage loan in the trust, a rate which, when compounded monthly, is equivalent to the "Yield Maintenance Treasury Rate" when compounded semi-annually. The "Yield Maintenance Treasury Rate" means, except with respect to the two (2) mortgage loans referred to in the next sentence, the yield calculated by the master servicer by linear interpolation of the yields, as such yields are reported in Federal Reserve Statistical Release H.15-Selected Interest Rates (519), under the heading U.S. Government Securities/Treasury Constant Maturities, with respect to the maturity dates set forth thereunder, one longer and one shorter, most nearly approximating the maturity date (or, in the case of an ARD Loan, the anticipated repayment date) of the relevant prepaid mortgage loan. The "Yield Maintenance Treasury Rate" means, with respect to the two (2) underlying mortgage loans, representing 0.2% of the initial mortgage pool balance, that are secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Grogan's Mill Office and Borough Park Portfolio, respectively, the lesser of (a) the (i) yield on the U.S. Treasury issue (primary issue) with the same maturity date as the subject underlying mortgage loan's maturity date; or (ii) if no such U.S. Treasury issue is available, then the interpolated yield on the two U.S. Treasury issues (primary issues) with maturity dates (one prior to and one following) that are closest to the subject underlying mortgage loan's maturity date, or (b) the (i) yield on the U.S. Treasury issue (primary issue) with a term equal to the remaining average life of the subject underlying mortgage loan; or (ii) if no such U.S. Treasury issue is available, then the interpolated yield on the two U.S. Treasury issues (primary issues) with terms (one prior to and one following) that are closest to the remaining average life of the subject underlying mortgage loan with each such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is 14 days prior to the prepayment date set forth in the borrower's prepayment notice (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published). In the event that Federal Reserve Statistical Release H.15 or The Wall Street Journal is no longer published or does not indicate the information set forth above, the master servicer will select a comparable publication or source for the purposes of determining the Yield Maintenance Treasury Rate.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA PLAN" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

     "EUROCLEAR" means The Euroclear System.

     "EXEMPTION-FAVORED PARTY" means any of--

      o  Lehman Brothers Inc.,

      o any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers Inc., and

      o any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to the offered certificates.

     "FF&E" means furniture, fixtures and equipment.

     "FITCH" means Fitch, Inc.

     "GAAP" means generally accepted accounting principles in the United States of America.

     "GIC APPLICABLE PERCENTAGE" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The GIC Office Portfolio Mortgage Loan--Tenant Related Issues and Reserves."

     "GIC OFFICE PORTFOLIO BORROWERS" has the meaning assigned thereto under "Description of the Mortgage Pool--
Significant Underlying Mortgage Loans--The GIC Office Portfolio Mortgage Loan--The Borrowers and Sponsor" in this prospectus supplement.

     "GIC OFFICE PORTFOLIO CO-LENDER AGREEMENT" means the agreement executed between the holder of the GIC Office Portfolio Mortgage Loan and each of the GIC Office Portfolio Non-Trust Noteholders as described under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The GIC Office Portfolio Mortgage Loan--The GIC Office Portfolio Co-Lender Agreement" in this prospectus supplement.

     "GIC OFFICE PORTFOLIO INTERCREDITOR AGREEMENT" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The GIC Office Portfolio Mortgage Loan--Mezzanine Financing" in this prospectus supplement.

     "GIC OFFICE PORTFOLIO LOAN GROUP" means, collectively, the seven (7) mortgage loans, including the GIC Office Portfolio Mortgage Loan, that were all made to the GIC Office Portfolio Borrowers, that are all secured by a single mortgage instrument encumbering the GIC Office Portfolio Mortgaged Properties and that have an aggregate unpaid principal balance as of the cut-off date of $825,000,000.

     "GIC OFFICE PORTFOLIO MEZZANINE BORROWER" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The GIC Office Portfolio Mortgage Loan--Mezzanine Financing" in this prospectus supplement.

     "GIC OFFICE PORTFOLIO MEZZANINE COLLATERAL" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The GIC Office Portfolio Mortgage Loan--Mezzanine Financing" in this prospectus supplement.

     "GIC OFFICE PORTFOLIO MEZZANINE LENDER" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The GIC Office Portfolio Mortgage Loan--Mezzanine Financing" in this prospectus supplement.

     "GIC OFFICE PORTFOLIO MEZZANINE LOAN" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The GIC Office Portfolio Mortgage Loan--Mezzanine Financing" in this prospectus supplement.

     "GIC OFFICE PORTFOLIO MORTGAGE LOAN" means the underlying mortgage loan made to the GIC Office Portfolio Borrowers that is secured by the GIC Office Portfolio Mortgaged Properties.

     "GIC OFFICE PORTFOLIO MORTGAGED PROPERTIES" means the mortgaged real properties identified on Annex A-1 to this prospectus supplement as GIC Office Portfolio.

     "GIC OFFICE PORTFOLIO NON-TRUST LOANS" means each of the mortgage loans (other than the GIC Office Portfolio Mortgage Loan) that comprise the GIC Office Portfolio Loan Group. None of the GIC Office Portfolio Non-Trust Loans will back the series 2004-C1 certificates.

     "GIC OFFICE PORTFOLIO NON-TRUST LOAN NOTEHOLDER" means the holder of a GIC Office Portfolio Non-Trust Loan.

     "GIC OFFICE PORTFOLIO PARI PASSU LOANS" means the GIC Office Portfolio Mortgage Loan and the GIC Office Portfolio Pari Passu Non-Trust Loans.

     "GIC OFFICE PORTFOLIO PARI PASSU NON-TRUST LOAN" means each of the GIC Office Portfolio Non-Trust Loans that are pari passu in right of payment with the GIC Office Portfolio Mortgage Loan. The GIC Office Portfolio Pari Passu Non-Trust Loans have, as of the cut-off date, unpaid principal balances of $150,000,000, $90,000,000, $110,000,000, $85,000,000 and $65,000,000,
respectively.

     "GIC OFFICE PORTFOLIO PARI PASSU NON-TRUST LOAN NOTEHOLDER" means the holder of a GIC Office Portfolio Pari Passu Non-Trust Loan.

     "GIC OFFICE PORTFOLIO SUBORDINATE NON-TRUST LOAN" means the GIC Office Portfolio Non-Trust Loan that is, during the continuance of certain uncured events of default that result in acceleration of the GIC Office Portfolio Loan Group, subordinate in right of payment to the GIC Office Portfolio Mortgage Loan. The GIC Office Portfolio Subordinate Non-Trust Loan has, as of the cut-off date, an unpaid principal balance of $125,000,000.

     "GIC OFFICE PORTFOLIO SUBORDINATE NON-TRUST LOAN NOTEHOLDER" means the holder of the GIC Office Portfolio Subordinate Non-Trust Loans.

     "GIC PARTIAL DEFEASANCE AMOUNT" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The GIC Office Portfolio Mortgage Loan--Interest Rate; Application of Payments; Prepayments; Defeasance" in this prospectus supplement.

     "GIC RE" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The GIC Office Portfolio Mortgage Loan--The Borrowers and Sponsor" in this prospectus supplement.

     "GIC TERRORISM INSURANCE REQUIRED AMOUNT" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The GIC Office Portfolio Mortgage Loan--Terrorism Insurance" in this prospectus supplement.

     "GIC TERRORISM PREMIUM AMOUNT" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The GIC Office Portfolio Mortgage Loan--Terrorism Insurance" in this prospectus supplement.

     "GLA" means gross leasable area.

     "GOVERNMENT SECURITIES" means non-callable United States Treasury obligations, and other non-callable government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

     "INELIGIBLE PURCHASER" has the meaning assigned thereto under "ERISA Considerations--Considerations for All Investors" in this prospectus supplement.

     "INSURANCE PROCEEDS" means all proceeds and other amounts received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related underlying mortgage loan, together with any comparable amounts received with respect to an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

     "IRS" means the Internal Revenue Service.

     "JACKSON BUSINESS CENTER MORTGAGE LOAN" means the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Jackson Business Center.

     "LEASE TERMINATION PAYMENTS" means any fees or payments received from any tenant under a lease affecting a mortgaged real property in connection with termination cancellation, surrender, sale or other disposition of such lease.

     "LEHMAN MORTGAGE LOAN" means each mortgage loan in the trust that was transferred to us by the Lehman Mortgage Loan Seller.

     "LEHMAN MORTGAGE LOAN SELLER" means, individually and collectively, each of our affiliates that transferred mortgage loans to us for inclusion in the trust.

     "LIQUIDATION PROCEEDS" means all cash proceeds received and retained by the trust in connection with--

   o the full or partial liquidation of defaulted mortgage loans by foreclosure or otherwise;

   o the repurchase of any mortgage loan by us or the applicable mortgage loan seller, as described under "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement;

   o the purchase of any specially serviced mortgage loan by any holder of a purchase option as described under "Servicing of the Underlying Mortgage Loans--Fair Value Option" in this prospectus supplement;

   o the purchase of all remaining mortgage loans and REO Properties in the trust by us, Lehman Brothers Inc., the special servicer, any certificateholder of the series 2004-C1 controlling class or the master servicer, as described under "Description of the Offered
     Certificates--Termination" in this prospectus supplement;

   o the acquisition of all remaining mortgage loans and REO Properties in the trust in exchange for all the series 2004-C1 certificates, as described under "Description of the Offered Certificates--Termination" in this prospectus supplement;

   o the purchase of an underlying mortgage loan that is part of a Loan Combination by the related Subordinate Non-Trust Loan Noteholder in accordance with the related co-lender agreement;

   o the purchase of any defaulted mortgage loan in the trust by a mezzanine lender pursuant to a purchase right as set forth in the related intercreditor agreement; and

   o the sale of an REO Property.

     "LOAN COMBINATION" means the GIC Office Portfolio Loan Group or the MGM Tower Loan Pair, as applicable.

     "LOAN COMBINATION CONTROLLING PARTY" has the meaning assigned thereto under "Servicing of the Underlying Mortgage Loans--The Series 2004-C1 Controlling Class Representative and the Non-Trust Loan
Noteholders--Designation of the Loan Combination Controlling Parties" in this prospectus supplement.

     "LOAN PER SQ. FT." and "LOAN PER SF" each means, with respect to each underlying mortgage loan secured by a lien on a mortgaged real property that constitutes a retail, industrial/warehouse, self-storage or office property, the cut-off date principal balance of that mortgage loan (or, in the case of the GIC Office Portfolio Mortgage Loan, of that mortgage loan and all the GIC Office Portfolio Pari Passu Non-Trust Loans), as shown on Annex A-1 to this prospectus supplement, divided by the net rentable square foot area of the related mortgaged real property.

     "LOAN PER UNIT" means, with respect to each underlying mortgage loan secured by a lien on a mortgaged real property that constitutes a multifamily rental apartment, a mobile home park or a hospitality property, the cut-off date principal balance of that mortgage loan, as shown on Annex A-1 to this prospectus supplement, divided by the number of dwelling units, pads or guest rooms, as applicable, at or on the related mortgaged real property.

     "L(x)" means, with respect to any mortgage loan in the trust, a period of x months during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

     "MCI" means MCI Telecommunications.

     "MGM" means Metro-Goldwyn-Mayer Studios Inc.

     "MGM LC" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The MGM Tower Mortgage Loan--MGM Lease" in this prospectus supplement.

     "MGM LEASE" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The MGM Tower Mortgage Loan--MGM Lease" in this prospectus supplement.

     "MGM REDUCTION DATE" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The MGM Tower Mortgage Loan--MGM Lease" in this prospectus supplement.

     "MGM REDUCTION SPACE" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The MGM Tower Mortgage Loan--MGM Lease" in this prospectus supplement.

     "MGM TOWER BORROWER" means Constellation Place, LLC, the borrower under the MGM Tower Mortgage Loan.

     "MGM TOWER CO-LENDER AGREEMENT" means the agreement executed between the holder of the MGM Tower Mortgage Loan and the MGM Tower Non-Trust Noteholder as described under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The MGM Tower Mortgage Loan--The MGM Tower Co-Lender Agreement" in this prospectus supplement.

     "MGM TOWER LOAN PAIR" means the MGM Tower Mortgage Loan, together with the MGM Tower Non-Trust Loan.

     "MGM TOWER MORTGAGE LOAN" means the underlying mortgage loan secured by the MGM Tower Mortgaged Property.

     "MGM TOWER MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as MGM Tower.

     "MGM TOWER NON-TRUST LOAN NOTEHOLDER" means the holder of the note evidencing the MGM Tower Non-Trust Loan.

     "MGM TOWER NON-TRUST LOAN" means the mortgage loan (not included in the trust fund) that is secured by the MGM Tower Mortgaged Property, that has, as of the cut-off date, an unpaid principal balance of $90,000,000, and that is held by the MGM Tower Non-Trust Loan Noteholder.

     "MGM TOWER TRIGGER EVENT" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The MGM Tower Mortgage Loan--Lockbox" in this prospectus supplement.

     "MATURITY DATE LOAN-TO-VALUE RATIO" and "SCHEDULED MATURITY/ARD LTV" each means:

   o with respect to any mortgage loan in the trust (other than the GIC Office Portfolio Mortgage Loan), the ratio, expressed as a percentage, of--

     1. the expected balance of the subject mortgage loan on its maturity date or, in the case of an ARD Loan, its anticipated repayment date, assuming no prepayments of principal or defaults, to

     2. the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this prospectus supplement; and

   o with respect to the GIC Office Portfolio Mortgage Loan, the ratio, expressed as a percentage, of--

     1. the expected total balance of the GIC Office Portfolio Mortgage Loan and the five (5) GIC Office Portfolio Pari Passu Non-Trust Loans on their stated maturity date, assuming no prepayments of principal or defaults, to

     2. the appraised value of the GIC Office Portfolio Mortgaged Properties, as shown on Annex A-1 to this prospectus supplement.

     "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the series 2004-C1 certificates and the mortgage loans in the trust:

   o the mortgage loans have the characteristics set forth on Annex A-1 and the initial mortgage pool balance is approximately $1,424,327,015;

   o the initial total principal balance or notional amount, as the case may be, of each class of series 2004-C1 certificates is as described in this prospectus supplement;

   o the pass-through rate for each class of series 2004-C1 certificates is as described in this prospectus supplement;

   o there are no delinquencies or losses with respect to the mortgage loans;

   o there are no modifications, extensions, waivers or amendments affecting the monthly payments by borrowers on the mortgage loans;

   o there are no Appraisal Reduction Amounts with respect to the mortgage loans;

   o there are no casualties or condemnations affecting the corresponding mortgaged real properties;

   o each of the mortgage loans provides for monthly payments to be due on the first, eighth or eleventh day, as applicable, of each month, which monthly payments are timely received, and each of the mortgage loans accrues interest on an Actual/360 Basis or an Actual/Actual Basis, as applicable;

   o all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest;

   o there are no breaches of our representations and warranties or those of the UBS Mortgage Loan Seller regarding the mortgage loans;

   o no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's prepayment lock-out period, defeasance period or prepayment consideration period, in each case if any;

   o there are no releases of any mortgaged real properties or any particular parcels, in each case, prior to satisfaction of the subject underlying mortgage loan;

   o each ARD Loan is paid in full on its anticipated repayment date;

   o except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

   o no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under "Description of the Offered Certificates--Termination;"

   o no mortgage loan is required to be repurchased by us or the UBS Mortgage Loan Seller;

   o no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

   o there are no Additional Trust Fund Expenses;

   o payments on the offered certificates are made on the 15th day of each month, commencing in February 2004; and

   o the offered certificates are settled on February 4, 2004.

     For purposes of the Modeling Assumptions, a "prepayment consideration period" is any period during which a mortgage loan provides that voluntary prepayments be accompanied by prepayment consideration in the form of (a) a yield maintenance charge, (b) a prepayment premium calculated as a percentage (which may decline over time) of the principal amount prepaid or (c) some combination of (a) and (b).

     "MOODY'S" means Moody's Investors Service, Inc.

     "NAP" means that, with respect to a particular category of data, the data is not applicable.

     "NAV" means that, with respect to a particular category of data, the data is not available.

     "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any payment date, the excess, if any, of--

   o the Prepayment Interest Shortfalls incurred with respect to the entire mortgage pool during the related collection period, over

   o the total payments made by the master servicer to cover those Prepayment Interest Shortfalls.

     "NET CASH FLOW" or "U/W NET CASH FLOW" means for any mortgaged real property securing a mortgage loan in the trust:

   o the revenue derived from the use and operation of that property; less

   o the total of the following items--

     (a)  allowances for vacancies and credit losses,

     (b) operating expenses, such as utilities, administrative expenses, repairs and maintenance, management fees and advertising,

     (c) fixed expenses, such as insurance, real estate taxes and ground lease payments, if applicable, and

     (d) replacement reserves, and reserves for tenant improvement costs and leasing commissions, based either on actual reserves or on underwritten annualized amounts.

     Net Cash Flow does not reflect interest expenses and non-cash items, such as depreciation and amortization, and generally does not reflect capital expenditures.

     In determining the Net Cash Flow for any mortgaged real property securing a mortgage loan in the trust, the related originator relied on one or more of the following items supplied by the related borrower:

   o rolling 12-month operating statements;

   o applicable year-to-date financial statements, if available;

   o full year budgeted financial statements, if available; and

   o except in the case of hospitality properties, single tenant properties and self-storage properties, rent rolls were current as of the date not earlier than eight months prior to the respective date of origination.

     In general, except in the case of the GIC Office Portfolio Mortgage Loan, the MGM Tower Mortgage Loan, and the mortgage loan secured by the mortgaged real property identified on Annex A-1 of this prospectus supplement as Louis Joliet

Mall, respectively, as to which some of the above-described items were audited or were reviewed by an accountant under a set of agreed-upon procedures, these items were not audited or otherwise confirmed by an independent party.

     In determining the "revenue" component of Net Cash Flow for each mortgaged real property (other than a hospitality property), the related originator generally relied on the most recent rent roll supplied by the related borrower. Where the actual vacancy shown on that rent roll and the market vacancy was less than 5%, the originator generally assumed a minimum of 5% vacancy in determining revenue from rents, except that, in the case of certain anchored shopping centers, certain office properties and certain single tenant properties, space occupied by those anchor tenants, significant office tenants or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or the creditworthiness of those tenants, in accordance with the originator's underwriting standards.

     In determining rental revenue for multifamily rental properties, self-storage properties and mobile home parks, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.

     For the other mortgaged real properties (other than hospitality properties), the related originator generally annualized rental revenue shown on the most recent certified rent roll, after applying the vacancy factor, without further regard to the terms, including expiration dates, of the leases shown on that rent roll.

     In the case of hospitality properties, gross receipts were determined on the basis of historical operating levels shown on the borrower-supplied 12-month trailing operating statements.

     In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation.

     In some cases, Net Cash Flow reflects rental income that is to be payable commencing on a future date under a signed lease but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy.

     In determining the "expense" component of Net Cash Flow for each mortgaged real property, the related originator generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that:

   o if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used;


   o property management fees were generally assumed to be 3% to 6% of effective gross revenue;

   o in general, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; and

   o expenses were generally, but not always, assumed to include annual replacement reserves equal to--

     (a) in the case of retail, office, self-storage and industrial/warehouse properties, generally not less than $0.10 per square foot and not more than $0.30 per square foot of net rentable commercial area;

     (b) in the case of multifamily rental apartments, generally not less than $200 or more than $300 per residential unit per year, depending on the condition of the property; and

     (c)  in the case of mobile home parks, generally $40 per pad per year.

     In some instances, the related originator (where it deemed appropriate) recharacterized as capital expenditures those items reported by borrowers as operating expenses, thereby increasing "Net Cash Flow."

     For more detailed information regarding the Net Cash Flow and U/W Net Cash Flow with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1--Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

     "NET MORTGAGE PASS-THROUGH RATE" means:

   o in the case of each underlying mortgage loan that accrues interest on a 30/360 Basis, for any payment date, an annual rate equal to--

     1. the mortgage interest rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates, minus

     2. the related Administrative Cost Rate;

   o in the case of each underlying mortgage loan that accrues interest on an Actual/360 Basis, an annual rate generally equal to --

     1. the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during the related interest accrual period, based on its Stated Principal Balance immediately preceding the subject payment date and its mortgage interest rate in effect as of the date of initial issuance of the offered certificates, and the denominator of which is the Stated Principal Balance of that mortgage loan immediately prior to the subject payment date, minus

     2. the related Administrative Cost Rate and, in the case of the UBS Center
        - Stamford Mortgage Loan, the fixed pass-through rate for the class X-ST certificates; and

   o in the case of each underlying mortgage loan that accrues interest on an Actual/Actual Basis, an annual rate generally equal to--

     1. the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/Actual Basis during the related interest accrual period, based on its Stated Principal Balance immediately preceding the subject payment date and its mortgage interest rate in effect as of the date of initial issuance of the offered certificates, and the denominator of which is the Stated Principal Balance of that mortgage loan immediately prior to the subject payment date, minus

     2. the related Administrative Cost Rate.

     Notwithstanding the foregoing, if the subject payment date occurs during January, except during a leap year, or February, then the amount of interest that comprises the numerator of each of the fractions described in clause 1(b) of the second bullet and clause 1(b) of the third bullet, respectively, of this definition will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the trustee's collection account to the trustee's interest reserve account during that month. Furthermore, if the subject payment date occurs during March, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of the second bullet and clause 1(b) of the third bullet, respectively, of this definition will be increased to reflect any interest reserve amount(s) with respect to the subject mortgage loan that are transferred from the trustee's interest reserve account to the trustee's collection account during that month.

     "NET OPERATING INCOME" or "U/W NET OPERATING INCOME" means, for any mortgaged real property securing a mortgage loan in the trust, an amount generally equal to:

   o the U/W Net Cash Flow for that mortgaged real property; plus

   o underwritten replacement reserves and tenant improvements and leasing commissions.

     "NON-TRUST LOAN" means any of the GIC Office Portfolio Non-Trust Loans or the MGM Tower Non-Trust Loan, as applicable.

     "NON-TRUST LOAN NOTEHOLDER" means any of the GIC Office Portfolio Non-Trust Loan Noteholders or the MGM Tower Non-Trust Loan Noteholder, as applicable.

     "NR" means not rated.

     "O(z)" means, with respect to any Mortgage Loan, a period of z months during which prepayments of principal are permitted without the payment of any prepayment premium or yield maintenance charge and no defeasance can be required.

     "OCCUPANCY PERCENTAGE" or "OCCUPANCY RATE" means:

   o in the case of multifamily rental properties and mobile home parks, the percentage of rental units or pads, as applicable, that are rented as of the date of determination;

   o in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination; and

   o in the case of self-storage facilities, either the percentage of the net rentable square footage rented as of the date of determination or the percentage of units rented as of the date of determination, depending on borrower reporting.

     For more detailed information regarding Occupancy Percentages and Occupancy Rates with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1--Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

     "ORIGINAL AMORTIZATION TERM" means, with respect to each mortgage loan in the trust, the number of months from origination to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due, and assuming no prepayments of principal and no defaults.

     "ORIGINAL INTEREST-ONLY PERIOD" means, with respect to any mortgage loan in the trust, the period, if any, following the related origination date during which scheduled payments of interest only are required.

     "ORIGINAL TERM TO MATURITY" means, with respect to each mortgage loan in the trust, the number of months from origination to maturity or, in the case of an ARD Loan, to the anticipated repayment date.

     "P&I" means principal and/or interest.

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Internal Revenue Code.

     "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan in the trust, any and all of the following:

   o liens for real estate taxes, water charges, sewer rents and assessments not yet due and payable,

   o covenants, conditions and restrictions, rights of way, easements and other matters that are of public record or that are omitted as exceptions in the related lender's title insurance policy (or, if not yet issued, omitted as exceptions in a fully binding pro forma title policy or title policy commitment),

   o the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related mortgaged real property,

   o condominium declarations of record and identified in the related lender's title insurance policy (or, if not yet issued, identified in a pro forma title policy or title policy commitment), and

   o if the subject loan is a cross-collateralized mortgage loan, the lien of the mortgage instrument for any other mortgage loan in the trust with which the subject mortgage loan is cross-collateralized.

     "PERMITTED INVESTMENTS" means U.S. Government Securities and other investment grade obligations specified in the series 2004-C1 pooling and servicing agreement.

     "PLAN" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to section 4975 of the Internal Revenue Code.

     "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of Labor promulgated under ERISA.

     "POST-ARD ADDITIONAL INTEREST" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

     "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise in connection with a casualty or condemnation, during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date to the date of prepayment, less the amount of related master servicing fees payable from that interest collection, and exclusive of any Default Interest and Post-ARD Additional Interest included in that interest collection.

     "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise in connection with a casualty or condemnation, during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment from the date of prepayment to but not including that due date, less the amount of related master servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have represented Default Interest or Post-ARD Additional Interest.

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     "PTE" means prohibited transaction exemption.

     "REALIZED LOSSES" mean losses on or with respect to the underlying mortgage loans arising from the inability to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "RECOVERED AMOUNT" has the meaning assigned to that term in the third paragraph of the definition of "Total Principal Payment Amount" below in this glossary.

     "RELEVANT PERSONS" has the meaning assigned to that term under "Notice to Residents of the United Kingdom" in this prospectus supplement.

     "REMAINING AMORTIZATION TERM" means, with respect to each mortgage loan in the trust, the number of months remaining from the cut-off date to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due and assuming no prepayments of principal and no defaults.

     "REMAINING INTEREST-ONLY PERIOD" means, with respect to any mortgage loan in the trust, the period, if any, following the cut-off date during which scheduled payments of interest only are required.

     "REMAINING TERM TO MATURITY" means, with respect to each mortgage loan in the trust, the number of months remaining to maturity or, in the case of an ARD Loan, to the anticipated repayment date.

     "REMIC" means a real estate mortgage investment conduit as defined in section 860D of the Internal Revenue Code.

     "REO PROPERTY" means any mortgaged real property or interest therein that is acquired by or on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding underlying mortgage loan.

     "REPLACEMENT RESERVE" means, with respect to any mortgage loan in the trust, funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In some cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon.

     "RESTRICTED GROUP" means, collectively--

  1. the trustee,

  2. the Exemption-Favored Parties,

  3. us,

  4. the master servicer,

  5. the special servicer,

  6. any sub-servicers,

  7. the mortgage loan sellers,

  8. each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

  9. any and all affiliates of any of the aforementioned persons.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "SEC" means the Securities and Exchange Commission.

     "SERVICING STANDARD" means, with respect to either the master servicer or the special servicer, to service and administer, for the benefit of the series 2004-C1 certificateholders (or, with respect to a Loan Combination, for the benefit of the series 2004-C1 certificateholders and the related Non-Trust Loan Noteholder(s)), those mortgage loans and any REO Properties that such party is obligated to service and administer under the series 2004-C1 pooling and servicing agreement:

   o in accordance with the higher of the following standards of care--

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     1. the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or the special servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and foreclosure properties, and

     2. the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or special servicer, as the case may be, services and administers comparable mortgage loans and foreclosure properties owned by the master servicer or special servicer, as the case may be, in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of the series 2004-C1 pooling and servicing agreement and the terms of the respective subject mortgage loans and any applicable co-lender, intercreditor and/or similar agreements;

   o with a view to--

     1. the timely recovery of all payments of principal and interest, including balloon payments, under those mortgage loans, or

     2. in the case of (a) a specially serviced mortgage loan or (b) an underlying mortgage loan as to which the related mortgaged real property is an REO Property, the maximization of recovery on that mortgage loan to the series 2004-C1 certificateholders (as a collective whole) (or, if a Loan Combination is involved, with a view to the maximization of recovery on the subject Loan Combination to the series 2004-C1 certificateholders and the related Non-Trust Loan Noteholder(s) (as a collective whole)) of principal and interest, including balloon payments, on a present value basis; and

   o without regard to--

     1. any relationship, including as lender on any other debt (including mezzanine debt or a Non-Trust Loan), that the master servicer or the special servicer, as the case may be, or any affiliate thereof, may have with any of the underlying borrowers, or any affiliate thereof, or any other party to the series 2004-C1 pooling and servicing agreement,

     2. the ownership by the master servicer or the special servicer, as the case may be, or any affiliate thereof of any series 2004-C1 certificate or any security backed by a GIC Office Portfolio Pari Passu Non-Trust Loan,

     3. the obligation of the master servicer or the special servicer, as the case may be, to make advances,

     4. the right of the master servicer or the special servicer, as the case may be, or any affiliate of either of them, to receive compensation or reimbursement of costs under the series 2004-C1 pooling and servicing agreement generally or with respect to any particular transaction, and

     5. the ownership, servicing or management for others of any mortgage loan or real property not covered by the series 2004-C1 pooling and servicing agreement by the master servicer or the special servicer, as the case may be, or any affiliate thereof.

     "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan being serviced under the series 2004-C1 pooling and servicing agreement, any of the following events:

  1. the related borrower fails to make when due any scheduled debt service payment, including a balloon payment, and either the failure actually continues, or the master servicer believes it will continue, unremedied (without regard to any grace period)--

     (a) except in the case of a delinquent balloon payment, for 60 days beyond the date the subject payment was due, or

     (b) solely in the case of a delinquent balloon payment, (i) for one day (in the event that neither clause (b)(ii) nor clause (b)(iii) is applicable), (ii) for 30 days (with the consent of the related Loan Group Controlling Party, if the mortgage loan is part of a Loan Combination, or the series 2004-C1 controlling class representative, otherwise, for such 30-day grace period) or (iii) if clause (b)(ii) is otherwise applicable and the related borrower (A) delivers a refinancing commitment within 30 days of the related maturity date and
          (B) continues to make monthly payments equivalent to the monthly payments previously due under the mortgage loan prior to its maturity date, for such period (not to exceed 120 days) beyond the related maturity date ending on the date on which it is determined that the refinancing could not reasonably be expected to occur;

  2. the master servicer determines, or the special servicer (subject to the discussion under "Servicing of the Underlying Mortgage Loans--The Series 2004-C1 Controlling Class Representative and the Non-Trust Loan Noteholders" in this prospectus supplement) determines, in each case in accordance with the Servicing Standard, that a default in the making of a monthly debt service payment, including a balloon payment, is likely to occur and the default is likely to remain unremedied (without regard to any grace period) for at least the applicable period contemplated in clause 1. of this definition; provided that, with respect to certain specified underlying mortgage loans, a "Servicing Transfer Event" will not be deemed to occur pursuant to this clause 2. upon the occurrence of a potential default in the making of the balloon payment, if, with respect to such event, the master servicer has determined that the master servicer's granting of a six-month extension of the maturity date of the subject underlying mortgage loan (subject to a limit of two such six-month extensions) is in accordance with the Servicing Standard, and at such time no other circumstance identified in clauses 1. through 5. of this definition has occurred that would cause a Servicing Transfer Event to exist with respect to the subject underlying mortgage loan;

  3. a default (other than as described in clause 1. of this definition, and other than as a result of a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a mortgaged real property that covers acts of terrorism in the event that such insurance
     (a) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (b) is not available at any rate) occurs under the mortgage loan that materially impairs the value of the corresponding mortgaged real property as security for the mortgage loan or otherwise materially adversely affects the interests of series 2004-C1 certificateholders or, in the case of a Non-Trust Loan, the interests of the related Non-Trust Loan Noteholder, and the default continues unremedied for either (i) one business day (but only if the subject default gives rise to immediate acceleration without application of a cure period under the terms of the mortgage loan) or (ii) otherwise, the greater of (A) the applicable cure period under the terms of the mortgage loan and (B) 30 days;

  4. various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

  5. the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

     A Servicing Transfer Event will cease to exist, if and when:

   o with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the master servicer or the special servicer;

   o with respect to the circumstances described in clauses 2. and 4. of this definition, those circumstances cease to exist in the judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 4., no later than the entry of an order or decree dismissing the proceeding;

   o with respect to the circumstances described in clause 3. of this definition, the default is cured in the judgment of the special servicer; and

   o with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated.

     If a Servicing Transfer Event exists with respect to one mortgage loan in a Loan Combination, it will also be considered to exist for the other mortgage loans in that Loan Combination; provided that, if a Subordinate Non-Trust Loan Noteholder prevents the occurrence of a Servicing Transfer Event with respect to a more senior mortgage loan that is part of a Loan Combination through the exercise of cure rights as set forth in the related co-lender agreement, then the existence of such Servicing Transfer Event with respect to the related Subordinate Non-Trust Loan will not, in and of itself, result in the existence of a Servicing Transfer Event with respect to a more senior mortgage loan in such Loan Combination (including the related underlying mortgage loan), unless a separate Servicing Transfer Event has occurred with respect thereto; and provided, further, that a Servicing Transfer Event shall not exist with respect to any defeased mortgage loan in the GIC Office

Portfolio Loan Group upon of the occurrence of a Servicing Transfer Event with respect to a non-defeased mortgage loan in the GIC Office Portfolio Loan Group solely by reason of the operation of the cross-default provisions of such defeased mortgage loan in connection with a default under a non-defeased mortgage loan in the GIC Office Portfolio Loan Group.

     "SF" means square feet.

     "SHADOW" means, with respect to any mortgaged real property used for retail purposes, a store or other business that materially affects the draw of customers to that property, but which may be located at a nearby property or on a portion of that property that does not constitute security for the related mortgage loan in the trust.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "STATED PRINCIPAL BALANCE" means, for each mortgage loan in the trust, an amount that:

   o will initially equal its cut-off date principal balance; and

   o will be permanently reduced on each payment date, to not less than zero, by--

     1. that portion, if any, of the Total Principal Payment Amount for that payment date that is attributable to that mortgage loan (without regard to any reduction in, or addition to, that Total Principal Payment Amount contemplated by the second paragraph and/or third paragraph of the definition of "Total Principal Payment Amount" below in this glossary), and

     2. the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period in connection with a final liquidation or a forgiveness of debt.

     However, the "Stated Principal Balance" of an underlying mortgage loan will, in all cases, be zero as of the payment date following the collection period in which it is determined that all amounts ultimately collectable with respect to the mortgage loan or any related REO Property have been received.

     "SUBORDINATE NON-TRUST LOAN" means the GIC Office Portfolio Subordinate Non-Trust Loan or the MGM Tower Non-Trust Loan, as applicable.

     "SUBORDINATE NON-TRUST LOAN NOTEHOLDER" means the GIC Office Portfolio Subordinate Non-Trust Loan Noteholder or the MGM Tower Non-Trust Loan Noteholder, as applicable.

     "TI/LC RESERVE" means, with respect to any mortgage loan in the trust, funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon.

     "TOTAL PRINCIPAL PAYMENT AMOUNT" means, for any payment date, an amount equal to the total, without duplication, of the following:

   o all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust on the underlying mortgage loans during the related collection period, in each case exclusive of any portion of the particular payment that represents a late collection of principal for which an advance was previously made for a prior payment date or that represents a monthly payment of principal due on or before the cut-off date or on a due date subsequent to the end of the related collection period;

   o all monthly payments of principal received by or on behalf of the trust on the underlying mortgage loans prior to, but that are due during, the related collection period;

   o all other collections, including Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds, that were received by or on behalf of the trust on or with respect to any of the underlying mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject underlying mortgage loan or, in the case of an REO Property, of the related underlying mortgage loan, in each case net of any portion of the particular collection that represents a late collection of principal due on or before the cut-off date or for which an advance of principal was previously made for a prior payment date; and

   o all advances of principal made with respect to the underlying mortgage loans for that payment date.

     Notwithstanding the foregoing, if the master servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2004-C1 principal balance certificates, prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2004-C1 certificates. As a result, the Total Principal Payment Amount for the corresponding payment date would be reduced, to not less than zero, by the amount of any such reimbursement.

     If any advance is considered to be nonrecoverable from collections on the related underlying mortgage loan and is, therefore, reimbursed out of payments and other collections of principal with respect to the entire mortgage pool as described in the preceding paragraph, and if there is a subsequent recovery of that item, the amount of that recovered item (a "Recovered Amount") would generally be included as part of the Total Principal Payment Amount for the payment date following the collection period in which that recovered item was received. In addition, if and to the extent that any advance is determined to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, interest on such advance is paid out of general principal collections on the mortgage pool, and if interest on such advance is subsequently reimbursed to the trust out of Default Interest, late payment charges or any other amounts collected on the underlying mortgage loan as to which such advance was made, then an amount equal to that portion of such Default Interest, late payment charge or other amount that was applied to reimburse the trust for interest on such advance (also, a "Recovered Amount") would generally be included as part of the Total Principal Payment Amount for the payment date following the collection period in which that Default Interest, late payment charge or other amount was received.

     The Total Principal Payment Amount will not include any payments or other collections of principal with respect to any Non-Trust Loan.

     "UBS AG LEASE" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The UBS Center - Stamford Mortgage Loan--UBS AG Lease" in this prospectus supplement.

     "UBS AG, STAMFORD BRANCH" means UBS AG, acting through its Stamford
Branch.

     "UBS CENTER - STAMFORD BORROWER" means BEL Stamford LLC, the borrower under the UBS Center - Stamford Mortgage Loan.

     "UBS CENTER - STAMFORD CONDOMINIUM" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The UBS Center - Stamford Mortgage Loan--The UBS Center - Stamford Mortgaged Property" in this prospectus supplement.

     "UBS CENTER - STAMFORD CONDOMINIUM UNITS" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The UBS Center - Stamford Mortgage Loan--The UBS Center - Stamford Mortgaged Property" in this prospectus supplement.

     "UBS CENTER - STAMFORD IMPROVEMENTS LEASE" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The UBS Center - Stamford Mortgage Loan--The UBS Center - Stamford Mortgaged Property" in this prospectus supplement.

     "UBS CENTER - STAMFORD LAND LEASE" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The UBS Center - Stamford Mortgage Loan--The UBS Center - Stamford Mortgaged Property" in this prospectus supplement.

     "UBS CENTER - STAMFORD MASTER GROUND LEASE" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The UBS Center - Stamford Mortgage Loan--The UBS Center - Stamford Mortgaged Property" in this prospectus supplement.

     "UBS CENTER - STAMFORD MORTGAGE LOAN" means the underlying mortgage loan secured by the UBS Center - Stamford Mortgaged Property.

     "UBS CENTER - STAMFORD MORTGAGED PROPERTy" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as UBS Center - Stamford.

     "UBS CENTER - STAMFORD PUD" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The UBS Center - Stamford Mortgage Loan--The UBS Center - Stamford Mortgaged Property" in this prospectus supplement.

     "UBS CENTER - STAMFORD PUD UNITS" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The UBS Center - Stamford Mortgage Loan--The Mortgaged Property" in this prospectus supplement.

     "UBS CENTER - STAMFORD PURCHASE PRICE" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The UBS Center - Stamford Mortgage Loan--UBS AG Lease" in this prospectus supplement.

     "UBS CENTER - STAMFORD SPONSOR" means Eaton Vance Management.

     "UBS MORTGAGE LOAN" means each mortgage loan in the trust that was directly or indirectly originated or acquired by the UBS Mortgage Loan Seller and sold to us for inclusion in the trust.

     "UBS MORTGAGE LOAN SELLER" means UBS Real Estate Investments Inc., formerly known as UBS Warburg Real Estate Investments Inc.

     "UNDERWRITER EXEMPTION" means Prohibited Transaction Exemption 91-14, as amended to date, including by Prohibited Transaction Exemption 2000-58 and Prohibited Transaction Exemption 2002-41, as described under "ERISA Considerations" in this prospectus supplement.

     "UNDERWRITING RESERVES" means, with respect to any mortgage loan in the trust, estimated annual capital costs, as used by the related originator in determining Net Cash Flow.

     "UNDERWRITTEN DEBT SERVICE COVERAGE RATIO," "DSCR NET CASH FLOW" and "U/W NCF DSCR" each means, with respect to any mortgage loan in the trust (except as otherwise described below), the ratio of--

   o the Net Cash Flow for the related mortgaged real property or properties, to

   o twelve times the amount of debt service that will be payable under the subject mortgage loan commencing after the cut-off date or, if the subject mortgage loan is currently in an interest-only period, on the first due date after the commencement of the scheduled amortization.

     Notwithstanding the foregoing, the calculation of Underwritten Debt Service Coverage Ratio for the following mortgage loans that we intend to include in the trust will take into account the adjustments described below:

   o with respect to the GIC Office Portfolio Mortgage Loan, the amount described in the second bullet of the preceding paragraph is based upon 12 times the average of the monthly debt service payments that will be due in respect of the GIC Office Portfolio Mortgage Loan and the five (5) GIC Office Portfolio Pari Passu Non-Trust Loans, on all due dates during the loan term, commencing with the due date in February 2009;

   o with respect to the MGM Tower Mortgage Loan, the amount described in the second bullet of the preceding paragraph is based upon 12 times the average of the monthly debt service payments that will be due in respect of the MGM Tower Mortgage Loan on all due dates during the loan term, commencing with the due date in February 2004; and

   o in the case of any other mortgage loan that provides for payments of interest only until the stated maturity date, the amount described in the second bullet of the preceding paragraph is based upon the actual interest-only payments (calculated in accordance with the related loan documents) due with respect to the subject mortgage loan during the 12-month period following the cut-off date (without regard to the one extra day in February 2004 for leap year).

     For more detailed information regarding the Underwritten Debt Service Coverage Ratio, DSCR Net Cash Flow and U/W NCF DSCR with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1--Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

     "UNITED STATES PERSON" means--

   o a citizen or resident of the United States,

   o a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

   o an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

   o a trust as to which--

     1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

     2. one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

     "USG" means USG Corporation.

     "WACHOVIA" means Wachovia Bank, National Association.

     "WEIGHTED AVERAGE POOL PASS-THROUGH RATE" means, for each interest accrual period, the weighted average of the respective Net Mortgage Pass-Through Rates for all of the underlying mortgage loans for the related payment date, weighted on the basis of those mortgage loans' respective Stated Principal Balances immediately prior to the related payment date.

     "YEAR BUILT/RENOVATED" means the year that a mortgaged real property was originally constructed or, if applicable, most recently renovated in a substantial manner. With respect to any mortgaged real property that was constructed in phases, "Year Built/Renovated" refers to the year that the first phase was originally constructed.

     "YM(y)" means, with respect to any mortgage loan in the trust, a period of y months during which prepayments of principal are permitted, but must be accompanied by a yield maintenance charge calculated pursuant to a yield maintenance formula.

     "YM(s)% (y)" means, with respect to any mortgage loan in the trust, a period of y months during which prepayments of principal are permitted, but must be accompanied by a yield maintenance charge equal to the greater of an amount calculated pursuant to a yield maintenance formula and x% of the principal amount prepaid.

                                   ANNEX A-1
        CERTAIN CHARACTERISTICS OF INDIVIDUAL UNDERLYING MORTGAGE LOANS

(This Page Has Been Left Blank Intentionally)

LB-UBS COMMERCIAL MORTGAGE TRUST 2004-C1

ITALICS Indicate Loans Secured by Multiple Properties

 CONTROL
   NO.                         PROPERTY NAME                                                                 ADDRESS
------------------------------------------------------------------------------------------------------------------------------------
    1      UBS Center - Stamford                                  677 Washington Boulevard
    2      GIC Office Portfolio                                   Various
    2a       AT&T Corporate Center                                227 West Monroe Street
    2b       USG Building                                         222 West Adams Street
    2c       One Bush Plaza                                       One Bush Street
    2d       Greenwich American Center                            1 American Lane
    2e       CitySpire Center                                     156 West 56th Street
    2f       520 Pike Tower                                       520 Pike Street
    2g       595 Market Street                                    595 Market Street
    2h       Three Bala Plaza                                     251 St. Asaphs Road
    2i       Plaza East                                           330 East Kilbourn Avenue
    2j       One Bala Plaza                                       231 St. Asaphs Road
    2k       40 Broad Street                                      40 Broad Street
    2l       Two Bala Plaza                                       333 East City Avenue
    3      MGM Tower                                              10250 Constellation Boulevard
    4      Penn Mutual                                            510-530 Walnut Street & 249 South Sixth Street
    5      Louis Joliet Mall                                      3340 Mall Loop Drive
    6      Passaic Street Industrial Park                         One Passaic Street
    7      Market Place at Four Corners                           State Route 43
    8      Kurtell Office Portfolio                               Various
    8a     Cool Springs Surgery Center                            2009 Mallory Lane
    8b     Mallory Lane Medical Building                          1909 Mallory Lane
    8c     Lebanon Medical Center                                 1420 West Baddour Parkway
    8d     Bellevue Medical Center                                7640 Highway 70 South
    8e     Harpeth Medical Center                                 1195 Old Hickory Boulevard
    8f     Orlando Surgery Center                                 2000 North Orange Avenue
    9      The Pan Am Building                                    1600 Kapiolani Boulevard
    10     The Fountains                                          6301-6685 West 119th Street
    11     Green River                                            4901 Green River Road
    12     Lufkin Mall                                            4600 South Medford Drive
    13     The Shoppes at Wilton                                  3064 State Route 50
    14     Colonial Bank Plaza                                    4670-4730 South Fort Apache Road
    15     Metro Executive Park I & II                            15800 and 15850 Crabbs Branch Way
    16     The Highlands                                          2197 East Mount Morris Road
    17     Wilshire Linden Medical Buildings                      9725-9735 Wilshire Boulevard and 462 North Linden Drive and
                                                                    9780 Santa Monica Boulevard
    18     Crye-Leike Portfolio                                   Various
   18a       206 Cool Springs Boulevard                           206 Cool Springs Boulevard
   18b       1510 Gun Barrel Road                                 1510 Gun Barrel Road
   18c       1201 Market Street                                   1200 Market Street
   18d       5111 Peter Taylor Park                               5111 Peter Taylor Park Drive
   18e       383 Johnny Cash Parkway                              383 Johnny Cash Parkway
   18f       599 Sam Ridley Parkway                               599 Sam Ridley Parkway
   18g       5109 Peter Taylor Park                               5109 Peter Taylor Park Drive
   18h       4631 North Lee Highway                               4631 North Lee Highway
    19     Southgate Mall                                         2901 Brooks Street
    20     Centre at River Oaks                                   2415 West Alabama
    21     Edwards Cinema                                         1180 West San Marcos Boulevard
    22     Willowchase Shopping Center                            12900 Willow Chase Drive
    23     500 & 700 Parker Square                                500 & 700 Parker Square
    24     Bermuda Crossroads Marketplace                         12100-12344 Bermuda Crossroads Lane
    25     Three Fountains Apartments                             7935 Pipers Creek
    26     Desert Sky Palms Center                                7502, 7620, 7640 and 7710 West Thomas Road
    27     McMillan Place                                         12610 Jupiter Road
    28     Covington Place                                        16720 SE 271st Street and 27111-27116 167th Place SE
    29     McMinnville Plaza Shopping Center                      2400-2670 Highway 99W
    30     Westgate North Shopping Center                         2601-2635 North Pearl Street
    31     Fullerton University Shopping Center                   SWC Yorba Linda Boulevard and Placentia Avenue
    32     Panorama City Shopping Center                          8340 & 8342-8350 Van Nuys Boulevard
    33     Secaucus Designer Outlet Gallery                       55 Hartz Way
    34     Stephanie Promenade                                    205-225 North Stephanie Street
    35     Airport Commerce Center                                1201 Tallevast Road
    36     Hollywood Apartments                                   Various
   36a       Edgemont Manor                                       1716 & 1724 North Edgemont Street
   36b       849 South Gramercy Drive Apartments                  849 South Gramercy Drive
   36c       Banbury Manor                                        1730 & 1742 North Edgemont Street
   36d       4324 Burns Avenue Apartments                         4324 Burns Avenue
    37     Bridle Ridge Apartments                                310 Chandler Road
    38     Berkshire Boulevard                                    Various
   38a       1105 Berkshire Boulevard                             1105 Berkshire Boulevard
   38b       1150 Berkshire Boulevard                             1150 Berkshire Boulevard
    39     Cherry Hill Place                                      29477 Cherry Hill Road
    40     FedEx Freight Distribution Center                      2920 Davey Allison Boulevard
    41     Saddlewood Apartments                                  7001 Utica Avenue
    42     Arbor Plaza                                            4600-4637 South Mason Street
    43     Dahlgren Office Building                               16501, 16543 and 16442 Commerce Drive
    44     35-30 Francis Lewis Boulevard                          35-30 Francis Lewis Boulevard
    45     Santa Barbara Shopping Center                          5535 Golden Gate Parkway
    46     4600 Post Oak                                          4600 Post Oak Place Drive
    47     Shops at Forest Commons                                3720 & 3750 Gattis School Road
    48     Alamitos Bay Landing                                   110-194 Marina Drive
    49     Barnes and Noble-Burlington                            102 Dorset Street
    50     Landen Square Shopping Center                          2900 West US Highway 22
    51     Bark River                                             1020 James Drive and 1005 Richards Road
    52     Pleasant Park Apartments                               3815 Martin Luther King Jr. Drive
    53     Corporate Center                                       6702-6712 Benjamin Road
    54     Heritage Towne Centre                                  885 Dennison Avenue
    55     920-934 Market Street and 919 Ludlow Street            920-934 Market Street and 919 Ludlow Street
    56     Cross Creek Country Club                               6837 NE Highway 17
    57     Southwest Freeway                                      3120 Southwest Freeway
    58     Mason Creek Shopping Center                            870 South Mason Road
    59     Walgreens - Missouri City                              5005 State Highway 6
    60     Mary Crest                                             1111 Mary Crest Road
    61     Securities Building                                    729 15th Street, Northwest
    62     Westland Square                                        2250 Sunset Boulevard
    63     Ebenezer Chase Apartments                              3320,3322,3324,3326,3328,3330,3332,3334,3336 & 3338 Sneed Road
    64     Trailing Vines Apartments                              2812 Trailing Vine Drive
    65     St. George Plaza                                       5974 Jim Bilton Boulevard
    66     Waterway Plaza                                         3369 SC Highway 9
    67     Walgreens of Fort Worth                                6048 South Hulen Street
    68     Shops at Memorial Heights                              920 Studemont Street
    69     Champions Business Park                                13335 Veterans Memorial Drive
    70     Thunderbird Plaza                                      13704-13712 North 51st Avenue & 5117-5159 West Thunderbird Road
    71     Meadowbrook Village Shopping Center                    6000 North Antioch Road
    72     Walgreens-San Anselmo                                  820 Sir Francis Drake Boulevard
    73     Eckerd - Atlantic City                                 1101 Atlantic Avenue
    74     940 Lincoln Road                                       940 Lincoln Road
    75     South Square                                           1730 Airport Road
    76     Kenneth Court                                          5711 Troy Court
    77     Heritage Apartments                                    3205 Heritage Circle
    78     Eckerd - Shelby                                        330 West Dixon Boulevard
    79     Walgreens of Columbia                                  110 Admiral Weinel Boulevard
    80     Professional Plaza                                     81 Northfield Avenue
    81     Cedar Plaza                                            3102 53rd Avenue East
    82     Cimarron Apartments                                    10 Cottonwood Lane
    83     Vintage Palms Apartments                               82435 Requa Avenue
    84     Jackson Business Center                                5145 & 5151 Golden Foothill Parkway
    85     Mocksville Marketplace Shopping Center                 1366 South U.S. Highway 601
    86     Palisades Mobile Home Park                             3501 Auburn Way South
    87     Burt Farms Apartments                                  103 Forester Avenue
    88     Johnson Court                                          5711 Troy Court
    89     Century Plaza                                          2611 Plaza Parkway
    90     Presidential Village Apartments                        100 Resolute Circle
    91     Eckerd - Conway, PA                                    1021 First Avenue
    92     Grogan's Mill Office                                   25227 Grogan's Mill Road
    93     Coconut Grove                                          2820 East University Drive
    94     Moishe Miami                                           1849 Northwest First Avenue
    95     Secured Self Storage                                   535 Industrial Drive
    96     801 South 47th Street and 425 South Carlisle Street    801 South 47th Street and 425 South Carlisle Street
   96a       801 South 47th Street                                801 South 47th Street
   96b       425 South Carlisle Street                            425 South Carlisle Street
    97     Morgan Tire                                            2090 Black Horse Pike
    98     Mr. Warehouse Self Storage                             13001 Veterans Memorial Drive
    99     Lowe's Retail Outparcel                                756 South Gilbert Road
   100     Walker Place                                           3880 Walton Walker Boulevard
   101     Clover Plaza                                           801 Bethel Street
   102     All Climate Controlled Self Storage                    10935 Emerald Coast Parkway
   103     Borough Park Portfolio                                 25301 & 25325 Borough Park Drive

                                                    CROSS           ORIGINAL            CUT-OFF DATE     % OF AGGREGATE
 CONTROL                                       COLLATERALIZED       BALANCE                BALANCE        CUT-OFF DATE
   NO.           CITY         STATE     ZIP      GROUPS (38)          ($)                    ($)            BALANCE
-------------------------------------------------------------------------------------------------------------------------
    1      Stamford          CT        06905   No                  229,674,914.11        229,674,914.11            16.1%
    2      Various           Various  Various  No                  200,000,000.00        200,000,000.00            14.0%
    2a     Chicago           IL        60606   Yes (H)
    2b     Chicago           IL        60606   Yes (H)
    2c     San Francisco     CA        94104   Yes (H)
    2d     Greenwich         CT        06831   Yes (H)
    2e     New York          NY        10019   Yes (H)
    2f     Seattle           WA        98101   Yes (H)
    2g     San Francisco     CA        94105   Yes (H)
    2h     Bala Cynwyd       PA        19004   Yes (H)
    2i     Milwaukee         WI        53202   Yes (H)
    2j     Bala Cynwyd       PA        19004   Yes (H)
    2k     New York          NY        10004   Yes (H)
    2l     Bala Cynwyd       PA        19004   Yes (H)
    3      Century City      CA        90067   No                  130,000,000.00        130,000,000.00             9.1%
    4      Philadelphia      PA        19106   No                   60,000,000.00         60,000,000.00             4.2%
    5      Joliet            IL        60461   No                   57,000,000.00         56,933,199.97             4.0%
    6      Wood Ridge        NJ        07075   No                   46,250,000.00         46,217,936.74             3.2%
    7      Bainbridge        OH        44023   No                   40,000,000.00         39,930,042.45             2.8%
    8      Various           Various  Various  No                   30,000,000.00         30,000,000.00             2.1%
    8a     Franklin          TN        37064   Yes (A)
    8b     Franklin          TN        37064   Yes (A)
    8c     Lebanon           TN        37087   Yes (A)
    8d     Nashville         TN        37221   Yes (A)
    8e     Brentwood         TN        37027   Yes (A)
    8f     Orlando           FL        32804   Yes (A)
    9      Honolulu          HI        96814   No                   29,000,000.00         29,000,000.00             2.0%
    10     Overland Park     KS        66209   No                   22,200,000.00         22,157,730.27             1.6%
    11     Corona            CA        92880   No                   20,000,000.00         20,000,000.00             1.4%
    12     Lufkin            TX        75901   No                   19,250,000.00         19,208,480.34             1.3%
    13     Wilton            NY        12866   No                   18,750,000.00         18,676,177.88             1.3%
    14     Las Vegas         NV        89147   No                   17,500,000.00         17,500,000.00             1.2%
    15     Rockville         MD        20855   No                   16,500,000.00         16,500,000.00             1.2%
    16     Mount Morris      MI        48458   No                   16,480,000.00         16,480,000.00             1.2%
    17     Beverly Hills     CA        90212   No                   16,500,000.00         16,369,475.14             1.1%
    18     Various           TN       Various  No                   14,900,000.00         14,900,000.00             1.0%
   18a     Franklin          TN        37067   Yes (B)
   18b     Chattanooga       TN        37421   Yes (B)
   18c     Chattanooga       TN        37402   Yes (B)
   18d     Brentwood         TN        37027   Yes (B)
   18e     Hendersonville    TN        37075   Yes (B)
   18f     Smyrna            TN        37167   Yes (B)
   18g     Brentwood         TN        37027   Yes (B)
   18h     Cleveland         TN        37312   Yes (B)
    19     Missoula          MT        59801   No                   19,000,000.00         14,412,538.95             1.0%
    20     Houston           TX        77098   No                   13,850,000.00         13,797,518.01             1.0%
    21     San Marcos        CA        92069   No                   13,750,000.00         13,750,000.00             1.0%
    22     Houston           TX        77070   No                   13,775,000.00         13,740,162.85             1.0%
    23     Flower Mound      TX        75028   No                   13,000,000.00         12,958,879.88             0.9%
    24     Chester           VA        23831   No                   12,600,000.00         12,600,000.00             0.9%
    25     San Antonio       TX        78251   No                   12,600,000.00         12,561,358.29             0.9%
    26     Phoenix           AZ        85033   No                   11,800,000.00         11,763,601.39             0.8%
    27     Dallas            TX        75238   No                   11,800,000.00         11,749,701.98             0.8%
    28     Covington         WA        98042   No                   11,500,000.00         11,465,202.03             0.8%
    29     McMinnville       OR        97128   No                   10,365,000.00         10,334,473.48             0.7%
    30     Tacoma            WA        98407   No                    9,100,000.00  (32)    9,069,997.34             0.6%
    31     Fullerton         CA        92831   No                    8,350,000.00          8,333,569.79             0.6%
    32     Panorama City     CA        91402   No                    8,250,000.00          8,212,269.87             0.6%
    33     Secaucus          NJ        07494   No                    8,200,000.00          8,193,149.73             0.6%
    34     Henderson         NV        89014   No                    8,200,000.00          8,182,003.45             0.6%
    35     Sarasota          FL        34243   No                    8,000,000.00          7,985,656.44             0.6%
    36     Los Angeles       CA       Various  No                    7,850,000.00          7,834,954.21             0.6%
   36a     Los Angeles       CA        90027   Yes (C)
   36b     Los Angeles       CA        90005   Yes (C)
   36c     Los Angeles       CA        90027   Yes (C)
   36d     Los Angeles       CA        90029   Yes (C)
    37     Greer             SC        29651   No                    7,800,000.00          7,778,256.09             0.5%
    38     Wyomissing        PA        19610   No                    7,350,000.00          7,337,319.50             0.5%
   38a     Wyomissing        PA        19610   Yes (D)
   38b     Wyomissing        PA        19610   Yes (D)
    39     Inkster           MI        48141   No                    7,300,000.00          7,274,735.07             0.5%
    40     Bessemer          AL        35020   No                    7,250,000.00          7,238,382.91             0.5%
    41     Lubbock           TX        79424   No                    7,125,000.00          7,105,137.77             0.5%
    42     Fort Collins      CO        80525   No                    6,775,000.00          6,762,743.18             0.5%
    43     King George       VA        22485   No                    6,600,000.00          6,578,029.24             0.5%
    44     Flushing          NY        11358   No                    6,100,000.00          6,094,877.31             0.4%
    45     Naples            FL        34116   No                    6,000,000.00          6,000,000.00             0.4%
    46     Houston           TX        77027   No                    5,350,000.00          5,340,234.09             0.4%
    47     Round Rock        TX        78664   No                    5,300,000.00          5,281,947.29             0.4%
    48     Long Beach        CA        90803   No                    5,250,000.00          5,239,182.44             0.4%
    49     South Burlington  VT        05403   No                    5,000,000.00          4,976,252.35             0.3%
    50     Landen            OH        45039   No                    4,900,000.00          4,876,592.81             0.3%
    51     Hartland          WI        53029   No                    4,880,000.00          4,875,804.74             0.3%
    52     Atlanta           GA        30331   No                    4,800,000.00          4,791,316.19             0.3%
    53     Tampa             FL        33634   No                    4,800,000.00          4,790,596.21             0.3%
    54     Birmingham        AL        35211   No                    4,800,000.00          4,788,313.66             0.3%
    55     Philadelphia      PA        19107   No                    4,560,000.00          4,560,000.00             0.3%
    56     Arcadia           FL        34266   No                    4,560,000.00          4,543,415.99             0.3%
    57     Houston           TX        77098   No                    4,250,000.00          4,238,692.86             0.3%
    58     Katy              TX        77450   No                    4,000,000.00          3,989,332.91             0.3%
    59     Missouri City     TX        77459   No                    3,884,000.00          3,884,000.00             0.3%
    60     Henderson         NV        89014   No                    3,900,000.00          3,883,270.22             0.3%
    61     Washington        DC        20005   No                    3,700,000.00          3,700,000.00             0.3%
    62     West Columbia     SC        29169   Yes (G)               3,700,000.00          3,696,597.03             0.3%
    63     Florence          SC        29501   No                    3,500,000.00          3,487,099.66             0.2%
    64     Spring            TX        77373   No                    3,405,000.00          3,392,754.38             0.2%
    65     St. George        SC        29477   Yes (G)               3,360,000.00          3,356,909.74             0.2%
    66     Little River      SC        29566   Yes (G)               3,360,000.00          3,356,909.74             0.2%
    67     Fort Worth        TX        76132   No                    3,360,000.00          3,354,043.21             0.2%
    68     Houston           TX        77007   No                    3,340,000.00          3,334,303.13             0.2%
    69     Houston           TX        77014   No                    3,250,000.00          3,250,000.00             0.2%
    70     Glendale          AZ        85306   No                    3,230,000.00          3,223,672.03             0.2%
    71     Gladstone         MO        64119   No                    3,225,000.00          3,212,801.88             0.2%
    72     San Anselmo       CA        94960   No                    3,095,000.00          3,092,548.20             0.2%
    73     Atlantic City     NJ        08401   No                    3,027,000.00          3,019,069.99             0.2%
    74     Miami Beach       FL        33139   No                    3,000,000.00          3,000,000.00             0.2%
    75     Lancaster         SC        29720   Yes (G)               3,000,000.00          2,997,240.84             0.2%
    76     Tampa             FL        33610   Yes (F)               2,900,000.00          2,891,006.68             0.2%
    77     Augusta           GA        30909   No                    2,850,000.00          2,844,692.22             0.2%
    78     Shelby            NC        28150   No                    2,800,000.00          2,795,024.79             0.2%
    79     Columbia          IL        62236   No                    2,725,000.00          2,720,352.10             0.2%
    80     West Orange       NJ        07052   No                    2,719,000.00          2,719,000.00             0.2%
    81     Bradenton         FL        34203   No                    2,700,000.00          2,700,000.00             0.2%
    82     Canyon            TX        79015   No                    2,650,000.00          2,642,816.03             0.2%
    83     Indio             CA        92201   No                    2,600,000.00          2,593,863.28             0.2%
    84     El Dorado Hills   CA        95762   No                    2,570,000.00          2,562,752.49             0.2%
    85     Mocksville        NC        27028   No                    2,500,000.00          2,496,895.90             0.2%
    86     Auburn            WA        98092   No                    2,500,000.00          2,495,080.77             0.2%
    87     Warwick           NY        10990   No                    2,300,000.00          2,298,255.54             0.2%
    88     Tampa             FL        33610   Yes (F)               2,300,000.00          2,292,867.37             0.2%
    89     Wichita Falls     TX        76308   No                    2,250,000.00          2,244,223.17             0.2%
    90     Rochester         NY        14621   No                    2,200,000.00          2,196,332.80             0.2%
    91     Conway            PA        15027   No                    2,200,000.00          2,194,236.54             0.2%
    92     The Woodlands     TX        77380   No                    2,150,000.00          2,144,248.20             0.2%
    93     Mesa              AZ        85213   No                    2,050,000.00          2,047,554.37             0.1%
    94     Miami             FL        33136   No                    2,005,000.00          1,998,791.34             0.1%
    95     Galt              CA        95362   No                    2,000,000.00          1,992,587.24             0.1%
    96     Philadelphia      PA       Various  No                    1,960,000.00          1,960,000.00             0.1%
   96a     Philadelphia      PA        19104   Yes (E)
   96b     Philadelphia      PA        19146   Yes (E)
    97     Turnersville      NJ        08094   No                    1,900,000.00          1,895,519.52             0.1%
    98     Houston           TX        77015   No                    1,700,000.00          1,700,000.00             0.1%
    99     Gilbert           AZ        85296   No                    1,675,000.00          1,669,424.09             0.1%
   100     Dallas            TX        75236   No                    1,625,000.00          1,621,926.35             0.1%
   101     Clover            SC        29710   Yes (G)               1,530,000.00          1,528,592.82             0.1%
   102     Destin            FL        32550   No                    1,500,000.00          1,495,041.06             0.1%
   103     The Woodlands     TX        77380   No                    1,400,000.00          1,390,552.58             0.1%

            CUMULATIVE %               ADMINISTRATIVE    INTEREST                              ORIGINAL          REMAINING
 CONTROL   OF INITIAL POOL  MORTGAGE        COST          ACCRUAL         AMORTIZATION      INTEREST-ONLY      INTEREST-ONLY
   NO.         BALANCE      RATE (%)      RATE (%)         BASIS              TYPE          PERIOD (MOS.)      PERIOD (MOS.)
---------------------------------------------------------------------------------------------------------------------------------
    1                16.1%    6.00000          0.03135 Actual/360    Balloon                             0                  0
    2                30.2%    5.24679          0.03135 Actual/360    Interest-Only, Balloon             60                 60
    2a
    2b
    2c
    2d
    2e
    2f
    2g
    2h
    2i
    2j
    2k
    2l
    3                39.3%    4.65000          0.03135 Actual/360    Interest-Only, Balloon              8                  0
    4                43.5%    5.36040          0.03135 Actual/360    Interest-Only                      60                 56
    5                47.5%    4.57500          0.03135 Actual/360    Balloon                             0                  0
    6                50.7%    6.65000          0.03135 Actual/360    Balloon                             0                  0
    7                53.6%    6.20000          0.03135 Actual/360    Balloon                             0                  0
    8                55.7%    6.14000          0.03135 Actual/360    Balloon                             0                  0
    8a
    8b
    8c
    8d
    8e
    8f
    9                57.7%    5.36000          0.03135 Actual/360    Interest-Only, Balloon             12                 12
    10               59.3%    5.82000          0.03135 Actual/360    Balloon                             0                  0
    11               60.7%    5.57500          0.03135 Actual/360    Interest-Only, Balloon             24                 23
    12               62.0%    5.24250          0.03135 Actual/360    Balloon                             0                  0
    13               63.3%    5.69000          0.03135 Actual/360    Balloon                             0                  0
    14               64.5%    6.17000          0.03135 Actual/360    Balloon                             0                  0
    15               65.7%    5.64000          0.03135 Actual/360    Balloon                             0                  0
    16               66.9%    5.70000          0.03135 Actual/360    Interest-Only, Balloon             24                 22
    17               68.0%    6.21000          0.03135 Actual/360    Balloon                             0                  0
    18               69.1%    5.94000          0.03135 Actual/360    Balloon                             0                  0
   18a
   18b
   18c
   18d
   18e
   18f
   18g
   18h
    19               70.1%    7.25000          0.03135 Actual/Actual Fully Amortizing                    0                  0
    20               71.0%    6.32000          0.03135 Actual/360    Balloon                             0                  0
    21               72.0%    6.74000          0.03135 Actual/360    Balloon                             1 (30)             1 (30)
    22               73.0%    6.22300          0.03135 Actual/360    Balloon                             0                  0
    23               73.9%    6.36000          0.08635 Actual/360    Balloon                             0                  0
    24               74.8%    6.01000          0.03135 Actual/360    Balloon                             0                  0
    25               75.6%    5.39000          0.03135 Actual/360    Balloon                             0                  0
    26               76.5%    5.36400          0.03135 Actual/360    Balloon                             0                  0
    27               77.3%    5.32000          0.11635 Actual/360    Balloon                             0                  0
    28               78.1%    5.45000          0.03135 Actual/360    Balloon                             0                  0
    29               78.8%    5.57000          0.03135 Actual/360    Balloon                             0                  0
    30               79.5%    6.06000          0.03135 Actual/360    Balloon                             0                  0
    31               80.0%    5.67000          0.11635 Actual/360    Balloon                             0                  0
    32               80.6%    5.26000          0.11635 Actual/360    Balloon                             0                  0
    33               81.2%    5.97000          0.03135 Actual/360    Balloon                             0                  0
    34               81.8%    5.16000          0.03135 Actual/360    Balloon                             0                  0
    35               82.3%    6.09000          0.11635 Actual/360    Balloon                             0                  0
    36               82.9%    5.79000          0.03135 Actual/360    Balloon                             0                  0
   36a
   36b
   36c
   36d
    37               83.4%    5.81000          0.03135 Actual/360    Balloon                             0                  0
    38               83.9%    6.26000          0.03135 Actual/360    Balloon                             0                  0
   38a
   38b
    39               84.5%    6.27000          0.11635 Actual/360    Balloon                             0                  0
    40               85.0%    6.58000          0.11635 Actual/360    Balloon                             0                  0
    41               85.5%    5.81000          0.11635 Actual/360    Balloon                             0                  0
    42               85.9%    6.05000          0.11635 Actual/360    Balloon                             0                  0
    43               86.4%    6.44000          0.03135 Actual/360    Balloon                             0                  0
    44               86.8%    5.95000          0.03135 Actual/360    Balloon                             0                  0
    45               87.2%    5.50000          0.11635 Actual/360    Interest-Only, Balloon             43                 40
    46               87.6%    6.01000          0.11635 Actual/360    Balloon                             0                  0
    47               88.0%    6.34000          0.11635 Actual/360    Balloon                             0                  0
    48               88.4%    6.19000          0.03135 Actual/360    Balloon                             0                  0
    49               88.7%    4.80000          0.03135 Actual/360    Balloon                             0                  0
    50               89.1%    5.76000          0.03135 Actual/360    Balloon                             0                  0
    51               89.4%    5.86000          0.03135 Actual/360    Balloon                             0                  0
    52               89.7%    6.05000          0.03135 Actual/360    Balloon                             0                  0
    53               90.1%    5.69000          0.11635 Actual/360    Balloon                             0                  0
    54               90.4%    6.38000          0.03135 Actual/360    Balloon                             0                  0
    55               90.7%    5.77000          0.03135 Actual/360    ARD                                 0                  0
    56               91.0%    6.05000          0.11635 Actual/360    Balloon                             0                  0
    57               91.3%    6.01000          0.11635 Actual/360    Balloon                             0                  0
    58               91.6%    6.00000          0.11635 Actual/360    Balloon                             0                  0
    59               91.9%    6.12000          0.03135 Actual/360    Balloon                             0                  0
    60               92.2%    5.29000          0.03135 Actual/360    Balloon                             0                  0
    61               92.4%    6.29000          0.03135 Actual/360    Balloon                             0                  0
    62               92.7%    5.59500          0.03135 Actual/360    Balloon                             0                  0
    63               92.9%    5.99000          0.03135 Actual/360    Balloon                             0                  0
    64               93.2%    6.10000          0.11635 Actual/360    Balloon                             0                  0
    65               93.4%    5.59500          0.03135 Actual/360    Balloon                             0                  0
    66               93.6%    5.59500          0.03135 Actual/360    Balloon                             0                  0
    67               93.9%    6.14000          0.03135 Actual/360    Balloon                             0                  0
    68               94.1%    6.31000          0.03135 Actual/360    Balloon                             0                  0
    69               94.3%    6.37500          0.03135 Actual/360    Balloon                             0                  0
    70               94.6%    5.69000          0.11635 Actual/360    Balloon                             0                  0
    71               94.8%    6.33000          0.03135 Actual/360    Balloon                             0                  0
    72               95.0%    6.17000          0.03135 Actual/360    Balloon                             0                  0
    73               95.2%    6.23000          0.03135 Actual/360    ARD                                 0                  0
    74               95.4%    6.25000          0.03135 Actual/360    Balloon                             0                  0
    75               95.6%    5.59500          0.03135 Actual/360    Balloon                             0                  0
    76               95.8%    5.34000          0.03135 Actual/360    Balloon                             0                  0
    77               96.0%    5.92000          0.11635 Actual/360    Balloon                             0                  0
    78               96.2%    6.13000          0.03135 Actual/360    Balloon                             0                  0
    79               96.4%    6.31000          0.03135 Actual/360    Balloon                             0                  0
    80               96.6%    6.25000          0.03135 Actual/360    Balloon                             0                  0
    81               96.8%    6.00000          0.03135 Actual/360    Balloon                             0                  0
    82               97.0%    5.93000          0.11635 Actual/360    Balloon                             0                  0
    83               97.2%    4.81000          0.11635 Actual/360    Balloon                             0                  0
    84               97.4%    5.76000          0.11635 Actual/360    Balloon                             0                  0
    85               97.5%    6.14000          0.03135 Actual/360    Balloon                             0                  0
    86               97.7%    5.67000          0.03135 Actual/360    Balloon                             0                  0
    87               97.9%    6.33000          0.03135 Actual/360    Balloon                             0                  0
    88               98.0%    5.34000          0.03135 Actual/360    Balloon                             0                  0
    89               98.2%    6.16000          0.03135 Actual/360    Balloon                             0                  0
    90               98.3%    6.41000          0.03135 Actual/360    Balloon                             0                  0
    91               98.5%    6.23000          0.03135 Actual/360    ARD                                 0                  0
    92               98.6%    6.11000          0.11635 Actual/360    Balloon                             0                  0
    93               98.8%    6.34000          0.03135 Actual/360    Balloon                             0                  0
    94               98.9%    6.75000          0.03135 Actual/360    Balloon                             0                  0
    95               99.1%    6.44000          0.11635 Actual/360    Balloon                             0                  0
    96               99.2%    6.34000          0.03135 Actual/360    Balloon                             0                  0
   96a
   96b
    97               99.3%    6.51000          0.03135 Actual/360    Balloon                             0                  0
    98               99.5%    6.37500          0.03135 Actual/360    Balloon                             0                  0
    99               99.6%    6.44000          0.03135 Actual/360    Balloon                             0                  0
   100               99.7%    5.85000          0.11635 Actual/360    Balloon                             0                  0
   101               99.8%    5.59500          0.03135 Actual/360    Balloon                             0                  0
   102               99.9%    6.47000          0.03135 Actual/360    Balloon                             0                  0
   103              100.0%    6.03000          0.11635 Actual/360    Balloon                             0                  0





               ORIGINAL             REMAINING                    ORIGINAL                          REMAINING
 CONTROL        TERM TO              TERM TO                    AMORTIZATION                      AMORTIZATION
   NO.      MATURITY (MOS.)      MATURITY (MOS.)                  TERM (MOS.)                        TERM (MOS.)
-------------------------------------------------------------------------------------------------------------------------
    1                    153                  153                              285.132                          285.132
    2                    120                  120                                  360 (1)                          360 (1)
    2a
    2b
    2c
    2d
    2e
    2f
    2g
    2h
    2i
    2j
    2k
    2l
    3                    120                  112                                  336                              336
    4                     60                   56                                    0                                0
    5                     60                   59                                  360                              359
    6                    120                  119                                  360                              359
    7                    120                  118                                  360                              358
    8                    120                  120                                  360                              360
    8a
    8b
    8c
    8d
    8e
    8f
    9                     60                   60                                  360                              360
    10                   120                  118                                  360                              358
    11                   120                  119                                  360                              360
    12                    60                   58                                  360                              358
    13                   144                  140                                  360                              356
    14                   120                  120                                  360                              360
    15                    60                   60                                  360                              360
    16                   120                  118                                  360                              360
    17                   120                  111                                  360                              351
    18                   120                  120                                  300                              300
   18a
   18b
   18c
   18d
   18e
   18f
   18g
   18h
    19                   240                  144                                  240                              144
    20                   180                  177                                  300                              297
    21                   121 (30)             121 (30)           360 for first 5 years;           360 for first 5 years;
                                                                  300 for last 5 years             300 for last 5 years
    22                   144                  141                                  360                              357
    23                   120                  117                                  324                              321
    24                   120                  120                                  360                              360
    25                    84                   81                                  360                              357
    26                   120                  117                                  360                              357
    27                    60                   56                                  360                              356
    28                   120                  117                                  360                              357
    29                    84                   81                                  360                              357
    30                   120                  116                                  360                              356
    31                   120                  118                                  360                              358
    32                   120                  117                                  300                              297
    33                    60                   59                                  360                              359
    34                   120                  118                                  360                              358
    35                   120                  118                                  360                              358
    36                   120                  118                                  360                              358
   36a
   36b
   36c
   36d
    37                   120                  117                                  360                              357
    38                   120                  118                                  360                              358
   38a
   38b
    39                   120                  116                                  360                              356
    40                   168                  166                                  360                              358
    41                   120                  117                                  360                              357
    42                   120                  118                                  360                              358
    43                   120                  116                                  360                              356
    44                   120                  119                                  360                              359
    45                    84                   81                                  300                              300
    46                   120                  118                                  360                              358
    47                   120                  116                                  360                              356
    48                   120                  118                                  336                              334
    49                    60                   56                                  360                              356
    50                   120                  115                                  360                              355
    51                   120                  119                                  360                              359
    52                   120                  118                                  360                              358
    53                   120                  118                                  360                              358
    54                   144                  141                                  360                              357
    55                    60                   60                                  300                              300
    56                   120                  116                                  360                              356
    57                   120                  117                                  360                              357
    58                   120                  117                                  360                              357
    59                   120                  120                                  360                              360
    60                   120                  116                                  360                              356
    61                   120                  120                                  360                              360
    62                   120                  119                                  360                              359
    63                   120                  116                                  360                              356
    64                   120                  116                                  360                              356
    65                   120                  119                                  360                              359
    66                   120                  119                                  360                              359
    67                   120                  118                                  360                              358
    68                   120                  118                                  360                              358
    69                   120                  120                                  300                              300
    70                    84                   82                                  360                              358
    71                   120                  117                                  300                              297
    72                   120                  119                                  360                              359
    73                   120                  118                                  300                              298
    74                   120                  120                                  360                              360
    75                   120                  119                                  360                              359
    76                    60                   57                                  360                              357
    77                   120                  118                                  360                              358
    78                   120                  118                                  360                              358
    79                   120                  118                                  360                              358
    80                   120                  120                                  360                              360
    81                   120                  120                                  360                              360
    82                   120                  117                                  360                              357
    83                    60                   58                                  360                              358
    84                   120                  117                                  360                              357
    85                   120                  119                                  300                              299
    86                   120                  118                                  360                              358
    87                   120                  119                                  360                              359
    88                    60                   57                                  360                              357
    89                   120                  117                                  360                              357
    90                   120                  118                                  360                              358
    91                   120                  118                                  300                              298
    92                   120                  118                                  300                              298
    93                   120                  119                                  300                              299
    94                   120                  116                                  360                              356
    95                   120                  117                                  300                              297
    96                   120                  120                                  360                              360
   96a
   96b
    97                   120                  117                                  360                              357
    98                   120                  120                                  300                              300
    99                   120                  116                                  360                              356
   100                   120                  118                                  360                              358
   101                   120                  119                                  360                              359
   102                   120                  116                                  360                              356
   103                    60                   55                                  300                              295





                             MATURITY OR
 CONTROL    ORIGINATION      ANTICIPATED         BALLOON            PROPERTY                       PREPAYMENT
   NO.          DATE       REPAYMENT DATE      BALANCE ($)            TYPE                        PROVISIONS (39)
----------------------------------------------------------------------------------------------------------------------------------
    1           1/14/2004        10/11/2016    149,407,673.38 Office               L(25),D(127),O(1)
    2          12/10/2003          1/8/2014    186,754,116.35 Office               L(26),D(88),O(6) (2)
    2a                                                        Office
    2b                                                        Office
    2c                                                        Office
    2d                                                        Office
    2e                                                        Office
    2f                                                        Office
    2g                                                        Office
    2h                                                        Office
    2i                                                        Office
    2j                                                        Office
    2k                                                        Office
    2l                                                        Office
    3            5/6/2003         5/11/2013    108,069,508.44 Office               L(33),D(84),O(3)
    4           8/18/2003         9/11/2008     60,000,000.00 Office               L(29),D(28),O(3)
    5          11/14/2003        12/11/2008     52,229,568.70 Retail               L(26),D(28),O(6)
    6          12/11/2003        12/11/2013     39,962,877.16 Industrial/Warehouse L(26),YM1%(91),O(3)  (20)
    7          10/24/2003        11/11/2013     34,123,564.46 Retail               L(48),D(72)
    8          12/12/2003         1/11/2014     25,547,664.32 Office               L(25),D(94),O(1)
    8a                                                        Office
    8b                                                        Office
    8c                                                        Office
    8d                                                        Office
    8e                                                        Office
    8f                                                        Office
    9          12/19/2003         1/11/2009     27,356,680.62 Office               L(25),D(32),O(3)
    10          11/3/2003        11/11/2013     18,727,966.13 Retail               L(48),D(71),O(1)
    11         11/21/2003        12/11/2013     17,550,673.00 Mobile Home Park     L(26),D(91),O(3)
    12         10/24/2003         11/1/2008     17,819,830.61 Retail               L(27),D(30),O(3)
    13           9/4/2003         9/11/2015     14,919,287.54 Retail               L(29),D(113),O(2)
    14         12/23/2003         1/11/2014     14,915,764.64 Office               L(25),D(92),O(3)
    15         12/15/2003         1/11/2009     15,361,358.94 Office               L(25),D(23),1%(6),0.5%(3),O(3)
    16         10/31/2003        11/11/2013     14,503,663.22 Mobile Home Park     L(27),D(90),O(3)
    17          3/28/2003         4/11/2013     14,082,624.92 Office               L(34),D(85),O(1)
    18         12/19/2003         1/11/2014     11,515,384.39 Various              L(25),D(94),O(1)
   18a                                                        Retail
   18b                                                        Retail
   18c                                                        Office
   18d                                                        Retail
   18e                                                        Office
   18f                                                        Retail
   18g                                                        Office
   18h                                                        Retail
    19          12/8/1995          1/1/2016              0.00 Retail               L(60),YM1%(118),Lesser5%orYM(12),
                                                                                   Lesser4%orYM(12),Lesser3%orYM(12),
                                                                                   Lesser2%orYM(12),Lesser1%orYM(12),O(2)  (27)
    20          10/9/2003        10/11/2018      8,442,399.72 Retail               L(48),D(130),O(2)
    21          1/12/2004         2/11/2014     11,491,766.61 Retail               L(25),D(93),O(3) (30)
    22          9/15/2003        10/11/2015     11,180,403.49 Retail               L(48),D(96)
    23          9/12/2003        10/11/2013     10,623,640.69 Office               L(48),D(71),O(1)
    24         12/15/2003         1/11/2014     10,689,337.04 Retail               L(25),D(92),O(3)
    25          9/19/2003        10/11/2010     11,248,134.32 Multifamily          L(48),D(36)
    26          9/17/2003        10/11/2013      9,816,793.15 Retail               L(28),D(89),O(3)
    27          8/28/2003         9/11/2008     10,935,791.50 Multifamily          L(48),D(11),O(1)
    28          9/12/2003        10/11/2013      9,593,057.16 Retail               L(28),D(92)
    29          9/29/2003        10/11/2010      9,287,412.60 Retail               L(36),D(48)
    30          8/29/2003         9/11/2013      7,732,865.31 Retail               L(36),D(82),O(2)
    31         10/31/2003        11/11/2013      7,012,180.86 Retail               L(48),D(71),O(1)
    32          9/15/2003        10/11/2013      6,227,584.98 Retail               L(48),D(69),O(3)
    33         11/26/2003        12/11/2008      7,669,020.46 Retail               L(26),D(31),O(3)
    34         10/21/2003        11/11/2013      6,777,106.87 Retail               L(48),D(72)
    35          11/6/2003        11/11/2013      6,802,966.69 Industrial/Warehouse L(27),D(92),O(1)
    36         10/31/2003        11/11/2013      6,616,304.88 Multifamily          L(27),D(90),O(3)
   36a                                                        Multifamily
   36b                                                        Multifamily
   36c                                                        Multifamily
   36d                                                        Multifamily
    37          9/30/2003        10/11/2013      6,578,791.70 Multifamily          L(28),D(92)
    38         10/16/2003        11/11/2013      6,281,032.03 Office               L(27),D(90),O(3)
   38a                                                        Office
   38b                                                        Office
    39           9/4/2003         9/11/2013      6,240,246.15 Multifamily          L(48),D(72)
    40         10/23/2003        11/11/2017      5,624,671.73 Industrial/Warehouse L(27),D(140),O(1)
    41          9/24/2003        10/11/2013      6,009,472.78 Multifamily          L(48),D(72)
    42         10/20/2003        11/11/2013      5,754,527.66 Retail               L(48),D(71),O(1)
    43           9/8/2003         9/11/2013      5,669,157.96 Office               L(48),D(72)
    44         11/26/2003        12/11/2013      5,166,391.88 Retail               L(48),D(69),O(3)
    45          9/29/2003        10/11/2010      5,598,231.80 Retail               L(28),D(55),O(1)
    46         10/23/2003        11/11/2013      4,538,830.36 Office               L(27),D(91),O(2)
    47          9/11/2003         9/11/2013      4,539,648.96 Retail               L(36),D(83),O(1)
    48         10/22/2003        11/11/2013      4,343,420.26 Retail               L(48),D(72)
    49           9/5/2003         9/11/2008      4,597,715.74 Retail               L(48),D(12)
    50          7/30/2003         8/11/2013      4,126,689.05 Retail               L(48),D(66),O(6)
    51         11/12/2003        12/11/2013      4,122,050.41 Industrial/Warehouse L(26),D(92),O(2)
    52         10/16/2003        11/11/2013      4,077,007.72 Multifamily          L(48),D(72)
    53         10/24/2003        11/11/2013      4,033,410.88 Industrial/Warehouse L(27),D(92),O(1)
    54          9/18/2003        10/11/2015      3,917,880.96 Retail               L(28),D(113),O(3)
    55         12/22/2003         1/11/2009      4,108,831.43 Retail               L(25),D(34),O(1)
    56          9/11/2003         9/11/2013      3,873,247.46 Mobile Home Park     L(29),D(91)
    57          9/30/2003        10/11/2013      3,606,004.03 Office               L(28),D(90),O(2)
    58          9/29/2003        10/11/2013      3,392,886.43 Retail               L(28),D(90),O(2)
    59         12/17/2003         1/11/2014      3,305,649.14 Retail               L(48),D(71),O(1)
    60          8/26/2003         9/11/2013      3,236,726.58 Industrial/Warehouse L(48),D(72)
    61         12/17/2003         1/11/2014      3,164,516.90 Office               L(48),D(71),O(1)
    62         11/14/2003        12/11/2013      3,100,301.59 Retail               L(48),D(72)
    63          8/29/2003         9/11/2013      2,967,647.15 Multifamily          L(29),D(91)
    64          8/26/2003         9/11/2013      2,896,425.55 Multifamily          L(48),D(71),O(1)
    65         11/14/2003        12/11/2013      2,815,409.51 Retail               L(48),D(72)
    66         11/14/2003        12/11/2013      2,815,409.51 Retail               L(48),D(72)
    67         10/21/2003        11/11/2013      2,861,406.65 Retail               L(48),D(72)
    68          11/7/2003        11/11/2013      2,858,320.41 Retail               L(48),D(72)
    69         12/19/2003         1/11/2014      2,548,416.02 Self-Storage         L(25),D(92),O(3)
    70         10/31/2003        11/11/2010      2,901,086.61 Retail               L(48),D(36)
    71          9/17/2003        10/11/2013      2,525,508.38 Retail               L(48),D(71),O(1)
    72         11/13/2003        12/11/2013      2,638,259.17 Retail               L(26),D(91),O(3)
    73          11/4/2003        11/11/2013      2,362,313.09 Retail               L(48),D(72)
    74         12/26/2003         1/11/2014      2,562,887.43 Retail               L(25),D(94),O(1)
    75         11/14/2003        12/11/2013      2,513,758.61 Retail               L(48),D(72)
    76          9/17/2003        10/11/2008      2,688,465.14 Multifamily          L(28),D(32)
    77         10/31/2003        11/11/2013      2,411,456.50 Multifamily          L(48),D(72)
    78         10/17/2003        11/11/2013      2,383,813.32 Retail               L(48),D(72)
    79         10/17/2003        11/11/2013      2,332,012.43 Retail               L(48),D(72)
    80         12/17/2003         1/11/2014      2,322,831.03 Office               L(25),D(92),O(3)
    81         12/15/2003         1/11/2014      2,289,898.65 Retail               L(48),D(69),O(3)
    82          9/15/2003        10/11/2013      2,243,135.40 Multifamily          L(48),D(72)
    83         10/31/2003        11/11/2008      2,391,170.57 Multifamily          L(48),D(11),O(1)
    84          9/30/2003        10/11/2013      2,164,361.59 Industrial/Warehouse L(28),D(91),O(1)
    85         11/14/2003        12/11/2013      1,945,407.77 Retail               L(26),D(93),O(1)
    86         11/10/2003        11/11/2013      2,099,455.02 Mobile Home Park     L(27),D(93)
    87          12/1/2003        12/11/2013      1,969,611.83 Multifamily          L(26),D(92),O(2)
    88          9/17/2003        10/11/2008      2,132,231.09 Multifamily          L(28),D(32)
    89          9/23/2003        10/11/2013      1,917,450.46 Retail               L(48),D(71),O(1)
    90         10/31/2003        11/11/2013      1,888,073.72 Multifamily          L(48),D(69),O(3)
    91          11/4/2003        11/11/2013      1,716,911.20 Retail               L(48),D(72)
    92         10/28/2003        11/11/2013      1,671,199.68 Office               L(48),YM1%(70),O(2)
    93         11/19/2003        12/11/2013      1,605,843.68 Retail               L(26),D(91),O(3)
    94          8/18/2003         9/11/2013      1,737,062.42 Industrial/Warehouse L(48),D(69),O(3)
    95          9/19/2003        10/11/2013      1,571,862.82 Self-Storage         L(48),D(72)
    96         12/18/2003         1/11/2014      1,678,728.08 Multifamily          L(48),D(69),O(3)
   96a                                                        Multifamily
   96b                                                        Multifamily
    97          9/30/2003        10/11/2013      1,635,397.76 Retail               L(48),D(72)
    98         12/22/2003         1/11/2014      1,333,018.10 Self-Storage         L(25),D(92),O(3)
    99          8/28/2003         9/11/2013      1,438,763.88 Retail               L(29),D(89),O(2)
   100         10/30/2003        11/11/2013      1,372,086.53 Multifamily          L(48),D(71),O(1)
   101         11/14/2003        12/11/2013      1,282,015.94 Retail               L(48),D(72)
   102          8/29/2003         9/11/2013      1,289,530.36 Self-Storage         L(48),D(72)
   103          7/31/2003         8/11/2008      1,266,662.68 Office               L(36),YM1%(21),O(3)






                  ANNUAL                 U/W NET      U/W NET           U/W                                       CUT-OFF
 CONTROL           DEBT                 OPERATING       CASH            NCF             APPRAISED     APPRAISAL    DATE
   NO.          SERVICE ($)            INCOME ($)     FLOW ($)        DSCR (X)          VALUE ($)       DATE      LTV (%)
-------------------------------------------------------------------------------------------------------------------------------
    1                 18,161,031         18,297,496   18,161,031           1.00          262,000,000   11/1/2003      87.7
    2                 12,963,185 (3)    119,159,367  108,812,818           2.40 (3)(4) 1,435,450,000  12/31/2003      48.8 (4)
    2a                                                                                   487,500,000  12/31/2003
    2b                                                                                   260,400,000  12/31/2003
    2c                                                                                   100,750,000  12/31/2003
    2d                                                                                   101,000,000  12/31/2003
    2e                                                                                    96,000,000  12/31/2003
    2f                                                                                    92,000,000  12/31/2003
    2g                                                                                    80,000,000  12/31/2003
    2h                                                                                    62,800,000  12/31/2003
    2i                                                                                    51,500,000  12/31/2003
    2j                                                                                    38,700,000  12/31/2003
    2k                                                                                    33,200,000  12/31/2003
    2l                                                                                    31,600,000  12/31/2003
    3                  8,015,146 (13)    22,587,638   22,092,360           2.76 (13)     330,000,000    6/1/2003      39.4
    4                  3,260,910          6,911,966    5,579,578           1.71           82,000,000   6/25/2003      73.2
    5                  3,496,275          7,436,952    7,069,560 (17)      2.02 (17)      92,500,000  10/31/2003      61.5
    6                  3,562,905          5,087,487    4,538,140           1.27           63,000,000  11/10/2003      73.4
    7                  2,939,851          3,816,658    3,730,775           1.27           50,100,000   8/13/2003      79.7
    8                  2,190,891          3,029,105    2,764,486           1.26           40,050,000     Various      74.9
    8a                                                                                    14,300,000   9/26/2003
    8b                                                                                     6,300,000   9/24/2003
    8c                                                                                     5,150,000   9/25/2003
    8d                                                                                     5,000,000   9/25/2003
    8e                                                                                     4,900,000   9/23/2003
    8f                                                                                     4,400,000  10/14/2003
    9                  1,945,447          3,104,987    2,777,230           1.43           38,000,000  11/15/2003      76.3
    10                 1,566,505          2,288,819    2,194,824           1.40           28,700,000   8/18/2003      77.2
    11                 1,374,012          1,772,243    1,758,923           1.28           25,000,000  10/22/2003      80.0
    12                 1,274,520          2,338,111    2,097,171           1.65           27,000,000   10/1/2003      71.1
    13                 1,304,475          1,901,744    1,837,848           1.41           25,000,000    8/1/2003      74.7
    14                 1,282,100          1,776,175    1,677,048 (24)      1.31 (24)      22,560,000    8/7/2003      77.6
    15                 1,141,676          1,673,570    1,503,200 (25)      1.32 (25)      20,800,000  10/21/2003      79.3
    16                 1,147,800          1,522,881    1,495,601           1.30           20,600,000   10/9/2003      80.0
    17                 1,213,974          1,933,068    1,759,084 (26)      1.45 (26)      34,000,000  12/15/2003      48.1
    18                 1,145,462          1,563,047    1,461,294           1.28           19,425,000     Various      76.7
   18a                                                                                     4,825,000  10/17/2003
   18b                                                                                     3,000,000  11/13/2003
   18c                                                                                     2,750,000  11/13/2003
   18d                                                                                     2,100,000  10/16/2003
   18e                                                                                     1,800,000  10/31/2003
   18f                                                                                     1,750,000  10/30/2003
   18g                                                                                     1,600,000  10/16/2003
   18h                                                                                     1,600,000  11/13/2003
    19                 1,802,057          4,287,423    3,949,313           2.19           45,300,000  12/31/2003      31.8
    20                 1,103,573          1,456,141    1,388,818           1.26           17,500,000    7/3/2003      78.8
    21     1,069,090 / 1,138,962 (30)     1,671,915    1,596,213           1.49           21,150,000   9/23/2003      65.0
    22                 1,014,880          1,471,305    1,349,529           1.33           18,002,000   7/10/2003      76.3
    23                 1,008,765          1,347,076    1,256,237           1.25           17,800,000   7/24/2003      72.8
    24                   907,493          1,334,747    1,268,667 (31)      1.40 (31)      15,750,000    9/5/2003      80.0
    25                   848,091          1,213,195    1,155,259           1.36           16,000,000    7/8/2003      78.5
    26                   791,949          1,305,688    1,252,627           1.58           15,750,000   10/1/2003      74.7
    27                   788,071          1,221,450    1,138,638           1.44           14,790,000    7/2/2003      79.4
    28                   779,225          1,138,720    1,085,433           1.39           16,200,000    8/1/2003      70.8
    29                   711,688          1,096,842    1,025,779           1.44           13,450,000    9/1/2003      76.8
    30                   659,259  (32)      956,906      893,365           1.36           11,500,000    8/1/2003      78.9
    31                   579,658            956,485      859,357           1.48           15,000,000    6/4/2003      55.6
    32                   593,839            939,106      867,291           1.46           11,500,000   6/18/2003      71.4
    33                   588,061            991,371      902,541           1.53           13,500,000   12/1/2003      60.7
    34                   537,896          1,063,467    1,003,189           1.87           12,380,000   9/10/2003      66.1
    35                   581,135            846,788      759,858           1.31           10,750,000   10/3/2003      74.3
    36                   552,122            903,722      840,472           1.52           12,000,000   8/13/2003      65.3
   36a                                                                                           N/A         N/A
   36b                                                                                           N/A         N/A
   36c                                                                                           N/A         N/A
   36d                                                                                           N/A         N/A
    37                   549,797            723,805      687,477           1.25           10,100,000   7/16/2003      77.0
    38                   543,636            799,070      683,201           1.26            9,330,000   10/1/2003      78.6
   38a                                                                                     6,630,000   10/1/2003
   38b                                                                                     2,700,000   10/1/2003
    39                   540,508            785,298      738,798           1.37            9,430,000   5/21/2003      77.1
    40                   554,484            815,501      789,712           1.42           11,100,000    7/1/2003      65.2
    41                   502,218            815,396      749,960           1.49            9,450,000   6/18/2003      75.2
    42                   490,051            729,628      676,527           1.38            9,135,000   8/13/2003      74.0
    43                   497,477            871,914      802,181           1.61            9,300,000   5/11/2003      70.7
    44                   436,521            557,720      530,677           1.22            7,700,000   9/17/2003      79.2
    45                   442,143            659,819      623,026           1.41            8,000,000   7/25/2003      75.0
    46                   385,324            666,184      534,279           1.39            8,000,000   7/10/2003      66.8
    47                   395,326            559,249      531,414           1.34            6,630,000   5/30/2003      79.7
    48                   395,110            576,225      519,829           1.32            7,250,000    7/2/2003      72.3
    49                   314,799            545,634      520,213           1.65            6,900,000   5/22/2003      72.1
    50                   343,515            508,958      464,904           1.35            6,175,000   6/18/2003      79.0
    51                   345,843            501,173      441,427           1.28            6,100,000    9/3/2003      79.9
    52                   347,195            546,603      512,603           1.48            6,000,000   8/15/2003      79.9
    53                   333,946            530,467      467,721           1.40            6,700,000   9/23/2003      71.5
    54                   359,537            561,286      522,509           1.45            6,400,000    7/1/2003      74.8
    55                   344,909            488,870      452,043           1.31            5,700,000   11/1/2003      80.0
    56                   329,835            456,371      440,171           1.33            5,700,000    8/4/2003      79.7
    57                   306,099            539,866      430,783           1.41            6,420,000   7/10/2003      66.0
    58                   287,784            466,781      404,477           1.41            5,350,000   8/13/2003      74.6
    59                   283,044            341,741      339,693           1.20            5,150,000  11/20/2003      75.4
    60                   259,592            429,810      395,176           1.52            5,000,000    6/5/2003      77.7
    61                   274,535            384,301      346,889           1.26            5,300,000  11/20/2003      69.8
    62                   254,751            367,061      344,127           1.35            4,750,000   9/25/2003      77.8
    63                   251,541            341,582      321,582           1.28            4,450,000   7/26/2003      78.4
    64                   247,609            344,168      320,168           1.29            4,300,000    7/8/2003      78.9
    65                   231,342            359,362      338,090           1.46            4,200,000   9/25/2003      79.9
    66                   231,342            336,223      318,811           1.38            4,200,000   10/8/2003      79.9
    67                   245,380            311,220      308,410           1.26            4,800,000   8/26/2003      69.9
    68                   248,346            355,608      340,708           1.37            4,180,000   8/28/2003      79.8
    69                   260,293            382,158      358,572           1.38            4,670,000   10/7/2003      69.6
    70                   224,718            339,832      315,794           1.41            4,350,000   9/22/2003      74.1
    71                   257,209            401,832      353,767           1.38            4,390,000    5/7/2003      73.2
    72                   226,749            285,180      283,470           1.25            4,550,000    9/1/2003      68.0
    73                   239,169            334,784      332,602           1.39            4,240,000   5/30/2003      71.2
    74                   221,658            382,049      360,067           1.62            6,100,000   10/1/2003      49.2
    75                   206,555            293,452      277,929           1.35            3,750,000   10/1/2003      79.9
    76                   194,111            343,698      314,408           1.62            3,950,000   7/31/2003      73.2
    77                   203,291            346,268      294,568           1.45            3,950,000   9/19/2003      72.0
    78                   204,266            303,164      299,708           1.47            4,000,000   8/27/2003      69.9
    79                   202,617            261,665      258,797           1.28            4,040,000   9/15/2003      67.3
    80                   200,896            289,958      264,147           1.31            3,800,000   7/23/2003      71.6
    81                   194,254            316,504      294,544           1.52            3,600,000   11/6/2003      75.0
    82                   189,228            277,899      242,486           1.28            3,350,000   6/25/2003      78.9
    83                   163,884            268,529      248,712           1.52            3,670,000   8/15/2003      70.7
    84                   180,170            302,688      262,580           1.46            4,180,000    7/9/2003      61.3
    85                   195,866            302,898      266,041           1.36            3,300,000   7/31/2003      75.7
    86                   173,550            236,035      233,206           1.34            3,300,000   8/12/2003      75.6
    87                   171,377            228,944      216,444           1.26            3,000,000   12/1/2003      76.6
    88                   153,950            259,333      230,017           1.49            3,630,000   9/12/2003      63.2
    89                   164,666            268,018      221,485           1.35            3,100,000   5/12/2003      72.4
    90                   165,306            265,628      231,628           1.40            2,800,000    5/9/2003      78.4
    91                   173,826            254,727      252,545           1.45            3,200,000   5/19/2003      68.6
    92                   167,969            298,145      251,163           1.50            3,285,000    8/8/2003      65.3
    93                   163,650            253,859      215,436           1.32            3,300,000   9/12/2003      62.0
    94                   156,053            255,913      220,634           1.41            3,000,000    5/1/2003      66.6
    95                   161,151            231,698      225,820           1.40            2,850,000   7/21/2003      69.9
    96                   146,196            191,916      181,916           1.24            2,470,000   11/7/2003      79.4
   96a                                                                                     1,720,000   11/7/2003
   96b                                                                                       750,000   11/7/2003
    97                   144,261            229,472      224,128           1.55            2,750,000    5/6/2003      68.9
    98                   136,153            204,706      189,006           1.39            2,600,000   10/7/2003      65.4
    99                   126,254            169,054      160,440           1.27            2,600,000    7/2/2003      64.2
   100                   115,038            180,416      163,666           1.42            2,050,000   9/12/2003      79.1
   101                   105,343            162,426      143,947           1.37            2,700,000   10/6/2003      56.6
   102                   113,417            220,616      216,611           1.91            2,200,000   6/24/2003      68.0
   103                   108,551            157,123      137,454           1.27            2,100,000   6/19/2003      66.2





              SCHEDULED                                                 SQ FEET,           UNIT     LOAN
 CONTROL      MATURITY/                 YEAR                YEAR          PADS              OF       PER        OCCUPANCY
   NO.       ARD LTV (%)               BUILT             RENOVATED      OR UNITS          MEASURE   UNIT      PERCENTAGE (%) (40)
----------------------------------------------------------------------------------------------------------------------------------
    1                 57.0              1997                2001           682,327       Sq Feet       337               100.0
    2                 45.5 (5)        Various             Various        6,389,871       Sq Feet        31                93.0
    2a                                  1989                             1,547,337       Sq Feet                          97.7
    2b                                  1992                               928,141       Sq Feet                         100.0
    2c                                  1959             1988-1990         327,254       Sq Feet                          96.5
    2d                                  1970                               595,648       Sq Feet                          80.6
    2e                                  1987                               342,811       Sq Feet                          93.9
    2f                                  1983                               376,295       Sq Feet                          77.6
    2g                                  1979                2003           416,909       Sq Feet                          81.1
    2h                                  1982                2001           373,745       Sq Feet                          93.6
    2i                               1982, 1984                            473,597       Sq Feet                          79.1
    2j                                  1967                               365,282       Sq Feet                          99.4
    2k                                  1984                               284,183       Sq Feet                          79.4
    2l                                  1969                2000           358,669 (11)  Sq Feet                          88.5
    3                 32.7              2003                               776,801       Sq Feet       167                76.7
    4                 73.2           1914, 1972       1989-1991, 1997      849,516       Sq Feet        71                86.9
    5                 56.5              1978                2000           938,522 (18)  Sq Feet        61                97.4 (17)
    6                 63.4           1942, 1951             1980         2,110,719       Sq Feet        22                93.4
    7                 68.1           2000-2003                             470,718       Sq Feet        85                95.9
    8                 63.8            Various                              211,558       Sq Feet       142                94.7
    8a                                  1999                                54,248       Sq Feet                          88.7
    8b                                  1996                                44,556       Sq Feet                         100.0
    8c                                  2001                                28,239       Sq Feet                         100.0
    8d                               1987, 1997                             41,033       Sq Feet                          95.5
    8e                                  2001                                23,482       Sq Feet                          93.9
    8f                                  1996                                20,000       Sq Feet                         100.0
    9                 72.0              1966              Ongoing          204,179       Sq Feet       142                90.5
    10                65.3              2000                               130,200       Sq Feet       170                85.2
    11                70.2              1974                                   333       Pads       60,060               100.0
    12                66.0              1980             2001, 2002        346,221 (23)  Sq Feet        55                94.5 (23)
    13                59.7           2002/2003                             141,325       Sq Feet       132                94.0
    14                66.1           2001, 2002                            109,786       Sq Feet       159                93.9 (24)
    15                73.9           1986, 1988             2000           122,981       Sq Feet       134                89.7 (25)
    16                70.4              1971                                   682       Pads       24,164                85.6
    17                41.4              1957                2003           108,736       Sq Feet       151                77.4 (26)
    18                59.3            Various             Various          130,722       Sq Feet       114                92.5
   18a                                  2001                                27,139       Sq Feet                         100.0
   18b                                  1999                                24,861       Sq Feet                          89.1
   18c                                  1920                1999            16,720       Sq Feet                          71.5
   18d                                  1998                                11,649       Sq Feet                          83.8
   18e                                  1996                                14,064       Sq Feet                         100.0
   18f                                  1997                                14,048       Sq Feet                         100.0
   18g                                  2000                                 7,950       Sq Feet                         100.0
   18h                                  2000                                14,291       Sq Feet                         100.0
    19                 0.0              1978                1997           472,628 (28)  Sq Feet        30                98.7 (29)
    20                48.2           2000/2002                              92,967       Sq Feet       148                92.1
    21                54.3              1998                               100,551       Sq Feet       137               100.0
    22                62.1           1984, 1989                            273,230       Sq Feet        50                97.1
    23                59.7              2002                               103,661       Sq Feet       125                86.0
    24                67.9              2002                               122,816       Sq Feet       103                95.0 (31)
    25                70.3              1998                                   272       Units      46,181                97.4
    26                62.3           1987-2003                             132,598       Sq Feet        89                96.7
    27                73.9              1985                                   402       Units      29,228                91.3
    28                59.2              2002                                67,190       Sq Feet       171               100.0
    29                69.1     1985, 1995, 1996, 2001                      135,578       Sq Feet        76               100.0
    30                67.2           1963-1987                              62,537       Sq Feet       145                92.0
    31                46.7              1975                               161,014       Sq Feet        52               100.0
    32                54.2              1992                                71,676       Sq Feet       115                88.8
    33                56.8              1978                1996            83,398       Sq Feet        98                87.9
    34                54.7              2003                                60,293       Sq Feet       136                96.0
    35                63.3         1985/1994-1997                          185,751       Sq Feet        43               100.0
    36                55.1            Various             Various              253       Units      30,968                97.2
   36a                                  1928                1990               114       Units                            94.7
   36b                                  1929                1990                65       Units                            98.5
   36c                                  1928                1990                54       Units                           100.0
   36d                                  1929                1990                20       Units                           100.0
    37                65.1              1997                                   152       Units      51,173                84.9
    38                67.3           1983, 1985          1999, 2003         95,770       Sq Feet        77                94.3
   38a                                  1985                2003            68,989       Sq Feet                          96.9
   38b                                  1983                1999            26,781       Sq Feet                          87.9
    39                66.2              1979                                   186       Units      39,111                98.9
    40                50.7              2002                                77,926       Sq Feet        93               100.0
    41                63.6              1984                                   228       Units      31,163                90.4
    42                63.0        1986, 1994, 1995                          65,430       Sq Feet       103                94.9
    43                61.0           2001-2003                              65,748       Sq Feet       100               100.0
    44                67.1              2002                                36,279       Sq Feet       168                83.7
    45                70.0              1984                2002            53,719       Sq Feet       112               100.0
    46                56.7              1973                1990            87,500       Sq Feet        61                94.9
    47                68.5              2003                                34,756       Sq Feet       152                92.4
    48                59.9           1969/2003                              46,584       Sq Feet       112               100.0
    49                66.6              1996                                36,139       Sq Feet       138               100.0
    50                66.8              1982             1999, 2002         66,690       Sq Feet        73                92.2
    51                67.6           1998, 2000                             91,800       Sq Feet        53                86.9
    52                68.0              1969                2001               136       Units      35,230                91.9
    53                60.2           1982-1984                             107,540       Sq Feet        45                81.3
    54                61.2              1992                                85,289       Sq Feet        56               100.0
    55                72.1              1930                2003            32,928       Sq Feet       138               100.0
    56                68.0              1996                                   405       Pads       11,218                95.3
    57                56.2              1971                1987            89,551       Sq Feet        47                88.0
    58                63.4              1984                                50,400       Sq Feet        79                94.3
    59                64.2              2003                                13,650       Sq Feet       285               100.0
    60                64.7              1998                                44,202       Sq Feet        88                94.1
    61                59.7              1929                1995            27,060       Sq Feet       137                88.9
    62                65.3              1987                                62,735       Sq Feet        59                91.9
    63                66.7              2002                                    80       Units      43,589                98.8
    64                67.4              1984                                    96       Units      35,341                93.8
    65                67.0              1982                1998            60,779       Sq Feet        55               100.0
    66                67.0              1991                                49,750       Sq Feet        67               100.0
    67                59.6              2003                                13,650       Sq Feet       246               100.0
    68                68.4              2000                                18,900       Sq Feet       176                83.3
    69                54.6           1976, 1978             2003           157,245       Sq Feet        21                99.4
    70                66.7              1985                                32,398       Sq Feet       100                97.8
    71                57.5              1966                2002            56,845       Sq Feet        57                99.3
    72                58.0              1965                2003            11,400       Sq Feet       271               100.0
    73                55.7              2000                                10,908       Sq Feet       277               100.0
    74                42.0              1925                2000            27,157       Sq Feet       110                85.1
    75                67.0              1992                                44,350       Sq Feet        68                93.2
    76                68.1              1973          1998, 1999, 2003         100       Units      28,910                98.0
    77                61.0              1967                                   188       Units      15,131                84.6
    78                59.6              2003                                13,824       Sq Feet       202               100.0
    79                57.7              2003                                14,490       Sq Feet       188               100.0
    80                61.1              1981                                19,515       Sq Feet       139               100.0
    81                63.6              1990                2003            32,000       Sq Feet        84                92.0
    82                67.0              1984             1999-2002             128       Units      20,647                96.9
    83                65.2              1986                                    74       Units      35,052                96.0
    84                51.8              1989                                33,400       Sq Feet        77                91.1
    85                59.0           1990-2003                              51,550       Sq Feet        48                95.3
    86                63.6              1986                                    74       Pads       33,717                98.7
    87                65.7              1981                1997                50       Units      45,965                98.0
    88                58.7              1971             1998, 2003            100       Units      22,929                97.0
    89                61.9              1982                                51,578       Sq Feet        44                91.5
    90                67.4              1972                2002               136       Units      16,150                94.1
    91                53.7              1999                                10,908       Sq Feet       201               100.0
    92                50.9              1982                1998            35,059       Sq Feet        61                89.0
    93                48.7              1988                                34,405       Sq Feet        60                96.2
    94                57.9              1949                1999            82,835       Sq Feet        24               100.0
    95                55.2              2001                                58,779       Sq Feet        34                98.2
    96                68.0            Various             Ongoing               40       Units      49,000                90.0
   96a                                  1923              Ongoing               28       Units                            89.3
   96b                                  1916              Ongoing               12       Units                            91.7
    97                59.5              2002                                 9,715       Sq Feet       195               100.0
    98                51.3              1976                               100,867       Sq Feet        17                78.2
    99                55.3              2003                                 9,752       Sq Feet       171                78.8
   100                66.9              1988                                    67       Units      24,208                98.5
   101                47.5              1990                                45,575       Sq Feet        34                97.9
   102                58.6              2001                                26,700       Sq Feet        56                92.5
   103                60.3           1997, 1998                             22,738       Sq Feet        61                97.4





               RENT                                                  LARGEST                  LARGEST            LARGEST
 CONTROL       ROLL          OWNERSHIP                               TENANT                 TENANT AREA        TENANT LEASE
   NO.         DATE           INTEREST                                NAME                LEASED (SQ. FT.)      EXP. DATE
---------------------------------------------------------------------------------------------------------------------------------
    1         1/14/2004 Leasehold            UBS AG, Stamford Branch                               682,327         12/1/2017
    2         12/1/2003 Fee Simple
    2a        12/1/2003 Fee Simple           AT&T Corp.                                            712,467         3/31/2009 (6)
    2b        12/1/2003 Fee Simple           William Blair                                         283,829         7/31/2011 (8)
    2c        12/1/2003 Fee Simple           JPMorgan Chase                                        129,630        12/31/2005 (10)
    2d        12/1/2003 Fee Simple           Crompton Corp.                                        144,352        11/30/2014
    2e        12/1/2003 Fee Simple           The Carson Group                                       48,636         4/30/2007
    2f        12/1/2003 Fee Simple           Acordia Northwest                                      51,185        12/31/2009
    2g        12/1/2003 Fee Simple           Mellon Capital Management                              48,189        11/30/2007
    2h        12/1/2003 Fee Simple           Primavera Systems                                      87,954         7/31/2007
    2i        12/1/2003 Fee Simple           GSA / FBI                                              80,340        11/22/2012
    2j        12/1/2003 Fee Simple           Philadelphia Insurance                                 68,373         2/28/2008
    2k        12/1/2003 Fee Simple           Frank Crystal & Company                                48,043         3/31/2006
    2l        12/1/2003 Fee Simple           Judge, Inc. (12)                                       35,862        10/31/2004
    3        12/18/2003 Fee Simple           MGM                                                   341,633 (14)    5/31/2018 (15)
    4        11/30/2003 Fee Simple           Lippincott Williams & Wilkins, Inc.                   135,107         12/6/2009
    5         11/1/2003 Fee Simple           Sears (18)                                            213,412               NAP (19)
    6         12/9/2003 Fee Simple           Rose Art Industries, Inc.                             623,970         3/31/2007
    7        11/19/2003 Fee Simple           Walmart                                               141,182        12/31/2022
    8        12/15/2003 Fee Simple
    8a       12/15/2003 Fee Simple           Ambulatory Surgery Center of Cool Springs, LLC         20,644         5/31/2010
    8b       12/15/2003 Fee Simple           Brentwood Children's Clinic, PC                         8,020        10/31/2006
    8c       12/15/2003 Fee Simple           Middle Tennessee Childcare Center, PC                   4,573         1/31/2012
    8d       12/15/2003 Fee Simple           Old Harding Pediatric Associates, PC                    7,379         7/31/2007
    8e       12/15/2003 Fee Simple           The Heart Group, PLLC                                   7,854         6/30/2007
    8f       12/15/2003 Fee Simple           Orlando Surgery Center II, Ltd.                        20,000         7/31/2013
    9         12/1/2003 Fee Simple           Royal State Financial Corp.                            16,202        10/31/2006
    10        9/30/2003 Fee Simple           Wild Oats Markets, Inc.                                29,728         3/31/2010
    11       11/21/2003 Fee Simple
    12        8/31/2003 Fee Simple           Sears                                                  64,914         2/28/2030
    13         9/3/2003 Fee Simple           Best Buy Stores, LP                                    30,038         1/31/2014
    14        10/1/2003 Fee Simple           Beazer Homes Holding Corp.                             22,779        10/31/2006
    15        11/1/2003 Fee Simple           AEPCO, INC.                                            26,750         5/31/2006
    16       10/30/2003 Fee Simple
    17       11/11/2003 Fee Simple           Roostai dba Royal Motors Beverly Hills
                                             Triangle, LLC                                           6,286        12/14/2005
    18        11/1/2003 Fee Simple
   18a        11/1/2003 Fee Simple           Crye-Leike of Nashville, Inc.                           9,553         9/30/2015
   18b        11/1/2003 Fee Simple           Crye-Leike of Chattanooga, Inc.                        16,911         9/30/2015
   18c        11/1/2003 Fee Simple           Crye-Leike of Chattanooga, Inc.                         9,975         9/30/2015
   18d        11/1/2003 Fee Simple           Copy Solutions                                          3,937         1/15/2006
   18e        11/1/2003 Fee Simple           Crye-Leike of Nashville, Inc.                          10,798         9/30/2015
   18f        11/1/2003 Fee Simple           Crye-Leike of Nashville, Inc.                           6,000         9/30/2015
   18g        11/1/2003 Fee Simple           1st Trust Bank                                          7,950        11/30/2005
   18h        11/1/2003 Fee Simple           Crye-Leike of Chattanooga, Inc.                         4,200         9/30/2015
    19        11/1/2003 Fee Simple           Dillard's (28)                                         76,783               NAP (19)
    20        9/25/2003 Fee Simple/Leasehold Borders Books                                          30,000         1/31/2021
    21       10/17/2003 Fee Simple           Edwards Theatres Circuit, Inc.                        100,551          4/1/2019
    22        8/11/2003 Fee Simple           Fiesta Super Markets                                   92,818         5/23/2011
    23        9/10/2003 Fee Simple           Health & Athletic Center                               52,618         1/31/2013
    24        10/2/2003 Fee Simple           Food Lion                                              37,961         7/23/2022
    25         8/5/2003 Fee Simple
    26       10/21/2003 Fee Simple           Toys "R" Us                                            45,167         1/31/2013
    27         7/2/2003 Fee Simple
    28         8/1/2003 Fee Simple           City of Covington                                      15,423        12/22/2017
    29         6/1/2003 Fee Simple           JCPenney                                               30,583         4/30/2012
    30       11/15/2003 Fee Simple           Windermere Real Estate                                  6,851         9/30/2007
    31        8/31/2003 Fee Simple           Target                                                114,975        12/31/2004
    32        10/1/2003 Fee Simple           Ralph's (subleased to Island Pacific
                                             Supermarkets)                                          45,676         11/1/2007
    33       11/17/2003 Fee Simple           Jones Retail Corporation (33)                          18,711         2/14/2005
    34         9/8/2003 Fee Simple           Accents                                                17,014         8/31/2010
    35        10/1/2003 Fee Simple           Biolife LLC                                            21,000         6/30/2004
    36        9/30/2003 Fee Simple
   36a        9/30/2003 Fee Simple
   36b        9/30/2003 Fee Simple
   36c        9/30/2003 Fee Simple
   36d        9/30/2003 Fee Simple
    37         9/8/2003 Fee Simple
    38         8/7/2003 Fee Simple
   38a         8/7/2003 Fee Simple           The Travelers Indemnity Company                        51,314         2/28/2007
   38b         8/7/2003 Fee Simple           Berks Endodontics, Ltd. (formerly Ervin Levin,
                                             DDS Ltd.)                                               3,166         3/31/2008
    39        6/19/2003 Fee Simple
    40       10/29/2003 Fee Simple           FedEx Freight, Inc.                                    77,926         9/30/2017
    41        7/21/2003 Fee Simple
    42        8/31/2003 Fee Simple           College America                                        13,136         7/31/2006
    43       10/20/2003 Fee Simple           Lockheed Martin                                        25,518        10/31/2009
    44         9/1/2003 Leasehold            Auburndale CVS, Inc.                                   10,126         8/31/2016
    45         6/1/2003 Fee Simple           Eckerd                                                  9,500         1/21/2010
    46       11/20/2003 Fee Simple           ATP Oil & Gas                                          20,896         4/30/2005
    47        9/30/2003 Fee Simple           Blockbuster Video                                       4,000        12/31/2007
    48        8/31/2003 Leasehold            Khoury's Restaurant                                    13,661         7/31/2008
    49        6/18/2003 Fee Simple           Barnes & Noble                                         36,139         8/31/2011
    50        10/1/2003 Fee Simple           Sofa's Plus                                            15,564          8/1/2007
    51        9/26/2003 Fee Simple           Oconomowoc Memorial Hospital                            7,500         7/31/2004
    52        9/30/2003 Fee Simple
    53        10/7/2003 Fee Simple           Severn Trent Laboratories                              14,340         8/31/2006
    54        9/16/2003 Fee Simple           Bruno's, Inc.                                          45,136         2/28/2012
    55         7/1/2003 Fee Simple           Wheels of Wellness                                     15,263         9/30/2013
    56         9/1/2003 Fee Simple
    57        9/30/2003 Fee Simple           CSI Software                                            6,076        11/30/2006
    58       12/10/2003 Fee Simple           Tuesday Morning                                         9,200         1/15/2006
    59       11/20/2003 Fee Simple           Walgreen Co.                                           13,650         7/31/2078 (34)
    60        6/19/2003 Fee Simple           Client Development Services                             9,762         4/30/2007
    61         9/1/2003 Fee Simple           Hessler & Associates, Chartered                         5,310         1/31/2007
    62       10/20/2003 Fee Simple           Food Lion                                              29,000         5/31/2016
    63         8/2/2003 Fee Simple
    64        7/22/2003 Fee Simple
    65       10/20/2003 Fee Simple           Food Lion                                              33,518         2/25/2018
    66       10/20/2003 Fee Simple           Food Lion                                              29,000         5/24/2016
    67       10/15/2003 Fee Simple           Walgreen Co.                                           13,650         5/31/2078 (35)
    68        10/1/2003 Fee Simple           Rivendell Grill                                         3,150         5/31/2012
    69        11/1/2003 Fee Simple
    70       10/19/2003 Fee Simple           Marilyn's Dance Studio                                  4,547         8/31/2004
    71        8/31/2003 Fee Simple           Dollar General                                          8,285         4/30/2010
    72       10/15/2003 Fee Simple           Walgreen Co.                                           11,400         7/31/2053 (36)
    73        6/16/2003 Fee Simple           Eckerd                                                 10,908         1/16/2020
    74       12/17/2003 Fee Simple           Finnegan's Way Two                                      2,200        11/30/2009
    75         1/5/2004 Fee Simple           Food Lion                                              29,000         12/1/2017
    76        8/18/2003 Fee Simple
    77        9/10/2003 Fee Simple
    78       10/15/2003 Fee Simple           Eckerd                                                 13,824         6/26/2023
    79        10/3/2003 Fee Simple           Walgreen Co.                                           14,490         1/31/2063 (37)
    80         8/1/2003 Fee Simple           Michael Seidenstein, M.D., P.A.                         2,725         7/31/2006
    81        11/3/2003 Fee Simple           Good Earth Foods                                        4,420         9/30/2007
    82        8/31/2003 Fee Simple
    83       10/13/2003 Fee Simple
    84         9/1/2003 Fee Simple           Pacific West Healthcare                                 6,220         5/31/2008
    85       10/23/2003 Fee Simple           Food Lion                                              29,000         2/13/2012
    86        6/30/2003 Fee Simple
    87       10/28/2003 Fee Simple
    88        8/18/2003 Fee Simple
    89        8/21/2003 Fee Simple           Goodwill Industries                                     6,479        11/30/2006
    90        12/2/2003 Fee Simple
    91         6/3/2003 Fee Simple           Eckerd                                                 10,908          6/6/2020
    92       11/20/2003 Fee Simple           Innovative Office (Exec Suites)                        11,588         9/30/2007
    93       10/31/2003 Fee Simple           Cambell's Dance Studio                                  8,214         8/31/2006
    94        8/14/2003 Fee Simple           GRM Information Management Services of Miami, LLC      82,835         5/31/2018
    95        6/30/2003 Fee Simple
    96        10/1/2003 Fee Simple
   96a        10/1/2003 Fee Simple
   96b        10/1/2003 Fee Simple
    97        9/30/2003 Fee Simple           Morgan Tire                                             6,220         1/31/2025
    98       11/14/2003 Fee Simple
    99        8/25/2003 Fee Simple           Panda Express, Inc.                                     2,100         7/31/2013
   100       10/24/2003 Fee Simple
   101       10/20/2003 Fee Simple           Food Lion                                              29,000         8/10/2010
   102        6/20/2003 Fee Simple
   103        9/25/2003 Fee Simple           Colavincenzo Properties LP                             11,021          5/8/2010





                                   2ND LARGEST                           2ND LARGEST          2ND LARGEST
 CONTROL                             TENANT                              TENANT AREA          TENANT LEASE
   NO.                                NAME                             LEASED (SQ. FT.)        EXP. DATE
-----------------------------------------------------------------------------------------------------------------
    1      N/A                                                                      N/A                 N/A
    2
    2a     McDermott, Will & Emery                                              237,321           4/30/2017 (7)
    2b     USG Corporation                                                      263,290           6/30/2007
    2c     Hellmuth, Obata, & Kassabaum                                          35,094          11/30/2012
    2d     Amaranth                                                             123,570          12/31/2015
    2e     Windels, Marx, Dav                                                    43,270           9/30/2007
    2f     Amazon.com                                                            34,110          10/31/2007
    2g     SelectQuote Insurance Services                                        35,686           3/31/2005
    2h     Promissor, Inc.                                                       66,342           4/30/2011
    2i     Aon                                                                   24,650           5/20/2005
    2j     Healthcare Business Resources                                         38,536           9/30/2008
    2k     The Davidsohn Group, Inc.                                             28,443          12/31/2009
    2l     Primavera Systems (12)                                                19,087           7/31/2007
    3      International Lease Finance Corporation                              127,520           8/27/2015
    4      Beneficial Savings Bank                                               89,363           3/31/2011
    5      JCPenney (18)                                                        151,556                 NAP (19)
    6      DeLonghi America, Inc.                                               251,572          11/30/2012 (21)
    7      Kohl's                                                                86,584           1/31/2022
    8
    8a     Vanderbilt University                                                 20,506           6/30/2010
    8b     Franklin Dermatology Group, PLC                                        7,345          11/30/2005
    8c     Agilitas USA, Inc.                                                     4,314           1/31/2012
    8d     Heritage Medical Associates, PC                                        6,150          11/30/2010
    8e     Sreedhar Samudrala, MD                                                 4,566           8/31/2008
    8f     N/A                                                                      N/A                 N/A
    9      American Savings Bank                                                 14,225           12/1/2029 (22)
    10     Seville Home                                                          14,266           4/30/2005
    11
    12     JCPenney                                                              51,324           2/28/2005
    13     TJ Maxx                                                               28,000           4/30/2013
    14     Colonial Bank                                                         17,191          10/18/2011
    15     FDA-GS-11B-80647                                                      19,258           6/10/2009
    16
    17     Melnick dba Classic Auto Engineering                                   4,500          10/31/2006
    18
   18a     Robert H. Mills, Norm S. Jodin                                         3,815           4/14/2007
   18b     Realty Title and Escrow, Inc.                                          2,250           9/30/2015
   18c     Realty Title and Escrow, Inc.                                          1,975           9/30/2015
   18d     Chin Cho (Dimples)                                                     2,977          12/31/2008
   18e     Realty Title and Escrow, Inc.                                          1,635           9/30/2015
   18f     Scott D. Snyder                                                        1,800           7/31/2008
   18g     N/A                                                                      N/A                 N/A
   18h     Jason Lane dba Mattress Direct                                         3,000           4/30/2008
    19     JCPenney (28)                                                         65,660                 NAP (19)
    20     Pesce Restaurant                                                       7,500          10/31/2015
    21     N/A                                                                      N/A                 N/A
    22     Petsmart                                                              26,365          10/31/2005
    23     Music Conservatory                                                     8,559           3/31/2006
    24     Office Max, Inc.                                                      20,000           7/31/2017
    25
    26     LA Fitness                                                            41,000           8/24/2020
    27
    28     Petco                                                                 12,485           7/31/2013
    29     Ross                                                                  30,000           1/31/2014
    30     Washington State Liquor Store #063                                     5,238           8/31/2012
    31     Don Jose Restaurant #6                                                 7,084           5/31/2011
    32     24 Hour Fitness                                                       18,000            5/1/2013
    33     LCI Holdings, Inc. (33)                                                8,342          10/31/2008
    34     Furniture Factory                                                     14,700           7/31/2010
    35     Brighton Partners, Inc.                                               10,500           3/31/2004
    36
   36a
   36b
   36c
   36d
    37
    38
   38a     Ellsworth, Carlton, Mixell & Walkman, P.C.                             4,926          10/31/2007
   38b     Jesse L Pleet, PC                                                      2,732           6/30/2010
    39
    40     N/A                                                                      N/A                 N/A
    41
    42     Ethan Allen Furniture                                                 10,000            4/1/2015
    43     Synetics Incorporated                                                 22,860           7/31/2009
    44     Waterside Federal Credit Union                                         6,900           7/31/2007
    45     Performance Tire                                                       7,000           2/28/2004
    46     Vaalco Energy, Inc.                                                    8,700           1/31/2008
    47     Moondance Wine & Spirits                                               3,162          12/31/2007
    48     Buster's Beach House                                                   8,002          12/31/2013
    49     N/A                                                                      N/A                 N/A
    50     Planet Marsto                                                          5,544           6/30/2008
    51     Best Lock Corporation                                                  7,500           5/31/2004
    52
    53     Coin Acceptors, Inc.                                                   7,200          10/31/2005
    54     Rite Aid                                                               9,450           4/30/2007
    55     H&R Block                                                              4,192           4/30/2007
    56
    57     The Hadrian Corp.                                                      5,522           8/31/2005
    58     Coastal Banc                                                           4,972           8/31/2006
    59     N/A                                                                      N/A                 N/A
    60     Critical Care Systems                                                  5,520           5/27/2008
    61     Tyler Mechanical Contracting, Inc.                                     3,000          12/15/2015
    62     Family Dollar Stores                                                   9,375          12/31/2004
    63
    64
    65     CVS                                                                    8,450           2/28/2007
    66     CVS                                                                    8,450           5/31/2006
    67     N/A                                                                      N/A                 N/A
    68     Dr. Abbassi DDS                                                        2,100           5/31/2013
    69
    70     Rakesh Malhotra, MD et al                                              3,943           9/30/2006
    71     China King Buffet                                                      6,240           1/31/2011
    72     N/A                                                                      N/A                 N/A
    73     N/A                                                                      N/A                 N/A
    74     Avanti Hair Studio and Spa                                             1,990           4/30/2006
    75     CVS                                                                    8,450          10/31/2007
    76
    77
    78     N/A                                                                      N/A                 N/A
    79     N/A                                                                      N/A                 N/A
    80     Abbassi & Agrama P.C., Iftekhar Kadri, Shareel Deen                    2,652           6/15/2007
    81     D & D Automotive Services, Inc. d/b/a American Discount Tire           4,000           7/31/2011
    82
    83
    84     Village Community Church                                               3,772           8/31/2004
    85     Dollar General                                                         7,150           8/31/2008
    86
    87
    88
    89     Tuesday Morning                                                        6,310           7/15/2005
    90
    91     N/A                                                                      N/A                 N/A
    92     BHC Marketing, Inc.                                                    7,111           1/31/2006
    93     Scrapbooks, Etc., Inc.                                                 5,819           8/31/2008
    94     N/A                                                                      N/A                 N/A
    95
    96
   96a
   96b
    97     Verizon                                                                2,000          12/26/2012
    98
    99     Nextel Retail Stores, Inc.                                             2,000           6/30/2008
   100
   101     Revco Drug                                                             8,450           7/31/2005
   102
   103     Orthotic & Prosthetic Assoc.                                           2,231           4/30/2005






                                   3RD LARGEST                            3RD LARGEST        3RD LARGEST
 CONTROL                              TENANT                              TENANT AREA        TENANT LEASE
   NO.                                 NAME                             LEASED (SQ. FT.)      EXP. DATE
-----------------------------------------------------------------------------------------------------------------
   1       N/A                                                                       N/A               N/A
    2
    2a     Credit Suisse First Boston                                            154,900         9/30/2013
    2b     AT Kearney                                                            157,792         8/31/2007  (9)
    2c     McMorgan & Company                                                     34,452         6/30/2008
    2d     Paloma Partners                                                       105,000          4/1/2014
    2e     Intershoe, Inc.                                                        26,198         5/31/2013
    2f     American International Group                                           17,685         3/31/2007
    2g     CA Dept. of Transportation                                             19,470         7/31/2008
    2h     United National Insurance Co.                                          61,983        12/31/2008
    2i     EMC Corporation                                                        18,819         4/30/2006
    2j     Keystone Shipping                                                      36,451         4/30/2010
    2k     Northern Trust Co. of New York                                         26,741         5/31/2009
    2l     American Executive Centers (12)                                        14,842         7/31/2008
    3      Christensen, Miller, Fink, Jacobs, Glaser,  Weil & Shapiro, LLP        65,007         7/31/2018 (16)
    4      American Board of Internal Medicine                                    71,632        10/31/2013
    5      Carson Pirie Scott (18)                                               128,000               NAP (19)
    6      Outwater Plastics, Inc.                                               210,693         4/30/2007
    7      Dick's Sporting Goods                                                  50,000         1/31/2018
    8
    8a     Williamson Imaging                                                      6,533        12/31/2010
    8b     Harold F. Moessner, MD, PC                                              4,457         9/21/2006
    8c     Wayne O. Wells, MD                                                      3,658        12/31/2011
    8d     Mark S Mappes, DDS, MS                                                  4,372        11/30/2010
    8e     Agilitas USA, Inc.                                                      3,902         2/28/2007
    8f     N/A                                                                       N/A               N/A
    9      InterIsland Systems Development and Integration                        13,416        10/31/2007
    10     Cheesecake Factory                                                     12,602         6/30/2023
    11
    12     Beall's                                                                30,650        12/31/2015
    13     Bed Bath & Beyond                                                      18,430         1/31/2019
    14     Rhodes Design and Development                                          15,803         7/31/2008
    15     APEX Environmental, Inc.                                               15,053        12/31/2005
    16
    17     Rebecca Schraven                                                        3,317         3/31/2006
    18
   18a     Chadwick's of Franklin                                                  3,150         5/31/2008
   18b     Selah Hair Salon                                                        1,500         4/30/2006
   18c     N/A                                                                       N/A               N/A
   18d     TD Waterhouse                                                           1,900         1/14/2009
   18e     1st Trust Bank                                                          1,631         7/31/2008
   18f     Realty Title and Escrow, Inc.                                           1,678         9/30/2015
   18g     N/A                                                                       N/A               N/A
   18h     Spectrum Health Operations                                              2,400        10/31/2007
    19     Sears (28)                                                             59,607               NAP (19)
    20     Fleming's Prime Steakhouse Wine & Bar                                   7,111        11/30/2013
    21     N/A                                                                       N/A               N/A
    22     Joanne Fabrics & Crafts                                                25,275         1/31/2008
    23     DMB Consulting                                                          8,424        12/31/2007
    24     Dolgencorp, Inc.                                                        7,686         9/30/2010
    25
    26     99 Cents Only                                                          22,026        10/12/2018
    27
    28     Stewart Title                                                           4,636         7/31/2008
    29     Petco                                                                  12,000         9/30/2013
    30     Hollywood Video                                                         5,000         4/30/2010
    31     Sizzler                                                                 5,805        10/31/2006
    32     N/A                                                                       N/A               N/A
    33     Donna Karan Company Store LLC                                           7,795        12/31/2007
    34     Quiltique                                                               4,157         4/10/2006
    35     Trinity Graphics                                                        7,451         8/31/2004
    36
   36a
   36b
   36c
   36d
    37
    38
   38a     Ryan Russell Ogden & Seltzer LLP                                        2,880        11/30/2004
   38b     CMA/Evaluations Consultants                                             2,717         9/30/2007
    39
    40     N/A                                                                       N/A               N/A
    41
    42     Alpine Haus                                                             5,314          9/1/2010
    43     Northrop Grumman                                                       15,120         9/15/2007
    44     Cement and Concrete Workers District Council                            5,472        11/30/2013
    45     Pet's Plus                                                              5,000         5/31/2008
    46     Stinson, Reifel, Levit                                                  5,291        11/30/2005
    47     Bamboo Cafe                                                             2,721         1/31/2008
    48     McKenna Restaurant                                                      6,437         6/30/2013
    49     N/A                                                                       N/A               N/A
    50     Brian's Sports Bar                                                      4,843          7/1/2007
    51     Kitchen Creators, Inc.                                                  6,000         5/31/2005
    52
    53     Intl Publishing Inc.                                                    7,200        12/31/2004
    54     Family Dollar Stores                                                    6,720        12/31/2007
    55     Venator Group (Foot Locker)                                             3,600         1/31/2012
    56
    57     St. Joseph's Radiology                                                  5,246        10/31/2010
    58     Mindbuilders Teacher                                                    4,175        12/31/2007
    59     N/A                                                                       N/A               N/A
    60     Noram & Associates                                                      2,760         4/14/2004
    61     Curtex Construction                                                     3,000         8/31/2007
    62     Ayman N. Alrahama d/b/a Gooney Birds                                    8,270        12/31/2007
    63
    64
    65     Family Dollar Stores                                                    8,001        12/31/2006
    66     E&E of West Virginia, Inc. d/b/a Eddie's Cafe                           2,400         6/30/2008
    67     N/A                                                                       N/A               N/A
    68     Southwestern Bell                                                       1,400         3/31/2006
    69
    70     Kwik Kopy Printing                                                      3,143         2/28/2004
    71     Pet World                                                               5,500        10/31/2004
    72     N/A                                                                       N/A               N/A
    73     N/A                                                                       N/A               N/A
    74     Vendome of South Beach                                                  1,685         5/31/2004
    75     Express Check Advance                                                   1,500        11/30/2004
    76
    77
    78     N/A                                                                       N/A               N/A
    79     N/A                                                                       N/A               N/A
    80     Flash Logistics Services Inc.                                           2,640         7/31/2008
    81     Ronald J. Iehl DBA Woody's Bar-B-Q                                      3,982         2/28/2007
    82
    83
    84     Naturally Pure                                                          3,766         8/31/2007
    85     M.G. Midwest dba Movie Gallery                                          4,000        12/31/2008
    86
    87
    88
    89     Henslee Therapy Associates                                              5,288        10/31/2007
    90
    91     N/A                                                                       N/A               N/A
    92     Realty Executives                                                       4,312         3/31/2008
    93     Dr. Kevin Wolff dba Mountain View Dental Care                           2,614        11/14/2006
    94     N/A                                                                       N/A               N/A
    95
    96
   96a
   96b
    97     Starbucks                                                               1,495         3/30/2013
    98
    99     Subway Real Estate Corp.                                                1,400         7/31/2008
   100
   101     Ji Long Chen & Qun Chen d/b/a Jin Jin Chinese Restaurant                1,625         1/31/2011
   102
   103     America Great Homes                                                     1,646        12/31/2004

FOOTNOTES TO ANNEX A-1:


GIC Office Portfolio         (1) Based on the GIC Office Portfolio Mortgage Loan, the
                                 GIC Office Portfolio Non-Trust Loans and the GIC Office
                                 Portfolio Mezzanine Loan.
GIC Office Portfolio         (2) Borrower may defease the loan on any date after the
                                 earlier of the third anniversary of the closing date of the
                                 GIC Office Portfolio Pari Passu Loans and the date that is two years from the date of the last securitization involving the GIC Office Portfolio Pari Passu Loans.
GIC Office Portfolio         (3) Based on an average annual constant of 6.482% following the initial five year interest-only period.
GIC Office Portfolio         (4) Calculated based on the total cut-off date principal balance of the GIC Office Portfolio Mortgage Loan and the GIC
                                 Office Portfolio Pari Passu Non-Trust Loans of
                                 $    700,000,000.
GIC Office Portfolio         (5) Calculated based on the total estimated balloon balance of the GIC Office Portfolio Mortgage Loan and the GIC
                                 Office Portfolio Pari Passu Non-Trust Loans of
                                 $ 653,639,407.24.
GIC Office Portfolio         (6) 1,887 square feet expires June 30, 2007.
GIC Office Portfolio         (7) 1,850 square feet expires May 31, 2004.
GIC Office Portfolio         (8) 33,439 square feet expires December 31, 2005 and 6,824 square feet is month-to-month.
GIC Office Portfolio         (9) AT Kearney has two options to terminate its lease
                                 effective as of August 31, 2005 and August 31, 2006 upon
                                 18 months' prior notice, accompanied by a letter of credit in the amount of the lease termination fee.
GIC Office Portfolio      (10)   Leased to the JPMorgan Chase subsidiary J.P. Morgan
                                 Securities Inc. of which 1,828 square feet expires
                                 December 30, 2005, 4,573 square feet expires August 31,
                                 2008 and 671 square feet is month-to-month.
GIC Office Portfolio      (11)   In addition to the office tenants, this mortgaged property includes a 100,500 square foot Saks Fifth Avenue store
                                 whose lease expires on 8/31/2012.
GIC Office Portfolio      (12)   Largest tenants, excluding Saks Fifth Avenue tenant.
MGM Tower                 (13)   Based on an average annual constant of 6.165% beginning
                                 on the February 2004 payment.
MGM Tower                 (14)   MGM has the right to reduce the size of its leased
                                 premises by up to four floors commencing at the end of
                                 the fifth lease year upon 12 months' prior notice and
                                 payment of a specified termination fee.
MGM Tower                 (15)   MGM has a one-time right to terminate its lease at the
                                 beginning of the eleventh lease year (year 2013) upon 18
                                 months' prior notice and payment of termination fee equal
                                 to two years rent.
MGM Tower                 (16)   Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro,
                                 LLP has a one-time right to terminate all or a specified
                                 portion of its lease effective as of April 1, 2015, subject to no less than 18 months' prior notice and payment of a
                                 specified termination fee.

Louis Joliet Mall                   (17)     Occupancy Percentage (%), U/W Net Cash Flow and U/W
                                             NCF DSCR were calculated based on the anticipated
                                             2003/2004 U/W Net Cash Flow, which includes certain
                                             lease-up assumptions. The related borrower provided a
                                             $1.64 million letter of credit representing proceeds
                                             allocable to the approximate differential between the
                                             current net cash flow and the 2003/2004 U/W Net Cash
                                             Flow. If certain conditions are satisfied within 18 months, then the letter of credit will be released; if not, the letter of credit will be held as additional collateral for the loan.
                                             As of November 1, 2003, the property was 96.2% occupied,
                                             with in-line occupancy of 86.6%. The anticipated 2003/2004 in-line occupancy is 90.7%, with overall occupancy of
                                             97.4%.
Louis Joliet Mall                   (18)     Reflects total gross leasable area of the property, not all of which is part of the collateral. The collateral totals 279,091 square feet, which includes in-line space and the Super
                                             Saver Cinema. All of the anchors own their pads and
                                             improvements and are not part of the collateral. Toys "R"
                                             Us leases its pad and owns its improvements, and therefore the improvements are not part of the collateral.
Louis Joliet Mall, Southgate Mall   (19)     NAP means not applicable as the anchor owns its store
                                             and pad, and neither are part of the collateral.
Passaic Street Industrial Park      (20)     Subject to certain release provisions. See "Description of the Mortgage Pool--Additional Partial Releases" in the
                                             prospectus supplement for a summary of prepayment terms
                                             of the release provisions.
Passaic Street Industrial Park      (21)     Tenant has the right to terminate the lease on
                                             September 30, 2009 with six months' prior notice.
The Pan Am Building                 (22)     American Savings Bank leases multiple spaces at the
                                             property, with lease expirations as follows: 11,716 square feet (December 29, 2029) and 2,509 square feet
                                             (December 7, 2005).
Lufkin Mall                         (23)     Total square footage and Occupancy Percentage (%) reflect
                                             total gross leasable area of the property, which includes a
                                             22,252 square foot Circuit City store that is not a part of the subject collateral.
Colonial Bank Plaza                 (24)     Occupancy Percentage (%), U/W Net Cash Flow and U/W
                                             NCF DSCR were calculated based on an executed lease
                                             with Colonial Bank (4,376 SF), although the tenant is
                                             currently not in occupancy, and unabated rent for Round
                                             Valley, Rhodes Homes, Realty Executives and Lesley
                                             University. Per the related borrower, Colonial Bank
                                             commenced paying rent on January 1, 2004 and is expected
                                             to take occupancy on April 1, 2004. $500,000 was held
                                             back at closing, to be released as follows: $140,000 upon
                                             Round Valley paying unabated rent, $130,000 upon
                                             Colonial Bank being open for business and paying rent and
                                             the related borrower providing a certificate of occupancy,
                                             $100,000 to be released upon Rhodes Homes' partial rent
                                             abatement ending in February 2004, $80,000 to be released
                                             upon Realty Executives' partial rent abatement ending in
                                             March 2004, and $50,000 to be released upon Lesley

                                             University's rent abatement ending in April 2004 and the
                                             related borrower providing a certificate of occupancy. As
                                             of December 17, 2003, the property was 93.9% leased and
                                             89.8% occupied.
Metro Executive Park I & II         (25)     Occupancy Percentage (%), U/W Net Cash Flow and U/W
                                             NCF DSCR were calculated based on executed leases with
                                             Hertz Claim Management Corporation (3,983 SF) and
                                             American Association of College Podiatric Medicine
                                             (2,867 SF), although Hertz Claim Management
                                             Corporation is currently not in occupancy and American
                                             Association of College Podiatric Medicine took occupancy
                                             after the closing of the loan. Per the related borrower,
                                             Hertz Claim Management Corporation is expected to take
                                             occupancy February 1, 2004. $1,500,000, representing the
                                             loan proceeds allocable to net cash flow differential, was held back at closing, to be released upon Hertz Claim
                                             Management Corporation ($875,000) and American
                                             Association of College Podiatric Medicine ($625,000) being open for business and paying rent. American Association
                                             of College Podiatric Medicine has since taken occupancy
                                             and commenced paying rent, but the release of the
                                             allocable portion of the holdback has not yet been
                                             requested. As of November 1, 2003, the property was
                                             89.7% leased and 84.1% occupied.
Wilshire Linden Medical Buildings   (26)     Occupancy Percentage (%), U/W Net Cash Flow, and U/W
                                             NCF DSCR were calculated based on 8,613 square feet of
                                             executed leases, although the tenants are currently not in occupancy, as the spaces are undergoing tenant
                                             improvements in conjunction with the renovation of the
                                             property. Per the related borrower, these tenants are
                                             expected to be in occupancy by April 1, 2004. As of
                                             November 11, 2003, occupancy at the property was 69.4%
                                             excluding the 8,613 square feet of space leased but not yet occupied.
Southgate Mall                      (27)     Period of "YM1%" (Greater of Yield Maintenance or 1%)
                                             extends for 118 months and nine days, as the payment due
                                             date is the first of the month and the aforementioned
                                             period ends on November 10, 2010. Additionally, the final
                                             period of "Lesser1%orYM" (Lesser of Yield Maintenance
                                             or 1%) extends 11 months and 21 days, as the open period
                                             begins after the November 1, 2015 payment. The "YM1%"
                                             period is assumed to be 118 months and the
                                             "Lesser1%orYM" period is assumed to be 12 months.
Southgate Mall                      (28)     Reflects total gross leasable area of the property, not all of which is part of the collateral. The collateral totals 270,488 square feet, which includes in-line space and the
                                             Herberger's space. Dillard's, JCPenney and Sears own their pads and improvements and are not part of the collateral.
Southgate Mall                      (29)     Occupancy Percentage (%) is as of November 1, 2003 and
                                             is based on overall mall occupancy.

Edwards Cinema                     (30)     The Original Interest-Only Period (Mos.), Remaining
                                            Interest-Only Period (Mos.), Original Term to Maturity
                                            (Mos.), Remaining Term to Maturity (Mos.) and
                                            Prepayment Provisions were adjusted to include one
                                            interest-only period to reflect the interest payment the
                                            trust will receive on February 11, 2004. Commencing
                                            March 11, 2004 through and including February 11, 2009,
                                            the monthly debt service will equal $89,090.86.
                                            Commencing March 11, 2009 through the rest of the loan
                                            term, the monthly debt service will equal $94,913.53.
Bermuda Crossroads Marketplace     (31)     Occupancy Percentage (%), U/W Net Cash Flow and U/W
                                            NCF DSCR were calculated based on executed leases with
                                            Breckenridge Chiropractic (3,369 SF), and Mattress
                                            Discounters (4,800 SF), although Breckenridge
                                            Chiropractic is currently not in occupancy and Mattress
                                            Discounters is paying abated rent. $414,000, representing
                                            the loan proceeds allocable to the net cash flow
                                            differential, was held back at closing to be released as
                                            follows: $378,000 to be released upon Breckenridge
                                            Chiropractic being open for business and paying rent, and
                                            $36,000 to be released when Mattress Discounters is paying unabated rent. Per the related borrower, Breckenridge
                                            Chiropractic is expected to take occupancy on January 19,
                                            2004 and commence paying rent on February 1, 2004. As
                                            of November 1, 2003, the property was 95.0% leased and
                                            92.2% occupied.
Westgate North Shopping Center     (32)     On December 11, 2003, the related borrower obtained an
                                            earn-out advance in the amount of $1,100,000, which is
                                            included in the Original Balance ($). Pursuant to the terms of the earn-out agreement, the Annual Debt Service ($)
                                            was recalculated based on the current mortgage rate and a
                                            remaining amortization term of 357 months. Annual Debt
                                            Service ($), as recalculated, is shown.
Secaucus Designer Outlet Gallery   (33)     Jones Retail Corporation leases three spaces at the
                                            property, with lease expirations as follows: two spaces
                                            totaling 14,777 square feet (February 14, 2005) and 3,934
                                            square feet (December 31, 2004). LCI Holdings, Inc. leases two spaces at the property, with lease expirations as
                                            follows: 4,450 square feet (October 31, 2008) and 3,892
                                            square feet (October 31, 2006). Additionally, LCI
                                            Holdings, Inc. may terminate its lease if certain co-tenancy requirements are not met.
Walgreens - Missouri City          (34)     Tenant has the unilateral right to terminate the lease in
                                            July 2028 (the 25th year of the lease) and every fifth year thereafter.
Walgreens of Fort Worth            (35)     Tenant has the unilateral right to terminate the lease in
                                            May 2028 (the 25th year of the lease) and every fifth year thereafter.
Walgreens - San Anselmo            (36)     Tenant has the unilateral right to terminate the lease in
                                            July 2023 (the 20th year of the lease) and every fifth year thereafter.

Walgreens of Columbia   (37)     Tenant has the unilateral right to terminate the lease in
                                 February 2023 (the 20th year of the lease) and every fifth year thereafter.
                        (38)     With regard to multi-property mortgage loans or
                                 cross-collateralized mortgage loans, each such mortgaged
                                 property or mortgage loan with a particular letter
                                 designation in the "Cross-Collateralized Groups" column is either part of a multi-property loan or cross-collateralized with those mortgaged properties or mortgage loans with
                                 the same letter designation.
                        (39)     The number in any parenthetical reflects the number of
                                 months in the applicable period during which the subject
                                 prepayment provision is in effect.
                        (40)     The weighted average occupancy for multi-property loans
                                 is based on allocated loan amounts.

                 (This Page Has Been Left Blank Intentionally)

                                   ANNEX A-2
                  CERTAIN CHARACTERISTICS OF THE MORTGAGE POOL

                 (This Page Has Been Left Blank Intentionally)

                                                                     ANNEX A-2-1

                              AMORTIZATION TYPES
                                (MORTGAGE POOL)

                                           TOTAL         % BY TOTAL       AVERAGE
                                        CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
                            NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
AMORTIZATION TYPES         OF LOANS       BALANCE          BALANCE        BALANCE
------------------------- ---------- ----------------- -------------- --------------
Amortizing Balloon ......      98     $1,340,141,169         94.1%     $13,674,910
Interest Only ...........       1         60,000,000          4.2       60,000,000
Fully Amortizing ........       1         14,412,539          1.0       14,412,539
ARD .....................       3          9,773,307          0.7        3,257,769
                              ---     --------------        -----      -----------
TOTAL/AVG/WTD AVG: ......     103     $1,424,327,015        100.0%     $13,828,418


                              MAXIMUM
                           CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
                             PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
AMORTIZATION TYPES            BALANCE          LTV          DSCR        RATE       RATE
------------------------- -------------- -------------- ----------- ----------- ----------
Amortizing Balloon ......  $229,674,914        68.7%        1.63x       93.1%      5.665%
Interest Only ...........    60,000,000        73.2         1.71        86.9       5.360
Fully Amortizing ........    14,412,539        31.8         2.19        98.7       7.250
ARD .....................     4,560,000        74.7         1.37       100.0       6.015
                           ------------        ----         ----       -----       -----
TOTAL/AVG/WTD AVG: ......  $229,674,914        68.5%        1.63X       92.9%      5.671%

                                                                     ANNEX A-2-2

                       CUT-OFF DATE LOAN-TO-VALUE RATIOS
                                (MORTGAGE POOL)

                                                  TOTAL         % BY TOTAL       AVERAGE
                                               CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF CUT-OFF DATE              NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
LOAN-TO-VALUE RATIOS (%)          OF LOANS       BALANCE          BALANCE        BALANCE
-------------------------------- ---------- ----------------- -------------- --------------
30.1 - 35.0 ....................       1     $   14,412,539          1.0%     $ 14,412,539
35.1 - 40.0 ....................       1        130,000,000          9.1       130,000,000
40.1 - 50.0 ....................       3        219,369,475         15.4        73,123,158
50.1 - 60.0 ....................       2          9,862,163          0.7         4,931,081
60.1 - 65.0 ....................       7         87,448,948          6.1        12,492,707
65.1 - 70.0 ....................      19         66,557,212          4.7         3,503,011
70.1 - 75.0 ....................      27        295,060,984         20.7        10,928,185
75.1 - 80.0 ....................      42        371,940,780         26.1         8,855,733
80.1  (greater than) = .........       1        229,674,914         16.1       229,674,914
                                     ---     --------------        -----      ------------
TOTAL/AVG/WTD AVG: .............     103     $1,424,327,015        100.0%     $ 13,828,418


                                     MAXIMUM
                                  CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF DATE               PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
LOAN-TO-VALUE RATIOS (%)             BALANCE          LTV          DSCR        RATE       RATE
-------------------------------- -------------- -------------- ----------- ----------- ----------
30.1 - 35.0 ....................  $ 14,412,539        31.8%        2.19x       98.7%      7.250%
35.1 - 40.0 ....................   130,000,000        39.4         2.76        76.7       4.650
40.1 - 50.0 ....................   200,000,000        48.8         2.32        91.7       5.332
50.1 - 60.0 ....................     8,333,570        55.8         1.46        99.7       5.658
60.1 - 65.0 ....................    56,933,200        62.1         1.83        96.3       5.178
65.1 - 70.0 ....................     8,182,003        67.1         1.47        96.2       6.086
70.1 - 75.0 ....................    60,000,000        73.2         1.46        93.1       5.841
75.1 - 80.0 ....................    39,930,042        78.4         1.34        93.1       5.869
80.1  (greater than) = .........   229,674,914        87.7         1.00       100.0       6.000
                                  ------------        ----         ----       -----       -----
TOTAL/AVG/WTD AVG: .............  $229,674,914        68.5%        1.63X       92.9%      5.671%

Weighted Average Cut-off Date LTV Ratios for all Mortgage Loans: 68.5%

                                                                     ANNEX A-2-3

                         ORIGINAL TERM TO MATURITY(1)
                                (MORTGAGE POOL)

                                              TOTAL         % BY TOTAL       AVERAGE
                                           CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF ORIGINAL TERMS        NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
TO MATURITY (MONTHS)          OF LOANS       BALANCE          BALANCE        BALANCE
---------------------------- ---------- ----------------- -------------- --------------
 49 - 60 ...................      13     $  220,289,074         15.5%     $ 16,945,313
 61 - 84 ...................       4         32,119,504          2.3         8,029,876
 85 - 120 ..................      78        855,840,428         60.1        10,972,313
121 - 144 ..................       4         50,954,654          3.6        12,738,664
145 - 156 ..................       1        229,674,914         16.1       229,674,914
157 - 168 ..................       1          7,238,383          0.5         7,238,383
169 - 180 ..................       1         13,797,518          1.0        13,797,518
181 - 240 ..................       1         14,412,539          1.0        14,412,539
                                 ---     --------------        -----      ------------
TOTAL/AVG/WTD AVG: .........     103     $1,424,327,015        100.0%     $ 13,828,418


                                 MAXIMUM                                                        WTD. AVG.
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.   ORIGINAL
RANGE OF ORIGINAL TERMS         PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY    MORTGAGE     TERM
TO MATURITY (MONTHS)             BALANCE          LTV          DSCR        RATE        RATE      (MOS.)
---------------------------- -------------- -------------- ----------- ----------- ----------- ----------
 49 - 60 ...................  $ 60,000,000        70.7%        1.68x       92.2%       5.182%       60
 61 - 84 ...................    12,561,358        76.9         1.40        98.8        5.499        84
 85 - 120 ..................   200,000,000        62.8         1.81        90.6        5.640       120
121 - 144 ..................    18,676,178        72.5         1.41        97.0        6.182       138
145 - 156 ..................   229,674,914        87.7         1.00       100.0        6.000       153
157 - 168 ..................     7,238,383        65.2         1.42       100.0        6.580       168
169 - 180 ..................    13,797,518        78.8         1.26        92.1        6.320       180
181 - 240 ..................    14,412,539        31.8         2.19        98.7        7.250       240
                              ------------        ----         ----       -----        -----       ---
TOTAL/AVG/WTD AVG: .........  $229,674,914        68.5%        1.63X       92.9%       5.671%      118

Weighted Average Original Term to Maturity: 118 months.

-------
(1)   ARD Loans are assumed to mature on anticipated repayment dates.

                                                                     ANNEX A-2-4

                         REMAINING TERM TO MATURITY(1)
                                (MORTGAGE POOL)

                                              TOTAL         % BY TOTAL       AVERAGE
                                           CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF REMAINING TERMS       NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
TO MATURITY (MONTHS)          OF LOANS       BALANCE          BALANCE        BALANCE
---------------------------- ---------- ----------------- -------------- --------------
 49 - 60 ...................      13     $  220,289,074         15.5%     $ 16,945,313
 61 - 84 ...................       4         32,119,504          2.3         8,029,876
 85 - 120 ..................      78        855,840,428         60.1        10,972,313
121 - 144 ..................       5         65,367,193          4.6        13,073,439
145 - 156 ..................       1        229,674,914         16.1       229,674,914
157 - 168 ..................       1          7,238,383          0.5         7,238,383
169 - 180 ..................       1         13,797,518          1.0        13,797,518
                                 ---     --------------        -----      ------------
TOTAL/AVG/WTD AVG: .........     103     $1,424,327,015        100.0%     $ 13,828,418


                                 MAXIMUM                                                        WTD. AVG.
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.   REMAINING
RANGE OF REMAINING TERMS        PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY    MORTGAGE     TERM
TO MATURITY (MONTHS)             BALANCE          LTV          DSCR        RATE        RATE      (MOS.)
---------------------------- -------------- -------------- ----------- ----------- ----------- ----------
 49 - 60 ...................  $ 60,000,000        70.7%        1.68x       92.2%       5.182%       58
 61 - 84 ...................    12,561,358        76.9         1.40        98.8        5.499        81
 85 - 120 ..................   200,000,000        62.8         1.81        90.6        5.640       118
121 - 144 ..................    18,676,178        63.5         1.58        97.4        6.417       137
145 - 156 ..................   229,674,914        87.7         1.00       100.0        6.000       153
157 - 168 ..................     7,238,383        65.2         1.42       100.0        6.580       166
169 - 180 ..................    13,797,518        78.8         1.26        92.1        6.320       177
                              ------------        ----         ----       -----        -----       ---
TOTAL/AVG/WTD AVG: .........  $229,674,914        68.5%        1.63X       92.9%       5.671%      115

Weighted Average Remaining Term to Maturity: 115 months.

-------
(1)   ARD Loans are assumed to mature on anticipated repayment dates.

                                                                     ANNEX A-2-5

                   MORTGAGED PROPERTIES BY PROPERTY TYPE(1)
                                (MORTGAGE POOL)

                                                   TOTAL         % BY TOTAL       AVERAGE
                                                CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
                                  NUMBER         PRINCIPAL        PRINCIPAL      PRINCIPAL
PROPERTY TYPE                 OF PROPERTIES       BALANCE          BALANCE        BALANCE
---------------------------- --------------- ----------------- -------------- --------------
Office .....................        38        $  780,159,746         54.8%     $20,530,520
Retail .....................        55           425,340,879         29.9        7,733,471
Multifamily ................        22            87,317,074          6.1        3,968,958
Industrial/Warehouse .......         8            79,553,191          5.6        9,944,149
Mobile Home Park ...........         4            43,518,497          3.1       10,879,624
Self Storage ...............         4             8,437,628          0.6        2,109,407
                                   ---        --------------        -----      -----------
TOTAL/AVG/WTD AVG: .........       131        $1,424,327,015        100.0%     $10,872,725


                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
                                PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
PROPERTY TYPE                    BALANCE          LTV          DSCR        RATE       RATE
---------------------------- -------------- -------------- ----------- ----------- ----------
Office .....................  $229,674,914        65.4%        1.78x       91.4%      5.529%
Retail .....................    56,933,200        70.9         1.52        95.4       5.766
Multifamily ................    12,561,358        76.0         1.40        93.9       5.743
Industrial/Warehouse .......    46,217,937        72.7         1.32        93.6       6.389
Mobile Home Park ...........    20,000,000        79.7         1.30        94.0       5.677
Self Storage ...............     3,250,000        68.5         1.48        93.6       6.407
                              ------------        ----         ----        ----       -----
TOTAL/AVG/WTD AVG: .........  $229,674,914        68.5%        1.63X       92.9%      5.671%

-------
(1) Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

                                                                     ANNEX A-2-6

                        CUT-OFF DATE PRINCIPAL BALANCES
                                (MORTGAGE POOL)

                                                     TOTAL         % BY TOTAL       AVERAGE
                                                  CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF CUT-OFF                      NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
DATE PRINCIPAL BALANCES ($)          OF LOANS       BALANCE          BALANCE        BALANCE
----------------------------------- ---------- ----------------- -------------- --------------
          1 -   2,000,000 .........      10     $   17,252,435          1.2%     $  1,725,244
  2,000,001 -   4,000,000 .........      36        106,109,755          7.4         2,947,493
  4,000,001 -   6,000,000 .........      13         64,302,349          4.5         4,946,335
  6,000,001 -   8,000,000 .........      10         71,990,092          5.1         7,199,009
  8,000,001 -  10,000,000 .........       5         41,990,990          2.9         8,398,198
 10,000,001 -  15,000,000 .........      12        154,033,437         10.8        12,836,120
 15,000,001 -  20,000,000 .........       7        124,734,133          8.8        17,819,162
 20,000,001 -  25,000,000 .........       1         22,157,730          1.6        22,157,730
 25,000,001 -  50,000,000 .........       4        145,147,979         10.2        36,286,995
 50,000,001 -  75,000,000 .........       2        116,933,200          8.2        58,466,600
 75,000,001 - 150,000,000 .........       1        130,000,000          9.1       130,000,000
150,000,001  (greater than) = .....       2        429,674,914         30.2       214,837,457
                                        ---     --------------        -----      ------------
TOTAL/AVG/WTD AVG: ................     103     $1,424,327,015        100.0%     $ 13,828,418


                                        MAXIMUM
                                     CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF                       PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
DATE PRINCIPAL BALANCES ($)             BALANCE          LTV          DSCR        RATE       RATE
----------------------------------- -------------- -------------- ----------- ----------- ----------
          1 -   2,000,000 .........  $  1,998,791        68.7%        1.42x       93.3%      6.305%
  2,000,001 -   4,000,000 .........     3,989,333        72.8         1.38        95.5       5.960
  4,000,001 -   6,000,000 .........     6,000,000        75.1         1.39        94.3       5.873
  6,000,001 -   8,000,000 .........     7,985,656        73.6         1.38        94.6       6.101
  8,000,001 -  10,000,000 .........     9,069,997        66.8         1.54        92.9       5.633
 10,000,001 -  15,000,000 .........    14,900,000        71.3         1.45        95.5       6.037
 15,000,001 -  20,000,000 .........    20,000,000        73.2         1.39        91.1       5.733
 20,000,001 -  25,000,000 .........    22,157,730        77.2         1.40        85.2       5.820
 25,000,001 -  50,000,000 .........    46,217,937        76.0         1.30        93.8       6.163
 50,000,001 -  75,000,000 .........    60,000,000        67.5         1.86        92.0       4.978
 75,000,001 - 150,000,000 .........   130,000,000        39.4         2.76        76.7       4.650
150,000,001  (greater than) = .....   229,674,914        69.6         1.65        96.7       5.649
                                     ------------        ----         ----        ----       -----
TOTAL/AVG/WTD AVG: ................  $229,674,914        68.5%        1.63X        92.9%      5.671%

Average Cut-off Date Principal Balance: $13,828,418

                                                                     ANNEX A-2-7

                                 U/W NCF DSCR
                                (MORTGAGE POOL)

                                              TOTAL         % BY TOTAL       AVERAGE
                                           CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF U/W NCF               NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
DSCR (X)                      OF LOANS       BALANCE          BALANCE        BALANCE
---------------------------- ---------- ----------------- -------------- --------------
   (less than) =1.19 . .....       1     $  229,674,914         16.1%     $229,674,914
1.20 - 1.29 ................      23        237,482,481         16.7        10,325,325
1.30 - 1.39 ................      30        187,279,497         13.1         6,242,650
1.40 - 1.49 ................      29        221,204,964         15.5         7,627,757
1.50 - 1.59 ................       8         41,008,607          2.9         5,126,076
1.60 - 1.69 ................       5         36,653,769          2.6         7,330,754
1.70 - 1.79 ................       1         60,000,000          4.2        60,000,000
1.80 - 1.89 ................       1          8,182,003          0.6         8,182,003
1.90 - 1.99 ................       1          1,495,041          0.1         1,495,041
2.00  (greater than) = .....       4        401,345,739         28.2       100,336,435
                                 ---     --------------        -----      ------------
TOTAL/AVG/WTD AVG: .........     103     $1,424,327,015        100.0%     $ 13,828,418


                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF U/W NCF                PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
DSCR (X)                         BALANCE          LTV          DSCR        RATE       RATE
---------------------------- -------------- -------------- ----------- ----------- ----------
   (less than) =1.19 . .....  $229,674,914        87.7%        1.00x       100.0%     6.000%
1.20 - 1.29 ................    46,217,937        76.2         1.27         93.7      6.198
1.30 - 1.39 ................    17,500,000        76.2         1.34         94.6      5.930
1.40 - 1.49 ................    29,000,000        71.6         1.44         92.2      5.836
1.50 - 1.59 ................    11,763,601        69.4         1.54         94.2      5.658
1.60 - 1.69 ................    19,208,480        69.5         1.64         95.7      5.487
1.70 - 1.79 ................    60,000,000        73.2         1.71         86.9      5.360
1.80 - 1.89 ................     8,182,003        66.1         1.87         96.0      5.160
1.90 - 1.99 ................     1,495,041        68.0         1.91         92.5      6.470
2.00  (greater than) = .....   200,000,000        46.9         2.46         88.5      5.030
                              ------------        ----         ----        -----      -----
TOTAL/AVG/WTD AVG: .........  $229,674,914        68.5%       1.63X         92.9%     5.671%

Weighted Average U/W NCF DSCR: 1.63x.

                                                                     ANNEX A-2-8
                              OCCUPANCY RATES(1)
                                (MORTGAGE POOL)

                                                   TOTAL         % BY TOTAL       AVERAGE
                                                CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF OCCUPANCY                NUMBER         PRINCIPAL        PRINCIPAL      PRINCIPAL
RATES (%)                     OF PROPERTIES       BALANCE          BALANCE        BALANCE
---------------------------- --------------- ----------------- -------------- --------------
70.1 - 75.0 ................         1        $    2,100,900          0.1%     $ 2,100,900
75.1 - 80.0 ................         7           174,424,614         12.2       24,917,802
80.1 - 85.0 ................         8            51,166,211          3.6        6,395,776
85.1 - 90.0 ................        17           183,413,556         12.9       10,789,033
90.1 - 95.0 ................        30           271,102,685         19.0        9,036,756
95.1 (greater than) = ......        68           742,119,049         52.1       10,913,515
                                   ---        --------------        -----      -----------
TOTAL/AVG/WTD AVG: .........       131        $1,424,327,015        100.0%     $10,872,725


                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF OCCUPANCY              PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
RATES (%)                        BALANCE          LTV          DSCR        RATE       RATE
---------------------------- -------------- -------------- ----------- ----------- ----------
70.1 - 75.0 ................  $  2,100,900        76.7%        1.28x       71.5%      5.940%
75.1 - 80.0 ................   130,000,000        42.0         2.56        77.1       4.915
80.1 - 85.0 ................    13,542,857        63.0         1.84        82.3       5.586
85.1 - 90.0 ................    60,000,000        73.3         1.49        87.2       5.703
90.1 - 95.0 ................    46,217,937        73.3         1.47        93.0       5.892
95.1 (greater than) = ......   229,674,914        72.2         1.50        98.9       5.765
                              ------------        ----         ----        ----       -----
TOTAL/AVG/WTD AVG: .........  $229,674,914        68.5%        1.63X       92.9%      5.671%

Weighted average occupancy rate: 92.9%

-------
(1) Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

                                                                     ANNEX A-2-9

                         REMAINING AMORTIZATION TERMS
                                (MORTGAGE POOL)

                                               TOTAL         % BY TOTAL       AVERAGE
                                            CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF REMAINING              NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
AMORTIZATION TERMS (MONTHS)    OF LOANS       BALANCE          BALANCE        BALANCE
----------------------------- ---------- ----------------- -------------- --------------
IO(1) .......................       1     $   60,000,000          4.2%     $ 60,000,000
133 - 144 ...................       1         14,412,539          1.0        14,412,539
145 - 288 ...................       1        229,674,914         16.1       229,674,914
289 - 300 ...................      15         70,917,735          5.0         4,727,849
301 - 324 ...................       1         12,958,880          0.9        12,958,880
325 - 336 ...................       2        135,239,182          9.5        67,619,591
337 - 360(3) ................      82        901,123,765         63.3        10,989,314
                                  ---     --------------        -----      ------------
TOTAL/AVG/WTD AVG: ..........     103     $1,424,327,015        100.0%     $ 13,828,418


                                  MAXIMUM                                                         WTD. AVG.
                               CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.    REMAINING
RANGE OF REMAINING               PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY    MORTGAGE   AMORTIZATION
AMORTIZATION TERMS (MONTHS)       BALANCE          LTV          DSCR        RATE        RATE       TERM(2)
----------------------------- -------------- -------------- ----------- ----------- ----------- -------------
IO(1) .......................  $ 60,000,000        73.2%        1.71x       86.9%       5.360%        --
133 - 144 ...................    14,412,539        31.8         2.19        98.7        7.250        144
145 - 288 ...................   229,674,914        87.7         1.00       100.0        6.000        285
289 - 300 ...................    14,900,000        74.1         1.35        94.3        5.996        298
301 - 324 ...................    12,958,880        72.8         1.25        86.0        6.360        321
325 - 336 ...................   130,000,000        40.7         2.70        77.6        4.710        336
337 - 360(3) ................   200,000,000        67.6         1.65        93.7        5.691        359
                               ------------        ----         ----       -----        -----        ---
TOTAL/AVG/WTD AVG: ..........  $229,674,914        68.5%        1.63X       92.9%       5.671%       338

Weighted Average Remaining Amortization Term: 338 months.(2)(3)

-------
(1)   Interest-only up to maturity date.

(2) Excludes mortgage loans that provide for payments of interest-only up to maturity date.

(3) Includes Edwards Cinema Mortgage Loan based on remaining amortization term of 360 months, although the subject underlying mortgage loan amortizes on a 360-month schedule for the first five years of the loan term and on a 300-month schedule for the second five years of the loan term.

                                                                    ANNEX A-2-10

                                MORTGAGE RATES
                                (MORTGAGE POOL)

                                           TOTAL         % BY TOTAL       AVERAGE
                                        CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF MORTGAGE           NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
RATES (%)                  OF LOANS       BALANCE          BALANCE        BALANCE
------------------------- ---------- ----------------- -------------- --------------
4.501 - 4.750 ...........       2     $  186,933,200         13.1%     $93,466,600
4.751 - 5.000 ...........       2          7,570,116          0.5        3,785,058
5.001 - 5.250 ...........       3        227,390,484         16.0       75,796,828
5.251 - 5.500 ...........      11        159,819,278         11.2       14,529,025
5.501 - 5.750 ...........      14        115,769,820          8.1        8,269,273
5.751 - 6.000 ...........      18        337,900,037         23.7       18,772,224
6.001 - 6.250 ...........      27        213,837,516         15.0        7,919,908
6.251 - 6.500 ...........      20         89,593,395          6.3        4,479,670
6.501 - 6.750 ...........       5         71,100,631          5.0       14,220,126
6.751 - 7.250 ...........       1         14,412,539          1.0       14,412,539
                              ---     --------------        -----      -----------
TOTAL/AVG/WTD AVG: ......     103     $1,424,327,015        100.0%     $13,828,418


                              MAXIMUM
                           CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF MORTGAGE            PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
RATES (%)                     BALANCE          LTV          DSCR        RATE       RATE
------------------------- -------------- -------------- ----------- ----------- ----------
4.501 - 4.750 ...........  $130,000,000        46.1%        2.53x       83.0%      4.627%
4.751 - 5.000 ...........     4,976,252        71.6         1.61        98.6       4.803
5.001 - 5.250 ...........   200,000,000        51.3         2.32        93.2       5.243
5.251 - 5.500 ...........    60,000,000        74.5         1.55        91.5       5.364
5.501 - 5.750 ...........    20,000,000        76.0         1.36        94.2       5.640
5.751 - 6.000 ...........   229,674,914        83.6         1.12        96.8       5.958
6.001 - 6.250 ...........    39,930,042        73.4         1.33        94.0       6.144
6.251 - 6.500 ...........    13,797,518        74.5         1.34        93.2       6.342
6.501 - 6.750 ...........    46,217,937        70.6         1.34        95.7       6.659
6.751 - 7.250 ...........    14,412,539        31.8         2.19        98.7       7.250
                           ------------        ----         ----        ----       -----
TOTAL/AVG/WTD AVG: ......  $229,674,914        68.5%        1.63X       92.9%      5.671%

Weighted Average Mortgage Rate: 5.671%

                                                                    ANNEX A-2-11

                     MATURITY DATE LOAN-TO-VALUE RATIOS(1)
                                (MORTGAGE POOL)

                                               TOTAL         % BY TOTAL       AVERAGE
                                            CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF MATURITY DATE          NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
LOAN-TO-VALUE RATIOS (%)       OF LOANS       BALANCE          BALANCE        BALANCE
----------------------------- ---------- ----------------- -------------- --------------
   (less than) = 0.0 .. .....       1     $   14,412,539          1.0%     $ 14,412,539
30.1 - 35.0 .................       1        130,000,000          9.1       130,000,000
35.1 - 45.0 .................       2         19,369,475          1.4         9,684,738
45.1 - 50.0 .................       5        225,707,235         15.8        45,141,447
50.1 - 55.0 .................       9         49,233,893          3.5         5,470,433
55.1 - 60.0 .................      25        411,189,554         28.9        16,447,582
60.1 - 65.0 .................      19        165,882,329         11.6         8,730,649
65.1 - 70.0 .................      33        237,680,928         16.7         7,202,452
70.1 - 75.0 .................       8        170,851,060         12.0        21,356,383
                                  ---     --------------        -----      ------------
TOTAL/AVG/WTD AVG: ..........     103     $1,424,327,015        100.0%     $ 13,828,418


                                  MAXIMUM
                               CUT-OFF DATE     WTD. AVG.     WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF MATURITY DATE           PRINCIPAL    MATURITY DATE    U/W NCF    OCCUPANCY   MORTGAGE
LOAN-TO-VALUE RATIOS (%)          BALANCE          LTV           DSCR        RATE       RATE
----------------------------- -------------- --------------- ----------- ----------- ----------
   (less than) = 0.0 .. .....  $ 14,412,539         0.0%         2.19x       98.7%      7.250%
30.1 - 35.0 .................   130,000,000        32.7          2.76        76.7       4.650
35.1 - 45.0 .................    16,369,475        41.5          1.48        78.6       6.216
45.1 - 50.0 .................   200,000,000        45.8          2.28        93.2       5.340
50.1 - 55.0 .................    13,750,000        53.4          1.52        95.7       6.069
55.1 - 60.0 .................   229,674,914        57.4          1.26        97.9       5.802
60.1 - 65.0 .................    46,217,937        63.0          1.35        94.7       6.184
65.1 - 70.0 .................    39,930,042        67.1          1.37        93.6       5.891
70.1 - 75.0 .................    60,000,000        72.2          1.48        90.6       5.456
                               ------------        ----          ----        ----       -----
TOTAL/AVG/WTD AVG: ..........  $229,674,914        56.4%         1.63X       92.9%      5.671%

Weighted Average Maturity Date LTV Ratio for all Mortgage Loans: 56.4%

-------
(1)   ARD Loans are assumed to mature on anticipated repayment dates.

                                                                    ANNEX A-2-12

                            PROPERTIES BY STATE(1)
                                (MORTGAGE POOL)

                                           TOTAL         % BY TOTAL
                                        CUT-OFF DATE    CUT-OFF DATE
                          NUMBER         PRINCIPAL       PRINCIPAL
STATE                 OF PROPERTIES       BALANCE         BALANCE
-------------------- --------------- ----------------- -------------
CA .................        17        $  245,238,346        17.2%
CT .................         2           243,217,771        17.1
IL .................         4           164,167,838        11.5
TX .................        22           138,930,313         9.8
PA .................        10            94,622,985         6.6
NJ .................         5            62,044,676         4.4
NY .................         6            47,322,786         3.3
OH .................         2            44,806,635         3.1
TN .................        13            41,604,120         2.9
FL .................        11            40,993,255         2.9
WA .................         4            35,887,423         2.5
NV .................         3            29,565,274         2.1
HI .................         1            29,000,000         2.0
SC .................         7            26,201,606         1.8
MI .................         2            23,754,735         1.7
KS .................         1            22,157,730         1.6
VA .................         2            19,178,029         1.3
AZ .................         4            18,704,252         1.3
MD .................         1            16,500,000         1.2
MT .................         1            14,412,539         1.0
WI .................         2            12,075,805         0.8
AL .................         2            12,026,697         0.8
OR .................         1            10,334,473         0.7
GA .................         2             7,636,008         0.5
CO .................         1             6,762,743         0.5
NC .................         2             5,291,921         0.4
VT .................         1             4,976,252         0.3
DC .................         1             3,700,000         0.3
MO .................         1             3,212,802         0.2
                           ---        --------------       -----
TOTAL: .............       131        $1,424,327,015       100.0%

-------
(1) Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

                                   ANNEX A-3
            CERTAIN MONETARY TERMS OF THE UNDERLYING MORTGAGE LOANS

                 (This Page Has Been Left Blank Intentionally)

                                                                     ANNEX A-3-1


                    LB-UBS COMMERCIAL MORTGAGE TRUST 2004-C1

                                                                    ORIGINAL          REMAINING
   CONTROL                                                       INTEREST-ONLY      INTEREST-ONLY          AMORTIZATION
     NO.                         PROPERTY NAME                   PERIOD (MOS.)      PERIOD (MOS.)              TYPE
-----------------------------------------------------------------------------------------------------------------------------
      1        UBS Center - Stamford                                          0                  0    Balloon
      2        GIC Office Portfolio                                          60                 60    Interest-Only, Balloon
      3        MGM Tower                                                      8                  0    Interest-Only, Balloon
      4        Penn Mutual                                                   60                 56    Interest-Only
      5        Louis Joliet Mall                                              0                  0    Balloon
      6        Passaic Street Industrial Park                                 0                  0    Balloon
      7        Market Place at Four Corners                                   0                  0    Balloon
      8        Kurtell Office Portfolio                                       0                  0    Balloon
      9        The Pan Am Building                                           12                 12    Interest-Only, Balloon
      10       The Fountains                                                  0                  0    Balloon
      11       Green River                                                   24                 23    Interest-Only, Balloon
      12       Lufkin Mall                                                    0                  0    Balloon
      13       The Shoppes at Wilton                                          0                  0    Balloon
      14       Colonial Bank Plaza                                            0                  0    Balloon
      15       Metro Executive Park I & II                                    0                  0    Balloon
      16       The Highlands                                                 24                 22    Interest-Only, Balloon
      17       Wilshire Linden Medical Buildings                              0                  0    Balloon
      18       Crye-Leike Portfolio                                           0                  0    Balloon
      19       Southgate Mall                                                 0                  0    Fully Amortizing
      20       Centre at River Oaks                                           0                  0    Balloon
      21       Edwards Cinema                                                 1 (10)             1(10)Balloon
      22       Willowchase Shopping Center                                    0                  0    Balloon
      23       500 & 700 Parker Square                                        0                  0    Balloon
      24       Bermuda Crossroads Marketplace                                 0                  0    Balloon
      25       Three Fountains Apartments                                     0                  0    Balloon
      26       Desert Sky Palms Center                                        0                  0    Balloon
      27       McMillan Place                                                 0                  0    Balloon
      28       Covington Place                                                0                  0    Balloon
      29       McMinnville Plaza Shopping Center                              0                  0    Balloon
      30       Westgate North Shopping Center                                 0                  0    Balloon
      31       Fullerton University Shopping Center                           0                  0    Balloon
      32       Panorama City Shopping Center                                  0                  0    Balloon
      33       Secaucus Designer Outlet Gallery                               0                  0    Balloon
      34       Stephanie Promenade                                            0                  0    Balloon
      35       Airport Commerce Center                                        0                  0    Balloon
      36       Hollywood Apartments                                           0                  0    Balloon
      37       Bridle Ridge Apartments                                        0                  0    Balloon
      38       Berkshire Boulevard                                            0                  0    Balloon
      39       Cherry Hill Place                                              0                  0    Balloon
      40       FedEx Freight Distribution Center                              0                  0    Balloon
      41       Saddlewood Apartments                                          0                  0    Balloon
      42       Arbor Plaza                                                    0                  0    Balloon
      43       Dahlgren Office Building                                       0                  0    Balloon
      44       35-30 Francis Lewis Boulevard                                  0                  0    Balloon
      45       Santa Barbara Shopping Center                                 43                 40    Interest-Only, Balloon
      46       4600 Post Oak                                                  0                  0    Balloon
      47       Shops at Forest Commons                                        0                  0    Balloon
      48       Alamitos Bay Landing                                           0                  0    Balloon
      49       Barnes and Noble-Burlington                                    0                  0    Balloon

                                                                    ORIGINAL                                   REMAINING
   CONTROL     ANTICIPATED     MATURITY    MORTGAGE               AMORTIZATION                   SEASONING      TERM TO
     NO.     REPAYMENT DATE      DATE      RATE(%)                 TERM (MOS.)                    (MOS.)    MATURITY (MOS.)
---------------------------------------------------------------------------------------------------------------------------------
      1                        10/11/2016    6.00000                                 285.132              0              153
      2                          1/8/2014    5.24679                                     360 (4)          0              120
      3                         5/11/2013    4.65000                                     336              8              112
      4                         9/11/2008    5.36040                                       0              4               56
      5                        12/11/2008    4.57500                                     360              1               59
      6                        12/11/2013    6.65000                                     360              1              119
      7                        11/11/2013    6.20000                                     360              2              118
      8                         1/11/2014    6.14000                                     360              0              120
      9                         1/11/2009    5.36000                                     360              0               60
      10                       11/11/2013    5.82000                                     360              2              118
      11                       12/11/2013    5.57500                                     360              1              119
      12                        11/1/2008    5.24250                                     360              2               58
      13                        9/11/2015    5.69000                                     360              4              140
      14                        1/11/2014    6.17000                                     360              0              120
      15                        1/11/2009    5.64000                                     360              0               60
      16                       11/11/2013    5.70000                                     360              2              118
      17                        4/11/2013    6.21000                                     360              9              111
      18                        1/11/2014    5.94000                                     300              0              120
      19                         1/1/2016    7.25000                                     240             96              144
      20                       10/11/2018    6.32000                                     300              3              177
      21                        2/11/2014    6.74000 360 for first 5 years; 300 for last 5 years          0              121 (10)
      22                       10/11/2015    6.22300                                     360              3              141
      23                       10/11/2013    6.36000                                     324              3              117
      24                        1/11/2014    6.01000                                     360              0              120
      25                       10/11/2010    5.39000                                     360              3               81
      26                       10/11/2013    5.36400                                     360              3              117
      27                        9/11/2008    5.32000                                     360              4               56
      28                       10/11/2013    5.45000                                     360              3              117
      29                       10/11/2010    5.57000                                     360              3               81
      30                        9/11/2013    6.06000                                     360              4              116
      31                       11/11/2013    5.67000                                     360              2              118
      32                       10/11/2013    5.26000                                     300              3              117
      33                       12/11/2008    5.97000                                     360              1               59
      34                       11/11/2013    5.16000                                     360              2              118
      35                       11/11/2013    6.09000                                     360              2              118
      36                       11/11/2013    5.79000                                     360              2              118
      37                       10/11/2013    5.81000                                     360              3              117
      38                       11/11/2013    6.26000                                     360              2              118
      39                        9/11/2013    6.27000                                     360              4              116
      40                       11/11/2017    6.58000                                     360              2              166
      41                       10/11/2013    5.81000                                     360              3              117
      42                       11/11/2013    6.05000                                     360              2              118
      43                        9/11/2013    6.44000                                     360              4              116
      44                       12/11/2013    5.95000                                     360              1              119
      45                       10/11/2010    5.50000                                     300              3               81
      46                       11/11/2013    6.01000                                     360              2              118
      47                        9/11/2013    6.34000                                     360              4              116
      48                       11/11/2013    6.19000                                     336              2              118
      49                        9/11/2008    4.80000                                     360              4               56



                 REMAINING               U/W           CUT-OFF        SCHEDULED
   CONTROL   LOCKOUT/DEFEASANCE          NCF            DATE          MATURITY/
     NO.       PERIOD (MOS.)          DSCR (X)         LTV (%)       ARD LTV (%)
---------------------------------------------------------------------------------------
      1                      152            1.00           87.7               57.0
      2                      114            2.40 (1)(3)    48.8 (1)           45.5 (2)
      3                      109            2.76 (5)       39.4               32.7
      4                       53            1.71           73.2               73.2
      5                       53            2.02 (6)       61.5               56.5
      6                       25            1.27           73.4               63.4
      7                      118            1.27           79.7               68.1
      8                      119            1.26           74.9               63.8
      9                       57            1.43           76.3               72.0
      10                     117            1.40           77.2               65.3
      11                     116            1.28           80.0               70.2
      12                      55            1.65           71.1               66.0
      13                     138            1.41           74.7               59.7
      14                     117            1.31 (7)       77.6               66.1
      15                      48            1.32 (8)       79.3               73.9
      16                     115            1.30           80.0               70.4
      17                     110            1.45 (9)       48.1               41.4
      18                     119            1.28           76.7               59.3
      19                       0            2.19           31.8                0.0
      20                     175            1.26           78.8               48.2
      21                     118 (10)       1.49           65.0               54.3
      22                     141            1.33           76.3               62.1
      23                     116            1.25           72.8               59.7
      24                     117            1.40 (11)      80.0               67.9
      25                      81            1.36           78.5               70.3
      26                     114            1.58           74.7               62.3
      27                      55            1.44           79.4               73.9
      28                     117            1.39           70.8               59.2
      29                      81            1.44           76.8               69.1
      30                     114            1.36           78.9               67.2
      31                     117            1.48           55.6               46.7
      32                     114            1.46           71.4               54.2
      33                      56            1.53           60.7               56.8
      34                     118            1.87           66.1               54.7
      35                     117            1.31           74.3               63.3
      36                     115            1.52           65.3               55.1
      37                     117            1.25           77.0               65.1
      38                     115            1.26           78.6               67.3
      39                     116            1.37           77.1               66.2
      40                     165            1.42           65.2               50.7
      41                     117            1.49           75.2               63.6
      42                     117            1.38           74.0               63.0
      43                     116            1.61           70.7               61.0
      44                     116            1.22           79.2               67.1
      45                      80            1.41           75.0               70.0
      46                     116            1.39           66.8               56.7
      47                     115            1.34           79.7               68.5
      48                     118            1.32           72.3               59.9
      49                      56            1.65           72.1               66.6

                                                                     ANNEX A-3-2

                                                                    ORIGINAL          REMAINING
   CONTROL                                                       INTEREST-ONLY      INTEREST-ONLY          AMORTIZATION
     NO.                         PROPERTY NAME                   PERIOD (MOS.)      PERIOD (MOS.)              TYPE
-----------------------------------------------------------------------------------------------------------------------------
      50       Landen Square Shopping Center                                  0                  0    Balloon
      51       Bark River                                                     0                  0    Balloon
      52       Pleasant Park Apartments                                       0                  0    Balloon
      53       Corporate Center                                               0                  0    Balloon
      54       Heritage Towne Centre                                          0                  0    Balloon
      55       920-934 Market Street and 919 Ludlow Street                    0                  0    ARD
      56       Cross Creek Country Club                                       0                  0    Balloon
      57       Southwest Freeway                                              0                  0    Balloon
      58       Mason Creek Shopping Center                                    0                  0    Balloon
      59       Walgreens - Missouri City                                      0                  0    Balloon
      60       Mary Crest                                                     0                  0    Balloon
      61       Securities Building                                            0                  0    Balloon
      62       Westland Square                                                0                  0    Balloon
      63       Ebenezer Chase Apartments                                      0                  0    Balloon
      64       Trailing Vines Apartments                                      0                  0    Balloon
      65       St. George Plaza                                               0                  0    Balloon
      66       Waterway Plaza                                                 0                  0    Balloon
      67       Walgreens of Fort Worth                                        0                  0    Balloon
      68       Shops at Memorial Heights                                      0                  0    Balloon
      69       Champions Business Park                                        0                  0    Balloon
      70       Thunderbird Plaza                                              0                  0    Balloon
      71       Meadowbrook Village Shopping Center                            0                  0    Balloon
      72       Walgreens-San Anselmo                                          0                  0    Balloon
      73       Eckerd - Atlantic City                                         0                  0    ARD
      74       940 Lincoln Road                                               0                  0    Balloon
      75       South Square                                                   0                  0    Balloon
      76       Kenneth Court                                                  0                  0    Balloon
      77       Heritage Apartments                                            0                  0    Balloon
      78       Eckerd - Shelby                                                0                  0    Balloon
      79       Walgreens of Columbia                                          0                  0    Balloon
      80       Professional Plaza                                             0                  0    Balloon
      81       Cedar Plaza                                                    0                  0    Balloon
      82       Cimarron Apartments                                            0                  0    Balloon
      83       Vintage Palms Apartments                                       0                  0    Balloon
      84       Jackson Business Center                                        0                  0    Balloon
      85       Mocksville Marketplace Shopping Center                         0                  0    Balloon
      86       Palisades Mobile Home Park                                     0                  0    Balloon
      87       Burt Farms Apartments                                          0                  0    Balloon
      88       Johnson Court                                                  0                  0    Balloon
      89       Century Plaza                                                  0                  0    Balloon
      90       Presidential Village Apartments                                0                  0    Balloon
      91       Eckerd - Conway, PA                                            0                  0    ARD
      92       Grogan's Mill Office                                           0                  0    Balloon
      93       Coconut Grove                                                  0                  0    Balloon
      94       Moishe Miami                                                   0                  0    Balloon
      95       Secured Self Storage                                           0                  0    Balloon
      96       801 South 47th Street and 425 South Carlisle Street            0                  0    Balloon
      97       Morgan Tire                                                    0                  0    Balloon
      98       Mr. Warehouse Self Storage                                     0                  0    Balloon
      99       Lowe's Retail Outparcel                                        0                  0    Balloon




                                                                    ORIGINAL                                   REMAINING
   CONTROL     ANTICIPATED     MATURITY    MORTGAGE               AMORTIZATION                   SEASONING      TERM TO
     NO.     REPAYMENT DATE      DATE      RATE(%)                 TERM (MOS.)                    (MOS.)    MATURITY (MOS.)
---------------------------------------------------------------------------------------------------------------------------------
      50                        8/11/2013    5.76000                                     360              5              115
      51                       12/11/2013    5.86000                                     360              1              119
      52                       11/11/2013    6.05000                                     360              2              118
      53                       11/11/2013    5.69000                                     360              2              118
      54                       10/11/2015    6.38000                                     360              3              141
      55            1/11/2009   1/11/2029    5.77000                                     300              0               60
      56                        9/11/2013    6.05000                                     360              4              116
      57                       10/11/2013    6.01000                                     360              3              117
      58                       10/11/2013    6.00000                                     360              3              117
      59                        1/11/2014    6.12000                                     360              0              120
      60                        9/11/2013    5.29000                                     360              4              116
      61                        1/11/2014    6.29000                                     360              0              120
      62                       12/11/2013    5.59500                                     360              1              119
      63                        9/11/2013    5.99000                                     360              4              116
      64                        9/11/2013    6.10000                                     360              4              116
      65                       12/11/2013    5.59500                                     360              1              119
      66                       12/11/2013    5.59500                                     360              1              119
      67                       11/11/2013    6.14000                                     360              2              118
      68                       11/11/2013    6.31000                                     360              2              118
      69                        1/11/2014    6.37500                                     300              0              120
      70                       11/11/2010    5.69000                                     360              2               82
      71                       10/11/2013    6.33000                                     300              3              117
      72                       12/11/2013    6.17000                                     360              1              119
      73           11/11/2013  11/11/2028    6.23000                                     300              2              118
      74                        1/11/2014    6.25000                                     360              0              120
      75                       12/11/2013    5.59500                                     360              1              119
      76                       10/11/2008    5.34000                                     360              3               57
      77                       11/11/2013    5.92000                                     360              2              118
      78                       11/11/2013    6.13000                                     360              2              118
      79                       11/11/2013    6.31000                                     360              2              118
      80                        1/11/2014    6.25000                                     360              0              120
      81                        1/11/2014    6.00000                                     360              0              120
      82                       10/11/2013    5.93000                                     360              3              117
      83                       11/11/2008    4.81000                                     360              2               58
      84                       10/11/2013    5.76000                                     360              3              117
      85                       12/11/2013    6.14000                                     300              1              119
      86                       11/11/2013    5.67000                                     360              2              118
      87                       12/11/2013    6.33000                                     360              1              119
      88                       10/11/2008    5.34000                                     360              3               57
      89                       10/11/2013    6.16000                                     360              3              117
      90                       11/11/2013    6.41000                                     360              2              118
      91           11/11/2013  11/11/2028    6.23000                                     300              2              118
      92                       11/11/2013    6.11000                                     300              2              118
      93                       12/11/2013    6.34000                                     300              1              119
      94                        9/11/2013    6.75000                                     360              4              116
      95                       10/11/2013    6.44000                                     300              3              117
      96                        1/11/2014    6.34000                                     360              0              120
      97                       10/11/2013    6.51000                                     360              3              117
      98                        1/11/2014    6.37500                                     300              0              120
      99                        9/11/2013    6.44000                                     360              4              116


                 REMAINING               U/W           CUT-OFF        SCHEDULED
   CONTROL   LOCKOUT/DEFEASANCE          NCF            DATE          MATURITY/
     NO.       PERIOD (MOS.)          DSCR (X)         LTV (%)       ARD LTV (%)
---------------------------------------------------------------------------------------
      50                     109            1.35           79.0               66.8
      51                     117            1.28           79.9               67.6
      52                     118            1.48           79.9               68.0
      53                     117            1.40           71.5               60.2
      54                     138            1.45           74.8               61.2
      55                      59            1.31           80.0               72.1
      56                     116            1.33           79.7               68.0
      57                     115            1.41           66.0               56.2
      58                     115            1.41           74.6               63.4
      59                     119            1.20           75.4               64.2
      60                     116            1.52           77.7               64.7
      61                     119            1.26           69.8               59.7
      62                     119            1.35           77.8               65.3
      63                     116            1.28           78.4               66.7
      64                     115            1.29           78.9               67.4
      65                     119            1.46           79.9               67.0
      66                     119            1.38           79.9               67.0
      67                     118            1.26           69.9               59.6
      68                     118            1.37           79.8               68.4
      69                     117            1.38           69.6               54.6
      70                      82            1.41           74.1               66.7
      71                     116            1.38           73.2               57.5
      72                     116            1.25           68.0               58.0
      73                     118            1.39           71.2               55.7
      74                     119            1.62           49.2               42.0
      75                     119            1.35           79.9               67.0
      76                      57            1.62           73.2               68.1
      77                     118            1.45           72.0               61.0
      78                     118            1.47           69.9               59.6
      79                     118            1.28           67.3               57.7
      80                     117            1.31           71.6               61.1
      81                     117            1.52           75.0               63.6
      82                     117            1.28           78.9               67.0
      83                      57            1.52           70.7               65.2
      84                     116            1.46           61.3               51.8
      85                     118            1.36           75.7               59.0
      86                     118            1.34           75.6               63.6
      87                     117            1.26           76.6               65.7
      88                      57            1.49           63.2               58.7
      89                     116            1.35           72.4               61.9
      90                     115            1.40           78.4               67.4
      91                     118            1.45           68.6               53.7
      92                      46            1.50           65.3               50.9
      93                     116            1.32           62.0               48.7
      94                     113            1.41           66.6               57.9
      95                     117            1.40           69.9               55.2
      96                     117            1.24           79.4               68.0
      97                     117            1.55           68.9               59.5
      98                     117            1.39           65.4               51.3
      99                     114            1.27           64.2               55.3

                                                                   ANNEX A-3-3


                                                                    ORIGINAL          REMAINING
   CONTROL                                                       INTEREST-ONLY      INTEREST-ONLY          AMORTIZATION
     NO.                         PROPERTY NAME                   PERIOD (MOS.)      PERIOD (MOS.)              TYPE
-----------------------------------------------------------------------------------------------------------------------------
     100       Walker Place                                                   0                  0    Balloon
     101       Clover Plaza                                                   0                  0    Balloon
     102       All Climate Controlled Self Storage                            0                  0    Balloon
     103       Borough Park Portfolio                                         0                  0    Balloon

                                                                    ORIGINAL                                   REMAINING
   CONTROL     ANTICIPATED     MATURITY    MORTGAGE               AMORTIZATION                   SEASONING      TERM TO
     NO.     REPAYMENT DATE      DATE      RATE(%)                 TERM (MOS.)                    (MOS.)    MATURITY (MOS.)
---------------------------------------------------------------------------------------------------------------------------------
     100                     11/11/2013    5.85000                                   360              2              118
     101                     12/11/2013    5.59500                                   360              1              119
     102                      9/11/2013    6.47000                                   360              4              116
     103                      8/11/2008    6.03000                                   300              5               55

                 REMAINING               U/W           CUT-OFF        SCHEDULED
   CONTROL   LOCKOUT/DEFEASANCE          NCF            DATE          MATURITY/
     NO.       PERIOD (MOS.)          DSCR (X)         LTV (%)       ARD LTV (%)
---------------------------------------------------------------------------------------
     100                     117            1.42           79.1               66.9
     101                     119            1.37           56.6               47.5
     102                     116            1.91           68.0               58.6
     103                      31            1.27           66.2               60.3

FOOTNOTES:
     (1) Calculated based on the total cut-off date principal balance of the GIC Office Portfolio Mortgage Loan and the GIC Office Portfolio Pari Passu Non-Trust Loans of $700,000,000.
     (2) Calculated based on the total estimated balloon balance of the GIC Office Portfolio Mortgage Loan and the GIC Office Portfolio Pari Passu Non-Trust Loans of $653,639,407.24.
     (3) Based on an average annual constant of 6.482% following the initial 5 year interest only period.
     (4) Based on the GIC Office Portfolio Mortgage Loan, the GIC Office Portfolio Non-Trust Loans and the GIC Office Portfolio Mezzanine Loan.
     (5) Based on an average annual constant of 6.165% beginning on the February 2004 payment.
     (6) Occupancy Percentage (%), U/W Net Cash Flow and U/W NCF DSCR were calculated based on the anticipated 2003/2004 U/W Net Cash Flow, which includes certain lease-up assumptions. The related borrower provided a $1.64 million letter of credit representing proceeds allocable to the approximate differential between the current net cash flow and the 2003/2004 U/W Net Cash Flow. If certain conditions are satisfied within 18 months, then the letter of credit will be released; if not, the letter of credit will be held as additional collateral for the loan. As of November 1, 2003, the property was 96.2% occupied, with in-line occupancy of 86.6%. The anticipated 2003/2004 in-line occupancy is 90.7%, with overall occupancy of 97.4%.
     (7) Occupancy Percentage (%), U/W Net Cash Flow and U/W NCF DSCR were calculated based on an executed lease with Colonial Bank (4,376 sf), although the tenant is currently not in occupancy, and unabated rent for Round Valley, Rhodes Homes, Realty Executives and Lesley University. Per the related borrower, Colonial Bank commenced paying rent on January 1, 2004 and is expected to take occupancy on April 1, 2004. $500,000 was held back at closing, to be released as follows: $140,000 upon Round Valley paying unabated rent, $130,000 upon Colonial Bank being open for business and paying rent and the related borrower providing a certificate of occupancy, $100,000 to be released upon Rhodes Homes' partial rent abatement ending in February 2004, $80,000 to be released upon Realty Executives' partial rent abatment ending in March 2004, and $50,000 to be released upon Lesley University's rent abatement ending in April 2004 and the related borrower providing a certificate of occupancy. As of December 17, 2003, the property was 93.9% leased and 89.8% occupied.
     (8) Occupancy Percentage (%), U/W Net Cash Flow and U/W NCF DSCR were calculated based on executed leases with Hertz Claim Management Corporation (3,983 sf) and American Association of College Podiatric Medicine (2,867 sf), although Hertz Claim Management Corporation is currently not in occupancy and American Association of College Podiatric Medicine took occupancy after the closing of the loan. Per the related borrower, Hertz Claim Management Corporation is expected to take occupancy February 1, 2004. $1,500,000, representing the loan proceeds allocable to net cash flow differential, was held back at closing, to be released upon Hertz Claim Management Corporation ($875,000) and American Association of College Podiatric Medicine ($625,000) being open for business and paying rent. American Association of College Podiatric Medicine has since taken occupancy and commenced paying rent, but the release of the allocable portion of the holdback has not yet been requested. As of November 1, 2003, the property was 89.7% leased and 84.1% occupied.
     (9) Occupancy Percentage (%), U/W Net Cash Flow and U/W NCF DSCR were calculated based on 8,613 square feet of executed leases, although the tenants are currently not in occupancy, as the spaces are undergoing tenant improvements in conjunction with the renovation of the property. Per the related borrower, these tenants are expected to be in occupancy by April 1, 2004. As of November 11, 2003, occupancy at the property was 69.4% excluding the 8,613 square feet of space leased but not yet occupied.
     (10) The Original Interest-Only Period (Mos.), Remaining Interest-Only Period (Mos.), Remaining Term to Maturity (Mos.) and Remaining Lockout/Defeasance Period (Mos.) were adjusted to include 1 interest-only period to reflect the interest payment the trust will receive on February 11, 2003. Commencing March 11, 2004 through and including February 11, 2009, the monthly debt service will equal $89,090.86. Commencing March 11, 2009 through the rest of the loan term, the monthly debt service will equal $94,913.53.
     (11) Occupancy Percentage (%), U/W Net Cash Flow and U/W NCF DSCR were calculated based on executed leases with Breckenridge Chiropractic (3,369 sf), and Mattress Discounters (4,800 sf), although Breckenridge Chiropractic is currently not in occupancy and Mattress Discounters is paying abated rent. $414,000, representing the loan proceeds allocable to the net cash flow differential, was held back at closing to be released as follows:
               $378,000 to be released upon Breckenridge Chiropractic being open for business and paying rent, and $36,000 to be released when Mattress Discounters is paying unabated rent. Per the related borrower, Breckenridge Chiropractic is expected to take occupancy on January 19, 2004 and commence paying rent on February 1, 2004. As of November 1, 2003, the property was 95.0% leased and 92.2% occupied.

                 (This Page Has Been Left Blank Intentionally)

                                   ANNEX A-4
                     CERTAIN INFORMATION REGARDING RESERVES

                 (This Page Has Been Left Blank Intentionally)

                                                                   ANNEX A-4-1

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2004-C1

                                                                                                          INITIAL DEPOSIT
                                                                                                          TO THE DEFERRED
  CONTROL                                                           PROPERTY                                MAINTENANCE
    NO.                       PROPERTY NAME                           TYPE              SPECIFIC            ACCOUNT ($)
---------------------------------------------------------------------------------------------------------------------------------
     1      UBS Center - Stamford                             Office                                                         -
     2      GIC Office Portfolio                              Office                                                528,125.00
     3      MGM Tower                                         Office                                                         -
     4      Penn Mutual                                       Office                                                 75,125.00
     5      Louis Joliet Mall                                 Retail                Regional Mall                            -
     6      Passaic Street Industrial Park                    Industrial/Warehouse                                  143,275.00
     7      Market Place at Four Corners                      Retail                Anchored                                 -
     8      Kurtell Office Portfolio                          Office                                                 22,062.50
     9      The Pan Am Building                               Office                                                         -
    10      The Fountains                                     Retail                Anchored                                 -
    11      Green River                                       Mobile Home Park                                               -
    12      Lufkin Mall                                       Retail                Regional Mall                 1,278,468.75
    13      The Shoppes at Wilton                             Retail                Anchored                                 -
    14      Colonial Bank Plaza                               Office                                                         -
    15      Metro Executive Park I & II                       Office                                                         -
    16      The Highlands                                     Mobile Home Park                                          750.00
    17      Wilshire Linden Medical Buildings                 Office                                                 12,079.00
    18      Crye-Leike Portfolio                              Various               Various                          12,500.00
    19      Southgate Mall                                    Retail                Regional Mall                            -
    20      Centre at River Oaks                              Retail                Anchored                                 -
    21      Edwards Cinema                                    Retail                Anchored                                 -
    22      Willowchase Shopping Center                       Retail                Anchored                                 -
    23      500 & 700 Parker Square                           Office                                                         -
    24      Bermuda Crossroads Marketplace                    Retail                Anchored                                 -
    25      Three Fountains Apartments                        Multifamily                                            33,875.00
    26      Desert Sky Palms Center                           Retail                Anchored                         13,125.00
    27      McMillan Place                                    Multifamily                                            73,862.50
    28      Covington Place                                   Retail                Unanchored                               -
    29      McMinnville Plaza Shopping Center                 Retail                Anchored                          9,063.00
    30      Westgate North Shopping Center                    Retail                Shadow Anchored                  61,500.00
    31      Fullerton University Shopping Center              Retail                Anchored                         52,364.00
    32      Panorama City Shopping Center                     Retail                Anchored                                 -
    33      Secaucus Designer Outlet Gallery                  Retail                Unanchored                        1,875.00
    34      Stephanie Promenade                               Retail                Unanchored                               -
    35      Airport Commerce Center                           Industrial/Warehouse                                           -
    36      Hollywood Apartments                              Multifamily                                            26,305.00
    37      Bridle Ridge Apartments                           Multifamily                                             1,500.00
    38      Berkshire Boulevard                               Office                                                         -
    39      Cherry Hill Place                                 Multifamily                                                    -
    40      FedEx Freight Distribution Center                 Industrial/Warehouse                                      781.25
    41      Saddlewood Apartments                             Multifamily                                           145,000.00
    42      Arbor Plaza                                       Retail                Shadow Anchored                          -
    43      Dahlgren Office Building                          Office                                                         -
    44      35-30 Francis Lewis Boulevard                     Retail                Unanchored                               -
    45      Santa Barbara Shopping Center                     Retail                Anchored                          4,156.00
    46      4600 Post Oak                                     Office                                                 21,500.00
    47      Shops at Forest Commons                           Retail                Shadow Anchored                          -
    48      Alamitos Bay Landing                              Retail                Unanchored                       63,750.00
    49      Barnes and Noble-Burlington                       Retail                Anchored                            125.00
    50      Landen Square Shopping Center                     Retail                Shadow Anchored                          -
    51      Bark River                                        Industrial/Warehouse                                           -
    52      Pleasant Park Apartments                          Multifamily                                             1,000.00
    53      Corporate Center                                  Industrial/Warehouse                                           -
    54      Heritage Towne Centre                             Retail                Anchored                         41,875.00
    55      920-934 Market Street and 919 Ludlow Street       Retail                Unanchored                       55,125.00
    56      Cross Creek Country Club                          Mobile Home Park                                               -
    57      Southwest Freeway                                 Office                                                         -
    58      Mason Creek Shopping Center                       Retail                Unanchored                               -
    59      Walgreens - Missouri City                         Retail                Anchored                                 -
    60      Mary Crest                                        Industrial/Warehouse                                           -
    61      Securities Building                               Office                                                         -
    62      Westland Square                                   Retail                Anchored                          6,625.00
    63      Ebenezer Chase Apartments                         Multifamily                                             3,125.00
    64      Trailing Vines Apartments                         Multifamily                                            15,875.00
    65      St. George Plaza                                  Retail                Anchored                         45,975.85
    66      Waterway Plaza                                    Retail                Anchored                            500.00
    67      Walgreens of Fort Worth                           Retail                Anchored                                 -
    68      Shops at Memorial Heights                         Retail                Shadow Anchored                          -
    69      Champions Business Park                           Self Storage                                                   -
    70      Thunderbird Plaza                                 Retail                Unanchored                       80,594.00
    71      Meadowbrook Village Shopping Center               Retail                Unanchored                       37,500.00
    72      Walgreens-San Anselmo                             Retail                Anchored                                 -
    73      Eckerd - Atlantic City                            Retail                Anchored                                 -
    74      940 Lincoln Road                                  Retail                Unanchored                        6,250.00
    75      South Square                                      Retail                Anchored                                 -



                ANNUAL DEPOSIT                ANNUAL                   CURRENT                     AS OF
              TO THE REPLACEMENT          DEPOSIT TO THE           BALANCE OF THE                 DATE OF
  CONTROL          RESERVE                    TI & LC                  TI & LC                    TI & LC
    NO.          ACCOUNT ($)                ACCOUNT ($)              ACCOUNT ($)                  ACCOUNT
------------------------------------------------------------------------------------------------------------------
     1                            -                       -                        -                   January-04
     2                            -                       -            19,641,406.00  (1)              January-04
     3                         0.00  (2)               0.00  (2)                   -                   January-04
     4                   332,387.40              999,999.96             3,842,576.19                   January-04
     5                         0.00  (3)               0.00  (3)                   -                   January-04
     6                   317,057.88              233,400.00  (4)        2,020,255.48  (4)              January-04
     7                    46,217.16               37,500.00  (5)            9,375.00                   January-04
     8                    42,311.64              211,557.96                        -                   January-04
     9                    40,815.36              234,000.00                        -                   January-04
    10                    19,536.00               75,000.00               212,501.28  (6)              January-04
    11                     9,660.00                       -                        -                   January-04
    12                   228,000.00  (7)         228,000.00  (7)           19,000.00  (7)              January-04
    13                            -                       -                        -                   January-04
    14                    21,957.24               80,000.04                        -                   January-04
    15                    24,596.16              150,000.00  (8)                0.00  (8)              January-04
    16                    22,500.00                       -                        -                   January-04
    17                    27,405.00              194,450.04               109,857.31                   January-04
    18                    19,608.36               60,000.00                        -                   January-04
    19                            -                       -                        -                   January-04
    20                     9,300.00               58,572.00                14,642.54                   January-04
    21                    24,999.96  (9)          75,000.00  (9)          375,000.00                   January-04
    22                    40,985.04               81,969.00               285,492.25                   January-04
    23                    15,429.00               75,410.04                18,858.80                   January-04
    24                    12,276.60               24,999.96                        -                   January-04
    25                    57,936.00                       -                        -                   January-04
    26                    19,889.76               33,149.52                 8,288.99                   January-04
    27                    82,416.00                       -                        -                   January-04
    28                    10,080.00               43,001.64  (10)                  -                   January-04
    29                    20,352.00               50,196.00                 8,366.00                   January-04
    30                    18,545.76               39,000.00                 1,974.00                   January-04
    31                    24,156.00               72,960.00                12,160.00                   January-04
    32                    17,674.32                    0.00  (11)    500,000.00 (LOC) (11)             January-04
    33                    16,679.64               83,397.96                 6,949.83                   January-04
    34                     9,048.00               37,800.00                 6,300.00                   January-04
    35                         0.00  (12)              0.00  (12)    220,000.00 (LOC) (12)             January-04
    36                    63,249.96                       -                        -                   January-04
    37                    36,326.76                       -                        -                   January-04
    38                    14,364.96              100,000.00  (13)         450,562.41  (13)             January-04
    39                    46,500.00                       -                        -                   January-04
    40                     7,952.64               37,200.00  (14)           6,200.00                   January-04
    41                    65,436.00                       -                        -                   January-04
    42                    20,280.00               32,820.00                 5,470.00                   January-04
    43                     9,864.00               50,004.00                16,667.01                   January-04
    44                     5,441.88               17,856.00  (15)         101,542.25  (15)             January-04
    45                     5,909.04               26,863.08                 8,953.16                   January-04
    46                    17,834.28              121,136.04                30,284.01                   January-04
    47                     3,473.04               24,431.04                 8,145.86                   January-04
    48                         0.00  (16)              0.00  (16)         150,000.00  (16)             January-04
    49                     5,420.88               20,000.04                 8,333.35                   January-04
    50                     9,997.56               32,658.48                13,607.70                   January-04
    51                    13,770.00               50,490.00                        -                   January-04
    52                    33,996.00                       -                        -                   January-04
    53                         0.00  (17)              0.00  (17)    161,310.00 (LOC) (17)             January-04
    54                    17,052.00                    0.00  (18)         250,345.36  (18)             January-04
    55                     4,939.20               30,249.96                        -                   January-04
    56                    16,200.00                       -                        -                   January-04
    57                    17,879.04               94,209.00                26,913.08                   January-04
    58                    11,088.00               40,200.00                16,111.50                   January-04
    59                            -                       -                        -                   January-04
    60                     6,192.00               30,057.36                12,023.90                   January-04
    61                     6,765.00               30,000.00                        -                   January-04
    62                    10,665.00               12,546.96                 2,091.16                   January-04
    63                    12,000.00                       -                        -                   January-04
    64                    24,000.00                       -                        -                   January-04
    65                     9,117.00               12,156.00                 2,026.00                   January-04
    66                     7,463.04                9,950.04                 1,658.34                   January-04
    67                     1,501.56                1,365.00                   341.25                   January-04
    68                     2,832.00               14,172.00                 1,181.00                   January-04
    69                    23,724.48                       -                        -                   January-04
    70                     6,155.64               22,296.00                 2,883.94                   January-04
    71                     8,526.72               39,541.08                13,180.36                   January-04
    72                     1,710.00                       -                        -                   January-04
    73                            -                       -                        -                   January-04
    74                     5,431.44                       -               100,000.00                   January-04
    75                     6,653.04                8,870.04                 1,293.59                   January-04

                                                                    ANNEX A-4-2

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2004-C1

                                                                                                          INITIAL DEPOSIT
                                                                                                          TO THE DEFERRED
  CONTROL                                                           PROPERTY                                MAINTENANCE
    NO.                       PROPERTY NAME                           TYPE              SPECIFIC            ACCOUNT ($)
---------------------------------------------------------------------------------------------------------------------------------

    76      Kenneth Court                                     Multifamily                                                    -
    77      Heritage Apartments                               Multifamily                                            25,750.00
    78      Eckerd - Shelby                                   Retail                Anchored                                 -
    79      Walgreens of Columbia                             Retail                Anchored                                 -
    80      Professional Plaza                                Office                                                  5,156.00
    81      Cedar Plaza                                       Retail                Unanchored                               -
    82      Cimarron Apartments                               Multifamily                                             8,937.50
    83      Vintage Palms Apartments                          Multifamily                                           221,125.00
    84      Jackson Business Center                           Industrial/Warehouse                                    7,500.00
    85      Mocksville Marketplace Shopping Center            Retail                Anchored                                 -
    86      Palisades Mobile Home Park                        Mobile Home Park                                               -
    87      Burt Farms Apartments                             Multifamily                                             9,000.00
    88      Johnson Court                                     Multifamily                                             3,125.00
    89      Century Plaza                                     Retail                Unanchored                        6,250.00
    90      Presidential Village Apartments                   Multifamily                                                    -
    91      Eckerd - Conway, PA                               Retail                Anchored                                 -
    92      Grogan's Mill Office                              Office                                                  1,100.00
    93      Coconut Grove                                     Retail                Unanchored                               -
    94      Moishe Miami                                      Industrial/Warehouse                                  103,750.00
    95      Secured Self Storage                              Self Storage                                                   -
    96      801 South 47th Street and 425 South Carlisle
             Street                                           Multifamily                                            10,000.00
    97      Morgan Tire                                       Retail                Shadow Anchored                          -
    98      Mr. Warehouse Self Storage                        Self Storage                                                   -
    99      Lowe's Retail Outparcel                           Retail                Shadow Anchored                          -
    100     Walker Place                                      Multifamily                                                    -
    101     Clover Plaza                                      Retail                Anchored                                 -
    102     All Climate Controlled Self Storage               Self Storage                                            3,750.00
    103     Borough Park Portfolio                            Office                                                    469.00

                ANNUAL DEPOSIT                ANNUAL                   CURRENT                     AS OF
              TO THE REPLACEMENT          DEPOSIT TO THE           BALANCE OF THE                 DATE OF
  CONTROL          RESERVE                    TI & LC                  TI & LC                    TI & LC
    NO.          ACCOUNT ($)                ACCOUNT ($)              ACCOUNT ($)                  ACCOUNT
------------------------------------------------------------------------------------------------------------------
    76                            -                       -                        -                   January-04
    77                    51,699.96                       -                        -                   January-04
    78                     2,073.60                1,382.40                   345.66                   January-04
    79                     1,440.00                1,440.00                   240.00                   January-04
    80                     3,903.00               21,908.04                        -                   January-04
    81                     6,399.96               15,560.04                        -                   January-04
    82                    35,199.96                       -                        -                   January-04
    83                    19,812.00                       -                        -                   January-04
    84                    10,687.92               23,784.00                 5,946.00                   January-04
    85                    11,340.96               25,259.52                 4,210.21                   January-04
    86                     2,592.00                       -                        -                   January-04
    87                    12,500.04                       -                        -                   January-04
    88                            -                       -                        -                   January-04
    89                    11,862.96               24,000.00                 8,000.00                   January-04
    90                    33,999.96                       -                        -                   January-04
    91                            -                       -                        -                   January-04
    92                     5,258.88                2,919.96               100,486.66                   January-04
    93                     7,913.16               30,536.04                 2,544.67                   January-04
    94                    16,566.96               20,708.76                 6,902.92                   January-04
    95                     5,877.96                       -                        -                   January-04
    96                     9,999.96                       -                        -                   January-04
    97                     1,457.28                3,885.96                 1,295.32                   January-04
    98                    15,700.08                       -                        -                   January-04
    99                     1,462.80                4,388.40                 1,828.50                   January-04
    100                   16,749.96                       -                        -                   January-04
    101                    6,836.04               11,642.04                 1,940.34                   January-04
    102                    4,005.00                       -                        -                   January-04
    103                    3,203.04               16,500.00               131,875.00                   January-04

Footnotes:
    (1) Additional TI/LC reserves triggered upon non-renewal of certain tenant leases.
    (2)  Springing replacement and TI/LC reserves.
    (3) Westfield America Inc. guaranteed payment of TI/LC's and Replacement Reserves for in-line space up to $1.20 psf per annum. In the event the DSCR falls below 1.10x, based on an assumed constant of 9.250%, the related borrower must make annual on-going deposits of $1.20 psf.
    (4) Additional monthly TI/LC payments in the annual amount of $141,600 (in addition to the annual $233,400 identified above) are required to be made to the extent there is excess cash flow. Should there not be a sufficient amount of excess cash flow to make such additional TI/LC payments in any given month, the related borrower is required to pay any and all unpaid amounts when and to the extent there is excess cash flow. Additionally, the related borrower may substitute a letter of credit in lieu of cash for the initial TI/LC Reserve of $2,000,000.
    (5) From and after January 2009, monthly TI/LC deposit shall be $4,166.67 and TI/LC cap shall be $200,000.
    (6) Letter of credit delivered to lender in lieu of making the initial TI/LC deposit of $200,000, which is included in the Current Balance of the TI & LC Account ($).
    (7) Represents the combined balance and annual deposit into the Replacement Reserve and TI/LC accounts.
    (8) Subject to the limitation set forth in the next sentence, TI/LC deposits of $150,000 are required to be made annually, with the exception of 2005, during which $250,000 is required to be reserved. The balance of the TI/LC reserve account shall not exceed $550,000 at any one time.
    (9) Commencing on April 11, 2009, monthly deposits to the Replacement Reserve and TI/LC accounts will be $2,083.33 and $6,250.00, respectively.
   (10)  Monthly TI/LC deposit begins 11/11/05.
   (11) Letter of credit delivered to lender in lieu of making the initial TI/LC deposit of $500,000. The monthly TI/LC deposit shall be $4,511.75; provided that the monthly TI/LC deposit shall be $0.00 during such times as the balance on deposit in the TI/LC account equals or exceeds $500,000.
   (12) Letter of credit in the amount of $220,000 delivered to lender in lieu of making monthly TI/LC and Replacement Reserve deposits.
   (13) The amount of $450,000 was escrowed at closing for TI/LCs. Commencing on May 1, 2005, the related borrower is required to make monthly payments into the TI/LC account equal to $100,000 annually. If Travelers Indemnity Company renews its lease for a term of not less than five years expiring no sooner than February 28, 2012, then the balance of the TI/LC account above $250,000 is required to be paid to the related borrower. However, if Travelers Indemnity Company renews its lease for less than all 51,314 square feet occupied as of August 7, 2003, then the amount retained by the lender shall increase by $15.00 per square foot for which the lease is not renewed. Not withstanding the foregoing, the balance of the TI/LC account shall not exceed $550,000 (the "TI/LC Escrow Cap") at any one time; however, if Travelers Indemnity Company renews its lease on the premises previously noted for a term which expires no earlier than November 13, 2015, the TI/LC Escrow Cap shall be reduced to $350,000.
   (14) TI/LC monthly deposit shall be $3,100 for first 36 months, $3,750 thereafter.
   (15) The amount of $100,000 was escrowed at closing for TI/LCs associated with the 5,898 square feet of space that was vacant as of September 1, 2003. In addition, the related borrower is required to make monthly TI/LC payments totalling $17,856 annually, until the amount on deposit in the TI/LC account equals $40,000 (excluding the upfront $100,000).
   (16) Monthly Replacement Reserve deposit shall be $0 provided that monthly deposits are made to the ground lease reserve account. The monthly TI/LC deposit shall be $4,472.33 provided that during such times as the amount on deposit in the TI/LC account equals or exceeds $150,000, the monthly TI/LC deposit shall be $0.
   (17) Letters of credit in the amount of $161,310 delivered to lender for the TI/LC account and $32,262 for the Replacement Reserve account in lieu of making the monthly Replacement Reserve and TI/LC deposits.
   (18) Monthly TI/LC deposits of $4,193 shall be suspended until the balance in the TI/LC account falls below $250,000.

                                    ANNEX B
              CERTAIN INFORMATION REGARDING MULTIFAMILY PROPERTIES

                 (This Page Has Been Left Blank Intentionally)

                                                                         ANNEX B

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2004-C1


  CONTROL                       PROPERTY                                     CUT-OFF DATE   UTILITIES PAID      UTILITIES PAID
    NO.                           NAME                           COUNTY      BALANCE ($)       BY TENANT           BY TENANT
------------------------------------------------------------------------------------------------------------------------------------
    11      Green River                                       Riverside      20,000,000.00 Yes               Electric, Gas
    16      The Highlands                                     Genesee        16,480,000.00 Yes               Water, Sewer
    25      Three Fountains Apartments                        Bexar          12,561,358.29 Yes               Electric, Water, Sewer
    27      McMillan Place                                    Dallas         11,749,701.98 Yes               Electric, Water, Sewer
    36      Hollywood Apartments                              Los Angeles     7,834,954.21 Yes               Various
    36a     Edgemont Manor                                    Los Angeles                  Yes               Electric
    36b     849 South Gramercy Drive Apartments               Los Angeles                  Yes               Electric
    36c     Banbury Manor                                     Los Angeles                  Yes               Electric
    36d     4324 Burns Avenue Apartments                      Los Angeles                  Yes               Electric, Gas
    37      Bridle Ridge Apartments                           Greenville      7,778,256.09 Yes               Electric, Water, Sewer
    39      Cherry Hill Place                                 Wayne           7,274,735.07 Yes               Electric
    41      Saddlewood Apartments                             Lubbock         7,105,137.77 Yes               Electric, Water, Sewer
    52      Pleasant Park Apartments                          Fulton          4,791,316.19 Yes               Electric
    56      Cross Creek Country Club                          De Soto         4,543,415.99 Yes               Electric
    63      Ebenezer Chase Apartments                         Florence        3,487,099.66 Yes               Electric
    64      Trailing Vines Apartments                         Harris          3,392,754.38 Yes               Electric, Water, Sewer
    76      Kenneth Court                                     Hillsborough    2,891,006.68 Yes               Electric
    77      Heritage Apartments                               Richmond        2,844,692.22 Yes               Electric
    82      Cimarron Apartments                               Randall         2,642,816.03 Yes               Electric
    83      Vintage Palms Apartments                          Riverside       2,593,863.28 Yes               Electric
    86      Palisades Mobile Home Park                        King            2,495,080.77 Yes               Electric, Water, Sewer
    87      Burt Farms Apartments                             Orange          2,298,255.54 Yes               Electric
    88      Johnson Court                                     Hillsborough    2,292,867.37 Yes               Electric
    90      Presidential Village Apartments                   Monroe          2,196,332.80 Yes               Electric, Water
    96      801 South 47th Street and 425 South Carlisle
             Street                                           Philadelphia    1,960,000.00 Yes               Electric, Gas
    96a     801 South 47th Street                             Philadelphia                 Yes               Electric, Gas
    96b     425 South Carlisle Street                         Philadelphia                 Yes               Electric, Gas
    100     Walker Place                                      Dallas          1,621,926.35 Yes               Electric

  CONTROL   # OF    AVG. RENT     # OF       AVG. RENT       # OF 1         AVG. RENT          # OF 2         AVG. RENT
    NO.     PADS      PADS       STUDIOS      STUDIOS       BEDROOMS       BEDROOMS ($)       BEDROOMS       BEDROOMS ($)
------------------------------------------------------------------------------------------------------------------------------
    11          333       685             0            0               0                0                0                0
    16          682       329             0            0               0                0                0                0
    25            0         0             0            0             120              593              120              777
    27            0         0             0            0             320              514               82              752
    36            0         0           152          586              93              724                8              860
    36a           0         0            95          626              16              874                3            1,021
    36b           0         0            47          529              15              633                3              593
    36c           0         0             2          677              50              747                2            1,018
    36d           0         0             8          432              12              559                0                0
    37            0         0             0            0              28              564               96              638
    39            0         0             0            0             136              676               44              704
    41            0         0             0            0             140              533               88              636
    52            0         0             0            0               0                0              136              600
    56          405       147             0            0               0                0                0                0
    63            0         0             0            0               0                0               80              557
    64            0         0             0            0               0                0               72              704
    76            0         0             0            0              14              555               69              661
    77            0         0             0            0              28              389              160              414
    82            0         0             0            0              64              352               64              477
    83            0         0             0            0               0                0               74              628
    86           74       395             0            0               0                0                0                0
    87            0         0             0            0              50              878                0                0
    88            0         0             0            0              18              498               59              617
    90            0         0            22          420             111              447                3              588
    96            0         0             5          496              15              631               16              684
    96a           0         0             1          450               7              568               16              684
    96b           0         0             4          512               8              686                0                0
    100           0         0            17          409              45              539                5              685

  CONTROL      # OF 3         AVG. RENT         # OF 4         AVG. RENT                   TOTAL
    NO.       BEDROOMS       BEDROOMS ($)      BEDROOMS       BEDROOMS ($)   ELEVATOR      UNITS
----------------------------------------------------------------------------------------------------
    11                   0                0               0                0 No                 333
    16                   0                0               0                0 No                 682
    25                  32              965               0                0 No                 272
    27                   0                0               0                0 No                 402
    36                   0                0               0                0 Various            253
    36a                  0                0               0                0 Yes                114
    36b                  0                0               0                0 Yes                 65
    36c                  0                0               0                0 No                  54
    36d                  0                0               0                0 No                  20
    37                  28              770               0                0 No                 152
    39                   6              694               0                0 Yes                186
    41                   0                0               0                0 No                 228
    52                   0                0               0                0 No                 136
    56                   0                0               0                0 No                 405
    63                   0                0               0                0 No                  80
    64                  24              810               0                0 No                  96
    76                  17              758               0                0 No                 100
    77                   0                0               0                0 No                 188
    82                   0                0               0                0 No                 128
    83                   0                0               0                0 No                  74
    86                   0                0               0                0 No                  74
    87                   0                0               0                0 No                  50
    88                  23              680               0                0 No                 100
    90                   0                0               0                0 No                 136
    96                   4              817               0                0 Various             40
    96a                  4              817               0                0 Yes                 28
    96b                  0                0               0                0 No                  12
    100                  0                0               0                0 No                  67

                 (This Page Has Been Left Blank Intentionally)

                                   ANNEX C-1
                               PRICE/YIELD TABLES

                 (This Page Has Been Left Blank Intentionally)

                                                                     ANNEX C-1-1


              WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE,
                          LAST PRINCIPAL PAYMENT DATE,
    PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-1 CERTIFICATES

    0% CPR DURING LOP, YMP OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
-------------------------------------------------------------------------------

PRICE (32NDS)                            0% CPR                               25% CPR                              50% CPR
-------------             ------------------------------       ------------------------------       -------------------------------
                                CBE             Modified             CBE             Modified             CBE             Modified
                               Yield            Duration            Yield            Duration            Yield            Duration
                                (%)              (Years)             (%)              (Years)             (%)              (Years)
                          -------------------------------      -------------------------------      -------------------------------
           99-28                    3.011           3.16                 3.012           3.15                 3.012           3.14
          100-00                    2.972           3.16                 2.972           3.15                 2.972           3.14
          100-04                    2.932           3.16                 2.932           3.15                 2.932           3.14
          100-08                    2.893           3.16                 2.893           3.15                 2.893           3.14
          100-12                    2.854           3.16                 2.853           3.16                 2.853           3.14
          100-16                    2.814           3.16                 2.814           3.16                 2.813           3.15
          100-20                    2.775           3.17                 2.775           3.16                 2.774           3.15
          100-24                    2.736           3.17                 2.736           3.16                 2.735           3.15
          100-28                    2.697           3.17                 2.696           3.16                 2.695           3.15
          101-00                    2.658           3.17                 2.657           3.16                 2.656           3.15
          101-04                    2.619           3.17                 2.618           3.16                 2.617           3.15

WEIGHTED AVERAGE                     3.40                                 3.39                                 3.38
LIFE (IN YEARS)

FIRST PRINCIPAL                 2/15/2004                            2/15/2004                            2/15/2004
PAYMENT DATE

LAST PRINCIPAL                  9/15/2008                            9/15/2008                            9/15/2008
PAYMENT DATE


PRICE (32NDS)                               75% CPR                          100% CPR
-------------                -------------------------------       ------------------------------

                                  CBE              Modified             CBE          Modified
                                 Yield             Duration            Yield         Duration
                                  (%)              (Years)              (%)          (Years)
                             -------------------------------       ------------------------------
           99-28                      3.012            3.12                 3.012           3.06
          100-00                      2.972            3.12                 2.972           3.06
          100-04                      2.932            3.13                 2.931           3.06
          100-08                      2.892            3.13                 2.890           3.06
          100-12                      2.852            3.13                 2.850           3.06
          100-16                      2.813            3.13                 2.809           3.06
          100-20                      2.773            3.13                 2.769           3.07
          100-24                      2.733            3.13                 2.728           3.07
          100-28                      2.694            3.13                 2.688           3.07
          101-00                      2.655            3.14                 2.647           3.07
          101-04                      2.615            3.14                 2.607           3.07

WEIGHTED AVERAGE                       3.36                                  3.29
LIFE (IN YEARS)

FIRST PRINCIPAL                   2/15/2004                             2/15/2004
PAYMENT DATE

LAST PRINCIPAL                    9/15/2008                             6/15/2008
PAYMENT DATE

                                                                     ANNEX C-1-2



              WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE,
                          LAST PRINCIPAL PAYMENT DATE,
    PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-2 CERTIFICATES

    0% CPR DURING LOP, YMP OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
-------------------------------------------------------------------------------

PRICE (32NDS)                            0% CPR                               25% CPR                              50% CPR
-------------             -------------------------------       ------------------------------       ------------------------------
                                CBE             Modified             CBE             Modified             CBE             Modified
                               Yield            Duration            Yield            Duration            Yield            Duration
                                (%)              (Years)             (%)              (Years)             (%)              (Years)
                          -------------------------------       ------------------------------       ------------------------------
           99-28                    3.669           4.70                 3.669           4.69                 3.670           4.68
          100-00                    3.643           4.70                 3.643           4.69                 3.643           4.68
          100-04                    3.616           4.70                 3.616           4.69                 3.616           4.68
          100-08                    3.590           4.70                 3.590           4.69                 3.590           4.68
          100-12                    3.563           4.70                 3.563           4.69                 3.563           4.68
          100-16                    3.537           4.70                 3.537           4.69                 3.537           4.68
          100-20                    3.511           4.70                 3.510           4.69                 3.510           4.68
          100-24                    3.484           4.70                 3.484           4.70                 3.484           4.68
          100-28                    3.458           4.71                 3.458           4.70                 3.457           4.69
          101-00                    3.432           4.71                 3.431           4.70                 3.431           4.69
          101-04                    3.406           4.71                 3.405           4.70                 3.405           4.69

WEIGHTED AVERAGE                     5.26                                 5.25                                 5.24
LIFE (IN YEARS)

FIRST PRINCIPAL PAYMENT DATE    9/15/2008                            9/15/2008                            9/15/2008

LAST PRINCIPAL PAYMENT DATE    10/15/2010                           10/15/2010                           10/15/2010


PRICE (32NDS)                                    75% CPR                          100% CPR
-------------                      -------------------------------       ------------------------------
                                          CBE              Modified             CBE          Modified
                                         Yield             Duration            Yield         Duration
                                          (%)              (Years)              (%)          (Years)
                                   -------------------------------       ------------------------------
           99-28                           3.670            4.66                 3.670           4.53
          100-00                           3.643            4.66                 3.643           4.53
          100-04                           3.616            4.66                 3.615           4.53
          100-08                           3.589            4.66                 3.588           4.53
          100-12                           3.563            4.67                 3.560           4.53
          100-16                           3.536            4.67                 3.533           4.54
          100-20                           3.510            4.67                 3.505           4.54
          100-24                           3.483            4.67                 3.478           4.54
          100-28                           3.457            4.67                 3.451           4.54
          101-00                           3.430            4.67                 3.424           4.54
          101-04                           3.404            4.67                 3.396           4.54

WEIGHTED AVERAGE                            5.22                                  5.06
LIFE (IN YEARS)

FIRST PRINCIPAL PAYMENT DATE           9/15/2008                             6/15/2008

LAST PRINCIPAL PAYMENT DATE           10/15/2010                            10/15/2010

                                                                    ANNEX C-1-3

              WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE,
                          LAST PRINCIPAL PAYMENT DATE,
    PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-3 CERTIFICATES

    0% CPR DURING LOP, YMP OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
-------------------------------------------------------------------------------

PRICE (32NDS)                            0% CPR                               25% CPR                              50% CPR
-------------             -------------------------------       ------------------------------       ------------------------------
                                CBE             Modified             CBE             Modified             CBE             Modified
                               Yield            Duration            Yield            Duration            Yield            Duration
                                (%)              (Years)             (%)              (Years)             (%)              (Years)
                          -------------------------------       ------------------------------       ------------------------------
           99-28                    4.412           6.93                 4.412           6.92                 4.412           6.91
          100-00                    4.394           6.93                 4.394           6.92                 4.394           6.91
          100-04                    4.376           6.93                 4.376           6.92                 4.376           6.91
          100-08                    4.358           6.93                 4.358           6.92                 4.358           6.91
          100-12                    4.340           6.93                 4.340           6.92                 4.340           6.91
          100-16                    4.322           6.93                 4.322           6.93                 4.322           6.92
          100-20                    4.304           6.94                 4.304           6.93                 4.304           6.92
          100-24                    4.286           6.94                 4.286           6.93                 4.286           6.92
          100-28                    4.269           6.94                 4.268           6.93                 4.268           6.92
          101-00                    4.251           6.94                 4.251           6.93                 4.250           6.92
          101-04                    4.233           6.94                 4.233           6.94                 4.233           6.92

WEIGHTED AVERAGE                     8.48                                 8.47                                 8.46
LIFE (IN YEARS)

FIRST PRINCIPAL
PAYMENT DATE                   10/15/2010                           10/15/2010                           10/15/2010

LAST PRINCIPAL
PAYMENT DATE                    5/15/2013                            5/15/2013                            5/15/2013

PRICE (32NDS)                                75% CPR                          100% CPR
-------------                 -------------------------------       ------------------------------
                                   CBE              Modified             CBE          Modified
                                  Yield             Duration            Yield         Duration
                                   (%)              (Years)              (%)          (Years)
                              -------------------------------       ------------------------------
           99-28                       4.412            6.89                 4.412           6.86
          100-00                       4.394            6.89                 4.394           6.86
          100-04                       4.376            6.90                 4.376           6.87
          100-08                       4.358            6.90                 4.357           6.87
          100-12                       4.340            6.90                 4.339           6.87
          100-16                       4.322            6.90                 4.321           6.87
          100-20                       4.304            6.90                 4.303           6.87
          100-24                       4.286            6.90                 4.285           6.87
          100-28                       4.268            6.91                 4.267           6.88
          101-00                       4.250            6.91                 4.249           6.88
          101-04                       4.232            6.91                 4.231           6.88

WEIGHTED AVERAGE                        8.43                                  8.39
LIFE (IN YEARS)

FIRST PRINCIPAL
PAYMENT DATE                      10/15/2010                            10/15/2010

LAST PRINCIPAL
PAYMENT DATE                       4/15/2013                             2/15/2013

                                                                     ANNEX C-1-4


              WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE,
                          LAST PRINCIPAL PAYMENT DATE,
    PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-4 CERTIFICATES

    0% CPR DURING LOP, YMP OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
 ------------------------------------------------------------------------------


PRICE (32NDS)                            0% CPR                               25% CPR                              50% CPR
-------------             -------------------------------       ------------------------------       ------------------------------
                                CBE             Modified             CBE             Modified             CBE             Modified
                               Yield            Duration            Yield            Duration            Yield            Duration
                                (%)              (Years)             (%)              (Years)             (%)              (Years)
                          -------------------------------       ------------------------------       ------------------------------
           99-28                    4.621           7.74                 4.621           7.73                 4.621           7.72
          100-00                    4.605           7.74                 4.605           7.73                 4.605           7.72
          100-04                    4.589           7.74                 4.589           7.74                 4.589           7.73
          100-08                    4.573           7.75                 4.573           7.74                 4.573           7.73
          100-12                    4.557           7.75                 4.557           7.74                 4.557           7.73
          100-16                    4.541           7.75                 4.541           7.74                 4.541           7.73
          100-20                    4.525           7.75                 4.525           7.74                 4.525           7.73
          100-24                    4.509           7.75                 4.509           7.75                 4.509           7.74
          100-28                    4.493           7.76                 4.493           7.75                 4.493           7.74
          101-00                    4.477           7.76                 4.477           7.75                 4.477           7.74
          101-04                    4.461           7.76                 4.461           7.75                 4.461           7.74

WEIGHTED AVERAGE                     9.83                                 9.82                                 9.80
LIFE (IN YEARS)

FIRST PRINCIPAL
PAYMENT DATE                    5/15/2013                            5/15/2013                            5/15/2013

LAST PRINCIPAL
PAYMENT DATE                    9/15/2015                            9/15/2015                            9/15/2015



PRICE (32NDS)                                 75% CPR                          100% CPR
-------------                  -------------------------------       ------------------------------
                                    CBE              Modified             CBE          Modified
                                   Yield             Duration            Yield         Duration
                                    (%)              (Years)              (%)          (Years)
                               -------------------------------       ------------------------------
           99-28                        4.621            7.71                 4.621           7.60
          100-00                        4.605            7.71                 4.605           7.60
          100-04                        4.589            7.71                 4.589           7.60
          100-08                        4.573            7.71                 4.572           7.60
          100-12                        4.557            7.71                 4.556           7.61
          100-16                        4.541            7.72                 4.540           7.61
          100-20                        4.525            7.72                 4.523           7.61
          100-24                        4.509            7.72                 4.507           7.61
          100-28                        4.493            7.72                 4.491           7.61
          101-00                        4.477            7.72                 4.475           7.62
          101-04                        4.461            7.73                 4.458           7.62

WEIGHTED AVERAGE                         9.78                                  9.61
LIFE (IN YEARS)

FIRST PRINCIPAL
PAYMENT DATE                        4/15/2013                             2/15/2013

LAST PRINCIPAL
PAYMENT DATE                        9/15/2015                             7/15/2015

                                                                     ANNEX C-1-5


              WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE,
                          LAST PRINCIPAL PAYMENT DATE,
     PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS B CERTIFICATES

    0% CPR DURING LOP, YMP OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
  ---------------------------------------------------------------------------

PRICE (32NDS)                            0% CPR                               25% CPR                              50% CPR
-------------             -------------------------------       ------------------------------       ------------------------------
                                CBE             Modified             CBE             Modified             CBE             Modified
                               Yield            Duration            Yield            Duration            Yield            Duration
                                (%)              (Years)             (%)              (Years)             (%)              (Years)
                          -------------------------------       ------------------------------       ------------------------------
           99-28                    4.867           8.72                 4.867           8.72                 4.867           8.72
          100-00                    4.852           8.72                 4.852           8.72                 4.852           8.72
          100-04                    4.838           8.72                 4.838           8.72                 4.838           8.72
          100-08                    4.824           8.73                 4.824           8.73                 4.824           8.72
          100-12                    4.810           8.73                 4.810           8.73                 4.810           8.73
          100-16                    4.795           8.73                 4.795           8.73                 4.795           8.73
          100-20                    4.781           8.73                 4.781           8.73                 4.781           8.73
          100-24                    4.767           8.74                 4.767           8.74                 4.767           8.74
          100-28                    4.753           8.74                 4.753           8.74                 4.753           8.74
          101-00                    4.739           8.74                 4.739           8.74                 4.739           8.74
          101-04                    4.725           8.75                 4.725           8.74                 4.725           8.74

WEIGHTED AVERAGE                    11.67                                11.67                                11.67
LIFE (IN YEARS)

FIRST PRINCIPAL
PAYMENT DATE                    9/15/2015                            9/15/2015                            9/15/2015

LAST PRINCIPAL
PAYMENT DATE                   10/15/2015                           10/15/2015                           10/15/2015

PRICE (32NDS)                               75% CPR                          100% CPR
-------------                -------------------------------       ------------------------------
                                  CBE              Modified             CBE          Modified
                                 Yield             Duration            Yield         Duration
                                  (%)              (Years)              (%)          (Years)
                             -------------------------------       ------------------------------
           99-28                      4.867            8.71                 4.867           8.66
          100-00                      4.852            8.72                 4.852           8.66
          100-04                      4.838            8.72                 4.838           8.66
          100-08                      4.824            8.72                 4.824           8.67
          100-12                      4.810            8.73                 4.809           8.67
          100-16                      4.795            8.73                 4.795           8.67
          100-20                      4.781            8.73                 4.781           8.67
          100-24                      4.767            8.73                 4.766           8.68
          100-28                      4.753            8.74                 4.752           8.68
          101-00                      4.739            8.74                 4.738           8.68
          101-04                      4.725            8.74                 4.724           8.68

WEIGHTED AVERAGE                      11.67                                 11.57
LIFE (IN YEARS)

FIRST PRINCIPAL
PAYMENT DATE                      9/15/2015                             7/15/2015

LAST PRINCIPAL
PAYMENT DATE                     10/15/2015                            10/15/2015

                                                                     ANNEX C-1-6


              WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE,
                          LAST PRINCIPAL PAYMENT DATE,
     PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS C CERTIFICATES

    0% CPR DURING LOP, YMP OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
 ------------------------------------------------------------------------------

PRICE (32NDS)                            0% CPR                               25% CPR                              50% CPR
-------------             -------------------------------       ------------------------------       ------------------------------
                                CBE             Modified             CBE             Modified             CBE             Modified
                               Yield            Duration            Yield            Duration            Yield            Duration
                                (%)              (Years)             (%)              (Years)             (%)              (Years)
                          -------------------------------       ------------------------------       ------------------------------
           99-28                    4.903           8.79                 4.903           8.79                 4.903           8.79
          100-00                    4.889           8.79                 4.889           8.79                 4.889           8.79
          100-04                    4.875           8.79                 4.875           8.79                 4.875           8.79
          100-08                    4.861           8.79                 4.861           8.79                 4.861           8.79
          100-12                    4.847           8.80                 4.847           8.80                 4.847           8.80
          100-16                    4.833           8.80                 4.833           8.80                 4.833           8.80
          100-20                    4.818           8.80                 4.818           8.80                 4.818           8.80
          100-24                    4.804           8.80                 4.804           8.80                 4.804           8.80
          100-28                    4.790           8.81                 4.790           8.81                 4.790           8.81
          101-00                    4.776           8.81                 4.776           8.81                 4.776           8.81
          101-04                    4.762           8.81                 4.762           8.81                 4.762           8.81

WEIGHTED AVERAGE                    11.83                                11.83                                11.83
LIFE (IN YEARS)

FIRST PRINCIPAL
PAYMENT DATE                   10/15/2015                           10/15/2015                           10/15/2015

LAST PRINCIPAL
PAYMENT DATE                    5/15/2016                            5/15/2016                            5/15/2016


PRICE (32NDS)                              75% CPR                          100% CPR
-------------               -------------------------------       ------------------------------
                                 CBE              Modified             CBE          Modified
                                Yield             Duration            Yield         Duration
                                 (%)              (Years)              (%)          (Years)
                            -------------------------------       ------------------------------
           99-28                     4.903            8.79                 4.903           8.78
          100-00                     4.889            8.79                 4.889           8.79
          100-04                     4.875            8.79                 4.875           8.79
          100-08                     4.861            8.79                 4.861           8.79
          100-12                     4.847            8.80                 4.847           8.79
          100-16                     4.833            8.80                 4.833           8.80
          100-20                     4.818            8.80                 4.818           8.80
          100-24                     4.804            8.80                 4.804           8.80
          100-28                     4.790            8.81                 4.790           8.81
          101-00                     4.776            8.81                 4.776           8.81
          101-04                     4.762            8.81                 4.762           8.81

WEIGHTED AVERAGE                     11.83                                 11.83
LIFE (IN YEARS)

FIRST PRINCIPAL
PAYMENT DATE                    10/15/2015                            10/15/2015

LAST PRINCIPAL
PAYMENT DATE                     5/15/2016                             5/15/2016

                                                                   ANNEX C-1-7


              WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE,
                          LAST PRINCIPAL PAYMENT DATE,
     PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS D CERTIFICATES

    0% CPR DURING LOP, YMP OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
   -------------------------------------------------------------------------

PRICE (32NDS)                            0% CPR                               25% CPR                              50% CPR
-------------             -------------------------------       ------------------------------       ------------------------------
                                CBE             Modified             CBE             Modified             CBE             Modified
                               Yield            Duration            Yield            Duration            Yield            Duration
                                (%)              (Years)             (%)              (Years)             (%)              (Years)
                          -------------------------------       ------------------------------       ------------------------------
           99-28                    5.004           9.17                 5.004           9.16                 5.004           9.15
          100-00                    4.990           9.17                 4.990           9.16                 4.990           9.15
          100-04                    4.977           9.18                 4.977           9.17                 4.977           9.15
          100-08                    4.963           9.18                 4.963           9.17                 4.963           9.16
          100-12                    4.950           9.18                 4.950           9.17                 4.949           9.16
          100-16                    4.936           9.19                 4.936           9.18                 4.936           9.16
          100-20                    4.923           9.19                 4.923           9.18                 4.922           9.17
          100-24                    4.909           9.19                 4.909           9.18                 4.909           9.17
          100-28                    4.896           9.19                 4.896           9.18                 4.895           9.17
          101-00                    4.882           9.20                 4.882           9.19                 4.882           9.17
          101-04                    4.869           9.20                 4.869           9.19                 4.869           9.18

WEIGHTED AVERAGE                    12.64                                12.63                                12.60
LIFE (IN YEARS)

FIRST PRINCIPAL
PAYMENT DATE                    5/15/2016                            5/15/2016                            5/15/2016

LAST PRINCIPAL
PAYMENT DATE                   10/15/2016                           10/15/2016                           10/15/2016


PRICE (32NDS)                                75% CPR                          100% CPR
-------------                 -------------------------------       ------------------------------
                                   CBE              Modified             CBE          Modified
                                  Yield             Duration            Yield         Duration
                                   (%)              (Years)              (%)          (Years)
                              -------------------------------       ------------------------------
           99-28                       5.004            9.14                 5.004           9.14
          100-00                       4.990            9.14                 4.990           9.14
          100-04                       4.977            9.14                 4.977           9.14
          100-08                       4.963            9.15                 4.963           9.15
          100-12                       4.949            9.15                 4.949           9.15
          100-16                       4.936            9.15                 4.936           9.15
          100-20                       4.922            9.15                 4.922           9.15
          100-24                       4.909            9.16                 4.909           9.16
          100-28                       4.895            9.16                 4.895           9.16
          101-00                       4.882            9.16                 4.882           9.16
          101-04                       4.868            9.17                 4.868           9.17

WEIGHTED AVERAGE                       12.58                                 12.58
LIFE (IN YEARS)

FIRST PRINCIPAL
PAYMENT DATE                       5/15/2016                             5/15/2016

LAST PRINCIPAL
PAYMENT DATE                       9/15/2016                             9/15/2016

                                                                    ANNEX C-1-8

              WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE,
                          LAST PRINCIPAL PAYMENT DATE,
     PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS E CERTIFICATES

    0% CPR DURING LOP, YMP OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
-----------------------------------------------------------------------------

PRICE (32NDS)                            0% CPR                               25% CPR                              50% CPR
-------------             -------------------------------       ------------------------------       ------------------------------
                                CBE             Modified             CBE             Modified             CBE             Modified
                               Yield            Duration            Yield            Duration            Yield            Duration
                                (%)              (Years)             (%)              (Years)             (%)              (Years)
                          -------------------------------       ------------------------------       ------------------------------
           99-28                    5.038           9.18                 5.038           9.18                 5.038           9.18
          100-00                    5.025           9.18                 5.025           9.18                 5.025           9.18
          100-04                    5.011           9.18                 5.011           9.18                 5.011           9.18
          100-08                    4.998           9.19                 4.998           9.19                 4.998           9.19
          100-12                    4.984           9.19                 4.984           9.19                 4.984           9.19
          100-16                    4.971           9.19                 4.971           9.19                 4.971           9.19
          100-20                    4.957           9.20                 4.957           9.20                 4.957           9.20
          100-24                    4.944           9.20                 4.944           9.20                 4.944           9.20
          100-28                    4.930           9.20                 4.930           9.20                 4.930           9.20
          101-00                    4.917           9.21                 4.917           9.21                 4.917           9.21
          101-04                    4.904           9.21                 4.904           9.21                 4.904           9.21

WEIGHTED AVERAGE                    12.70                                12.70                                12.70
LIFE (IN YEARS)

FIRST PRINCIPAL
PAYMENT DATE                   10/15/2016                           10/15/2016                           10/15/2016

LAST PRINCIPAL
PAYMENT DATE                   10/15/2016                           10/15/2016                           10/15/2016


PRICE (32NDS)                                75% CPR                          100% CPR
-------------                 -------------------------------       ------------------------------
                                   CBE              Modified             CBE          Modified
                                  Yield             Duration            Yield         Duration
                                   (%)              (Years)              (%)          (Years)
                              -------------------------------       ------------------------------
           99-28                       5.038            9.17                 5.039           9.14
          100-00                       5.025            9.17                 5.025           9.14
          100-04                       5.011            9.18                 5.011           9.14
          100-08                       4.998            9.18                 4.998           9.14
          100-12                       4.984            9.18                 4.984           9.15
          100-16                       4.971            9.19                 4.971           9.15
          100-20                       4.957            9.19                 4.957           9.15
          100-24                       4.944            9.19                 4.943           9.16
          100-28                       4.930            9.19                 4.930           9.16
          101-00                       4.917            9.20                 4.916           9.16
          101-04                       4.904            9.20                 4.903           9.16

WEIGHTED AVERAGE                       12.68                                 12.61
LIFE (IN YEARS)

FIRST PRINCIPAL
PAYMENT DATE                       9/15/2016                             9/15/2016

LAST PRINCIPAL
PAYMENT DATE                      10/15/2016                             9/15/2016

                                                                    ANNEX C-1-9


              WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE,
                          LAST PRINCIPAL PAYMENT DATE,
     PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS F CERTIFICATES

    0% CPR DURING LOP, YMP OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
   --------------------------------------------------------------------------

PRICE (32NDS)                            0% CPR                               25% CPR                              50% CPR
-------------             -------------------------------       ------------------------------       ------------------------------
                                CBE             Modified             CBE             Modified             CBE             Modified
                               Yield            Duration            Yield            Duration            Yield            Duration
                                (%)              (Years)             (%)              (Years)             (%)              (Years)
                          -------------------------------       ------------------------------       ------------------------------
           99-28                    5.059           9.17                 5.059           9.17                 5.059           9.17
          100-00                    5.045           9.17                 5.045           9.17                 5.045           9.17
          100-04                    5.032           9.17                 5.032           9.17                 5.032           9.17
          100-08                    5.018           9.18                 5.018           9.18                 5.018           9.18
          100-12                    5.005           9.18                 5.005           9.18                 5.005           9.18
          100-16                    4.991           9.18                 4.991           9.18                 4.991           9.18
          100-20                    4.978           9.19                 4.978           9.19                 4.978           9.19
          100-24                    4.964           9.19                 4.964           9.19                 4.964           9.19
          100-28                    4.951           9.19                 4.951           9.19                 4.951           9.19
          101-00                    4.937           9.19                 4.937           9.19                 4.937           9.19
          101-04                    4.924           9.20                 4.924           9.20                 4.924           9.20

WEIGHTED AVERAGE                    12.70                                12.70                                12.70
LIFE (IN YEARS)

FIRST PRINCIPAL
PAYMENT DATE                   10/15/2016                           10/15/2016                           10/15/2016

LAST PRINCIPAL
PAYMENT DATE                   10/15/2016                           10/15/2016                           10/15/2016



PRICE (32NDS)                              75% CPR                          100% CPR
-------------               -------------------------------       ------------------------------
                                 CBE              Modified             CBE          Modified
                                Yield             Duration            Yield         Duration
                                 (%)              (Years)              (%)          (Years)
                            -------------------------------       ------------------------------
           99-28                     5.059            9.17                 5.059           9.12
          100-00                     5.045            9.17                 5.045           9.13
          100-04                     5.032            9.17                 5.032           9.13
          100-08                     5.018            9.18                 5.018           9.13
          100-12                     5.005            9.18                 5.004           9.14
          100-16                     4.991            9.18                 4.991           9.14
          100-20                     4.978            9.19                 4.977           9.14
          100-24                     4.964            9.19                 4.964           9.14
          100-28                     4.951            9.19                 4.950           9.15
          101-00                     4.937            9.19                 4.937           9.15
          101-04                     4.924            9.20                 4.923           9.15

WEIGHTED AVERAGE                     12.70                                 12.61
LIFE (IN YEARS)

FIRST PRINCIPAL
PAYMENT DATE                    10/15/2016                             9/15/2016

LAST PRINCIPAL
PAYMENT DATE                    10/15/2016                             9/15/2016

                 (This Page Has Been Left Blank Intentionally)

                                   ANNEX C-2
                                DECREMENT TABLES

                 (This Page Has Been Left Blank Intentionally)

                                                                  ANNEX C-2-1


  PERCENTAGE OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1 CERTIFICATES

                                                                 0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                      OTHERWISE AT INDICATED CPR
                                  ------------------------------------------------------------------------------------------------

DISTRIBUTION DATE                   0% CPR             25% CPR              50% CPR              75% CPR             100% CPR
-----------------                   ------             -------              -------              -------             --------
Initial Percentage................          100 %               100 %                100 %               100 %                100 %
January 2005......................           90                  90                   90                  90                   90
January 2006......................           78                  78                   78                  78                   78
January 2007......................           66                  66                   66                  66                   66
January 2008......................           53                  53                   53                  53                   53
January 2009 and thereafter.......            0                   0                    0                   0                    0

Weighted Average Life (in years)           3.40                3.39                 3.38                3.36                 3.29




  PERCENTAGE OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-2 CERTIFICATES

                                                                 0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                        OTHERWISE AT INDICATED CPR
                                 -------------------------------------------------------------------------------------------------

DISTRIBUTION DATE                   0% CPR             25% CPR              50% CPR              75% CPR             100% CPR
-----------------                   ------             -------              -------              -------             --------
Initial Percentage...............           100 %               100 %                100 %               100 %                100 %
January 2005.....................           100                 100                  100                 100                  100
January 2006.....................           100                 100                  100                 100                  100
January 2007.....................           100                 100                  100                 100                  100
January 2008.....................           100                 100                  100                 100                  100
January 2009.....................            30                  30                   30                  30                   30
January 2010.....................            20                  20                   20                  20                   20
January 2011 and thereafter......             0                   0                    0                   0                    0

Weighted Average Life (in years)           5.26                5.25                 5.24                5.22                 5.06

                                                                     ANNEX C-2-2

  PERCENTAGE OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-3 CERTIFICATES

                                                              0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                       OTHERWISE AT INDICATED CPR
                                              --------------------------------------------------------------------------------

DISTRIBUTION DATE                      0% CPR             25% CPR              50% CPR              75% CPR             100% CPR
-----------------                      ------             -------              -------              -------             --------
Initial Percentage..................           100 %               100 %                100 %               100                100 %
January 2005........................           100                 100                  100                 100                100
January 2006........................           100                 100                  100                 100                100
January 2007........................           100                 100                  100                 100                100
January 2008........................           100                 100                  100                 100                100
January 2009........................           100                 100                  100                 100                100
January 2010........................           100                 100                  100                 100                100
January 2011........................            91                  91                   91                  91                 91
January 2012........................            70                  70                   70                  70                 70
January 2013........................            47                  47                   47                  47                 47
January 2014 and thereafter.........             0                   0                    0                   0                  0

Weighted Average Life (in years)              8.48                8.47                 8.46                8.43               8.39



  PERCENTAGE OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-4 CERTIFICATES


                                                                          0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                                 OTHERWISE AT INDICATED CPR
                                              -----------------------------------------------------------------------------------

Distribution Date                        0% CPR             25% CPR              50% CPR              75% CPR             100% CPR
-----------------                        ------             -------              -------              -------             --------
Initial Percentage.................          100 %               100 %                100 %               100 %                100 %
January 2005.......................          100                 100                  100                 100                  100
January 2006.......................          100                 100                  100                 100                  100
January 2007.......................          100                 100                  100                 100                  100
January 2008.......................          100                 100                  100                 100                  100
January 2009.......................          100                 100                  100                 100                  100
January 2010.......................          100                 100                  100                 100                  100
January 2011.......................          100                 100                  100                 100                  100
January 2012.......................          100                 100                  100                 100                  100
January 2013.......................          100                 100                  100                 100                  100
January 2014.......................            6                   5                    5                   5                    4
January 2015.......................            3                   3                    3                   3                    3
January 2016 and thereafter........            0                   0                    0                   0                    0

Weighted Average Life (in years)            9.83                9.82                 9.80                9.78                 9.61

                                                                   ANNEX C-2-3

   PERCENTAGE OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES

                                                              0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                    OTHERWISE AT INDICATED CPR
                                     ---------------------------------------------------------------------------------------------

DISTRIBUTION DATE                    0% CPR             25% CPR              50% CPR              75% CPR             100% CPR
-----------------                    ------             -------              -------              -------             --------
Initial Percentage.................          100 %               100 %                100 %               100 %                100 %
January 2005.......................          100                 100                  100                 100                  100
January 2006.......................          100                 100                  100                 100                  100
January 2007.......................          100                 100                  100                 100                  100
January 2008.......................          100                 100                  100                 100                  100
January 2009.......................          100                 100                  100                 100                  100
January 2010.......................          100                 100                  100                 100                  100
January 2011.......................          100                 100                  100                 100                  100
January 2012.......................          100                 100                  100                 100                  100
January 2013.......................          100                 100                  100                 100                  100
January 2014.......................          100                 100                  100                 100                  100
January 2015.......................          100                 100                  100                 100                  100
January 2016 and thereafter........            0                   0                    0                   0                    0

Weighted Average Life (in years)           11.67               11.67                11.67               11.67                11.57



   PERCENTAGE OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES

                                                               0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                         OTHERWISE AT INDICATED CPR
                                       --------------------------------------------------------------------------------------------

Distribution Date                      0% CPR             25% CPR              50% CPR              75% CPR             100% CPR
-----------------                      ------             -------              -------              -------             --------
Initial Percentage...................          100 %               100 %                100 %               100 %              100 %
January 2005.........................          100                 100                  100                 100                100
January 2006.........................          100                 100                  100                 100                100
January 2007.........................          100                 100                  100                 100                100
January 2008.........................          100                 100                  100                 100                100
January 2009.........................          100                 100                  100                 100                100
January 2010.........................          100                 100                  100                 100                100
January 2011.........................          100                 100                  100                 100                100
January 2012.........................          100                 100                  100                 100                100
January 2013.........................          100                 100                  100                 100                100
January 2014.........................          100                 100                  100                 100                100
January 2015.........................          100                 100                  100                 100                100
January 2016.........................           22                  22                   22                  22                 22
January 2017 and thereafter..........            0                   0                    0                   0                  0

Weighted Average Life (in years)             11.83               11.83                11.83               11.83              11.83

                                                                    ANNEX C-2-4

   PERCENTAGE OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES

                                                                0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                      OTHERWISE AT INDICATED CPR
                                    ---------------------------------------------------------------------------------------------

DISTRIBUTION DATE                   0% CPR             25% CPR              50% CPR              75% CPR             100% CPR
-----------------                   ------             -------              -------              -------             --------
Initial Percentage................          100 %               100 %                100 %               100 %                100 %
January 2005......................          100                 100                  100                 100                  100
January 2006......................          100                 100                  100                 100                  100
January 2007......................          100                 100                  100                 100                  100
January 2008......................          100                 100                  100                 100                  100
January 2009......................          100                 100                  100                 100                  100
January 2010......................          100                 100                  100                 100                  100
January 2011......................          100                 100                  100                 100                  100
January 2012......................          100                 100                  100                 100                  100
January 2013......................          100                 100                  100                 100                  100
January 2014......................          100                 100                  100                 100                  100
January 2015......................          100                 100                  100                 100                  100
January 2016......................          100                 100                  100                 100                  100
January 2017 and thereafter.......            0                   0                    0                   0                    0

Weighted Average Life (in years)          12.64               12.63                12.60               12.58                12.58



   PERCENTAGE OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS E CERTIFICATES

                                                                    0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                            OTHERWISE AT INDICATED CPR
                                    -----------------------------------------------------------------------------------------------

Distribution Date                   0% CPR             25% CPR              50% CPR              75% CPR             100% CPR
-----------------                   ------             -------              -------              -------             --------
Initial Percentage...............           100 %               100 %                100 %               100 %                100 %
January 2005.....................           100                 100                  100                 100                  100
January 2006.....................           100                 100                  100                 100                  100
January 2007.....................           100                 100                  100                 100                  100
January 2008.....................           100                 100                  100                 100                  100
January 2009.....................           100                 100                  100                 100                  100
January 2010.....................           100                 100                  100                 100                  100
January 2011.....................           100                 100                  100                 100                  100
January 2012.....................           100                 100                  100                 100                  100
January 2013.....................           100                 100                  100                 100                  100
January 2014.....................           100                 100                  100                 100                  100
January 2015.....................           100                 100                  100                 100                  100
January 2016.....................           100                 100                  100                 100                  100
January 2017 and thereafter......             0                   0                    0                   0                    0

Weighted Average Life (in years)          12.70               12.70                12.70               12.68                12.61

                                                                   ANNEX C-2-5

   PERCENTAGE OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS F CERTIFICATES

                                                                        0% CPR During LOP, YMP or Declining Premium -
                                                                            Otherwise at Indicated CPR
                                              -----------------------------------------------------------------------------------

Distribution Date                     0% CPR             25% CPR              50% CPR              75% CPR             100% CPR
-----------------                     ------             -------              -------              -------             --------
Initial Percentage.................           100 %               100 %                100 %               100 %               100 %
January 2005.......................           100                 100                  100                 100                 100
January 2006.......................           100                 100                  100                 100                 100
January 2007.......................           100                 100                  100                 100                 100
January 2008.......................           100                 100                  100                 100                 100
January 2009.......................           100                 100                  100                 100                 100
January 2010.......................           100                 100                  100                 100                 100
January 2011.......................           100                 100                  100                 100                 100
January 2012.......................           100                 100                  100                 100                 100
January 2013.......................           100                 100                  100                 100                 100
January 2014.......................           100                 100                  100                 100                 100
January 2015.......................           100                 100                  100                 100                 100
January 2016.......................           100                 100                  100                 100                 100
January 2017 and thereafter........             0                   0                    0                   0                   0

Weighted Average Life (in years)            12.70               12.70                12.70               12.70               12.61

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



                                     ANNEX D
                         FORM OF PAYMENT DATE STATEMENT

                 (This Page Has Been Left Blank Intentionally)

ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       02/17/2004
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         02/17/2004
135 S. LaSalle Street Suite 1625                        SERIES 2004-C1                            Prior Payment:               N/A
Chicago, IL   60603                                                                               Next Payment:         03/17/2004
                                                                                                  Record Date:          02/29/2004
                                                       ABN AMRO ACCT: XX-XXXX-XX-X
Administrator:                                                                                    Analyst:
                                                   REPORTING PACKAGE TABLE OF CONTENTS
====================================================================================================================================

===============================   =======================================================  =========================================
                                |                                                Page(s) |  Closing Date:                 02/04/2004
Issue Id:              LUBS04C1 | REMIC Certificate Report                               |  First Payment Date:           02/17/2004
Monthly Data File Name:         | Bond Interest Reconciliation                           |  Assumed Final Payment Date:   02/17/2034
          LUBS04C1_YYYYMM_3.zip | Cash Reconciliation Summary                            |  ========================================
=============================== | 15 Month Historical Loan Status Summary                |
                                | 15 Month Historical Payoff/Loss Summary                |
                                | Historical Collateral Level Prepayment Report          |
                                | Delinquent Loan Detail                                 |
                                | Mortgage Loan Characteristics                          |
                                | Loan Level  Detail                                     |
                                | Specially Serviced Report                              |
                                | Modified Loan Detail                                   |
                                | Realized Loss Detail                                   |
                                | Appraisal Reduction Detail                             |
===============================   =======================================================  =========================================



====================================================================================================================================
                                       PARTIES TO THE TRANSACTION
------------------------------------------------------------------------------------------------------------------------------------
                          DEPOSITOR: Structured Asset Securities Corporation II
                        UNDERWRITER: Lehman Brothers Inc./UBS Securities LLC
                          MASTER SERVICER: Wachovia Bank, National Association
                                SPECIAL SERVICER: Lennar Partners, Inc.
             RATING AGENCY: Moody's Investors Service, Inc. / Standard & Poor's Ratings Services

====================================================================================================================================


====================================================================================================================================
                        INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
------------------------------------------------------------------------------------------------------------------------------------
                      LaSalle Web Site                                    www.etrustee.net
                      Servicer Website
                      LaSalle Factor Line                                   (800) 246-5761
====================================================================================================================================



01/14/2004 - 07:59 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO
LaSalle Bank N.A.
                                                 LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       02/17/2004
WAC:                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         02/17/2003
WA Life Term:                                           SERIES 2004-C1                            Prior Payment:               N/A
WA Amort Term:                                                                                    Next Payment:         03/17/2003
Current Index:                                                                                    Record Date:          02/29/2004
Next Index:                                            ABN AMRO ACCT: XX-XXXX-XX-X

                                                        REMIC CERTIFICATE REPORT



===================================================================================================================================
          ORIGINAL    |  OPENING     PRINCIPAL    PRINCIPAL       NEGATIVE   |   CLOSING    INTEREST      INTEREST     PASS-THROUGH
 CLASS  FACE VALUE (1)|  BALANCE      PAYMENT    ADJ. OR LOSS   AMORTIZATION |   BALANCE   PAYMENT (2)   ADJUSTMENT        RATE
 CUSIP    Per 1,000   | Per 1,000    Per 1,000    Per 1,000       Per 1,000  |  Per 1,000   Per 1,000    Per 1,000     Next Rate (3)
----------------------|------------------------------------------------------|------------------------------------------------------
                      |                                                      |
                      |                                                      |
                      |                                                      |
                      |                                                      |
                      |                                                      |
                      |                                                      |
                      |                                                      |
------------------------------------------------------------------------------------------------------------------------------------
             0.00           0.00          0.00        0.00           0.00            0.00         0.00      0.00
====================================================================================================================================
                                                                               Total P&I Payment  0.00
                                                                               ========================




Notes:  (1) N denotes notional balance not included in total
        (2) Accrued Interest plus/minus Interest Adjustment minus Deferred Interest equals Interest Payment
        (3) Estimated

01/14/2004 - 07:59 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.



ABN AMRO                                          LB-UBS COMMERCIAL MORTGAGE TRUST                Statement Date:       02/17/2004
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         02/17/2003
                                                       SERIES 2004-C1                             Prior Payment:               N/A
                                                                                                  Next Payment:         03/17/2003
                                                                                                  Record Date:          02/29/2004
                                                   ABN AMRO ACCT: XX-XXXX-XX-X

                                                  BOND INTEREST RECONCILIATION


================================================================
         |                   |                 |
         |                   |                 |
         |     Accrual       |                 |     Accrued
         |  -------------    |    Pass Thru    |   Certificate
  Class  |   Method  Days    |       Rate      |     Interest
---------|-------------------|-----------------|----------------
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |    ----------
         |                   |                 |        0.00
===============================================================


========================================================================================================
                Deductions               |                         Additions
-----------------------------------------|--------------------------------------------------------------
               Deferred &                |     Prior         Int Accrual        Prepay-        Other
 Allocable     Accretion       Interest  |   Int. Short-       on prior          ment         Interest
   PPIS         Interest       Loss/Exp  |    falls Due      Shortfall (3)     Penalties    Proceeds (1)
-----------------------------------------|--------------------------------------------------------------
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
--------------------------------------------------------------------------------------------------------
    0.00          0.00          0.00            0.00                                  0.00         0.00
========================================================================================================


=================================================================================
              |           |               |   Remaining  |
Distributable |Interest   | Current Period|  Outstanding |   Credit Support
 Certificate  | Payment   | (Shortfall)/  |   Interest   |-----------------------
Interest (2)  | Amount    |   Recovery    |  Shortfalls  | Original   Current (4)
---------------------------------------------------------------------------------
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
---------------------------------------------------------
         0.00      0.00                              0.00
=================================================================================

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the Distributable Interest of the bonds.
(2) Accrued - Deductions + Additional Interest.
(3) Where applicable.
(4) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

01/14/2004 - 07:59 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       02/17/2004
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         02/17/2004
                                                       SERIES 2004-C1                             Prior Payment:               N/A
                                                                                                  Next Payment:         03/17/2004
                                                                                                  Record Date:          02/29/2004
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                 CASH RECONCILIATION SUMMARY

========================================================             ========================================================

-----------------------------------------------------                --------------------------------------------------------
         INTEREST SUMMARY                                                           PRINCIPAL SUMMARY
-----------------------------------------------------                --------------------------------------------------------
Current Scheduled Interest                                           SCHEDULED PRINCIPAL:
Less Deferred Interest                                               --------------------
Less PPIS Reducing Scheduled Int                                     Current Scheduled Principal
Plus Gross Advance Interest                                          Advanced Scheduled Principal
Less ASER Interest Adv Reduction                                     --------------------------------------------------------
Less Other Interest Not Advanced                                     Scheduled Principal
Less Other Adjustment                                                --------------------------------------------------------
-----------------------------------------------------                UNSCHEDULED PRINCIPAL:
Total                                                                ----------------------
-----------------------------------------------------                Curtailments
UNSCHEDULED INTEREST:                                                Advanced Scheduled Principal
-----------------------------------------------------                Liquidation Proceeds
Prepayment Penalties                                                 Repurchase Proceeds
Yield Maintenance Penalties                                          Other Principal Proceeds
Other Interest Proceeds                                              --------------------------------------------------------
-----------------------------------------------------                Total Unscheduled Principal
Total                                                                --------------------------------------------------------
-----------------------------------------------------                Remittance Principal
Less Fees Paid to Servicer                                           --------------------------------------------------------
Less Fee Strips Paid by Servicer                                     Remittance P&I Due Trust
-----------------------------------------------------                --------------------------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER                             Remittance P&I Due Certs
-----------------------------------------------------                --------------------------------------------------------
Special Servicing Fees
Workout Fees
Liquidation Fees
Interest Due Serv on Advances
Non Recoverable Advances                                             --------------------------------------------------------
Misc. Fees & Expenses                                                                   POOL BALANCE SUMMARY
-----------------------------------------------------                --------------------------------------------------------
Plus Trustee Fees Paid by Servicer                                                                 Balance           Count
-----------------------------------------------------                --------------------------------------------------------
Total Unscheduled Fees & Expenses                                    Beginning Pool
-----------------------------------------------------                Scheduled Principal
Total Interest Due Trust                                             Unscheduled Principal
-----------------------------------------------------                Deferred Interest
LESS FEES & EXPENSES PAID BY/TO TRUST                                Liquidations
-----------------------------------------------------                Repurchases
Trustee Fee                                                          --------------------------------------------------------
Fee Strips                                                           Ending Pool
Misc. Fees                                                           --------------------------------------------------------
Interest Reserve Withholding
Plus Interest Reserve Deposit
-----------------------------------------------------
Total
-----------------------------------------------------
Total Interest Due Certs
-----------------------------------------------------



========================================================

-------------------------------------------------------
             SERVICING FEE SUMMARY
-------------------------------------------------------
Current Servicing Fees
Plus Fees Advanced for PPIS
Less Reduction for PPIS
Plus Delinquent Servicing Fees
-------------------------------------------------------
Total Servicing Fees
-------------------------------------------------------







-------------------------------------------------------
                   PPIS SUMMARY
-------------------------------------------------------
Gross PPIS
Reduced by PPIE
Reduced by Shortfalls in Fees
Reduced by Other Amounts
-------------------------------------------------------
PPIS Reducing Scheduled Interest
-------------------------------------------------------
PPIS Reducing Servicing Fee
-------------------------------------------------------
PPIS Due Certificate
-------------------------------------------------------




-------------------------------------------------------
      ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
-------------------------------------------------------
                           Principal         Interest
-------------------------------------------------------
Prior Outstanding
Plus Current Period
Less Recovered
Less Non Recovered
-------------------------------------------------------
Ending Outstanding
-------------------------------------------------------



01/14/2004 - 07:59 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       02/17/2004
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         02/17/2004
                                                       SERIES 2004-C1                             Prior Payment:               N/A
                                                                                                  Next Payment:         03/17/2004
                                                                                                  Record Date:          02/29/2004
                                                 ABN AMRO ACCT: XX-XXXX-XX-X


                                   ASSET BACKED FACTS ~15 MONTH HISTORICAL LOAN STATUS SUMMARY



=================   =======================================================================================================
                                                           Delinquency Aging Categories
                    -------------------------------------------------------------------------------------------------------
 Distribution            Delinq 1 Month       Delinq 2 Months     Delinq 3+ Months      Foreclosure          REO
                    -------------------------------------------------------------------------------------------------------
     Date              #       Balance      #      Balance       #      Balance      #      Balance      #       Balance
================    =======================================================================================================

    2/17/04
----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

================    =======================================================================================================


===============================================================
              Special Event Categories (1)
---------------------------------------------------------------
    Modifications      Specially Serviced      Bankruptcy
---------------------------------------------------------------
   #       Balance      #      Balance       #      Balance
===============================================================

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

===============================================================

(1) Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category.

01/14/2004 - 07:59 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       02/17/2004
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         02/17/2004
                                                       SERIES 2004-C1                             Prior Payment:               N/A
                                                                                                  Next Payment:         03/17/2004
                                                                                                  Record Date:          02/29/2004
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                     ASSET BACKED FACTS ~15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY




============  ======================================================================================================================
Distribution   Ending Pool (1)       Payoffs (2)          Penalties     Appraisal Reduct. (2)  Liquidations (2)  Realized Losses (2)
              ----------------------------------------------------------------------------------------------------------------------
    Date       #       Balance     #       Balance     #      Amount      #       Balance       #      Balance      #      Amount
============  ======================================================================================================================
     2/17/04

------------  ----------------------------------------------------------------------------------------------------------------------

------------  ----------------------------------------------------------------------------------------------------------------------

------------  ----------------------------------------------------------------------------------------------------------------------

------------  ----------------------------------------------------------------------------------------------------------------------

------------  ----------------------------------------------------------------------------------------------------------------------

------------  ----------------------------------------------------------------------------------------------------------------------

------------  ----------------------------------------------------------------------------------------------------------------------

------------  ----------------------------------------------------------------------------------------------------------------------

------------  ----------------------------------------------------------------------------------------------------------------------

------------  ----------------------------------------------------------------------------------------------------------------------

------------  ----------------------------------------------------------------------------------------------------------------------

------------  ----------------------------------------------------------------------------------------------------------------------

------------  ----------------------------------------------------------------------------------------------------------------------

------------  ----------------------------------------------------------------------------------------------------------------------

------------  ----------------------------------------------------------------------------------------------------------------------

============  ======================================================================================================================


===========================================
  Remaining Term     Curr Weighted Avg.
-------------------------------------------
  Life     Amort.    Coupon       Remit
===========================================

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

===========================================

(1) Percentage based on pool as of cutoff.
(2) Percentage based on pool as of beginning of period.

01/14/2004 - 07:59 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       02/17/2004
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         02/17/2004
                                                       SERIES 2004-C1                             Prior Payment:               N/A
                                                                                                  Next Payment:         03/17/2004
                                                                                                  Record Date:          02/29/2004
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                          HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT




=========================== =====================================================================
  Disclosure      Payoff        Initial                                 Payoff        Penalty
   Control #      Period        Balance               Type              Amount        Amount
--------------------------- =====================================================================

































================================================================================================
                            CURRENT                                              0             0
                            CUMULATIVE
                                                                    ============================


===========================  ============================================
 Prepayment     Maturity            Property             Geographic
    Date          Date                Type                Location
===========================  ============================================
































============================================================================


01/14/2004 - 07:59 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       02/17/2004
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         02/17/2004
                                                       SERIES 2004-C1                             Prior Payment:               N/A
                                                                                                  Next Payment:         03/17/2004
                                                                                                  Record Date:          02/29/2004
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                      DELINQUENT LOAN DETAIL





============================================================================================================
                                         Paid                          Outstanding         Out. Property
   Disclosure                            Thru         Current P&I          P&I               Protection
    Control #                            Date           Advance         Advances**            Advances
============================================================================================================






























=============================================================================================================
A.  P&I Advance - Loan in Grace Period                             1.  P&I Advance - Loan delinquent 1 month
B.  P&I Advance - Late Payment but (less than) 1 month delinq      2.  P&I Advance - Loan delinquent 2 months
=============================================================================================================



======================================================================================
                      Special
     Advance          Servicer       Foreclosure       Bankruptcy          REO
 Description (1)   Transfer Date         Date             Date             Date
======================================================================================






























======================================================================================

3.  P&I Advance - Loan delinquent 3 months or More  7. P&I Advance (Foreclosure)
4.  Matured Balloon/Assumed Scheduled Payment       9. P&I Advance (REO)
======================================================================================

**  Outstanding P&I Advances include the current period P&I Advance


01/14/2004 - 07:59 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       02/17/2004
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         02/17/2004
                                                       SERIES 2004-C1                             Prior Payment:               N/A
                                                                                                  Next Payment:         03/17/2004
                                                                                                  Record Date:          02/29/2004
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                  MORTGAGE LOAN CHARACTERISTICS




                  DISTRIBUTION OF PRINCIPAL BALANCES
================================================================================
 Current Scheduled     # of     Scheduled     % of        Weighted Average
                                                     ---------------------------
     Balances          Loans    Balance     Balance    Term    Coupon    DSCR
================================================================================










================================================================================
                           0              0    0.00%
================================================================================
Average Scheduled Balance
Maximum Scheduled Balance
Minimum Scheduled Balance



              DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)
===============================================================================
  Fully Amortizing    # of     Scheduled     % of         Weighted Average
                                                    ---------------------------
   Mortgage Loans     Loans    Balance     Balance    Term    Coupon    DSCR
===============================================================================





===============================================================================
                          0              0    0.00%
===============================================================================
                                             Minimum Remaining Term
                                             Maximum Remaining Term





                    DISTRIBUTION OF MORTGAGE INTEREST RATES
================================================================================
   Current Mortgage      # of    Scheduled    % of         Weighted Average
                                                     ---------------------------
    Interest Rate       Loans     Balance    Balance   Term    Coupon     DSCR
================================================================================









================================================================================
                             0             0   0.00%
================================================================================
Minimum Mortgage Interest Rate              10.0000%
Maximum Mortgage Interest Rate              10.0000%



                   DISTRIBUTION OF REMAINING TERM (BALLOON)
================================================================================
        Balloon            # of   Scheduled    % of         Weighted Average
                                                       -------------------------
    Mortgage Loans        Loans    Balance    Balance   Term   Coupon    DSCR
================================================================================
  0        to      60
 61        to      120
 121       to      180
 181       to      240
 241       to      360



================================================================================
                               0            0   0.00%
================================================================================
Minimum Remaining Term        0
Maximum Remaining Term        0


01/14/2004 - 07:59 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:
                                                       SERIES 2004-C1                             Prior Payment:
                                                                                                  Next Payment:
                                                                                                  Record Date:
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                  MORTGAGE LOAN CHARACTERISTICS




                       DISTRIBUTION OF DSCR (CURRENT)
================================================================================
   Debt Service         # of     Scheduled     % of
  Coverage Ratio        Loans    Balance     Balance    WAMM     WAC      DSCR
================================================================================






================================================================================
                            0              0    0.00%
================================================================================
Maximum  DSCR               0.000
Minimum  DSCR               0.000



                      DISTRIBUTION OF DSCR (CUTOFF)
================================================================================
   Debt Service        # of     Scheduled     % of
  Coverage Ratio       Loans    Balance     Balance    WAMM     WAC      DSCR
================================================================================






================================================================================
                           0              0    0.00%
================================================================================
Maximum  DSCR            0.00
Minimum  DSCR            0.00



                         GEOGRAPHIC DISTRIBUTION
================================================================================
                       # of     Scheduled    % of
  Geographic Location  Loans     Balance    Balance   WAMM     WAC       DSCR
================================================================================










================================================================================
                                     0                 0.00%
================================================================================


01/14/2004 - 07:59 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:
                                                       SERIES 2004-C1                             Prior Payment:
                                                                                                  Next Payment:
                                                                                                  Record Date:
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                  MORTGAGE LOAN CHARACTERISTICS





                    DISTRIBUTION OF PROPERTY TYPES
================================================================================
                        # of     Scheduled     % of
   Property Types       Loans    Balance     Balance    WAMM     WAC      DSCR
================================================================================












================================================================================
                            0              0    0.00%
================================================================================



                   DISTRIBUTION OF AMORTIZATION TYPE
================================================================================
                        # of     Scheduled     % of
   Amortization Type    Loans    Balance     Balance    WAMM     WAC      DSCR
================================================================================












================================================================================

================================================================================



                       DISTRIBUTION OF LOAN SEASONING
================================================================================
                     # of      Scheduled    % of
  Number of Years     Loans     Balance    Balance   WAMM     WAC       DSCR
================================================================================












================================================================================
                           0             0   0.00%
================================================================================



                  DISTRIBUTION OF YEAR LOANS MATURING
================================================================================
                     # of    Scheduled     % of
        Year        Loans     Balance     Balance    WAMM     WAC    DSCR
================================================================================
        2003
        2004
        2005
        2006
        2007
        2008
        2009
        2010
        2011
        2012
        2013
   2014 & Longer
================================================================================
                       0            0     0.00%
================================================================================



01/14/2004 - 07:59 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       02/17/2004
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         02/17/2004
                                                       SERIES 2004-C1                             Prior Payment:               N/A
                                                                                                  Next Payment:         03/17/2004
                                                                                                  Record Date:          02/29/2004
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                        LOAN LEVEL DETAIL





======================================================================================================
                                                                      Operating                Ending
   Disclosure              Property                                   Statement   Maturity   Principal
   Control #     Grp         Type         State    DSCR      NOI        Date       Date       Balance
======================================================================================================














======================================================================================================
======================================================================================================
                                          W/Avg    0.00           0                                 0
======================================================================================================



================================================================================
                              Spec.       Loan

  Note      Scheduled   Mod.  Serv  ASER  Status            Prepayment
                                                 -------------------------------
  Rate         P&I      Flag  Flag  Flag  Code(1)  Amount     Penalty      Date
================================================================================












================================================================================
                   0                                   0           0
================================================================================



================================================================================
    * NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1)   Legend:    A.  P&I Adv -  in Grace Period
                 B.  P&I Adv -  (less than) one month delinq
                 1.  P&I Adv -  delinquent 1 month
                 2.  P&I Adv -  delinquent 2 months
                 3.  P&I Adv -  delinquent 3+ months
                 4.  Mat. Balloon/Assumed  P&I
                 5.  Prepaid in Full
                 6.  Specially  Serviced
                 7.  Foreclosure
                 8.  Bankruptcy
                 9.  REO
                 10. DPO
                 11. Modification
 ===============================================================================


01/14/2004 - 07:59 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       02/17/2004
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         02/17/2004
                                                       SERIES 2004-C1                             Prior Payment:               N/A
                                                                                                  Next Payment:         03/17/2004
                                                                                                  Record Date:          02/29/2004
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                             SPECIALLY SERVICED (PART I) - LOAN DETAIL




=========================== =========== ==================================
  Disclosure    Transfer    Loan Status               Balance
                                        ----------------------------------
  Control #       Date       Code (1)      Scheduled          Actual
=========================== =========== ==================================














=========================== =========== ==================================


========================================= ================================== ====================================
  Note       Maturity    Remaining Term            Property                                             NOI
                         ----------------
  Rate         Date       Life   Amort.              Type             State       NOI        DSCR      Date
========================================= ================================== ====================================















========================================= ================================== ====================================


(1) Legend:    A. P&I Adv - in Grace Period
               B. P&I Adv - (less than) 1 month delinq.
               1. P&I Adv - delinquent 1 month
               2. P&I Adv - delinquent 2 months
               3. P&I Adv - delinquent 3+ months
               4. Mat. Balloon/Assumed P&I
               7. Foreclosure
               9. REO


01/14/2004 - 07:59 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       02/17/2004
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         02/17/2004
                                                       SERIES 2004-C1                             Prior Payment:               N/A
                                                                                                  Next Payment:         03/17/2004
                                                                                                  Record Date:          02/29/2004
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                  SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS




=========================================================================================================
   Disclosure                Resolution
    Control #                 Strategy                                      Comments
=========================================================================================================















=========================================================================================================


01/14/2004 - 07:59 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       02/17/2004
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         02/17/2004
                                                       SERIES 2004-C1                             Prior Payment:               N/A
                                                                                                  Next Payment:         03/17/2004
                                                                                                  Record Date:          02/29/2004
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                    MODIFIED LOAN DETAIL






========================================================================================================================
                                 Cutoff       Modified
  Disclosure    Modification    Maturity      Maturity                                      Modification
   Control #        Date          Date          Date                                         Description
------------------------------------------------------------------------------------------------------------------------


































========================================================================================================================


01/14/2004 - 07:59 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       02/17/2004
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         02/17/2004
                                                       SERIES 2004-C1                             Prior Payment:               N/A
                                                                                                  Next Payment:         03/17/2004
                                                                                                  Record Date:          02/29/2004
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                     REALIZED LOSS DETAIL







=====================================================================================================
                                                                     Beginning
                     Disclosure       Appraisal      Appraisal       Scheduled           Gross
     Period          Control #          Date           Value          Balance          Proceeds
-----------------------------------------------------------------------------------------------------











-----------------------------------------------------------------------------------------------------
CURRENT TOTAL                                                                 0.00              0.00
CUMULATIVE                                                                    0.00              0.00
=====================================================================================================


================================================================================
   Gross Proceeds       Aggregate       Net        Net Proceeds
    as a % of         Liquidation   Liquidation      as a % of      Realized
  Sched Principal      Expenses *    Proceeds     Sched. Balance      Loss
--------------------------------------------------------------------------------














--------------------------------------------------------------------------------
                             0.00            0.00                           0.00
                             0.00            0.00                           0.00
================================================================================


 * Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.


01/14/2004 - 07:59 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       02/17/2004
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         02/17/2004
                                                       SERIES 2004-C1                             Prior Payment:               N/A
                                                                                                  Next Payment:         03/17/2004
                                                                                                  Record Date:          02/29/2004
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                    APPRAISAL REDUCTION DETAIL





=========================== ==================================================
  Disclosure    Appraisal    Scheduled       ARA      Current P&I
   Control #    Red. Date     Balance       Amount      Advance       ASER
=========================== ==================================================






















=========================== ==================================================


========================================== ============================= ======== ============================
  Note       Maturity     Remaining Term          Property                                  Appraisal
                         -----------------                                        ----------------------------
  Rate         Date        Life   Amort.            Type          State   DSCR        Value         Date
========================================== ============================= ======== ============================






















========================================== ============================= ======== ============================


01/14/2004 - 07:59 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                 [This Page Has Been Left Blank Intentionally]

                                    ANNEX E
                            REFERENCE RATE SCHEDULE

                 (This Page Has Been Left Blank Intentionally)

                                     ANNEX E
                             REFERENCE RATE SCHEDULE








                               Interest Accrual                                  Reference
       Months                       Period *                                      Rate (%)
       ------                       --------                                      --------
          1                                    January-04                          5.39916
          2                                   February-04                          5.39939
          3                                      March-04                          5.58814
          4                                      April-04                          5.39914
          5                                        May-04                          5.58809
          6                                       June-04                          5.39911
          7                                       July-04                          5.58805
          8                                     August-04                          5.58803
          9                                  September-04                          5.39906
         10                                    October-04                          5.58798
         11                                   November-04                          5.39902
         12                                   December-04                          5.39895
         13                                    January-05                          5.39913
         14                                   February-05                          5.39974
         15                                      March-05                          5.58804
         16                                      April-05                          5.39909
         17                                        May-05                          5.58799
         18                                       June-05                          5.39905
         19                                       July-05                          5.58794
         20                                     August-05                          5.58792
         21                                  September-05                          5.39899
         22                                    October-05                          5.58787
         23                                   November-05                          5.39895
         24                                   December-05                          5.39888
         25                                    January-06                          5.39886
         26                                   February-06                          5.39952
         27                                      March-06                          5.58770
         28                                      April-06                          5.39879
         29                                        May-06                          5.58763
         30                                       June-06                          5.39874
         31                                       July-06                          5.58757
         32                                     August-06                          5.58754
         33                                  September-06                          5.39865
         34                                    October-06                          5.58747
         35                                   November-06                          5.39859
         36                                   December-06                          5.39852
         37                                    January-07                          5.39850
         38                                   February-07                          5.39919
         39                                      March-07                          5.58726
         40                                      April-07                          5.39841
         41                                        May-07                          5.58718
         42                                       June-07                          5.39834
         43                                       July-07                          5.58710
         44                                     August-07                          5.58707

--------------
* Reflects calendar month in which subject interest accrual period begins.

                                     ANNEX E
                             REFERENCE RATE SCHEDULE








                               Interest Accrual                                  Reference
       Months                       Period *                                      Rate (%)
       ------                       --------                                      --------
         45                                  September-07                          5.39824
         46                                    October-07                          5.58699
         47                                   November-07                          5.39817
         48                                   December-07                          5.58690
         49                                    January-08                          5.39626
         50                                   February-08                          5.39652
         51                                      March-08                          5.58496
         52                                      April-08                          5.39617
         53                                        May-08                          5.58443
         54                                       June-08                          5.39773
         55                                       July-08                          5.58642
         56                                     August-08                          5.58594
         57                                  September-08                          5.40859
         58                                    October-08                          5.59863
         59                                   November-08                          5.41456
         60                                   December-08                          5.45346
         61                                    January-09                          5.45638
         62                                   February-09                          5.45730
         63                                      March-09                          5.64799
         64                                      April-09                          5.45636
         65                                        May-09                          5.64795
         66                                       June-09                          5.45633
         67                                       July-09                          5.64791
         68                                     August-09                          5.64790
         69                                  September-09                          5.45629
         70                                    October-09                          5.64786
         71                                   November-09                          5.45626
         72                                   December-09                          5.45622
         73                                    January-10                          5.45620
         74                                   February-10                          5.45722
         75                                      March-10                          5.64774
         76                                      April-10                          5.45617
         77                                        May-10                          5.64769
         78                                       June-10                          5.45613
         79                                       July-10                          5.64764
         80                                     August-10                          5.64762
         81                                  September-10                          5.45607
         82                                    October-10                          5.65021
         83                                   November-10                          5.44654
         84                                   December-10                          5.44665

-------------
* Reflects calendar month in which subject interest accrual period begins.

                                    ANNEX F

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered LB-UBS Commercial Mortgage Trust 2004-C1, Commercial Mortgage Pass-Through Certificates, Series 2004-C1, Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E and Class F, will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

     As described under "U.S. Federal Income Tax Documentation Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.


INITIAL SETTLEMENT

     All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.


SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     Trading between DTC Seller and Clearstream or Euroclear Purchaser. When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the 11th day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including January 11, 2004) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.


     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the 11th day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including January 11, 2004) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     o borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

     o borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

     o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

     1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

     2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

     3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

     4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

         (a) if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

              (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

              (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury
                      Regulations,

              (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

               (iv) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S.
                      Treasury Regulations; or


         (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--


               (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

               (ii) certifying that the nonqualified intermediary is not acting for its own account,

               (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

               (iv) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

    5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder--

     o provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

     o provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

     o can be treated as an "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

PROSPECTUS


                   STRUCTURED ASSET SECURITIES CORPORATION II,
                                  THE DEPOSITOR


                       MORTGAGE PASS-THROUGH CERTIFICATES,
                               ISSUABLE IN SERIES

                                ----------------

     Our name is Structured Asset Securities Corporation II. We intend to offer from time to time mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "Method of Distribution."

--------------------------------------------------------------------------------
                            THE OFFERED CERTIFICATES:

The offered certificates will be issuable in series. Each series of offered certificates will--

o    have its own series designation,

o    consist of one or more classes with various payment characteristics,

o    evidence beneficial ownership interests in a trust established by us, and

o    be payable solely out of the related trust assets.

No governmental agency or instrumentality will insure or guarantee payment on the offered certificates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.
--------------------------------------------------------------------------------
                                THE TRUST ASSETS:

 The assets of each of our trusts will include--

o mortgage loans secured by first and junior liens on, or security interests in, various interests in commercial and multifamily real properties,

o mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, those types of mortgage loans, or

o some combination of those types of mortgage loans and mortgage-backed securities.

Trust assets may also include letters of credit, surety bonds, insurance policies, guarantees, credit derivatives, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements, or other similar instruments and agreements.
--------------------------------------------------------------------------------


     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series.

--------------------------------------------------------------------------------
YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 13 IN THIS PROSPECTUS, AS WELL AS THOSE SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT, PRIOR TO INVESTING.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

                THE DATE OF THIS PROSPECTUS IS JANUARY 16, 2004.

                               TABLE OF CONTENTS


                                                                          PAGE
                                                                          ----
Important Notice About the Information Presented in this Prospectus ....    3
Available Information; Incorporation by Reference ......................    3
Summary of Prospectus ..................................................    4
Risk Factors ...........................................................   13
Capitalized Terms Used in this Prospectus ..............................   29
Description of the Trust Assets ........................................   30
Yield and Maturity Considerations ......................................   52
Structured Asset Securities Corporation II .............................   57
Description of the Certificates ........................................   57
Description of the Governing Documents .................................   65
Description of Credit Support ..........................................   74
Legal Aspects of Mortgage Loans ........................................   76
Federal Income Tax Consequences ........................................   88
State and Other Tax Consequences .......................................  124
ERISA Considerations ...................................................  125
Legal Investment .......................................................  128
Use of Proceeds ........................................................  130
Method of Distribution .................................................  130
Legal Matters ..........................................................  131
Financial Information ..................................................  131
Rating .................................................................  131
Glossary ...............................................................  133

      IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

               AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

     We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus is part of that registration statement, but the registration statement contains additional information. Our registration statement and the exhibits to it may be read and copied at prescribed rates at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet website that contains reports and other information regarding issuers that file electronically with the SEC, in addition to copies of these materials, and that internet website is located at http://www.sec.gov.

     All documents that are subsequently filed for the related trust pursuant to
Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of an offering of certificates by this prospectus, shall be deemed incorporated by reference into this prospectus. Upon written or oral request, we will provide, at no charge, to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference and that have not been delivered with the prospectus. All requests should be directed to Structured Asset Securities Corporation II, 745 Seventh Avenue, New York, New York 10019. Our main telephone number is 212-526-7000.

                             SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A PARTICULAR OFFERING OF CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT IN FULL.

WHO WE ARE....................   Structured Asset Securities Corporation II.
                                 We are a Delaware corporation. Our principal offices are located at 745 Seventh Avenue, New
                                 York, New York 10019. Our main telephone number is 212-526-7000. See "Structured Asset
                                 Securities Corporation II."

THE SECURITIES BEING OFFERED...  The securities that will be offered by this prospectus and the related prospectus
                                 supplements consist of mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See "Rating."

                                 Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.

THE OFFERED CERTIFICATES MAY
BE ISSUED WITH OTHER
CERTIFICATES..................   We may not publicly offer all the mortgage
                                 pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under "--The
                                 Securities Being Offered" above.

THE GOVERNING DOCUMENTS.......   In general, a pooling and servicing agreement
                                 or other similar agreement or collection of agreements will govern, among other things--

                                 o  the issuance of each series of offered
                                    certificates,

                                 o the creation of and transfer of assets to the related trust, and

                                 o the servicing and administration of those assets.

                                 The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the trust relating to each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to that trust.

                                 In general, the trustee for a series of
                                 offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

                                 If the trust assets for a series of offered certificates include mortgage loans, the parties to the governing document(s) will also include--

                                 o a master servicer that will generally be responsible for performing customary servicing duties with respect to those mortgage loans that are not defaulted, nonperforming or otherwise problematic in any material respect, and

                                 o a special servicer that will generally be responsible for servicing and administering those mortgage loans that are defaulted, nonperforming or otherwise problematic in any material respect and real estate assets acquired as part of the related trust with respect to defaulted mortgage loans.

                                 The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any trust.

                                 If the trust assets for a series of offered certificates include mortgage-backed securities, the parties to the governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

                                 In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and will describe their respective duties in further detail. See "Description of the Governing Documents."

CHARACTERISTICS OF THE
 MORTGAGE ASSETS...............  The trust assets with respect to any series of offered certificates will, in general, include mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security interest in, the ownership, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include:

                                 o rental or cooperatively-owned buildings with multiple dwelling units;

                                 o retail properties related to the sale of consumer goods and other products, or related to providing entertainment, recreational or personal services, to the general public;

                                 o  office buildings;

                                 o  hospitality properties;

                                 o  casino properties;

                                 o  health care-related facilities;

                                 o  industrial facilities;

                                 o  warehouse facilities, mini-warehouse
                                    facilities and self-storage facilities;

                                 o  restaurants, taverns and other
                                    establishments involved in the food and
                                    beverage industry;

                                 o manufactured housing communities, mobile home parks and recreational vehicle parks;

                                 o  recreational and resort properties;

                                 o  arenas and stadiums;

                                 o  churches and other religious facilities;

                                 o  parking lots and garages;

                                 o  mixed use properties;

                                 o  other income-producing properties; and/or

                                 o  unimproved land.

                                 The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans--

                                 o may provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

                                 o may provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

                                 o  may provide for no accrual of interest;

                                 o may provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of specified events;

                                 o may be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

                                 o  may permit the negative amortization or
                                    deferral of accrued interest;

                                 o  may prohibit some or all voluntary
                                    prepayments or require payment of a premium, fee or charge in connection with those prepayments;

                                 o may permit defeasance and the release of real property collateral in connection with that defeasance;

                                 o  may provide for payments of principal,
                                    interest or both, on due dates that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval; and/or

                                 o may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

                                 Most, if not all, of the mortgage loans
                                 underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

                                 We do not originate mortgage loans. However, some or all of the mortgage loans included in one of our trusts may be originated by our affiliates.

                                 Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. See "Description of the Trust Assets--Mortgage Loans."

                                 The trust assets with respect to any series of offered certificates may also include mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above. We will not include a mortgage-backed security among the trust assets with respect to any series of offered certificates unless--

                                 o the security has been registered under the Securities Act of 1933, as amended, or

                                 o  we would be free to publicly resell the
                                    security without registration.

                                 See "Description of the Trust
                                 Assets--Mortgage-Backed Securities."

                                 We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

                                 In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.


SUBSTITUTION, ACQUISITION AND
REMOVAL OF MORTGAGE ASSETS....   If so specified in the related prospectus
                                 supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for:

                                 o cash that would be applied to pay down the principal balances of certificates of that series; and/or

                                 o  other mortgage loans or mortgage-backed
                                    securities that--

                                    1. conform to the description of mortgage
                                       assets in this prospectus, and

                                    2. satisfy the criteria set forth in the
                                       related prospectus supplement.

                                 If so specified in the related prospectus supplement, the related trustee may be authorized or required, to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage loans or mortgage-backed securities that--

                                 1. conform to the description of mortgage
                                    assets in this prospectus, and

                                 2. satisfy the criteria set forth in the
                                    related prospectus supplement.

                                 No replacement of mortgage assets or
                                 acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

                                 Further, if so specified under circumstances described in the related prospectus supplement, a certificateholder of a series of certificates that includes offered certificates may exchange the certificates it holds for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates.

CHARACTERISTICS OF THE OFFERED
CERTIFICATES..................   An offered certificate may entitle the holder
                                 to receive:

                                 o  a stated principal amount;

                                 o interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

                                 o specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

                                 o  payments of principal, with
                                    disproportionate, nominal or no payments of interest;

                                 o payments of interest, with disproportionate, nominal or no payments of principal;

                                 o  payments of interest or principal that
                                    commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

                                 o payments of principal to be made, from time to time or for designated periods, at a rate that is--

                                    1. faster and, in some cases, substantially
                                       faster, or

                                    2. slower and, in some cases, substantially
                                       slower,

                                   than the rate at which payments or other collections of principal are received on the related mortgage assets;

                                 o payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

                                 o payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

                                 Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

                                 A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

                                 We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement. See "Description of the Certificates."

CREDIT SUPPORT AND REINVESTMENT,
INTEREST RATE AND CURRENCY
RELATED PROTECTION FOR THE
OFFERED CERTIFICATES...........  Some classes of offered certificates may be protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee, a credit derivative or a reserve fund. We will describe the credit support, if any, for each class of offered certificates in the related prospectus supplement.

                                 The trust assets with respect to any series of offered certificates may also include any of the following agreements:

                                 o  guaranteed investment contracts in
                                    accordance with which moneys held in the funds and accounts established with respect to those offered certificates will be invested at a specified rate;

                                 o interest rate exchange agreements, interest rate cap or floor agreements, or other agreements and arrangements designed to reduce the effects of interest rate fluctuations on the related mortgage assets or on one or more classes of those offered certificates; or

                                 o  currency exchange agreements or other
                                    agreements and arrangements designed to
                                    reduce the effects of currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of those offered certificates.

                                 We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates in the related prospectus supplement.

                                 See "Risk Factors," "Description of the Trust Assets" and "Description of Credit Support."


ADVANCES WITH RESPECT TO THE
MORTGAGE ASSETS...............   If the trust assets for a series of offered
                                 certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

                                 o delinquent scheduled payments of principal and/or interest, other than balloon payments,

                                 o  property protection expenses,

                                 o  other servicing expenses, or

                                 o any other items specified in the related prospectus supplement.

                                 Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See "Description of the Certificates--Advances."

                                 If the trust assets for a series of offered certificates include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligations with respect to those mortgage-backed securities or the underlying mortgage loans.

OPTIONAL TERMINATION..........   We will describe in the related prospectus
                                 supplement any circumstances in which a
                                 specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell--

                                 o all the mortgage assets in any particular trust, thereby resulting in a termination of the trust, or

                                 o that portion of the mortgage assets in any particular trust as is necessary or sufficient to retire one or more classes of offered certificates of the related series.

                                 See "Description of the Certificates--
                                 Termination."

FEDERAL INCOME
TAX CONSEQUENCES...............  Any class of offered certificates will constitute or evidence ownership of:

                                 o regular interests or residual interests in a real estate mortgage investment conduit under Sections 860A through 860G of the Internal Revenue Code of 1986; or

                                 o  regular interests in a financial asset
                                    securitization investment trust within the meaning of Section 860L(a) of the Internal Revenue Code of 1986; or

                                 o interests in a grantor trust under Subpart E of Part I of Subchapter J of the Internal Revenue Code of 1986.

                                 See "Federal Income Tax Consequences."

ERISA CONSIDERATIONS..........   If you are a fiduciary of an employee benefit
                                 plan or other retirement plan or arrangement, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under applicable law. See "ERISA
                                 Considerations."

LEGAL INVESTMENT..............   If your investment authority is subject to
                                 legal investment laws and regulations,
                                 regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your legal advisor to determine whether and to what extent the offered certificates constitute a legal investment for you. We will specify in the related prospectus supplement which classes of the offered certificates will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of
                                 1984, as amended. See "Legal Investment."

                                 RISK FACTORS

     You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase offered certificates.

LACK OF LIQUIDITY WILL IMPAIR YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES AND MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     WE WILL DESCRIBE IN THE RELATED PROSPECTUS SUPPLEMENT THE INFORMATION THAT WILL BE AVAILABLE TO YOU WITH RESPECT TO YOUR OFFERED CERTIFICATES. THE LIMITED NATURE OF THE INFORMATION MAY ADVERSELY AFFECT THE LIQUIDITY OF YOUR OFFERED CERTIFICATES.

     We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY FACTORS UNRELATED TO THE PERFORMANCE OF YOUR OFFERED CERTIFICATES AND THE UNDERLYING MORTGAGE ASSETS, SUCH AS FLUCTUATIONS IN INTEREST RATES AND THE SUPPLY AND DEMAND OF CMBS GENERALLY

     The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

     The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

     o the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

     o legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

     o investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

     o investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

     If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

PAYMENTS ON THE OFFERED CERTIFICATES WILL BE MADE SOLELY FROM THE LIMITED ASSETS OF THE RELATED TRUST, AND THOSE ASSETS MAY BE INSUFFICIENT TO MAKE ALL REQUIRED PAYMENTS ON THOSE CERTIFICATES

     The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

ANY CREDIT SUPPORT FOR YOUR OFFERED CERTIFICATES MAY BE INSUFFICIENT TO PROTECT YOU AGAINST ALL POTENTIAL LOSSES

     The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See "Description of the Certificates--Allocation of Losses and Shortfalls" and "Description of Credit Support." If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

     Credit Support May Not Cover All Types of Losses. The credit support, if any, for your offered certificates may not cover all of your potential losses. For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

     Disproportionate Benefits May Be Given to Some Classes and Series to the Detriment of Others. If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES WILL DEPEND UPON PAYMENTS, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS; AND THOSE PAYMENTS, DEFAULTS AND LOSSES MAY BE HIGHLY UNPREDICTABLE

     The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

     o an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

     o a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

     o the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

     o the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

     Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

     o vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

     o be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable. If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large, as compared to the amount of principal payable on your offered certificates, you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

     Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, Are Highly Unpredictable. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

     Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

     If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance" below.

     There Is an Increased Risk of Default Associated with Balloon
Payments. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

     o   the fair market value and condition of the underlying real property;

     o   the level of interest rates;

     o   the borrower's equity in the underlying real property;

     o   the borrower's financial condition;

     o   the operating history of the underlying real property;

     o   changes in zoning and tax laws;

     o   changes in competition in the relevant area;

     o   changes in rental rates in the relevant area;

     o   changes in governmental regulation and fiscal policy;

     o   prevailing general and regional economic conditions;

     o   the state of the fixed income and mortgage markets; and

     o the availability of credit for multifamily rental or commercial properties.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance" below.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS ON THE PERFORMANCE AND VALUE OF THE UNDERLYING REAL PROPERTY, WHICH MAY DECLINE OVER TIME, AND THE RELATED BORROWER'S ABILITY TO REFINANCE THE PROPERTY, OF WHICH THERE IS NO ASSURANCE

     Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

     o the sufficiency of the net operating income of the applicable real property;

     o the market value of the applicable real property at or prior to maturity; and

     o the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

     Many Risk Factors Are Common to Most or All Multifamily and Commercial Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

     o   the age, design and construction quality of the property;

     o perceptions regarding the safety, convenience and attractiveness of the property;

     o   the characteristics of the neighborhood where the property is located;

     o   the proximity and attractiveness of competing properties;

     o   the existence and construction of competing properties;

     o   the adequacy of the property's management and maintenance;

     o national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     o local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     o   demographic factors;

     o   customer tastes and preferences;

     o   retroactive changes in building codes; and

     o changes in governmental rules, regulations and fiscal policies, including environmental legislation.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

     o an increase in interest rates, real estate taxes and other operating expenses;

     o an increase in the capital expenditures needed to maintain the property or make improvements;

     o a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

     o   an increase in vacancy rates;

     o   a decline in rental rates as leases are renewed or replaced; and

     o natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

     o   the length of tenant leases;

     o   the creditworthiness of tenants;

     o   the rental rates at which leases are renewed or replaced;

     o   the percentage of total property expenses in relation to revenue;

     o   the ratio of fixed operating expenses to those that vary with revenues;
         and

     o the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     The Successful Operation of a Multifamily or Commercial Property Depends on Tenants. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

     o to pay for maintenance and other operating expenses associated with the property;

     o   to fund repairs, replacements and capital improvements at the property;
         and

     o to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

     Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include:

     o an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

     o   an increase in tenant payment defaults;

     o a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     o an increase in the capital expenditures needed to maintain the property or to make improvements; and

     o   a decline in the financial condition of a major or sole tenant.

     Various factors that will affect the operation and value of a commercial property include:

     o   the business operated by the tenants;

     o   the creditworthiness of the tenants; and

     o   the number of tenants.

     Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

     o the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

     o an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     The Success of an Income-Producing Property Depends on Reletting Vacant Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     Property Value May Be Adversely Affected Even When Current Operating Income Is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

     o   changes in interest rates;

     o   the availability of refinancing sources;

     o   changes in governmental regulations, licensing or fiscal policy;

     o   changes in zoning or tax laws; and

     o   potential environmental or other legal liabilities.

     Property Management May Affect Property Operations and Value. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

     o   responding to changes in the local market;

     o planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     o   operating the property and providing building services;

     o   managing operating expenses; and

     o ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

     o   maintain or improve occupancy rates, business and cash flow,

     o   reduce operating and repair costs, and

     o   preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

     Maintaining a Property in Good Condition Is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

     Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

     o   rental rates;

     o   location;

     o   type of business or services and amenities offered; and

     o   nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that:

     o   offers lower rents;

     o   has lower operating costs;

     o   offers a more favorable location; or

     o   offers better facilities.

     Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     Various Types of Income-Producing Properties May Present Special
Risks. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

     o Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties.

     o Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships.

     o Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements.

     o Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties.

     o Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     o Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions.

     o Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline.

     o Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

     Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates."

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on--

     o   the operation of all of the related real properties, and

     o the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

     o any adverse economic developments that occur in the locale, state or region where the properties are located;

     o   changes in the real estate market where the properties are located;

     o changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     o acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Some or all of the mortgage loans included in one of our trusts may permit the related borrower to encumber the related real property with additional secured debt.

     Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

     The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage Loans--Subordinate Financing."

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

     o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o   reduce monthly payments due under a mortgage loan;

     o   change the rate of interest due on a mortgage loan; or

     o   otherwise alter a mortgage loan's repayment schedule.

     Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

     o any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code of 1986, and

     o any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

ENVIRONMENTAL LIABILITIES WILL ADVERSELY AFFECT THE VALUE AND OPERATION OF THE CONTAMINATED PROPERTY AND MAY DETER A LENDER FROM FORECLOSING

     There can be no assurance--

     o as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

     o that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     o that the results of the environmental testing were accurately evaluated in all cases;

     o that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     o that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

     o   tenants at the property, such as gasoline stations or dry cleaners, or

     o conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     o agents or employees of the lender are deemed to have participated in the management of the borrower, or

     o the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to 1978--

     o to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

     o to deliver to potential residents or purchasers a United States Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY BE CHALLENGED AS BEING UNENFORCEABLE

     Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

     o   the bankrupt party--

         1.    was insolvent at the time of granting the lien,

         2.    was rendered insolvent by the granting of the lien,

         3.    was left with inadequate capital, or

         4.    was not able to pay its debts as they matured; and

     o the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

     o   the related real property, or

     o   a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

     o   the default is deemed to be immaterial,

     o   the exercise of those remedies would be inequitable or unjust, or

     o   the circumstances would render the acceleration unconscionable.

     Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

LACK OF INSURANCE COVERAGE EXPOSES A TRUST TO RISK FOR PARTICULAR SPECIAL HAZARD LOSSES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things:

     o   war,

     o   revolution,

     o   governmental actions,

     o   floods and other water-related causes,

     o   earth movement, including earthquakes, landslides and mudflows,

     o   wet or dry rot,

     o   vermin, and

     o   domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

GROUND LEASES CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON AN ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

     In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

     In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

     Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 2003 U.S. App. LEXIS 7612 (7th Cir. Apr. 23, 2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S. Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to
Section 363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to
Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recuperate the full value of the leasehold interest in bankruptcy court.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

     o   breach of contract involving a tenant, a supplier or other party;

     o   negligence resulting in a personal injury, or

     o   responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE TAX CONSEQUENCES

     Inclusion of Taxable Income in Excess of Cash Received. If you own a certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

     Some Taxable Income of a Residual Interest Cannot Be Offset Under the Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

     o   generally will not be reduced by losses from other activities,

     o for a tax-exempt holder, will be treated as unrelated business taxable income, and

     o for a foreign holder, will not qualify for any exemption from withholding tax.

     Individuals and Some Entities Should Not Invest in REMIC Residual Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for:

     o   individuals,

     o   estates,

     o   trusts beneficially owned by any individual or estate, and

     o pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal Revenue Code of 1986 or to partnerships that have any non-U.S. Persons as partners.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates."

PROBLEMS WITH BOOK-ENTRY REGISTRATION

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

     o you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     o you may have only limited access to information regarding your offered certificates;

     o you may suffer delays in the receipt of payments on your offered certificates; and

     o your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

     The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

     In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

                   CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus.

                        DESCRIPTION OF THE TRUST ASSETS

GENERAL

     We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of:

     o   various types of multifamily and/or commercial mortgage loans;

     o mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

     o a combination of mortgage loans and mortgage-backed securities of the types described above.

     We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

     Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

     Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

MORTGAGE LOANS

     General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

     o   rental or cooperatively-owned buildings with multiple dwelling units;

     o retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

     o retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     o   office properties;

     o hospitality properties, such as hotels, motels and other lodging facilities;

     o   casino properties;

     o health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     o   industrial properties;

     o warehouse facilities, mini-warehouse facilities and self-storage facilities;

     o restaurants, taverns and other establishments involved in the food and beverage industry;

     o manufactured housing communities, mobile home parks and recreational vehicle parks;

     o recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

     o   arenas and stadiums;

     o   churches and other religious facilities;

     o   parking lots and garages;

     o   mixed use properties;

     o   other income-producing properties; and

     o   unimproved land.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

     o a fee interest or estate, which consists of ownership of the property for an indefinite period,

     o an estate for years, which consists of ownership of the property for a specified period of years,

     o a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

     o   shares in a cooperative corporation which owns the property, or

     o   any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

     o first, to the payment of court costs and fees in connection with the foreclosure,

     o   second, to the payment of real estate taxes, and

     o third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

     If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

     o   the period of the delinquency,

     o   any forbearance arrangement then in effect,

     o   the condition of the related real property, and

     o the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

     A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include:

     o the physical attributes of the property, such as its age, appearance, amenities and construction quality;

     o   the types of services offered at the property;

     o   the location of the property;

     o the characteristics of the surrounding neighborhood, which may change over time;

     o the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     o the ability of management to provide adequate maintenance and insurance;

     o   the property's reputation;

     o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     o   the ability of management to respond to competition;

     o the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

     o adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

     o state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

     o the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     o the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

     o the extent to which increases in operating costs may be passed through to tenants.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

     o   require written leases;

     o   require good cause for eviction;

     o   require disclosure of fees;

     o   prohibit unreasonable rules;

     o   prohibit retaliatory evictions;

     o   prohibit restrictions on a resident's choice of unit vendors;

     o   limit the bases on which a landlord may increase rent; or

     o prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

     o   fixed percentages,

     o   percentages of increases in the consumer price index,

     o   increases set or approved by a governmental agency, or

     o   increases determined through mediation or binding arbitration.

     In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

     Some mortgage loans underlying the offered certificates will be secured by--

     o the related borrower's interest in multiple units in a residential condominium project, and

     o   the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

     Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

     o   mortgage loan payments,

     o   real property taxes,

     o   maintenance expenses, and

     o   other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

     o   maintenance payments from the tenant/shareholders, and

     o any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/ shareholders.

     Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

     o   shopping centers,

     o   factory outlet centers,

     o   malls,

     o   automotive sales and service centers,

     o   consumer oriented businesses,

     o   department stores,

     o   grocery stores,

     o   convenience stores,

     o   specialty shops,

     o   gas stations,

     o   movie theaters,

     o   fitness centers,

     o   bowling alleys,

     o   salons, and

     o   dry cleaners.

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to--

     o   lower rents,

     o   grant a potential tenant a free rent or reduced rent period,

     o   improve the condition of the property generally, or

     o make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

     o   competition from other retail properties;

     o perceptions regarding the safety, convenience and attractiveness of the property;

     o   perceptions regarding the safety of the surrounding area;

     o   demographics of the surrounding area;

     o the strength and stability of the local, regional and national economies;

     o   traffic patterns and access to major thoroughfares;

     o   the visibility of the property;

     o   availability of parking;

     o the particular mixture of the goods and services offered at the property;

     o   customer tastes, preferences and spending patterns; and

     o   the drawing power of other tenants.

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     Various factors will adversely affect the economic performance of an anchored retail property, including:

     o   an anchor tenant's failure to renew its lease;

     o   termination of an anchor tenant's lease;

     o the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

     o the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

     o   a loss of an anchor tenant's ability to attract shoppers.

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

     o   factory outlet centers;

     o   discount shopping centers and clubs;

     o   catalogue retailers;

     o   television shopping networks and programs;

     o   internet web sites; and

     o   telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

     Office Properties. Factors affecting the value and operation of an office property include:

     o the number and quality of the tenants, particularly significant tenants, at the property;

     o the physical attributes of the building in relation to competing buildings;

     o the location of the property with respect to the central business district or population centers;

     o demographic trends within the metropolitan area to move away from or towards the central business district;

     o social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     o tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     o local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

     o   the quality and philosophy of building management;

     o   access to mass transportation; and

     o   changes in zoning laws.

     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

     o   rental rates;

     o the building's age, condition and design, including floor sizes and layout;

     o   access to public transportation and availability of parking; and

     o amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include:

     o   the cost and quality of labor;

     o   tax incentives; and

     o   quality of life matters, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including:

     o   full service hotels;

     o   resort hotels with many amenities;

     o   limited service hotels;

     o hotels and motels associated with national or regional franchise chains;

     o hotels that are not affiliated with any franchise chain but may have their own brand identity; and

     o   other lodging facilities.

     Factors affecting the economic performance of a hospitality property include:

     o the location of the property and its proximity to major population centers or attractions;

     o   the seasonal nature of business at the property;

     o   the level of room rates relative to those charged by competitors;

     o   quality and perception of the franchise affiliation;

     o economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     o   the existence or construction of competing hospitality properties;

     o   nature and quality of the services and facilities;

     o   financial strength and capabilities of the owner and operator;

     o the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     o increases in operating costs, which may not be offset by increased room rates;

     o the property's dependence on business and commercial travelers and tourism; and

     o changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

     o   the continued existence and financial strength of the franchisor;

     o   the public perception of the franchise service mark; and

     o   the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Casino Properties. Factors affecting the economic performance of a casino property include:

     o location, including proximity to or easy access from major population centers;

     o   appearance;

     o economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     o   the existence or construction of competing casinos;

     o   dependence on tourism; and

     o   local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

     o providing alternate forms of entertainment, such as performers and sporting events, and

     o   offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

     Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

     The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

     Health Care-Related Properties. Health-care related properties include:

     o   hospitals;

     o   medical offices;

     o   skilled nursing facilities;

     o   nursing homes;

     o   congregate care facilities; and

     o   in some cases, assisted living centers and housing for seniors.

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

     o   statutory and regulatory changes;

     o   retroactive rate adjustments;

     o   administrative rulings;

     o   policy interpretations;

     o   delays by fiscal intermediaries; and

     o   government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

     Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

     o   federal and state licensing requirements;

     o   facility inspections;

     o   rate setting;

     o   reimbursement policies; and

     o laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

     Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

     Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

     The value and operation of an industrial property depends on:

     o location of the property, the desirability of which in a particular instance may depend on--

         1.    availability of labor services,

         2.    proximity to supply sources and customers, and

         3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

     o building design of the property, the desirability of which in a particular instance may depend on--

         1.    ceiling heights,

         2.    column spacing,

         3.    number and depth of loading bays,

         4.    divisibility,

         5.    floor loading capacities,

         6.    truck turning radius,

         7.    overall functionality, and

         8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

     o the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

     Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-storage property depends on--

     o   building design,

     o   location and visibility,

     o   tenant privacy,

     o   efficient access to the property,

     o proximity to potential users, including apartment complexes or commercial users,

     o   services provided at the property, such as security,

     o   age and appearance of the improvements, and

     o   quality of management.

     Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

     o competition from facilities having businesses similar to a particular restaurant or tavern;

     o perceptions by prospective customers of safety, convenience, services and attractiveness;

     o   the cost, quality and availability of food and beverage products;

     o negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     o   changes in demographics, consumer habits and traffic patterns;

     o   the ability to provide or contract for capable management; and

     o retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

     o   segment,

     o   product,

     o   price,

     o   value,

     o   quality,

     o   service,

     o   convenience,

     o   location, and

     o   the nature and condition of the restaurant facility.

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

     o   lower operating costs,

     o   more favorable locations,

     o   more effective marketing,

     o   more efficient operations, or

     o   better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

     Factors affecting the success of a regionally- or nationally-known chain restaurant include:

     o actions and omissions of any franchisor, including management practices that--

         1.    adversely affect the nature of the business, or

         2. require renovation, refurbishment, expansion or other expenditures;

     o the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     o the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

     o   the number of comparable competing properties in the local market;

     o   the age, appearance and reputation of the property;

     o   the quality of management; and

     o   the types of facilities and services it provides.

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

     o   multifamily rental properties,

     o   cooperatively-owned apartment buildings,

     o   condominium complexes, and

     o   single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

     o   fixed percentages,

     o   percentages of increases in the consumer price index,

     o   increases set or approved by a governmental agency, or

     o   increases determined through mediation or binding arbitration.

     In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

     Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include:

     o   the location and appearance of the property;

     o   the appeal of the recreational activities offered;

     o the existence or construction of competing properties, whether are not they offer the same activities;

     o the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

     o   geographic location and dependence on tourism;

     o changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

     o seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

     o   sensitivity to weather and climate changes; and

     o   local, regional and national economic conditions.

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

     o   sporting events;

     o   musical events;

     o   theatrical events;

     o   animal shows; and/or

     o   circuses.

     The ability to attract patrons is dependent on, among others, the following factors:

     o   the appeal of the particular event;

     o   the cost of admission;

     o perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     o perceptions by prospective patrons of the safety of the surrounding area; and

     o the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

     o   the number of rentable parking spaces and rates charged;

     o the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

     o   the amount of alternative parking spaces in the area;

     o   the availability of mass transit; and

     o the perceptions of the safety, convenience and services of the lot or garage.

     Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

     o   its location,

     o   its size,

     o   the surrounding neighborhood, and

     o   local zoning laws.

     Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

     o   the successful operation of the property, and

     o   its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     o the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service, to

     o the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

     o   make the loan payments on the related mortgage loan,

     o   cover operating expenses, and

     o   fund capital improvements at any given time.

     Operating revenues of a nonowner occupied, income- producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

     o   some health care-related facilities,

     o   hotels and motels,

     o   recreational vehicle parks, and

     o   mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

     o   warehouses,

     o   retail stores,

     o   office buildings, and

     o   industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

     o   increases in energy costs and labor costs;

     o   increases in interest rates and real estate tax rates; and

     o   changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/ landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     o the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property, to

     o the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

     o the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

     o the lender has greater protection against loss on liquidation following a borrower default.

     Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     o the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     o the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

     o the income capitalization method, which takes into account the property's projected net cash flow; or

     o   a selection from the values derived from the foregoing methods.

     Each of these appraisal methods presents analytical difficulties. For example--

     o it is often difficult to find truly comparable properties that have recently been sold;

     o the replacement cost of a property may have little to do with its current market value; and

     o income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

     We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance."

     Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:

     o   an original term to maturity of not more than approximately 40 years;
         and

     o scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

     A mortgage loan included in one of our trusts may also include terms that:

     o provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     o provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     o   provide for no accrual of interest;

     o provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

     o be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

     o   permit the negative amortization or deferral of accrued interest;

     o permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     o prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

     Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

     o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     o the type or types of property that provide security for repayment of the mortgage loans;

     o the earliest and latest origination date and maturity date of the mortgage loans;

     o the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     o loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

     o the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

     o if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

     o information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

     o debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

     o the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

     o   more general information in the related prospectus supplement, and

     o specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

     If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

MORTGAGE-BACKED SECURITIES

     The mortgage backed-securities underlying a series of offered certificates may include:

     o mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

     o certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

     In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

     Each mortgage-backed security included in one of our trusts--

     o will have been registered under the Securities Act of 1933, as amended, or

     o   will be exempt from the registration requirements of that Act, or

     o will have been held for at least the holding period specified in Rule 144(k) under that Act, or

     o may otherwise be resold by us publicly without registration under that Act.

     We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

     o the initial and outstanding principal amount(s) and type of the securities;

     o the original and remaining term(s) to stated maturity of the securities;

     o the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

     o   the payment characteristics of the securities;

     o the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

     o   a description of the related credit support, if any;

     o   the type of mortgage loans underlying the securities;

     o the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

     o the terms and conditions for substituting mortgage loans backing the securities; and

     o the characteristics of any agreements or instruments providing interest rate protection to the securities.

     With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

     o cash that would be applied to pay down the principal balances of the certificates of that series; and/or

     o   other mortgage loans or mortgage-backed securities that--

         1. conform to the description of mortgage assets in this prospectus, and

         2. satisfy the criteria set forth in the related prospectus supplement.

     If so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that--

         1. conform to the description of mortgage assets in this prospectus, and

         2. satisfy the criteria set forth in the related prospectus supplement.

     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

     Further, if so specified in the related prospectus supplement, a certificateholder of a series of certificates that includes offered certificates may exchange the certificates it holds for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates. We will describe in the related prospectus supplement the circumstances under which the exchange may occur.

UNDELIVERED MORTGAGE ASSETS

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

     The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include:

     o the subordination or one or more other classes of certificates of the same series;

     o   a letter of credit;

     o   a surety bond;

     o   an insurance policy;

     o   a guarantee;

     o   a credit derivative; and/or

     o   a reserve fund.

     In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include:

     o   interest rate exchange agreements;

     o   interest rate cap agreements;

     o   interest rate floor agreements;

     o   currency exchange agreements; or

     o other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on your offered certificates will depend on--

     o   the price you paid for your offered certificates,

     o   the pass-through rate on your offered certificates,

     o   the amount and timing of payments on your offered certificates.

     The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

     o the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

     o   the dates on which any balloon payments are due; and

     o the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

     o whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

     o when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

     If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

     o be based on the principal balances of some or all of the mortgage assets in the related trust, or

     o equal the total principal balance of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

     o payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, or

     o payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

     o   the availability of mortgage credit;

     o the relative economic vitality of the area in which the related real properties are located;

     o   the quality of management of the related real properties;

     o   the servicing of the mortgage loans;

     o   possible changes in tax laws; and

     o   other opportunities for investment.

In general, those factors that increase--

     o the attractiveness of selling or refinancing a commercial or multifamily property, or

     o the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

     o   prepayment lock-out periods, and

     o requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

     o   to convert to a fixed rate loan and thereby lock in that rate, or

     o to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

     o   realize its equity in the property,

     o   meet cash flow needs or

     o   make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

     o the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

     o   the relative importance of those factors,

     o the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

     o   the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

     o   scheduled amortization, or

     o   prepayments, including--

         1.    voluntary prepayments by borrowers, and

         2. involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

     In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

     o the projected weighted average life of each class of those offered certificates with principal balances, and

     o the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

     o   to refinance the loan, or

     o   to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

     o   the bankruptcy of the borrower, or

     o adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

     o limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     o provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

     o provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

     o the number of foreclosures with respect to the underlying mortgage loans; and

     o the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

     o a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     o the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

     Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

     o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o   any other amounts described in the related prospectus supplement.

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                  STRUCTURED ASSET SECURITIES CORPORATION II

     We were incorporated in Delaware on October 25, 2002. We were organized, among other things, for the purposes of:

     o acquiring mortgage loans, or interests in those loans, secured by first or junior liens on commercial and multifamily real properties;

     o acquiring mortgage-backed securities that evidence interests in mortgage loans that are secured by commercial and multifamily real properties;

     o   forming pools of mortgage loans and mortgage-backed securities; and

     o acting as depositor of one or more trusts formed to issue bonds, certificates of interest or other evidences of indebtedness that are secured by or represent interests in, pools of mortgage loans and mortgage-backed securities.

Our principal executive offices are located at 745 Seventh Avenue, New York, New York 10019. Our telephone number is 212-526-7000. There can be no assurance that at any particular time we will have any significant assets.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

     o   have the same series designation;

     o   were issued under the same Governing Document; and

     o   represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that--

     o   have the same class designation; and

     o   have the same payment terms.

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

     o a stated principal amount, which will be represented by its principal balance;

     o interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

     o specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

     o payments of principal, with disproportionate, nominal or no payments of interest;

     o payments of interest, with disproportionate, nominal or no payments of principal;

     o payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     o payments of principal to be made, from time to time or for designated periods, at a rate that is--

         1.    faster and, in some cases, substantially faster, or

         2.    slower and, in some cases, substantially slower,

than the rate at which payments or other collections of principal are received on the related mortgage assets;

     o payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

     Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

     General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify:

     o   the periodic payment date for that series, and

     o the record date as of which certificateholders entitled to payments on any particular payment date will be established.

     All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

     o by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement, or

     o by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

     Interest may accrue with respect to any offered certificate on the basis of:

     o   a 360-day year consisting of 12 30-day months,

     o the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

     o the actual number of days elapsed during each relevant period in a normal calendar year, or

     o   any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

     o based on the principal balances of some or all of the related mortgage assets; or

     o equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

     Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

     The total outstanding principal balance of any class of offered certificates will be reduced by--

     o   payments of principal actually made to the holders of that class, and

     o if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

     Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made with respect to the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources:

     o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o   any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

     o by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

     o   by establishing a priority of payments among those classes.

     See "Description of Credit Support."

ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

     o delinquent payments of principal and/or interest, other than balloon payments,

     o   property protection expenses,

     o   other servicing expenses, or

     o   any other items specified in the related prospectus supplement.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

     o subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

     o any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

     o periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

     o at any other times and from any sources as we may describe in the related prospectus supplement.

     If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

REPORTS TO CERTIFICATEHOLDERS

     On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

     o the payments made on that payment date with respect to the applicable class of offered certificates, and

     o   the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, upon request, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

     o   that calendar year, or

     o the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code.

     If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

     o with respect to those amendments to the governing documents described under "Description of the Governing Documents--Amendment", or

     o as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

     The trust for each series of offered certificates will terminate and cease to exist following:

     o the final payment or other liquidation of the last mortgage asset in that trust; and

     o the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

     Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

     If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

BOOK-ENTRY REGISTRATION

     General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long as they are participants in DTC.

     DTC, Euroclear and Clearstream. DTC is:

     o   a limited-purpose trust company organized under the New York Banking
         Law,

     o   a "banking corporation" within the meaning of the New York Banking Law,

     o   a member of the Federal Reserve System,

     o a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and

     o a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.


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     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

     It is our understanding that Clearstream Banking, societe anonyme holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 31 currencies, including United States dollars. Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 39 countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream has approximately 2,500 customers located in over 94 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 150,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 32 markets. Transactions may be settled in Euroclear in any of over 40 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance


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accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     The information in this prospectus concerning DTC, Euroclear and Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--


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

     o governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

     o the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related payment date.

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

     o we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

     o we elect, at our option, to terminate the book-entry system through DTC with respect to those offered certificates.

     Upon the occurrence of either of the two events described in the prior paragraph, the trustee or other designated party will be required to notify all DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                    DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

     The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

     If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to


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

required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Structured Asset Securities Corporation II."

ASSIGNMENT OF MORTGAGE ASSETS

     At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

     o   in the case of a mortgage loan--

         1.    the address of the related real property,

         2. the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

         3.    the remaining term to maturity,

         4. if the mortgage loan is a balloon loan, the remaining amortization term, and

         5.    the outstanding principal balance; and

     o   in the case of a mortgage-backed security--

         1.    the outstanding principal balance, and

         2.    the pass-through rate or coupon rate.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     Unless we state otherwise in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

     o the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the Governing Document for that series;

     o the warranting party's title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and


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

     o   in the case of a mortgage loan--

         1.    the enforceability of the related mortgage note and mortgage,

         2. the existence of title insurance insuring the lien priority of the related mortgage, and

         3.    the payment status of the mortgage loan.

     We will identify the warranting party, and give a more complete sampling of the representations and warranties made thereby, in the related prospectus supplement. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a breach of any of those representations and warranties. In most cases, the warranting party will be a prior holder of the particular mortgage assets.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan that is responsible for servicing.

     The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

     o maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o   ensuring that the related properties are properly insured;

     o   attempting to collect delinquent payments;

     o   supervising foreclosures;

     o   negotiating modifications;

     o responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

     o protecting the interests of certificateholders with respect to senior lienholders;

     o conducting inspections of the related real properties on a periodic or other basis;

     o collecting and evaluating financial statements for the related real properties;

     o managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     o   maintaining servicing records relating to mortgage loans in the trust.


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     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

     o mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     o   mortgage loans as to which there is a material non-monetary default;

     o   mortgage loans as to which the related borrower has--

         1. entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

         2. become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

     o real properties acquired as part of the trust with respect to defaulted mortgage loans.

     The related Governing Document may also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can--

     o   make the initial determination of appropriate action,

     o   evaluate the success of corrective action,

     o   develop additional initiatives,

     o   institute foreclosure proceedings and actually foreclose, or

     o accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

     o   performing property inspections and collecting, and

     o   evaluating financial statements.


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

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

     o   continuing to receive payments on the mortgage loan,

     o   making calculations with respect to the mortgage loan, and

     o making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

     Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

     o that mortgage-backed security will be registered in the name of the related trustee or its designee;

     o the related trustee will receive payments on that mortgage-backed security; and

     o subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

     o the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

     o a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.


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     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related Governing Document.

     In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of--

     o willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates, or

     o   reckless disregard of those obligations and duties.

     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action or claim that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense:

     o specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

     o incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

     o incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that Governing Document or reckless disregard of those obligations and duties.

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

     o the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

     o   either--

         1. that party is specifically required to bear the expense of the action, or

         2. the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

     However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

     With limited exception, any person or entity--

     o into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

     o resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or


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

     o succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

     We will identify in related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

     1.  to cure any ambiguity;

     2. to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or with the description of that document set forth in this prospectus or the related prospectus supplement;

     3. to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

     4. to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the Internal Revenue Code relating to REMICs, FASITs or grantor trusts if the provisions of the Internal Revenue Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;

     5. to relax or eliminate any requirement under the Governing Document imposed by the Securities Act of 1933, as amended, or the rules under that Act if that Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement;

     6. to comply with any requirements imposed by the Internal Revenue Code or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC, FASIT or grantor trust created under the Governing Document;

     7. to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC or ownership interests in a FASIT; or

     8. to otherwise modify or delete existing provisions of the Governing Document.

     However, no such amendment of the Governing Document for any series of offered certificates that is covered solely by clauses 3. or 8. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series. In addition, no such amendment may significantly change the activities of the related trust.

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 66 2/3%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--


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

     o reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

     o adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

     o significantly change the activities of the trust without the consent of the holders of offered and/or non-offered certificates representing, in total, not less than 51% of the voting rights for that series, not taking into account certificates of that series held by us or any of our affiliates or agents; or

     o modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     o modify the specified percentage of voting rights which is required to be held by certificateholders to consent, approve or object to any particular action under the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

LIST OF CERTIFICATEHOLDERS

     Upon written request of three or more certificateholders of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. However, the trustee may first require a copy of the communication that the requesting certificateholders proposed to send.

THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not--

     o make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

     o be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.


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

     The trustee for each series of offered certificates and each of its directors, officers, employees and agents will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee's acceptance or administration of its trusts under the related Governing Document. However, the indemnification of a trustee or any of its directors, officers, employees and agents will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

     No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

     No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document at the request, order or direction of any of the certificateholders of that series, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue as such under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.


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                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

     o the subordination of one or more other classes of certificates of the same series;

     o the use of a letter of credit, a surety bond, an insurance policy, a guarantee or a credit derivative;

     o   the establishment of one or more reserve funds; or

     o   any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

     o   the nature and amount of coverage under that credit support;

     o   any conditions to payment not otherwise described in this prospectus;

     o any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     o   the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.


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INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

CREDIT DERIVATIVES

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by credit derivatives, such as credit default swaps and total return swaps. A credit derivative is a financial instrument designed to offset losses and shortfalls derived from the credit risk of an underlying or reference asset or the credit risk of an underlying or reference credit. We will describe in the related prospectus supplement when and how payments are made under the particular instrument and the specific credit risk that is being covered.

RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.


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CREDIT SUPPORT WITH RESPECT TO MBS

     If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                        LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

     o   the terms of the mortgage,

     o the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

     o   the knowledge of the parties to the mortgage, and

     o in general, the order of recordation of the mortgage in the appropriate public recording office.

     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

     o a mortgagor, who is the owner of the encumbered interest in the real property, and

     o   a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.

     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

     o   the trustor, who is the equivalent of a mortgagor,


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

     o   the trustee to whom the real property is conveyed, and

     o the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

     o   the express provisions of the related instrument,

     o   the law of the state in which the real property is located,

     o   various federal laws, and

     o   in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of


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

rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender.

     If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

     o   without a hearing or the lender's consent, or

     o unless the lender's interest in the room rates is given adequate protection.

     For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

     o   judicial foreclosure, involving court proceedings, and

     o nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.


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

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

     o all parties having a subordinate interest of record in the real property, and

     o all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

     Equitable and Other Limitations on Enforceability of Particular Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

     o alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

     o require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     o require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

     o limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

         1.    a failure to adequately maintain the mortgaged property, or

         2.    an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

     o   upheld the reasonableness of the notice provisions, or

     o found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

     o a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

     o notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

     o   record a notice of default and notice of sale, and

     o send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.


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

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

     o the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

     o the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are--

     o   to enable the lender to realize upon its security, and

     o to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a


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foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

     Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

     o requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

     o permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

     o contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner,


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

time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

     o reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

     o reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

     o   extend or shorten the term to maturity of the loan;

     o permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

     o permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

     o   past due rent,

     o   accelerated rent,

     o   damages, or

     o a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.


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

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

     o   assume the lease and either retain it or assign it to a third party, or

     o   reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to:

     o the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

     o unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

     o it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices, or

     o assumes day-to-day management of operational functions of a mortgaged property.


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

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

     o impose liability for releases of or exposure to asbestos-containing materials, and

     o provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known information in their possession regarding the presence of lead-based paint or lead-based paint-related hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan


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if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

     o first, to the payment of court costs and fees in connection with the foreclosure;

     o   second, to real estate taxes;

     o third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     o last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

     o   the borrower may have difficulty servicing and repaying multiple loans;

     o if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

     o acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     o if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     o the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.


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APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the comprehensive Crime Control Act of 1984, the government may seize the


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

property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that--

     o its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or

     o the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.


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

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general discussion of the material federal income tax consequences of owning the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code. It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including:

     o   banks,

     o   insurance companies, and

     o   foreign investors.

     Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

     o given with respect to events that have occurred at the time the advice is rendered, and

     o   is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See "State and Other Tax Consequences."

     The following discussion addresses securities of three general types:

     o REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under Sections 860A through 860G of the Internal Revenue Code;

     o FASIT certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a financial asset securitization investment trust, or FASIT, election within the meaning of Section 860L(a) of the Internal Revenue Code; and

     o grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC or FASIT election will be made.

     We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC or FASIT election, we also will identify in the related prospectus supplement all regular interests, residual interests and/or ownership interests, as applicable, in the resulting REMIC or FASIT.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets--Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection."


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

     The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Internal Revenue Code and the rules governing FASITs in Sections 860H-860L of the Internal Revenue Code and in the Treasury regulations issued or proposed under those sections. The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICS

     General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

     o the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

     o   those offered certificates will represent--

         1.    regular interests in the REMIC, or

         2.    residual interests in the REMIC.

     Any and all offered certificates representing interests in a REMIC will be either--

     o REMIC regular certificates, representing regular interests in the REMIC, or

     o REMIC residual certificates, representing residual interests in the REMIC.

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue Code.

     Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

     o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code in the hands of a real estate investment trust, and

     o "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

     In addition, unless otherwise provided in the related prospectus supplement, offered certificates that are REMIC regular certificates will be:

     o "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code in the hands of another REMIC; and

     o   "permitted assets" under Section 860L(c)(1)(G) for a FASIT.


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

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans--

     o collections on mortgage loans held pending payment on the related offered certificates, and

     o any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

     It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Accordingly:

     o a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
         Section 7701(a)(19)(C) of the Internal Revenue Code;

     o a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code; and

     o the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

     Tiered REMIC Structures. For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining:

     o whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code,

     o whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Internal Revenue Code, and

     o whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code.

     Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, the Internal Revenue Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Section 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

     o   a single fixed rate,

     o   a "qualified floating rate,"

     o   an "objective rate,"

     o a combination of a single fixed rate and one or more "qualified floating rates,"

     o a combination of a single fixed rate and one "qualified inverse floating rate," or

     o a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

     Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

     o the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

     o   a fraction--

         1.    the numerator of which is the amount of the payment, and

         2. the denominator of which is the stated redemption price at maturity of the certificate.

     Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

     o   the total amount of the de minimis original issue discount, and

     o   a fraction--

         1. the numerator of which is the amount of the principal payment, and

         2. the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

     The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of that election under the applicable Treasury regulations.

     If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this "--Original Issue Discount" subsection.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the immediately following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

     o   the sum of:

         1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

         2. the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

     o the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

     The adjusted issue price of a REMIC regular certificate is:

     o   the issue price of the certificate, increased by

     o the total amount of original issue discount previously accrued on the certificate, reduced by

     o the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

     o assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

     o using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

     o taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

     o the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

     o the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors--The Investment Performance of Your Offered Certificate Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses may be Highly Unpredictable."

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

     Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

     o in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

     o in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Internal Revenue Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs --Taxation of Owners of REMIC Regular Certificates--Premium" below.

     Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

     o   on the basis of a constant yield method,

     o in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

     o in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, Section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Internal Revenue Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.

     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

     o   the purchase price paid for your offered certificate, and

     o the payments remaining to be made on your offered certificate at the time of its acquisition by you.

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     Realized Losses. Under Section 166 of the Internal Revenue Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

     o you will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

     o   the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable Income of the REMIC." Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Internal Revenue Code on the deductibility of "passive losses."

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable


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income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

     Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you.

     Regulations have been proposed addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interest. The proposed regulations would require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two proposed safe harbor methods, inducement fees would be permitted to be included in income (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income, or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.

     If these rules are adopted without change, they will apply to taxable years ending on or after the date that they are published as final regulations, and consequently these rules may govern the treatment of any inducement fee received in connection with the purchase of noneconomic REMIC residual interests. Prospective purchasers of REMIC residual interests should consult with their tax advisors regarding the effect of these proposed regulations.

     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

     o other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

     o   unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

     o   excess inclusions,

     o   residual interests without significant value, and

     o   noneconomic residual interests.

     The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences."

     Taxable Income of the REMIC. The taxable income of a REMIC will equal:

     o   the income from the mortgage loans and other assets of the REMIC; plus

     o any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items--


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         1.    the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

         2. amortization of any premium on the mortgage loans held by the REMIC,

         3. bad debt losses with respect to the mortgage loans held by the REMIC, and

         4. except as described below in this "--Taxable Income of the REMIC" subsection, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Internal Revenue Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." However, the de minimis rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the



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limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Internal Revenue Code. See "--REMICs--Taxation of Owners of REMIC Residual Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to:

     o   the amount paid for that REMIC residual certificate,

     o increased by, amounts included in the income of the holder of that REMIC residual certificate, and

     o decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

     o   through distributions,

     o   through the deduction of any net losses of the REMIC, or

     o upon the sale of its REMIC residual certificate. See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--REMICs--Taxation of Owners of REMIC Residual Certificates--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

     Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

     o the daily portions of REMIC taxable income allocable to that certificate, over

     o the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.


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     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

     o   the issue price of the certificate, increased by

     o the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

     o any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions:

     o will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

     o will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

     o will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors. See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax:

     o excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

     o alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

     o   regulated investment companies,

     o   common trusts, and

     o   some cooperatives.

The Treasury regulations, however, currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a


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transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document:

     o the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

     o the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

     o from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

     o from the prospective transferee, providing representations as to its financial condition including an understanding that it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that it intends to pay its debts as they come due in the future, and

     o from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

     Final Treasury regulations issued on July 18, 2002 (the "Safe Harbor Regulations"), provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for the safe harbor: the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a "foreign branch") of the transferee or another U.S. taxpayer, and the transfer must satisfy either an "asset test" or a "formula test" provided under the REMIC Regulations. A transfer to an "eligible corporation," generally a domestic corporation, will satisfy the asset test if: at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of transfer, the transferee's gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test. The "formula test" makes the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

     o the present value of any consideration given to the transferee to acquire the interest,

     o the present value of the expected future distributions on the interest, and

     o the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.


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

     Present values must be computed using a discount rate equal to the applicable Federal short-term rate.

     If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

     The Governing Document will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the Safe Harbor Regulations, unless the transferor has waived the requirement that the transferee do so.

     Prospective investors should consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

     We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

     See "--REMICs--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

     Mark-to-Market Rules. Regulations under Section 475 of the Internal Revenue Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Internal Revenue Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

     Transfers of REMIC Residual Certificates to Investors That are Foreign Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing Documents.

     Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

     o   an individual,

     o   an estate or trust, or

     o a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

     then--

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

     o an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

     o the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer's adjusted gross income.

     In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced.

     Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

     o   an individual,

     o   an estate or trust, or

     o a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or
Section 68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

     o   an individual,

     o   an estate or trust, or

     o a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal:

     o   the cost of the certificate to that certificateholder, increased by

     o income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

     o payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as described below in this "--Sales of REMIC Certificates" subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Internal Revenue Code, which is generally property held for investment.

     In addition to the recognition of gain or loss on actual sales, the Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--


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

     o   entitle the holder to a specified principal amount,

     o   pay interest at a fixed or variable rate, and

     o   are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

     o the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

     o the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the "wash sale" rules of Section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

     o   reacquires that same REMIC residual certificate,


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     o   acquires any other residual interest in a REMIC, or

     o   acquires any similar interest in a taxable mortgage pool, as defined in
         Section 7701(i) of the Internal Revenue Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

     o   the disposition of a non-defaulted mortgage loan,

     o the receipt of income from a source other than a mortgage loan or other permitted investments,

     o   the receipt of compensation for services, or

     o the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Internal Revenue Code.

     Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

     o   the person has sufficient assets to do so, and

     o the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Particular Organizations. If a REMIC residual certificate is transferred to a Disqualified Organization, a tax will be imposed in an amount equal to the product of:

     o the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

     o the highest marginal federal income tax rate applicable to corporations.

     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.


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

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

     o   events that have occurred up to the time of the transfer,

     o   the prepayment assumption, and

     o any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

     o the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

     o as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

     o the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization, and

     o   the highest marginal federal income tax rate imposed on corporations.

     A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

     o the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder, or

     o a statement under penalties of perjury that the record holder is not a Disqualified Organization.

     If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a Pass-Through Entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

     o the residual interests in the entity are not held by Disqualified Organizations, and

     o the information necessary for the application of the tax described in this prospectus will be made available.

     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     Termination. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of


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

a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

     As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

     o   income,

     o   deductions,

     o   gains,

     o   losses, and

     o   classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     No REMIC will be registered as a tax shelter under Section 6111 of the Internal Revenue Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

     o   corporations,

     o   trusts,

     o   securities dealers, and

     o   various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

     o 30 days after the end of the quarter for which the information was requested, or

     o   two weeks after the receipt of the request.

     Reporting with respect to REMIC residual certificates, including--

     o   income,


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     o   excess inclusions,

     o   investment expenses, and

     o   relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount."

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code if recipients of these payments:

     o fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

     o   otherwise fail to establish an exemption from this tax.

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is--

     o   a foreign person, and

     o not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with applicable identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

     For these purposes, a foreign person is anyone other than a U.S. Person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

     o   owns 10% or more of one or more underlying mortgagors, or


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

     o if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

     Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

     o   foreign persons, or

     o U.S. Persons, if classified as a partnership under the Internal Revenue Code, unless all of their beneficial owners are U.S. Persons.

FASITS

     General. An election may be made to treat the trust for a series of offered certificates or specified assets of that trust, as a financial asset securitization investment trust, or FASIT, within the meaning of Section 860L(a) of the Internal Revenue Code. The election would be noted in the applicable prospectus supplement. If a FASIT election is made, the offered certificates will be designated as classes of regular interests in that FASIT, and there will be one class of ownership interest in the FASIT. With respect to each series of offered certificates as to which the related tax administrator makes a FASIT election, and assuming, among other things--

     o   the making of an appropriate election, and

     o   compliance with the related Governing Document,

our counsel will deliver its opinion generally to the effect that:

     o   the relevant assets will qualify as a FASIT,

     o those offered certificates will be FASIT regular certificates, representing FASIT regular interests in the FASIT, and

     o one class of certificates of the same series will be the FASIT ownership certificates, representing the sole class of ownership interest in the FASIT.

     Only FASIT regular certificates are offered by this prospectus. If so specified in the applicable prospectus supplement, a portion of the trust for a series of certificates as to no FASIT election is made may be treated as a grantor trust for federal income tax purposes. See "--Grantor Trusts."

     On February 4, 2000, the Treasury Department issued proposed regulations relating to FASITs. References to the "FASIT proposed regulations" in this discussion refer to those proposed regulations. The proposed regulations have not been adopted as final and, in general, are not proposed to be effective as of the date of this prospectus. They nevertheless are indicative of the rules the Treasury Department currently views as appropriate with regard to the FASIT provisions.

     Characterization of Investments in FASIT Regular Certificates. FASIT regular certificates held by a real estate investment trust will, unless otherwise provided in the related prospectus supplement, constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and interest on the FASIT regular certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code in the same proportion, for both purposes, that the assets and income of the FASIT would be so treated. FASIT regular certificates held by a domestic building and loan association will be treated as "regular interest[s] in a FASIT" under Section 7701(a)(19)(C)(xi) of the Internal Revenue Code, but only in the proportion that the FASIT holds "loans secured by an interest in real property which is residential real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code. For this purpose, mortgage loans secured by multifamily residential housing should qualify. It is also likely that mortgage loans secured by health care related facilities would qualify


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

as "loans secured by an interest in health institutions or facilities, including structures designed or used primarily for residential purposes for persons under care" within the meaning of Section 7701(a)(19)(C)(vii) of the Internal Revenue Code. If at all times 95% or more of the assets of the FASIT or the income on those assets qualify for the foregoing treatments, the FASIT regular certificates will qualify for the corresponding status in their entirety. Mortgage loans which have been defeased with Treasury obligations and the income from those loans will not qualify for the foregoing treatments. Accordingly, the FASIT regular certificates may not be a suitable investment for you if you require a specific amount or percentage of assets or income meeting the foregoing treatments. For purposes of Section 856(c)(4)(A) of the Internal Revenue Code, payments of principal and interest on a mortgage loan that are reinvested pending distribution to holders of FASIT regular certificates should qualify for that treatment. FASIT regular certificates held by a regulated investment company will not constitute "government securities" within the meaning of Section 851(b)(4)(A)(i) of the Internal Revenue Code. FASIT regular certificates held by various financial institutions will constitute an "evidence of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code.

     Qualification as a FASIT.

     General. In order to qualify as a FASIT, the trust for a series of offered certificates or specified assets of that trust must comply with the requirements set forth in the Internal Revenue Code on an ongoing basis. The FASIT must fulfill an asset test, which requires that substantially all of the assets of the FASIT, as of, and at all times following, the close of the third calendar month beginning after the FASIT's startup day, which for purposes of this discussion is the date of the initial issuance of the FASIT regular certificates, be permitted assets for a FASIT.

     Permitted assets for a FASIT include--

     o   cash or cash equivalents,

     o specified types of debt instruments, other than debt instruments issued by the owner of the FASIT or a related party, and contracts to acquire those debt instruments,

     o   hedges and contracts to acquire hedges,

     o   foreclosure property, and

     o   regular interests in another FASIT or in a REMIC.

As discussed below in this "--Qualification as a FASIT" subsection, specified restrictions apply to each type of permitted asset.

     Under the FASIT proposed regulations, the "substantially all" requirement would be met if at all times the aggregate adjusted basis of the permitted assets is more than 99 percent of the aggregate adjusted basis of all the assets held by the FASIT, including assets deemed to be held by the FASIT under
Section 860I(b)(2) of the Internal Revenue Code because they support a regular interest in the FASIT.

     The FASIT provisions also require the FASIT ownership interest to be held only by some fully taxable domestic corporations and do not recognize transfers of high-yield regular interests to taxpayers other than fully taxable domestic corporations or other FASITs. The related Governing Document will provide that no legal or beneficial interest in the ownership interest or in any class or classes of certificates that we determine to be high-yield regular interests may be transferred or registered unless all applicable conditions designed to prevent violation of this requirement, are met.

     Permitted Assets. The proposed regulations enumerate the types of debt that qualify as permitted assets for a FASIT. The FASIT provisions provide that permitted debt instruments must bear interest, if any, at a fixed or qualified variable rate. Under the FASIT proposed regulations, the definition of debt permitted to be held by a FASIT, would include--

     o   REMIC regular interests,

     o   regular interests of other FASITs,

     o   inflation indexed debt instruments,


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

     o   credit card receivables, and

     o   some stripped bonds and coupons.

However, under the FASIT proposed regulations, equity linked debt instruments and defaulted debt instruments would not be permitted assets for a FASIT. In addition, a FASIT may not hold--

     o   debt of the owner of the FASIT ownership interest,

     o debt guaranteed by the owner of the FASIT ownership interest in circumstances such that the owner is in substance the primary obligor on the debt instrument, or

     o debt issued by third parties that is linked to the performance or payments of debt instruments issued by the owner or a related person, are not permitted assets.

Finally, debt that is traded on an established securities market and subject to a foreign withholding tax is not a permitted asset for a FASIT.

     Permitted hedges include interest rate or foreign currency notional principal contracts, letters of credit, insurance, guarantees of payment default and similar instruments. These hedges must be reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on interests issued by the FASIT. The FASIT proposed regulations do not include a list of specified permitted hedges or guarantees, but rather focus on the intended function of a hedge and permit the contract to offset the following risk factors:

     o   fluctuations in market interest rates;

     o   fluctuations in currency exchange rates;

     o the credit quality of, or default on, the FASIT's assets or debt instruments underlying the FASIT's assets; and

     o the receipt of payments on the FASIT's assets earlier or later than originally anticipated.

     The FASIT proposed regulations prohibit a hedge or guarantee from referencing assets other than permitted assets, indices, economic indicators or financial averages that are not both widely disseminated and designed to correlate closely with the changes in one or more of the risk factors described above. However, under the FASIT proposed regulations, FASIT owners will be able to hold hedges or guarantees inside a FASIT that do not relate to the already issued regular interests, or to assets the FASIT already holds, if the FASIT expects to issue regular interests, or expects to hold assets, that are related to the hedge or guarantee in question. The proposed regulations also place restrictions on hedges and guarantees entered into with the holder of the FASIT ownership interest or a related party.

     Property acquired in connection with the default or imminent default of a debt instrument held by a FASIT may qualify both as foreclosure property and as a type of permitted asset under the FASIT provisions. It will in general continue to qualify as foreclosure property during a grace period that runs until the end of the third taxable year beginning after the taxable year in which the FASIT acquires the foreclosure property. Under the FASIT proposed regulations, if the foreclosure property also would qualify as another type of permitted asset, it may be held beyond the close of that grace period. However, at the close of the grace period, gain, if any, on the property must be recognized as if the property had been contributed by the owner of the FASIT on that date. In addition, the FASIT proposed regulations provide that, after the close of the grace period, disposition of the foreclosure property is potentially subject to a 100% prohibited transactions tax, without the benefit of an exception to this tax applicable to sales of foreclosure property.

     Permitted Interests. In addition to the foregoing, interests in a FASIT also must meet specified requirements. All of the interests in a FASIT must be either of the following:

     o   a single class of ownership interest, or

     o   one or more classes of regular interests.

     An ownership interest is an interest in a FASIT other than a regular interest that is issued on the startup day, is designated an ownership interest and is held by a single, fully-taxable, domestic corporation. A regular interest is an interest in a FASIT that is issued on or after the startup day with fixed terms, is designated as a regular interest, and--

     1. unconditionally entitles the holder to receive a specified principal amount or other similar amount,

     2. provides that interest payments or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate,

     3.  has a stated maturity of not longer than 30 years,

     4. has an issue price not greater than 125% of its stated principal amount, and

     5. has a yield to maturity not greater than 5 percentage points higher than the applicable Federal rate, as defined in Section 1274(d) of the Internal Revenue Code, for Treasury obligations of a similar maturity.

     A regular interest that is described in the preceding sentence except that it fails to meet one or more of requirements 1, 4 or 5, is a high-yield regular interest. Further, to be a high-yield regular interest, an interest that fails requirement 2 must consist of a specified portion of the interest payments on the permitted assets, determined by reference to the rules related to permitted rates for REMIC regular interests that have no, or a disproportionately small, amount of principal. An interest in a FASIT may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the ownership interest in the FASIT, and are contingent on--

     o   the absence of defaults or delinquencies on permitted assets,

     o   lower than reasonably expected returns on permitted assets,

     o   unanticipated expenses incurred by the FASIT, or

     o   prepayment interest shortfalls.

     Cessation of FASIT. If an entity fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for status as a FASIT during any taxable year, the Internal Revenue Code provides that the entity or applicable portion of that entity, will not be treated as a FASIT thereafter. In this event, any entity that holds mortgage loans and is the obligor with respect to debt obligations with two or more maturities will be classified, presumably, as a taxable mortgage pool under general federal income tax principles, and the FASIT regular certificates may be treated as equity interests in the entity. Under the FASIT proposed regulations, the underlying arrangement generally cannot reelect FASIT status and any election a FASIT owner made, other than the FASIT election, and any method of accounting adopted with respect to the FASIT assets, binds the underlying arrangement as if the underlying arrangement itself had made those elections or adopted that method. In the case of an inadvertent cessation of a FASIT, under the FASIT proposed regulations, the Commissioner of the IRS may grant relief from the adverse consequences of that cessation, subject to those adjustments as the Commissioner may require the FASIT and all holders of interests in the FASIT to accept with respect to the period in which the FASIT failed to qualify as such.

     Under the proposed FASIT regulations, apart from failure to qualify as a FASIT, a FASIT may not revoke its election or cease to be a FASIT without the consent of the Commissioner of the IRS.

     Regular interest holders, in the case of cessation of a FASIT, are treated as exchanging their FASIT regular interests for new interests in the underlying arrangement. The FASIT proposed regulations would classify the new interests under general principles of Federal income tax law, for example, as interests in debt instruments, as interest in a partnership or interests in an entity subject to corporate taxation, depending on what the classification of those interests would have been in the absence of a FASIT election. On the deemed receipt of that new interest, under the FASIT proposed regulations, you would be required to mark the new interests to market and to recognize gain, but would not be permitted to recognize loss, as though the old interest had been sold for an amount equal to the fair market value of the new interest. Your basis in the new interest deemed received in the underlying arrangement would equal your basis in the FASIT regular interest exchanged for it, increased by any gain you recognized on the deemed exchange.

     Taxation of FASIT Regular Certificates. The FASIT regular certificates generally will be treated for federal income tax purposes as newly-originated debt instruments. In general, subject to the discussion below concerning high-yield interests:

     o interest, original issue discount and market discount on a FASIT regular certificate will be treated as ordinary income to the holder of that certificate, and

     o principal payments, other than principal payments that do not exceed accrued market discount, on a FASIT regular certificate will be treated as a return of capital to the extent of the holder's basis allocable thereto.

     You must use the accrual method of accounting with respect to FASIT regular certificate, regardless of the method of accounting you otherwise use.

     Except as set forth in the applicable prospectus supplement and in the immediately following discussion concerning high-yield interests, the discussions above under the headings "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," "--Market Discount," "--Premium," and "--Realized Losses" will apply to the FASIT regular certificates. The discussion under the headings "--REMICs--Sale of REMIC Regular Certificates" will also apply to the FASIT regular certificates, except that the treatment of a portion of the gain on a REMIC regular interest as ordinary income to the extent the yield on those certificates did not exceed 110% of the applicable Federal rate will not apply.

     High Yield Interests; Anti-Avoidance Excise Taxes on Tiered
Arrangements. The taxable income, and the alternative minimum taxable income, of any holder of a high-yield interest may not be less than the taxable income from all high-yield interests and FASIT ownership interests that it holds, together with any excess inclusions with respect to REMIC residual interests that it owns.

     High yield interests may only be held by fully taxable, domestic C corporations or another FASIT. Any attempted transfer of a high-yield interest to any other type of taxpayer will be disregarded, and the transferor will be required to include in its gross income the amount of income attributable to the high-yield interest notwithstanding its attempted transfer. The related Governing Document will contain provisions and procedures designed to assure that, in general, only domestic C corporations or other FASITs may acquire high-yield interests. There is an exception allowing non-corporate taxpayers that hold high-yield interest exclusively for sale to customers in the ordinary course of business to do so, subject to an excise tax imposed at the corporate income tax rate if the holder ceases to be a dealer or begins to hold the high-yield interest for investment. Unless otherwise specified in the prospectus supplement, the related Governing Document will also allow those holders to hold high-yield interests.

     To prevent the avoidance of these rules through tiered arrangements, an excise tax is imposed on any Pass-Through Entity, which, under the FASIT proposed regulations, includes a REMIC, that:

     o holds any FASIT regular interest, whether or not that FASIT regular interest is a high-yield interest; and

     o   issues a debt or equity interest that is--

         1.    supported by that FASIT regular interest, and

         2. has a yield, higher than the yield on that FASIT regular interest, that would cause that debt or equity interest to be a high yield interest if it had been issued by a FASIT.

Under the statute, the amount of that tax, which is imposed on the Pass-Through Entity, is the highest corporate income tax rate applied to the income of the holder of the debt or equity interest properly attributable to the FASIT regular interest that supports it. The proposed FASIT regulations provide that the tax is an excise tax that must be paid on or before the due date of the Pass-Through Entity's tax return for the taxable year in which it issues that debt or equity interest. This appears to contemplate a one-time payment on all future income from the FASIT regular interest that is projected to be properly attributable to the debt or equity interest it supports. It is not clear how this amount is to be determined.

     Prohibited Transactions and Other Taxes. Income or gain from prohibited transactions by a FASIT are taxable to the holder of the ownership interest in that FASIT at a 100% rate. Prohibited transactions generally include, under the FASIT statutory provisions and proposed FASIT regulations:


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     o   the receipt of income from other than permitted assets;

     o   the receipt of compensation for services;

     o   the receipt of any income derived from a loan originated by the FASIT;
         or

     o the disposition of a permitted asset, including disposition in connection with a cessation of FASIT status, other than for--

         1. foreclosure, default, or imminent default of a qualified mortgage,

         2.    bankruptcy or insolvency of the FASIT,

         3. substitution for another permitted debt instrument or distribution of the debt instrument to the holder of the ownership interest to reduce overcollateralization, but only if a principal purpose of acquiring the debt instrument which is disposed of was not the recognition of gain, or the reduction of a loss, on the withdrawn asset as a result of an increase in the market value of the asset after its acquisition by the FASIT, or

         4.    the retirement of a class of FASIT regular interests.

     The proposed regulations presume that some transactions will be loan originations, but also provide safe harbors for loans originated by the FASIT. The proposed safe harbors apply in the following circumstances:

     o if the FASIT acquires the loan from an established securities market as described in Treasury regulation Sections 1.1273-2(f)(2) through (4),

     o if the FASIT acquires the loan more than one year after the loan was issued,

     o if the FASIT acquires the loan from a person that regularly originates similar loans in the ordinary course of business,

     o if the FASIT receives any new loan from the same obligor in exchange for the obligor's original loan in the context of a work out, and

     o when the FASIT makes a loan under a contract or agreement in the nature of a line of credit the FASIT is permitted to hold.

     The FASIT provisions generally exclude from prohibited transactions the substitution of a debt instruments for another debt instrument which is a permitted asset and the distribution of a debt instrument contributed by the holder of the ownership interest to that holder in order to reduce over-collateralization of the FASIT. In addition, the FASIT proposed regulations also exclude transactions involving the disposition of hedges from the category of prohibited transactions. However, the proposed regulations deem a distribution of debt to be carried out principally to recognize gain, and to be a prohibited transaction, if the owner or related person sells the substituted or distributed debt instrument at a gain within 180 days of the substitution or distribution. It is unclear the extent to which tax on those transactions could be collected from the FASIT directly under the applicable statutes rather than from the holder of the ownership interest. However, under the related Governing Document, any prohibited transactions tax that is not payable by a party thereto as a result of its own actions will be paid by the FASIT. It is not anticipated that the FASIT will engage in any prohibited transactions.

     Taxation of Foreign Investors. The federal income tax treatment of non-U.S. Persons who own FASIT regular certificates that are not high-yield interests is the same as that described above under "--REMICs--Foreign Investors in REMIC Regular Certificates." However, if you are a non-U.S. Person and you hold a regular interest, either directly or indirectly, in a FASIT, you should note that under the FASIT proposed regulations, interest paid or accrued on a debt instrument held by the FASIT is treated as being received by you directly from a conduit debtor for purposes of Subtitle A of the Internal Revenue Code and the regulations thereunder if:

     o you are a 10% shareholder of an obligor on a debt instrument held by the FASIT;

     o you are a controlled foreign corporation to which an obligor on a debt instrument held by the FASIT is a related person; or


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     o   you are related to such an obligor that is a corporation or partnership, in general, having common ownership to a greater than 50% extent.

     If you believe you may be in one of these categories, you should consult with your tax advisors, in particular concerning the possible imposition of United States withholding taxes at a 30% rate on interest paid with respect to a FASIT regular interest under these circumstances.

     High-yield FASIT regular certificates may not be sold to or beneficially owned by non-U.S. Persons. Any purported transfer to a non-U.S. Person will be null and void and, upon the related trustee's discovery of any purported transfer in violation of this requirement, the last preceding owner of those FASIT regular certificates will be restored to ownership as completely as possible. The last preceding owner will, in any event, be taxable on all income with respect to those FASIT regular certificates for federal income tax purposes. The related Governing Document will provide that, as a condition to transfer of a high-yield FASIT regular certificate, the proposed transferee must furnish an affidavit as to its status as a U.S. Person and otherwise as a permitted transferee.

     Backup Withholding. Payments made on the FASIT regular certificates, and proceeds from the sale of the FASIT regular certificates to or through some brokers, may be subject to a backup withholding tax under Section 3406 of the Internal Revenue Code in the same manner as described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above.

     Reporting Requirements. Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the FASIT regular certificates will be made annually to the IRS and to investors in the same manner as described above under "--REMICs-- Reporting and Other Administrative Matters" above.

GRANTOR TRUSTS

     Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code and not as a partnership or an association taxable as a corporation.

     A grantor trust certificate may be classified as either of the following types of certificate:

     o a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

     o a grantor trust strip certificate representing ownership of all or a portion of the difference between--

         1. interest paid on the mortgage loans constituting the related grantor trust, minus

         2.    the sum of:

               o    normal administration fees, and

               o interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust

     A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

     Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

     o "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;


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     o   "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Internal Revenue Code;

     o "permitted assets" within the meaning of Section 860L(c) of the Internal Revenue Code; and

     o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

     o consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section
         7701(a)(19)(C)(v) of the Internal Revenue Code,

     o consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code, and

     o the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

     The grantor trust strip certificates will be:

     o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Internal Revenue Code, and

     o in general, "permitted assets" within the meaning of Section 860L(c) of the Internal Revenue Code.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of grantor trust fractional interest certificates generally:

     o will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

     o will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Internal Revenue Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount.

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.


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     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

     o a class of grantor trust strip certificates is issued as part of the same series, or

     o we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

     o   a master servicer,

     o   a special servicer,

     o   any sub-servicer, or

     o   their respective affiliates.

     With respect to certain categories of debt instruments, Section 1272(a)(6) of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

     Legislation enacted in 1997 extended the scope of that section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the Internal Revenue Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code. This is subject, however, to the discussion below regarding:

     o   the treatment of some stripped bonds as market discount bonds, and

     o   de minimis market discount.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates-- Market Discount" below.

     The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month to the extent it constitutes "qualified stated interest" in accordance with its normal method of accounting. See "REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in this prospectus for a description of qualified stated interest.


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     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated interest, if any, and the certificate's share of reasonable servicing fees and other expenses.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of that income that accrues in any month would equal the product of:

     o the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "--Grantor Trusts--Sales of Grantor Trust Certificates," and

     o the yield of that grantor trust fractional interest certificate to the holder.

     The yield would be computed at the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses and is based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

     o a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

     o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

     o   the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury Regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:


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     o   there is no original issue discount or only a de minimis amount of original issue discount, or

     o the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

     o   0.25% of the stated redemption price, and

     o   the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on mortgage loans will equal the difference between:

     o   the stated redemption price of the mortgage loans, and

     o   their issue price.

     For a definition of "stated redemption price," see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate


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adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

     The adjusted issue price of a mortgage loan on any given day equals the sum of:

     o the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

     o the daily portions of original issue discount for all days during the accrual period prior to that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

     o   the issue price of the mortgage loan, increased by

     o the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

     o the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

     o a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

     o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

     o   the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

     o in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

     o in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

     If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described in the next paragraph, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer


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to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

     o be allocated among the payments of stated redemption price on the mortgage loan, and

     o be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of Section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

     o   the price paid for that grantor trust strip certificate by you, and

     o the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

     o an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.


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     Such yield will accrue based generally on the method described in Section
1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable" above.

     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on:

     o the prepayment assumption we will disclose in the related prospectus supplement, and

     o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

     o   the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this "--Sales of Grantor Trust Certificates" subsection. The amount recognized equals the difference between:

     o the amount realized on the sale or exchange of a grantor trust certificate, and

     o   its adjusted basis.

     The adjusted basis of a grantor trust certificate generally will equal:

     o   its cost, increased by

     o any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

     o any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.


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     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of
Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o   entitle the holder to a specified principal amount,

     o   pay interest at a fixed or variable rate, and

     o   are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

     o the amount of servicing compensation received by a master servicer or special servicer, and

     o all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On June 20, 2002, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the


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responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as any entity classified as a "trust" under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

     o   a custodian of a person's account,

     o   a nominee, and

     o   a broker holding an interest for a customer in street name.

     These regulations are proposed to be effective on January 1, 2004.

     Backup Withholding. In general, the rules described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

     Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984, as amended.

     To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Internal Revenue Code from United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                       STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.


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                             ERISA CONSIDERATIONS
GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, imposes various requirements on--

     o   ERISA Plans, and

     o   persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans include corporate pension and profit sharing plans as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

     Governmental plans and, if they have not made an election under Section 410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of ERISA or the Internal Revenue Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including--

     o   investment prudence and diversification, and

     o   compliance with the investing ERISA Plan's governing documents.

     Section 406 of ERISA also prohibit a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory or administrative exemption exists. Section 4975 of the Internal Revenue Code contains similar prohibitions applicable to the assets of an I.R.C. Plan. For purposes of this discussion, Plans include ERISA Plans as well as individual Keogh Plans.

     The types of transactions between Plans and Parties in Interest that are prohibited include:

     o   sales, exchanges or leases of property;

     o   loans or other extensions of credit; and

     o   the furnishing of goods and services.

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. Section 2510.3-101 of the Plan Asset Regulations provides that when a Plan acquires an equity interest in an entity, the assets of that Plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include both Plans and some employee benefit plans not subject to ERISA or
Section 4975 of the Internal Revenue Code, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:


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

     1. those with discretionary authority or control over the assets of the entity,

     2. those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

     3. those who are affiliates of the persons described in the preceding clauses 1. and 2.

     In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

     A fiduciary of an investing Plan is any person who--

     o has discretionary authority or control over the management or disposition of the assets of that Plan, or

     o provides investment advice with respect to the assets of that Plan for a fee.

     If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be

     o   deemed to be a fiduciary with respect to the investing Plan, and

     o   subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that Plan and the Party in Interest.

     The Plan Asset Regulations provide that where a Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

     In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

     If you are the fiduciary of a Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

PROHIBITED TRANSACTION EXEMPTIONS

     If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

     o Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving Plans and broker-dealers, reporting dealers and banks;

     o Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

     o Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;


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

     o Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a "qualified professional asset manager;"

     o Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and

     o Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an "in-house asset manager."

     We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.

UNDERWRITER'S EXEMPTION

     It is expected that Lehman Brothers Inc. will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued Prohibited Transaction Exemption 91-14 to a predecessor in interest to Lehman Brothers Inc. Subject to the satisfaction of the conditions specified in that exemption, PTE 91-14, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41, generally exempts from the application of the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, various transactions relating to, among other things--

     o the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts, and

     o the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Lehman Brothers Inc. or any person affiliated with Lehman Brothers Inc., such as particular classes of the offered certificates.

     The related prospectus supplement will state whether PTE 91-14 is or may be available with respect to any offered certificates underwritten by Lehman Brothers Inc.

INSURANCE COMPANY GENERAL ACCOUNTS

     Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

     Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c) of ERISA.

CONSULTATION WITH COUNSEL

     If you are a fiduciary for a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should:


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

     o   consider your general fiduciary obligations under ERISA, and

     o   consult with your legal counsel as to--

         1. the potential applicability of ERISA and Section 4975 of the Internal Revenue Code to that investment, and

         2. the availability of any prohibited transaction exemption in connection with that investment.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Internal Revenue Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" in this prospectus.

                               LEGAL INVESTMENT

     If and to the extent specified in the related prospectus supplement, certain classes of the offered certificates of any series will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     Generally, the only classes of offered certificates that will qualify as "mortgage related securities" will be those that: (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

     Mortgage related securities are legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees and pension funds--

     o that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

     o   whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures,


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states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

     o federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented by those securities; and

     o federal credit unions may invest in mortgage related securities and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. Section 24 (Seventh), subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

     Effective December 31, 1996, the OCC amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5, some Type IV securities, which are defined in 12 C.F.R. Section 1.2(m) to include certain commercial mortgage-related securities and residential mortgage-related securities. As defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

     The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities (other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities) under limited circumstances, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2).

     The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statues, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions that may restrict or prohibit investment in securities that are not "interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

     Except as to the status of some classes as "mortgage related securities," we make no representations as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisor in determining whether and to what extent--

     o the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

     o   if applicable, SMMEA has been overridden in your State.

                                USE OF PROCEEDS

     Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                            METHOD OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

     1. by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     2.  by placements by us with institutional investors through dealers; and

     3.  by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

     o the obligations of the underwriters will be subject to various conditions precedent,

     o the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

     o in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                                 LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--


     o   Sidley Austin Brown & Wood LLP;

     o   Cadwalader, Wickersham & Taft LLP;

     o   Skadden, Arps, Slate, Meagher & Flom LLP; or

     o   Thacher Proffitt & Wood LLP.

                             FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                    RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

     o   whether the price paid for those certificates is fair;

     o whether those certificates are a suitable investment for any particular investor;

     o   the tax attributes of those certificates or of the related trust;

     o the yield to maturity or, if they have principal balances, the average life of those certificates;

     o the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     o the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

     o whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

     o the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

     o if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                   GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "Committee Report" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

     "Disqualified Organization" means:

     o   the United States,

     o   any State or political subdivision of the United States,

     o   any foreign government,

     o   any international organization,

     o any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or the Freddie Mac,

     o any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or

     o any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code.

     "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Plan" means any employee benefit plan that is subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended.

     "Euroclear Operator" means Euroclear Bank, S.A./N.V., as operator of the Euroclear System, or any successor entity.

     "Euroclear Terms and Conditions" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

     "Fannie Mae" means the Federal National Mortgage Association.

     "Farmer Mac" means the Federal Agricultural Mortgage Corporation.

     "FASIT" means a financial asset securitization trust, within the meaning of, and formed in accordance with, the Small Business Job Protection Act of 1996 and Sections 860I through 860L of the Internal Revenue Code.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "Freddie Mac" means the Federal Home Loan Mortgage Corporation.

     "Ginnie Mae" means the Government National Mortgage Association.

     "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

     "I.R.C. Plan" means a plan, arrangement or account that is subject to
Section 4975 of the Internal Revenue Code.

     "IRS" means the Internal Revenue Service.

     "Lender Liability Act" means the Asset Conservation Lender Liability and Deposit Insurance Act of 1996, as amended.

     "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "NCUA" means the National Credit Union Administration.

     "OCC" means the Office of the Comptroller of the Currency.

     "OTS" means the Office of Thrift Supervision.

     "Party In Interest" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of Section 4975 of the Internal Revenue Code.

     "Pass-Through Entity" means any:

     o   regulated investment company,

     o   real estate investment trust,

     o   trust,

     o   partnership, or

     o other entities described in Section 860E(e)(6) of the Internal Revenue Code.

     "Plan" means an ERISA Plan or an I.R.C. Plan.

     "Plan Asset Regulations" means the regulations of the U.S. Department of Labor promulgated under ERISA describing what constitutes the assets of a Plan.


     "PTE" means a Prohibited Transaction Exemption issued by the U.S. Department of Labor.

     "REIT" means a real estate investment trust within the meaning of Section 856(a) of the Internal Revenue Code.

     "Relief Act" means the Soldiers' and Sailors' Relief Act of 1940, as amended.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Internal Revenue Code.

     "Safe Harbor Regulations" means the final Treasury regulations issued on July 18, 2002.

     "SEC" means the Securities and Exchange Commission.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "SPA" means standard prepayment assumption.

     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

     "U.S. Person" means:

     o   a citizen or resident of the United States;

     o a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     o an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     o   a trust as to which--

         1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

         2. one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

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

     The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "LBUBS04C1.XLS." The spreadsheet file "LBUBS04C1.XLS" is a Microsoft Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption "Description of the Mortgage Pool" in, and on Annexes A-1, A-3, A-4 and B to, this prospectus supplement. Capitalized terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and the accompanying prospectus in its entirety prior to accessing the spreadsheet file.

(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

                             PROSPECTUS SUPPLEMENT

Important Notice About the Information Contained in this
  Prospectus Supplement and the Accompanying Prospectus ..........   S-3
Notice to Residents of the United Kingdom ........................   S-4
Summary of Prospectus Supplement .................................   S-5
Risk Factors .....................................................  S-40
Capitalized Terms Used in this Prospectus Supplement .............  S-55
Forward-Looking Statements .......................................  S-55
Description of the Mortgage Pool .................................  S-56
Servicing of the Underlying Mortgage Loans ....................... S-102
Description of the Offered Certificates .......................... S-129
Yield and Maturity Considerations ................................ S-149
Use of Proceeds .................................................. S-153
Federal Income Tax Consequences .................................. S-153
ERISA Considerations ............................................. S-156
Legal Investment ................................................. S-159
Method of Distribution ........................................... S-160
Legal Matters .................................................... S-161
Ratings .......................................................... S-161
Glossary ......................................................... S-162
ANNEX A-1--Certain Characteristics of Individual Underlying
  Mortgage Loans .................................................   A-1
ANNEX A-2--Certain Characteristics of the Mortgage Pool ..........   A-2
ANNEX A-3--Certain Monetary Terms of the Underlying
  Mortgage Loans .................................................   A-3
ANNEX A-4--Certain Information Regarding Reserves ................   A-4
ANNEX B--Certain Information Regarding Multifamily
  Properties .....................................................     B
ANNEX C-1--Price/Yield Tables ....................................   C-1
ANNEX C-2--Decrement Tables ......................................   C-2
ANNEX D--Form of Payment Date Statement ..........................     D
ANNEX E--Reference Rate Schedule .................................     E
ANNEX F--Global Clearance and Tax Documentation
  Procedures .....................................................     F

                                 PROSPECTUS
Important Notice About the Information Presented in this
  Prospectus .....................................................     3
Available Information; Incorporation by Reference ................     3
Summary of Prospectus ............................................     4
Risk Factors .....................................................    13
Capitalized Terms Used in this Prospectus ........................    29
Description of the Trust Assets ..................................    30
Yield and Maturity Considerations ................................    52
Structured Asset Securities Corporation II .......................    57
Description of the Certificates ..................................    57
Description of the Governing Documents ...........................    65
Description of Credit Support ....................................    74
Legal Aspects of Mortgage Loans ..................................    76
Federal Income Tax Consequences ..................................    88
State and Other Tax Consequences .................................   124
ERISA Considerations .............................................   125
Legal Investment .................................................   128
Use of Proceeds ..................................................   130
Method of Distribution ...........................................   130
Legal Matters ....................................................   131
Financial Information ............................................   131
Rating ...........................................................   131
Glossary .........................................................   133

      Until April 28, 2004, all dealers that effect transactions in the offered certificates, whether or not participating in this offering, may be required to deliver this prospectus supplement and the accompanying prospectus. This delivery requirement is in addition to the obligation of dealers to deliver this prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================

                                 $1,305,039,000
                                 (APPROXIMATE)





                               LB-UBS COMMERCIAL
                             MORTGAGE TRUST 2004-C1


                        COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 2004-C1



                  CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4,
                 CLASS B, CLASS C, CLASS D, CLASS E AND CLASS F



       ----------------------------------------------------------------

                             PROSPECTUS SUPPLEMENT

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                              UBS INVESTMENT BANK


                                LEHMAN BROTHERS






                               JANUARY 23, 2004

================================================================================